UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

SCHEDULE 14A

__________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TWELVE SEAS INVESTMENT COMPANY II

(Exact name of registrant as specified in its charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2024

Twelve Seas Investment Company II

228 Park Avenue S.
Suite 89898
New York, NY 10003-1502

Dear Twelve Seas Investment Company II Stockholders:

On December 22, 2023, Twelve Seas Investment Company II, a Delaware corporation (“Twelve Seas”, and after the Business Combination described below, “New Crystal Lagoons”), Twelve Seas II Merger Sub 1 Inc., a Delaware corporation and direct wholly-owned subsidiary of Twelve Seas (“Merger Sub 1”), Twelve Seas II Merger Sub 2 LLC, a Delaware limited liability company and wholly-owned direct subsidiary of Twelve Seas (“Merger Sub 2”), Crystal Lagoons U.S. Corp., a Delaware corporation (“Legacy Crystal Lagoons”), and CL Newco Inc., a Delaware corporation (“Crystal Lagoons”) entered into an Agreement and Plan of Merger (as it may be amended and/or restated from time to time, the “Merger Agreement”).

If the Merger Agreement and the transactions contemplated thereby are adopted and approved by Twelve Seas’ stockholders, and the Contribution and Conversion described below are completed, then, pursuant to the Merger Agreement, (a) Merger Sub 1 will merge with and into Crystal Lagoons (the “First Merger”), with Crystal Lagoons continuing as the surviving entity of the First Merger and a wholly-owned subsidiary of Twelve Seas, and (b) immediately following the First Merger, Crystal Lagoons, as the surviving entity of the First Merger, will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the Mergers and other transactions described in the Merger Agreement, the “Business Combination”), with Merger Sub 2 continuing as the surviving entity of the Second Merger. The requisite approval of the Crystal Lagoons stockholders has already been obtained by the delivery of a written consent of a sufficient number of Crystal Lagoons stockholders to approve the Business Combination. On the date of the closing (the “Closing”) of the Business Combination (the “Closing Date”), (1) as a result of the First Merger, all shares of common stock of Crystal Lagoons, par value $0.01 per share (the “Crystal Lagoons Common Stock”) issued and outstanding (other than the shares of Crystal Lagoons common stock owned by Legacy Crystal Lagoons or any subsidiary of Legacy Crystal Lagoons and the shares of Crystal Lagoons immediately prior to the First Merger Effective Time and the shares of Crystal Lagoons Common Stock held by holders demanding appraisal rights who have not voted in favor or consented to the First Merger) immediately prior to the effective time of the First Merger (“First Merger Effective Time”) will be automatically canceled and will cease to exist in exchange for the right to receive 35,000,000 shares of New Crystal Lagoons Class A Common Stock, par value $0.0001 per share (“New Crystal Lagoons Common Stock”), valued at $10.00 per share (the “Closing Merger Shares Consideration”), and the right to receive up to an additional 1,225,000 shares of New Crystal Lagoons Common Stock (the “Earnout Shares”) based on the price performance of the New Crystal Lagoons Common Stock during certain specified periods of time following the Closing, and (2) as a result of the Second Merger, each share of Crystal Lagoons Common Stock issued and outstanding immediately prior to the effective time of the Second Merger (“Second Merger Effective Time”) will be automatically cancelled and will cease to exist, and no consideration shall be paid in consideration thereof, and each limited liability company interest of Merger Sub 2 will remain outstanding as a limited liability company interest of Merger Sub 2.

In connection with the Closing, not less than one business day prior to the Closing Date, (1) Crystal Lagoons and all of the then stockholders of Legacy Crystal Lagoons shall enter into a contribution agreement providing for the contribution by all of the then holders of all of the then outstanding shares of capital stock of Legacy Crystal Lagoons to Crystal Lagoons in consideration of the issuance by Crystal Lagoons of an equal number of shares of Crystal Lagoons Common Stock (the consummation of the transactions provided in the foregoing clause, the “Contribution”) and pursuant to such Contribution, the former stockholders of Legacy Crystal Lagoons will become stockholders of Crystal Lagoons and Legacy Crystal Lagoons will become a wholly-owned subsidiary of Crystal Lagoons, and (2) after the consummation of the Contribution, Legacy Crystal Lagoons and Crystal Lagoons, as the then sole stockholder of Legacy Crystal Lagoons, shall cause Legacy Crystal Lagoons to be converted from a Delaware corporation to a Delaware limited liability company and all of the issued and outstanding shares of capital stock of Legacy Crystal Lagoons held by Crystal Lagoons immediately prior to the effective time of such conversion shall be converted into all of the limited liability company interests of Legacy Crystal Lagoons, as a Delaware limited liability company, and Crystal Lagoons shall be admitted as the sole member of Legacy Crystal Lagoons, as a Delaware limited liability company, all in accordance with Delaware General Corporation Law (“DGCL”) and the Delaware Limited Liability Company Act (“DLLCA”) (the consummation of the transactions provided in the foregoing clause, the “Conversion”).

On February 6, 2023, all 8,625,000 shares of Twelve Seas Class B common stock issued prior to Twelve Seas’ initial public offering (along with the shares of Twelve Seas Class A common stock which such shares were converted into, the “Founder Shares”) and held by our sponsor, Twelve Seas Sponsor II LLC (the “Sponsor”) and Mizuho, were converted into shares of Twelve Seas Class A common stock on a one-for-one basis at the election of the Sponsor. In connection with the Closing, an aggregate of 6,570,000 Founder Shares held by the Sponsor and Mizuho will automatically be forfeited (the “Sponsor Forfeiture”). In addition, the Sponsor entered into a support agreement pursuant to which, among other things, the Sponsor agreed that if Twelve Seas’ transaction expenses exceed $1,900,000, the Sponsor shall, at its election, (a) pay to Twelve Seas an amount in cash equal to the amount by which Twelve Seas’ transaction expenses exceed $1,900,000 (the “Excess Expense Amount”), (b) irrevocably forfeit and surrender, for no consideration, a number of shares of Twelve Seas Class A common stock equal to (i) the Excess Expense Amount divided by (ii) $10.00, or (c) utilize a combination of the foregoing clauses (a) and (b). Notwithstanding the foregoing, the maximum number of shares of Twelve Seas Class A common stock that may be forfeited by Sponsor pursuant to such arrangement shall be 150,000 shares of Twelve Seas Class A common stock. The Sponsor and Twelve Seas also each agreed to use commercially reasonable efforts to reduce any liability resulting from any Excise Taxes incurred by it in connection with the Redemptions or the Transactions. Notwithstanding the foregoing, Twelve Seas agreed to timely pay any such Excise Taxes and, in connection therewith, Sponsor agreed to transfer 500,000 shares of Twelve Seas Class A Common Stock to or as directed by Crystal Lagoons.

The aggregate transaction consideration to be paid to holders of Crystal Lagoons Common Stock prior to the First Merger (the “Crystal Lagoons Stockholders”) will be a number of shares of New Crystal Lagoons Common Stock equal to $35 million, divided by $10.00. In accordance with the terms and subject to the conditions of the Merger Agreement, at the First Merger Effective Time, each share of Crystal Lagoons Common Stock outstanding as of immediately prior to the First Merger Effective Time will be converted into a right to receive a number of shares of New Crystal Lagoons Common Stock (with each share valued at $10.00).

In addition to the Closing Merger Shares Consideration set forth above, the Crystal Lagoons Stockholders will also have a contingent right to receive up to an additional 1,225,000 shares of New Crystal Lagoons Common Stock (the “Earnout Shares”), based on the price performance of the New Crystal Lagoons Common Stock during certain specified periods of time following the Closing. The Earnout Shares shall be earned and payable during the Earnout Period as follows:

(i)     if the dollar volume-weighted average price (“VWAP”) of the New Crystal Lagoons Common Stock equals or exceeds $15.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing Date) (the “Tier I Share Price Target”) for any 20 trading days within any 30 trading-day period during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “First Earnout Period”), New Crystal Lagoons shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares; and

(ii)    if the VWAP of the New Crystal Lagoons Common Stock equals or exceeds $17.50 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing Date) (the “Tier II Share Price Target”) for any 20 trading days within any 30 trading-day period during the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date (the “First Earnout Period”, and each of the First Earnout Period and the Second Earnout Period, an “Earnout Period”), New Crystal Lagoons shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares.

Any applicable Earnout Shares which had not yet been distributed shall also be distributed to the Crystal lagoons Stockholders upon the occurrence, during the relevant Earnout Period, of a change of control of New Crystal Lagoons with an implied consideration per share equal or greater to the Tier I Share Price Target or the Tier II Share Price Target, respectively.

The total number of shares of New Crystal Lagoons Common Stock expected to be issued in connection with the Closing is approximately 35,000,000, and assuming no redemptions of Public Shares by Twelve Seas Stockholders, holders of shares of Crystal Lagoons Common Stock as of immediately prior to the Closing are expected to hold, in the aggregate, approximately 89.3% of the issued and outstanding shares of New Crystal Lagoons Common Stock immediately following the Closing of the Business Combination.

Unless waived by Crystal Lagoons, the Merger Agreement provides that the obligation of Crystal Lagoons to consummate the Business Combination is conditioned on Twelve Seas (A) entering into a definitive credit agreement, duly executed by Twelve Seas and one or more funds or entities managed or advised by Farallon Capital Management, L.L.C. or its affiliates or (B) entering into a definitive credit agreement on substantially equivalent terms from another lender that is reasonably and mutually acceptable to Twelve Seas and Crystal Lagoons.

See the section entitled “The Business Combination” on page 23 of the attached proxy statement for further information on the consideration being paid to the Crystal Lagoons Stockholders in the Business Combination.

Twelve Seas’ units, Class A common stock and warrants are currently listed on the Nasdaq Stock Market LLC, under the symbols “TWLVU,” “TWLV,” and “TWLVW,” respectively. Twelve Seas intends to apply to continue the listing of the shares of common stock and warrants of New Crystal Lagoons on the Nasdaq Stock Market LLC under the symbols “CRYS” and “CRYSW”, respectively, upon the closing of the Business Combination. New Crystal Lagoons will not have units traded following the Closing, immediately prior to which, each unit will separate into its component securities. Following the Closing, Twelve Seas intends to change its name to “Crystal Lagoons Corp.”.

Twelve Seas is holding a special meeting in lieu of an annual meeting of its stockholders in order to obtain the stockholder approvals necessary to complete the Business Combination. At the Twelve Seas special meeting of stockholders, which will be held in a virtual format on            , 2024, at            , Eastern time, unless postponed or adjourned to a later date, Twelve Seas will ask its stockholders to adopt the Merger Agreement, thereby approving the Business Combination, and approve the other proposals described in this proxy statement.

As described in this proxy statement, certain holders of a requisite number of the outstanding shares of Legacy Crystal Lagoons Common Stock have delivered a written consent sufficient to approve and adopt the Merger Agreement and the Business Combination. Therefore, no additional approval or vote from any holders of any class or series of stock of Crystal Lagoons will be necessary to approve the Business Combination.

After careful consideration, the Twelve Seas board of directors has unanimously approved the Merger Agreement and the Business Combination, has determined that it is advisable to consummate the Business Combination and has approved the other proposals described in this proxy statement. The Twelve Seas board of directors recommends that its stockholders vote “FOR” the proposals described in this proxy statement.

More information about Twelve Seas, Legacy Crystal Lagoons, Crystal Lagoons and the Business Combination is contained in this proxy statement. Twelve Seas urges you to read the accompanying proxy statement, including the financial statements and annexes and other documents referred to herein, carefully and in their entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 42 OF THIS PROXY STATEMENT.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
Dimitri Elkin
, 2024	Chief Executive Officer

This proxy statement is dated            , 2024 and is first being mailed to the stockholders of Twelve Seas on or about that date.

TWELVE SEAS INVESTMENT COMPANY II

228 Park Avenue S., Suite 89898
New York, Ny 10003-1502

NOTICE OF SPECIAL MEETING IN LIEU OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON            , 2024

To the Stockholders of Twelve Seas Investment Company II:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2024 annual meeting of stockholders (the “special meeting”) of Twelve Seas Investment Company II, a Delaware corporation (“Twelve Seas,” “we,” “our” or “us”), will be held in virtual format on            , 2024, at            , Eastern time. The special meeting can be accessed by visiting             , where you will be able to listen to the meeting live and vote during the meeting. Additionally, you have the option to listen to the special meeting by dialing              (toll-free within the U.S. and Canada) or              (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is             , but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the special meeting by means of remote communication.

You are cordially invited to attend the special meeting, which will be held for the following purposes:

1.      Proposal No. 1 — The “Business Combination Proposal” — to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 22, 2023 (as it may be amended, supplemented and/or restated from time to time, the “Merger Agreement”), by and among Twelve Seas, Twelve Seas II Merger Sub 1 Inc., a Delaware corporation and direct wholly-owned subsidiary of Twelve Seas (“Merger Sub 1”), Twelve Seas II Merger Sub 2 LLC, a Delaware limited liability company and wholly-owned direct subsidiary of Twelve Seas (“Merger Sub 2”), Crystal Lagoons U.S. Corp., a Delaware corporation (“Legacy Crystal Lagoons”), and CL Newco Inc., a Delaware corporation (“Crystal Lagoons”), pursuant to which (a) Merger Sub 1 will merge with and into Crystal Lagoons (the “First Merger”), with Crystal Lagoons continuing as the surviving entity of the First Merger, and (b) immediately following the First Merger, Crystal Lagoons will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers” and, the Mergers and other transactions described in the Merger Agreement, the “Business Combination”), with Merger Sub 2 continuing as the surviving entity of the Second Merger, a copy of which is attached as Annex A to the proxy statement;

2.      Proposal No. 2 — The “Charter Amendment Proposal” — to consider and vote on a proposal to adopt the Proposed Certificate of Incorporation in the form attached as Annex B to the proxy statement (the “Charter Amendment Proposal”);

3.      Proposal Nos. 3A-3C — The “Governance Proposals” — to consider and vote on, on a non-binding advisory basis, three separate governance proposals relating to the following material differences between the Existing Certificate of Incorporation and the Proposed Certificate of Incorporation (collectively, the “Governance Proposals”):

(a)     change the name of Twelve Seas to “Crystal Lagoons Corp.” from the current name of “Twelve Seas Investment Company II” and remove certain provisions related to Twelve Seas’ status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination (the “Closing”) (Proposal No. 3A); and

(b)    decrease the total number of authorized shares of all classes of capital stock of Twelve Seas from 111,000,000 shares to 110,000,000 shares, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock and eliminate the rights and privileges of the Twelve Seas Class B common stock (Proposal No. 3B); and

(c)     increase the classes of directors from two to three, modify the provision for removal of directors and provide for automatic increases and decreases in the authorized number of directors during any period when preferred stockholders have the separate right to elect additional directors (Proposal No. 3C).

4.      Proposal No. 4 — The “Election of Directors Proposal” — to consider and vote on a proposal to elect, effective at Closing, six directors to serve staggered terms on our board of directors until the 2025, 2026 and 2027 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified;

5.      Proposal No. 5 — The “Equity Incentive Plan Proposal” — to consider and vote on a proposal to approve and adopt the 2024 Equity Incentive Plan established to be effective upon the Closing of the Business Combination;

6.      Proposal No. 6 — The “Nasdaq Proposal” — to consider and vote on a proposal to issue New Crystal Lagoons Class A common stock to the Crystal Lagoons Stockholders in the Business Combination, including the potential issuance of Earnout Shares; and

7.      Proposal No. 7 — The “Adjournment Proposal” — to consider and vote on a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, at the determination of the Twelve Seas Board.

Your attention is directed to the proxy statement accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor Advantage Proxy, EDOC’s proxy solicitor, at (877) 870-8565 or banks and brokers can call at (206) 870-8565.

All Twelve Seas stockholders are cordially invited to attend the special meeting in virtual format. Twelve Seas stockholders may attend, vote and examine the list of Twelve Seas stockholders entitled to vote at the special meeting by visiting              and entering the control number found on their proxy card, voting instruction form or notice included in their proxy materials. The special meeting will be held in virtual meeting format only. You will not be able to attend the special meeting physically. To ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,
Dimitri Elkin
, 2024	Chief Executive Officer

If you return your signed proxy without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.

All holders (the “Public Stockholders”) of shares of Class A common stock issued in Twelve Seas’ initial public offering (the “Public Shares”) have the right to have their Public Shares redeemed for cash in connection with the proposed Business Combination. Public Stockholders are not required to affirmatively vote for or against the Business Combination Proposal, to vote on the Business Combination Proposal at all, or to be holders of record on the record date in order to have their shares redeemed for cash. This means that any Public Stockholder holding Public Shares may exercise redemption rights regardless of whether they are entitled to vote on the Business Combination Proposal.

To exercise redemption rights, holders must tender their shares to Continental Stock Transfer & Trust Company, Twelve Seas’ transfer agent, no later than two (2) business days prior to the special meeting. You may tender your Public Shares by either delivering your stock certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s Deposit Withdrawal at Custodian System. If the Business Combination is not completed, then these shares will not be redeemed for cash. If you hold the shares in street name, you will need to instruct your bank or broker to withdraw the shares from your account in order to exercise your redemption rights. See “The Special Meeting of Twelve Seas Stockholders — Redemption Rights” for more specific instructions.

i

ii

SUMMARY OF CERTAIN MATERIAL TERMS OF THE BUSINESS COMBINATION

This summary, together with the sections titled “Questions and Answers About the Special Meeting of Twelve Seas Stockholders and the Related Proposals” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section titled “Frequently Used Terms.”

•        The parties to the Merger Agreement are Twelve Seas, Merger Sub 1, Merger Sub 2, Legacy Crystal Lagoons and Crystal Lagoons. Twelve Seas is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Legacy Crystal Lagoons is a private technology company which has developed and patented technology for creating crystal-clear lagoons of unlimited size. If the Merger Agreement and the transactions contemplated thereby are adopted and approved by Twelve Seas’ stockholders and the Contribution and Conversion described below are completed, (a) Merger Sub 1 will merge with and into Crystal Lagoons (the “First Merger”), with Crystal Lagoons continuing as the surviving entity of the First Merger, and (b) immediately following the First Merger, Crystal Lagoons will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”), with Merger Sub 2 continuing as the surviving entity of the Second Merger. See the section titled “The Business Combination Proposal — Structure of the Business Combination.”

•        Subject to the terms and conditions of the Merger Agreement, not less than one business day prior to the Closing Date, (1) Crystal Lagoons and all of the then stockholders of Legacy Crystal Lagoons shall enter into a contribution agreement providing for the contribution by all of the then holders of all of the then outstanding shares of capital stock of Legacy Crystal Lagoons to Crystal Lagoons in consideration of the issuance by Crystal Lagoons of an equal number of shares of Crystal Lagoons Common Stock (the consummation of the transactions provided in the foregoing clause, the “Contribution”) and pursuant to such Contribution, the former stockholders of Legacy Crystal Lagoons will become stockholders of Crystal Lagoons and Legacy Crystal Lagoons will become a wholly-owned subsidiary of Crystal Lagoons, and (2) after the consummation of the Contribution, Legacy Crystal Lagoons and Crystal Lagoons, as the then sole stockholder of Legacy Crystal Lagoons, shall cause Legacy Crystal Lagoons to be converted from a Delaware corporation to a Delaware limited liability company and all of the issued and outstanding shares of capital stock of Legacy Crystal Lagoons held by Crystal Lagoons immediately prior to the effective time of such conversion shall be converted into all of the limited liability company interests of Legacy Crystal Lagoons, as a Delaware limited liability company, and Crystal Lagoons shall be admitted as the sole member of Legacy Crystal Lagoons, as a Delaware limited liability company, all in accordance with Delaware General Corporation Law (“DGCL”) and the Delaware Limited Liability Company Act (“DLLCA”) (the consummation of the transactions provided in the foregoing clause, the “Conversion”).

•        Following the Closing, (1) as a result of the First Merger, all shares of common stock of Crystal Lagoons issued and outstanding (other than the shares of Crystal Lagoons Common Stock owned by Legacy Crystal Lagoons or any subsidiary of Legacy Crystal Lagoons (the “Crystal Lagoons Excluded Shares”) and the shares of Crystal Lagoons common stock held by holders who have not voted in favor of the First Merger or consented thereto in writing and demand appraisal rights (the “Crystal Lagoons Dissenting Shares”)) immediately prior to the effective time of the First Merger (“First Merger Effective Time”) will be automatically canceled and will cease to exist in exchange for the right to receive 35,000,000 shares of New Crystal Lagoons Common Stock (the “Closing Merger Shares Consideration”) valued at $10.00, and the right to receive up to an additional 1,225,000 shares of New Crystal Lagoons Common Stock (the “Earnout Shares”) based on the price performance of the New Crystal Lagoons Common Stock during certain specified periods of time following the Closing, and (2) as a result of the Second Merger, each share of Crystal Lagoons issued and outstanding immediately prior to the effective time of the Second Merger (“Second Merger Effective Time”) will be automatically cancelled and will cease to exist, and no consideration shall be paid in consideration thereof, and each limited liability company interest of Merger Sub 2 will remain outstanding as a limited liability company interest of Merger Sub 2.

•        Concurrently with the execution of the Merger Agreement, Twelve Seas, Crystal Lagoons and the Sponsor entered into the Sponsor Voting and Support Agreement, pursuant to which the Sponsor agreed to vote all shares of Twelve Seas Class A common stock held by it in favor of the Business Combination and each other proposal being submitted for the vote of Twelve Seas stockholders herein. The Sponsor will forfeit an aggregate of 6,170,000 Founder Shares held by the Sponsor. The Sponsor also agreed that if Twelve Seas’ transaction expenses exceed $1,900,000, the Sponsor shall either, at its election, (a) pay to Twelve Seas an amount in cash equal to the amount by which Twelve Seas’ transaction expenses exceed $1,900,000 (the “Excess Expense Amount”), (b) irrevocably forfeit and surrender, for no consideration, a number of shares of New Crystal Lagoons Common Stock equal to (i) the Excess Expense Amount divided by (ii) $10.00, or (c) utilize a combination of the foregoing clauses (a) and (b). Notwithstanding the foregoing, the maximum number of shares of New Crystal Lagoons Common Stock that may be forfeited by Sponsor pursuant to such arrangement shall be 150,000 shares of Twelve Seas Class A common stock. See the section titled “The Merger Agreement — Additional Agreements.”

•        Concurrently with the execution of the Merger Agreement, Twelve Seas and Crystal Lagoons entered into the Stockholder Voting and Support Agreement with certain persons who will become holders of Crystal Lagoons Common Stock (the “Crystal Lagoons Stockholders”) upon the completion of the Contribution and will hold shares of Crystal Lagoons capital stock sufficient to approve the First Merger and the other Transactions, each of such persons agreed to vote all of the securities of Crystal Lagoons issuable to them in connection with the Contribution in favor of the Merger Agreement and each other proposal being submitted to Crystal Lagoons Stockholders for approval in connection with the Business Combination. In addition, each such Crystal Lagoons Stockholder is prohibited from transferring Crystal Lagoons securities between the date of the completion of the Contribution and the date when the Stockholder Voting and Support Agreement is terminated in accordance with its terms, except for permitted transfers where the transferee also agrees to comply with the Stockholder Voting and Support Agreement. See the section titled “The Merger Agreement — Additional Agreements.”

•        Simultaneously with the Closing and as a condition to consummation of the transactions contemplated by the Merger Agreement, certain Crystal Lagoons Stockholders, representing 100% of the outstanding Crystal Lagoons capital stock, will enter into Lock-Up Agreements with Twelve Seas (collectively, the “Lock-Up Agreements”) pursuant to which such Crystal Lagoons Stockholders will agree not to transfer their shares of New Crystal Lagoons Common Stock received at Closing for a period of time commencing on the date of the Closing and ending on the earlier of (i) 180 days after the date of the Closing and (ii) the date on which Twelve Seas completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Twelve Seas’ stockholders having the right to exchange their shares of New Crystal Lagoons Common Stock for cash, securities or other property. See the section titled “The Merger Agreement — Additional Agreements.”

•        In connection with the Closing, Twelve Seas and Crystal Lagoons intend that certain Crystal Lagoons Stockholders will enter into a registration rights agreement, which will be effective as of the First Merger Effective Time, providing such Crystal Lagoons Stockholders with registration rights. See the section titled “The Merger Agreement — Additional Agreements.”

•        The Merger Agreement provides that the Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Twelve Seas and Crystal Lagoons; (ii) by either Twelve Seas or Crystal Lagoons if any of the conditions to Closing have not been satisfied or waived by May 31, 2024 (the “Outside Date”), provided, that such termination right will not be available to a party if the breach or violation by such party or its affiliates of any representation, warranty, covenant or obligation under the Merger Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; (iii) by either Twelve Seas or Crystal Lagoons if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable (and so long as the terminating party’s failure to comply with any provision of the Merger Agreement has not been a substantial cause of, or substantially resulted in, such action by such governmental authority); (iv) by either Twelve Seas or Crystal Lagoons in the event of the other party’s uncured breach or if any representation or warranty has become untrue or inaccurate, if such breach or inaccuracy would result in the failure of a closing condition (and so long as the terminating party is not also in material uncured breach under the Merger Agreement) and is uncured and continuing; (v) by Twelve Seas if there has been a Material Adverse Effect on Crystal Lagoons and its subsidiaries taken as a whole following the date of the Merger Agreement that is uncured and continuing; (vi) by Crystal Lagoons if there has been a Material Adverse Effect on Twelve Seas that is uncured and continuing; (vii) by either Twelve Seas or Crystal Lagoons if the stockholders of Twelve Seas do not approve the proposals described below at the special meeting; (vii) by either Twelve Seas or Crystal Lagoons if the required approval from Crystal Lagoons Stockholders is not obtained at a meeting of stockholders or via written consent by Crystal Lagoons Stockholders to approve the transactions contemplated by the Merger Agreement; and (viii) by Crystal Lagoons for any or no reason, subject to payment of a termination fee of $1,500,000. See the section titled “The Merger Agreement — Termination.”

•        In addition to voting on the Business Combination Proposal, the Twelve Seas stockholders will vote on the Charter Amendment Proposal, each of the Governance Proposals, the Election of Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal and, if necessary, the Adjournment Proposal. See the sections titled “The Charter Amendment Proposal,” “The Governance Proposals,” “The Election of Directors Proposal,” “The Equity Incentive Plan Proposal” “The Nasdaq Proposal,” and “The Adjournment Proposal.”

•        After the Business Combination, (1) if Twelve Seas’ nominees are elected to the Board, the directors of New Crystal Lagoons will be Fernando Fischmann Torres, Allen R. Weiss,         ,         ,          and          and (2) the executive officers of Legacy Crystal Lagoons will be the current executive officers of New Crystal Lagoons. See the sections titled “The Election of Directors Proposal” “Management of New Crystal Lagoons Following the Business Combination.”

FREQUENTLY USED TERMS

In this document:

“2024 Equity Incentive Plan” means the Crystal Lagoons Corp. 2024 Equity Incentive Plan.

“Additional PIPE Investment” means any additional subscription agreements relating to a private equity investment in Twelve Seas to purchase shares of New Crystal Lagoons Common Stock in connection with a private placement, and/or any forward purchase agreements or backstop agreements with potential investors entered into by Twelve Seas during the Interim Period.

“broker non-vote” means the failure of a Twelve Seas stockholder, who holds his, her or its shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“BCMA” means the Business Combination Marketing Agreement, dated as of February 25, 2021, by and between Twelve Seas and Mizuho.

“Business Combination” means the transactions contemplated by the Merger Agreement.

“Class A common stock” or “Twelve Seas Class A common stock” means Twelve Seas’ Class A common stock, par value $0.0001 per share.

“Closing” means the consummation of the Business Combination.

“Closing Date” means the date on which the Closing occurs.

“Closing Merger Shares Consideration” means 35,000,000 shares of New Crystal Lagoons Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consenting Crystal Lagoons Stockholders” means Crystal Lagoons Stockholders that are signatories to the Written Consent.

“Contribution” means the consummation of the transactions whereby, not less than one business day prior to the Closing Date, Crystal Lagoons and all of the then stockholders of Legacy Crystal Lagoons shall enter into a contribution agreement providing for the contribution by all of the then holders of all of the then outstanding shares of capital stock of Legacy Crystal Lagoons to Crystal Lagoons in consideration of the issuance by Crystal Lagoons of an equal number of shares of Crystal Lagoons Common Stock.

“Conversion” means the consummation of the transactions whereby, after the consummation of the Contribution, Legacy Crystal Lagoons and Crystal Lagoons, as the then sole stockholder of Legacy Crystal Lagoons, shall cause Legacy Crystal Lagoons to be converted from a Delaware corporation to a Delaware limited liability company and all of the issued and outstanding shares of capital stock of Legacy Crystal Lagoons held by Crystal Lagoons immediately prior to the effective time of such conversion shall be converted into all of the limited liability company interests of Legacy Crystal Lagoons, as a Delaware limited liability company, and Crystal Lagoons shall be admitted as the sole member of Legacy Crystal Lagoons, as a Delaware limited liability company, all in accordance with DGCL and the DLLCA.

“Crystal Lagoons” means CL Newco Inc., a newly incorporated Delaware corporation, which for purposes of this proxy statement, after the Closing, includes Legacy Crystal Lagoons.

“Crystal Lagoons Common Stock” means the common stock, par value $0.01 per share, of Crystal Lagoons.

“Crystal Lagoons Stockholders” means the Crystal Lagoons stockholders as of immediately prior to the Closing which for the avoidance of doubt is after the Contribution.

“December 2023 Note” means the promissory note, dated December 1, 2023, issued by Twelve Seas to the Sponsor for an aggregate principal amount of up to $900,000.

“DGCL” means the Delaware General Corporation Law.

“Crystal Lagoons Dissenting Shares” means the shares of Crystal Lagoons Common Stock held by holders demanding appraisal rights.

“DLLCA” means the Delaware Limited Liability Company Act.

“EBC” means EarlyBirdCapital, Inc., advisor to Crystal Lagoons in connection with the Business Combination.

“Earnout Shares” means the potential issuance of an aggregate of 1,225,000 additional shares of New Crystal Lagoons Common Stock pursuant to the Merger Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Crystal Lagoons Excluded Shares” means the shares of Crystal Lagoons Common Stock owned by Legacy Crystal Lagoons or any subsidiary of Legacy Crystal Lagoons prior to the First Merger Effective Time.

“Existing Certificate of Incorporation” means the amended and restated certificate of incorporation of Twelve Seas.

“FCM” means one or more funds or entities managed or advised by Farallon Capital Management, L.L.C. or its Affiliates.

“FCM Credit Facility” means the (a) $58,000,000 first lien term loan facility and (b) $65,000,000 uncommitted accordion to the first lien term loan facility, in each case, funded by FCM on the Closing Date.

“February 2023 Extension” means the extension of the period which Twelve Seas’ had to complete an initial business combination from March 2, 2023 to December 2, 2023 (or such earlier date as determined by the Twelve Seas Board).

“First Merger” means the merging of Merger Sub 1 with and into Crystal Lagoons, with Crystal Lagoons surviving the Merger as a wholly-owned subsidiary of Twelve Seas.

“First Merger Effective Time” means the effective time of the First Merger.

“Founder Shares” means the shares of Class B common stock initially purchased by the Sponsor in connection with Twelve Seas’ IPO which the Sponsor converted to shares of Twelve Seas Class A common stock on February 6, 2023.

“GAAP” means United States generally accepted accounting principles.

“Initial Stockholders” means the Sponsor and certain other holders of Founder Shares (not including Mizuho).

“Interim Period” means the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement in accordance with its terms or the Closing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means Twelve Seas’ initial public offering of 30,000,000 units, consummated on March 2, 2021.

“IPO Prospectus” means the final prospectus of Twelve Seas, dated as of February 25, 2021, and filed with the SEC on March 3, 2021 (File Nos. 333-252599 and 333-253560).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Legacy Crystal Lagoons” means Crystal Lagoons U.S. Corp., a Delaware corporation.

“March 2023 Note” means promissory note, dated March 3, 2023, issued by Twelve Seas to the Sponsor for an aggregate principal amount of up to $202,410.

“Material Adverse Effect” means with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (ii) the ability of such person or any of its subsidiaries on a timely basis to consummate the Transactions, subject to certain customary exceptions.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 22, 2023, as it may be amended and/or restated from time to time, by and among Twelve Seas, Merger Sub 1, Merger Sub 2, Legacy Crystal Lagoons and Crystal Lagoons.

“Merger Sub 1” means Twelve Seas II Merger Sub 1 Inc., a newly incorporated Delaware corporation and direct wholly-owned subsidiary of Twelve Seas.

“Merger Sub 1 Common Stock” means Merger Sub 1’s common stock, par value $0.01 per share.

“Merger Sub 2” means Twelve Seas II Merger Sub 2 LLC, a newly formed Delaware limited liability company and wholly-owned direct subsidiary of Twelve Seas.

“Merger Subs” means Merger Sub 1 and Merger Sub 2.

“Mergers” means, collectively, the First Merger and the Second Merger.

“Mizuho” means Mizuho Securities USA LLC, the representative of the underwriters in the IPO.

“Mizuho Forfeiture” means the forfeiture by Mizuho at the Closing, pursuant to a letter agreement, of (i) 400,000 Founder Shares, (ii) 230,000 Private Units and (ii) 100,000 Representative Shares, leaving Mizuho holding only an aggregate of 175,000 Representative Shares.

“Nasdaq” means the Nasdaq Stock Market LLC.

“New Crystal Lagoons” means Twelve Seas immediately upon the consummation of the Business Combination and the other transactions contemplated by the Merger Agreement.

“New Crystal Lagoons Board” means the board of directors of New Crystal Lagoons.

“New Crystal Lagoons Common Stock” means the common stock, par value $0.0001 per share, of Twelve Seas immediately upon the consummation of the Business Combination and the other transactions contemplated by the Merger Agreement.

“November 2023 Extension” means the extension of the period which Twelve Seas’ had to complete an initial business combination from December 2, 2023 to June 2, 2024 (or such earlier date as determined by the Twelve Seas Board).

“Outside Date” means May 31, 2024.

“PCAOB” means the Public Company Accounting Oversight Board.

“Private Units” means the Twelve Seas Units purchased in a private placement in connection with the IPO.

“Private Shares” means the shares of Class A Common Stock purchased in a private placement in connection with the IPO.

“Private Warrants” means the Twelve Seas Warrants purchased in a private placement in connection with the IPO.

“Proposed Certificate of Incorporation” means the proposed amended and restated certificate of incorporation of New Crystal Lagoons in the form attached to this proxy statement as Annex B.

“Public Units” means the Twelve Seas Units sold in the IPO.

“Public Shares” means shares of Class A common stock issued as part of the Twelve Seas Units sold in the IPO.

“Public Stockholders” means the holders of shares of Class A common stock, excluding Sponsor and its affiliates and Twelve Seas’ directors and officers.

“Public Warrants” means the Twelve Seas Warrants included in the Twelve Seas Units sold in the IPO, each of which is exercisable for one share of Class A common stock, in accordance with its terms.

“Representative Shares” means the 275,000 shares of Class A common stock issued to Mizuho upon the consummation of the IPO, of which 100,000 shares of Class A common stock will be forfeited at the Closing.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger” means the merging of Merger Sub 2 with and into Crystal Lagoons, with Merger Sub 2 surviving the Merger as a wholly-owned subsidiary of Twelve Seas.

“Second Merger Effective Time” means the effective time of the Second Merger.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“special meeting” means the special meeting of the stockholders of Twelve Seas that is the subject of this proxy statement.

“Sponsor” means Twelve Seas Sponsor II LLC, a Delaware limited liability company.

“Sponsor Forfeiture” means the agreement by the Sponsor to forfeit an aggregate of 6,170,000 Founder Shares at the Closing.

“Sponsor Notes” means, collectively, the March 2023 Note and the December 2023 Note.

“Sponsor Support Agreement” the Sponsor Voting and Support Agreement, dated as of December 22, 2023, by and among Twelve Seas, Crystal Lagoons and the Sponsor, as may be amended from time to time.

“Transactions” means the transactions contemplated by the Merger Agreement and each agreement, instrument or document attached to the Merger Agreement, and the other agreements, certificates and instruments to be executed or delivered by any of the parties in connection with the Merger Agreement.

“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of the Private Units.

“Twelve Seas” means Twelve Seas Investment Company II, a Delaware corporation.

“Twelve Seas Board” means the Board of Directors of Twelve Seas.

“Twelve Seas Proposals” means, collectively, the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposals, the Election of Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal.

“Written Consent” means the irrevocable stockholder written consent containing the requisite vote by the Crystal Lagoons Stockholders in favor of the approval and adoption of the Merger Agreement, the Business Combination and all other transactions contemplated by the Merger Agreement. The Written Consent was delivered to Twelve Seas on December 22, 2023.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF
TWELVE SEAS STOCKHOLDERS AND THE RELATED PROPOSALS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to Twelve Seas stockholders. Stockholders are urged to carefully read this entire proxy statement, including the financial statements and annexes attached hereto and the other documents referred to herein.

Q.     Why am I receiving this proxy statement?

A.     Twelve Seas has entered into the Merger Agreement with Merger Sub 1, Merger Sub 2, Legacy Crystal Lagoons and Crystal Lagoons, pursuant to which Merger Sub 1 will merge with and into Crystal Lagoons, with Crystal Lagoons continuing as the surviving entity of such merger, and immediately thereafter, Crystal Lagoons will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity of such merger as a wholly-owned direct subsidiary of Twelve Seas. A copy of the Merger Agreement is attached to this proxy statement as Annex A. At the special meeting, the Twelve Seas stockholders are being asked to consider and vote on the Business Combination Proposal to approve the adoption of the Merger Agreement and approve the Business Combination, among other proposals.

There currently are 11,139,381 shares of Twelve Seas Class A common stock issued and outstanding, consisting of 1,349,381 Public Shares, 890,000 Private Shares, 8,625,000 Founder Shares and 275,00 Representative Shares. In addition, there currently are 11,796,607 Twelve Seas Warrants issued and outstanding, consisting of 11,499,937 Public Warrants and 296,666 Private Warrants. Each whole Twelve Seas Warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. The Twelve Seas Warrants will become exercisable 30 days after the completion of Twelve Seas’ initial business combination, and expire at 5:00 p.m., New York City time, five years after the completion of a business combination or earlier upon redemption or liquidation. The Private Warrants, however, are non-redeemable so long as they are held by our Sponsor, Mizuho or their permitted transferees. Under Twelve Seas’ amended and restated certificate of incorporation (the “Existing Certificate of Incorporation”), Twelve Seas must provide all Public Stockholders with the opportunity to have their Public Shares redeemed for cash upon the consummation of Twelve Seas’ initial business combination in conjunction with a stockholder vote.

This proxy statement and its annexes contain important information about the proposed Business Combination and the proposals to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Q.     Why is Twelve Seas proposing the Business Combination Proposal?

A.     Twelve Seas was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Twelve Seas is not limited to any particular industry or geographic region.

Twelve Seas received $353,900,000 from its IPO (including proceeds from the exercise by the underwriters of their over-allotment option) and sale of the Private Warrants, $345,000,000 of which was placed into the Trust Account immediately following the IPO. In accordance with Twelve Seas’ Existing Certificate of Incorporation, the funds held in the Trust Account will be released upon the consummation of the Business Combination. See the question entitled “What happens to the funds held in the Trust Account upon consummation of the Business Combination?”

Twelve Seas believes that Crystal Lagoons aligns well with the objectives laid out in Twelve Seas’ investment thesis. As a result, Twelve Seas believes that a business combination with Crystal Lagoons will provide Twelve Seas’ stockholders with an opportunity to participate in the ownership of a publicly-listed company with significant growth potential at an attractive valuation. Stockholder approval of the Business Combination is required by the Merger Agreement and Twelve Seas’ Existing Certificate of Incorporation, as well as to comply with Nasdaq Listing Rule 5635(a) and (b). Please see the section titled “Twelve Seas’ Board of Directors’ Reasons for the Approval of the Business Combination” for additional information.

Q.     What matters will stockholders consider at the special meeting?

A.     At the special meeting, Twelve Seas will ask its stockholders to vote in favor of the following proposals (the “Twelve Seas Proposals”):

•        The Business Combination Proposal — a proposal to approve and adopt the Merger Agreement and the Business Combination.

•        The Charter Amendment Proposal — a proposal to adopt the Proposed Certificate of Incorporation of New Crystal Lagoons attached as Annex B to this proxy statement.

•        The Governance Proposals — to approve, on a non-binding advisory basis, separate governance proposals relating to certain material differences between the Existing Certificate of Incorporation and the Proposed Certificate of Incorporation.

•        The Election of Directors Proposal — a proposal to elect, effective at Closing, six directors to serve staggered terms on our board of directors until the 2025, 2026 and 2027 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified.

•        The Equity Incentive Plan Proposal — a proposal to approve and adopt the 2024 Equity Incentive Plan established to be effective upon the Closing of the Business Combination.

•        The Nasdaq Proposal — a proposal to issue New Crystal Lagoons Common Stock to the Crystal Lagoons Stockholders in the Business Combination, including the potential issuance of the Earnout Shares.

•        The Adjournment Proposal — a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies, if necessary, at the determination of the Twelve Seas Board.

Q.     Are any of the proposals conditioned on one another?

A.     The Charter Amendment Proposal, the Governance Proposals, the Election of Directors Proposal, the Equity Incentive Plan Proposal and the Nasdaq Proposal are all conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on, and therefore does not require the approval of, the Business Combination Proposal and Business Combination to be effective. It is important for you to note that in the event that any of the Business Combination Proposal, Charter Amendment Proposal, or Nasdaq Proposal is not approved, then Twelve Seas will not consummate the Business Combination. If Twelve Seas does not consummate the Business Combination and fails to complete an initial business combination by June 2, 2024 or obtain the approval of Twelve Seas stockholders to extend the deadline for Twelve Seas to consummate an initial business combination, then Twelve Seas will be required to dissolve and liquidate.

Q.     What will happen upon the consummation of the Business Combination?

A.     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, Twelve Seas will acquire Crystal Lagoons in a series of transactions we collectively refer to as the “Business Combination.” At the Closing of the Business Combination, Merger Sub 1 will merge with and into Crystal Lagoons, with Crystal Lagoons continuing as the surviving entity of such merger, and immediately thereafter, Crystal Lagoons will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity of such merger as a wholly-owned direct subsidiary of Twelve Seas. On the Closing Date, (1) as a result of the First Merger, all shares of common stock of Crystal Lagoons issued and outstanding other than the Crystal Lagoons Excluded Shares and the Crystal Lagoons Dissenting Shares immediately prior to the First Merger Effective Time will be automatically canceled and will cease to exist in exchange for the right to receive the Closing Merger Shares Consideration valued at $10.00, and the right to receive up to an the Earnout Shares based on the price performance of the New Crystal Lagoons Common Stock during certain specified periods of time following the Closing, and (2) as a result of the Second Merger, each share of Crystal Lagoons issued and outstanding immediately prior to the Second Merger Effective Time will be automatically cancelled and will cease to exist, and no consideration shall be paid in consideration thereof, and each limited liability company interest of Merger Sub 2 will remain outstanding as a limited liability company interest of Merger Sub 2.

Q.     What will Crystal Lagoons Stockholders receive in the Business Combination?

A.     Subject to the terms of the Merger Agreement, the aggregate transaction consideration to be paid at the Closing will be a number of shares of New Crystal Lagoons Common Stock equal to $350 million, divided by $10.00, for a total of 35,000,000 shares of New Crystal Lagoons Common Stock. The aggregate transaction consideration will be allocated among the holders of shares of Crystal Lagoons Common Stock.

The number of Earnout Shares issuable to all Crystal Lagoons Stockholders is based on the daily volume weighted average price (“VWAP”) of the New Crystal Lagoons Common Stock achieving various targets for a specified period of time. The Earnout Shares shall be earned and payable during the Earnout Period as follows (i) if the VWAP of New Crystal Lagoons Common Stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading-day period during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, New Crystal Lagoons shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares; and (ii) if the VWAP of New Crystal Lagoons Common Stock equals or exceeds $17.50 per share for any 20 trading days within any 30 trading-day period during the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date, New Crystal Lagoons shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares.

Q.     Who is Legacy Crystal Lagoons?

A.     Legacy Crystal Lagoons is a U.S. company with offices and locations worldwide that has developed and patented state-of-the-art technology that allows crystalline lagoons of unlimited sizes to be built and maintained at low costs compared to traditional pools of approximately the same size, offering an idyllic beach lifestyle anywhere in the world. See “Business of Legacy Crystal Lagoons.”

Q.     Following the Business Combination, will New Crystal Lagoons’ securities continue to trade on a stock exchange?

A.     Yes. The Class A common stock, Twelve Seas Warrants and Twelve Seas Units are currently listed on the Nasdaq under the symbols “TWLV,” “TWLVW” and “TWLVU,” respectively. Twelve Seas intends to apply to continue the listing of the Class A common stock and Twelve Seas Warrants on Nasdaq under the symbols “CRYS” and “CRYSW,” respectively, upon the Closing. All outstanding Twelve Seas Units will be separated into their component securities immediately prior to the Closing. Accordingly, New Crystal Lagoons will not have any units following consummation of the Business Combination, and therefore there will be no Nasdaq listing of the Twelve Seas Units following the consummation of the Business Combination. Additionally, Following the closing of the Business Combination, New Crystal Lagoons intends to change its name to “Crystal Lagoons Corp.”.

Q.     How has the announcement of the Business Combination affected the trading price of the Public Shares?

A.     On December 29, 2023, the last trading date before the public announcement of the Business Combination, the Twelve Seas Units, Public Shares and Public Warrants closed at $10.55, $10.56 and $0.04, respectively. On         , 2024, the trading date immediately prior to the date of this proxy statement, the Twelve Seas Units, Public Shares and Public Warrants closed at $        , $         and $        , respectively.

Q.     How will the Business Combination impact the shares of New Crystal Lagoons outstanding after the Business Combination?

A.     As a result of the Business Combination and the consummation of the transactions contemplated by the Merger Agreement, 35,000,000 shares of Twelve Seas Class A common stock will be issued, representing approximately 89.3% of the shares of New Crystal Lagoons Common Stock outstanding following the Closing (assuming that no shares of Class A common stock are redeemed). Additional shares of New Crystal Lagoons Common Stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including issuance of shares of New Crystal Lagoons Common Stock upon exercise of the Public Warrants and Private Warrants after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of the New Crystal Lagoons Common Stock even if the business is doing well.

Q.     What equity stake will current Twelve Seas stockholders and Crystal Lagoons Stockholders have in New Crystal Lagoons after the Closing and what is the impact on relative stock ownership of redemptions of Class A common stock?

A.     Our Public Stockholders are not required to vote “FOR” the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Stockholders are reduced as a result of redemptions by Public Stockholders.

If a Public Stockholder exercises its redemption rights, such exercise will not result in the loss of any Public Warrants that it may hold. We cannot predict the ultimate value of the Twelve Seas Warrants following the consummation of the Business Combination, but assuming that 100%, or 1,349,381 Public Shares held by our Public Stockholders were redeemed, the 11,499,937 retained outstanding Public Warrants would have an aggregate value of $1.725 million, based on the price per Public Warrant of $0.15 on February 6, 2024, the most recent practicable date prior to the date of this proxy statement. In addition, on February 6, 2024, the most recent practicable date prior to the date of this proxy statement, the price per share of Class A common stock closed at $11.31. If the shares of Class A common stock are trading above the exercise price of $11.50 per warrant, the warrants are considered to be “in the money” and are therefore more likely to be exercised by the holders thereof (when they become exercisable). This in turn increases the risk to non-redeeming stockholders that the warrants will be exercised, which would result in immediate dilution to the non-redeeming stockholders.

The tables below illustrates the anticipated relative ownership of Public Stockholders, Initial Stockholders, Underwriters and Crystal Lagoons Stockholders upon completion of the Business Combination without and after giving effect to the additional dilution that may be caused by the issuance of Earnout Shares or the exercise of Twelve Seas Warrants under various redemption scenarios. In each of the no additional redemptions, illustrative redemption, and maximum redemptions limitation scenarios as described below, the residual equity value owned by non-redeeming stockholders, taking into account the respective redemption amounts, is assumed to remain the deemed value of $10.00 per share as illustrated in the sensitivity table below. As a result of such redemption amounts and the assumed $10.00 per share value, the implied total equity value of New Crystal Lagoons following the Business Combination, assuming no dilution from any additional dilution sources described in the table below, would be (a) $392.39 million in the no additional redemptions scenario, (b) $386.03 million in the illustrative redemption scenario, and (c) $379.67 million in the maximum redemptions scenario. Additionally, the sensitivity table below sets forth the potential additional dilutive impact of each of the additional dilution sources in each redemption scenario, as described further in Notes 1 through 7 below. Stockholders will experience additional dilution to the extent New Crystal Lagoons issues any such additional shares after the Closing.

Holders	No Additional Redemptions Scenario(1)	% of Total	Illustrative 50% Redemption Scenario(2)	% of Total	Maximum Redemptions Limitation Scenario(3)	% of Total
Public Stockholders(4)	1,349,381	3.4%	713,305	1.8%	77,229	0.2%
Initial Stockholders (including Sponsor)(5)	2,715,000	6.9%	2,715,000	7.0%	2,715,000	7.2%
Underwriters	175,000	0.4%	175,000	0.5%	175,000	0.5%
Crystal Lagoons Stockholders	35,000,000	89.3%	35,000,000	90.6%	35,000,000	92.1%
Total Shares Outstanding Excluding Earnout Shares and Warrant Shares	39,239,381	100%	38,603,305	100%	37,967,229	100%
Total Equity Value Post-Redemptions ($ in millions)(6)	$392.39		$386.03		$379.67
Per Share Value(7)	$10.00		$10.00		$10.00

Additional Dilution Sources	No Additional Redemptions Scenario(1)	% of Total	Illustrative Redemption Scenario(2)	% of Total	Maximum Redemptions Scenario(3)	% of Total
Earnout Shares to Crystal Lagoons Stockholders	1,225,000	2.3%	1,225,000	2.4%	1,225,000	2.4%
Public Warrants	11,500,000	22.0%	11,500,000	22.3%	11,500,000	22.6%
Private Warrants	220,000	0.4%	220,000	0.4%	220,000	0.4%

____________

Note: Percentages may not sum due to rounding.

(1)    This scenario assumes that none of the Public Stockholders will exercise redemption rights with respect to their Public Shares in connection with the Business Combination (but takes into account redemptions that already occurred in connection with the February 2023 Extension and November 2023 Extension).

(2)    This scenario assumes that, after the February 2023 Extension and November 2023 Extension, Public Stockholders exercise their redemption rights with respect to 636,076 Public Shares for $6.7 million in connection with the Business Combination at a redemption price of approximately $10.58 per share.

(3)    This presentation assumes that Public Stockholders exercise their redemption rights with respect to 1,272,152 Public Shares for their pro rata share of the funds in the Trust Account (based on the amount in the Trust Account as of September 30, 2023 less actual redemptions that occurred on November 28, 2023 in connection with the November 2023 Extension). The Merger Agreement includes a condition to closing the Business Combination that, on the Closing Date, at least $5,000,000 in cash shall be funded to the Company’s balance sheet. The share redemption amount in this maximum redemption scenario is derived from the maximum number of shares that may be redeemed without causing this minimum cash amount to be unsatisfied at the Closing of the Business Combination. If redemptions exceeded the amounts included in this maximum redemption scenario, Crystal Lagoons would need to waive this condition to closing to accommodate further redemption amounts. If the minimum cash amount is not met and Crystal Lagoons does not waive such condition, the Business Combination would not occur.

(4)    Excluding 11,500,000 shares underlying the Public Warrants.

(5)    Excluding the 220,000 shares underlying the Private Warrants.

(6)    In each redemption scenario, the per share pro forma equity value of the shares will be $10.00 at Closing in accordance with the terms of the Business Combination Agreement.

(7)    The per share pro forma book value of the shares is based on the pro forma book value of equity at Closing.

The numbers of shares and percentage interests set forth in the tables above are based on a number of assumptions described in the footnotes to the tables and that neither Twelve Seas nor Crystal Lagoons issues any additional equity securities prior to the Business Combination, including in connection with an Additional PIPE Investment. If the actual facts differ from our assumptions, the numbers of shares and percentage interests set forth above will be different.

Q.     Are there any arrangements to help ensure that Twelve Seas will have sufficient funds, together with the proceeds in its Trust Account, to fund the aggregate purchase price?

A.     Unless waived by Crystal Lagoons, the Merger Agreement provides that the obligation of Crystal Lagoons to consummate the Business Combination is conditioned on Twelve Seas entering into a definitive credit agreement, duly executed by Twelve Seas and one or more funds or entities managed or advised by Farallon Capital Management, L.L.C. or its affiliates or (B) entering into a definitive credit agreement on substantially equivalent terms from another lender that is reasonably and mutually acceptable to Twelve Seas and Crystal Lagoons.

Additionally, unless waived by Crystal Lagoons, the Merger Agreement provides that the obligation of Crystal Lagoons to consummate the Business Combination is conditioned on the total of (i) the amount in the Trust Account, after giving effect to redemptions of Public Shares, (ii) the proceeds from any potential

PIPE Investment and any other equity or convertible debt financings incurred prior to Closing and (iii) all funds held by Twelve Seas outside of the Trust Account and immediately available to it, equaling or exceeding $5,000,000.

Q.     Who will be the officers and directors of New Crystal Lagoons if the Business Combination is consummated?

A.     Upon the Closing, it is anticipated that the New Crystal Lagoons Board will be composed of six directors in Class I (expected to be          and         ),          directors in Class II (expected to be         , and         ) and          directors in Class III (expected to be Fernando Fischmann Torres and [Allen R. Weiss]). The term of the initial Class I Directors will expire at the first annual meeting of New Crystal Lagoons stockholders, the term of the initial Class II Director will expire at the second annual meeting of New Crystal Lagoons stockholders, and the term of the initial Class III Director will expire at the third annual meeting of New Crystal Lagoons stockholders. At each succeeding annual meeting of New Crystal Lagoons stockholders, beginning with the first annual meeting of New Crystal Lagoons stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

Immediately following the consummation of the Business Combination, we expect that the current senior management of Legacy Crystal Lagoons will comprise the senior management of New Crystal Lagoons. See “Management of New Crystal Lagoons Following the Business Combination” for additional information.

Q.     What conditions must be satisfied to complete the Business Combination?

A.     There are a number of closing conditions in the Merger Agreement, including that Twelve Seas’ stockholders have approved and adopted the Merger Agreement. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Merger Agreement — Conditions to Closing.”

Q.     What happens if I sell my shares of Class A common stock before the special meeting?

A.     The record date for the special meeting will be earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in the Trust Account.

Q.     What vote is required to approve the proposals presented at the special meeting?

A.     The approval of the Business Combination Proposal, Charter Amendment Proposal, Governance Proposals (on an advisory basis), Equity Incentive Plan Proposal, Nasdaq Proposal and Adjournment Proposal requires the affirmative vote in person (which would include presence at a virtual meeting) or by proxy of the holders of a majority of the then outstanding shares of Twelve Seas Class A common stock present and entitled to vote at the special meeting. Directors are elected by a plurality of the votes cast, in person (which would include presence at the virtual Special Meeting) or by proxy. This means that the nominees who receive the most affirmative votes will be elected under the Election of Directors Proposal.

Q.     How do Twelve Seas’ Initial Stockholders intend to vote on the proposals?

A.     The Sponsor is entitled to vote an aggregate of approximately 83.35% of the outstanding shares of Twelve Seas Class A common stock. The Sponsor and Twelve Seas’ directors and officers have agreed to vote any Twelve Seas capital stock held by them as of the record date in favor of each of the proposals presented at the special meeting.

Q.     Do Crystal Lagoons’ stockholders need to approve the Business Combination?

A.     Yes, but such approval has already been obtained. In order to consummate the Business Combination, Crystal Lagoons Stockholders holding a majority of the voting power of the outstanding shares of Crystal Lagoons Common Stock (the “Crystal Lagoons Requisite Approval”), must adopt the Merger Agreement. The Crystal Lagoons Requisite Approval is the only vote of the holders of any class or series of capital stock of Crystal Lagoons required to adopt the Merger Agreement. The delivery of the Written Consent by the Consenting Crystal Lagoons Stockholders on December 22, 2023 was sufficient to adopt the Merger Agreement and no other vote from any other holder of Crystal Lagoons capital stock is required. For further information, please see the section entitled “Certain Agreements Related to The Business Combination — Written Consent.”

Q.     May Twelve Seas or Twelve Seas’ directors, officers or advisors, or their affiliates, purchase shares in connection with the Business Combination?

A.     In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor and Twelve Seas Board, officers, advisors or their affiliates may privately negotiate transactions to purchase shares prior to the Closing from stockholders who would have otherwise elected to have their shares redeemed for cash in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account without the prior written consent of Crystal Lagoons. None of the Sponsor, directors, officers or advisors, or their respective affiliates, will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such shares. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such arrangements or agreements are entered into, Twelve Seas will file a Current Report on Form 8-K prior to the special meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the number of shares of Twelve Seas Class A common stock purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of shares of Twelve Seas Class A common stock for which Twelve Seas has received redemption requests.

Q.     How many votes do I have at the special meeting of?

A.     Twelve Seas’ stockholders are entitled to one vote at the special meeting for each share of Twelve Seas Common Stock held of record as of the record date. As of the close of business on the record date, there were            outstanding shares of Twelve Seas Common Stock, consisting of            Public Shares,            Private Shares and            Founder Shares.

Q.     What interests do Twelve Seas’ current officers and directors have in the Business Combination?

A.     The Twelve Seas Board and executive officers may have interests in the Business Combination that are different from, in addition to or in conflict with, yours. These interests include:

•        the fact that the Initial Stockholders hold an aggregate of 2,055,000 Founder Shares (assuming the Sponsor Forfeiture), all of which would expire worthless if an initial business combination is not consummated (although such shares of Class A common stock have certain rights that differ from the rights of holders of the Public Shares, the aggregate value of the 2,055,000 Founder Shares held by the Initial Stockholders is estimated to be approximately $22.2 million, assuming the per share value of such shares of Class A common stock is the same as the $10.81 closing price of the Public Shares on Nasdaq on February 6, 2024);

•        the fact that the Initial Stockholders hold an aggregate of 660,000 Private Shares (assuming the Sponsor Forfeiture), all of which would expire worthless if an initial business combination is not consummated (although such Private Shares have certain rights that differ from the rights of holders of the Public Shares, the aggregate value of the 660,000 Private Shares held by the Initial Stockholders is estimated to be approximately $7.13 million, assuming the per share value of such Private Shares is the same as the $10.81 closing price of the Public Shares on Nasdaq on February 6, 2024);

•        the fact that the Initial Stockholders hold an aggregate of 220,000 Private Warrants, all of which would expire worthless if an initial business combination is not consummated (although such Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 220,000 Private Warrants held by the Initial Stockholders is estimated to be approximately $33,000, assuming the per right value of such Private Warrants is the same as the $0.15 closing price of the Public Warrants on Nasdaq on February 6, 2024); and

•        the fact that Twelve Seas has issued the Sponsor Notes to the Sponsor. As of February 6, 2024, an aggregate of approximately $1.03 million was due under the Sponsor Notes. If an initial business combination is not consummated, the Sponsor Notes, may not be repaid, in whole or in part.

These interests may influence the Twelve Seas Board in making their recommendation that you vote in favor of the approval of the Business Combination Proposal. You should also read the section entitled “The Business Combination — Interests of Twelve Seas’ Directors and Officers in the Business Combination.”

Q.     What interests do certain advisors have in the Business Combination?

A.     In addition to the interests of Twelve Seas’ directors and officers in the Business Combination, stockholders should be aware that certain advisors have financial interests that are different from, or in addition to, the interests of Twelve Seas stockholders:

•        the fact that, following the Mizuho Forfeiture, Mizuho will also own an aggregate of 175,000 Representative Shares issued in connection with the IPO. The Representative Shares had an aggregate market value of approximately $1.89 million based upon the closing price of the Public Shares of $10.81 per share on Nasdaq as of February 6, 2024. If Twelve Seas is unable to complete a business combination, the Representative Shares will expire worthless; and

•        the fact that, pursuant to an engagement letter with Crystal Lagoons, upon consummation of the Business Combination, EBC is entitled to a transaction fee equal to $1.95 million in cash. Accordingly, EBC has an interest in the parties completing the Business Combination because if the Business Combination is not consummated, EBC will not receive such fee.

Q.     Did the Twelve Seas Board obtain a third-party valuation or fairness opinion in determining whether to proceed with the Business Combination?

A.     The Twelve Seas Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. The Twelve Seas Board believes that based upon the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its stockholders. The Twelve Seas Board also determined, without seeking a valuation from a financial advisor, that Legacy Crystal Lagoons’ fair market value was at least 80% of Twelve Seas’ net assets, excluding any taxes payable on interest earned. Accordingly, investors will be relying on the judgment of the Twelve Seas Board as described above in valuing Legacy Crystal Lagoons’ business and assuming the risk that the Twelve Seas Board may not have properly valued such business.

Q.     What happens if the Business Combination Proposal is not approved?

A.     If the Business Combination Proposal is not approved and Twelve Seas does not consummate a business combination by June 2, 2024, or amend its Existing Certificate of Incorporation to extend the date by which Twelve Seas must consummate an initial business combination, Twelve Seas will be required to dissolve and liquidate the Trust Account.

Q.     Do I have redemption rights?

A.     If you are a holder of Public Shares, you have the right to demand that Twelve Seas redeem your Public Shares for a pro rata portion of the cash held in the Trust Account (including interest earned and not previously released to Twelve Seas to pay its taxes), which holds the proceeds of the IPO, calculated as of two business days prior to the consummation of the Business Combination, upon the consummation of the Business Combination. We refer to these rights to demand redemption of the Public Shares as “redemption rights.” Holders of the outstanding Public Warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. The Sponsor and each of Twelve Seas’ officers and directors have agreed, for no consideration, to waive their redemption rights with respect to their Founder Shares and any Public Shares that they may have acquired during or after the IPO, in connection with the completion of Twelve Seas’ initial business combination. These shares will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on funds in the Trust Account of approximately $14.3 million as of February 6, 2024, the estimated per share redemption price would have been approximately $10.63. This is greater than the $10.00 IPO price of Twelve Seas Units. Additionally, Public Shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest earned and not previously released to Twelve Seas to pay its taxes), in connection with the liquidation of the Trust Account.

Q.     Is there a limit on the number of shares I may redeem?

A.     A Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without Twelve Seas’ prior consent. Accordingly, all shares in excess of 15% of the Public Shares owned by a holder will not be redeemed. On the other hand, a Public Stockholder who holds 15% or less of the Public Shares may redeem all of the Public Shares held by it for cash.

Q.     Will how I vote affect my ability to exercise redemption rights?

A.     No. You may exercise your redemption rights whether you vote your Public Shares for or against the Business Combination Proposal or do not vote your shares. As a result, the Business Combination Proposal can be approved by stockholders who will redeem their Public Shares and no longer remain stockholders, leaving stockholders who choose not to redeem their Public Shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of Nasdaq.

Q.     How do I exercise my redemption rights?

A.     A holder of Public Shares may exercise redemption rights regardless of whether it votes for or against the Business Combination Proposal or does not vote on such proposal at all, or if it is a holder of Public Shares on the record date. If you are a holder of Public Shares and wish to exercise your redemption rights, you must demand that Twelve Seas redeem your Public Shares for cash, and deliver your Public Shares to Continental Stock Transfer & Trust Company, Twelve Seas’ transfer agent, physically or electronically using The Depository Trust Company’s (“DTC”) Deposit/Withdrawal at Custodian (“DWAC”) system no later than two (2) business days prior to the special meeting. Any holder of Public Shares seeking redemption will be entitled to a full pro rata portion of the amount then in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes. Such amount will be paid promptly upon consummation of the Business Combination.

Any request for redemption, once made by a holder of Public Shares, may be withdrawn at any time prior to the time the vote is taken with respect to the Business Combination Proposal at the special meeting and thereafter, with Twelve Seas’ consent, until the consummation of the Business Combination, or such other date as determined by the Twelve Seas Board. If you deliver your shares for redemption to Twelve Seas’ transfer agent and later decide prior to the special meeting not to elect redemption, you may request that Twelve Seas’ transfer agent return the shares (physically or electronically). You may make such request by contacting Twelve Seas’ transfer agent at the address listed under the question “Who can help answer my questions?” below.

Any written demand of redemption rights must be received by Twelve Seas’ transfer agent at least two (2) business days prior to the vote taken on the Business Combination Proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent.

If you are a holder of Public Shares (including through the ownership of Twelve Seas Units) and you exercise your redemption rights, it will not result in the loss of any Twelve Seas Warrants that you may hold (including those contained in any Twelve Seas Units you hold). Your Twelve Seas Warrants will become exercisable to purchase one share of Class A common stock for a purchase price of $11.50 beginning 30 days after consummation of the Business Combination.

Q.     What are the U.S. Federal income tax consequences of the Business Combination to U.S. holders of Twelve Seas common stock?

A.     As discussed in more detail in the section titled in “The Business Combination Proposal (Proposal 1) — Material U.S. Federal Income Tax Consequences — Tax Consequences of the Business Combination to Holders of Twelve Seas Class A Common Stock,” in the opinion of Ellenoff Grossman & Schole LLP, counsel to Twelve Seas, the Business Combination will qualify as a reorganization within the meaning of Section 368(a) of the Code, subject to the assumptions, qualifications and limitations set forth or referred to in such opinion. The tax consequences of the Business Combination are complex and will depend on a holder’s particular circumstances. However, because holders of shares of Twelve Seas Class A common stock do not exchange their shares of Twelve Seas Class A common stock in the Business Combination, holders of Twelve Seas Class A common stock are not expected to recognize any gain or loss under U.S. federal income tax laws in the event the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368 of the Code. For a more complete discussion of the U.S. federal income tax considerations of the Business Combination, see the section entitled “The Business Combination Proposal (Proposal 1) — Material U.S. Federal Income Tax Consequences”.

Q.     What are the U.S. federal income tax consequences of exercising my redemption rights?

A.     Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “The Business Combination Proposal (Proposal 1) — Material U.S. Federal Income Tax Consequences — U.S. Holders — U.S. Holders Exercising Redemption Rights with Respect to Twelve Seas Class A Common Stock” or “The Business Combination Proposal (Proposal 1) — Material U.S. Federal Income Tax Consequences — Non-U.S. Holders — Non-U.S. Holders Exercising Redemption Rights with Respect to Twelve Seas Class A Common Stock” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q.     If I hold Twelve Seas Warrants, can I exercise redemption rights with respect to my warrants?

A.     No. Holders of Twelve Seas Warrants do not have any redemption rights with respect to such warrants.

Q.     Do I have appraisal rights if I object to the proposed Business Combination?

A.     No. There are no appraisal rights available to holders of shares of Twelve Seas Class A common stock in connection with the Business Combination.

Q.     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A.     If the Business Combination is consummated, the funds held in the Trust Account will be released to pay (i) Twelve Seas stockholders who properly exercise their redemption rights and (ii) expenses incurred by Crystal Lagoons and Twelve Seas in connection with the Business Combination, to the extent not otherwise paid prior to the Closing. Any additional funds available for release from the Trust Account will be used for general corporate purposes of New Crystal Lagoons following the Business Combination.

Q.     What happens if the Business Combination is not consummated?

A.     There are certain circumstances under which the Merger Agreement may be terminated. See the section entitled “The Merger Agreement — Termination” for information regarding the parties’ specific termination rights and “— Does Crystal Lagoons have to pay anything to Twelve Seas if the Merger Agreement is terminated?” below for additional information.

If, as a result of the termination of the Merger Agreement or otherwise, Twelve Seas is unable to complete a business combination by June 2, 2024 or obtain the approval of Twelve Seas stockholders to extend the deadline for Twelve Seas to consummate an initial business combination, Twelve Seas’ Existing Certificate of Incorporation provides that Twelve Seas will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all of the outstanding Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to Twelve Seas to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Twelve Seas’ remaining stockholders and the Twelve Seas Board, liquidate and dissolve, subject, in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. See the sections entitled “Risk Factors — Twelve Seas may not be able to consummate an initial business combination within the required time period, in which case it would cease all operations except for the purpose of winding up and it would redeem the Public Shares and liquidate” and “— Twelve Seas’ stockholders may be held liable for claims by third parties against Twelve Seas to the extent of distributions received by them.” The Sponsor and each of our officers and directors have waived, for no consideration, any right to any liquidation distribution with respect to the Founder Shares.

In the event of liquidation, there will be no distribution with respect to outstanding Twelve Seas Warrants. Accordingly, the Twelve Seas Warrants will expire worthless.

Q.     Does Crystal Lagoons have to pay anything to Twelve Seas if the Merger Agreement is terminated?

A.     Crystal Lagoons may terminate the Merger Agreement for no reason, subject to payment of a termination fee of $1,500,000, or may terminate the Merger Agreement, in certain instances, without the payment of a termination fee.

For a discussion of the circumstances under which Crystal Lagoons may have to pay a termination fee, see “The Merger Agreement — Termination.”

Q.     When is the Business Combination expected to be completed?

A.     It is currently anticipated that the Business Combination will be consummated promptly following the special meeting, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived.

For a description of the conditions to the completion of the Business Combination, see the section entitled “The Merger Agreement — Conditions to Closing.”

Q.     What do I need to do now?

A.     You are urged to carefully read and consider the information contained in this proxy statement, including the financial statements and annexes attached hereto, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q.     How do I vote?

A.     If you were a holder of record of Twelve Seas Class A common stock on         , 2024, the record date for the special meeting, you may vote with respect to the applicable proposals in person via the virtual meeting platform at the special meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail.    By signing the proxy card and returning it in the enclosed postage-paid envelope, you are authorizing the individuals named on the proxy card to vote your shares of Twelve Seas Class A common stock at the special meeting in the manner you indicate. Twelve Seas encourages you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by          Eastern Time on         , 2024.

Voting at the Special Meeting via the Virtual Meeting Platform.    If you attend the special meeting and plan to vote in person via the virtual meeting platform, you will be provided with explicit instructions on how to vote in person via the virtual meeting platform. If your shares of Twelve Seas Class A common stock are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person via the virtual meeting platform at the special meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person via the virtual meeting platform, you will need to contact your broker, bank or nominee to obtain a legal proxy that will authorize you to vote these shares. For additional information, please see the section entitled “The Special Meeting in lieu of Annual Meeting of Twelve Seas Stockholders.”

Q.     What will happen if I abstain from voting or fail to vote at the special meeting?

A.     At the special meeting, Twelve Seas will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention will have no effect on the Business Combination Proposal, Governance Proposals, Equity Incentive Plan Proposal, Nasdaq Proposal and Adjournment Proposal. Failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the special meeting will have the same effect as a vote “against” the Charter Amendment Proposal and will have no effect on the other proposals.

Q.     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.     Signed and dated proxies received by Twelve Seas without an indication of how the stockholder intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q.     Do I need to attend the special meeting to vote my shares?

A.     No. You are invited to attend the special meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the special meeting to vote your shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card(s) in the pre-addressed postage-paid envelope. Your vote is important. Twelve Seas encourages you to vote as soon as possible after carefully reading this proxy statement.

Q.     If I am not going to attend the special meeting virtually, should I return my proxy card instead?

A.     Yes. Whether you plan to attend the special meeting virtually or not, please read and consider the information contained in this proxy statement carefully and vote your shares of Twelve Seas Class A common stock by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q.     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.     No. If your broker holds your shares in its name and you do not give the broker voting instructions, under the applicable stock exchange rules, your broker may not vote your shares on any of the Twelve Seas Proposals. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Broker non-votes will not be counted for purposes of determining the presence of a quorum at the special meeting of stockholders. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. However, in no event will a broker non-vote have the effect of exercising your redemption rights for a pro rata portion of the Trust Account, and therefore no shares as to which a broker non-vote occurs will be redeemed in connection with the proposed Business Combination.

Q.     May I change my vote after I have mailed my signed proxy card?

A.     Yes. You may change your vote by sending a later dated, signed proxy card to Twelve Seas’ secretary at the address listed below prior to the vote at the special meeting of stockholders, or attend the special meeting and vote in person virtually. You also may revoke your proxy by sending a notice of revocation to Twelve Seas’ secretary, provided such revocation is received prior to the vote at the special meeting. If your shares are held in street name by a broker or other nominee, you must contact the broker or nominee to change your vote.

Q.     What should I do if I receive more than one set of voting materials?

A.     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q.     What is the quorum requirement for the special meeting?

A.     A quorum will be present at the special meeting if a majority of the Twelve Seas Class A common stock outstanding and entitled to vote at the meeting is represented in person (which would include presence at a virtual meeting) or by proxy.

As of the record date for the special meeting,          shares of Twelve Seas Class A common stock would be required to achieve a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or your broker, bank or other nominee submits one on your behalf) or if you vote in person (which would include presence at a virtual meeting) at the special meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, a majority of the shares represented by stockholders present at the special meeting or by proxy may authorize adjournment of the special meeting to another date.

Q.     What happens to the Twelve Seas Warrants I hold if (i) I vote my shares of Twelve Seas Class A common stock against approval of the Business Combination Proposal and validly exercise my redemption rights and (ii) I validly exercise my redemption rights and the Business Combination is not consummated?

A.     Properly exercising your redemption rights as a Twelve Seas stockholder does not result in either a vote “FOR” or “AGAINST” the Business Combination Proposal. If the Business Combination is not completed, you will continue to hold your Twelve Seas Warrants, and if Twelve Seas does not otherwise consummate an initial business combination by June 2, 2024 or obtain the approval of Twelve Seas stockholders to extend the deadline for Twelve Seas to consummate an initial business combination, Twelve Seas will be required to dissolve and liquidate, and your Twelve Seas Warrants will expire worthless.

Q.     Who will solicit and pay the cost of soliciting proxies?

A.     Twelve Seas will pay the cost of soliciting proxies for the special meeting. Twelve Seas has engaged Advantage Proxy, Inc. (“Advantage Proxy”) to assist in the solicitation of proxies for the special meeting. Twelve Seas has agreed to pay Advantage Proxy a fee of $        . Twelve Seas will reimburse Advantage Proxy for reasonable out-of-pocket expenses and will indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses. Crystal Lagoons also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Twelve Seas Class A common stock for their expenses in forwarding soliciting materials to beneficial owners of Twelve Seas Class A common stock and in obtaining voting instructions from those owners. Twelve Seas’ directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.     Who can help answer my questions?

A.     If you have questions about the stockholder proposals, or if you need additional copies of this proxy statement, the proxy card or the consent card you should contact our proxy solicitor at:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

You may also contact Twelve Seas at:

Twelve Seas Investment Company II
228 Park Avenue S., Suite 89898
New York, NY 10003-1502
(323) 667-3211
Attention: Secretary

To obtain timely delivery, Twelve Seas’ stockholders and warrantholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about Twelve Seas from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to Twelve Seas’ transfer agent prior to 5:00 p.m., New York time, on the second business day prior to the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting, you should read this proxy statement carefully and in its entirety, including the annexes. See also the section entitled “Where You Can Find More Information.”

Parties to the Business Combination

Twelve Seas

Twelve Seas is a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, referred to throughout this proxy statement as its initial business combination. Twelve Seas may pursue its initial business combination in any business, industry or geographic region. Upon the Closing, we intend to change our name from “Twelve Seas Investment Company II” to “Crystal Lagoons Corp.”

The Twelve Seas Class A common stock, Twelve Seas Warrants and Twelve Seas Units, consisting of one share of Twelve Seas Class A common stock and one-fifth of one Twelve Seas Warrant, are traded on the Nasdaq under the ticker symbols “TWLV,” “TWLVW” and “TWLVU,” respectively. We intend to apply to continue the listing of the Class A common stock and Twelve Seas Warrants on the Nasdaq under the symbols “CRYS” and “CRYSW,” respectively, upon the Closing. The Twelve Seas Units will automatically separate into the component securities upon consummation of the Business Combination and, as a result, will no longer trade as a separate security.

The mailing address of Twelve Seas’ principal executive office is c/o Twelve Seas Investment Company II, 228 Park Avenue S., Suite 89898, New York, NY 10003-1502 and its telephone number is (323) 667-3211.

Legacy Crystal Lagoons

Legacy Crystal Lagoons is a U.S. company with offices and locations worldwide that has developed and patented state-of-the-art technology that allows crystalline lagoons of unlimited sizes to be built and maintained at low costs compared to traditional pools of approximately the same size, offering an idyllic beach lifestyle anywhere in the world.

Legacy Crystal Lagoons’ business model has two elements: Legacy Crystal Lagoons licenses know-how and intellectual property (i) to real estate developers, allowing the creation of lagoons under Legacy Crystal Lagoons’ supervision, to anchor luxury residential developments, and more recently, (ii) in connection with the development of Public Access Lagoons® projects, also known as PAL® projects, which provide recreational, commercial, and cultural facilities and experiences revolving around a crystalline lagoon designed, built, and operating with Legacy Crystal Lagoons’ technology, or in some cases a hybrid model where non-residents are able to access lagoons in residential communities.

The protection of this technology includes a patent portfolio of over 2,900 patents in over 192 countries and/or territories, in addition to trademarks, designs, copyrights, trade secrets and trade dress. Legacy Crystal Lagoons’ patents include systems and methods for constructing and operating urban beaches, including urban beach entertainment complexes for public access with a crystalline lagoon as their centerpiece, and methods for providing efficient land use through urban beach entertainment complexes.

The mailing address of Legacy Crystal Lagoons’ principal executive office is 1395 Brickell Avenue, Suite 800, Miami, FL 33131 and its telephone number is (305) 728-0399.

For more information about Legacy Crystal Lagoons, see the sections entitled “Business of Legacy Crystal Lagoons” and “Legacy Crystal Lagoons Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Crystal Lagoons

Crystal Lagoons, a company incorporated in Delaware, was formed on December 19, 2023 for the purpose of effecting the Business Combination. Until the consummation of the Business Combination, Crystal Lagoons will not have commenced operations and will have only nominal assets and liabilities and no material contingent liabilities or commitments.

The mailing address of Crystal Lagoons’ principal executive office is 1395 Brickell Avenue, Suite 800, Miami, FL 33131 and its telephone number is (305) 728-0399.

The Business Combination

The Merger Agreement

On December 22, 2023, Twelve Seas, Legacy Crystal Lagoons, Crystal Lagoons, Merger Sub 1, and Merger Sub 2 entered into the Merger Agreement, pursuant to which Merger Sub 1 will merge with and into Crystal Lagoons, with Crystal Lagoons continuing as the surviving entity of the First Merger, and immediately thereafter and as part of the same overall transaction, Crystal Lagoons will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity of the Second Merger as a wholly-owned direct subsidiary of Twelve Seas.

Not less than one business day prior to the Closing Date, Crystal Lagoons and all of the then stockholders of Legacy Crystal Lagoons will enter into a contribution agreement providing for the contribution by all of the then holders of all of the then outstanding shares of capital stock of Legacy Crystal Lagoons to Crystal Lagoons in consideration of the issuance by Crystal Lagoons of an equal number of shares of Crystal Lagoons Common Stock (the consummation of the transactions provided in the foregoing clauses, the “Contribution”) and pursuant to which Contribution, the former stockholders of Legacy Crystal Lagoons become stockholders of Crystal Lagoons and Legacy Crystal Lagoons becomes a wholly-owned subsidiary of Crystal Lagoons.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, not less than one business day prior to the Closing Date, but after the consummation of the Contribution, Legacy Crystal Lagoons and Crystal Lagoons, as the then sole stockholder of Legacy Crystal Lagoons, shall cause Legacy Crystal Lagoons to be converted from a Delaware corporation to a Delaware limited liability company and all of the issued and outstanding shares of capital stock of Legacy Crystal Lagoons held by Crystal Lagoons immediately prior to the effective time of the Conversion shall be converted into all of the limited liability company interests of Legacy Crystal Lagoons, as a Delaware limited liability company, and Crystal Lagoons shall be admitted as the sole member of Legacy Crystal Lagoons, as a Delaware limited liability company, all in accordance with the DGCL and the DLLCA (the “Conversion”).

The First Merger will be effected by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger (such time, the “First Merger Effective Time”). The Second Merger will be effected by the filing of a certificate of merger with the Secretary of State of the State of Delaware and be effective upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger, in any event immediately following the First Merger Effective Time (such time, the “Second Merger Effective Time”). The parties will hold the Closing on a Closing Date to be specified by Twelve Seas and Crystal Lagoons, following the satisfaction or waiver of the conditions set forth in the Merger Agreement, but in no event later than the second business day after the satisfaction or, if permissible, waiver, of each of the conditions to the completion of the Business Combination (or on such other date and time as Twelve Seas and Crystal Lagoons may agree).

Merger Consideration

The aggregate consideration payable to the holders of Crystal Lagoons Common Stock prior to the First Merger Effective Time (other than Crystal Lagoons Excluded Shares and Crystal Lagoons Dissenting Shares) (collectively, the “Crystal Lagoons Stockholders”) at the First Merger Effective Time will consist of 35,000,000 shares of New Crystal Lagoons Common Stock (the “Closing Merger Shares Consideration”) valued at $10.00.

Earnout Shares

In addition to the Closing Merger Shares Consideration set forth above, the Crystal Lagoons Stockholders will also have a contingent right to receive up to an additional 1,225,000 shares of New Crystal Lagoons Common Stock (the “Earnout Shares”) based on the price performance of the New Crystal Lagoons Common Stock during certain specified periods of time following the Closing. The Earnout Shares shall be earned and payable during the each earnout period as follows:

•        If the dollar volume-weighted average price (“VWAP”) of the New Crystal Lagoons Common Stock equals or exceeds $15.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing Date) (the “Tier I Share Price Target”) for any 20 trading days within any 30 trading-day period during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “First Earnout Period”), New Crystal Lagoons shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares; and

•        If the VWAP of the New Crystal Lagoons Common Stock equals or exceeds $17.50 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing Date) (the “Tier II Share Price Target”) for any 20 trading days within any 30 trading-day period during the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date (the “First Earnout Period”, and each of the First Earnout Period and the Second Earnout Period, an “Earnout Period”), New Crystal Lagoons shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares.

Any applicable Earnout Shares which had not yet been distributed shall also be distributed to the Crystal lagoons Stockholders upon the occurrence, during the relevant Earnout Period, of a change of control of New Crystal Lagoons with an implied consideration per share equal or greater to the Tier I Share Price Target or the Tier II Share Price Target, respectively.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by Crystal Lagoons as of the date of the Merger Agreement or other specified dates, in each case relating to, among other things, organization and standing, authority to enter into the Merger Agreement; capitalization; subsidiaries; compliance with legal requirements and possession of any governmental approvals; absence of conflicts with applicable laws, organizational documents, or certain other agreements, and required governmental consents and filings; financial statements; absence of certain changes or events; permits; absence of litigation; material contracts; intellectual property; taxes; real and personal property; title to and sufficiency of assets; employee matters, including benefit plans; environmental matters; transactions with related persons; insurance; books and records; top customers and suppliers; certain business practices; brokers and finders; and sufficiency and accuracy of information supplied. Certain representations and warranties are qualified by materiality or Material Adverse Effect.

The Merger Agreement contains customary representations and warranties made by Twelve Seas as of the date of the Merger Agreement or other specified dates, in each case relating to, among other things, organization and standing; authority to enter into the Merger Agreement; compliance with legal requirements and possession of any governmental approvals; absence of conflicts with applicable laws, organizational documents, or certain other agreements, and required governmental consents and filings; capitalization; proper preparation and filing of documents with the SEC, financial statements, and absence of undisclosed liabilities; absence of certain changes or events; absence of litigation; taxes; absence of employees and employee benefit plans; material contracts; transactions with affiliates; certain business activities; brokers and finders; insurance; the Trust Account; and sufficiency and accuracy of information supplied. Certain representations and warranties are qualified by materiality or Material Adverse Effect.

As used in the Merger Agreement, “Material Adverse Effect” means, with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (ii) the ability of such person or any of its subsidiaries on a timely basis to consummate the Transactions, subject to certain customary exceptions.

Covenants of the Parties

Each party agreed in the Merger Agreement to use their respective commercially reasonable efforts to consummate the Transactions and to comply as promptly as practicable with all requirements of governmental authorities applicable to the transactions contemplated by the Merger Agreement. The Merger Agreement also contains, subject to certain exceptions, certain customary covenants by each of the parties during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement in accordance with its terms or the Closing (the “Interim Period”), including (i) the provision of access to their properties, books and records; (ii) the provision of certain specified financial statements by Crystal Lagoons to Twelve Seas; (iii) Twelve Seas’ public filings; (iv) no insider trading; (v) notifications of certain breaches, consent requirements or other matters; (vi) public announcements relating to the Business Combination; (vii) tax matters; (viii) further assurances; and (ix) confidentiality.

During the Interim Period, Twelve Seas may, but shall not be required to, enter into and consummate additional subscription agreements relating to a private equity investment in Twelve Seas to purchase shares of New Crystal Lagoons Common Stock in connection with a private placement, and/or enter into forward purchase agreements or backstop agreements with potential investors (“Additional PIPE Investment”). If Twelve Seas elects to seek Additional PIPE Investment, then Crystal Lagoons, Twelve Seas and their representatives will cooperate in connection with such efforts and use their commercially reasonable efforts to cause such Additional PIPE Investment to occur.

Twelve Seas agreed to timely pay any and all excise tax incurred in connection with the Transactions or the redemption of Twelve Seas’ Class A common stock by their holders (the “Redemption”) in connection with the Business Combination, including any such excise tax incurred prior to Closing.

Twelve Seas also agreed to ensure that Mizuho enters into novation, waiver or a substantially similar agreement with Twelve Seas and/or the Sponsor, as applicable, so that no deferred underwriting fee from the Twelve Seas’ IPO shall be due at and after the Closing (the “Deferred Underwriting Fees Waiver”).

The Merger Agreement also contains certain customary post-Closing covenants regarding indemnification of directors and officers and the purchase of tail directors’ and officers’ liability insurance and use of Trust Account proceeds. In addition, Crystal Lagoons agreed to obtain its required stockholder approvals in the manner required under its organizational documents and applicable law for, among other things, the adoption and approval of the Merger Agreement and each of the ancillary documents to which Crystal Lagoons is or is required to be a party or bound, and the consummation of the Business Combination.

For more information about the Merger Agreement and the Business Combination and other transactions contemplated thereby, see the sections entitled “Proposal No. 1 — The Business Combination Proposal” and “The Merger Agreement.”

Conditions to Closing

Under the Merger Agreement, the consummation of the Business Combination is subject to customary and other conditions, including:

The Merger Agreement contains conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the Transactions by the stockholders of Twelve Seas and Crystal Lagoons; (ii) any waiting period applicable to consummation of the Transactions under any antitrust laws shall have expired or been terminated, (iii) approvals of, or completion of any filings required to be made with, any governmental authorities; (iv) no law or order preventing the Business Combination; (iv) Twelve Seas shall have net tangible assets of at least $5,000,001; (v) the shares of New Crystal Lagoons Common Stock shall have been approved for listing on the Nasdaq or the New York Stock Exchange and (vi) this proxy statement having cleared comments by the SEC.

In addition, unless waived by Crystal Lagoons, the obligations of Crystal Lagoons to consummate the Business Combination are subject to the satisfaction of the following additional conditions to Closing, in addition to the delivery by Twelve Seas of a customary officer certificate and other Closing deliverables: (i) the representations and warranties of Twelve Seas being true and correct as of the date of the Merger Agreement and the date of the Closing, except to the extent made as of a particular date (subject to Material Adverse Effect qualifiers where applicable); (ii) Twelve Seas having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Twelve Seas since the date of the Merger Agreement which is continuing and uncured; (iv) at least $5,000,001 in cash funded to Crystal Lagoons’ balance sheet after the payment (A) of all unpaid Twelve Seas transaction expenses and Crystal Lagoons’ transaction expenses, (B) of all fees and costs in connection with the FCM Credit Facility (as defined below), (C) of Crystal Lagoons’ insurance policy premiums and applicable taxes, (D) to fund a depleting interest reserve account, and (E) to refinance the existing credit facility of Crystal Lagoons; (v) Crystal Lagoons shall have received (A) a copy of the definitive credit agreement, duly executed by Twelve Seas and FCM or (B) a copy of a definitive credit agreement on substantially equivalent terms from another lender that is reasonably and mutually acceptable to Twelve Seas and Crystal Lagoons; (vi) Twelve Seas shall have delivered to Crystal Lagoons the Deferred Underwriting Fees Waiver, the Registration Rights Agreement and a customary officer’s certificate; and (vii) Crystal Lagoons shall have received written resignations of each officer and director of Twelve Seas other than those nominated by Twelve Seas pursuant to the Merger Agreement. Under the Merger Agreement, “FCM” means one or more funds or entities managed or advised by Farallon Capital Management, L.L.C. or its Affiliates; and “FCM Credit Facility” means the (a) $58,000,000 first lien term loan facility and (b) $65,000,000 uncommitted accordion to the first lien term loan facility, in each case, funded by FCM on the Closing Date.

Unless waived by Twelve Seas, the obligations of Twelve Seas and Merger Subs to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Crystal Lagoons of a customary officer certificate and other Closing deliverables: (i) the representations and warranties of Crystal Lagoons being true and correct as of the date of the Merger Agreement and the date of the Closing, except to the extent made as of a particular date (subject to the Material Adverse Effect qualifiers); (ii) Crystal Lagoons having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Crystal Lagoons and its subsidiaries since the date of the Merger Agreement which is continuing and uncured; and (iv) the Lock-Up Agreements, a customary officer’s certificate and certain employment agreements being in full force and effect in accordance with the terms thereof as of the Closing.

For more information, see the section entitled “The Business Combination — Conditions to Closing.”

Termination

The Merger Agreement is subject to termination prior to the Closing as follows:

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Twelve Seas and Crystal Lagoons; (ii) by either Twelve Seas or Crystal Lagoons if any of the conditions to Closing have not been satisfied or waived by May 31, 2024 (the “Outside Date”), provided, that such termination right will not be available to a party if the breach or violation by such party or its affiliates of any representation, warranty, covenant or obligation under the Merger Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; (iii) by either Twelve Seas or Crystal Lagoons if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable (and so long as the terminating party’s failure to comply with any provision of the Merger Agreement has not been a substantial cause of, or substantially resulted in, such action by such governmental authority); (iv) by either Twelve Seas or Crystal Lagoons in the event of the other party’s uncured breach or if any representation or warranty has become untrue or inaccurate, if such breach or inaccuracy would result in the failure of a closing condition (and so long as the terminating party is not also in material uncured breach under the Merger Agreement) and is uncured and continuing; (v) by Twelve Seas if there has been a Material Adverse Effect on Crystal Lagoons and its subsidiaries taken as a whole following the date of the Merger Agreement that is uncured and continuing; (vi) by Crystal Lagoons if there has been a Material Adverse Effect on Twelve Seas that is uncured and continuing; (vii) by either Twelve Seas or Crystal Lagoons if the stockholders of Twelve Seas do not approve the Twelve Seas Proposals at a special meeting held by Twelve Seas; (vii) by either Twelve Seas or Crystal Lagoons if the required approval from Crystal Lagoons Stockholders is not obtained at a meeting of stockholders or via written consent by Crystal Lagoons Stockholders to approve the Transactions; and (viii) by Crystal Lagoons for any or no reason, subject to payment of a termination fee of $1,500,000.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to the termination fee, publicity, confidentiality, fees and expenses, trust fund waiver, no recourse and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for any claim based in whole or in part upon fraud or for willful breach of any representation, warranty, covenant or obligation of the Merger Agreement prior to termination; provided, however, that if the termination fee is paid, neither Crystal Lagoons nor its affiliates shall have any liability, including for any willful breach of any representation, warranty, covenant or obligation of the Merger Agreement.

For more information, see the section entitled “The Merger Agreement — Termination,” “— Effect of Termination.”

Amendments to the Charter

Pursuant to the Merger Agreement, at the Effective Time, Twelve Seas’ Existing Certificate of Incorporation will be further amended and restated to:

•        change the name of Twelve Seas to “Crystal Lagoons Corp.” from the current name of “Twelve Seas Investment Company II”

•        provide that the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware” and delete a prior provision pertaining to a blank-check company;

•        remove certain provisions related to Twelve Seas’ status as a special purpose acquisition company that will no longer be relevant following the Closing;

•        decrease the total number of authorized shares of all classes of capital stock of Twelve Seas from 111,000,000 shares to 110,000,000 shares, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock;

•        eliminate Class B common stock by decreasing the post-combination company’s authorized Class B common stock from 10,000,000 shares to zero shares;

•        provide that the post-combination Board shall consist of three classes of directors, as nearly equal in number as possible, designated as Class I, Class II and Class III. The Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of the Existing Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 25, 2021 in accordance with the DGCL (the “Classification Effective Time”); the Class II directors shall initially serve until the second annual meeting of stockholders following the Classification Effective Time; and the Class III directors shall initially serve until the third annual meeting of stockholders following the Classification Effective Time. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Such directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death. The number of directors will be determined from time to time exclusively by the post-combination board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office;

•        provide that subject to the rights of the holders of any outstanding series of preferred stock, any director, or the entire post-combination board of directors, may be solely for cause by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon;

•        provide that during any period when the holders of one or more series of preferred stock have the separate right to elect additional directors, the then otherwise total authorized number of directors will automatically be increased by such number of directors that the holders of any series of preferred stock have a right to elect. Whenever the holders of one or more series of preferred stock having a separate right to elect additional directors cease to have such right, the terms of office of all preferred stock directors elected by the holders of such series of preferred stock, and the total authorized number of directors, will be automatically reduced accordingly;

For more information about these amendments to Twelve Seas’ Existing Certificate of Incorporation, see the sections entitled “Proposal No. 2 — The Charter Amendment Proposal” and “Proposal Nos. 3A-3C — The Governance Proposals.”

Certain Agreements Related to the Merger Agreement

Stockholder Support Agreement

Simultaneously with the execution and delivery of the Merger Agreement, Twelve Seas and Crystal Lagoons have entered into a Stockholder Voting and Support Agreement with certain persons who will become Crystal Lagoons Stockholders upon the completion of the Contribution and will hold shares of Crystal Lagoons capital stock sufficient to approve the First Merger and the other Transactions. Under the Stockholder Voting and Support Agreement, each Crystal Lagoons Stockholder signing the Stockholder Voting and Support Agreement agreed to vote all of such stockholder’s securities of Crystal Lagoons in favor of the Merger Agreement and the other matters to be submitted to Crystal Lagoons Stockholders for approval in connection with the Business Combination, and each such Crystal Lagoons Stockholder has agreed to take (or not take, as applicable) certain other actions in support of the Merger Agreement and the Business Combination, in each case in the manner and subject to the conditions set forth in the Stockholder Voting and Support Agreement. The Stockholder Voting and Support Agreement prevent transfers of Crystal Lagoons securities held by such Crystal Lagoons Stockholders between the date of the completion of the Contribution and the date when the Stockholder Voting and Support Agreement is terminated in accordance with its terms, except for certain permitted transfers where the transferee also agrees to comply with the Stockholder Voting and Support Agreement.

For more information about the Stockholders Voting and Support Agreement, see the section entitled “Certain Agreements Related to the Business Combination — Stockholder Support Agreement.”

Registration Rights Agreement

In connection with the Closing, the parties intend that certain Crystal Lagoons Stockholders will enter into a registration rights agreement, which will be effective as of the First Merger Effective Time, providing such Crystal Lagoons Stockholders with registration rights as set forth in a form to be mutually agreed between the parties. For more information about the Registration Rights Agreement, see the section entitled “Certain Agreements Related to the Business Combination — Registration Rights Agreement.”

Lock-Up Agreements

Simultaneously with the Closing and as a condition to consummation of the Transactions, certain Crystal Lagoons Stockholders, representing 100% of the outstanding Crystal Lagoons capital stock, will enter into Lock-Up Agreements with Twelve Seas (collectively, the “Lock-Up Agreements”) pursuant to which such Crystal Lagoons Stockholders will agree not to transfer its shares of New Crystal Lagoons Common Stock for a period of time commencing on the date of the Closing and ending on the earlier of (i) 180 days after the date of the Closing and (ii) the date on which Twelve Seas completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Twelve Seas’ stockholders having the right to exchange their shares of New Crystal Lagoons Common Stock for cash, securities or other property. For more information about the Lock-Up Agreements, see the section entitled “Certain Agreements Related to the Business Combination — Lock-Up Agreements.”

Sponsor Support Agreement

Simultaneously with the execution and delivery of the Merger Agreement, Twelve Seas and Crystal Lagoons have entered into a Sponsor Voting and Support Agreement (the “Sponsor Support Agreement”) with the Sponsor. Under the Sponsor Support Agreement, the Sponsor agreed to vote all of the Sponsor’s securities of Twelve Seas in favor of the Merger Agreement and the other matters to be submitted to the Twelve Seas stockholders for approval in connection with the Business Combination, and the Sponsor has agreed to take (or not take, as applicable) certain other actions in support of the Merger Agreement and the Business Combination, in each case in the manner and subject to the conditions set forth in the Sponsor Support Agreement.

The Sponsor also agreed to forfeit 6,170,000 shares of Twelve Seas Class A common stock. The Sponsor also agreed that if Twelve Seas’ transaction expenses exceed $1,900,000, the Sponsor shall either, at its election, (a) pay to Twelve Seas an amount in cash equal to the amount by which Twelve Seas’ transaction expenses exceed $1,900,000 (the “Excess Expense Amount”), (b) irrevocably forfeit and surrender, for no consideration, a number of shares of New Crystal Lagoons Common Stock equal to (i) the Excess Expense Amount divided by (ii) $10.00, or (c) utilize a combination of the foregoing clauses (a) and (b). Notwithstanding the foregoing, the maximum number of shares of New Crystal Lagoons Common Stock that may be forfeited by Sponsor pursuant to such arrangement shall be 150,000 shares of Twelve Seas Class A common stock.

The Sponsor and Twelve Seas each agreed to use commercially reasonable efforts to reduce any liability resulting from any excise taxes incurred by it in connection with the redemptions or the Transactions. Notwithstanding the foregoing, Twelve Seas agreed to timely pay any such excise taxes and, in connection therewith, Sponsor agreed to transfer 500,000 shares of Twelve Seas Class A common stock to or as directed by Crystal Lagoons.

The Sponsor irrevocably and unconditionally agreed, for no consideration, not to redeem any shares of Twelve Seas Class A common stock. Additionally, Sponsor agreed that at the Closing, it shall convert any and all amounts outstanding under any working capital loans (not to exceed $1,500,000) into Twelve Seas Units.

The Sponsor also agreed that in the event that Crystal Lagoons commences a tender offer for the outstanding Public Warrants (a “Warrant Reduction Transaction”), the Sponsor shall be responsible for 50% of (i) the cash or equity consideration paid in connection with such Warrant Reduction Transaction and (ii) any costs and fees directly related thereto, up to a maximum of $2,000,000 (the “Sponsor Warrant Reduction Costs”) and shall, in satisfaction of such obligation, transfer to Twelve Seas for cancellation a number of shares of Twelve Seas Class A common stock (not to exceed 200,000 shares) equal to (x) the amount of the Sponsor Warrant Reduction Costs divided by (y) $10.00 (such shares, the “Contributed Shares”). In the event that the Warrant Reduction Transaction results in a tender of outstanding Public Warrants greater than 50% of the number of then outstanding public warrants of Twelve Seas, the Sponsor shall be entitled to earn a number of newly issued shares of Twelve Seas Common Stock or New Crystal Lagoons Common Stock equal to 50% of the number of Contributed Shares that were canceled (such shares, the “Sponsor Earnout Shares”). The Sponsor Earnout Shares shall be deemed earned and shall be issued to the Sponsor at the same time and based on, and subject to, the same terms and conditions as the Earnout Shares Consideration are earned and issued to Crystal Lagoons Stockholders.

Notwithstanding the foregoing, the resulting dilution of Crystal Lagoons Stockholders, if any, caused by the exercise of any Public Warrants as of and following the date of the Sponsor Support Agreement shall be borne by the Sponsor and Crystal Lagoons Stockholders in such proportion as to cause the Sponsor to bear 50% more of the economic impact of the dilution than borne by Crystal Lagoons Stockholders in the aggregate, and the Sponsor shall transfer sufficient shares of Twelve Seas Class A common stock (with each share valued at $10.00) to Crystal Lagoons Stockholders, directly or constructively (including pursuant to a forfeiture and reissuance), to or as reasonably determined by the Crystal Lagoons Stockholders, to achieve such proportion; provided that in no event shall the number of shares of Twelve Seas Class A common stock that the Sponsor is required to transfer for such purpose exceed 500,000 shares. Sponsor also agreed it shall not acquire and/or purchase any Public Warrants or Twelve Seas Units.

The Sponsor Support Agreement also prevents transfers of Twelve Seas securities held by the Sponsor thereto between the date of the Sponsor Support Agreement and the date the Sponsor Support Agreement is terminated pursuant to its terms, except for certain permitted transfers where the transferee also agrees to comply with the Sponsor Support Agreement. For more information about the Sponsor Support Agreement, see the section entitled “Certain Agreements Related to the Business Combination — Sponsor Support Agreement.”

Advisor Agreement

On August 2, 2021, Legacy Crystal Lagoons engaged EBC to render financial advisory and investment banking services to Legacy Crystal Lagoons and its subsidiaries and affiliates, in connection with a possible business combination transaction. Pursuant to this agreement, upon the consummation of the Business Combination, regardless of whether EBC rendered advice concerning the Business Combination, EBC will receive a transaction fee in an amount equal to 0.5% of the implied post-closing enterprise value of New Crystal Lagoons.

Reasons for the Approval of the Business Combination

After careful consideration, the Twelve Seas Board recommends that Twelve Seas stockholders vote “FOR” each Twelve Seas Proposal being submitted to a vote of the Twelve Seas stockholders at the special meeting.

For a description of Twelve Seas’ reasons for the approval of the Business Combination and the recommendation of the Twelve Seas Board, see the section entitled “The Business Combination — Twelve Seas’ Board of Directors’ Reasons for the Approval of the Business Combination.”

Redemption Rights

Holders of Public Shares may seek to redeem their shares for cash, regardless of whether they vote for or against, or whether they abstain from voting on, the Business Combination Proposal. Any stockholder holding Public Shares may demand that Twelve Seas redeem such shares for a full pro rata portion of the Trust Account (which, for illustrative purposes, was approximately $10.63 per share as of February 6, 2024, including interest not previously released to Twelve Seas to pay taxes), calculated as of two business days prior to the anticipated consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, Twelve Seas will redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination. Additional terms and conditions apply. See the section of this proxy statement entitled “The Special Meeting in lieu of Annual Meeting of Twelve Seas Stockholders — Redemption Rights” for additional information.

Ownership of New Crystal Lagoons After the Closing

As a result of the Business Combination and the consummation of the transactions contemplated by the Merger Agreement, 35,000,000 shares of Twelve Seas Class A common stock will be issued, representing approximately 89.3% of the shares of New Crystal Lagoons Common Stock outstanding following the Closing (assuming that no shares of Class A common stock are redeemed). Additional shares of New Crystal Lagoons Common Stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including issuance of shares of New Crystal Lagoons Common Stock upon exercise of the Public Warrants and Private Warrants after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of the New Crystal Lagoons Common Stock even if the business is doing well. Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Recommendation of the Twelve Seas Board of Directors

The Twelve Seas Board has unanimously determined that the Business Combination, on the terms and conditions set forth in the Merger Agreement, is advisable and in the best interests of Twelve Seas and its stockholders and has directed that the proposals set forth in this proxy statement be submitted to its stockholders for approval at the special meeting on the date and at the time and place set forth in this proxy statement. The Twelve Seas Board unanimously recommends that Twelve Seas’ stockholders vote “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” each of the Governance Proposals, “FOR” the Election of Directors Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the Nasdaq Proposal and “FOR” the Adjournment Proposal, if presented. See “The Business Combination — Recommendation of the Twelve Seas Board of Directors” and “The Business Combination — Twelve Seas’ Board of Directors’ Reasons for the Approval of the Business Combination.”

Twelve Seas’ Special Meeting of Stockholders

See “Questions and Answers About the Special Meeting of Twelve Seas Stockholders and the Related Proposals” above and “The Special Meeting In Lieu of Annual Meeting of Twelve Seas Stockholders” below for information regarding the special meeting.

Interests of the Sponsor and Twelve Seas’ Directors and Officers in the Business Combination

In considering the recommendation of the Twelve Seas Board to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, the Sponsor and our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•        the fact that the Initial Stockholders hold an aggregate of 2,055,000 Founder Shares (assuming the Sponsor Forfeiture), all of which would expire worthless if an initial business combination is not consummated (although such shares of Class A common stock have certain rights that differ from the rights of holders of the Public Shares, the aggregate value of the 2,055,000 Founder Shares held by the Initial Stockholders is estimated to be approximately $22.2 million, assuming the per share value of such shares of Class A common stock is the same as the $10.81 closing price of the Public Shares on Nasdaq on February 6, 2024);

•        the fact that the Initial Stockholders hold an aggregate of 660,000 Private Shares (assuming the Sponsor Forfeiture), all of which would expire worthless if an initial business combination is not consummated (although such Private Shares have certain rights that differ from the rights of holders of the Public Shares, the aggregate value of the 660,000 Private Shares held by the Initial Stockholders is estimated to be approximately $7.13 million, assuming the per share value of such Private Shares is the same as the $10.81 closing price of the Public Shares on Nasdaq on February 6, 2024);

•        the fact that the Initial Stockholders hold an aggregate of 220,000 Private Warrants, all of which would expire worthless if an initial business combination is not consummated (although such Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 220,000 Private Warrants held by the Initial Stockholders is estimated to be approximately $33,000, assuming the per right value of such Private Warrants is the same as the $0.15 closing price of the Public Warrants on Nasdaq on February 6, 2024); and

•        the fact that Twelve Seas has issued the Sponsor Notes to the Sponsor. As of February 6, 2024, an aggregate of approximately $1.03 million was due under the Sponsor Notes. If an initial business combination is not consummated, the Sponsor Notes, may not be repaid, in whole or in part.

These interests may influence the Twelve Seas Board in making their recommendation that you vote in favor of the approval of the Business Combination Proposal. You should also read the section entitled “The Business Combination — Interests of Twelve Seas’ Directors and Officers in the Business Combination.”

Certain Other Interests in the Business Combination

In addition to the interests of Twelve Seas’ directors and officers in the Business Combination, stockholders should be aware that certain advisors have financial interests that are different from, or in addition to, the interests of Twelve Seas stockholders:

•        the fact that, following the Mizuho Forfeiture, Mizuho will also own an aggregate of 175,000 Representative Shares issued in connection with the IPO. The Representative Shares had an aggregate market value of approximately $1.89 million based upon the closing price of the Public Shares of $10.81 per share on Nasdaq as of February 6, 2024. If Twelve Seas is unable to complete a business combination, the Representative Shares will expire worthless; and

•        the fact that, pursuant to an engagement letter with Crystal Lagoons, upon consummation of the Business Combination, EBC is entitled to a transaction fee equal to $1.95 million in cash. Accordingly, EBC has an interest in the parties completing the Business Combination because if the Business Combination is not consummated, EBC will not receive such fee.

Risk Factor Summary

You should consider all the information contained in this proxy statement in deciding how to vote for the proposals presented in this proxy statement. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 42. Such risks include, but are not limited to:

•        Risks related to Crystal Lagoons’ business and industry, including that:

•        Crystal Lagoons’ business and strategic plans rely in large part upon assumptions and analyses developed by Crystal Lagoons. If these assumptions or analyses prove to be incorrect, Crystal Lagoons’ actual operating results may suffer.

•        Crystal Lagoons has a history of losses and expects to continue to incur losses in the future.

•        If Crystal Lagoons is unable to successfully design and execute its strategies, including growing the number of PAL projects, revenues and profitability may be adversely affected.

•        Crystal Lagoons depends on its licensees for the sales reports, which are used to determine the royalty payments due to Crystal Lagoons. While Crystal Lagoons typically has primary or back-up rights to audit its licensees, the independent auditors may have difficulty determining the correct calculation, Crystal Lagoons may not be able to detect errors and payment calculations may call for retroactive adjustments. Crystal Lagoons may have to exercise legal remedies, if available, to resolve any disputes resulting from any such audit.

•        Crystal Lagoons may not be able to compete favorably in the entertainment market, which could have a material adverse effect on its business, results of operations or financial condition.

•        Crystal Lagoons’ operating results will likely be subject to seasonal fluctuations.

•        New PAL locations, may not be profitable and the increases in average per location revenue and comparable sales that Crystal Lagoons has experienced may not be indicative of future results.

•        The homebuilding industry is cyclical. A severe downturn in the industry could adversely affect the real estate developers that Crystal Lagoons partners with, and consequently affect Crystal Lagoons’ business and results of operations.

•        Increased regulation of the mortgage industry and a lack of financing for homebuyers in the residential real estate market at favorable rates and on favorable terms could have a material adverse effect on Crystal Lagoons’ financial performance and results of operations.

•        Receipt of future payments from Crystal Lagoons’ real estate developers is dependent upon such developer’s continued efforts and ability to develop and market the property.

•        Crystal Lagoons depends on the availability and satisfactory performance of the developers that it partners with. Crystal Lagoons’ business could be negatively affected if the developers that it partners with are not able to perform.

•        Failure to adequately protect Crystal Lagoons’ intellectual property could harm its business.

•        Crystal Lagoons faces competition from companies developing other or similar technologies.

•        Information technology system failures or interruptions may impact Crystal Lagoons’ ability to effectively operate its business.

•        Technology interruptions or failures that impair access to Crystal Lagoons’ infrastructure or information technology systems could adversely affect its business or operations.

•        Cybersecurity breaches or other privacy or data security incidents that expose confidential information that is stored in Crystal Lagoons’ information systems or by third parties on Crystal Lagoons’ behalf may impact its business.

•        Crystal Lagoons conducts business internationally, which exposes it to uncertainties and risks that could negatively affect its operations, sales, and future growth prospects.

•        The post-business combination company will be a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for certain corporate governance exemptions.

•        Fernando Fischmann, Crystal Lagoons’ largest stockholder, will have control over key decision making as a result of his control of a substantial amount of Crystal Lagoons’ voting stock.

•        Risks related to Twelve Seas and the Business Combination, including that:

•        Twelve Seas stockholders will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.

•        There is uncertainty regarding the federal income tax consequences of the redemption to the holders of Class A common stock.

•        The consummation of the Business Combination is subject to a number of conditions, and if those conditions are not satisfied or waived, the Merger Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

•        There are risks to Twelve Seas stockholders who are not affiliates of the Sponsor of becoming stockholders of New Crystal Lagoons through the Business Combination rather than acquiring securities of Crystal Lagoons directly in an underwritten public offering, including no independent due diligence review by an underwriter.

•        Twelve Seas and Crystal Lagoons will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

•        Twelve Seas’ independent directors paid a nominal amount for the Founder Shares they hold. As a result, Twelve Seas’ independent directors may make a substantial profit if the Business Combination is consummated, even if the shares held by Twelve Seas’ Public Stockholders lose substantial value.

•        The Twelve Seas’ Board did not obtain a third-party valuation or fairness opinion and, as a result, the terms may not be fair from a financial point of view to the Public Stockholders.

•        The Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from holders of Twelve Seas common stock, which may influence the vote on the Business Combination Proposal and reduce Twelve Seas’ public float.

•        A 1% U.S. federal excise tax may be imposed on Twelve Seas in connection with Twelve Seas’ redemptions of Twelve Seas’ shares in connection with a Business Combination or other stockholder vote pursuant to which stockholders would have a right to submit their shares for redemption (a “Redemption Event”).

•        In the event that a significant number of Public Shares are redeemed, the New Crystal Lagoons Common Stock may become less liquid following the Business Combination.

•        Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Twelve Seas’ business, including Twelve Seas’ ability to negotiate and complete it initial business combination and results of operations.

•        If Twelve Seas is deemed to be an investment company for purposes of the Investment Company Act, Twelve Seas would be required to institute burdensome compliance requirements and Twelve Seas’ activities would be severely restricted. As a result, in such circumstances, unless Twelve Seas is able to modify Twelve Seas’ activities so that Twelve Seas would not be deemed an investment company, Twelve Seas may abandon its efforts to complete an initial business combination and instead liquidate the Company.

•        Nasdaq may delist Twelve Seas’ securities from trading on its exchange, which could limit investors’ ability to make transactions in Twelve Seas securities and subject it to additional trading restrictions.

SELECTED HISTORICAL FINANCIAL INFORMATION OF Legacy Crystal lagoons

The selected historical statements of operations and comprehensive income (loss) data of Legacy Crystal Lagoons for the years ended December 31, 2022 and 2021 and the historical balance sheet data as of December 31, 2022 and 2021 are derived from Legacy Crystal Lagoons’ audited financial statements included elsewhere in this proxy statement. The selected historical condensed statements of operations and comprehensive income (loss) data of Legacy Crystal Lagoons for the nine months ended September 30, 2023 and 2022 and the condensed balance sheet data as of September 30, 2023 are derived from Legacy Crystal Lagoons’ unaudited interim condensed financial statements included elsewhere in this proxy statement.

Legacy Crystal Lagoons’ historical results are not necessarily indicative of the results that may be expected in the future and Legacy Crystal Lagoons’ results for the nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2023 or any other period. The information below is only a summary and should be read in conjunction with the sections entitled “Legacy Crystal Lagoons Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Legacy Crystal Lagoons’ financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

	Nine Months Ended September 30		Year Ended December 31
	2023	2022	2022	2021
Consolidated Statements of Operations and Comprehensive Loss
Technology Licensing	$16,329,372	$13,895,513	$20,116,842	$16,790,751
Equipment and additives sales	4,149,967	5,187,378	5,701,988	7,973,960
Technical assistance and maintenance services	1,958,027	1,399,515	2,007,711	1,380,003
Total Revenue	22,437,366	20,482,406	27,826,541	26,144,714
Cost of Sales	(5,453,076)	(5,127,984)	(6,800,053)	(7,261,634)
Gross Profit	16,984,290	15,354,422	21,026,488	18,883,080
Total operating expenses	(16,295,443)	(13,418,902)	(20,050,436)	(19,318,537)
Income (loss) from operations	688,847	1,935,520	976,052	(435,457)
Total other income (expenses)	(3,750,334)	(2,060,357)	(4,774,586)	(1,888,265)
Gain (loss) before provision for income taxes	(3,061,487)	(124,837)	(3,798,534)	(2,323,722)
Provision for income taxes	—	(75,416)	(88,976)	(66,886)
Net income (loss)	(3,061,487)	(200,253)	(3,887,510)	(2,390,608)
Other comprehensive income (loss)	(73,727)	17,403	145,216	(65,393)
Comprehensive income (loss)	$(3,135,214)	$(182,850)	$(3,742,294)	$(2,456,001)
	As of September 30, 2023	As of December 31, 2022	As of December 31, 2021
Consolidated Balance Sheet Data
Cash and cash equivalents	$64,222	$1,021,392	$2,046,050
Total assets	54,225,029	$49,711,105	$35,523,806
Current liabilities	53,719,944	$40,547,744	$43,288,572
Long-term debt (net of debt costs), net of current portion	$30,751,484	36,148,698	16,953,377
Long-term leasing liability, net of current portion	$1,353,252	1,479,100	—
Total liabilities	$85,824,680	78,175,542	60,241,949
Total stockholder’s deficit	$(31,559,651)	(28,464,437)	(24,718,143)
Total stockholder’s deficit and liabilities	$54,225,029	$49,711,105	$35,523,806

SELECTED HISTORICAL FINANCIAL INFORMATION OF TWELVE SEAS

The selected historical statements of operations data of Twelve Seas for the year ended December 31, 2022 and the historical balance sheet data as of December 31, 2022 are derived from Twelve Seas’ audited financial statements included elsewhere in this proxy statement. The selected historical condensed statements of operations data of Twelve Seas for the three and nine months ended September 30, 2023 and the condensed balance sheet data as of September 30, 2023 are derived from Twelve Seas’ unaudited interim condensed financial statements included elsewhere in this proxy statement.

Twelve Seas’ historical results are not necessarily indicative of the results that may be expected in the future and Twelve Seas’ results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2023 or any other period. The information below is only a summary and should be read in conjunction with the sections entitled “Twelve Seas Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Twelve Seas financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

	Nine months ended September 30, 2023	Three months ended September 30, 2023	For the Year ended December 31, 2022
Income Statement Data:
Loss from operations	$(1,079,874)	$(197,537)	$(1,092,069)
Net income (loss)	$1,011,750	$178,830	$8,697,124
Weighted average shares outstanding of Class A common stock subject to possible redemption	10,200,400	3,208,534	35,665,000
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.05	$0.01	$0.20
Weighted average shares outstanding of Class A common stock not subject to possible redemption(i)	9,790,000	9,790,000	—
Basic and diluted net income per share, Class A common stock not subject to possible redemption	$0.05	$0.01	$—
Weighted average shares outstanding of Class B common stock	—	—	8,625,000
Basic and diluted net income per share, Class B common stock	$—	$—	$0.20

____________

(i)      On February 6, 2023, the Company issued an aggregate of 8,625,000 shares of Class A common stock to the sponsor, upon the conversion of an equal number of shares of Class B common stock held by the sponsor (the “Conversion”). The 8,625,000 shares of Class A common stock issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. As such, the Class A shares are presented as redeemable Class A common stock subject to possible redemption and non-redeemable Class A common stock subject to possible redemption for the three and nine months ended September 30, 2023.

	September 30, 2023	December 31, 2022
Balance Sheet Data:
Marketable securities held in Trust Account	$33,840,860	$349,466,161
Total assets	$34,193,486	$349,853,466
Total liabilities	$3,382,431	$1,618,300
Common stock subject to possible redemption	$33,361,528	$348,690,554
Total stockholders’ (deficit) equity	$(2,550,473)	$(455,388)

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) gives effect to the Business Combination described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information of Twelve Seas and Crystal Lagoons.” The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP, whereby Twelve Seas is treated as the acquired company and Crystal Lagoons is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Crystal Lagoons issuing stock for the net assets of Twelve Seas, accompanied by a recapitalization. The net assets of Twelve Seas will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination will be those of Crystal Lagoons. The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2023 gives the pro forma effect to the Business Combination as if it had occurred on September 30, 2023. The summary unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2023 and year ended December 31, 2022 give the pro forma effect to the Business Combination as if it had been consummated on January 1, 2022.

The summary pro forma data has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the combined company appearing elsewhere in this proxy statement and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements of Crystal Lagoons and Twelve Seas and related notes included in this proxy statement. The summary pro forma data has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the summary pro forma data does not purport to project the future financial position or operating results of the combined company.

The following table presents summary pro forma data after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•        Assuming No Additional Redemptions: This presentation assumes that none of the holders of Twelve Seas’ shares of Class A Common Stock will exercise redemption rights with respect to their Public Shares in connection with the Business Combination (but takes into account redemptions that already occurred in connection with the February 2023 Extension and November 2023 Extension);

•        Assuming Maximum Redemptions: This presentation assumes that holders of 1,272,152 shares of Twelve Seas’ Class A Common Stock will exercise redemption rights with respect to their Public Shares for their pro rata share of the funds in the Trust Account (based on the amount in the Trust Account as of September 30, 2023 less actual redemptions that occurred on November 28, 2023 in connection with the November 2023 Extension). The Merger Agreement includes a condition to closing the Business Combination that, on the Closing Date, at least $5,000,000 in cash shall be funded to the Company’s balance sheet. The share redemption amount in this maximum redemption scenario is derived from the maximum number of shares that may be redeemed without causing this minimum cash amount to be unsatisfied at the Closing of the Business Combination. If redemptions exceeded the amounts included in this maximum redemption scenario, Crystal Lagoons would need to waive this condition to closing to accommodate further redemption amounts. If the minimum cash amount is not met and Crystal Lagoons does not waive such condition, the Business Combination would not occur.

	Pro Forma Combined (Assuming No Additional Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data For The Nine Months Ended September 30, 2023
Revenue	$22,437,366	$22,437,366
Gross Profit	16,984,290	16,984,290
Loss from operations	(301,027)	(301,027)
Net loss	(7,508,856)	(7,508,856)
Basic and diluted net loss per share	$(0.19)	$(0.20)
Basic and diluted weighted average shares outstanding	39,239,381	37,967,229

Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data For The Year Ended December 31, 2022
Revenue	$27,826,541	$27,826,541
Gross Profit	21,026,488	21,026,488
Income from operations	3,983	3,983
Net loss	(12,816,423)	(12,816,423)
Basic and diluted net loss per share	$(0.33)	$(0.34)
Basic and diluted weighted average shares outstanding	39,239,381	37,967,229

Selected Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of September 30, 2023
Total assets	$72,691,515	$59,234,594
Total liabilities	114,139,670	114,139,670
Total stockholders’ equity	$(41,448,155)	$(54,905,076)

MARKET AND INDUSTRY DATA

This proxy statement includes market and industry data and forecasts that Twelve Seas has derived from independent consultant reports, publicly available information, various industry publications, other published industry sources and Twelve Seas’ internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

In addition, some market data and statistical information are also based on Legacy Crystal Lagoons’ good faith estimates, which are derived from Legacy Crystal Lagoons management’s knowledge of its industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this proxy statement, including the size of Legacy Crystal Lagoons’ total addressable market and Legacy Crystal Lagoons’ size or position and the positions of Legacy Crystal Lagoons’ competitors within these markets, are based on estimates of Legacy Crystal Lagoons management. These estimates have been derived from Legacy Crystal Lagoons management’s knowledge and experience in the markets in which it operates, as well as information obtained from surveys, reports by market research firms, Legacy Crystal Lagoons’ customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which Legacy Crystal Lagoons operates and Legacy Crystal Lagoons believes to be reliable based upon its management’s knowledge of the industry. References herein to Legacy Crystal Lagoons being a leader in a market or product category refer to Legacy Crystal Lagoons’ belief that it is building one of the leading companies in its industry unless the context otherwise requires. In addition, the discussion herein regarding Legacy Crystal Lagoons’ various end markets is based on how Legacy Crystal Lagoons’ defines the end markets for its products, which products may be either part of larger overall end markets or end markets that include other types of products and services.

Legacy Crystal Lagoons’ internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which Legacy Crystal Lagoons operates and Legacy Crystal Lagoons management’s understanding of industry conditions. Although Legacy Crystal Lagoons believes that such information is reliable, Legacy Crystal Lagoons has not had this information verified by any independent sources. The estimates and market and industry information provided in this proxy statement are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to Crystal Lagoons’ Business and the Industry” and elsewhere in this proxy statement.

TRADEMARKS AND SERVICE MARKS

Legacy Crystal Lagoons believes it owns or has rights to trademarks, service marks or trade names that it uses in connection with the operation of its business. In addition, Legacy Crystal Lagoons’ names, logos and domain names are its service marks or trademarks. Legacy Crystal Lagoons does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of Legacy Crystal Lagoons by, any other companies.

Solely for convenience, the trademarks, service marks and trade names referred to in this proxy statement are used without the® and ™ symbols, but such references are not intended to indicate, in any way, that Legacy Crystal Lagoons will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks and trade names appearing in this proxy statement are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Twelve Seas’, Twelve Seas’ management teams’, Legacy Crystal Lagoons’ and Legacy Crystal Lagoons’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, for example, statements about:

•        the ability of Twelve Seas and Legacy Crystal Lagoons to consummate the Business Combination;

•        changes in Legacy Crystal Lagoons’ strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans, including its ability to successfully execute its growth strategy;

•        Legacy Crystal Lagoons’ beliefs regarding their intellectual property portfolio, as well as their ability to protect their rights and technologies;

•        Legacy Crystal Lagoons’ expectations about the sustainability impact of its technologies and ability to improve quality of life;

•        Legacy Crystal Lagoons’ revenue expectations in connection with the increased focus on PAL projects and the amenities offered;

•        the efficacy of Legacy Crystal Lagoons’ technologies in promoting sustainability and lowering costs associated with lagoons, and Legacy Crystal Lagoons’ intention to continue investing in technologies;

•        Legacy Crystal Lagoons’ reliance on key suppliers;

•        changes in Legacy Crystal Lagoons’ strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans, including the anticipated numbers of lagoons;

•        expectations regarding Legacy Crystal Lagoons’ ability to secure funding in connection with the Business Combination;

•        expectations regarding New Crystal Lagoons’ status as a “controlled company” under Nasdaq rules;

•        the costs and expenses incurred by New Crystal Lagoons as a public company;

•        the expected benefits of the Business Combination;

•        New Crystal Lagoon’s financial and business performance following the Business Combination, including New Crystal Lagoons’ financial projections and business metrics;

•        New Crystal Lagoons’ expansion plans and opportunities;

•        expectations regarding the time during which New Crystal Lagoons will be an emerging growth company under the JOBS Act; and

•        the expected U.S. federal income tax impact of the Business Combination.

These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•        the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;

•        the outcome of any legal proceedings that may be instituted against Twelve Seas following announcement of the proposed Business Combination and transactions contemplated thereby;

•        the inability to complete the Business Combination due to the failure to obtain approval of the Twelve Seas stockholders or to satisfy other conditions to the Closing in the Merger Agreement;

•        the ability to obtain or maintain the listing of New Crystal Lagoons Common Stock or New Crystal Lagoons Warrants on Nasdaq following the Business Combination;

•        the risk that the proposed Business Combination disrupts current plans and operations of Crystal Lagoons as a result of the announcement and consummation of the transactions described herein;

•        costs related to the Business Combination; and

•        other risks and uncertainties described in this proxy statement, including those under the section entitled “Risk Factors.”

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the special meeting. Certain of the following risk factors apply to the business and operations of Legacy Crystal Lagoons and will also apply to the business and operations of New Crystal Lagoons following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of New Crystal Lagoons following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by Twelve Seas and Legacy Crystal Lagoons that later may prove to be incorrect or incomplete. Twelve Seas and Legacy Crystal Lagoons may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, which may also impair the business or financial condition of New Crystal Lagoons. Unless the context requires otherwise, references to “Crystal Lagoons” in this section are to the business and operations of Legacy Crystal Lagoons prior to the Business Combination and the business and operations of New Crystal Lagoons as directly or indirectly affected by virtue of New Crystal Lagoon’s ownership of the business of Crystal Lagoons and Legacy Crystal Lagoons through its ownership of Merger Sub 2 following the Business Combination. In addition, you should read and consider the risks associated with the business of Twelve Seas because these risks may also affect New Crystal Lagoons — a discussion of these risks can be found in Twelve Seas’ 2022 Annual Report on Form 10-K, as well as any Quarterly Reports on Form 10-Q, if any, all of which are filed with the SEC. Please see the section entitled “Where You Can Find More Information” in this proxy statement.

Risks Related To Crystal Lagoons’ Business And The Industry

Crystal Lagoons’ business and strategic plans rely in large part upon assumptions and analyses developed by Crystal Lagoons. If these assumptions or analyses prove to be incorrect, Crystal Lagoons’ actual operating results may suffer.

Crystal Lagoons’ business and strategic plans are based on assumptions, analyses and estimates developed by its management and are subject to substantial uncertainty and are inherently subject to significant business, regulatory, economic, competitive and global risks, uncertainties and contingencies, many of which are beyond Crystal Lagoons’ control, and are based upon specific assumptions with respect to future business decisions, some of which will change. The rapidly evolving market for recreational activities such as Crystal Lagoons’ lagoons also may require Crystal Lagoons to change its plans which may make it difficult to evaluate its business and future prospects. Other global or macroeconomic trends may also affect Crystal Lagoons’ business.

Crystal Lagoons’ business and strategic plans also include assumptions as to the expected size and growth of the markets in which it operates. Such markets may not develop or grow as large as Crystal Lagoons expects or may develop and grow at a slower rate than expected. Even if these markets experience the growth that Crystal Lagoons expects, the business may not grow at the expected rate, or at all, due to a variety of possible factors, including those described in this proxy statement.

As a result, Crystal Lagoons might never achieve or maintain profitability, and you could lose your entire investment. Investors are urged to consider Crystal Lagoons’ prospects in light of the risks and uncertainties emerging companies encounter when introducing new products and services into a nascent industry in making an investment decision regarding Crystal Lagoons’ securities.

Crystal Lagoons has a history of losses and expects to continue to incur losses in the future.

Crystal Lagoons incurred losses in 2021 and 2022. For the nine months ended September 30, 2023, Crystal Lagoons had positive income from operations of $688,847. However, if Crystal Lagoons is unable to generate significant revenues from its real estate projects or PAL projects, or maintain an appropriate cost structure, Crystal Lagoons will not be able to earn profits. At this stage of its operation, Crystal Lagoons also expects to face the risks, uncertainties, expenses, and difficulties frequently encountered by smaller reporting companies. Crystal Lagoons cannot be sure that it will be successful in addressing these risks and uncertainties and its failure to do so could have a materially adverse effect on its financial condition.

If Crystal Lagoons is unable to successfully design and execute its strategies, including growing the number of PAL projects, revenues and profitability may be adversely affected.

Crystal Lagoons’ ability to increase revenues and profitability is dependent on designing and executing effective business strategies. If Crystal Lagoons is delayed or unsuccessful in executing its strategies or if its strategies do not yield desired results, Crystal Lagoons’ business, financial condition and results of operations may suffer. Crystal Lagoons’ ability to meet its business strategy plan is dependent upon, among other things: Crystal Lagoons’ ability to increase the number of PAL projects, evolve Crystal Lagoons’ marketing and branding strategies to appeal to its customers, innovate and implement technology initiatives to provide a unique customer experience, identify adequate sources of capital to fund and finance strategic initiatives, grow and expand operations, and improve the speed and quality of Crystal Lagoons’ services.

To grow its business, Crystal Lagoons will continue to depend on relationships with third parties, such as real estate developers.

To grow its business, Crystal Lagoons will continue to depend on relationships with third parties, including real estate developers in the residential and commercial real estate, lodging, recreational and hotel industries. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Potential competitors may be effective in providing incentives to third parties to favor their products or services over Crystal Lagoons. Even though Crystal Lagoons’ business does not substantially depend on any particular third-party, if Crystal Lagoons is unsuccessful in establishing and maintaining its relationships with third parties, or if these third parties are unable or unwilling to partner with Crystal Lagoons, its ability to compete in the marketplace or to generate revenue could be impaired, and its results of operations may suffer.

Crystal Lagoons’ focus on its relationships with partners and developers and willingness to focus on the long-term benefits of the relationships with such parties may conflict with the short-term interests of Crystal Lagoons’ business. Crystal Lagoons believes that its partners are essential to its success and establishing mutually successful relationships with such partners serves the best long-term interests of Crystal Lagoons. Therefore, Crystal Lagoons has made in the past, and may make in the future, significant investments or changes to the terms of its relationships with partners that it believes will benefit Crystal Lagoons in the long term, even if the decision has the potential to negatively impact its operating results in the short term. In addition, Crystal Lagoons’ decisions may not result in the long-term benefits that it expects, in which case the success of Crystal Lagoons’ platform, business, financial condition or results of operations could be harmed.

A portion of Crystal Lagoons’ revenue and cash flow is dependent upon its licensees’ operations and market conditions and other factors that are beyond its control or are difficult to forecast.

A portion of Crystal Lagoons’ licensing revenues is dependent on sales by its licensees that are outside of its control and that could be negatively affected by a variety of factors, including global, regional or country-specific economic conditions or public health concerns or country-specific natural disasters impacting licensee sales, which are often driven by replacement and innovation cycles, the service life of products incorporating Crystal Lagoons’ technologies, supply chain disruptions and any decline in the sale prices Crystal Lagoons’ licensees receive for their offerings. In addition, Crystal Lagoons’ operating results also could be affected by general economic and other conditions that cause a downturn in the market for the licensees of Crystal Lagoons’ technologies. Crystal Lagoons’ revenue and cash flow also could be affected by (i) the unwillingness of any licensee to satisfy all of their royalty obligations on the terms or within the timeframe that Crystal Lagoons expects, (ii) a decline in the financial condition or market position of any licensee or (iii) the failure of sales to meet market forecasts due to global or regional economic conditions, political instability, natural disasters, competitive technologies, lower demand or otherwise. It is also difficult to predict the timing, nature and amount of licensing revenue associated with past infringement (including as a result of the unwillingness of Crystal Lagoons’ licensees to compensate us for such past infringement) and new licenses, strategic relationships and the resolution of legal proceedings. The foregoing factors are difficult to forecast and could adversely affect both Crystal Lagoons’ quarterly and annual operating results and financial condition.

In addition, some of Crystal Lagoons’ patent license agreements provide for upfront fixed payments or prepayments that cover licensees’ future sales for a specified period and reduce future cash receipts from those licensees. As a result, Crystal Lagoons’ cash flow has historically fluctuated from period to period. Depending upon the payment structure of any new patent license agreements into which Crystal Lagoons may enter, such cash flow fluctuations may continue in the future.

Crystal Lagoons depends on its licensees for the sales reports, which are used to determine the royalty payments due to Crystal Lagoons. While Crystal Lagoons typically has primary or back-up rights to audit its licensees, the independent auditors may have difficulty determining the correct calculation, Crystal Lagoons may not be able to detect errors and payment calculations may call for retroactive adjustments. Crystal Lagoons may have to exercise legal remedies, if available, to resolve any disputes resulting from any such audit.

The royalty payments that Crystal Lagoons may receive are dependent on its licensees and each licensees’ sales. Each licensee’s calculation of the royalty payments is subject to and dependent upon the adequacy and accuracy of the sales that it reports, and errors may occur from time to time in the calculations made by a licensee and/or a licensee may fail to report the achievement of royalties in whole or in part. Separately, Crystal Lagoons is entitled to payment based on certain contractually agreed upon milestones, which are typically either tied to a fixed date or the achievement of certain milestones (e.g., the filling of a lagoon). Crystal Lagoons’ licensing agreements typically provide us the primary or back-up right to audit the calculations and sales data for the associated royalty payments; however, such audits may occur many months following Crystal Lagoons’ recognition of the royalty revenue, may require Crystal Lagoons to adjust its royalty revenues in later periods and may require additional expense. Further, Crystal Lagoons’ licensees may be uncooperative or have insufficient records, which may complicate and delay the audit process.

Although Crystal Lagoons intends to regularly exercise its ability to audit as necessary and to the extent available, Crystal Lagoons relies in the first instance on its licensees to accurately report the achievement of royalty sales and calculate and pay applicable royalties and, upon exercise of such royalty and other audit rights, Crystal Lagoons relies on licensees’ and royalty-agreement counterparties’ cooperation in performing such audits. In the absence of such cooperation, Crystal Lagoons may be forced to incur expenses to exercise legal remedies, if available, to enforce its agreements.

Crystal Lagoons faces competition from companies developing other or similar technologies.

Crystal Lagoons faces competition from companies developing other and similar technologies that are competitive with Crystal Lagoons’ technologies, including in the standards-setting arena. Due to competition, Crystal Lagoons’ technologies may not find a viable commercial marketplace or, where applicable, be adopted by the relevant standards. In particular, increasing participation within standards-setting organizations has contributed to greater competition for influence within such organizations and for ultimately setting standards. In addition, in licensing Crystal Lagoons’ patent portfolio, Crystal Lagoons may compete with other companies for a share of the royalties that certain licensees may argue to be the total royalty that is supported by a certain product or products. In any device or piece of equipment that contains intellectual property, the manufacturer may need to obtain a license from multiple holders of intellectual property. To the extent that multiple parties all seek royalties on the same product, the manufacturers could claim to have difficulty in meeting the financial requirements of each patent holder.

Macroeconomic conditions including rising inflation may result in increased costs of operations.

A decline in economic conditions, such as a recession, economic downturn or inflationary conditions in the U.S. or elsewhere could adversely affect Crystal Lagoons’ business. In particular, inflation has accelerated in the U.S. and globally. A majority of Crystal Lagoons’ revenue is derived from patent license agreements that provide for fixed payments that were negotiated before the recent rise in inflation. An inflationary environment can increase Crystal Lagoons’ cost of labor, as well as other operating costs, without a corresponding increase in its revenue, which may have a material adverse impact on Crystal Lagoons’ operating results and financial condition.

Changes in tax laws and resulting regulations could result in changes to Crystal Lagoons’ tax provisions and subject Crystal Lagoons to additional tax liabilities that could materially adversely affect its financial performance.

Crystal Lagoons is subject to income, sales, use and other taxes in the United States and certain foreign jurisdictions. Changes in applicable U.S. or foreign tax laws and regulations, including the Tax Cuts and Jobs Act (“Tax Act”), or in their interpretation and application, including the possibility of retroactive effect and changes to state tax laws that may occur in response to the Tax Act, could affect Crystal Lagoons’ effective income tax rate. In addition, the final determination of any tax audits or related litigation could be materially different from Crystal Lagoons’ historical tax provisions and accruals. Changes in Crystal Lagoons’ tax expense or an increase in its tax liabilities, whether due to changes in applicable laws and regulation, the interpretation or application thereof, or a final determination of tax audits or litigation, could materially adversely affect Crystal Lagoons’ financial performance.

Adverse litigation judgments or settlements resulting from legal proceedings in which Crystal Lagoons may be involved in the normal course of business could reduce Crystal Lagoons’ profits or limit its ability to operate its business.

Crystal Lagoons is subject to allegations, claims and legal actions arising in the ordinary course of its business, which may include claims by third parties, including guests who visit its PAL projects, Crystal Lagoons employees, vendors, stockholders and/or regulators. Crystal Lagoons is currently engaged in 7 litigations in the US and 3 internationally.

If any proceedings, audits, inspections or investigations were to be determined adversely against Crystal Lagoons or resulted in legal actions, claims, regulatory proceedings, enforcement actions, or judgments, fines, or settlements involving a payment of material sums of money, or if injunctive relief were issued against Crystal Lagoons, Crystal Lagoons’ business, financial condition and results of operations could be materially adversely affected. Even the successful defense of legal proceedings may cause Crystal Lagoons to incur substantial legal costs and may divert management’s attention and resources.

Risks Related to PAL Projects

Crystal Lagoons could be adversely affected by a decline in discretionary consumer spending or consumer confidence including any unfavorable impacts from Federal Reserve interest rate actions and inflation, which may influence discretionary spending, unemployment or the overall economy.

The success of Crystal Lagoons’ PAL projects depends to a significant extent on discretionary consumer spending. Some of the factors that may influence consumer spending on entertainment and recreational activities include general economic conditions, the availability of discretionary income, consumer confidence, high interest rates, domestic and global supply chain issues, high levels of unemployment, pandemics, higher consumer debt levels, reductions in net worth based on market declines and uncertainty, fluctuating foreign currency exchange rates and credit availability, government measures, inflationary pressure, tax rates and general uncertainty regarding the overall future economic environment, including recessionary concerns. During 2022, the Federal Reserve raised interest rates seven times in response to concerns about inflation. The Federal Reserve also raised interest rates in July 2023 and it may raise them again. Higher interest rates and volatility in financial markets may increase economic uncertainty and negatively affect consumer spending.

The demand for PAL projects, other entertainment and recreation activities travel is highly sensitive to downturns in the economy and the corresponding impact on discretionary consumer spending. Any actual or perceived deterioration or weakness in general, regional or local economic conditions, as well as other adverse economic or market conditions, may reduce Crystal Lagoons’ customers’ discretionary income or willingness to spend on PAL projects, entertainment, recreation activities and travel.

An increase in general price levels (due to inflationary pressure, domestic and global supply chain issues or other macroeconomic factors) could also result in a shift in consumer demand away from discretionary spending, which would adversely affect Crystal Lagoons’ attendance or guest spending patterns and, at the same time, increase operating costs. Crystal Lagoons may not be able to adequately increase prices over time at price points that consumers are willing to pay to offset such increased costs.

In the past, severe economic downturns, coupled with high volatility and uncertainty as to the future global economic landscape, have had an adverse effect on consumers’ discretionary income and consumer confidence. Volatile, negative, inflationary or uncertain economic conditions and recessionary periods may adversely impact attendance figures, the frequency with which guests choose to visit PAL projects and guest spending patterns at PAL projects. The actual or perceived weakness in the economy could also lead to decreased spending by Crystal Lagoons’ guests. Both attendance and total revenue per capita spending at PAL projects are key drivers of Crystal Lagoons’ revenue and profitability, and reductions in either can materially adversely affect its business, financial condition and results of operations.

Unfavorable publicity or a failure to respond effectively to adverse publicity, could harm Crystal Lagoons’ business.

The Crystal Lagoons brand and reputation are among its most important assets. Crystal Lagoons ability to attract and retain customers depends, in part, upon the external perception of Crystal Lagoons, the quality of its facilities and its integrity. Multi-location businesses, such as Crystal Lagoons, can be adversely affected by unfavorable publicity resulting from operational problems at its centers, health and safety concerns, scandals involving Crystal Lagoons employees or crime incidents.

Regardless of whether the allegations or complaints are valid, unfavorable publicity related to one or more PAL projects could affect public perception of the entire brand. Even incidents at similar businesses could result in negative publicity that could indirectly harm the Crystal Lagoons brand. If one or more of the PAL projects were the subject of unfavorable publicity and Crystal Lagoons was unable to respond to such reports quickly and effectively, the overall brand could be adversely affected, which could have a material adverse effect on the Crystal Lagoons business, results of operations and financial condition.

The dissemination of information via social media and similar platforms may harm Crystal Lagoons’ business, prospects, financial condition, and results of operations, regardless of the information’s accuracy. The inappropriate use of social media vehicles by Crystal Lagoons’ guests or employees could increase Crystal Lagoons’ costs, lead to litigation or result in negative publicity that could damage Crystal Lagoons’ reputation.

Crystal Lagoons may not be able to compete favorably in the entertainment market, which could have a material adverse effect on Crystal Lagoons’ business, results of operations or financial condition.

The out-of-home entertainment market is highly competitive. Crystal Lagoons competes for customers’ discretionary entertainment dollars with providers of out-of-home entertainment, including location-based entertainment facilities such as movie theaters, sporting events, bowling alleys, sports activity centers, arcades and entertainment centers, nightclubs and restaurants, as well as theme parks. Some of the entities operating these businesses are larger and have greater financial resources, have a greater number of locations, have been in business longer, have greater name recognition or are better established in the markets where PAL projects are located or are planned to be located. As a result, they may be able to invest greater resources than Crystal Lagoons can in attracting customers and succeed in attracting customers who would otherwise come to PAL projects. Crystal Lagoons’ failure to compete favorably in the competitive out-of-home entertainment market, including in terms of pricing, could have a material adverse effect on its business, results of operations and financial condition.

Crystal Lagoons’ operating results will likely be subject to seasonal fluctuations.

Companies in the amusement and recreational activities industry typically experience seasonal fluctuations. Crystal Lagoons expects to experience seasonal fluctuations in its annual PAL project park attendance and revenue, with highest sales volumes during the third quarter of each year due to the fact that most PAL projects being developed are signed in countries and regions that typically experience their hottest months of the year in that quarter.

In addition, the timing of school vacations and school start dates may also cause fluctuations in Crystal Lagoons’ PAL project attendance and revenue. For example, revenues can shift between the first and second quarters due to the timing of Easter and spring break holidays and between the first and fourth quarters due to the timing of holiday breaks around Christmas and New Year. Even for those lagoons that may be open year-round, attendance patterns may experience significant seasonality, driven by holidays, school vacations and weather conditions. Changes in school calendars that impact traditional school vacation breaks could also impact attendance patterns.

Because each lagoon is an outdoor attraction, attendance at lagoons may adversely affected by bad or extreme weather conditions and forecasts of bad or mixed weather conditions, which could negatively affect Crystal Lagoons’ revenues and results of operations. Adverse weather events could also cause Crystal Lagoons to incur significant costs to repair facilities and cause extended closure times if repairs or replacements need to be made. Natural disasters and adverse weather conditions can be caused or exacerbated by climate change, and the series of extreme weather events experienced in recent years presents an alarming trend.

Once in operation, any changes to the operating schedule of a PAL, such as increasing or decreasing operating days, could change the impact of seasonality in the future. If conditions or events described in this Risk Factors section occur during the operating season, there is only a limited period of time during which the impact of those conditions or events can be mitigated. Accordingly, such conditions or events may have a disproportionately adverse effect on Crystal Lagoons’ revenues and cash flow.

Crystal Lagoons derives a significant portion of its revenues from multi-year master agreements and other long-term contracts and the delay or cancellation of any of these agreements could adversely affect Crystal Lagoons’ results of operations.

Crystal Lagoons utilizes master agreements (each a “master agreement”) to give a single developer the exclusive rights to create a significant number of PAL projects in a designated geographical area over several years. Typically, a master agreement will provide for an initial term of 10 years and include automatic renewal terms thereafter. Crystal Lagoons’ projected revenues assume that definitive work orders have been, or will be, issued by the developer, and that the work will be completed. The potential loss of work under such master agreements, or the rescheduling or modification of previously assigned work by a developer, could adversely affect Crystal Lagoons’ results of operations, cash flows, and liquidity, as well as any projections we provide.

Changes in consumer tastes and preferences for entertainment and consumer products could reduce demand for Crystal Lagoons’ offerings and adversely affect the profitability of Crystal Lagoons’ business.

The success of Crystal Lagoons’ business depends on its ability to consistently provide, maintain, and expand its attractions that meet changing consumer preferences. In addition, Crystal Lagoons’ success depends in part on its ability to successfully predict and adapt to tastes and preferences of its consumer group. If Crystal Lagoons’ entertainment offerings do not achieve sufficient consumer acceptance or if consumer preferences change, its business, financial condition or results of operations could be materially adversely affected.

New PAL project locations, once opened, may not be profitable or may close, and the increases in average per location revenue and comparable sales that Crystal Lagoons has experienced in the past may not be indicative of future results.

Crystal Lagoons’ results have been, and in the future may continue to be, significantly impacted by the timing of new PAL project location openings, which is subject to a number of factors, many of which are outside of Crystal Lagoons’ control, including delays in permits, delays in lagoon construction, delays in the construction of the surrounding infrastructure around the lagoon, among others, as well as changes in Crystal Lagoons’ geographic concentration due to the opening of new locations. Crystal Lagoons may incur additional costs in new markets, which may impact sales and the profitability of those locations. Accordingly, the volume and timing of new location openings may have a material adverse impact on Crystal Lagoons’ profitability.

Although Crystal Lagoons targets specified operating and financial metrics, new locations may never meet these targets or may take longer than anticipated to do so. Any new location may never become profitable or achieve operating results similar to those of existing locations, which could adversely affect Crystal Lagoons’ business, financial condition or results of operations.

Risks Related to Real Estate Projects

The homebuilding industry is cyclical. A severe downturn in the industry could adversely affect the real estate developers that Crystal Lagoons partners with, and consequently affect Crystal Lagoons’ business and results of operations.

Through Crystal Lagoons’ real estate business model, Crystal Lagoons partners with various real estate development projects in the homebuilding industry, including residential projects, single-family lots, commercial office spaces, hotels and macro lots. The homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions such as levels of employment, consumer confidence and income, availability of financing for acquisitions, construction and permanent mortgages, interest rate levels, inflation and demand for housing. The housing market could be negatively impacted by declining consumer confidence, restrictive mortgage standards and large supplies of foreclosures, resales and new homes, among other factors. These conditions, combined with a prolonged economic downturn, high unemployment levels, increases in the rate of inflation and uncertainty in the economy, could contribute to higher cancellation rates, decreased demand for housing, increased market inventory of new homes, reduced sales prices and increased pricing pressure. Lower demand for homes of the developers that Crystal Lagoons partners with, combined with lower sales prices or the offering of other incentives or concessions would also have an adverse impact on Crystal Lagoons’ margins. If demand for housing stalls or declines, the real estate developers that Crystal Lagoons partners with could experience declines in the market value of their inventory and demand for lots, homes and construction loans, which could have a material adverse effect on the demand of Crystal Lagoons’ lagoons.

Increased regulation of the mortgage industry and a lack of financing for homebuyers in the residential real estate market at favorable rates and on favorable terms could have a material adverse effect on Crystal Lagoons’ financial performance and results of operations.

The mortgage industry remains under intense scrutiny and continues to face increasing regulation at the federal, state and local level. The real estate developers that Crystal Lagoons partners with are significantly impacted by the availability of financing at favorable rates or on favorable terms for homebuyers, which may be affected by government regulations and policies.

The monetary policy of the U.S. government, and particularly the Federal Reserve Board, which regulates the supply of money and credit in the United States, significantly affects the availability of financing at favorable rates and on favorable terms, which in turn affects the domestic real estate market. Policies of the Federal Reserve Board can affect interest rates available to potential homebuyers. Further, Crystal Lagoons is affected by any rising interest rate environment. Changes in the Federal Reserve Board’s policies, the interest rate environment and mortgage market are beyond Crystal Lagoons’ control, are difficult to predict, and could restrict the availability of financing on reasonable terms for homebuyers, which could have a material adverse effect on Crystal Lagoons’ business, results of operations and financial condition.

Crystal Lagoons and Crystal Lagoons’ partners cannot predict whether or not such legislation, regulation and policies may increase down payment requirements, increase mortgage costs, or result in increased costs and potential litigation for housing market participants, any of which could have a material adverse effect on the real estate developers with which Crystal Lagoons’ partners with, and therefore Crystal Lagoons’ financial condition and results of operations.

Receipt of future payments from Crystal Lagoons’ real estate developers is dependent upon such developer’s continued efforts and ability to develop and market the property.

Crystal Lagoons is entitled to receive a percentage of the sales prices of each unit sold within the communities with which Crystal Lagoons partners, which is typically a 2% royalty of each unit. However, in order to collect such payments, Crystal Lagoons is reliant upon such developers to continue to market the remaining lots within a community and to proceed with the development or sale of the remaining portion of the residences in those communities. Additionally, future cash distributions from these developments are also dependent on future lot sales and the development or sale of additional lots.

To the extent that the developers that Crystal Lagoons partners with are unable to develop or sell remaining portions of these communities, there is no assurance with regards to the amounts of future sales. Crystal Lagoons does not have a controlling interest in the partnerships, and therefore is dependent on the developers. The receipt of future payments and cash distributions could be jeopardized if developers fail to proceed with development and marketing of their properties.

Crystal Lagoons depends on the availability and satisfactory performance of the developers that it partners with. Crystal Lagoons’ business could be negatively affected if the developers that it partners with are not able to perform.

Crystal Lagoons’ unaffiliated third-party developers perform virtually all of the land development and constructions. Consequently, the timing and quality of the development of the land and the construction varies. There may not be sufficient availability of and satisfactory performance by these unaffiliated third-party developers in the markets in which Crystal Lagoons intends to build its lagoons. If there are inadequate resources, Crystal Lagoons’ ability to meet customer demands, both timing and quality, could be adversely affected which could have a material adverse effect on its reputation, future growth and profitability.

Risks Related to Crystal Lagoons’ Intellectual Property and Information Technology

Failure to adequately protect Crystal Lagoons’ intellectual property could harm its business.

With over 2,500 patents, 500 trademarks and 900 copyrights, Crystal Lagoons regards its intellectual property as having significant value and being important to its marketing efforts. Crystal Lagoons uses a combination of intellectual property rights, such as trademarks and trade secrets, to protect its brands and certain other proprietary processes and information material to the business. For example, its innovative water treatment process can use only as little as 1% of the chemicals and as little as approximately 2% of the energy required by traditional swimming pool filtration systems. The success of Crystal Lagoons’ business strategy depends, in part, on its continued ability to use the intellectual property rights to increase brand awareness and further develop its technologies in both existing and new markets. If Crystal Lagoons fails to protect its intellectual property rights adequately, it may lose an important advantage in the markets in which it operates. If third parties misappropriate or infringe on Crystal Lagoons’ intellectual property, the value of its image, brands and the goodwill associated therewith may be diminished, its brands may fail to achieve and maintain market recognition, and its competitive position may be harmed, any of which could have a material adverse effect on its business and revenues. Policing unauthorized use of Crystal Lagoons’ intellectual property is difficult, and Crystal Lagoons cannot be certain that the steps taken will prevent the violation or misappropriation of such intellectual property rights by others. To protect its intellectual property, Crystal Lagoons has, and will likely continue to, become involved in litigation, which could result in substantial expenses, divert the attention of management, and adversely affect Crystal Lagoons’ revenue, financial condition and results of operations. For example, Crystal Lagoons is currently engaged in 6 active litigations in the US and 2 in other countries. In addition, while some companies seek licenses before they commence manufacturing and/or selling devices that use Crystal Lagoons patented inventions, many do not. Consequently, Crystal Lagoons approaches developers seeking to establish licensing agreements for use of its technologies. Crystal Lagoons expends significant time and effort identifying users and potential users and negotiating licensing agreements with developers that may be reluctant to take licenses. However, if Crystal Lagoons believes that a third party requires a license to use Crystal Lagoons’ patents, Crystal Lagoons has in the past commenced, and may in the future commence, legal or administrative action against the third party if they refuse to enter into a license agreement.

Crystal Lagoons cannot be certain that its offerings and services do not and will not infringe on the intellectual property rights of others. Any such claims, regardless of merit, could be time-consuming and expensive to litigate or settle, divert the attention of management, cause significant delays, materially disrupt the conduct of Crystal Lagoons’ business, and have a material adverse effect on its financial condition and results of operations. Crystal Lagoons could also be required to pay a substantial damage award, take a royalty-bearing license, discontinue the use of third-party products used within its operations and/or rebrand its products and services as a result of any such claims.

Crystal Lagoons’ technology development activities may experience delays.

Crystal Lagoons may experience technical, financial, resource or other difficulties or delays related to the further development of Crystal Lagoons’ technologies. Delays may have adverse financial effects and may allow competitors with comparable technology offerings to gain an advantage in the marketplace or in the standards setting arena. There can be no assurance that Crystal Lagoons will continue to have adequate staffing or that its development efforts will ultimately be successful. Moreover, certain of Crystal Lagoons’ technologies have not been fully tested in commercial use, and it is possible that they may not perform as expected. In such cases, Crystal Lagoons’ business, financial condition and operating results could be adversely affected, and its ability to secure new licensees and other business opportunities could be diminished.

Information technology system failures or interruptions may impact Crystal Lagoons’ ability to effectively operate its business.

Crystal Lagoons relies heavily on various information technology systems, including a cloud-based client information center with bottom cleaning reports (from GPS monitoring) and an online telemetry system that continuously monitors water quality. Although Crystal Lagoons has operational safeguards in place, those technology systems and solutions could become vulnerable to damage, disability or failures due to theft, fire, power outages, telecommunications failure or other catastrophic events. Any failure of these systems could significantly impact Crystal Lagoons’ operations and could make its systems unavailable or degraded. These service disruptions could be prolonged. Crystal Lagoons’ reliance on systems operated by third parties also presents the risks faced by the third party’s business, including the operational, cybersecurity, and credit risks of those parties. If those systems were to fail or otherwise be unavailable, and Crystal Lagoons is unable to timely recover, Crystal Lagoons could experience an interruption in its operations.

Technology interruptions or failures that impair access to Crystal Lagoons’ infrastructure or information technology systems could adversely affect its business or operations.

The satisfactory performance, reliability and availability of Crystal Lagoons’ technologies and infrastructure are critical to the conduct of its business. Any system interruptions that result in the unavailability or disruption of Crystal Lagoons’ infrastructure could adversely affect its results of operations and/or result in negative publicity. Crystal Lagoons has in the past experienced, and may in the future experience, temporary system interruptions for a variety of reasons, mainly due to an interruption in internet connection on the client’s location. Even a disruption as brief as a few minutes could have a negative impact on Crystal Lagoons’ activities and could result in a loss of revenue. For example, there have been instances when the internet connection was lost, which resulted in the telemetry system not being able to function. Although these issues were short-lived and did not have a material impact to Crystal Lagoons’ results of operations, prolonged or repeat system interruptions and network failures could adversely impact Crystal Lagoons’ operations as a significant portion of its revenues are driven by the telemetry fees that it receives, which typically average $60k a month per lagoon.

Additionally, damage, failures or interruptions to Crystal Lagoons’ information technology systems may require a significant investment to update, remediate or replace with alternate systems, and Crystal Lagoons may suffer interruptions in its operations as a result. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of its operations and/or result in negative publicity. Any material interruptions or failures in Crystal Lagoons’ systems, including those that may result from Crystal Lagoons’ failure to adequately develop, implement and maintain a robust disaster recovery plan and backup systems could severely affect Crystal Lagoons’ ability to conduct normal business operations and, as a result, could adversely affect its business operations and financial performance.

Cybersecurity breaches or other privacy or data security incidents that expose confidential information that is stored or utilized in Crystal Lagoons’ information systems or by third parties on Crystal Lagoons’ behalf may impact its business.

Many of Crystal Lagoons’ information technology systems (and those of third-party business partners, whether cloud-based or hosted in proprietary servers) contain proprietary and other confidential information related to its business, such as business plans and initiatives. A cyber incident (generally any intentional or unintentional attack that results in unauthorized access resulting in disruption of systems, corruption of data, theft or exposure of confidential information or intellectual property) that compromises the information of Crystal Lagoons’ customers or employees could result in widespread negative publicity, damage to its reputation, a loss of customers and disruption of its business.

If in the future, Crystal Lagoons experiences a security breach, it could become subject to claims, lawsuits or other proceedings for purportedly fraudulent transactions arising out of the theft of credit or debit card information, compromised security and information systems, failure of its employees to comply with applicable laws, the unauthorized acquisition or use of such information by third parties, or other similar claims.

Risks Related To Crystal Lagoons’ International Operations

Crystal Lagoons conducts business internationally, which exposes it to uncertainties and risks that could negatively affect its operations, sales, and future growth prospects.

A significant portion of Crystal Lagoons’ revenues are generated by customers located outside the United States. As of January 2024, 30 out of the 161 signed contracts are from the United States, while 131 are in other countries and territories. Crystal Lagoons’ network spanned 41 different countries as of January 2024, and expects its international operations to continue to account for an increasingly significant portion of its future revenues. There are a number of risks associated with operating in international markets that could negatively affect Crystal Lagoons’ operations, sales and future growth prospects. These risks include:

•        new restrictions on access to markets;

•        unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements;

•        fluctuations in the value of various foreign currencies versus the U.S. Dollar and potential currency devaluations;

•        new tariffs, trade protection measures, import or export licensing requirements, trade embargoes, sanctions, and other trade barriers;

•        difficulties in obtaining competitively priced key commodities, raw materials, and component parts from various international sources that are needed to manufacture quality products on a timely basis;

•        imposition of foreign exchange controls in foreign jurisdictions;

•        dependence on foreign distributors and their sales channels;

•        reliance on local partners, including in connection with joint revenue sharing arrangements;

•        difficulties in staffing and managing foreign operations;

•        inability to complete PAL projects, including as a result of material disruptions or delays in Crystal Lagoons’ supply chains, or collect full payment on installations thereof;

•        local business practices that can present challenges to compliance with applicable anti-corruption and bribery laws;

•        difficulties in establishing market-appropriate pricing;

•        less accurate and/or less reliable box office reporting;

•        adverse changes in foreign government monetary and/or tax policies, and/or difficulties in repatriating cash from foreign jurisdictions (including with respect to China, where approval of the State Administration of Foreign Exchange is required);

•        poor recognition of intellectual property rights;

•        difficulties in enforcing contractual rights;

•        inflation;

•        requirements to provide performance bonds and letters of credit to international customers to secure system component deliveries;

•        harm to the Crystal Lagoons brand from operating in countries with records of controversial government action, including human rights abuses; and

•        political, economic and social instability, which could result in adverse consequences for Crystal Lagoons’ interests in different regions of the world.

Additionally, global geopolitical tensions and actions that governments take in response may adversely impact Crystal Lagoons. In response to the ongoing conflict between Russia and Ukraine, the United States and other countries in which Crystal Lagoons operates have imposed broad sanctions and other restrictive actions against governmental and other entities in Russia and Belarus, which in turn have and may continue to have an adverse impact on Crystal Lagoons’ business and results of operations in affected regions. The scope, intensity, duration and outcome of the conflict is uncertain. Additionally, given the global nature of Crystal Lagoons’ operations, any protracted conflict or the broader macroeconomic impact of the Russia-Ukraine conflict and sanctions imposed on Russia, Belarus and other countries could have an adverse impact on Crystal Lagoons’ business, results of operations, financial condition, and future performance and may also magnify the impact of other risks described herein, including the risk of cybersecurity attacks, which have increased in connection with the ongoing conflict and may impact information technology systems unrelated to the conflict, or jeopardize critical infrastructure in jurisdictions where Crystal Lagoons operates.

In addition, changes in United States foreign policy can present additional risks or uncertainties as Crystal Lagoons continues to expand its international operations. Opening lagoons in markets that have experienced geopolitical or sociopolitical unrest or controversy, including through partnerships with local entities, exposes Crystal Lagoons to the risks listed above, as well as additional risks of operating in a volatile region. Such risks may negatively impact Crystal Lagoons’ business operations in such regions and may also harm Crystal Lagoons’ brand. Moreover, a deterioration of the diplomatic relations between the United States and a given country may impede Crystal Lagoons’ ability to operate lagoons in such countries and have a negative impact on Crystal Lagoons’ financial condition and future growth prospects.

Tariffs or other trade restrictions could adversely impact Crystal Lagoons’ business, financial condition and results of operations.

Crystal Lagoons purchases some of the equipment and supplies used in its business from entities which are located both in the United States and in Chile. Specifically, Crystal Lagoons has two key suppliers for each of the: (i) Modular Treatment Systems (MTS), (ii) additives and (iii) bottom cleaning carts. Generally, Crystal Lagoons has maintained one supplier for domestic projects and one supplier for international projects. While Crystal Lagoons does not have formal contracts with any of its suppliers, due to the proprietary nature of the equipment and long lead times based on construction schedules, Crystal Lagoons has long-standing relationships and high visibility from them.

These relationships expose Crystal Lagoons to risks associated with doing business globally, including changes in tariffs, quotas and other restrictions on imports (collectively “Trade Restrictions”) as well as escalating global trade tensions and the potential for international supply chain disruptions due to geopolitical events. Furthermore, any retaliatory counter-measures imposed by countries subject to such tariffs could increase Crystal Lagoons, or Crystal Lagoons’ vendors’, import expenses. These direct and indirect impacts of increased tariffs or Trade Restrictions, both individually and cumulatively, could have a material adverse effect on Crystal Lagoons’ business, financial condition and results of future operations.

Risks Related To Crystal Lagoons’ Capital Structure

Crystal Lagoons’ existing debt agreements contain, and future debt agreements may contain, restrictions that may limit Crystal Lagoons’ flexibility in operating its business.

Crystal Lagoons’ existing debt agreements contain, and documents governing Crystal Lagoons’ future indebtedness may contain, financial and operating covenants that limit the discretion of management with respect to certain business matters. These covenants include: a debt service coverage ratio; actual revenue versus expected revenues and lagoons in operation.

Crystal Lagoons’ ability to comply with these and other provisions of the existing debt agreements is dependent on future performance, which will be subject to many factors, some of which are beyond its control. The breach of any of these covenants or non-compliance with any of these financial ratios and tests could result in an event of default under the existing debt agreements, which, if not cured or waived, could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

The post-business combination company will be a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

The post-business combination company will be a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

Following the Business Combination (assuming maximum redemptions), Fernando Fischmann, Crystal Lagoons’ Chief Executive Officer, will beneficially own approximately 89% of the combined voting power for the election of directors to the New Crystal Lagoons Board, and, as a result, will be considered a “controlled company” for the purposes of Nasdaq listing rules. As such, the post-business combination company will qualify for, and may rely on, exemptions from certain corporate governance requirements, including that a majority of the company consist of “independent directors,” as defined under Nasdaq listing rules. In addition, the company will not be required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with written charters addressing the committees’ purposes and responsibilities and an annual performance evaluation of these committees.

If at any time New Crystal Lagoons ceases to be a “controlled company” under Nasdaq listing rules, the New Crystal Lagoons Board intends to take any action that may be necessary to comply with Nasdaq listing rules, subject to a permitted “phase-in” period. These and any other actions necessary to achieve compliance with such rules may increase New Crystal Lagoons’ legal and administrative costs, will make some activities more difficult, time-consuming and costly and may also place additional strain on New Crystal Lagoons’ personnel, systems and resources.

Fernando Fischmann, Crystal Lagoons’ largest stockholder, will have control over key decision making as a result of his control of a substantial amount of Crystal Lagoons’ voting stock.

Following the Business Combination (assuming no additional redemptions), Fernando Fischmann, Crystal Lagoons’ Chief Executive Officer, will beneficially own approximately 89% of the combined voting power for the election of directors to the New Crystal Lagoons Board.

Mr. Fischmann’s beneficial ownership will afford him significant influence to the outcome of matters submitted to stockholders for approval in the future, including the election of directors and any merger, consolidation, or sale of all or substantially all of his respective assets. This concentrated ownership could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of his respective assets that other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that other stockholders do not support. This concentrated ownership could also discourage a potential investor from acquiring New Crystal Lagoons’ common stock, due to the limited voting power of such shares. As a stockholder, even a major stockholder, Mr. Fischmann is entitled to vote his shares in his own interest, which may not always be in the interests of New Crystal Lagoons’ stockholders generally.

General Risks

The loss of one or more of Crystal Lagoons’ key personnel, or its failure to attract and retain its employee population, could adversely affect its business.

Crystal Lagoons’ operations and prospects depend in large part on the performance and continued service of its senior management team. The competition for experienced senior management in Crystal Lagoons’ industry is intense, and Crystal Lagoons may not find qualified replacements for any of these individuals if their services are no longer available on the same terms or at all. The loss of the services of one or more members of Crystal Lagoons’ senior management team could adversely affect its ability to effectively pursue its business strategy.

In addition, Crystal Lagoons may experience challenges with respect to employee retention given the current competitive labor market. A number of external factors beyond its control, including its industry’s highly competitive market for skilled workers and leaders, cost inflation, and workforce participation rates, may negatively affect Crystal Lagoons’ ability to retain and attract qualified employees. If Crystal Lagoons experiences high attrition rates in its employee population, its results of operations may be adversely affected.

Increased labor costs and employee health and welfare benefit costs may negatively impact Crystal Lagoons’ operations.

Crystal Lagoons devotes significant resources to recruiting and training its employees to meet staffing needs. Increased labor costs or turnover due to competition, inflationary pressures, increased minimum wage or employee benefit costs or otherwise, has and could continue to put pressure on Crystal Lagoons’ margins and adversely impact its operating expenses. Any future amendments or new legislation could significantly increase Crystal Lagoons’ compensation costs, which would reduce the net income and adversely affect cash flows.

In addition, a number of companies with whom Crystal Lagoons competes for talent have announced wage and benefit increases to attract and retain employees in a tight labor market which has driven-up labor costs. Increases to the minimum wage in locations where Crystal Lagoons does business, wages of companies from whom Crystal Lagoons competes for talent and/or increased benefit costs will negatively impact Crystal Lagoons’ operating expenses.

The requirements of being a public company may strain Crystal Lagoons’ resources, result in more litigation and divert management’s attention.

As a public company, Crystal Lagoons will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Complying with these rules and regulations has increased and will increase Crystal Lagoons’ legal and financial compliance costs, make some activities more difficult, time consuming or costly and increase demand on Crystal Lagoons’ systems and resources. The Exchange Act requires, among other things, that Crystal Lagoons file annual, quarterly and current reports with respect to its business and results of operations. The Sarbanes-Oxley Act requires, among other things, that Crystal Lagoons maintain effective disclosure controls and procedures and internal control over financial reporting. Crystal Lagoons is required to disclose changes made in Crystal Lagoons’ internal control and procedures on a quarterly basis. In order to maintain and, if required, improve Crystal Lagoons’ disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect Crystal Lagoons’ business and results of operations. Crystal Lagoons may also need to hire additional employees or engage outside consultants to comply with these requirements, which will increase Crystal Lagoons’ costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Crystal Lagoons intends to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may result in a diversion of management’s time and attention from revenue-generating activities to compliance activities. If Crystal Lagoons’ efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and Crystal Lagoons’ business may be adversely affected.

These new rules and regulations may make it more expensive for Crystal Lagoons to obtain director and officer liability insurance and, in the future, it may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for Crystal Lagoons to attract and retain qualified members of its board of directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

By disclosing information in this proxy statement and in future filings required of a public company, Crystal Lagoons’ business and financial condition will become more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If those claims are successful, Crystal Lagoons’ business could be seriously harmed. Even if the claims do not result in litigation or are resolved in Crystal Lagoons’ favor, the time and resources needed to resolve them could divert management’s resources and seriously harm its business.

Crystal Lagoons’ results of operations and financial condition could be negatively impacted by changes in accounting principles.

The accounting for Crystal Lagoons’ business is subject to change based on the evolution of its business model, interpretations of relevant accounting principles, enforcement of existing or new regulations, and changes in policies, rules, regulations, and interpretations of accounting and financial reporting requirements of the SEC or other regulatory agencies. Adoption of a change in accounting principles or interpretations could have a significant effect on Crystal Lagoons’ reported results of operations and could affect the reporting of transactions completed before the adoption of such change. It is difficult to predict the impact of future changes to accounting principles and accounting policies over financial reporting, any of which could adversely affect Crystal Lagoons’ results of operations and financial condition and could require significant investment in systems and personnel.

Risks Related to Twelve Seas and the Business Combination

Unless the context otherwise requires, all references in this sub-section to “we,” “us,” or “our” refer to Twelve Seas.

Twelve Seas stockholders will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.

Upon the issuance of the New Crystal Lagoons Common Stock in the Business Combination, current Twelve Seas stockholders’ percentage ownership will be diluted. Assuming no Public Stockholders exercise their redemption rights, current Twelve Seas stockholders’ (including the Initial Stockholders) percentage ownership in New Crystal Lagoons following the issuance of shares to Crystal Lagoons Stockholders would be 10.7%. Under the same assumptions and assuming that 77,229 shares of New Crystal Lagoons Common Stock (the maximum number of Public Shares that could be redeemed in connection with the Business Combination while still allowing for the minimum cash condition to be fulfilled) are redeemed in connection with the Business Combination and excluding any shares issuable pursuant to Twelve Seas’ outstanding warrants, current Twelve Seas stockholders’ percentage ownership in New Crystal Lagoons following the issuance of New Crystal Lagoons Common Stock to Crystal Lagoons Stockholders would be 7.9%. The percentage of New Crystal Lagoons Common Stock that will be owned by current Twelve Seas stockholders as a group will vary based on the number of shares of New Crystal Lagoons Common Stock for which the holders thereof request redemption in connection with the Business Combination. Because of this, current Twelve Seas stockholders, as a group, will have less influence on the board of directors, management and policies of New Crystal Lagoons than they now have on the board of directors, management and policies of Twelve Seas. The foregoing amounts of percentage ownership will change (x) if the actual facts differ from the assumptions set forth above and (y) depending on whether any transaction financing is consummated. For an illustration of the number of shares and percentage interests outstanding under scenarios that assume redemptions of Twelve Seas’ Public Shares in amounts of 0%, 50% and maximum redemptions, see the section entitled “Summary of The Proxy Statement — Ownership of New Crystal Lagoons After the Closing.”

Past performance by Twelve Seas, including its management team and affiliates, may not be indicative of future performance of an investment in Twelve Seas or the post-combination business.

Information regarding performance by, or businesses associated with, Twelve Seas’ management team, directors, advisors and their respective affiliates is presented for informational purposes only. Past performance by Twelve Seas’ management team, directors, advisors and such affiliates is not a guarantee of success with respect to the Business Combination. You should not rely on the historical performance of Twelve Seas’ management team, directors and advisors or that of their respective affiliates as indicative of New Crystal Lagoons’ future performance, of an investment in Twelve Seas or New Crystal Lagoons, or the returns Twelve Seas or New Crystal Lagoons will, or is likely to, generate going forward.

Securities of special purpose acquisition companies (“SPACs”) that have engaged in a business combination transaction, such as the Business Combination, may experience a material decline in price relative to the share price of the SPAC prior to such business combination transaction.

As with most initial public offerings of SPACs in recent years, Twelve Seas issued its Units for $10.00 per Unit upon the closing of the IPO. As with other SPACs, the $10.00 per share price reflected each Public Share having a right to redeem such share for a pro rata portion of the proceeds held in the Trust Account, which is expected to equal approximately $10.00 per share prior to the Closing. Following the Closing, the outstanding shares of New Crystal Lagoons Common Stock will no longer have any such redemption right and will be solely dependent upon the fundamental value of New Crystal Lagoons, which, like the securities of other companies formed through business combination transactions with SPACs in recent years, may be significantly less than $10.00 per share.

If we consummate the Business Combination, there is no guarantee that the Public Warrants will ever be in the money, and they may expire worthless and the terms of the Public Warrants may be amended.

The exercise price for the Public Warrants is $11.50 per share of Class A common stock. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the Public Warrants may expire worthless. In addition, the terms of the Public Warrants may be amended under certain circumstances. See the risk factor titled “Twelve Seas may amend the terms of its warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of New Crystal Lagoons Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without the approval of the warrant holders.”

There is uncertainty regarding the federal income tax consequences of the redemption to the holders of Class A common stock.

There is some uncertainty regarding the federal income tax consequences to holders of Class A common stock who exercise their redemption rights. The uncertainty of tax consequences relates primarily to the individual circumstances of the taxpayer and include (i) whether the redemption results in a dividend, taxable as ordinary income, or a sale, taxable as capital gain, and (ii) whether such capital gain is “long-term” or “short-term.” Whether the redemption qualifies for sale treatment, resulting in taxation as capital gain rather than ordinary income, will depend largely on whether the holder owns (or is deemed to own) any shares of Class A common stock following the redemption, and if so, the total number of shares of Class A common stock held by the holder both before and after the redemption relative to all shares of Class A common stock outstanding both before and after the redemption. The redemption generally will be treated as a sale, rather than a dividend, if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in Twelve Seas or (iii) is “not essentially equivalent to a dividend” with respect to the holder. Due to the personal and subjective nature of certain of such tests and the absence of clear guidance from the Internal Revenue Service (“IRS”), there is uncertainty as to whether a holder who elects to exercise its redemption rights will be taxed on any gain from the redemption as ordinary income or capital gain. See the section entitled “Material U.S. Federal Income Tax Considerations for Holders of Twelve Seas Class A common stock.”

The market price of New Crystal Lagoons Common Stock after the Business Combination may be affected by factors different from those currently affecting the prices of Twelve Seas common stock.

Upon completion of the Business Combination, holders of shares of Crystal Lagoons Common Stock and preferred stock will become holders of New Crystal Lagoons Common Stock. Prior to the Business Combination, Twelve Seas has had limited operations. Upon completion of the Business Combination, New Crystal Lagoons’ results of operations will depend upon the performance of New Crystal Lagoons’ businesses, which are affected by factors that are different from those currently affecting the results of operations of Twelve Seas.

If the Business Combination’s benefits do not meet the expectations of financial analysts, the market price of New Crystal Lagoons Common Stock may decline.

The market price of the New Crystal Lagoons Common Stock may decline as a result of the Business Combination if New Crystal Lagoons does not achieve the perceived benefits of the Business Combination as rapidly, or to the extent anticipated by, financial analysts or the effect of the Business Combination on New Crystal Lagoons’ financial results is not consistent with the expectations of financial analysts. Accordingly, holders of New Crystal Lagoons Common Stock may experience a loss as a result of a decline in the market price of New Crystal Lagoons Common Stock. In addition, a decline in the market price of New Crystal Lagoons Common Stock could adversely affect New Crystal Lagoons’ ability to issue additional securities and to obtain additional financing in the future.

The consummation of the Business Combination is subject to a number of conditions, and if those conditions are not satisfied or waived, the Merger Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

The Merger Agreement is subject to a number of conditions which must be fulfilled in order to complete the Business Combination. Those conditions include, but are not limited to: approval of the proposals required to effect the Business Combination by Twelve Seas and Crystal Lagoons Stockholders, as well as receipt of requisite regulatory approval, absence of orders prohibiting completion of the Business Combination, approval of the New Crystal Lagoons Common Stock to be issued to Crystal Lagoons Stockholders for listing on Nasdaq or the NYSE, meeting the minimum cash condition, entering into the FCM Credit Facility, the accuracy of the representations and warranties by both parties (subject to the materiality standards set forth in the Merger Agreement) and the performance by both parties of their covenants and agreements. These conditions to the closing of the Business Combination may not be fulfilled in a timely manner or at all, and, accordingly, the closing of the Business Combination may be significantly delayed or not occur at all. In addition, the parties can mutually decide to terminate the Merger Agreement at any time, before or after stockholder approval, or Twelve Seas or Crystal Lagoons may elect to terminate the Merger Agreement in certain other circumstances. See “The Merger Agreement — Termination.”

There are risks to Twelve Seas stockholders who are not affiliates of the Sponsor of becoming stockholders of New Crystal Lagoons through the Business Combination rather than acquiring securities of Crystal Lagoons directly in an underwritten public offering, including no independent due diligence review by an underwriter.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of Twelve Seas’ securities in connection therewith, investors will not receive the benefit of any outside independent review of Twelve Seas’ and Crystal Lagoons’ respective finances and operations. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, Twelve Seas stockholders must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

If New Crystal Lagoons became a public company through an underwritten public offering, the underwriters would be subject to liability under Section 11 of the Securities Act for material misstatements and omissions in the initial public offering registration statement. In general, an underwriter is able to avoid liability under Section 11 if it can prove that it “had, after reasonable investigation, reasonable ground to believe and did believe, at the time . . . the registration statement became effective, that the statements therein (other than the audited financial statements) were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.” In order to fulfill its duty to conduct a “reasonable investigation,” an underwriter will, in addition to conducting a significant amount of due diligence on its own, usually require that an issuer’s independent registered public accounting firm provide a comfort letter with respect to certain numbers included in the registration statement and will require the law firm for the issuer to include in its legal opinion to the underwriters a statement that such counsel is not aware of any material misstatements or omissions in the initial public offering registration statement (“Counsel Negative Assurance Statements”). Auditor comfort letters and Counsel Negative Assurance Statements are generally not required in connection with private companies going public through a merger with a special purpose acquisition company, such as Twelve Seas, and no auditor comfort letters or Counsel Negative Assurance Statements have been requested or obtained in connection with the Business Combination or the preparation of this proxy statement.

In addition, the amount of due diligence conducted by Twelve Seas and its advisors in connection with the Business Combination may not be as high as would have been undertaken by an underwriter in connection with an initial public offering of Crystal Lagoons. Accordingly, it is possible that defects in Crystal Lagoons’ business or problems with Crystal Lagoons’ management that would have been discovered if Crystal Lagoons conducted an underwritten public offering will not be discovered in connection with the Business Combination, which could adversely affect the market price of the New Crystal Lagoons Common Stock.

Unlike an underwritten initial public offering, the initial trading of New Crystal Lagoons’ securities will not benefit from the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed shares and underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing. The lack of such a process in connection with the listing of New Crystal Lagoons’ securities on the Nasdaq could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for New Crystal Lagoons’ securities during the period immediately following the listing.

Twelve Seas may not be able to complete an initial Business Combination with certain potential target companies if a proposed transaction with the target company may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations.

Certain acquisitions or business combinations may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations. In the event that such regulatory approval or clearance is not obtained, or the review process is extended beyond the period of time that would permit an initial business combination to be consummated with Twelve Seas, Twelve Seas may not be able to consummate a Business Combination with such target. In addition, regulatory considerations may decrease the pool of potential target companies Twelve Seas may be willing or able to consider.

In the United States, certain mergers that may affect competition may require certain filings and review by the Department of Justice and the Federal Trade Commission, and investments or acquisitions that may affect national security are subject to review by the Committee on Foreign Investment in the United States (“CFIUS”). CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States.

Outside the United States, laws or regulations may affect Twelve Seas’ ability to consummate an initial business combination with potential target companies incorporated or having business operations in jurisdictions where national security considerations, involvement in regulated industries, or in businesses where a country’s culture or heritage may be implicated.

U.S. and foreign regulators generally have the power to deny the ability of the parties to consummate a transaction or to condition approval of a transaction on specified terms and conditions, which may not be acceptable to Twelve Seas or a target. In such event, Twelve Seas may not be able to consummate a transaction with that potential target.

As a result of these various restrictions, the pool of potential targets with which Twelve Seas could complete an initial business combination may be limited, and Twelve Seas may be adversely affected in terms of competing with other SPACs that do not have similar ownership issues. Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because Twelve Seas has only a limited time to complete Twelve Seas’ initial business combination, Twelve Seas’ failure to obtain any required approvals within the requisite time period may require Twelve Seas to liquidate. If Twelve Seas liquidates, Twelve Seas’ Public Stockholders may only receive $10.63 per share (based on the amount in the Trust Account of approximately $14.3 million as of February 6, 2024), and Twelve Seas’ warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in New Crystal Lagoons.

Termination of the Merger Agreement could negatively impact Crystal Lagoons and Twelve Seas.

If the Business Combination is not completed for any reason, including as a result of Twelve Seas stockholders declining to approve the proposals required to effect the Business Combination, the ongoing businesses of Crystal Lagoons and Twelve Seas may be adversely impacted and, without realizing any of the anticipated benefits of completing the Business Combination, Crystal Lagoons and Twelve Seas would be subject to a number of risks, including the following:

•        Twelve Seas may experience negative reactions from the financial markets, including negative impacts on Twelve Seas’ securities (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed);

•        Crystal Lagoons may experience negative reactions from its customers, vendors and employees;

•        Crystal Lagoons and Twelve Seas will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is completed; and

•        Since the Merger Agreement restricts the conduct of Crystal Lagoons’ and Twelve Seas’ businesses prior to completion of the Business Combination, each of Crystal Lagoons and Twelve Seas may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available (see the section of this proxy statement entitled “The Merger Agreement — Conduct of Business Pending the Merger” for a description of the restrictive covenants applicable to Crystal Lagoons and Twelve Seas).

Twelve Seas and Crystal Lagoons will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the consummation of the Business Combination on employees, merchants and customers may have an adverse effect on Crystal Lagoons and consequently on Twelve Seas. These uncertainties may impair Crystal Lagoons’ ability to attract, retain and motivate key personnel until the Business Combination is completed, and could cause customers and others that deal with Crystal Lagoons to seek to change existing business relationships with Crystal Lagoons. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, New Crystal Lagoons’ business following the Business Combination could be negatively impacted. In addition, the Merger Agreement restricts Crystal Lagoons from making certain expenditures and taking other specified actions without the consent of Twelve Seas until the Business Combination occurs. These restrictions may prevent Crystal Lagoons from pursuing attractive business opportunities that may arise prior to the completion of the Business Combination. See “The Merger Agreement — Conduct of Business Pending the Merger.”

Potential litigation against Crystal Lagoons and Twelve Seas could result in an injunction preventing the completion of the Business Combination or a judgment resulting in the payment of damages.

There can be no assurances that lawsuits, complaints or demands will not be filed or made with respect to the Business Combination. Such lawsuits, complaints or demands could prevent or delay the completion of the Business Combination and result in significant costs to Crystal Lagoons and/or Twelve Seas, including any costs associated with the indemnification of directors and officers. The defense or settlement of any lawsuit, claim or demand, including the matters described above, that remains unresolved at the time the Business Combination is completed may adversely affect Crystal Lagoons’ business, financial condition, results of operations and cash flows.

Twelve Seas’ independent directors paid a nominal amount for the Founder Shares they hold. As a result, Twelve Seas’ independent directors may make a substantial profit if the Business Combination is consummated, even if the shares held by Twelve Seas’ Public Stockholders lose substantial value. For this reason, Twelve Seas’ independent directors may have a strong economic incentive to approve and complete the Business Combination, even if the Business Combination arguably may not be in the best interests of Twelve Seas’ Public Stockholders.

Twelve Seas’ Initial Stockholders have invested in Twelve Seas an aggregate of $6,625,000, comprised of the $25,000 purchase price for the Founder Shares and the $6,600,000 for the Private Units. Assuming a trading price of $10.00 per share of New Crystal Lagoons upon consummation of the Business Combination, the 2,055,000 Founder Shares (after giving effect to the Sponsor Forfeiture) and the 660,000 Private Shares would have an aggregate implied value of $27,150,000 at that time. Even if the trading price of the New Crystal Lagoons Common Stock were as low as approximately $2.43 per share, and the Private Warrants were worthless, the value of the Founder Shares would be equal to the Initial Stockholders’ initial investment in Twelve Seas. If the Business Combination is not completed, however, and if Twelve Seas is forced to liquidate, the Initial Stockholders will lose their entire investment in Twelve Seas. As a result, the Initial Stockholders are likely to be able to recoup their investment in Twelve Seas and make a substantial profit on that investment, even if the Public Shares have lost significant value.

For the foregoing reasons, you should consider the financial incentives that Twelve Seas’ independent directors may have to approve and complete the Business Combination when evaluating whether vote for the Business Combination Proposal and other proposals, as well as when considering whether to redeem your Public Shares prior to or in connection with the Business Combination.

Twelve Seas’ directors and officers may have interests in the Business Combination that differ from the interests of Twelve Seas’ stockholders.

Executive officers of Twelve Seas negotiated the terms of the Merger Agreement with their counterparts at Crystal Lagoons, and the Twelve Seas Board determined that the Merger Agreement and the Transactions contemplated thereby are advisable and fair to, and in the best interests of, Twelve Seas and its stockholders, and approved the Merger Agreement and the Transactions contemplated thereby. In considering these facts and the other information contained in this proxy statement, you should be aware that Twelve Seas’ executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of Twelve Seas’ stockholders, including, but not limited to, repayment of expenses upon the Closing of the Business Combination, repayment of loans upon the Closing of the Business Combination and the ability to earn a positive rate of return even if the share price of New Crystal Lagoons after the Closing falls below the price initially paid for the Founder Shares and the Public Stockholders experience a negative rate of return following the Closing of the Business Combination. The Twelve Seas Board was aware of and considered these interests, among other matters, in reaching the determination that the Merger Agreement and the Transactions contemplated thereby were advisable and fair to, and in the best interests of, Twelve Seas and its stockholders. For a detailed discussion of the special interests that Twelve Seas’ directors and executive officers may have in the Business Combination, see the section of this proxy statement entitled The Business Combination — Interests of Twelve Seas’ Directors and Officers in the Business Combination.”

The unaudited pro forma condensed combined financial information included in this proxy statement is preliminary and the actual financial condition and results of operations after the Business Combination may differ materially.

The unaudited pro forma financial information included in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what New Crystal Lagoons’ actual financial position or results of operations would have been had the Business Combination been completed on the date(s) indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that Twelve Seas and Crystal Lagoons currently believe are reasonable. The unaudited pro forma condensed combined information does not purport to indicate the results that would have been obtained had the Business Combination actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. See “Unaudited Pro Forma Condensed Combined Financial Information”.

The unaudited prospective financial information of Crystal Lagoons in this proxy statement relies in large part upon assumptions and analyses developed by Crystal Lagoons. If these assumptions or analyses prove to be incorrect, Crystal Lagoons’ actual operating results may be materially different from the forecasted results.

The unaudited prospective financial information of Crystal Lagoons appearing elsewhere in this proxy statement reflects estimates of the future performance of Crystal Lagoons based on the reasonable beliefs and assumptions of the management of Crystal Lagoons at the relevant time when such prospective financial information was prepared and/or presented.

The assumptions that underlie our unaudited prospective financial information are preliminary and there can be no assurance that our actual results will be in line with our expectations. The prospective financial information covers multiple years and such information, by its nature, becomes less predictive and subject to greater uncertainty with each successive year. In addition, whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in the prospective financial information depends on various factors, many of which are outside our control, including but not limited to those stated elsewhere in this “Risk Factors” section and the following:

•        our experience in the industry;

•        estimated timing of closing the Business Combination and receiving the estimated net proceeds of the Business Combination;

•        capital investment factors;

•        growth investment factors, including timing and magnitude of investments in sales and marketing and in additional headcount and other operational resources;

•        multiple factors related to long-term return on capital and the timing of access to that investment capital; and

•        third-party forecasts for industry growth.

There can be no assurance that our actual results will be in line with our unaudited prospective financial information appearing elsewhere in this proxy statement. Unfavorable changes in any of these or other factors, most of which are beyond our control, could adversely affect our business, financial condition and results of operations and cause our actual results to differ materially from such prospective financial information.

The Twelve Seas Board did not obtain a third-party valuation or fairness opinion in determining whether to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to the Public Stockholders.

In analyzing the Business Combination, Twelve Seas’ management conducted significant due diligence on Crystal Lagoons. For a complete discussion of the factors utilized by Twelve Seas’ Board in approving the Business Combination, see the section entitled “The Business Combination — Twelve Seas’ Board of Directors’ Reasons for the Approval of the Business Combination.” Twelve Seas’ Board believes because of the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its stockholders and that Crystal Lagoon’s fair market value was at least 80% of our net assets, excluding any taxes payable on interest earned.

Notwithstanding the foregoing, the Twelve Seas Board did not obtain a third-party valuation or fairness opinion to assist it in its determination. Accordingly, investors will be relying solely on the judgment of Twelve Seas’ Board in valuing Crystal Lagoons, and the Twelve Seas Board may be incorrect in its assessment of the Business Combination. The Twelve Seas Board’s determination was partially based on quantitative factors such as historical financial results of Crystal Lagoons’ business, comparable company analysis based on selected publicly-traded companies and the projected financial information, as discussed under the heading “Proposal No. 1 — The Business

Combination Proposal.” However, the Twelve Seas Board did not rely solely on quantitative factors. The Twelve Seas Board also made qualitative judgements based on information regarding (i) Crystal Lagoon’s business, prospects, financial condition, operations, technology, products, offerings, management, competitive position, and strategic business goals and objectives, (ii) general economic, industry, regulatory, and financial market conditions, and (iii) opportunities and competitive factors within Crystal Lagoon’s industry. In addition, the Twelve Seas Board made qualitative judgments, based on the experience and professional judgment of Twelve Seas’ management team, concerning differences between the operational, business and/or financial characteristics of Crystal Lagoons and the selected companies to provide a context in which to consider the results of the quantitative analysis and the projected financial information. The lack of a third-party valuation or fairness opinion may also lead an increased number of Public Stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination.

Twelve Seas and Crystal Lagoons will incur transaction costs in connection with the Business Combination.

Each of Twelve Seas and Crystal Lagoons has incurred and expects that it will incur significant, non-recurring costs in connection with consummating the Business Combination. Twelve Seas and Crystal Lagoons will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed. See “The Merger Agreement.”

The Initial Stockholders have agreed to vote in favor of certain proposals at the special meeting, regardless of how Public Stockholders vote.

As of the date hereof, the shares of Twelve Seas common stock owned by the Initial Stockholders represent approximately 83.35% of the voting power of the outstanding Twelve Seas common stock. Pursuant to the Letter Agreement entered into at the closing of Twelve Seas’ IPO, the Initial Stockholders and the Sponsor have agreed to vote their Founder Shares and any Twelve Seas securities held by them in favor of the Business Combination, regardless of how Public Stockholders vote. Pursuant to the Sponsor Support Agreement entered into in connection with the Merger Agreement, the Sponsor has agreed to vote its Founder Shares and any shares of Twelve Seas common stock held by the Sponsor in favor of each of the proposals at the special meeting, regardless of how Public Stockholders vote. Accordingly, these agreements entered into by the Initial Stockholders will increase the likelihood that Twelve Seas will receive the requisite stockholder approval for the Merger Agreement and the Transactions contemplated thereby.

The exercise of Twelve Seas’ directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of Twelve Seas’ stockholders.

In the period leading up to the Closing, events may occur that, pursuant to the Merger Agreement, would require Twelve Seas to agree to amend the Merger Agreement, to consent to certain actions taken by Crystal Lagoons or to waive rights that Twelve Seas is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Crystal Lagoons’ business, a request by Crystal Lagoons to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Crystal Lagoons’ business and would entitle Twelve Seas to terminate the Merger Agreement. In any of such circumstances, it would be at Twelve Seas’ discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for Twelve Seas and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action.

Twelve Seas may not be able to consummate the Business Combination or another initial business combination within the required time period, in which case it would cease all operations except for the purpose of winding up and it would redeem the Twelve Seas common stock and liquidate, in which case the holders of Twelve Seas common stock only receive $10.63 per share, or less than such amount in certain circumstances, and the warrants will expire worthless.

Twelve Seas’ Existing Certificate of Incorporation provides that if Twelve Seas does not complete an initial business combination by June 2, 2024 (unless extended by Twelve Seas’ stockholders), it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account not previously released to Twelve Seas to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Twelve Seas’ remaining stockholders and board of directors, liquidate and dissolve, subject in each case to Twelve Seas’ obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to Twelve Seas’ warrants, which will expire worthless if Twelve Seas fails to complete an initial business combination within the required period.

Twelve Seas’ current directors’ and executive officers’ affiliates own shares of Twelve Seas common stock and warrants that will be worthless if the Business Combination is not approved. Such interests may have influenced their decision to approve the Business Combination.

As described in the preceding risk factor, if Twelve Seas is unable to consummate an initial business combination by June 2, 2024 (unless extended by Twelve Seas’ stockholders), Twelve Seas will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 2,055,000 Founder Shares and 660,000 Private Units held by the Initial Stockholders (assuming the Sponsor Forfeiture), which were acquired for an aggregate purchase price of $6,625,000 prior to Twelve Seas’ IPO, would be worthless because the holders are not entitled to participate in any redemption with respect to such shares. Even if the trading price of New Crystal Lagoons Common Stock was as low as approximately $2.49 per share, the value of the Founder Shares and the Private Shares would be equal to such parties’ initial investment in Twelve Seas. The 2,055,000 Founder Shares and 660,000 Private Shares will become worthless if Twelve Seas does not consummate a business combination by June 2, 2024 (unless extended by Twelve Seas’ stockholders). Such shares had an aggregate market value of approximately $29.3 million based upon the closing price of $10.81 per share on Nasdaq on the record date.

As such, the Initial Stockholders will benefit from the completion of a business combination and may be incentivized to complete an acquisition on terms less favorable to stockholders rather than liquidate. In addition, based on the difference in the purchase price of approximately $0.004 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per unit sold in Twelve Seas’ IPO, the Initial Stockholders may earn a positive rate of return even if the share price of New Crystal Lagoons after the Closing falls below the price initially paid for the units in the IPO and the Public Stockholders experience a negative rate of return following the Closing of the Business Combination. In the event that a business combination is not effected, the Initial Stockholders will not be entitled to any reimbursement of funds invested in Twelve Seas. In total, the Initial Stockholders have invested $6,625,000 for securities that would be worthless absent the completion of a business combination. As of February 6, the Sponsor, its affiliates and Twelve Seas’ officers and directors have loans outstanding of $1.03 million to Twelve Seas.

These financial interests may have influenced the decision of the Twelve Seas and officers to approve the Business Combination and to continue to pursue the Business Combination. In considering the recommendations of the Twelve Seas Board to vote for the Business Combination Proposal and other proposals, its stockholders should consider these interests. See the section of this proxy statement entitled “The Business Combination — Interests of Twelve Seas’ Directors and Officers in the Business Combination.”

The Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from holders of Twelve Seas common stock, which may influence the vote on the Business Combination Proposal and reduce the public float of the Twelve Seas Class A common stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Twelve Seas or its securities, the Initial Stockholders, Crystal Lagoons and/or its respective affiliates may purchase Public Shares and/or Public Warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Twelve Seas common stock. In such transactions, the purchase price for the Twelve Seas common stock will not exceed the redemption price. In addition, the persons described above will waive redemption rights, if any, with respect to the Twelve Seas common stock they acquire in such transactions. However, any Twelve Seas common stock acquired by the persons described above would not vote on the Business Combination Proposal.

The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied or to increase the likelihood that Twelve Seas has at least $5,000,001 of net tangible assets either immediately before or after the consummation of the Business Combination. This may result in the completion of Twelve Seas’ Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such arrangements or agreements are entered into, Twelve Seas will file a Current Report on Form 8-K prior to the special meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of Twelve Seas Common Stock purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of Public Shares which Twelve Seas has received redemption requests.

Entering into any such incentive arrangements may have a depressive effect on the Twelve Seas Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting. In addition, if such purchases are made, the public float of Twelve Seas common stock or warrants and the number of beneficial holders of Twelve Seas securities may be reduced, possibly making it difficult to maintain the quotation, listing or trading of Twelve Seas securities on a national securities exchange.

If a stockholder fails to receive notice of Twelve Seas’ offer to redeem our Public Shares in connection with Twelve Seas’ initial business combination or fails to comply with the procedures for submitting or tendering such stockholder’s shares, such shares may not be redeemed.

Despite Twelve Seas’ compliance with the proxy rules, if a stockholder fails to receive its proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials that Twelve Seas will furnish to holders of our Public Shares in connection with Twelve Seas’ initial business combination will describe the various procedures that must be complied with in order to validly tender or submit Public Shares for redemption. For example, Public Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” are required to, at the holder’s option, either deliver their stock certificates to Twelve Seas’ transfer agent, or to deliver their shares to Twelve Seas’ transfer agent electronically at least two business days prior to the special meeting. In addition, a Public Stockholder seeking redemption of its Public Shares must also submit a written request for redemption to Twelve Seas’ transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a stockholder fails to comply with these or any other procedures disclosed in this proxy statement, its shares may not be redeemed.

A 1% U.S. federal excise tax may be imposed on Twelve Seas in connection with Twelve Seas’ redemptions of Twelve Seas’ shares in connection with a Business Combination or other stockholder vote pursuant to which stockholders would have a right to submit their shares for redemption (a “Redemption Event”).

Pursuant to the Inflation Reduction Act of 2022 (the “IR Act”), commencing in 2023, a 1% U.S. federal excise tax is imposed on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation and not on its stockholders. The amount of the excise tax is equal to 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. The U.S. Department of the Treasury (the “Treasury Department”) has authority to promulgate regulations and provide other guidance regarding the excise tax. In December 2022, the Treasury Department issued Notice 2023-2, indicating its intention to propose such regulations and issuing certain interim rules on which taxpayers may rely (the “Notice”). Under the interim rules, liquidating distributions made by publicly traded domestic corporations are exempt from the excise tax. In addition, any redemptions that occur in the same taxable year as a liquidation is completed will also be exempt from such tax. Accordingly, redemptions of our Public Shares in connection with any extensions may subject Twelve Seas to the excise tax, unless one of the two exceptions above apply.

Neither Twelve Seas nor its stockholders will have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total Business Combination consideration in the event that any of the representations and warranties made by Crystal Lagoons or Legacy Crystal Lagoons in the Merger Agreement ultimately proves to be materially inaccurate or incorrect.

The representations and warranties made by Crystal Lagoons, Legacy Crystal Lagoons and Twelve Seas to each other in the Merger Agreement will not survive the consummation of the Business Combination. As a result, Twelve Seas and its stockholders will not have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total Business Combination consideration if any representation or warranty made by Crystal Lagoons or Legacy Crystal Lagoons in the Merger Agreement proves to be materially inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, Twelve Seas would have no indemnification claim with respect thereto and its financial condition or results of operations could be adversely affected.

Either Twelve Seas or Crystal Lagoons may waive one or more of the conditions to the Business Combination or certain of the other Transactions contemplated by the Merger Agreement.

Either Twelve Seas or Crystal Lagoons may agree to waive, in whole or in part, some of the conditions to Twelve Seas’ obligations to consummate the Business Combination or certain of the other Transactions contemplated by the Merger Agreement, to the extent permitted by Twelve Seas’ and Crystal Lagoons’ organizational documents and applicable laws. For example, it is a condition to Twelve Seas’ obligations to consummate the Business Combination that certain of Crystal Lagoons’ representations and warranties are true and correct in all respects as of the Closing Date (subject to certain materiality qualifiers). However, if the Twelve Seas Board determines that it is in the best interest of the Twelve Seas stockholders to waive any such breach, then the board may elect to waive that condition and consummate the Business Combination. No party is permitted to waive the condition that Twelve Seas stockholders approve the Business Combination Proposal.

Twelve Seas may not have sufficient funds to satisfy indemnification claims of its directors and executive officers.

Twelve Seas has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, Twelve Seas’ officers and directors have agreed to waive, for no consideration, any right, title, interest or claim of any kind in or to any monies in the Trust Account and not to seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by Twelve Seas only if (i) Twelve Seas has sufficient funds outside of the Trust Account or (ii) Twelve Seas consummates the Business Combination. Twelve Seas’ obligation to indemnify its officers and directors may discourage stockholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Twelve Seas’ officers and directors, even though such an action, if successful, might otherwise benefit Twelve Seas and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Twelve Seas pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

In the event that a significant number of Public Shares are redeemed, the New Crystal Lagoons Common Stock may become less liquid following the Business Combination.

If a significant number of Public Shares are redeemed, Twelve Seas may be left with a significantly smaller number of stockholders. As a result, trading in the New Crystal Lagoons Common Stock may be limited and your ability to sell your shares in the market could be adversely affected. New Crystal Lagoons intends to apply to list its shares on Nasdaq, and Nasdaq may not list the New Crystal Lagoons Common Stock on its exchange, which could limit investors’ ability to make transactions in New Crystal Lagoons’ securities and subject New Crystal Lagoons to additional trading restrictions.

Twelve Seas may amend the terms of its warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of New Crystal Lagoons Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without the approval of the warrant holders.

The Twelve Seas warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Twelve Seas. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants (which may include Public Warrants acquired by Twelve Seas’ sponsor or its affiliates in this offering or thereafter in the open market). Accordingly, Twelve Seas may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Public Warrants approve of such amendment. Although Twelve Seas’ ability to amend the terms of the Public Warrants with the consent of at least a majority of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of Twelve Seas Class A common stock purchasable upon exercise of a warrant.

Twelve Seas may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

Twelve Seas has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the reported last sale price of Twelve Seas’ Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which Twelve Seas gives proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by Twelve Seas, Twelve Seas may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Twelve Seas is unable to effect such registration or qualification. Twelve Seas will use its best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by Twelve Seas in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the placement warrants will be redeemable by Twelve Seas so long as they are held by the Sponsor, Mizuho or their permitted transferees.

In the event Twelve Seas (or New Crystal Lagoons) decides to redeem the warrants, holders of Twelve Seas’ redeemable warrants would be notified of such redemption as described in Twelve Seas’ warrant agreement. Specifically, in the event that Twelve Seas (or New Crystal Lagoons) elects to redeem all of the redeemable warrants as described above, Twelve Seas (or New Crystal Lagoons) will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by Twelve Seas (or New Crystal Lagoons) not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via New Crystal Lagoons’ posting of the redemption notice to the DTC. The closing price for the New Crystal Lagoons Common Stock as of the record date was $10.81 and has never exceeded the $18.00 threshold that would trigger the right to redeem the Public Warrants following the Closing.

Subsequent to the consummation of the Business Combination and the other Transactions contemplated by the Merger Agreement, New Crystal Lagoons may be required to take write-downs or write-offs, or may be subject to restructuring, impairment or other charges that could have a significant negative effect on New Crystal Lagoons’ financial condition, results of operations and the price of New Crystal Lagoons’ securities, which could cause you to lose some or all of your investment.

Although Twelve Seas has conducted due diligence on Crystal Lagoons, this diligence may not reveal all material issues that may be present with Crystal Lagoons’ business. Factors outside of Crystal Lagoons’ and Twelve Seas’ respective control may arise at any time. As a result of these factors, New Crystal Lagoons may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in New Crystal Lagoons reporting losses. Even if Twelve Seas’ due diligence successfully identified certain risks, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with Twelve Seas’ preliminary risk analysis. Even though these charges may be non-cash items and therefore not have an immediate impact on New Crystal Lagoons’ liquidity, the fact that New Crystal Lagoons reports charges of this nature could contribute to negative market perceptions about New Crystal Lagoons or its securities. In addition, charges of this nature may cause New Crystal Lagoons to be unable to obtain future financing on favorable terms or at all.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Twelve Seas’ business, including Twelve Seas’ ability to negotiate and complete it initial business combination and results of operations.

Twelve Seas is subject to laws and regulations enacted by national, regional and local governments. In particular, Twelve Seas will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on Twelve Seas’ business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on Twelve Seas’ business, including Twelve Seas’ ability to negotiate and complete Twelve Seas’ initial business combination and results of operations.

On January 24, 2024, the SEC issued final rules (the “SPAC Rules”) relating, among other items, to disclosures in business combination transactions between SPACs such as Twelve Seas and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and the potential liability of certain participants in proposed business combination transactions. These SPAC Rules may increase the costs of and the time needed to negotiate and complete an initial business combination, and may constrain the circumstances under which Twelve Seas could complete an initial business combination.

If Twelve Seas is deemed to be an investment company for purposes of the Investment Company Act, Twelve Seas would be required to institute burdensome compliance requirements and Twelve Seas’ activities would be severely restricted. As a result, in such circumstances, unless Twelve Seas is able to modify Twelve Seas’ activities so that Twelve Seas would not be deemed an investment company, Twelve Seas may abandon its efforts to complete an initial Business Combination and instead liquidate the Company.

There is currently some uncertainty concerning the applicability of the Investment Company Act to a SPAC, including a company like ours. As a result, it is possible that a claim could be made that Twelve Seas has been operating as an unregistered investment company.

If Twelve Seas is deemed to be an investment company under the Investment Company Act, its activities would be severely restricted. In addition, Twelve Seas would be subject to burdensome compliance requirements. Twelve Seas does not believe that its principal activities will subject Twelve Seas to regulation as an investment company under the Investment Company Act. However, if Twelve Seas is deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, Twelve Seas would be subject to additional regulatory burdens and expenses for which Twelve Seas has not allotted funds. As a result, unless Twelve Seas is able to modify its activities so that Twelve Seas would not be deemed an investment company, Twelve Seas may abandon its efforts to complete an initial Business Combination and instead liquidate the Company. Were Twelve Seas to liquidate, Twelve Seas’ warrants would expire worthless, and Twelve Seas’ securityholders would lose the investment opportunity associated with an investment in New Crystal Lagoons, including any potential price appreciation of Twelve Seas’ securities.

To mitigate the risk that Twelve Seas might be deemed to be an investment company for purposes of the Investment Company Act, on March 3, 2023, Twelve Seas instructed the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest-bearing demand deposit account at Morgan Stanley until the earlier of the consummation of Twelve Seas’ initial Business Combination or Twelve Seas’ liquidation. As a result, Twelve Seas may receive less interest on the funds held in the Trust Account than the interest Twelve Seas would have received pursuant to Twelve Seas’ original Trust Account investments, which could reduce the dollar amount Twelve Seas’ Public Stockholders would receive upon any redemption or Twelve Seas’ liquidation.

The funds in the Trust Account had, since Twelve Seas’ IPO, been held in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However on March 3, 2023, to mitigate the risk of Twelve Seas being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, Twelve Seas instructed Continental, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest-bearing demand deposit account at Morgan Stanley until the earlier of the consummation of Twelve Seas’ initial Business Combination or liquidation. Following such liquidation, Twelve Seas may receive less interest on the funds held in the Trust Account than the interest Twelve Seas would have received pursuant to Twelve Seas’ original Trust Account investments; however, interest previously earned on the funds held in the Trust Account still may be released to Twelve Seas to pay Twelve Seas’ taxes, if any, and certain other expenses as permitted. Consequently, the transfer of the funds in the Trust Account to an interest-bearing demand deposit could reduce the dollar amount Twelve Seas’ Public Stockholders would receive upon any redemption or Twelve Seas’ liquidation.

In the event that Twelve Seas is deemed to be an investment company, despite the change in investments in the Trust Account, Twelve Seas may be required to liquidate the Company, and the longer the period before the investment change, the greater the risk of being considered an investment company.

New Crystal Lagoons’ failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Business Combination is consummated could harm its business.

Crystal Lagoons is currently not subject to Section 404 of the Sarbanes-Oxley Act. However, following the consummation of the Business Combination and the other Transactions contemplated by the Merger Agreement, New Crystal Lagoons will be required to provide management’s attestation on internal controls commencing with New Crystal Lagoons’ annual report for the year ending December 31, 2024 in accordance with applicable SEC guidance. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Crystal Lagoons as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If New Crystal Lagoons is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

New Crystal Lagoons will qualify as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make New Crystal Lagoons’ securities less attractive to investors and may make it more difficult to compare New Crystal Lagoons’ performance to the performance of other public companies.

New Crystal Lagoons will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, New Crystal Lagoons will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in New Crystal Lagoons’ periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, New Crystal Lagoons’ stockholders may not have access to certain information they may deem important. New Crystal Lagoons will remain an emerging growth company until the earliest of (1) (a) December 31, 2026, (b) the last day of the fiscal year in which New Crystal Lagoons has total annual gross revenue of at least $1.235 billion, or (c) in which New Crystal Lagoons is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which New Crystal Lagoons has issued more than $1.0 billion in non-convertible debt securities during the prior three year period. Twelve Seas cannot predict whether investors will find New Crystal Lagoons’ securities less attractive because it will rely on these exemptions. If some investors find New Crystal Lagoons’ securities less attractive as a result of New Crystal Lagoons’ reliance on these exemptions, the trading prices of New Crystal Lagoons’ may be lower than they otherwise would be, there may be a less active trading market for New Crystal Lagoons’ securities and the trading prices of New Crystal Lagoons’ securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Twelve Seas has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, it, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Crystal Lagoons’ financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The future exercise of registration rights may adversely affect the market price of the New Crystal Lagoons Common Stock.

Certain New Crystal Lagoons stockholders will have registration rights for restricted securities. In connection with the Closing, Twelve Seas and Crystal Lagoons intend that certain Crystal Lagoons Stockholders will enter into a registration rights agreement, which will be effective as of the First Merger Effective Time, providing such Crystal Lagoons Stockholders with registration rights. Sales of a substantial number of New Crystal Lagoons’ securities pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New Crystal Lagoons’ securities.

Warrants will become exercisable for New Crystal Lagoons’ securities, which would increase the number of shares eligible for future resale in the public market and result in dilution to New Crystal Lagoons stockholders.

Outstanding warrants to purchase an aggregate of 11,796,607 New Crystal Lagoons Common Stock will become exercisable 30 days after the completion of the Business Combination. Each warrant entitles the holder thereof to purchase one share of Twelve Seas Class A Common Stock at a price of $11.50 per whole share, subject to adjustment. Warrants may be exercised only for a whole number of New Crystal Lagoons Common Stock. If the abovementioned warrants are exercised, it will result in dilution to the then existing holders of common stock of New Crystal Lagoons and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of Twelve Seas common stock.

Nasdaq may delist Twelve Seas’ securities from trading on its exchange, which could limit investors’ ability to make transactions in Twelve Seas securities and subject it to additional trading restrictions.

With respect to the Twelve Seas common stock before the Business Combination, if these shares are delisted from trading by Nasdaq, then such an event may be considered a Material Adverse Event under the Merger Agreement, and Crystal Lagoons is not obligated to close the Business Combination for as long as such Material Adverse Event is continuing and uncured.

In order to continue listing Twelve Seas’ securities on Nasdaq prior to the Business Combination, Twelve Seas must maintain certain financial, distribution and stock price levels. Generally, Twelve Seas must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of its securities (generally 300 public holders).

Additionally, Nasdaq IM-5101-2 requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of the registration statement for a company’s initial public offering (the “IPO Registration Statement”), which, in the case of Twelve Seas, would be February 25, 2024 (the “Nasdaq Deadline”). If Twelve Seas does not complete the Business Combination by the Nasdaq Deadline, there is a risk that trading in Twelve Seas’ securities may be suspended and Twelve Seas may be subject to delisting by Nasdaq due to the November 2023 Extension. We cannot assure that Nasdaq will not delist Twelve Seas if Twelve Seas does not complete one or more business combinations by the Nasdaq Deadline, that we will be able to obtain a hearing with Nasdaq’s Hearings Panel to appeal the delisting determination, or that our securities will not be suspended pending the Hearing Panel’s decision.

If Nasdaq delists any of Twelve Seas’ securities from trading on its exchange and Twelve Seas is not able to list such securities on another national securities exchange, Twelve Seas expects such securities could be quoted on an over-the-counter market. If this were to occur, Twelve Seas could face significant material adverse consequences, including:

•        a limited availability of market quotations for Twelve Seas’ securities;

•        reduced liquidity for Twelve Seas’ securities;

•        a determination that the Twelve Seas Class A common stock is a “penny stock” which will require brokers trading in the Twelve Seas Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Twelve Seas’ securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Twelve Seas Units, New Crystal Lagoons Common Stock and Public Warrants are listed on the Nasdaq, Twelve Seas Units, New Crystal Lagoons Common Stock and Public Warrants qualify as covered securities. Although the states are preempted from regulating the sale of Twelve Seas securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While Twelve Seas is not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Twelve Seas was no longer listed on the Nasdaq, Twelve Seas’ securities would not be covered securities and Twelve Seas would be subject to regulation in each state in which it offers its securities.

Twelve Seas’ ability to successfully effect the Business Combination and New Crystal Lagoons’ ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel. Any loss of such key personnel could negatively impact the operations and financial results of the combined business.

Twelve Seas’ ability to successfully effect the Business Combination and New Crystal Lagoons’ ability to successfully operate the business following the consummation of the Business Combination is dependent upon the efforts of certain key personnel. Although Twelve Seas expects Crystal Lagoons’ key personnel to remain with New Crystal Lagoons following the consummation of the Business Combination, there can be no assurance that they will do so. It is possible that Crystal Lagoons will lose some key personnel, the loss of which could negatively impact the operations and profitability of New Crystal Lagoons. Furthermore, following the consummation of the Business Combination, certain of the existing key personnel of Crystal Lagoons may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause New Crystal Lagoons to have to expend time and resources helping them become familiar with such requirements.

The Existing Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Twelve Seas’ name, actions against their respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against Twelve Seas’ directors, officers, other employees or stockholders.

The Existing Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Twelve Seas’ name, actions against their respective directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (i) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (iii) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of Twelve Seas’ capital stock shall be deemed to have notice of and consented to the forum provisions in Twelve Seas’ Existing Certificate of Incorporation. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Twelve Seas or any of Twelve Seas’ directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Existing Certificate of Incorporation or the Proposed Certificate of Incorporation to be inapplicable or unenforceable in an action, Twelve Seas may incur additional costs associated with resolving such action in other jurisdictions, which could harm their business, operating results and financial condition.

The Existing Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Existing Certificate of Incorporation provides that, unless Twelve Seas consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Twelve Seas’ warrants are accounted for as liabilities and changes in the value of its warrants could have a material effect on its financial results.

On April 12, 2021, the staff of the SEC (the “SEC Staff”) expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities instead of equity on the SPAC’s balance sheet. In light of the issues raised in the SEC Staff statement, Twelve Seas reevaluated the accounting treatment of its public warrants and placement warrants and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value reported in its statement of operations for each reporting period.

As a result, included on Twelve Seas’ balance sheet as of December 31, 2022 contained elsewhere in this proxy statement are derivative liabilities related to embedded features contained within its warrants. ASC 815-40 provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, Twelve Seas’ and New Crystal Lagoons’ financial statements and results of operations may fluctuate quarterly based on factors which are outside of their control. Due to the recurring fair value measurement, Twelve Seas and New Crystal Lagoons expects to recognize non-cash gains or losses on such warrants each reporting period and that the amount of such gains or losses could be material.

Risks Related to Ownership of New Crystal Lagoons’ Securities Following the Business Combination

There can be no assurance that New Crystal Lagoons Common Stock will be approved for listing on the Nasdaq or that New Crystal Lagoons will be able to comply with the continued listing standards of the Nasdaq. The Nasdaq may not list New Crystal Lagoons’ securities on its exchange, which is a condition to the Closing of the Business Combination and any delisting could limit investors’ ability to make transactions in New Crystal Lagoons’ securities and subject New Crystal Lagoons to additional trading restrictions.

In connection with the closing of the Business Combination and as a condition to Crystal Lagoons’ obligation to consummate the Merger, the parties intend to list the New Crystal Lagoons Common Stock and warrants on Nasdaq under the symbols “CRYS” and “CRYSW,” respectively. Twelve Seas cannot assure you that New Crystal Lagoons’ securities will continue to be listed on the Nasdaq after the Business Combination. In connection with the Business Combination and as a condition to Crystal Lagoons’ obligations to complete the Business Combination, New Crystal Lagoons will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of its securities on Nasdaq. For instance, New Crystal Lagoons’ stock price would generally be required to be at least $4.00 per share, its aggregate market value would be required to be at least $75 million, and the market value of its publicly held shares would be required to be at least $25 million. Twelve Seas cannot assure you that New Crystal Lagoons will be able to meet those initial listing requirements at that time. New Crystal Lagoons’ continued eligibility for listing may depend on, among other things, the number of its shares that are redeemed. If Nasdaq delists New Crystal Lagoons’ securities from trading on its exchange and New Crystal Lagoons is not able to list its securities on another national securities exchange, New Crystal Lagoons expects New Crystal Lagoons’ securities could be quoted on an over-the-counter market. If this were to occur, New Crystal Lagoons could face significant material adverse consequences, including:

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because New Crystal Lagoons’ units and common stock will be listed on the Nasdaq, these securities will qualify as covered securities. Although the states are preempted from regulating the sale of New Crystal Lagoons securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While New Crystal Lagoons is not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if New Crystal Lagoons was no longer listed on Nasdaq, New Crystal Lagoons’ securities would not be covered securities and New Crystal Lagoons would be subject to regulation in each state in which it offers its securities.

New Crystal Lagoons’ stock price may change significantly following the Business Combination and you could lose all or part of your investment as a result.

The trading price of the New Crystal Lagoons Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “— Risks Related to Crystal Lagoons’ Business and Industry” and the following:

•        results of operations that vary from the expectations of securities analysts and investors;

•        results of operations that vary from those of New Crystal Lagoons’ competitors;

•        the impact of the COVID-19 pandemic and its effect on New Crystal Lagoons’ business and financial conditions;

•        changes in expectations as to New Crystal Lagoons’ future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•        declines in the market prices of stocks generally;

•        strategic actions by New Crystal Lagoons or its competitors;

•        announcements by New Crystal Lagoons or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•        any significant change in New Crystal Lagoons’ management;

•        changes in general economic or market conditions or trends in New Crystal Lagoons’ industry or markets, such as recessions, interest rates, local and national elections, international currency fluctuations, corruption, political instability and acts of war or terrorism;

•        changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to New Crystal Lagoons’ business;

•        future sales of New Crystal Lagoons Common Stock or other securities;

•        investor perceptions or the investment opportunity associated with New Crystal Lagoons Common Stock relative to other investment alternatives;

•        the public’s response to press releases or other public announcements by New Crystal Lagoons or third parties, including New Crystal Lagoons’ filings with the SEC;

•        litigation involving New Crystal Lagoons, New Crystal Lagoons’ industry, or both, or investigations by regulators into New Crystal Lagoons’ operations or those of New Crystal Lagoons’ competitors;

•        guidance, if any, that New Crystal Lagoons provides to the public, any changes in this guidance or New Crystal Lagoons’ failure to meet this guidance;

•        the development and sustainability of an active trading market for New Crystal Lagoons’ securities;

•        actions by institutional or activist stockholders;

•        changes in accounting standards, policies, guidelines, interpretations or principles; and

•        other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of New Crystal Lagoons Common Stock, regardless of New Crystal Lagoons’ actual operating performance. In addition, price volatility may be greater if the public float and trading volume of New Crystal Lagoons Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If New Crystal Lagoons was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from New Crystal Lagoons’ business regardless of the outcome of such litigation.

We may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger or other business combination agreements like the Merger Agreement. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Twelve Seas’ or Crystal Lagoons’ liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed or from being completed within the expected timeframe, which may adversely affect Twelve Seas or Crystal Lagoons or, if the Business Combination is completed but delayed, New Crystal Lagoons’ business, financial position and results of operations. As of the date of this proxy statement, no lawsuits have been filed in connection with the Business Combination, but we cannot predict whether any such lawsuits will be filed.

The market price of New Crystal Lagoons Common Stock may be volatile, and the value of our common stock may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Class A common stock prior to the consummation of the Business Combination may decline. The market values of the Class A common stock at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement or the date on which Twelve Seas stockholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Merger Agreement will not be adjusted to reflect any changes in the market price of the Class A common stock, the market value of shares issued in the Business Combination may be higher or lower than the values of these shares on earlier dates. The market price of New Crystal Lagoons Common Stock is likely to be volatile and could be subject to wide fluctuations in response to the risk factors described in the proxy statement, as well as others.

In addition, stock markets have experienced significant price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of New Crystal Lagoons’ Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Shareholder activism or securities litigation could give rise to perceived uncertainties regarding the future of our business and it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect relationships with suppliers or other parties.

Because there are no current plans to pay cash dividends on New Crystal Lagoons Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your New Crystal Lagoons Common Stock for a price greater than that which you paid for it.

New Crystal Lagoons intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of New Crystal Lagoons Common Stock will be at the sole discretion of the New Crystal Lagoons board of directors. The New Crystal Lagoons board of directors may take into account general and economic conditions, New Crystal Lagoons’ financial condition and results of operations, New Crystal Lagoons’ available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by New Crystal Lagoons to its stockholders or by its subsidiaries to it and such other factors as the New Crystal Lagoons board of directors may deem relevant. In addition, New Crystal Lagoons’ ability to pay dividends is limited by covenants of Crystal Lagoons’ existing and outstanding indebtedness and may be limited by covenants of any future indebtedness New Crystal Lagoons incurs. As a result, you may not receive any return on an investment in New Crystal Lagoons Common Stock unless you sell your New Crystal Lagoons Common Stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about New Crystal Lagoons’ business or if they downgrade New Crystal Lagoons’ securities or New Crystal Lagoons’ sector, New Crystal Lagoons’ stock price and trading volume could decline.

The trading market for New Crystal Lagoons Common Stock will rely in part on the research and reports that industry or financial analysts publish about New Crystal Lagoons or its business. New Crystal Lagoons will not control these analysts. In addition, some financial analysts may have limited expertise with Crystal Lagoons’ model and operations. Furthermore, if one or more of the analysts who do cover New Crystal Lagoons downgrade its stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, New Crystal Lagoons’ stock price could decline. If one or more of these analysts ceases coverage of New Crystal Lagoons or fails to publish reports on it regularly, New Crystal Lagoons could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Future sales, or the perception of future sales, by New Crystal Lagoons or its stockholders in the public market following the Business Combination could cause the market price for New Crystal Lagoons Common Stock to decline.

The sale of shares of New Crystal Lagoons Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of New Crystal Lagoons Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for New Crystal Lagoons to sell equity securities in the future at a time and at a price that it deems appropriate.

Upon consummation of the Business Combination, using the value of the Trust Account as of the record date, New Crystal Lagoons would have a total of 78,478,762 shares of New Crystal Lagoons Common Stock (assuming no redemptions) outstanding. All New Crystal Lagoons Common Stock issued in the Business Combination will be freely tradable without further registration under the Securities Act and without restriction by persons other than New Crystal Lagoons’ “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), which includes New Crystal Lagoons’ directors, executive officers and other affiliates.

The Sponsor and the holder of the Founder Shares and Twelve Seas’ executive officers (the “Investors”) have agreed, subject to certain exceptions, not to transfer or dispose of their Twelve Seas common stock until the earlier of (a) the one (1)-year anniversary of the Closing, and (b) subsequent to the Closing, (x) if the reported closing price of the Twelve Seas common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, or (y) the date following the Closing on which Twelve Seas completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Twelve Seas’ stockholders having the right to exchange their shares of Twelve Seas common stock for cash, securities or other property.

Upon the expiration or waiver of the lock-up restrictions described above, shares held by the Investors and certain other stockholders of New Crystal Lagoons will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144, when such rule becomes applicable to New Crystal Lagoons. In addition, pursuant to the Registration Rights Agreement, the Investors and certain other stockholders will have the right, subject to certain conditions, to require New Crystal Lagoons to register the sale of their shares of New Crystal Lagoons Common Stock under the Securities Act. By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of New Crystal Lagoons’ securities to decline.

As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of New Crystal Lagoons’ common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for New Crystal Lagoons to raise additional funds through future offerings of New Crystal Lagoons Common Stock or other securities.

In the future, New Crystal Lagoons may also issue its securities in connection with investments or acquisitions. The amount of shares of New Crystal Lagoons Common Stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding New Crystal Lagoons Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to New Crystal Lagoons’ stockholders.

There has been no prior public market for Crystal Lagoons’ securities. The stock price of New Crystal Lagoons Common Stock may be volatile or may decline regardless of its operating performance, and you may not be able to resell your securities at or above the price you acquired them.

Prior to the Business Combination there has been no public market for Crystal Lagoons’ securities. You may not be able to sell your securities quickly or at the market price if trading in New Crystal Lagoons securities is not active. An active or liquid market in New Crystal Lagoons securities may not develop upon the completion of the Business Combination, or if it does develop, it may not be sustainable. As a result of these and other factors, you may be unable to resell your securities of New Crystal Lagoons securities at or above the initial public offering price.

Further, an inactive market may also impair New Crystal Lagoons’ ability to raise capital by selling New Crystal Lagoons securities and may impair our ability to enter into strategic collaborations or acquire companies or products by using our securities as consideration.

There can be no assurance that the Business Combination will achieve our objectives of providing the company with sufficient capital, and if we require additional capital to fund our operations or expected growth, there can be no assurance that we will be able to obtain such funds on attractive terms or at all, and you may experience dilution as a result.

We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business, and that our level of capital expenditures will be significantly affected by user demand for our products and services. The fact that we have a limited operating history means we have limited historical data on the demand for our products and services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those currently anticipated. We may need to seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. If we cannot raise additional funds when we need or want them, our business, financial condition, and results of operations could be negatively impacted.

We have broad discretion in the use of the proceeds from the Business Combination and may not use them effectively.

Our management team has broad discretion with respect to the application of the net proceeds from the Business Combination. Our management team may not successfully or efficiently manage the proceeds from the Business Combination because of insufficient experience in dealing with such proceeds, inadequate attention paid to their management, or other effects of the Business Combination. If we do not use the proceeds from the Business Combination effectively, our business, financial condition, and results of operations could be negatively impacted.

Risks Related to Redemption

There is no guarantee that a Twelve Seas Public Stockholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

No assurance can be given as to the price at which a Public Stockholder may be able to sell the New Crystal Lagoons Common Stock in the future following the completion of the Business Combination. Certain events following the consummation the Business Combination may cause an increase in the stock price of the New Crystal Lagoons Common Stock and may result in a lower value realized now than a Twelve Seas stockholder might realize in the future had the stockholder not elected to redeem such stockholder’s Twelve Seas common stock. Similarly, if a Public Stockholder does not redeem his, her or its shares, such stockholder will bear the risk of ownership of New Crystal Lagoons Common Stock after the consummation of the Business Combination, and there can be no assurance that a stockholder can sell such stockholder’s Twelve Seas common stock in the future for a greater amount than the redemption price set forth in this proxy statement. Any Public Stockholder should consult such stockholder’s own tax and/or financial advisor for assistance on how this may affect such stockholder’s individual situation.

If Twelve Seas Public Stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their Twelve Seas common stock for a pro rata portion of the funds held in the Trust Account.

To exercise their redemption rights, holders of Twelve Seas common stock are required to deliver their stock, either physically or electronically using Depository Trust Company’s DWAC System, to Twelve Seas’ transfer agent prior to the vote at the special meeting. If a holder fails to properly seek redemption as described in this proxy statement and the Business Combination with Crystal Lagoons is consummated, such holder will not be entitled to redeem these shares for a pro rata portion of funds deposited in the Trust Account. See the section of this proxy statement entitled “The Special Meeting of Twelve Seas Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of the Twelve Seas common stock sold in Twelve Seas’ IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of Twelve Seas common stock.

A public stockholder, together with any of such stockholder’s affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate such stockholder’s Twelve Seas common stock or, if part of such a group, the group’s Twelve Seas common stock, in excess of 15% of the Twelve Seas common stock sold in Twelve Seas’ IPO (the “Excess Shares”). Your inability to redeem any such excess Twelve Seas common stock could resulting in you suffering a material loss on your investment in Twelve Seas if you sell such excess Twelve Seas common stock in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if Twelve Seas completes its initial business combination. And as a result, you will continue to hold that number of Excess Shares and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss. Twelve Seas cannot assure you that the value of such excess Twelve Seas common stock will appreciate over time following the Business Combination or that the market price of the Twelve Seas common stock will exceed the per-share redemption price.

Twelve Seas’ stockholders may be held liable for claims by third parties against Twelve Seas to the extent of distributions received by them upon redemption of their shares.

Twelve Seas’ Existing Certificate of Incorporation provides that Twelve Seas will continue in existence only until June 2, 2024. As promptly as reasonably possible following the redemptions Twelve Seas is required to make to the Public Stockholders in such event, subject to the approval of Twelve Seas’ remaining stockholders and Twelve Seas’ Board, Twelve Seas would dissolve and liquidate, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Twelve Seas cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Twelve Seas’ stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Twelve Seas’ stockholders may extend beyond the third anniversary of the date of distribution. Accordingly, Twelve Seas cannot assure you that third parties will not seek to recover from our stockholders’ amounts owed to them by Twelve Seas.

If Twelve Seas is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Twelve Seas which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Twelve Seas’ stockholders. In addition, Twelve Seas’ board of directors may be viewed as having breached their fiduciary duties to Twelve Seas’ creditors and/or may have acted in bad faith, and thereby exposing itself and Twelve Seas to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. Twelve Seas cannot assure you that claims will not be brought against Twelve Seas for these reasons.

Twelve Seas does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it easier for Twelve Seas to consummate the Business Combination even if a substantial majority of Twelve Seas’ stockholders do not agree.

Twelve Seas’ Existing Certificate of Incorporation does not provide a specified maximum redemption threshold, except that in Twelve Seas will only it redeem its Public Shares so long as its net tangible assets are at least $5,000,001 of net tangible assets either immediately before or after the consummation of the Business Combination. As a result, Twelve Seas may be able to consummate the Business Combination even though a substantial majority of the Public Stockholders do not agree with the Business Combination and have redeemed their shares. If enough Public Stockholders exercise their redemption rights such that Twelve Seas cannot satisfy the terms of the net tangible asset requirement, Twelve Seas would not proceed with the redemption of its Public Shares and the Business Combination, and instead may search for an alternate business combination.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF TWELVE SEAS AND CRYSTAL LAGOONS

Unless the context otherwise requires, all references in this section to “Crystal Lagoons”, the “Company,” “we,” “us, or “our” refer to the business of Legacy Crystal Lagoons prior to the consummation of the Transaction described in this proxy statement. Defined terms used in this section have the same meaning as defined elsewhere in the proxy statement.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the financial information of the Crystal Lagoons and Twelve Seas adjusted to give effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of Crystal Lagoons and the historical balance sheet of Twelve Seas on a pro forma basis as if the Business Combination had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 combines the historical statements of operations of Crystal Lagoons and historical statements of operations of Twelve Seas for such periods on a pro forma basis as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and operating results that would have been achieved had the Business Combination occurred on the dates indicated. The unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of New Crystal Lagoons following the completion of the Business Combination and may not be useful in predicting the future financial condition and results of operations of New Crystal Lagoons following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected in this proxy statement due to a variety of factors. Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date on which these unaudited pro forma condensed combined financial statements are prepared and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, financial statements of Crystal Lagoons and Twelve Seas included in this proxy statement, the sections titled “Crystal Lagoons’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Twelve Seas’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other information relating to Crystal Lagoons and Twelve Seas contained in this proxy statement, including the Merger Agreement and the description of certain terms thereof set forth in the section titled “Proposal No. 1 — The Business Combination Proposal.”

Description of the Business Combination

On December 22, 2023, Twelve Seas, Legacy Crystal Lagoons, Crystal Lagoons, Merger Sub 1 and Merger Sub 2 entered into the Merger Agreement, pursuant to which Merger Sub 1 will merge with and into Crystal Lagoons, with Crystal Lagoons continuing as the surviving entity of the First Merger, and immediately thereafter and as part of the same overall transaction, Crystal Lagoons will merge with and into Merger Sub 1, with Merger Sub 2 continuing as the surviving entity of the Second Merger as a wholly-owned direct subsidiary of Twelve Seas.

Not less than one business day prior to the Closing Date, Crystal Lagoons and all of the then stockholders of Legacy Crystal Lagoons will enter into a contribution agreement providing for the contribution by all of the then holders of all of the then outstanding shares of capital stock of Legacy Crystal Lagoons to Crystal Lagoons in consideration of the issuance by Crystal Lagoons of an equal number of shares of Crystal Lagoons common stock (the consummation of the transactions provided in the foregoing clauses, the “Contribution”) and pursuant to which Contribution, the former stockholders of Legacy Crystal Lagoons become stockholders of Crystal Lagoons and Legacy Crystal Lagoons becomes a wholly-owned subsidiary of Crystal Lagoons.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, not less than one business day prior to the Closing Date, but after the consummation of the Contribution, Legacy Crystal Lagoons and Crystal Lagoons, as the then sole stockholder of Legacy Crystal Lagoons, shall cause Legacy Crystal Lagoons to be converted from a Delaware corporation to a Delaware limited liability company and all of the issued and outstanding shares of capital stock of Legacy Crystal Lagoons held by Crystal Lagoons immediately prior to the effective time of the Conversion shall be converted into all of the limited liability company interests of Legacy Crystal Lagoons, as a Delaware limited liability company, and Crystal Lagoons shall be admitted as the sole member of Legacy Crystal Lagoons, as a Delaware limited liability company, all in accordance with the DGCL and the Delaware Limited Liability Company Act (the “Conversion”).

The First Merger will be effected by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger (such time, the “First Merger Effective Time”). The Second Merger will be effected by the filing of a certificate of merger with the Secretary of State of the State of Delaware and be effective upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger, in any event immediately following the First Merger Effective Time (such time, the “Second Merger Effective Time”). The parties will hold the Closing on a Closing Date to be specified by Twelve Seas and Crystal Lagoons, following the satisfaction or waiver of the conditions set forth in the Merger Agreement, but in no event later than the second business day after the satisfaction or, if permissible, waiver, of each of the conditions to the completion of the Business Combination (or on such other date and time as Twelve Seas and Crystal Lagoons may agree).

In addition:

•        Simultaneously with the execution of the Merger Agreement, Twelve Seas and certain Crystal Lagoons Stockholders entered into the Stockholder Voting and Support Agreement, pursuant to which such stockholders agreed, among other things, to provide the Written Consent. See “Certain Agreements Related to the Business Combination — Stockholders Support Agreement”; and

•        Simultaneously with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement with Twelve Seas and Crystal Lagoons pursuant to which the Sponsor agreed, among other things, to vote its Founder Shares in favor the Business Combination. See “Certain Agreements Related to the Business Combination — Sponsor Support Agreement.”

Merger Consideration

The aggregate consideration payable to the Crystal Lagoons Stockholders at the First Merger Effective Time will consist of 35,000,000 shares of New Crystal Lagoons Common Stock (the “Closing Merger Shares Consideration”) valued at $10.00. In accordance with the terms and subject to the conditions of the Merger Agreement, at the First Merger Effective Time, each share of Crystal Lagoons’ Common Stock outstanding as of immediately prior to the First Merger Effective Time will be converted into a right to receive a number of shares of New Crystal Lagoons Common Stock (with each share valued at $10.00).

Conversion of Securities

On the Closing Date, as a result of the First Merger, (i) all shares of Crystal Lagoons Common Stock issued and outstanding (other than the shares of Crystal Lagoons Common Stock owned by Crystal Lagoons or any subsidiary of Crystal Lagoons and the shares of Crystal Lagoons Common Stock held by holders demanding appraisal rights) immediately prior to the First Merger Effective Time will be automatically canceled and will cease to exist in exchange for the right to receive the Closing Merger Shares Consideration, and the right to receive the Earnout Shares based on the price performance of the New Crystal Lagoons Common Stock during certain specified periods of time following the Closing, and (ii) each share of Merger Sub 1’s common stock issued and outstanding immediately prior to the First Merger Effective Time will be automatically canceled and will cease to exist in exchange for the right to receive one share of Crystal Lagoons Common Stock.

On the Closing Date, as a result of the Second Merger, each share of Crystal Lagoons Common Stock issued and outstanding immediately prior to the Second Merger Effective Time will be automatically cancelled and will cease to exist, and no consideration shall be paid in consideration thereof, and each limited liability company interest of Merger Sub 2 will remain outstanding as a limited liability company interest of the surviving entity.

Earnout Shares

In addition to the Closing Merger Shares Consideration set forth above, the Crystal Lagoons Stockholders will also have a contingent right to receive up to an additional 1,225,000 shares of New Crystal Lagoons Common Stock (the “Earnout Shares”) after the Closing based on the price performance of the New Crystal Lagoons Common Stock during certain specified periods of time following the Closing. The Earnout Shares shall be earned and payable during the each earnout period as follows:

•        If the dollar volume-weighted average price (“VWAP”) of the New Crystal Lagoons Common Stock equals or exceeds $15.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing Date) (the “Tier I Share Price Target”) for any 20 trading days within any 30 trading-day period during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “First Earnout Period”), New Crystal Lagoons shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares; and

•        If the VWAP of the New Crystal Lagoons Common Stock equals or exceeds $17.50 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing Date) (the “Tier II Share Price Target”) for any 20 trading days within any 30 trading-day period during the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date (the “First Earnout Period”, and each of the First Earnout Period and the Second Earnout Period, an “Earnout Period”), New Crystal Lagoons shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares.

Any applicable Earnout Shares which had not yet been distributed shall also be distributed to the Crystal lagoons Stockholders upon the occurrence, during the relevant Earnout Period, of a change of control of New Crystal Lagoons with an implied consideration per share equal or greater to the Tier I Share Price Target or the Tier II Share Price Target, respectively.

Expected Accounting Treatment of the Business Combination

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP, whereby Crystal Lagoons is treated as the acquired company and Twelve Seas is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Crystal Lagoons issuing stock for the net assets of Twelve Seas, accompanied by a recapitalization. The net assets of Twelve Seas will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent presentations of the results of operations presented for the period prior to the Business Combination will be for those of Crystal Lagoons.

Crystal Lagoons has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•        Crystal Lagoons’ existing stockholders will have the greatest voting interest in the combined entity under the no additional redemption and maximum redemption scenarios with over 88% of the voting interest in each scenario;

•        Crystal Lagoons will have the ability to nominate a majority of the initial members of the New Crystal Lagoons’ Board;

•        Crystal Lagoons’ senior management will be the senior management of the combined entity; and

•        Crystal Lagoons’ is the larger entity based on historical operating activity and has the larger employee base.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this proxy statement. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

Pursuant to the Existing Certificate of Incorporation, Twelve Seas will provide all Public Stockholders with the opportunity to redeem their shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination Proposal (including interest earned on the funds held in the Trust Account).

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•        Assuming No Additional Redemptions:    This presentation assumes that none of the holders of Twelve Seas’ shares of Class A Common Stock will exercise redemption rights with respect to their Public Shares in connection with the Business Combination (but takes into account redemptions that already occurred in connection with the February 2023 Extension and November 2023 Extension);

•        Assuming Maximum Redemptions:    This presentation assumes that holders of 1,272,152 shares of Twelve Seas’ Class A Common Stock will exercise redemption rights with respect to their Public Shares for their pro rata share of the funds in the Trust Account (based on the amount in the Trust Account as of September 30, 2023 less actual redemptions that occurred on November 28, 2023 in connection with the November 2023 Extension). The Merger Agreement includes a condition to closing the Business Combination that, on the Closing Date, at least $5,000,000 in cash shall be funded to the Company’s balance sheet. The share redemption amount in this maximum redemption scenario is derived from the maximum number of shares that may be redeemed without causing this minimum cash amount to be unsatisfied at the Closing of the Business Combination. If redemptions exceeded the amounts included in this maximum redemption scenario, Crystal Lagoons would need to waive this condition to closing to accommodate further redemption amounts. If the minimum cash amount is not met and Crystal Lagoons does not waive such condition, the Business Combination would not occur.

The following summarizes the pro forma capitalization of New Crystal Lagoons expected immediately following the Closing, presented under the two redemption scenarios:

	Assuming No Additional Redemptions		Assuming Maximum Redemptions
	Shares	%	Shares	%
Twelve Seas’ public stockholders(1)	1,349,381	3.4%	77,229	0.2%
Sponsor(1)	2,715,000	6.9%	2,715,000	7.2%
Underwriter	175,000	0.4%	175,000	0.5%
Crystal Lagoons stockholders(2)	35,000,000	89.3%	35,000,000	92.1%
Pro Forma Common Stock	39,239,381	100.0%	37,967,229	100.0%

____________

(1)      Excludes 11,500,000 Public Warrants and 220,000 Private Warrants

(2)      Excludes 1,225,000 Earnout Shares

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

	Crystal Lagoons (Historical)	Twelve Seas (Historical)	Transaction Accounting Adjustments (Assuming No Additional Redemptions) (Note 3)		Pro Forma Combined (Assuming No Additional Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 3)		Pro Forma Combined (Assuming Maximum Redemptions)
Assets
Cash and cash equivalents	$64,222	$278,839	$14,273,860	(b)	$18,456,921	$(13,456,921)	(j)	$5,000,000
			(5,100,000)	(c)
			(1,900,000)	(c)
			50,840,000	(g)
			(40,000,000)	(h)
Accounts receivable, net	15,813,296	—			15,813,296			15,813,296
Contract assets	25,847,928	—			25,847,928			25,847,928
Inventories	550,863	—			550,863			550,863
Prepaid expenses	488,893	73,787			562,680			562,680
Advances to suppliers	4,930,686	—			4,930,686			4,930,686
Other current assets	177,459	—			177,459			177,459
Total current assets	47,873,347	352,626	18,113,860		66,339,833	(13,456,921)		52,882,912
Cash and marketable investments held in trust account	—	33,840,860	(19,567,000)	(a)	—			—
			(14,273,860)	(b)
Restricted cash	3,816,549	—			3,816,549			3,816,549
Property and equipment net	176,332	—			176,332			176,332
Right-of-use asset, net	2,237,546	—			2,237,546			2,237,546
Other assets	121,255	—			121,255			121,255
Total noncurrent assets	6,351,682	33,840,860	(33,840,860)		6,351,682	—		6,351,682
Total assets	54,225,029	34,193,486	(15,727,000)		72,691,515	(13,456,921)		59,234,594

Liabilities
Accounts payable	4,247,069	425,508			4,672,577			4,672,577
Contract liabilities	25,366,986	—			25,366,986			25,366,986
Accrued expenses and other liabilities	2,492,734	—			2,492,734			2,492,734
Current portion of long-term debt	5,764,457	—	(5,764,457)	(h)	—			—
Current portion of leasing liability	125,939	—			125,939			125,939
Due to related parties	1,510,104	59,820			1,569,924			1,569,924
Deferred revenue	14,212,655	—			14,212,655			14,212,655
Income taxes payable	—	1,570,349			1,570,349			1,570,349
Promissory note – related party – extension	—	700,000			700,000			700,000
Promissory note – related party	—	36,921			36,921			36,921
Total current liabilities	53,719,944	2,792,598	(5,764,457)		50,748,085	—		50,748,085
Long-term debt (net of debt costs), net of current portion	30,751,484	—	50,840,000	(g)	50,840,000			50,840,000
			(30,751,484)	(h)
Long-term leasing liability, net of current portion	1,353,252	—			1,353,252			1,353,252
Earnout liabilities			10,608,500	(f)	10,608,500			10,608,500
Warrant liabilities	—	589,833			589,833			589,833
Total noncurrent liabilities	32,104,736	589,833	30,697,016		63,391,585	—		63,391,585
Total liabilities	85,824,680	3,382,431	24,932,559		114,139,670	—		114,139,670

Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	33,361,528	(19,567,000)	(a)	—			—
			(13,794,528)	(d)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF SEPTEMBER 30, 2023

	Crystal Lagoons (Historical)	Twelve Seas (Historical)	Transaction Accounting Adjustments (Assuming No Additional Redemptions) (Note 3)		Pro Forma Combined (Assuming No Additional Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 3)		Pro Forma Combined (Assuming Maximum Redemptions)
Stockholders’ deficit
Preferred stock	—	—			—			—
Crystal Lagoons’ common stock	—	—			—			—
Twelve Seas’/New Crystal Lagoons Class A common stock	—	979	135	(d)	3,924	(127)	(j)	3,797
			(690)	(e)
			3,500	(f)
Twelve Seas’ Class B common stock	—	—			—			—
Additional paid-in capital	5,828,499	—	(4,983,575)	(c)	(423,445)	(13,456,794)	(j)	(13,880,239)
			13,794,393	(d)
			690	(e)
			(3,500)	(f)
			(10,608,500)	(f)
			(4,451,452)	(i)
Accumulated deficit	(37,358,134)	(2,551,452)	(116,425)	(c)	(40,958,618)			(40,958,618)
			(1,900,000)	(c)
			(3,484,059)	(h)
			4,451,452	(i)
Accumulated other comprehensive loss	(70,016)	—			(70,016)			(70,016)
Total stockholders’ deficit	(31,599,651)	(2,550,473)	(7,298,031)		(41,448,155)	(13,456,921)		(54,905,076)
Total liabilities and stockholders’ equity	$54,225,029	$34,193,486	$(15,727,000)		$72,691,515	$(13,456,921)		$59,234,594

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

	Crystal Lagoons (Historical)	Twelve Seas (Historical)	Transaction Accounting Adjustments (Assuming No Additional Redemptions) (Note 3)		Pro Forma Combined (Assuming No Additional Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 3)	Pro Forma Combined (Assuming Maximum Redemptions)
REVENUE
Technology licensing	$16,329,372	$—			$16,329,372		$16,329,372
Equipment and additive sales	4,149,967	—			4,149,967		4,149,967
Technical assistance and maintenance services	1,958,027	—			1,958,027		1,958,027
Total revenue	22,437,366	—	—		22,437,366	—	22,437,366
COST OF SALES	(5,453,076)	—			(5,453,076)		(5,453,076)
GROSS PROFIT	16,984,290	—			16,984,290		16,984,290
OPERATING EXPENSES
Operating, selling, and general administrative expenses	(10,756,065)	(1,079,874)	90,000	(aa)	(11,745,939)		(11,745,939)
Consultancy services and professional fees	(5,539,378)	—			(5,539,378)		(5,539,378)
TOTAL OPERATING EXPENSES	(16,295,443)	(1,079,874)	90,000		(17,285,317)	—	(17,285,317)
INCOME (LOSS) FROM OPERATIONS	688,847	(1,079,874)	90,000		(301,027)	—	(301,027)
OTHER INCOME (EXPENSES)
Other income	133,903	—			133,903		133,903
Interest expense, net	(3,725,316)	—	(6,780,000)	(dd)	(6,780,000)		(6,780,000)
			3,725,316	(ee)
Transaction gain (loss) exchange results	(158,921)	—			(158,921)		(158,921)
Interest earned on cash and marketable securities held in trust account	—	3,134,227	(3,134,227)	(bb)	—		—
Change in fair value of warrant liabilities	—	(402,811)			(402,811)		(402,811)
TOTAL OTHER INCOME (EXPENSES)	(3,750,334)	2,731,416	(6,188,911)		(7,207,829)	—	(7,207,829)
GAIN (LOSS) BEFORE PROVISION FOR INCOME TAXES	(3,061,487)	1,651,542	(6,098,911)		(7,508,856)	—	(7,508,856)
Provision for income taxes	—	(639,792)	639,792	(cc)	—	—	—
NET INCOME (LOSS)	$(3,061,487)	$1,011,750	$(5,459,119)		$(7,508,856)	$—	$(7,508,856)
Basic and diluted weighted average shares outstanding					39,239,381		37,967,229
Basic and diluted net loss per share					$(0.19)		$(0.20)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Crystal Lagoons (Historical)	Twelve Seas (Historical)	Transaction Accounting Adjustments (Assuming No Additional Redemptions) (Note 3)		Pro Forma Combined (Assuming No Additional Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 3)	Pro Forma Combined (Assuming Maximum Redemptions)
REVENUE
Technology licensing	$20,116,842	$—			$20,116,842		$20,116,842
Equipment and additive sales	5,701,988	—			5,701,988		5,701,988
Technical assistance and maintenance services	2,007,711	—			2,007,711		2,007,711
Total revenue	27,826,541	—	—		27,826,541	—	27,826,541
COST OF SALES	(6,800,053)	—			(6,800,053)		(6,800,053)
GROSS PROFIT	21,026,488	—	—		21,026,488		21,026,488
OPERATING EXPENSES
Operating, selling, and general administrative expenses	(12,449,569)	(1,092,069)	120,000	(aa)	(13,421,638)		(13,421,638)
Consultancy services and professional fees	(7,600,867)	—			(7,600,867)		(7,600,867)
TOTAL OPERATING EXPENSES	(20,050,436)	(1,092,069)	120,000		(21,022,505)	—	(21,022,505)
INCOME (LOSS) FROM OPERATIONS	976,052	(1,092,069)	120,000		3,983	—	3,983
OTHER INCOME (EXPENSES)
Other income	44,090	—	(1,900,000)	(ff)	(5,456,394)		(5,456,394)
			(116,425)	(gg)
			(3,484,059)	(hh)
Interest expense, net	(4,838,789)	—	(9,040,000)	(dd)	(13,011,689)		(13,011,689)
			867,100	(ee)
Transaction gain exchange results	20,113	—			20,113		20,113
Interest earned on cash and marketable securities held in trust account	—	5,053,210	(5,053,210)	(bb)	—		—
Change in fair value of warrant liabilities	—	5,716,540			5,716,540		5,716,540
TOTAL OTHER INCOME (EXPENSES)	(4,774,586)	10,769,750	(18,726,594)		(12,731,430)	—	(12,731,430)
GAIN (LOSS) BEFORE PROVISION FOR INCOME TAXES	(3,798,534)	9,677,681	(18,606,594)		(12,727,447)	—	(12,727,447)
Provision for income taxes	(88,976)	(980,557)	980,557	(cc)	(88,976)		(88,976)
NET INCOME (LOSS)	$(3,887,510)	$8,697,124	$(17,626,037)		$(12,816,423)	$—	$(12,816,423)
Basic and diluted weighted average shares outstanding					39,239,381		37,967,229
Basic and diluted net loss per share					$(0.33)		$(0.34)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.      Basis of Presentation

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP, whereby Twelve Seas is treated as the acquired company and Crystal Lagoons is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination is expected to be treated as the equivalent of Crystal Lagoons issuing stock for the net assets of Twelve Seas, accompanied by a recapitalization. The net assets of Twelve Seas will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination will be those of Crytal Lagoons.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Business Combination as it had been consummated on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

•        Crystal Lagoons’ unaudited condensed consolidated balance sheet as of September 30, 2023 and the related notes included elsewhere in this proxy statement; and

•        Twelve Seas’ unaudited condensed balance sheet as of September 30, 2023 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

•        Crystal Lagoons’ unaudited condensed consolidated statement of operations for the nine months ended September 30, 2023 included elsewhere in this proxy statement; and

•        Twelve Seas’ unaudited condensed statement of operations for the nine months ended September 30, 2023 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•        Crystal Lagoons’ audited consolidated statement of operations for the year ended December 31, 2022 included elsewhere in this proxy statement; and

•        Twelve Seas’ audited statement of operations for the year ended December 31, 2022 and the related notes included elsewhere in this proxy statement.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the

Business Combination based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Crystal Lagoons. They should be read in conjunction with the historical financial statements and notes thereto of Crystal Lagoons and Twelve Seas.

2.      Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of Crystal Lagoons’ and Twelve Seas’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.      Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Crystal Lagoons following the Closing filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of New Crystal Lagoons shares outstanding, assuming the Business Combination occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(a)     Reflects actual redemptions of 1,859,153 shares of Twelve Seas’ Class A common stock for $19,567,000 that occurred on November 28, 2023 in connection with the November 2023 Extension.

(b)    Reflects the reclassification of cash and marketable investments held in the Trust Account that becomes available following the Business Combination, assuming no additional redemptions (but takes into account redemptions that already occurred in connection with the November 2023 Extension).

(c)     Represents preliminary estimated transaction costs expected to be incurred by Crystal Lagoons and Twelve Seas of approximately $5,100,000 and $1,900,000, respectively. These transaction costs primarily represent legal, financial advisory and other professional fees.

For Crystal Lagoons’ estimated transaction costs:

•        $5,100,000 was reflected as a reduction of cash;

•        $4,983,575 were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital; and

•        $116,425 were not capitalized as part of the Business Combination and reflected as an increase in accumulated deficit. The costs expensed through accumulated deficit, which include amounts allocated to the Public Warrants and Private Warrants assumed as part of the Business Combination, are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 as discussed in Note 3(gg) below.

For Twelve Seas’ estimated transaction costs, $1,900,000 was reflected as a reduction of cash and accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 as discussed in Note 4(ff) below.

(d)    Reflects the reclassification of $13,794,528 of shares of Twelve Seas Class A common stock, par value $0.0001 per share, subject to possible redemption to permanent equity, assuming no additional redemptions.

(e)     Represents the Sponsor’s forfeiture of 6,170,000 shares of Twelve Seas Class A common stock in connection with the Sponsor Support Agreement and the forfeiture of 400,000 Founder Shares, 230,000 Private Units and 100,000 Representative Shares in the Mizuho Forfeiture.

(f)     Reflects the recapitalization of 20.882 shares of Crystal Lagoons Common Stock and 13.5 shares of Crystal Lagoons Preferred Stock for 35,000,000 shares of New Crystal Lagoons Common Stock, par value of $0.0001 per share, and 1,225,000 Earnout Shares. The Earnout Shares are expected to be liability classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815-40”). The fair value of the Earnout Shares issued were recorded as an increase in Earnout liabilities and a decrease in additional paid-in capital.

(g)    Reflects the net proceeds of $50,840,000 million from the FCM Credit Facility. The net proceeds represents gross proceeds of $58,000,000 less approximately $7,160,000 of issuance costs.

(h)    Represents the repayment of approximately $40,000,000 million of Crystal Lagoons’ existing debt in connection with the Business Combination. The difference between the cash proceeds and the carrying value of Crystal Lagoons’ debt is recorded as a loss on repayment of debt and recorded as an increase to accumulated deficit. The loss on repayment of debt recorded through accumulated deficit is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 as discussed in Note 3(hh) below.

(i)     Reflects the elimination of Twelve Seas’ historical accumulated deficit after recording the transaction costs to be incurred by Twelve Seas as described in Note 3(c) above.

(j)     Represents the redemption of 1,272,152 shares of Twelve Seas Class A common stock for approximately $13,456,921 at a redemption price of $10.58 per share (based on the amount in the Trust Account as of September 30, 2023 less actual redemptions that occurred on November 28, 2023 in connection with the November 2023 Extension).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 are as follows:

(aa)   Represents pro forma adjustment to eliminate historical expenses related to Twelve Seas’ administrative service agreement with the Sponsor, which will be terminated upon consummation of the Business Combination.

(bb)  Represents pro forma adjustment to eliminate interest earned on cash and marketable securities held in the Trust Account.

(cc)   Reflects the adjustment to eliminate the provision for income taxes recognized by Twelve Seas. The provision for income taxes primarily relates to the interest earned on cash and marketable securities held in the Trust Account, which is eliminated in Note 3(bb) above.

(dd)  Represents additional interest expense from the FCM Credit Facility, which is expected to be funded as of the Closing Date, as described in Note 3(g) above.

(ee)   Reflects the elimination of interest expense related to Crystal Lagoons’ existing debt, which is expected to be repaid as described in Note 3(h) above.

(ff)    Reflects preliminary estimated Twelve Seas’ transaction costs of $1,900,000 that will be expensed upon the closing of the Business Combination. These costs are reflected as if incurred on January 1, 2022, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(gg)  Reflects preliminary estimated Crystal Lagoons’ transaction costs of $116,425 allocated to the Twelve Seas’ Public Warrants and Private Warrants assumed as part of the Business Combination. These costs are reflected as if incurred on January 1, 2022, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(hh)  Represents the pro forma adjustment to recognize the loss on repayment of debt related to the repayment of Crystal Lagoons’ existing debt as discussed in Note 3(h) above. The loss is reflected as if incurred on January 1, 2022, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

4.      Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. When assuming maximum redemptions, this calculation is adjusted to eliminate such redeemed shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the nine months ended September 30, 2023 and year ended December 31, 2022:

	Nine Months Ended September 30, 2023		Year Ended December 31, 2022
	Assuming No Additional Redemptions	Assuming Maximum Redemptions	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Pro forma net loss (in thousands)	$(7,508,856)	$(7,508,856)	$(12,816,423)	$(12,816,423)
Pro forma weighted average shares outstanding, basic and diluted	39,239,381	37,967,229	39,239,381	37,967,229
Pro forma net loss per share, basic and diluted	$(0.19)	$(0.20)	$(0.33)	$(0.34)

Pro forma weighted average shares calculation, basic and diluted
Twelve Seas’ public shareholders	1,349,381	77,229	1,349,381	77,229
Sponsor	2,715,000	2,715,000	2,715,000	2,715,000
Underwriter	175,000	175,000	175,000	175,000
Crystal Lagoons’ stockholders	35,000,000	35,000,000	35,000,000	35,000,000
Pro forma weighted average shares calculation, basic and diluted(1)(2)	39,239,381	37,967,229	39,239,381	37,967,229

____________

(1)      The pro forma diluted shares exclude 1,225,000 Earnout Shares subject to certain vesting restrictions pursuant to the Merger Agreement. These are contingently issuable shares for which the milestones have not yet been achieved.

(2)      The pro forma diluted shares exclude 11,500,000 Public Warrants and 220,000 Private Warrants because including them would be antidilutive.

THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF TWELVE SEAS STOCKHOLDERS

The Twelve Seas Special Meeting

Twelve Seas is furnishing this proxy statement to you as part of the solicitation of proxies by the Twelve Seas Board for use at the special meeting in lieu of the 2024 annual meeting of stockholders to be held on            , 2024, and at any adjournment or postponement thereof. This proxy statement is first being mailed on or about            , 2024 to all Twelve Seas stockholders of record as of            , 2024, the record date for the special meeting. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held via live webcast at             , on            , 2024, at            , or such other date, time and place to which such special meeting may be adjourned or postponed. The special meeting can be accessed by visiting              , where you will be able to listen to the meeting live and vote during the meeting. Additionally, you have the option to listen to the special meeting by dialing              (toll-free within the U.S. and Canada) or              (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is             , but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the special meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the special meeting. If you do not have a control number, please contact the transfer agent, Continental Stock Transfer & Trust Company, at (917) 262-2373 or by e-mail at proxy@continentalstock.com.

Purpose of the Special Meeting

At the special meeting, Twelve Seas will ask the Twelve Seas stockholders to vote in favor of the following proposals:

•        The Business Combination Proposal — a proposal to approve and adopt the Merger Agreement and the Business Combination. (Proposal No. 1).

•        The Charter Amendment Proposal — a proposal to adopt the Proposed Certificate of Incorporation of New Crystal Lagoons attached as Annex B to this proxy statement. (Proposal No. 2).

•        The Governance Proposals — to approve, on a non-binding advisory basis, separate governance proposals relating to certain material differences between the Existing Certificate of Incorporation and the Proposed Certificate of Incorporation. (Proposal Nos. 3A-3C).

•        The Election of Directors Proposal — a proposal to elect, effective at Closing, six directors to serve staggered terms on our board of directors until the 2025, 2026 and 2027 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified. (Proposal No. 4).

•        The Equity Incentive Plan Proposal — a proposal to approve and adopt the 2024 Equity Incentive Plan established to be effective upon the Closing of the Business Combination. (Proposal No. 5).

•        The Nasdaq Proposal — a proposal to issue New Crystal Lagoons Common Stock to the Crystal Lagoons Stockholders in the Business Combination, including the potential issuance of the Earnout Shares. (Proposal No. 6).

•        The Adjournment Proposal — a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies, if necessary, at the determination of the Twelve Seas Board. (Proposal No. 7).

Recommendation of the Twelve Seas Board of Directors

The Twelve Seas Board believes that each of the proposals to be presented at the special meeting is in the best interests of Twelve Seas and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of the Twelve Seas Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain of Twelve Seas’ directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•        the fact that the Initial Stockholders hold an aggregate of 2,055,000 Founder Shares (assuming the Sponsor Forfeiture), all of which would expire worthless if an initial business combination is not consummated (although such shares of Class A common stock have certain rights that differ from the rights of holders of the Public Shares, the aggregate value of the 2,055,000 Founder Shares held by the Initial Stockholders is estimated to be approximately $22.2 million, assuming the per share value of such shares of Class A common stock is the same as the $10.81 closing price of the Public Shares on Nasdaq on February 6, 2024);

•        the fact that the Initial Stockholders hold an aggregate of 660,000 Private Shares (assuming the Sponsor Forfeiture), all of which would expire worthless if an initial business combination is not consummated (although such Private Shares have certain rights that differ from the rights of holders of the Public Shares, the aggregate value of the 660,000 Private Shares held by the Initial Stockholders is estimated to be approximately $7.13 million, assuming the per share value of such Private Shares is the same as the $10.81 closing price of the Public Shares on Nasdaq on February 6, 2024);

•        the fact that the Initial Stockholders hold an aggregate of 220,000 Private Warrants, all of which would expire worthless if an initial business combination is not consummated (although such Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 220,000 Private Warrants held by the Initial Stockholders is estimated to be approximately $33,000, assuming the per right value of such Private Warrants is the same as the $0.15 closing price of the Public Warrants on Nasdaq on February 6, 2024); and

•        the fact that Twelve Seas has issued the Sponsor Notes to the Sponsor. As of February 6, 2024, an aggregate of approximately $1.03 million was due under the Sponsor Notes. If an initial business combination is not consummated, the Sponsor Notes, may not be repaid, in whole or in part.

Record Date and Voting

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Twelve Seas Class A common stock at the close of business on            , 2024, which is the record date for the special meeting. You are entitled to one vote for each share of Twelve Seas Class A common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were            shares of Twelve Seas Class A common stock outstanding, of which            are Founder Shares held by the Sponsor.

The Sponsor and Twelve Seas’ directors and officers have agreed to vote all of their Founder Shares and any Public Shares acquired by them in favor of the Business Combination Proposal. The issued and outstanding Twelve Seas Warrants do not have voting rights at the special meeting.

Voting Your Shares

Each share of Twelve Seas Class A common stock that you own in your name entitles you to one vote on each of the proposals at the special meeting. Your one or more proxy cards show the number of shares of Twelve Seas Class A common stock that you own.

If you are a holder of record, there are two ways to vote your shares of Twelve Seas Class A common stock at the special meeting:

•        Voting by Mail.      You can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the applicable special meeting(s). If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Twelve Seas Class A common stock will be voted as recommended by the Twelve Seas Board. Twelve Seas encourages you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting.

•        Voting at the Special Meeting via the Virtual Meeting Platform.      You can attend the special meeting and vote in person via the virtual meeting platform. The special meeting can be accessed by visiting             , where you will be able to listen to the meeting live and vote during the meeting. Additionally, you have the option to listen to the special meeting by dialing              (toll-free within the U.S. and Canada) or              (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is             , but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the special meeting by means of remote communication. If your shares of Twelve Seas Class A common stock are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person via the virtual meeting platform at the special meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person via the virtual meeting platform, you will need to contact your broker, bank or nominee to obtain a legal proxy that will authorize you to vote these shares. Please have your control number, which can be found on your proxy card, to join the special meeting. If you do not have a control number, please contact the transfer agent.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of Twelve Seas Class A common stock, you may contact our proxy solicitor at:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

Quorum and Vote Required for the Twelve Seas Proposals

A quorum of Twelve Seas’ stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the Twelve Seas Class A common stock outstanding and entitled to vote at the meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, Governance Proposals (on an advisory basis), Equity Incentive Plan Proposal, Nasdaq Proposal and Adjournment Proposal requires the affirmative vote in person (which would include presence at a virtual meeting) or by proxy of the holders of a majority of the then outstanding shares of Twelve Seas Class A common stock present and entitled to vote at the special meeting.

The approval of the Charter Amendment Proposal requires the affirmative vote in person (which would include presence at a virtual meeting) or by proxy of the holders of a majority of all then outstanding shares of Twelve Seas Class A common stock entitled to vote thereon at the special meeting, voting separately as a single class, entitled to vote thereon at the special meeting.

The approval of the election of each director nominee pursuant to the Election of Directors Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Twelve Seas Class A common stock entitled to vote and actually cast thereon at the special meeting.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Twelve Seas believes the proposals presented to its stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

At the special meeting, Twelve Seas will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention will have no effect on the Business Combination Proposal, Governance Proposals, Equity Incentive Plan Proposal, Nasdaq Proposal and Adjournment Proposal. Failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the special meeting will have the same effect as a vote “against” the Charter Amendment Proposal and will have no effect on the other proposals.

Revocability of Proxies

If you are a stockholder of record and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Twelve Seas’ secretary in writing before the annual meeting that you have revoked your proxy; or

•        you may attend the special meeting virtually and submit a ballot through the virtual meeting platform during the special meeting, as indicated above.

If you hold your shares in “street name,” you should contact your broker, bank or nominee to change your instructions on how to vote.

Redemption Rights

Any holder of Public Shares may demand that Twelve Seas redeem such shares for a pro rata portion of the cash held in the Trust Account (including interest earned and not previously released to Twelve Seas to pay its taxes), which holds the proceeds from the IPO, calculated as of two business days prior to the consummation of the Business Combination, upon the consummation of the Business Combination. However, Twelve Seas will only redeem Public Shares so long as (after such redemption), Twelve Seas’ net tangible assets (as determined in accordance with the Exchange Act, or of any entity that succeeds Twelve Seas as a public company, will be at least $5,000,001. For illustrative purposes, based on funds in the Trust Account of approximately $14.3 million as of February 6, 2024, the estimated per share redemption price would have been approximately $10.63.

Holders of Public Shares may exercise redemption rights regardless of whether they vote for or against the Business Combination Proposal or does not vote on such proposal at all, or if it is a holder of Public Shares on the record date. If a holder exercises its redemption rights and the Business Combination is consummated, then Twelve Seas will redeem such holder’s Public Shares for a pro rata portion of funds deposited in the Trust Account and such holder will no longer own these shares following the Business Combination.

The Sponsor and Twelve Seas’ officers and directors will not have redemption rights with respect to any shares of Twelve Seas Class A common stock owned by them, directly or indirectly.

Twelve Seas stockholders who seek to have their Public Shares redeemed must deliver their shares, either physically or electronically using DTC’s DWAC System, to Continental Stock Transfer & Trust Company, Twelve Seas’ transfer agent, no later than two (2) business days prior to the special meeting at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent.

If you hold the Public Shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming Twelve Seas stockholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to stockholders for the return of their Public Shares. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is Twelve Seas’ understanding that stockholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, Twelve Seas does not have any control over this process and it may take longer than one week. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your shares will not be redeemed.

Any request for redemption, once made by a holder of Public Shares, may be withdrawn at any time prior to the time the vote is taken with respect to the Business Combination Proposal at the special meeting and thereafter, with Twelve Seas’ consent, until the consummation of the Business Combination, or such other date as determined by the Twelve Seas Board. If you deliver your shares for redemption to Twelve Seas’ transfer agent and later decide prior to the special meeting not to elect redemption, you may request that Twelve Seas’ transfer agent return the shares (physically or electronically). You may make such request by contacting Twelve Seas’ transfer agent at the phone number or address listed above.

If the Business Combination is not approved or completed for any reason, then Twelve Seas’ Public Stockholders who elected to exercise their redemption rights will not be entitled to have their Public Shares redeemed. In such case, Twelve Seas will promptly return any shares delivered by Public Stockholders.

The closing price of the Twelve Seas Class A common stock on            , 2024, the record date, was $            per share. The cash held in the Trust Account on such date less was approximately $            ($            per Public Share) (including interest not previously released to Twelve Seas to pay taxes). Prior to exercising redemption rights, stockholders should verify the market price of Twelve Seas Class A common stock as they may receive higher proceeds from the sale of their Twelve Seas Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Twelve Seas cannot assure its stockholders that they will be able to sell their Twelve Seas Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If you exercise your redemption rights, your shares of Twelve Seas Class A common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, including interest earned and not previously released to Twelve Seas to pay its taxes. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.

If you are a holder of Public Shares (including through the ownership of Twelve Seas Units) and you exercise your redemption rights, it will not result in the loss of any Twelve Seas Warrants that you may hold (including those contained in any Twelve Seas Units you hold). Your Twelve Seas Warrants will become exercisable to purchase one share of Twelve Seas Class A common stock for a purchase price of $11.50 beginning 30 days after consummation of the Business Combination.

If the Business Combination Proposal is not approved and Twelve Seas does not consummate an initial business combination by June 2, 2024 or obtain the approval of Twelve Seas stockholders to extend the deadline for Twelve Seas to consummate an initial business combination, it will be required to dissolve and liquidate and the Twelve Seas Warrants will expire worthless.

Redemption rights are not available to holders of Twelve Seas Warrants in connection with the Business Combination.

Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to holders of shares of Twelve Seas Class A common stock or Twelve Seas Warrants in connection with the Business Combination.

Solicitation of Proxies

Twelve Seas has engaged Advantage Proxy, Inc. (“Advantage Proxy”) to assist in the solicitation of proxies for the special meeting. Twelve Seas has agreed to pay Advantage Proxy a fee of $            . Twelve Seas will reimburse Advantage Proxy for reasonable out-of-pocket expenses and will indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses. Crystal Lagoons also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Twelve Seas Class A common stock for their expenses in forwarding soliciting materials to beneficial owners of Twelve Seas Class A common stock and in obtaining voting instructions from those owners. Twelve Seas’ directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Stock Ownership

As of the record date, the Sponsor beneficially owned an aggregate of approximately      % of the outstanding shares of Twelve Seas Class A common stock. The Sponsor has agreed to vote all of its shares of Twelve Seas capital stock in favor of the Business Combination Proposal. As of the date of this proxy statement, the Sponsor has not acquired any Public Shares.

PROPOSALS TO BE CONSIDERED BY TWELVE SEAS’ STOCKHOLDERS
PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

THE BUSINESS COMBINATION

References in this section to “we”, “our”, “us”, the “Company”, or “Twelve Seas” generally refer to Twelve Seas Investment Company II before consummation of the Business Combination and New Crystal Lagoons after consummation of the Business Combination.

The Background of the Business Combination

Twelve Seas’ Background and Initial Selection Process

Twelve Seas Investment Company II is a blank check company incorporated on July 21, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The proposed Business Combination with Crystal Lagoons is the result of an active and extensive search for potential transactions utilizing the network and investing and transaction experience of Twelve Seas’ management team, the Twelve Seas Board, and advisors. The terms of the Business Combination Agreement are the result of extensive arm’s-length negotiations between representatives of Crystal Lagoons and Twelve Seas. The following is a brief discussion of the background of these negotiations, the Merger Agreement, the Business Combination and related matters.

On March 2, 2021, we completed our IPO of 30,000,000 Twelve Seas Units at a price of $10.00 per unit generating gross proceeds of $300,000,000 before underwriting discounts and expenses. Each unit consisted of one share of Twelve Seas Class A common stock and one-third of one Twelve Seas Warrant. Each whole Twelve Seas Warrant entitles the holder thereof to purchase one share of Twelve Seas Class A common stock for $11.50 per share, subject to certain adjustments.

Simultaneously with the closing of the initial public offering, we completed the private sale of an aggregate of 800,000 units to our Sponsor and Mizuho at a purchase price of $10.00 per private placement unit, generating gross proceeds of $8,000,000.

On March 8, 2021, the underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional 4,500,000 over-allotment units occurred on March 10, 2021, generating gross proceeds of $45,000,000. In connection with the closing of the purchase of the over-allotment units, the Company sold an additional 90,000 Placement Units to the Sponsor and Mizuho at a price of $10.00 per private placement unit, generating an additional $900,000 of gross proceeds.

We originally had up to 24 months from the closing of our IPO, or until March 2, 2023, to consummate an initial business combination. However, on February 28, 2023, we held a special meeting, where our stockholders approved an amendment to our Existing Certificate of Incorporation to extend the period in which we must complete an initial business combination from March 2, 2023 to December 2, 2023 (or such earlier date as determined by the Twelve Seas Board) (the “February 2023 Extension”).

On November 27, 2023, we held a special meeting in lieu of an annual meeting of stockholders. At the meeting, stockholders approved an amendment to Twelve Seas’ Existing Certificate of Incorporation, extending the date by which the Company must consummate its initial business combination from December 2, 2023 to June 2, 2024, or such earlier date as determined by the Twelve Seas Board (the “November 2023 Extension”).

Prior to the consummation of the IPO, neither Twelve Seas, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target regarding an initial business combination with Twelve Seas.

Since the completion of the IPO, Twelve Seas considered a number of potential target businesses with the objective of consummating a business combination. Representatives of Twelve Seas reviewed self-generated ideas, initiated contact with, and were contacted by, a number of individuals and entities with respect to potential business combination opportunities, including financial advisors and other companies and entrepreneurs. Twelve Seas primarily considered businesses that operating in global markets, where it believes its management team has a competitive advantage due to their prior experiences and roles. The type of business that we considered included companies headquartered in Europe, Asia and the Middle East, as well as U.S. companies that were established by international entrepreneurs with operations both in the U.S. and globally.

Description of negotiation process with candidates other than Crystal Lagoons

Promptly following the IPO, Twelve Seas’ management team sought out potential target businesses based on internal research and through Twelve Seas’ relationships with company founders, executives of private and public companies, and venture capitalists. Twelve Seas evaluated, conducted preliminary due diligence based on publicly available information and other market research regarding, and engaged in various levels of discussions with, a number of different potential business combination targets. In connection with such evaluation, preliminary due diligence and discussions, Twelve Seas contacted, by leveraging public information and existing relationships, representatives of more than 100 potential business combination targets. During this initial stage, we commenced conversations with identified potential target companies through distributing non-binding indications of interest and negotiating non-binding letters of intent, and members of the Twelve Seas Board, among other things, reviewed the businesses of potential targets, reviewed financial metrics and related assumptions of potential target companies, and reviewed due diligence issues and proposed transaction terms. Based on Twelve Seas’ initial screening efforts and selection criteria, we engaged in substantive discussions with seven companies and entered into non-disclosure agreements with over thirty companies that were considered to be appropriate targets, including Crystal Lagoons.

1)      One such target (“Company A”) was an Australian financial comparison site with over nine million of monthly visitors that helps consumers to make better financial decisions by supplying clear and simple comparisons for a wide range of products and services, including credit cards, home loans, health insurance, car insurance and personal loans. Discussions with Company A progressed to detailed due diligence, video calls and multiple rounds of discussions related to the proposed terms of a business combination and letter of intent. Twelve Seas ultimately decided, as a result of its detailed due diligence, to abandon discussions and not pursue Company A because Company A’s required valuation was lower than the valuation attributed to it by Twelve Seas.

2)      The second target (“Company B”) was a leading Canadian programmatic advertising platform that provides contextual targeting solutions for marketers to advertise across display, video, audio, in-game and other channels using a single platform. Discussions with Company B about a potential business combination progressed, and included substantive discussions that advanced to detailed term sheet negotiations and detailed due diligence. However, Company B elected to abandon discussions with Twelve Seas and instead engaged an investment bank to pursue private fundraising.

3)      The third target (“Company C”) was a Polish recycler and urban miner focused on extracting palladium, platinum, rhodium, gold, silver and copper from electronic waste. Twelve Seas’ management engaged in substantial discussions with Company C, focusing on its management ability to identify attractive add-on acquisition targets, and on the correlation between Company C’s profitability and commodity price fluctuations. Twelve Seas team visited Company C’s facility in Poland and in the U.S., and discussed in detail potential valuation range with Company C’s management and its founder. Ultimately, Company C decided to pursue an alternative transaction with a government-funded international financial institution that Company C considered to be a superior offer than the potential business combination transaction with Twelve Seas.

4)      The fourth target (“Company D”) was a provider of ACMI (Aircraft, Crew, Maintenance and Insurance) aircraft leasing. Discussions with Company D involved multiple meetings with the management in Dubai and discussions between Company D and potential private placement agents brought forward by Twelve Seas. Twelve Seas due diligence focused on Company D’s ability to recover from the impact of Covid-19, its management’s ability to realize operating synergies across its numerous business units, and on proper treatment of operating lease liability for valuation purposes. Ultimately, Twelve Seas decided to terminate discussions with Company D due to the difficult conditions on the equity market and Company D’s high valuation expectations that, in Twelve Seas’ view, were not reflective of the market reality.

5)      The fifth target (“Company E”) was a fintech ecosystem operating several markets in Europe and Asia, offering digital financial solutions in Kazakhstan, Philippines, Spain, Sri Lanka and other countries. Discussions with Company E progressed to signing of an exclusive letter of intent, and multiple meetings took place between management of Twelve Seas and Company E. Ultimately, Company E decided to terminate discussions with Twelve Seas because Twelve Seas was not able to identify investors to provide equity capital to Company E at a valuation desired by Company E’s founder.

6)      The sixth target (“Company F”) was a London-based global provider of digital transformation and cybersecurity solutions with over $1 billion in annual revenue at the time of discussions with Twelve Seas. Following substantial discussions with Company F regarding proposed valuation and multiple conversations with Company F’s board of directors, Company F decided to pursue a transaction with an alternative blank check company.

7)      The seventh target (“Company G”) is a natural gas company with operations in the Po Valley of Italy. Discussions with Company G progressed to a draft term sheet and extensive due diligence. Ultimately, Twelve Seas decided to terminate discussions with Company G, as the Twelve Seas Board concluded that the high level of geological risk and the low revenue visibility of Company G were not appropriate for a publicly listed company.

Each of the discussions with the aforementioned prospective targets covered various aspects of potential initial business combinations, such as target business operations, potential deal structures, and other considerations. In each case, following these additional discussions, negotiations and due diligence, Twelve Seas ultimately determined to abandon each of its other potential acquisition opportunities because of one or more of (i) the reasons stated above (including where the potential target pursued an alternative transaction or strategy) or (ii) Twelve Seas’ view that the prospective acquisition targets did not represent as suitable or attractive a target as Crystal Lagoons due to a combination of business or growth prospects, strategies, management teams, structure, valuations and likelihood of transaction execution.

Description of negotiation process with Crystal Lagoons

The following timeline provides a general discussion and chronologically summarizes the key meetings and events that led to signing the Merger Agreement, entry into ancillary agreements, but it does not purport to catalogue every such conversation and correspondence among representatives of Twelve Seas, Crystal Lagoons, and their respective representatives and advisors or otherwise.

On May 27, 2022, a representative of EarlyBird Capital, Inc. (“EBC”) which had been retained by Crystal Lagoons as an advisor, introduced Crystal Lagoons to Twelve Seas by sending an email to Bob Foresman, Twelve Seas director, Dimitri Elkin, CEO and director of Twelve Seas, and Jonathan Morris, CFO and director of twelve Seas. Twelve Seas responded to the email and requested additional information regarding Crystal Lagoons.

On May 31, 2022, EBC provided Twelve Seas with a confidentiality agreement and a non-confidential teaser describing Crystal Lagoons. Twelve Seas signed the confidentiality agreement and requested a call with the management of Crystal Lagoons.

On June 9, 2022, Twelve Seas held an introductory call with Mr. Cristobal Baixas of Crystal Lagoons and Mr. Patrick Beroiza of Crystal Lagoons. From Twelve Seas, Bob Foresman, Jonathan Morris and Dimitri Elkin were in attendance. From EBC, Gregory Stoupnitzky and Mauro Conijeski were in attendance. The discussion touched on Crystal Lagoons history, its business model, its current and expected financial performance, as well as its plans to go public via a SPAC merger.

On June 12, 2022, Mr. Morris visited the offices of EBC to discuss Crystal Lagoons’ business and operations, including its business model, the competitive environment in which Crystal Lagoons operates, its capital structure, certain financial aspects of its business, as well its growth opportunities.

On June 25, 2022, Mr. Morris sent an email to Mauro Conjeski of EBC about the financial model of Crystal Lagoons and discussed how Crystal Lagoons tracks and categorizes varies types of project and fees, including initial fees charged upfront, fixed fees, royalty fees, and revenue sharing from public lagoons projects.

On June 27, 2022, Twelve Seas held a call with EBC to discuss potential terms for a letter of intent between Crystal Lagoons and Twelve Seas.

On June 28, 2022, Mr. Morris and Al Weiss, an advisor to Twelve Seas, visited the Sole Mio Lagoon in Miami and met with Fernando Fischmann, founder of Crystal Lagoons. The discussion touched on the business and operations of Crystal Lagoons, including its unique asset light business model, the competitive environment in which Crystal Lagoons operates, its capital structure, certain financial aspects of its business, and its growth opportunities. Messrs. Morris and Fischmann also discussed potential structures for a business combination between Twelve Seas and Crystal Lagoons.

During the month of July 2022, Twelve Seas discussed the terms of a potential letter of intent for Crystal Lagoons with its U.S. legal counsel, Ellenoff Grossman & Schole LLP (“EGS”).

On August 9, 2022, Twelve Seas provided to EBC and Crystal Lagoons a draft of a non-binding letter of intent (the “Draft LOI”) between Twelve Seas and Crystal Lagoons, which provided a framework for preliminary discussions regarding specific terms of a potential business combination transaction. The LOI included a pre-money equity valuation of $750 million, additional earnout consideration of 60 million shares, and a minimum cash condition of $80 million.

On August 18, 2022, EBC sent an updated LOI to Twelve Seas, which incorporated comments from Crystal Lagoons, and from its U.S. counsel Greenberg Traurig (“GT”). These comments included a requirement that Crystal Lagoons’ representations and warranties do not survive the completion of the business combination. On September 1 2022, Twelve Seas was granted access to Crystal Lagoons virtual data room.

Over the course of the following four weeks, Crystal Lagoons and Twelve Seas continued negotiations about the letter of intent, and on September 28, 2022, the Twelve Seas Board approved the signing of the letter of intent (the “Executed LOI”).

On October 2, 2022, Twelve Seas and Crystal Lagoons entered into the Executed LOI, which included a pre-money equity valuation for Crystal lagoons of $750 million, additional earnout consideration of 60 million shares, as well as a minimum cash condition of $80 million. The Final LOI included an exclusivity period of 45 days that would automatically extend for an additional 45 days.

Following the entry into the Executed LOI, and consistent with the exclusivity obligations on Twelve Seas set forth therein, Twelve Seas promptly terminated discussions with all parties with whom Twelve Seas had been engaged in preliminary transaction discussions.

On October 12, 2022, Twelve Seas held a call with Mr. Fischmann to agree on the next steps.

Over the course of the subsequent twelve weeks, Twelve Seas’ management and advisors, including Mr. Weiss, continued to conduct diligence of Crystal Lagoons business, including the overall addressable market, the commercial viability of Crystal Lagoon’s business plan and revenue, operating and cost variables underlying the Crystal Lagoons financial model.

During this time period, representatives of Twelve Seas and EBC held a number of discussions regarding the proposed pre-money enterprise value of Crystal Lagoons. These discussions included an evaluation of the potential enterprise value for Crystal Lagoons as a new public market entrant and publicly available trading metrics of companies of a similar size as Crystal Lagoons with operations in the industry in which Crystal Lagoons operates, in each case taking into account such companies’ relative maturity in the public market. Over the course of these negotiations, Twelve Seas’ view of the appropriate valuation of Crystal Lagoons was reduced in response to a variety of factors, including changes in market conditions over the course of these negotiations as reflected by reductions in the valuations ascribed to other public companies identified by Twelve Seas.

On January 31, 2023, Twelve Seas sent a revised letter of intent to Crystal Lagoons. During the subsequent several days, the parties continued exchanged draft version of the letter of intent that reflected changes to valuation terms, as well as comments from Twelve Seas’ and Crystal Lagoons’ legal counsels.

On February 7, 2023, an amended letter of intent (the “Revised LOI”) between Crystal Lagoons and Twelve Seas was signed, which included a pre-money equity valuation of $487.3 million and a minimum cash condition of $50 million.

During the subsequent month, EGS prepared a draft of the Merger Agreement based on the terms reflected in the Revised LOI. On March 6, 2023, EGS delivered an initial draft Merger Agreement to GT. Following provision of the initial draft Merger Agreement, EGS and GT, as well as Twelve Seas and Crystal Lagoons, discussed provisions including representations and warranties, pre-closing and post-closing undertakings and covenants, regulatory matters and tax matters, including the potential excise tax that could potentially be imposed on Twelve Seas in connection with Trust Account redemptions prior to the completion of the Business Combination.

In the subsequent weeks, Twelve Seas continued to conduct commercial and legal due diligence on Crystal Lagoons with the assistance of EGS and Jeff Ellis Management, a leader in aquatic management and maintenance for lagoons, resorts, and water parks globally. Jeff Ellis conducted commercial due diligence on Crystal Lagoons and provided Twelve Seas with a comprehensive evaluation of Crystal Lagoons product with respect to its market appeal, efficiency and customer satisfaction, highlighting potential growth areas for Crystal Lagoons.

Over the same period, representatives of Twelve Seas and Crystal Lagoons, together with their respective outside legal counsels, held numerous conference calls to discuss the outstanding commercial terms related to the potential business combination. Representatives of Twelve Seas and Crystal Lagoons discussed various open issues regarding the potential Business Combination, including, among others: (i) closing conditions including minimum cash conditions; (ii) limitations on Crystal Lagoons’ conduct of its business between the date of the signing of the Merger Agreement and the Closing; (iii) the overall suite of representations, warranties and covenants to be provided by each party under the Merger Agreement; (iv) entry of key employees into employment arrangements and (v) the termination provisions.

Between the months of February and July 2023, Twelve Seas used its network of contacts to identify prospective debt and equity investors in Crystal Lagoons. Discussions and negotiations with the prospective investors progressed and included discussions regarding, among other things, the proposed valuation of Crystal Lagoons and concerns regarding the impact of the rising interest rates on the developers of real estate projects anchored by a lagoon. On July 31, 2023, one such investor, Farallon Capital Management (“Farallon”), provided an indicative term sheet for a first lien senior secured credit facility.

Twelve Seas and Crystal Lagoons had discussed and agreed that a Farallon credit facility may be used to satisfy the minimum cash condition envisioned by the draft terms of the draft Merger Agreement, and Crystal Lagoons and Twelve Seas entered into joint discussions with Farallon. Farallon’s terms had a number of additional requirements, including procurement of credit insurance associated with Crystal Lagoons’ intellectual property.

During August and September 2023, Twelve Seas explored the availability and the terms of credit insurance required by Farallon. On August 8, 2023, Twelve Seas and Farallon held a call with AON to discuss potential alternatives and anticipated pricing for the credit insurance wrapper contemplated by Farallon’s proposed senior secured credit facility. It was agreed that the insurance wrapper would be finalized after the signing of the Merger Agreement.

During September 2023 representatives of Twelve Seas, Crystal Lagoons and Farallon held a number of additional discussions regarding the proposed pre-money enterprise value of Crystal Lagoons. These discussions included an evaluation of the potential enterprise value for Crystal Lagoons as a new public market entrant and publicly available trading metrics of companies of a similar size as Crystal Lagoons with operations in the industry in which Crystal Lagoons operates, in each case taking into account such companies’ relative maturity in the public market. Following such discussions, it was agreed to lower the pre-money equity valuation to $350 million.

Throughout the second half of 2023, Crystal Lagoons continued to work towards completion of its 2022 audit, as well as the review of the financial statements for the period ending September 30, 2023. In light of, among other things, the timing of the audit, Crystal Lagoons and Twelve Seas’ management further evaluated alternatives to further align the parties’ interests and enhance closing certainty of the Business Combination. Accordingly, from October 2023 through December 22, 2023, Crystal Lagoons, Twelve Seas’ management and the Sponsor engaged in multiple discussions and exchanged counterproposals regarding extension of the outside date, the transaction expense cap, the Public Warrants and other deal points.

During August, September and October 2023, Twelve Seas continued the outreach to potential equity investors to explore options for equity or equity linked financing.

On October 25, 2023, a non-binding term sheet among Farallon, Crystal Lagoons and Twelve Seas was signed, which, among other things, (i) indicated the pre-money equity valuation agreed for Crystal Lagoons of $350 million (ii) contemplated the inclusion of a credit insurance, and (iii) reduced the minimum cash closing condition under the draft Merger Agreement.

Between October 25 and November 15, 2023, Twelve Seas and EGS, on the one hand, and Crystal Lagoons and GT, on the other hand, held several telephone and video calls to discuss open points related to the Merger Agreement.

During this time period, Twelve Seas and Farallon continued to perform additional due diligence. On November 1 2023, Farallon was granted access to Crystal Lagoons virtual data room. On November 13, 2023, Twelve Seas sent to Crystal Lagoons a list of due diligence requests made by Farallon, which was answered in the course of subsequent telephone calls involving representatives Crystal Lagoons, Twelve Seas, EBC and Farallon. During the following week, Crystal Lagoons provided additional commercial information to Twelve Seas and Farallon, including additional financial analysis, a case study for Lago Mar project, and assumptions for public access lagoons.

On November 15, 2023, GT sent a revised draft of the Merger Agreement to EGS incorporating the latest commercial agreements noted above.

On November 27, 2023, Crystal Lagoons had a call with AON to review financial assumptions underpinning Crystal Lagoons financial projection, including expected operating performance metrics for public access lagoons.

Between November 27 and December 19, 2023, parties continued to work towards completing the Merger Agreement, which involved continued due diligence and conversation between parties’ respective legal representatives, and multiple revisions to the Merger Agreement.

On December 7, 2023, Twelve Seas and representatives of Mizuho, Twelve Seas’ underwriter in its IPO, agreed to have Mizuho resign as advisor to Twelve Seas to waive its deferred underwriting commission. Furthermore, Mizuho informed Twelve Seas that it would not be responsible for any portion of the proxy statement.

On December 12, 2023, GT sent to EGS a draft of the Merger Agreement as well as a draft of ancillary documents, including a Sponsor Support Agreement, a Stockholder Support Agreement and a Lock Up Agreement.

On December 18, 2023, the parties held an all hands call involving representatives of EGS, GT, EBC, Twelve Seas and Crystal Lagoons to review the proposed final version of the Merger Agreement.

On December 19, 2023, a meeting of the Twelve Seas Board was held and representatives EGS were in attendance. At the meeting, EGS advised the directors of their fiduciary duties under Delaware law, and Twelve Seas’ management provided an update on the status of negotiations with Crystal Lagoons, including an overview of the principal terms of the proposed Business Combination, as well as the proposed timing, and a detailed overview of Crystal Lagoons business, including certain aspects of the due diligence process and valuation analysis, as well as potential benefits and risks involved.

On December 22, 2023, (i) the Merger Agreement was executed, pursuant to which the outside date was set at May 31, 2024, and the minimum cash condition was agreed to be such that at least $5,000,000 in cash be funded to Crystal Lagoons’ balance sheet after the payment of all unpaid Twelve Seas and Crystal Lagoons transaction expenses, including all fees and costs in connection with Farallon credit facility, all of Crystal Lagoons’ insurance policy premiums and applicable taxes, necessary payments to fund a depleting interest reserve account, and refinancing of the existing credit facility.

On December 29, 2023, Twelve Seas filed an 8-K describing the material provisions of the Business Combination Agreement, referred in the 8-K as the Merger Agreement.

The Twelve Seas’ Board of Directors Reasons for the Approval of the Business Combination

On December 19, 2023, the Twelve Seas Board of directors unanimously (i) approved the signing of the Merger Agreement and the transactions contemplated thereby and (ii) directed that the Merger Agreement, related transaction documentation and other proposals necessary to consummate the Business Combination be submitted to the Twelve Seas stockholders for approval and adoption, and recommended that Twelve Seas stockholders approve and adopt the Merger Agreement, related transaction documentation, and such other proposals. Before reaching its decision, Twelve Seas’ board of directors reviewed the results of Twelve Seas’ management’s due diligence, which included:

•        extensive meetings and calls with Crystal Lagoons management team and representatives regarding operations, financial prospects, growth and development pipelines, public company readiness, and other customary business and legal due diligence matters, including general corporate, labor, employment, employee benefits, real property, and intellectual property matters;

•        review of Crystal Lagoons’ material business contracts and certain other legal and commercial diligence;

•        regulatory review of Crystal Lagoons’ operating model;

•        financial and accounting diligence; and

•        detailed due diligence of Crystal Lagoons’ financial projections model.

The Twelve Seas Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Twelve Seas Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Different individual members of the Twelve Seas Board may have given different weight to different factors in their evaluation of the Business Combination and Crystal Lagoons.

In the IPO Prospectus, we identified the following general criteria and guidelines that we believed would be important in evaluating prospective target businesses, although we indicated that we may enter into a business combination with a target business that does not meet the below criteria and guidelines.

•        have equity value between $500 million and $2 billion;

•        have a compelling business reason to be listed in the United States. We will seek to acquire targets that can become a global player in their business segment, and which can benefit from the access to the deep US capital markets;

•        desire to benefit from the speed and the certainty of closure, and sellers who would be attracted to the possibility to receiving further consideration in the form of a share earnout available in a SPAC merger;

•        offer attractive risk-adjusted equity returns for our shareholders, and that can demonstrate a clear plan for shareholder value creation, including revenue growth, cost reduction and margin expansion, add-on acquisitions, or other prospects for upside;

•        have a strong set of public comparables;

•        are at a financial performance inflection point and have a clear potential of delivering strong earnings and cashflow growth in the short to medium term. We will give special consideration to companies that are capable of paying an attractive dividend immediately after the closing of an initial business combination;

•        are led by management teams who, because of their prior achievements and current performance and the ability to articulate a compelling future vision, can develop a following among US fundamental investors.

These illustrative criteria were not intended to be exhaustive. We stated in the IPO Prospectus that any evaluation relating to the merits of a particular initial business combination would be based, to the extent relevant, on these general guidelines, as well as other considerations, factors, and criteria that our management may deem relevant. In the event that we decided to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we indicated that we would disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination.

In considering the Business Combination, the Twelve Seas Board concluded that Crystal Lagoons met some of the above criteria. Although the equity value of Crystal Lagoons is lower than $500 million indicated in the IPO Prospectus, the Twelve Seas Board also considered the following additional positive factors, although not weighted or presented in any order of significance:

•        Strong growth opportunities from enhancement of consumers’ lives with unique product.    Fernando Fischmann, founder of Crystal Lagoons and biochemist by profession, created a sustainable technology method and system that enabled him to build and maintain large crystalline lagoons with excellent water quality at very low costs compared to traditional pools of approximately the same size. According to Crystal Lagoons, there are currently more than 50 million man-made water bodies worldwide, such as artificial lakes, lagoons on golf courses, and reservoirs, among many others. None of them have the transparency of swimming pools or tropical seas, and for years, different water treatment technologies have been applied in large water bodies to achieve good quality, such as ozone, aeration, movement of water, enzymes, biological equilibrium, and fish, among others. However, none of these methods have created large crystalline water bodies with high transparency and microbiological quality that is comparable with what is offered by Crystal Lagoons.

•        Due Diligence.    Prior to entering into the Merger Agreement, the Twelve Seas Board reviewed and discussed in detail the results of the due diligence examination of Crystal Lagoons conducted by Twelve Seas’ management team and Twelve Seas’ advisors, which included a substantial number of virtual and in-person meetings among the management team and advisors of Crystal Lagoons regarding Crystal Lagoons’ business and business plan, operations, prospects and forecasts (including the assumptions and key variables underlying the Projections (as defined below)), valuation analyses with respect to the Business Combination, review of significant contracts, customer reference calls, the report of the golf consultant, management interviews and reviewed other material matters, as well as general financial, technical, legal, regulatory and accounting due diligence.

•        Reasonableness of Consideration.    Following a review of the financial data provided to Twelve Seas, including the Projections, and the due diligence of Crystal lagoons’ business conducted by Twelve Seas’ management and Twelve Seas’ advisors, the Twelve Seas Board determined that the aggregate consideration to be paid in the Business Combination was fair to Twelve Seas.

•        Valuation relative to publicly traded comparables.    Having reviewed the list of comparable publicly traded companies, which are listed in Section Comparable Companies Considerations below, the Twelve Seas Board determined that the valuation of Crystal Lagoons was attractive to Twelve Seas on the basis of growth-adjusted total enterprise value (TEV) to EBITDA multiple. The EBITDA that is that Board considered for the purposes of valuation is discussed in detail in Section Certain Projected Financial Information below.

•        Strong intellectual property portfolio that creates a strong competitive moat.    Intellectual property is a significant portion of Company asset value. As of June 30, 2023 the total number of patents owned by Crystal Lagoons was 2,680 and the number of trademarks owned by Crystal Lagoons was 661. These intangible assets enable Crystal Lagoons to be the first and only company to provide an eco-friendly system that uses only as little as 1% of the chemicals and as little as approximately 2% of the energy required by traditional swimming pool filtration systems. The concept and technology also address global problems such as energy, pollution and water scarcity through diverse industrial applications such as sustainable cooling systems and HVAC applications.

•        Capital light business model with significant operating leverage.    100% of Crystal Lagoons’ revenue is generated from fees charged to real estate projects anchored by a Crystal Lagoon. Fees include initial execution fees paid up front, followed either by variable real estate royalties or by fixed payments paid in accordance with a schedule. Public access lagoons pay royalties to Crystal Lagoons on the basis of admission fees and visitor spend.

•        Background of contracted revenue underpins recurring cashflow growth.    As of the time of the signing of the Merger Agreement, Crystal Lagoons had 71 lagoons in operation, an additional 25 lagoons under construction and an additional 42 lagoons under development and under contract.

•        Executive team with history of execution and profitability.    Crystal Lagoons is led by an experienced management team with backgrounds in scientific innovation, civil engineering, and architectural design.

•        Support of Key Equity holders.    The Twelve Seas Board considered the fact that key Crystal Lagoons equity holders representing 100% of the voting power of the then-issued and outstanding equity of Crystal Lagoons delivered Stockholder Voting and Support Agreements, demonstrating such Crystal Lagoons equity holders’ support of the Business Combination. See the section of this proxy statement entitled “— Certain Agreements Related to the Business Combination — Stockholder Support Agreement” for additional information.

•        Other Alternatives.    Twelve Seas completed its IPO in March 2021 with the objective of consummating an attractive business combination. Since that time, Twelve Seas has evaluated numerous opportunities for a potential business combination. The Twelve Seas Board believes, based on the terms of the Business Combination, its review of Crystal Lagoons’ business and the financial data provided to Twelve Seas, including the Projections, and the due diligence of Crystal Lagoons conducted by Twelve Seas’ management and Twelve Seas’ advisors, that a business combination with Crystal Lagoons would create the best available opportunity to maximize value for Twelve Seas’ stockholders.

•        Negotiated Transaction.    The Twelve Seas Board reviewed and considered the financial and other terms of the Merger Agreement and the fact that such terms and conditions were the product of arm’s length negotiations between Twelve Seas and Crystal Lagoons.

The Twelve Seas Board also gave consideration to the following negative factors (which are more fully described in the “Risk Factors” section of this proxy statement), although not weighted or in any order of significance:

•        Execution Risk.    Crystal Lagoons is in the process of business planning and securing contracts that relate to development of a new PAL business line and expansion into new geographies. In the event that Crystal Lagoons cannot deliver on its business plans on schedule, investment cash flows will be at risk.

•        IP Protection Risk.    The majority of company value and its competitive advantage is related to the value of intangible intellectual property. In certain scenarios, Crystal Lagoons may fail to increase or maintain its portfolio of patents and trademarks, significantly reducing the value of the firm.

•        Increased Competition Risk.    Crystal Lagoons benefits from a significant lack of direct competition. A large increase in direct competition could materially impact revenue growth and profitability.

•        Benefits May Not Be Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•        Stockholder Vote.    The risk that the Twelve Seas stockholders may fail to provide the votes necessary to effect the Business Combination.

•        Redemption Risk.    The risk that a significant number of Twelve Seas stockholders may elect to redeem their Public Shares prior to the consummation of the Business Combination, which may potentially make the Business Combination more difficult to complete.

•        Closing Conditions.    The fact that consummation of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within our control.

•        Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

•        Liquidation of the Company.    The risks and costs to us if the Business Combination is not completed, including the risk of diverting management focus and resources from other initial business combination opportunities, which, if the Business Combination is not consummated, could result in us being unable to effect an initial business combination by June 2, 2024 and force us to liquidate and the Twelve Seas Warrants to expire worthless.

•        Other Risks.    Various other risks associated with the Business Combination, the business of Crystal Lagoons and ownership of New Crystal Lagoons’ shares described under the section titled “Risk Factors.”

Although the Twelve Seas Board did not seek a third-party valuation and did not receive any report, valuation, or opinion as to the valuation from any third party in connection with the Business Combination, the Twelve Seas Board did rely on the following sources: (i) due diligence on Crystal Lagoons’ business operations; (ii) third-party research reports and data; (iii) Twelve Seas’ management’s and the Twelve Seas Board’s collective experience in public markets transactions in constructing and evaluating financial models/projections and conducting valuations of businesses; and (iv) Twelve Seas’ management’s and the Twelve Seas Board’s collective investment experience.

Satisfaction of 80% Test

Pursuant to the Merger Agreement, Twelve Seas has agreed to combine with Crystal Lagoons based on an $350 million pre-money equity valuation of Crystal Lagoons to be paid in Twelve Seas Class A common stock. The total consideration represents a market value of equity in excess of 80% of the assets held in Twelve Seas’ Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account), which was approximately $14,247,300 as of the date of December 22, 2023, the date of the signing of the Merger Agreement, a requirement for an initial business combination under the Existing Certificate of Incorporation.

Comparable Companies Considerations

During the course of valuing Crystal Lagoons, Twelve Seas’ management also identified several comparable public companies that have a similar asset light IP-driven business model. Due to Crystal Lagoons’ unique business model of leasing patents, the company’s CAPEX is almost nil due to the fact that the developers pay for all the construction costs of the lagoons. Due to this factor, the Twelve Seas Board determined that it was necessary to compare the company to other royalty-based companies. The following nine comparable companies were carefully selected by the Twelve Seas Board to reflect Crystal Lagoons’ business model; however, none of the selected companies in each category have characteristics identical to Crystal Lagoons:

1)      Diversified Royalty:    Diversified Royalty Corp., a multi-royalty corporation, engages in the acquisition of royalties from multi-location businesses and franchisors in North America. The company owns the Mr. Lube, AIR MILES, Sutton, Mr. Mikes, Nurse Next Door, and Oxford Learning Centres trademarks. The company was formerly known as BENEV Capital Inc. and changed its name to Diversified Royalty Corp, in September 2014. Diversified Royalty Corp, was incorporated in 1992 and is headquartered in Vancouver, Canada.

2)      IMAX:    IMAX Corporation, together with its subsidiaries, operates as an entertainment technology company worldwide. It offers cinematic solution through proprietary software, theater architecture, intellectual property, and specialized equipment. The company markets its theater systems through a direct sales force and marketing staff to science and natural history museums, zoos, aquaria, and other educational and cultural centers, as well as theme parks, private home theaters, tourist destination sites, fairs, and expositions.

3)      Immersion Corporation:    Immersion Corporation, together with its subsidiaries, invents, scales, and licenses haptic technologies that allow people to use their sense of touch to engage with and experience various digital products in North America, Europe, and Asia. The company provides technology, patent and combined licenses. It also provides software development kits (SDKs) comprising tools, integration software, and effect libraries that allow for the design, encoding, and playback of tactile effects in content.

4)      InterDigital:    InterDigital, Inc., together with its subsidiaries, designs and develops technologies that enable and enhance wireless communications in the United States, China, South Korea, Japan, Taiwan, and Europe. It provides technology solutions for use in digital cellular and wireless products and networks, including 2G, 3G, 4G, 5G, and IEEE 802-related products and networks.

5)      Quarterhill:    Quarterhill Inc. operates in the intelligent transportation system and intellectual property licensing industries worldwide. Its Licensing segment includes patents relating to wireless communications, memory interface technologies, semiconductor manufacturing and packaging technologies, wired connectivity, automotive applications, computer gaming, intelligent personal assistant technologies, enhanced image processing, streaming video technologies, non-volatile Flash memory, DRAM and other memory technologies, and semiconductor analog circuitry technologies.

6)      Water Intelligence:    Water Intelligence plc provides leak detection and remediation services for potable and nonpotable water in the United States, the United Kingdom, Australia, Canada, and internationally. The company operates through Franchise Royalty Income, Franchise-Related Activities, US Corporate Operated Locations, and International Corporate Operated Locations segments. It offers water leak and repair solutions. The company is also involved in franchising activities, as well as operates corporate owned stores. In addition, it provides clean water and waste-water solutions for residential, commercial, and municipal customers. The company was founded in 1974 and is based in London, the United Kingdom.

7)      WildBrain:    WildBrain Ltd. develops, produces, and distributes films and television programs worldwide. The company operates through two segments, Content Business and Canadian Television Broadcasting. It focuses on children’s and family content, including animated series; and provides production services, as well as operates children’s ad-supported video-on-demand (AVOD) channels on YouTube and other AVOD platforms. The company also licenses rights of new proprietary series or pre-sells shows that are in development to individual streaming services, broadcasters, and other media platforms; and re-licenses rights of existing series in the library or packages of programs of its own proprietary titles, as well as third-party produced titles.

8)      Reservoir Media:    Reservoir Media, Inc. operates as a music publishing company. It operates in two segments, Music Publishing and Recorded Music. The Music Publishing segment acquires interests in music catalogs, as well as signs songwriters. The Recorded Music segment engages in the acquisition of sound recording catalogs; discovery and development of recording artists; and marketing, distribution, sale, and licensing of the music catalogs. The company was founded in 2007 and is headquartered in New York, New York. Reservoir Media, Inc. is a subsidiary of Reservoir Holdings, Inc.

9)      Gaming Realms:    Gaming Realms plc develops, publishes, and licenses mobile gaming content in the United Kingdom, the United States, Isle of Man, Malta, and internationally. The company operates through two segments, Licensing and Social Publishing. The Licensing segment is involved in brand and content licensing to partners. The Social Publishing segment provides freemium games. The company also offers marketing services. Its products include Slingo, bingo, slots, and other casual games. Gaming Realms plc was incorporated in 2001 and is based in London, the United Kingdom.

The following is the financial trading multiples of these companies that was considered by the Twelve Seas Board:

Source: Information for companies have been obtained from public filings and data from FactSet.

Certain Projected Financial Information

In connection with Twelve Seas’ due diligence and consideration of the potential business combination with Crystal Lagoons, Crystal Lagoons management provided Twelve Seas with Crystal Lagoons’ historical financial performance and certain projections prepared by Crystal Lagoons management as of December 15, 2023 (the “Projections Date”) relating to Expected Billings and Adjusted EBITDA (the “Projections”), two non-GAAP financial metrics that Crystal Lagoons considers key indicators of the performance of the Company over time, as further described below.

The Projections were prepared in good faith by Crystal Lagoons management based on estimates and assumptions with respect to the expected future performance of Crystal Lagoons that Crystal Lagoons management believed reasonable at the Projections Date and speak only as of such date. The Projections include certain financial measures which are not prepared in accordance with GAAP, including measures calculated based on these measures, as further described below. Crystal Lagoons tracks non-GAAP financial measures to evaluate its performance, identify trends, formulate financial projections and make strategic decisions; however, these non-GAAP financial measures are focused on limited operating metrics associated with the Company’s existing and signed lagoon projects as of the Projections Date and were not prepared with the intention of incorporating all of the potential sources of revenues and billings, or potential costs and expenses, that may impact such metrics, including additional projects (except to the extent otherwise described herein) in which Crystal Lagoons may engage during the time periods covered by the Projections (the “Projected Period”), and other potential developments or changes to Crystal Lagoons’ business that that may occur over time or from time to time during the Projected Period. These non-GAAP financial metrics are presented for supplemental informational purposes only, should not be considered a substitute for historical financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Analyses or forecasts presented to Twelve Seas, including the Projections, were not and are not intended, and should not be construed or interpreted as, predictions, forecasts, estimates, guarantees, indications or statements of any kind regarding Crystal Lagoons’ likely or actual future results of operations or financial performance.

The Projections were not prepared with a view toward public disclosure, or complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of Crystal Lagoons’ management, were prepared on a reasonable basis, reflecting the best available estimates, information and judgments as of the Projections Date, and present, to the best knowledge and belief of Crystal Lagoons management, Crystal Lagoons’ anticipated results during the Projected Period (as estimated as of the Projections Date), assuming the assumptions incorporated in the Projections are themselves realized. Forward-looking information, including the assumptions incorporated into the Projection are inherently uncertain and difficult to predict; they are also subjective in nature, with actual results being subject to a variety of market and other factors, many of which are beyond Crystal Lagoons’ control and cannot be determined in advance. Crystal Lagoons management determined two years to be a reasonable period to forecast estimated billings and Adjusted EBITDA because Crystal Lagoons’ management believed that two years is a reasonable period of time for Crystal Lagoons’ product offerings to be well-developed and integrated into the market and for Crystal Lagoons to have established brand recognition among potential customers. The Projections should not be viewed as public guidance and you are cautioned not to place undue reliance on the Projections.

The Projections are not included in this proxy statement in order to induce any Twelve Seas stockholders to vote in favor of any of the proposals at the special meeting. The assumptions incorporated in the Projections are not based solely on Crystal Lagoons’ historical financial performance given Crystal Lagoon’s operating history, particularly as it relates to PAL projects, but rather were also based on the projections and estimates of Crystal Lagoons management derived from management experience and industry information, including information applicable to established royalty-based companies, which are not representative of Crystal Lagoons or Crystal Lagoons’ expected business upon consummation of the Business Combination and may not be representative of Crystal Lagoons’ future plans or performance. The Projections were developed in good faith by Crystal Lagoons’ management team based on their reasonable best estimates as of the Projections Date, taking into account the following material estimates and hypothetical assumptions:

Expected Billings

Expected Billings represents Crystal Lagoons’ management’s estimates of the aggregate amounts expected to be billed to customers under signed technology licensing agreements with customers, which amounts are, under the terms of applicable agreements, due from customers at the time they are billed. Crystal Lagoons has historically used expected billings to evaluate performance, as this metric reflects the annual value of signed contracts, as reflected by the amounts invoiced thereunder. As such, Crystal Lagoons’ management estimates of Expected Billings for each calendar year during the Projected Period was provided to Twelve Seas as a measure of Crystal Lagoons management’s expectations regarding Crystal Lagoons performance during the Projected Period, assuming the accuracy of the assumptions underlying such Projections, as further described below. As further described below under the section titled “Legacy Crystal Lagoons’ Management’s Discussion and Analysis of Financial Condition and Results of Operations”, subsequent to providing the Projections to Twelve Seas, Crystal Lagoons due, in part, to its transition from IFRS to GAAP, has identified the metric “Calculated Current Billings”, which also measures contract value, as well as capturing Crystal Lagoons’ ability to generate working capital from upfront customary payments, as a key operating metric to evaluate performance. Calculated Current Billings consists of total revenue recognized in a period plus the change in current deferred revenue, contract liabilities and contract assets in the corresponding period; additional information about this operating metric can be found under the heading “Legacy Crystal Lagoons’ Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The assumptions used in the Projections described herein and provided by Crystal Lagoons to Twelve Seas were developed through iterative Crystal Lagoons management discussions informed by industry knowledge and discussion with market participants with experience managing and operating entertainment and water parks.” Following is additional information regarding certain material assumptions incorporated into the Projections:

Number of Lagoons

For purposes of the Projections, the assumed number of lagoons in operation in 2024 were based on the 66 and 71 lagoons in operation as of December 31, 2022, and December 31, 2023, respectively, and the lagoons in the pipeline based on signed contracts or those being negotiated as described below, which management believed reasonable as of the Projection Date.

Contracts

The status and number of contracts is an important element of how Crystal Lagoons performs. With respect to the Projected Period, Crystal Lagoons management made the following assumptions, which management believed reasonable as of the Projections Date:

•        Signed Contracts.    An assumption that 100% of signed contracts at the Projections Date will become operational and have paid initial execution fees. Expected billings for the signed contracts are determined in accordance with the terms for each contract and include the sum of: fixed payments for real estate contracts, fees from the technology licensing services agreement, master agreement execution fees, real estate royalties, which are estimated based on the percentage of overall value of real estate sold, public access lagoon royalties which are determined by the attendance and spend assumptions.

•        In Negotiations.    An assumption that (i) 73% of master agreements in the negotiation stage at the Projections Date convert into signed contracts and (ii) 41% of Technology Licensing and Support Agreements (“TLSAs”) in the negotiation stage at the Projections Date e convert into signed contracts.

•        New Business.    An expectation that Crystal Lagoons will have 10 new engagements per year during the Projected Period, which generally comports with historical patterns, subject to many factors. Specifically, the assumptions include: (i) 5 new master agreements, which cost a developer a one-time fee of an average of $800,000 per agreement and (ii) 5 new TLSAs, which cost a developer a one-time fee of an average of $300,000 per agreement. In addition, Crystal Lagoons assumed a 10% increase of new business per year.

Real Estate.    With respect to real estate projects in which Crystal Lagoons engages, royalties and fixed payments are based on underlying forecasts and assumptions determined based on a number of factors including (i) lagoon size, (ii) usage of adjoining land and (iii) local market conditions. Generally, total royalties and fixed payments for prior projects ranges from $3 million to $4.5 million. For projects that were still in discussion at the Projections Date, Crystal Lagoons utilized an assumed $3 million in its estimates of expected billings. Assumptions regarding estimated billings from royalties during the Projected Period are further described below.

Pal Projects.    With respect to PAL projects which, for 2024, represent a much smaller portion of expected billings, the underlying forecasts and assumptions include the following, in addition to the further assumptions and estimates reflected below:

•        Attendance.    An expected attendance of 425,000 per annum, which is the estimated attendance for the average U.S. lagoon based on industry third-party data and management market studies;

•        Ticket Price.    An average ticket price of $25.02, which is based on the average ticket price achieved in existing PAL projects; and

•        Ancillary Expected Billings.    An additional ancillary expected billings of $20.00 per capita, which is based on a 2019 IAAPA Amusement Park study that showed that on average water parks collect an additional $12.08 for retail and rental expenses and $7.82 for food and beverage.

Additional Components of Expected Billings

Crystal Lagoons’ Expected Billings takes into account six principal sources of billings from signed contracts or contracts expected to be signed in 2023 or 2024: (i) fixed payments, (ii) telemetry (iii) sale of equipment (iv) additives (v) real estate royalties (vi) public access lagoon royalties.

1)      Fixed payments:    includes up-front fee paid to initiate Crystal Lagoons design work. This is a significant expense to the developer; only done when they have committed or strong visibility on financing. This also includes contractual payments based on a time schedule or milestones for lagoons in operations, as well as for lagoons under construction or in development.

2)      Telemetry:    essentials for lagoons’ operations and are provided on the ongoing basis.

3)      Sale of equipment:    equipment sales include bottom-cleaning cart and Modular Treatment System (MTS). At least one cart and at least one MTS is required in the construction of each lagoon.

4)      Additives:    essentials for lagoons’ operations and are provided on the ongoing basis.

5)      Real Estate Royalties:    for real estate projects anchored by a crystal lagoon, the developer historically committed to pay percentage of plots or units sold. The estimated overall value of real estate is agreed with Crystal Lagoons before the contract is signed. The royalties calculated are as follows: Residential: 2% of value, Single Family Lots: 4% of value, Office: 3% of revenue, Raw Land: 8% of value.

6)      PAL Project Royalties:    projected for revenue for public access lagoons is based on Crystal Lagoons existing PAL projects in Texas, Florida, and Thailand, lagoon operators will pay a share of their revenues to Crystal Lagoons as follows: admissions: 12%, visitor spend: 5%, events: 5%.

Following are the Expected Billings by category estimated by Crystal Lagoons management as of the Projections Date for calendar year 2023 and calendar year 2024:

in $ millions	2023E	% of total revenue	2024E	% of total revenue
Total Expected Billings	$46.8	100%	$61.6	100%

Expected billings for the signed contracts are determined in accordance with the terms for each contract and include the sum of: fixed payments for real estate contracts, fees from the technology licensing services agreement, master agreement execution fees, real estate royalties, which are estimated based on the percentage of overall value of real estate sold, public access lagoon royalties which are determined by the attendance and spend assumptions.

Expected billings from contract under negotiations and development is the sum of master agreement execution fees and technology licensing agreement service agreement fees and are estimated for each contract under negotiations in accordance with the terms of each contract.

Expected billings from telemetry, modular treatment systems, additives and other revenue are based on Crystal Lagoons’ historic experience with lagoons operations and are extrapolated forward based on an assumed inflation rate of 5%.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure used by Crystal Lagoons management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines and calculates EBITDA as net income or loss excluding depreciation, interest income or expense, income tax expense or benefit, and Adjusted EBITDA as further adjusted for the following items: other income not related to our underlying business performance, non-cash foreign currency transaction gains or losses, and changes in deferred revenue, contract assets and contract liabilities. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Crystal Lagoons’ management views Adjusted EBITDA as a useful metric to view the overall earnings and profitability of Crystal Lagoons because it more accurately reflects the cash expected to be generated by operations. By excluding deferred revenue, contract assets and contract liabilities, annual invoiceable revenue can be more clearly viewed. The average payment condition of invoices is 30 days.

Following is the Adjusted EBITDA estimated by Crystal Lagoons management as of the Projections Date for calendar year 2023 and calendar year 2024:

in $ millions	2023E	2024E
Adjusted EBITDA	14.2	27.2

In estimating Adjusted EBITDA for 2023 and 2024, in addition to utilizing the projected Estimated Billings described above, Crystal Lagoons management incorporated various other assumptions that Crystal Lagoons management believed to be reasonable at the Projections Date, based on information available as of such date, management professional experience and other factors. Among the material additional assumptions incorporated into Crystal Lagoons management’s Adjusted EBITDA metrics included in the Projections were that management assumed that: (1) Cost of Goods as a percent of Estimated Billings during the Projected Period would be in line with average historical results, (2) Operating Expenses would be (a) for 2023, estimated based on actual 2023 results through the Projection Date and (b) for 2024, as reflected in in the Company’s budget for 2024, as determined by Company management based on a variety of factors, including signed contracts and contracts under negotiations, existing project and equipment costs (which vary based on lagoon and project type and size), and (3) the sale of participations in certain joint venture projects, among other key variables, many of which are not wholly within Crystal Lagoon’s control and cannot be fully predicated in advance.

While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions including, but not limited to, future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of Crystal Lagoons, all of which are difficult to predict and many of which are beyond the preparing parties’ control including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

The inclusion of Projections in this proxy statement should not be regarded as an indication that Twelve Seas, the Twelve Seas Board, or their respective affiliates, advisors or other representatives considered, or now considers, the Projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the proposed Business Combination. Neither Twelve Seas, Crystal Lagoons nor any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date the Projections were generated or to reflect the occurrence of future events, even if any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized. We will not refer back to the Projections in our future periodic reports filed under the Exchange Act.

The Projections are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Projections assume there is no change in the macro-economic environment leading to any recessionary conditions or revised budgetary allocations by their customers. Any such change will impact Crystal Lagoons’ ability to continue growing its existing customer base. Due to the constantly changing regulatory environment, Crystal Lagoons’ management, nor any of their respective representatives has made or makes any representations to any person regarding the ultimate performance of Crystal Lagoons relative to the Projections. The Projections are forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Crystal Lagoons’ control. The various risks and uncertainties include those set forth in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Crystal Lagoons” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement, respectively, and risks and uncertainties inherent in the assumptions further described below. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. None of Crystal Lagoons’ independent registered public accounting firm, Twelve Seas’ independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections included below, nor have they expressed any opinion or any other form of assurance on such information or their achievability. None of WithumSmith+Brown PC or any other independent accountant has compiled, reviewed, examined or performed any other assurance procedures, or expressed any form of assurance with respect to the prospective financial information included in this proxy statement. The reports of WithumSmith+Brown PC included in this Registration Statement relate to Crystal Lagoons’ historical audited financial statements for 2022 and 2021 and Twelve Seas’ historical audited financial statements, respectively, and do not extend to the unaudited prospective financial information and should not be read to do so. Nonetheless, the Projections described below are included in this proxy statement because they were made available to Twelve Seas and the Twelve Seas Board in connection with their review of the Merger Agreement and related transactions. The Projections were provided to Twelve Seas only for use as a component in its overall evaluation of Crystal Lagoons and should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were reviewed by Twelve Seas’ management.

Interests of the Sponsor and Twelve Seas’ Directors and Officers in the Business Combination

In considering the recommendation of the Twelve Seas Board to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, the Sponsor and our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•        the fact that the Initial Stockholders hold an aggregate of 2,055,000 Founder Shares (assuming the Sponsor Forfeiture), all of which would expire worthless if an initial business combination is not consummated (although such shares of Class A common stock have certain rights that differ from the rights of holders of the Public Shares, the aggregate value of the 2,055,000 Founder Shares held by the Initial Stockholders is estimated to be approximately $22.2 million, assuming the per share value of such shares of Class A common stock is the same as the $10.81 closing price of the Public Shares on Nasdaq on February 6, 2024);

•        the fact that the Initial Stockholders hold an aggregate of 660,000 Private Shares (assuming the Sponsor Forfeiture), all of which would expire worthless if an initial business combination is not consummated (although such Private Shares have certain rights that differ from the rights of holders of the Public Shares, the aggregate value of the 660,000 Private Shares held by the Initial Stockholders is estimated to be approximately $7.13 million, assuming the per share value of such Private Shares is the same as the $10.81 closing price of the Public Shares on Nasdaq on February 6, 2024);

•        the fact that the Initial Stockholders hold an aggregate of 220,000 Private Warrants, all of which would expire worthless if an initial business combination is not consummated (although such Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 220,000 Private Warrants held by the Initial Stockholders is estimated to be approximately $33,000, assuming the per right value of such Private Warrants is the same as the $0.15 closing price of the Public Warrants on Nasdaq on February 6, 2024); and

•        the fact that Twelve Seas has issued the Sponsor Notes to the Sponsor. As of February 6, 2024, an aggregate of approximately $1.03 million was due under the Sponsor Notes. If an initial business combination is not consummated, the Sponsor Notes, may not be repaid, in whole or in part.

These interests may influence the Twelve Seas Board in making their recommendation that you vote in favor of the approval of the Business Combination Proposal. You should also read the section entitled “The Business Combination — Interests of Twelve Seas’ Directors and Officers in the Business Combination.”

Certain Other Interests in the Business Combination

In addition to the interests of the Initial Stockholders in the Business Combination, stockholders should be aware that certain other parties have financial interests that are different from, or in addition to, the interests of Twelve Seas stockholders. These interests include:

•        the fact that, following the Mizuho Forfeiture, Mizuho will also own an aggregate of 175,000 Representative Shares issued in connection with the IPO. The Representative Shares had an aggregate market value of approximately $1.89 million based upon the closing price of the Public Shares of $10.81 per share on Nasdaq as of February 6, 2024. If Twelve Seas is unable to complete a business combination, the Representative Shares will expire worthless; and

•        the fact that, pursuant to an engagement letter with Crystal Lagoon, upon consummation of the Business Combination, EBC is entitled to a transaction fee equal to $1.95 million in cash. Accordingly, EBC has an interest in the parties completing the Business Combination because if the Business Combination is not consummated, EBC will not receive such fee.

Regulatory Approvals Required for the Business Combination

The Business Combination and the transactions contemplated by the Merger Agreement are not subject to any additional regulatory requirement or approval, except for (i) applicable notifications and waiting periods under the HSR Act, (ii) the filing of the first certificate of merger and the second certificate of merger with the Secretary of State of the State of Delaware and the filings with the Secretary of State of the State of Delaware necessary to adopt the Proposed Charter, and (iii) filings required with the SEC pursuant to the reporting requirements applicable to Twelve Seas, and the requirements of the Securities Act and the Exchange Act, including the requirement to file this proxy statement and to disseminate this proxy statement to Twelve Seas’ stockholders. Neither Twelve Seas nor Crystal Lagoons are aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than as described above. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Accounting Treatment of the Business Combination

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP, whereby Crystal Lagoons is treated as the acquired company and Twelve Seas is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Crystal Lagoons issuing stock for the net assets of Twelve Seas, accompanied by a recapitalization. The net assets of Twelve Seas will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent presentations of the results of operations presented for the period prior to the Business Combination will be for those of Crystal Lagoons. Crystal Lagoons has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•        Crystal Lagoons’ existing stockholders will have the greatest voting interest in the combined entity under the no additional redemption and maximum redemption scenarios with over 88% of the voting interest in each scenario;

•        Crystal Lagoons will have the ability to nominate a majority of the initial members of the New Crystal Lagoons’ Board;

•        Crystal Lagoons’ existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of New Crystal Lagoons;

•        Crystal Lagoons’ existing senior management will be the senior management of New Crystal Lagoons; and

•        Crystal Lagoons’ is the larger entity based on historical operating activity and has the larger employee base.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The Merger Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about Twelve Seas, Crystal Lagoons, Legacy Crystal Lagoons, Merger Sub 1 or Merger Sub 2. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Business Combination and the terms and conditions of the Merger Agreement.

The Merger Agreement contains representations and warranties that Twelve Seas, Merger Sub 1 and Merger Sub 2, on the one hand, and Legacy Crystal Lagoons and Crystal Lagoons, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Merger Agreement. While Twelve Seas and Crystal Lagoons do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Twelve Seas or Crystal Lagoons, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Twelve Seas, Merger Sub 1, Merger Sub 2, Legacy Crystal Lagoons and Crystal Lagoons and are modified by the disclosure schedules.

General; Structure of the Business Combination

On December 22, 2023, Twelve Seas, Legacy Crystal Lagoons, Crystal Lagoons, Merger Sub 1 and Merger Sub 2 entered into the Merger Agreement, pursuant to which Merger Sub 1 will merge with and into Crystal Lagoons, with Crystal Lagoons continuing as the surviving entity of the First Merger, and immediately thereafter and as part of the same overall transaction, Crystal Lagoons will merge with and into Merger Sub 1, with Merger Sub 2 continuing as the surviving entity of the Second Merger as a wholly-owned direct subsidiary of Twelve Seas.

Not less than one business day prior to the Closing Date, Crystal Lagoons and all of the then stockholders of Legacy Crystal Lagoons will enter into a contribution agreement providing for the contribution by all of the then holders of all of the then outstanding shares of capital stock of Legacy Crystal Lagoons to Crystal Lagoons in consideration of the issuance by Crystal Lagoons of an equal number of shares of Crystal Lagoons Common Stock (the consummation of the transactions provided in the foregoing clauses, the “Contribution”) and pursuant to which Contribution, the former stockholders of Legacy Crystal Lagoons become stockholders of Crystal Lagoons and Legacy Crystal Lagoons becomes a wholly-owned subsidiary of Crystal Lagoons.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, not less than one business day prior to the Closing Date, but after the consummation of the Contribution, Legacy Crystal Lagoons and Crystal Lagoons, as the then sole stockholder of Legacy Crystal Lagoons, shall cause Legacy Crystal Lagoons to be converted from a Delaware corporation to a Delaware limited liability company and all of the issued and outstanding shares of capital stock of Legacy Crystal Lagoons held by Crystal Lagoons immediately prior to the effective time of the Conversion shall be converted into all of the limited liability company interests of Legacy Crystal Lagoons, as a Delaware limited liability company, and Crystal Lagoons shall be admitted as the sole member of Legacy Crystal Lagoons, as a Delaware limited liability company, all in accordance with the DGCL and the DLLCA (the “Conversion”).

The First Merger will be effected by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger (such time, the “First Merger Effective Time”). The Second Merger will be effected by the filing of a certificate of merger with the Secretary of State of the State of Delaware and be effective upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger, in any event immediately following the First Merger Effective Time (such time, the “Second Merger Effective Time”). The parties will hold the Closing on a Closing Date to be specified by Twelve Seas and Crystal Lagoons, following the satisfaction or waiver of the conditions set forth in the Merger Agreement, but in no event later than the second business day after the satisfaction or, if permissible, waiver, of each of the conditions to the completion of the Business Combination (or on such other date and time as Twelve Seas and Crystal Lagoons may agree).

In addition:

•        Simultaneously with the execution of the Merger Agreement, Twelve Seas and certain Crystal Lagoons Stockholders entered into the Stockholder Voting and Support Agreement, pursuant to which such stockholders agreed, among other things, to provide the Written Consent. See “Certain Agreements Related to the Business Combination — Stockholders Support Agreement”; and

•        Simultaneously with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement with Twelve Seas and Crystal Lagoons pursuant to which the Sponsor agreed, among other things, to vote its Founder Shares in favor the Business Combination. See “Certain Agreements Related to the Business Combination — Sponsor Support Agreement.”

Merger Consideration

The aggregate consideration payable to the Crystal Lagoons Stockholders at the First Merger Effective Time will consist of 35,000,000 shares of New Crystal Lagoons Common Stock (the “Closing Merger Shares Consideration”) valued at $10.00. In accordance with the terms and subject to the conditions of the Merger Agreement, at the First Merger Effective Time, each share of Crystal Lagoons’ Common Stock outstanding as of immediately prior to the First Merger Effective Time will be converted into a right to receive a number of shares of New Crystal Lagoons Common Stock (with each share valued at $10.00).

Conversion of Securities

On the Closing Date, as a result of the First Merger, (i) all shares of Crystal Lagoons Common Stock issued and outstanding (other than the shares of Crystal Lagoons Common Stock owned by Crystal Lagoons or any subsidiary of Crystal Lagoons and the shares of Crystal Lagoons Common Stock held by holders demanding appraisal rights who have not voted in favor of the First Merger or consented thereto in writing) immediately prior to the First Merger Effective Time will be automatically canceled and will cease to exist in exchange for the right to receive the Closing Merger Shares Consideration, and the right to receive the Earnout Shares based on the price performance of the New Crystal Lagoons Common Stock during certain specified periods of time following the Closing, and (ii) each share of Merger Sub 1’s common stock issued and outstanding immediately prior to the First Merger Effective Time will be automatically canceled and will cease to exist in exchange for the right to receive one share of Crystal Lagoons Common Stock.

On the Closing Date, as a result of the Second Merger, each share of Crystal Lagoons Common Stock issued and outstanding immediately prior to the Second Merger Effective Time will be automatically cancelled and will cease to exist, and no consideration shall be paid in consideration thereof, and each limited liability company interest of Merger Sub 2 will remain outstanding as a limited liability company interest of the surviving entity.

Earnout Shares

In addition to the Closing Merger Shares Consideration set forth above, the Crystal Lagoons Stockholders will also have a contingent right to receive up to an additional 1,225,000 shares of New Crystal Lagoons Common Stock (the “Earnout Shares”) after the Closing based on the price performance of the New Crystal Lagoons Common Stock during certain specified periods of time following the Closing. The Earnout Shares shall be earned and payable during the each earnout period as follows:

•        If the dollar volume-weighted average price (“VWAP”) of New Crystal Lagoons Common Stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading-day period during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, Twelve Seas shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares; and

•        If the VWAP of New Crystal Lagoons Common Stock equals or exceeds $17.50 per share for any 20 trading days within any 30-trading-day period during the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date, Twelve Seas shall issue to the Crystal Lagoons Stockholders an aggregate of 612,500 Earnout Shares.

Any applicable Earnout Shares which had not yet been distributed shall also be distributed to the Crystal lagoons Stockholders upon the occurrence, during the relevant Earnout Period, of a change of control of New Crystal Lagoons with an implied consideration per share equal or greater to the Tier I Share Price Target or the Tier II Share Price Target, respectively.

Closing

Unless the Merger Agreement is earlier terminated, the Closing, other than the filings of the certificates of merger with the Secretary of State of the State of Delaware, will take place on the second business day following the satisfaction or waiver of all of the closing conditions, or at such other time and date as Twelve Seas and Crystal Lagoons may agree.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of Legacy Crystal Lagoons, Crystal Lagoons, Twelve Seas, Merger Sub 1 and Merger Sub 2 relating to, among other things, their ability to enter into the Merger Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications, are in many respects modified by items contained in disclosure letters provided by Crystal Lagoons or Twelve Seas, as applicable, and expire at the Closing. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement.

The representations and warranties made by Crystal Lagoons and Legacy Crystal Lagoons to Twelve Seas, Merger Sub 1 and Merger Sub 2 relate to a number of matters, including the following:

•        Organization and standing;

•        authority to enter into the Merger Agreement;

•        capitalization;

•        subsidiaries;

•        compliance with legal requirements and possession of any governmental approvals;

•        absence of conflicts with applicable laws, organizational documents, or certain other agreements, and required governmental consents and filings;

•        financial statements;

•        absence of certain changes or events;

•        permits;

•        absence of litigation;

•        material contracts;

•        intellectual property;

•        taxes;

•        real and personal property;

•        title to and sufficiency of assets;

•        employee matters, including benefit plans;

•        environmental matters;

•        transactions with related persons;

•        insurance;

•        books and records;

•        top customers and suppliers;

•        certain business practices;

•        Investment Company Act;

•        brokers and finders; and

•        sufficiency and accuracy of information supplied.

The representations and warranties made by Twelve Seas, Merger Sub 1 and Merger Sub 2 to Crystal Lagoons and Legacy Crystal Lagoons relate to a number of matters, including the following:

•        organization and standing;

•        authority to enter into the Merger Agreement;

•        compliance with legal requirements and possession of any governmental approvals;

•        absence of conflicts with applicable laws, organizational documents, or certain other agreements, and required governmental consents and filings;

•        capitalization;

•        proper preparation and filing of documents with the SEC, financial statements, and absence of undisclosed liabilities;

•        absence of certain changes or events;

•        absence of litigation;

•        taxes;

•        absence of employees and employee benefit plans;

•        material contracts;

•        transactions with affiliates;

•        certain business activities;

•        Investment Company Act;

•        brokers and finders;

•        insurance;

•        the Trust Account; and

•        sufficiency and accuracy of information supplied.

Conduct of Business Pending the Merger

Crystal Lagoons has agreed that, during the Interim Period, it and its subsidiaries will conduct its business in the ordinary course of business and in material compliance with applicable law.

In addition to the above, Crystal Lagoons has agreed that during the Interim Period, subject to specified exceptions, Crystal Lagoons and its subsidiaries will not, without the written consent of Twelve Seas (which may not be unreasonably withheld, conditioned or delayed):

•        change or amend its organizational documents, except as required by applicable law;

•        other than in connection with the Contribution and the Conversion, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to authorize for issuance, issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or other similar rights to acquire or sell any of its equity securities, or other securities;

•        other than in connection with the Contribution and the Conversion, split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•        other than as permitted under the Merger Agreement or otherwise in the ordinary course of business, (A) incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise), or (B) make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any indebtedness, liability or obligation of any person;

•        other than in the ordinary course of business, (A) increase the wages, salaries or compensation of its employees, or (B) materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any benefit plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable law, pursuant to the terms of any benefit plans;

•        make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended tax Return or claim for refund, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with GAAP;

•        transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material registered intellectual property or other intellectual property (excluding non-exclusive licenses of intellectual property to Crystal Lagoons customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

•        terminate, or waive or assign any material right under, any material contract or enter into any contract that would be a material contract, in any case outside of the ordinary course of business;

•        fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

•        establish any subsidiary or enter into any new line of business;

•        fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

•        make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with Crystal Lagoons’ outside auditors;

•        waive, release, assign, settle or compromise any material claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to the Merger Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Crystal Lagoons or its affiliates) not in excess of $500,000 (individually or in the aggregate);

•        close or materially reduce its activities or effect any layoff or other personnel reduction or change, at any of its facilities;

•        acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

•        make capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $750,000 in the aggregate);

•        adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•        sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights outside of the ordinary course of business;

•        other than the Stockholder Voting and Support Agreement, enter into any agreement, understanding or arrangement with respect to the voting of equity securities of Crystal Lagoons;

•        take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Merger Agreement; or

•        authorize or agree (in writing or otherwise) to take any of the actions described above.

Twelve Seas has agreed that, during the Interim Period, it and its subsidiaries will conduct their respective businesses in the ordinary course of business and in material compliance with applicable law.

In addition to the above, Twelve Seas has agreed that during the Interim Period, subject to specified exceptions, Twelve Seas and its subsidiaries will not, without the written consent of Twelve Seas (which may not be unreasonably withheld, conditioned or delayed):

•        change or amend its organizational documents, except as required by applicable law;

•        authorize for issuance, issue, grant, sell, pledge, dispose of or propose to authorize for issuance, issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or other similar rights to acquire or sell any of its equity securities, or other securities;

•        split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•        incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than working capital loans (as described in the IPO prospectus);

•        make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended tax Return or claim for refund, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with GAAP;

•        amend, waive or otherwise change the Trust Agreement (as defined in the Merger Agreement);

•        terminate, waive or assign any material right under any material contract;

•        fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

•        establish any subsidiary or enter into any new line of business;

•        fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

•        revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

•        waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to the Merger Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Twelve Seas or its subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in its financial statements;

•        acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

•        make capital expenditures;

•        adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Mergers);

•        voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any transaction expenses) other than pursuant to the terms of a material contract;

•        sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

•        enter into any agreement, understanding or arrangement with respect to the voting of equity securities of Twelve Seas;

•        take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Merger Agreement; or

•        authorize or agree (in writing or otherwise) to take any of the actions described above.

Additional Agreements

Proxy Statement

The parties made customary covenants regarding the proxy statement, which will solicit proxies from Twelve Seas’ stockholders to approve, among other things, unless otherwise agreed to between Twelve Seas and Crystal Lagoons (i) the Business Combination in accordance with Twelve Seas’ organizational documents; (ii) the adoption and approval of the Proposed Certificate of Incorporation, in the form attached hereto as Annex B; (iii) the adoption and approval of the 2024 Equity Incentive Plan, in the form attached hereto as Annex D; (iv) the issuance of shares of New Crystal Lagoons Common Stock pursuant to the First Merger and Additional PIPE Investment in accordance with Twelve Seas’ organizational documents, the DGCL, the rules and regulations of the SEC and Nasdaq and (v) such other matters as Crystal Lagoons and Twelve Seas shall mutually determine to be necessary or appropriate in order to effect the Merger and the other Transactions.

Twelve Seas Stockholders’ Meetings; Crystal Lagoons’ Stockholder’s Written Consent

Pursuant to the Merger Agreement, promptly, and in any event within 24 hours, following the consummation of the Contribution, Crystal Lagoons is required to obtain the approval of its stockholders with respect to the Merger Agreement and the Transactions. The Written Consent was delivered to Twelve Seas on December 22, 2023.

No Solicitation

Each party also agreed during the Interim Period to (i) not solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, (ii) notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and (iii) keep the other party informed of the status of any such inquiries, proposals, offers or requests for information.

Stock Exchange Listing

Twelve Seas has agreed to use its reasonable best efforts to cause the Crystal Lagoons Common Stock to be issued in connection with the Business Combination to be approved for listing on Nasdaq at Closing. Until the Closing, Twelve Seas has agreed to use its reasonable best efforts to keep the Twelve Seas Class A common stock, Twelve Seas Units and Twelve Seas Warrants listed for trading on Nasdaq.

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including covenants related to:

•        Crystal Lagoons and Twelve Seas providing access to books and records and furnishing relevant information to the other party, subject to certain limitations and confidentiality provisions;

•        The delivery by Crystal Lagoons, during the Interim Period, within forty-five days following the end of each calendar month, quarterly period and each fiscal year, of unaudited consolidated income statements and unaudited consolidated balance sheets of Legacy Crystal Lagoons, Crystal Lagoons and its subsidiaries, in each case accompanied by a certificate of the Chief Executive Officer to the effect that all such financial statements fairly represent the consolidated financial position and results of operations;

•        Certain employee benefit matters, including the establishment of an equity incentive plan to be effective at the Closing;

•        Director and officer indemnification and liability insurance;

•        Prompt notification of certain matters;

•        Crystal Lagoons and Twelve Seas using reasonable best efforts to consummate the Business Combination;

•        Public announcements relating to the Business Combination;

•        Agreements relating to certain tax matters, including the intended tax treatment of the Business Combination; and

•        Disbursements from the Trust Account.

Conditions to Closing

Mutual

The obligations of Twelve Seas, Crystal Lagoons, Legacy Crystal Lagoons, Merger Sub 1 and Merger Sub 2 to consummate the Business Combination, including the Mergers, are subject to the satisfaction or written waiver of the following conditions:

(a)     The Business Combination Proposal, the Charter Amendment Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal and any other proposals deemed necessary or desirable to consummate the Business Combination have been adopted by the requisite affirmative vote of Twelve Seas’ stockholders in accordance with the DGCL, Twelve Seas’ organizational documents and the rules and regulations of the SEC and Nasdaq;

(b)    Obtaining the Written Consent;

(c)     Any applicable waiting period under any antitrust laws has expired or been terminated;

(d)    All consents required to be obtained from or made with any governmental authority in order to consummate the Transactions, shall have been obtained or made;

(e)     There is no actual or threatened law, rule, regulation, judgment, decree, executive order or award from a governmental entity in effect that has the effect of making the consummation of the Business Combination illegal or otherwise enjoining or prohibiting the consummation of the Business Combination;

(f)     Twelve Seas having at least $5,000,001 of net tangible assets following the exercise by the holders of Public Shares of their redemption rights and any private placements;

(g)    The proxy statement has been cleared by the SEC; and

(h)    The shares of New Crystal Lagoons Common Stock has been approved for listing on Nasdaq or the NYSE.

Twelve Seas, Merger Sub 1 and Merger Sub 2

The obligations of Twelve Seas, Merger Sub 1 and Merger Sub 2 to consummate the Business Combination, including the Mergers, are subject to the satisfaction or written waiver by Twelve Seas of the following conditions:

(a)     All of the representations and warranties of Crystal Lagoons set forth in the Merger Agreement and in any certificate delivered by or on behalf of Crystal Lagoons are true and correct as of the date of the Merger Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Crystal Lagoons and its subsidiaries;

(b)    Crystal Lagoons has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)     No Material Adverse Effect will have occurred with respect to Crystal Lagoons and its subsidiaries since the date of the Merger Agreement which is continuing and uncured;

(d)    Twelve Seas has received a copy of each Lock-Up Agreement, duly executed by Crystal Lagoons and certain Crystal Lagoons Stockholders, and each Lock-Up Agreement is in full force and effect in accordance with the terms thereof as of the Closing;

(e)     Twelve Seas has received an officer’s certificate from Crystal Lagoons, dated as of the Closing Date, certifying to the satisfaction of certain conditions; and

(f)     Twelve Seas has received duly executed copies of the employment agreements, in each case effective as of the Closing, between each of the Specified Employees and Crystal Lagoons or its subsidiary, as applicable.

Crystal Lagoons

The obligations of Crystal Lagoons and Legacy Crystal Lagoons to consummate the Business Combination, including the Mergers, are subject to the satisfaction or written waiver by Crystal Lagoons of the following conditions:

(a)     All of the representations and warranties of Twelve Seas set forth in the Merger Agreement and in any certificate delivered by or on behalf of Twelve Seas are true and correct as of the date of the Merger Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Twelve Seas;

(b)    Twelve Seas has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)     No Twelve Seas Material Adverse Effect will have occurred since the date of the Merger Agreement which is continuing and uncured;

(d)    On the Closing Date, after the payment (i) of all unpaid transaction expenses, (ii) of all fees and costs in connection with the FCM Credit Facility, (iii) of Crystal Lagoons’ insurance policy premiums and applicable taxes, (iv) to fund a depleting interest reserve account, and (v) to refinance the existing credit facility of Crystal Lagoons, at least $5,000,001 in cash shall be funded to Crystal Lagoons’ balance sheet;

(e)     Twelve Seas has delivered the Deferred Underwriting Fees Waiver;

(f)     Twelve Seas has delivered to Crystal Lagoons a customary officer’s certificate, dated the Closing Date, certifying as to the satisfaction of certain conditions;

(g)    Crystal Lagoons has received a copy of the Registration Rights Agreement, duly executed by Twelve Seas;

(h)    Crystal Lagoons has received a copy of the definitive agreement in connection with the FCM Credit Facility, duly executed by Twelve Seas and FCM, or alternatively, a copy of a definitive credit agreement on substantially equivalent terms from another lender that is reasonably and mutually acceptable to Twelve Seas and Crystal Lagoons; and

(i)     Crystal Lagoons has received written resignations, effective as of the Closing, of each officer and director of Twelve Seas other than those directors nominated by Twelve Seas pursuant to the Merger Agreement.

Termination

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing as follows:

(a)     By mutual written agreement of Twelve Seas and Crystal Lagoons;

(b)    By Twelve Seas or Crystal Lagoons if any of the conditions to Closing have not been satisfied or waived by the Outside Date; provided, however, that the Merger Agreement may not be terminated by any party if the breach or violation by such party or its affiliates was the cause, or resulted in, the failure of Closing to occur on or before such date;

(c)     By Twelve Seas or Crystal Lagoons if any governmental authority has issued an order or taken other action which has become final and nonappealable and has the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions;

(d)    By Crystal Lagoons if (i) there is a breach of any representation, warranty or covenant on the part of Twelve Seas, Merger Sub 1 or Merger Sub 2 set forth in the Merger Agreement, or if any representation or warranty of Twelve Seas, Merger Sub 1 or Merger Sub 2 has become untrue or inaccurate, in either case such that the conditions described in subsections (a) and (b) under the heading “Conditions to Closing — Crystal Lagoons” above would not be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice of such breach or inaccuracy is provided to Twelve Seas or (B) the Outside Date; provided, however, that Crystal Lagoons shall not have the right to terminate the Merger Agreement if at such time Crystal Lagoons is in material uncured breach of the Merger Agreement; or

(e)     By Twelve Seas if (i) there is a breach of any representation, warranty or covenant on the part of Crystal Lagoons set forth in the Merger Agreement, or if any representation or warranty of Crystal Lagoons has become untrue or inaccurate, in either case such that the conditions described in subsections (a) and (b) under the heading “Conditions to Closing — Twelve Seas, Merger Sub 1 and Merger Sub 2” above would not be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice of such breach or inaccuracy is provided to Crystal Lagoons or (B) the Outside Date; provided, however, that Twelve Seas shall not have the right to terminate the Merger Agreement if at such time Crystal Lagoons is in material uncured breach of the Merger Agreement; or

(f)     By Twelve Seas, if there has been a Material Adverse Effect on Crystal Lagoons and its subsidiaries during the Interim Period which is uncured and continuing; or

(g)    By Crystal Lagoons, if there has been a Material Adverse Effect on Twelve Seas during the Interim Period which is uncured and continuing; or

(h)    By Twelve Seas or Crystal Lagoons if, at the special meeting (including any postponements or adjournments thereof), the Business Combination Proposal, Charter Amendment Proposal, Equity Incentive Plan Proposal, or Nasdaq Proposal is not approved;

(i)     By Twelve Seas or Crystal Lagoons if the special meeting of the Crystal Lagoons Stockholders shall have been duly called, noticed and held and the requisite approval of the Crystal Lagoons Stockholders has not been delivered by Crystal Lagoons; or

(j)     By Crystal Lagoons, at any time during the Interim Period and for any or no reason, subject to the payment of a $1.5 million termination fee.

Effect of Termination

If the Merger Agreement is terminated, the Merger Agreement will be of no further force or effect and the Business Combination will be abandoned, except as set forth in the Merger Agreement or in the case of termination subsequent to any knowing and intentional breach of the Merger Agreement by a party or actual and intentional fraud with respect to the making of the representations and warranties by a party.

Termination Fee

Crystal Lagoons will pay a termination fee of $1.5 million, in the event that the Merger Agreement is terminated pursuant to subsection (j) above under the heading “Termination”.

Vote Required for Approval

The Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted if the holders of a majority of the shares of Twelve Seas Class A common stock represented in person (which would include presence at a virtual meeting) or by proxy at the special meeting vote “FOR” the Business Combination Proposal.

Failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the special meeting and broker non-votes will have no effect on the vote. Abstentions will have no effect on the Business Combination Proposal, Governance Proposals, Equity Incentive Plan Proposal, Nasdaq Proposal and Adjournment Proposal. Failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the special meeting will have the same effect as a vote “against” the Charter Amendment Proposal and will have no effect on the other proposals.

The Business Combination is conditioned upon the approval of the Business Combination Proposal, subject to the terms of the Merger Agreement. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal, as described below) will not be presented to the stockholders for a vote.

Recommendation of the Board

TWELVE SEAS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

CERTAIN AGREEMENTS RELATED TO THE BUSINESS COMBINATION

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the transactions contemplated by the Merger Agreement, which are referred to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The descriptions below are qualified by reference to the actual text of these agreements. You are encouraged to read the Related Agreements in their entirety.

Stockholder Support Agreement

Simultaneously with the execution and delivery of the Merger Agreement, Twelve Seas and Crystal Lagoons have entered into a Stockholder Voting and Support Agreement with certain persons who will become Crystal Lagoons Stockholders upon the completion of the Contribution and will hold shares of Crystal Lagoons capital stock sufficient to approve the First Merger and the other Transactions. Under the Stockholder Voting and Support Agreement, each such person agreed to vote all of such persons’ securities of Crystal Lagoons in favor of the Merger Agreement and the other matters to be submitted to Crystal Lagoons Stockholders for approval in connection with the Business Combination, and each such person has agreed to take (or not take, as applicable) certain other actions in support of the Merger Agreement and the Business Combination, in each case in the manner and subject to the conditions set forth in the Stockholder Voting and Support Agreement. The Stockholder Voting and Support Agreement prevent transfers of Crystal Lagoons securities held by such Crystal Lagoons Stockholders between the date of the completion of the Contribution and the date when the Stockholder Voting and Support Agreement is terminated in accordance with its terms, except for certain permitted transfers where the transferee also agrees to comply with the Stockholder Voting and Support Agreement.

Registration Rights Agreement

In connection with the Closing, the parties intend that certain Crystal Lagoons Stockholders will enter into a registration rights agreement, which will be effective as of the First Merger Effective Time, providing such Crystal Lagoons Stockholders with registration rights as set forth in a form to be mutually agreed between the parties.

Lock-Up Agreements

Simultaneously with the Closing and as a condition to consummation of the Transactions, certain Crystal Lagoons Stockholders, representing 100% of the outstanding Crystal Lagoons capital stock, will enter into Lock-Up Agreements with Twelve Seas (collectively, the “Lock-Up Agreements”) pursuant to which such Crystal Lagoons Stockholders will agree not to transfer its shares of New Crystal Lagoons Common Stock for a period of time commencing on the date of the Closing and ending on the earlier of (i) 180 days after the date of the Closing and (ii) the date on which Twelve Seas completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Twelve Seas’ stockholders having the right to exchange their shares of New Crystal Lagoons Common Stock for cash, securities or other property.

Sponsor Support Agreement

Simultaneously with the execution and delivery of the Merger Agreement, Twelve Seas and Crystal Lagoons have entered into a Sponsor Voting and Support Agreement (the “Sponsor Support Agreement”) with the Sponsor. Under the Sponsor Support Agreement, the Sponsor agreed to vote all of the Sponsor’s securities of Twelve Seas in favor of the Merger Agreement and the other matters to be submitted to the Twelve Seas stockholders for approval in connection with the Business Combination, and the Sponsor has agreed to take (or not take, as applicable) certain other actions in support of the Merger Agreement and the Business Combination, in each case in the manner and subject to the conditions set forth in the Sponsor Support Agreement. The Sponsor also irrevocably and unconditionally agreed not to redeem any shares of Twelve Seas Class A common stock.

The Sponsor also agreed to forfeit 6,170,000 shares of Twelve Seas Class A common stock. The Sponsor also agreed that if Twelve Seas’ transaction expenses exceed $1,900,000, the Sponsor shall either, at its election, (a) pay to Twelve Seas an amount in cash equal to the amount by which Twelve Seas’ transaction expenses exceed $1,900,000 (the “Excess Expense Amount”), (b) irrevocably forfeit and surrender, for no consideration, a number of shares of New Crystal Lagoons Common Stock equal to (i) the Excess Expense Amount divided by (ii) $10.00, or

(c) utilize a combination of the foregoing clauses (a) and (b). Notwithstanding the foregoing, the maximum number of shares of New Crystal Lagoons Common Stock that may be forfeited by Sponsor for purposes of the foregoing clause (b) shall be 150,000 shares of Twelve Seas Class A common stock.

The Sponsor and Twelve Seas each agreed to use commercially reasonable efforts to reduce any liability resulting from any excise taxes incurred by it in connection with the Redemptions or the Transactions. Notwithstanding the foregoing, Twelve Seas agreed to timely pay any such excise taxes and, in connection therewith, Sponsor agreed to transfer 500,000 shares of Twelve Seas Class A common stock to or as directed by Crystal Lagoons.

Additionally, Sponsor agreed that at the Closing, it shall convert any and all amounts outstanding under any working capital loans (not to exceed $1,500,000) into Twelve Seas Units.

The Sponsor also agreed that in the event that Crystal Lagoons commences a tender offer for the outstanding Public Warrants (a “Warrant Reduction Transaction”), the Sponsor shall be responsible for 50% of (i) the cash or equity consideration paid in connection with such Warrant Reduction Transaction and (ii) any costs and fees directly related thereto, up to a maximum of $2,000,000 (the “Sponsor Warrant Reduction Costs”) and shall, in satisfaction of such obligation, transfer to New Crystal Lagoons for cancellation a number of shares of New Crystal Lagoons Class A Common Stock (not to exceed 200,000 shares) equal to (x) the amount of the Sponsor Warrant Reduction Costs divided by (y) $10.00 (such shares, the “Contributed Shares”). In the event that the Warrant Reduction Transaction results in a tender of outstanding Public Warrants greater than 50% of the number of then outstanding Public Warrants, the Sponsor shall be entitled to earn a number of newly issued shares of New Crystal Lagoons Common Stock equal to 50% of the number of Contributed Shares that were canceled (such shares, the “Sponsor Earnout Shares”). The Sponsor Earnout Shares shall be deemed earned and shall be issued to the Sponsor at the same time and based on, and subject to, the same terms and conditions as the Earnout Shares are earned and issued to Crystal Lagoons Stockholders.

Notwithstanding the foregoing, the resulting dilution of Crystal Lagoons Stockholders, if any, caused by the exercise of any Public Warrants as of and following the date of the Sponsor Support Agreement shall be borne by the Sponsor and Crystal Lagoons Stockholders in such proportion as to cause the Sponsor to bear 50% more of the economic impact of the dilution than borne by Crystal Lagoons Stockholders in the aggregate, and the Sponsor shall transfer sufficient shares of Twelve Seas Class A common stock (with each share valued at $10.00) to Crystal Lagoons Stockholders, directly or constructively (including pursuant to a forfeiture and reissuance), to or as reasonably determined by the Crystal Lagoons Stockholders, to achieve such proportion; provided that in no event shall the number of shares of Twelve Seas Class A common stock that the Sponsor is required to transfer for such purpose exceed 500,000 shares. The Sponsor also agreed it shall not acquire and/or purchase any Public Warrants or Twelve Seas Units following the date of the Stockholder Voting and Support Agreement.

The Sponsor Support Agreement also prevents transfers of Twelve Seas securities held by the Sponsor between the date of the Sponsor Support Agreement and the date the Sponsor Support Agreement is terminated pursuant to its terms, except for certain permitted transfers where the transferee also agrees to comply with the Sponsor Support Agreement.

Advisor Agreement

On August 2, 2021, Legacy Crystal Lagoons engaged EBC to render financial advisory and investment banking services to Legacy Crystal Lagoons and its subsidiaries and affiliates, in connection with a possible business combination transaction. Pursuant to this agreement, upon the consummation of the Business Combination, regardless of whether EBC rendered advice concerning the Business Combination, EBC will receive a transaction fee in an amount equal to 0.5% of the implied post-closing enterprise value of New Crystal Lagoons.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences (1) for holders of shares of Twelve Seas Class A common stock that elect to have their Twelve Seas Class A common stock redeemed for cash if the Business Combination is completed, and (2) of the Business Combination for holders of shares of Twelve Seas Class A common stock. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•        financial institutions or financial services entities;

•        broker dealers;

•        insurance companies;

•        dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Twelve Seas Class A common stock or New Crystal Lagoons Common Stock;

•        persons holding Twelve Seas Class A common stock or New Crystal Lagoons Common Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        regulated investment companies or real estate investment trusts;

•        persons subject to the alternative minimum tax provisions of the Code;

•        persons who received their shares of Twelve Seas Class A common stock or New Crystal Lagoons Common Stock as compensation;

•        persons holding Twelve Seas Class A common stock or New Crystal Lagoons Common Stock eligible for the benefits of Sections 1045 or 1202 of the Code;

•        persons subject to the applicable financial statement accounting rules under Section 451(b) of the Code;

•        partnerships or other pass-through entities for U.S. federal income tax purposes; and

•        tax-exempt entities.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities. Partnerships and their partners (or other owners) should consult their tax advisors with respect to the consequences to them under the circumstances described herein.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

In connection with the filing of this proxy statement, Ellenoff Grossman & Schole LLP will deliver an opinion that the statements under this section titled “The Business Combination Proposal (Proposal 1) — Material U.S. Federal Income Tax Consequences” constitute the opinion of Ellenoff Grossman & Schole LLP. In rendering its opinion, counsel assumes that the statements and facts concerning the Business Combination set forth in this proxy statement and in the Merger Agreement, are true and accurate in all respects, and that the Business Combination will be completed in accordance with this proxy statement and the Merger Agreement. Counsel’s opinion also assumes the truth and accuracy of certain representations and covenants as to factual matters made by Crystal Lagoons, Legacy Crystal Lagoons and Twelve Seas in tax representation letters provided to counsel. In addition, counsel bases its tax opinion on the law in effect on the date of the opinion and assumes that there will be no change in applicable law between such date and the time of the Business Combination. If any of these assumptions is inaccurate, the tax consequences of the Business Combination could differ from those described in this proxy statement.

Twelve Seas has not sought, and does not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Twelve Seas Class A common stock or New Crystal Lagoons Common Stock who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

•        an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

A “Non-U.S. holder” is a beneficial owner of Twelve Seas Class A common stock or New Crystal Lagoons Common Stock who, or that is, for U.S. federal income tax purposes:

•        a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        an estate or trust that is not a U.S. holder.

Tax Consequences to Holders of the Business Combination

On the basis of the representations of Crystal Lagoons, Legacy Crystal Lagoons and Twelve Seas, it is the opinion of Ellenoff Grossman & Schole LLP that the Business Combination will qualify as a “reorganization” within the meaning of Section 368 of the Code, and the parties to the Merger Agreement have agreed to report the Business Combination in a manner consistent with such tax treatment to the extent permitted under applicable law. Such opinion is based on customary assumptions, representations and covenants. There are many requirements that must be satisfied in order for the Business Combination to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, and others of which are fundamental to corporate reorganizations. No ruling has been requested, nor is one intended to be requested, from the IRS as to the U.S. federal income tax consequences of the Business Combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below.

However, because holders of shares of Twelve Seas Class A common stock do not exchange their shares of Twelve Seas Class A common stock in the Business Combination, holders of Twelve Seas Class A common stock are not expected to recognize any gain or loss under U.S. federal income tax laws in the event the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368 of the Code.

Redemption of Twelve Seas Class A Common Stock

In the event that a holder’s shares of Twelve Seas Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of Twelve Seas Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Twelve Seas Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Twelve Seas Class A common stock, a U.S. holder will be treated as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Twelve Seas Class A Common Stock,” and a Non-U.S. holder will be treated as described under the section entitled “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Twelve Seas Class A Common Stock.” If the redemption does not qualify as a sale of shares of Twelve Seas Class A common stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “— U.S. Holders — Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “— Non-U.S. Holder — Taxation of Distributions.”

Whether a redemption of shares of Twelve Seas Class A common stock qualifies for sale treatment will depend largely on the total number of shares of Twelve Seas Class A common stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning Private Warrants or Public Warrants and any shares of Twelve Seas stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of shares of Twelve Seas stock outstanding both before and after the redemption. The redemption of Twelve Seas Class A common stock generally will be treated as a sale of Twelve Seas Class A common stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in Twelve Seas or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of Twelve Seas stock actually owned by the holder, but also shares of Twelve Seas stock that are constructively owned by the holder. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Twelve Seas Class A common stock which could be acquired pursuant to the exercise of the Private Warrants or the Public Warrants. Moreover, any shares of Twelve Seas stock that a holder directly or constructively acquires pursuant to the Business Combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of Twelve Seas’ outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Twelve Seas Class A common stock must, among other requirements, be less than 80% of the percentage of Twelve Seas’ outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Twelve Seas Class A common stock and the New Crystal Lagoons Common Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (1) all of the shares of Twelve Seas stock actually and constructively owned by the holder are redeemed or (2) all of the shares of Twelve Seas stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock.

The redemption of Twelve Seas Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in Twelve Seas. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in Twelve Seas will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Twelve Seas Class A common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such a U.S. holder will be as described below under the section entitled “U.S. Holders — Taxation of Distributions,” and the tax effects to such a Non-U.S. holder will be as described below under the section entitled “Non-U.S. Holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Twelve Seas Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a U.S. holder.

Taxation of Distributions.    If the redemption of a U.S. holder’s shares of Twelve Seas Class A common stock is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Twelve Seas Class A Common Stock,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from Twelve Seas’ current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Twelve Seas Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Twelve Seas Class A Common Stock and will be treated as described below under the section entitled “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Twelve Seas Class A Common Stock.”

Dividends Twelve Seas pays to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends Twelve Seas pays to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Twelve Seas Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Twelve Seas Class A Common Stock.    If Twelve Seas’ redemption of a U.S. holder’s shares of Twelve Seas Class A common stock is treated as a sale, taxable exchange or other taxable disposition, as discussed above under the section entitled “— Redemption of Twelve Seas Class A Common Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the U.S. holder’s adjusted tax basis in the shares of Twelve Seas Class A common stock redeemed. A U.S. holder’s adjusted tax basis in its Twelve Seas Class A common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Twelve Seas Class A common stock treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Twelve Seas Class A common stock so disposed of exceeds one year. Long-term capital gains recognized by noncorporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Twelve Seas Class A common stock (shares of Twelve Seas Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a Non-U.S. holder.

Taxation of Distributions.    If Twelve Seas’ redemption of a Non-U.S. holder’s shares of Twelve Seas Class A common stock is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Twelve Seas Class A Common Stock,” to the extent paid out of Twelve Seas’ current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, Twelve Seas will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate

(usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of Twelve Seas Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Twelve Seas Class A common stock, which will be treated as described below under the section entitled “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of Twelve Seas Class A Common Stock.”

It may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and such determination will depend in part on a Non-U.S. holder’s particular circumstances, therefore Twelve Seas or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Accordingly, Twelve Seas or the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s shares of Twelve Seas Class A common stock, unless (i) Twelve Seas or the applicable withholding agent have established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above under the section titled “— Redemption of Twelve Seas Class A Common Stock”). There can be no assurance that Twelve Seas or any applicable withholding agent will establish such special certification procedures. If Twelve Seas or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. holder, the Non-U.S. holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

The withholding tax described in the preceding paragraph does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable income tax treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Twelve Seas Class A Common Stock.    If Twelve Seas’ redemption of a U.S. holder’s shares of Twelve Seas Class A common stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “— Redemption of Twelve Seas Class A Common Stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of the redemption, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•        such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met; or

•        Twelve Seas is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held Twelve Seas Class A common stock and, in the circumstance in which shares of Twelve Seas Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of Twelve Seas Class A common stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of Twelve Seas Class A common stock.

There can be no assurance that Twelve Seas Class A common stock will be treated as regularly traded on an established securities market for this purpose. Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30% rate (or lower income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30%.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in the redemption will be subject to tax at generally applicable U.S. federal income tax rates. In addition, Twelve Seas may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. Twelve Seas believes that it is not, and has not been at any time since its formation, a United States real property holding corporation, and New Crystal Lagoons does not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding

Dividend payments with respect to Twelve Seas Class A common stock and proceeds from the sale, taxable exchange or taxable redemption of Twelve Seas Class A common stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Amounts treated as dividends that are paid to a Non-U.S. holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including amounts treated as dividends received pursuant to a redemption of stock) on Twelve Seas Class A common stock. Previously, withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest was scheduled to begin on January 1, 2019; however, such withholding has been eliminated under proposed U.S. Treasury regulations, which can be relied on until final regulations become effective. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Twelve Seas Class A common stock.

PROPOSAL NO. 2 — THE CHARTER AMENDMENT PROPOSAL

Overview

If the Business Combination is consummated, Twelve Seas will replace its Existing Certificate of Incorporation with the Proposed Certificate of Incorporation, in the form attached to this proxy statement as Annex B, which, in the judgment of the Twelve Seas Board, is necessary to adequately address the needs of New Crystal Lagoons. Assuming the Business Combination Proposal is approved, you are also being asked to approve and adopt the Proposed Certificate of Incorporation in the form attached to this proxy statement as Annex B.

The following is a summary of the material differences between the Existing Certificate of Incorporation and the Proposed Certificate of Incorporation, each of which would be effected by the filing of the Proposed Certificate of Incorporation: (i) to change the name of Twelve Seas to “Crystal Lagoons Corp.” from the current name of “Twelve Seas Investment Company II” and remove certain provisions related to Twelve Seas’ status as a special purpose acquisition company that will no longer be relevant following the Closing; (ii) to increase the total number of authorized shares of all classes of capital stock of Twelve Seas, which would consist of (a) decreasing the number of shares of Class A common stock Twelve Seas is authorized to issue from 111,000,000 shares to 100,000,000 shares, (b) decreasing the number of shares of Class B common stock Twelve Seas is authorized to issue from 10,000,000 shares to zero shares, and (c) increasing the number of shares of preferred stock from 1,000,000 shares to 10,000,000 shares; (iii) increase the classes of directors from two to three; (iv) permit the removal of any director or the entire board solely and exclusively for cause; and (v) provide for the automatic increase and decrease to the authorized number of directors during any period when the holders of any class or series of capital stock have the right to elect one or more directors.

The Charter Amendment Proposal is conditioned upon the approval of the Business Combination Proposal and Closing of the Business Combination. If the Business Combination Proposal is not approved, the Charter Amendment Proposal will have no effect even if approved by our stockholders. Approval of the Charter Amendment Proposal is a condition to the Closing of the Business Combination. If the Charter Amendment Proposal is not approved, the Business Combination will not occur.

The tables below set forth a summary of the material differences between the Existing Certificate of Incorporation and the Proposed Certificate of Incorporation, as well as the Twelve Seas Board’s reasons for proposing the changes. These summaries are qualified by reference to the complete text of the Proposed Certificate of Incorporation. Each of these proposed changes were negotiated as part of the Business Combination. The Proposed Certificate of Incorporation, as will be in effect assuming approval of the Charter Amendment Proposal, upon the Closing of the Business Combination and filing with the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

Change of Name and Removal of Special Purpose Acquisition Company Provisions

The Proposed Certificate of Incorporation would adopt the name “Crystal Lagoons Corp.” and remove certain provisions related to Twelve Seas’ status as a special purpose acquisition company that will no longer be relevant following the Closing.

Provision	Existing Certificate of Incorporation	Proposed Certificate of Incorporation	Reason for the Proposed Change
Name	Twelve Seas Investment Company II	Crystal Lagoons Corp.	The change in name will reflect the identity of New Crystal Lagoon’s business following the consummation of the Business Combination.
Purpose

The purpose of Twelve Seas is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon Twelve Seas by law and those incidental thereto, Twelve Seas shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of Twelve Seas, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Twelve Seas and one or more businesses.

The nature of the business or purposes to be conducted or promoted by New Crystal Lagoons is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

The provision that refers to effecting a business combination relates to the operation of Twelve Seas as a special purpose acquisition company prior to the consummation of a business combination and will not be applicable to New Crystal Lagoons. Accordingly, the Twelve Seas Board believes that it will serve no further purpose and will be confusing.

Provisions Specific to Special Purpose Acquisition Companies

The Existing Certificate of Incorporation sets forth various provisions related to Twelve Seas’ operations as a special purpose acquisition company prior to the consummation of an initial business combination, including the time period during which Twelve Seas must consummate its initial business combination or wind up and liquidate if it does not, redemption rights for holders of Public Shares upon the consummation of its initial business combination, the creation of, and distributions from, the Trust Account, and share issuances prior to its initial business combination.

None.

The provisions of the Existing Certificate of Incorporation that relate to the operation of Twelve Seas as a special purpose acquisition company prior to the consummation of the business combination would not be applicable to New Crystal Lagoons and would serve no purpose following the Business Combination.

Authorized Capital Stock

The Proposed Certificate of Incorporation would authorize capital stock of New Crystal Lagoons, which will be greater in number than the authorized capital stock of Twelve Seas.

Provision	Existing Certificate of Incorporation	Proposed Certificate of Incorporation	Reason for the Proposed Change
Capitalization

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which Twelve Seas is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock, including (i) 100,000,000 shares of Class A common stock, and (ii) 10,000,000 shares of Class B common stock, and (b) 1,000,000 shares of preferred stock.

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 110,000,000 shares, divided into two classes as follows: (i) 100,000,000 shares, par value $0.0001 per share, of Class A common stock; and (ii) 10,000,000 shares, par value $0.0001 per share, of preferred stock.

Twelve Seas’ board of directors believes that the greater number of authorized shares of capital stock is important and desirable for New Crystal Lagoons (i) to have sufficient shares to issue to the Crystal Lagoons Stockholders as consideration for the Business Combination, and (ii) to have additional authorized shares available to support New Crystal Lagoons’ growth and to provide flexibility for future corporate needs, including as part of financing for future acquisitions or forming strategic partnerships and alliances, capital-raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans.

Certain Director Matters

The Proposed Certificate of Incorporation would authorize three classes of directors and permit the removal, with or without cause, upon the affirmative vote of a majority of the voting power of the then outstanding stock.

Provision	Existing Certificate of Incorporation	Proposed Certificate of Incorporation	Reason for the Proposed Change
Classified Board	The Board shall be divided into two classes, as nearly equal in number as possible and designated Class I and Class II.	The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III.

The amendment is intended to maintain the stability of the New Crystal Lagoons Board and to discourage certain types of transactions that may involve an actual or threatened hostile acquisition of New Crystal Lagoons.

Provision	Existing Certificate of Incorporation	Proposed Certificate of Incorporation	Reason for the Proposed Change
Removal of Directors

Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Except for any Class/Series Directors, for so long as the Board of Directors is classified as provided in Section 2 of this Article FIFTH, any director or the entire Board of Directors may be removed (a) solely and exclusively for cause and (b) solely and exclusively by the affirmative vote of the holders of at least majority in voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

The amendment is intended to protect all stockholders against the potential self-interested actions by one or a few large stockholders by changing the standard for removal of a director to solely for cause.

Automatic Increase and Decrease in Board Size	None.

During any period when the holders of one or more series of preferred stock have the separate right to elect additional directors, the then otherwise total authorized number of directors will automatically be increased by such number of directors that the holders of any series of preferred stock have a right to elect. Whenever the holders of one or more series of preferred stock having a separate right to elect additional directors cease to have such right, the terms of office of all preferred stock directors elected by the holders of such series of preferred stock, and the total authorized number of directors, will be automatically reduced accordingly.

The amendment is intended to protect all stockholders against the potential self-interested actions by one or a few large stockholders.

Vote Required for Approval

The Charter Amendment Proposal will be approved and adopted if the holders of a majority of the shares of Twelve Seas Class A common stock outstanding vote “FOR” the Charter Amendment Proposal.

The Charter Amendment Proposal is conditioned upon the approval of the Business Combination Proposal and Closing of the Business Combination. If the Business Combination Proposal is not approved, the Charter Amendment Proposal will have no effect even if approved by our stockholders. Approval of the Charter Amendment Proposal is a condition to the Closing of the Business Combination.

A copy of the Proposed Certificate of Incorporation, as will be in effect assuming approval of the Charter Amendment Proposal, upon Closing of the Business Combination and filing with the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex B.

If the Charter Amendment Proposal is not approved, the Business Combination will not occur.

Recommendation of the Twelve Seas Board

TWELVE SEAS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

PROPOSAL NOS. 3A-3C — THE GOVERNANCE PROPOSALS

Overview

You are also being asked to vote on three separate non-binding, advisory proposals with respect to certain governance provisions in the Proposed Certificate of Incorporation, which are separately being presented in order to give Twelve Seas stockholders the opportunity to present their separate views on important corporate governance procedures and which will be voted upon on a non-binding advisory basis. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Twelve Seas and Crystal Lagoons intend that the Proposed Certificate of Incorporation in the form attached to this proxy statement as Annex B will take effect at the Closing of the Business Combination, assuming approval of the Charter Amendment Proposal (Proposal No. 2). In the judgment of the Twelve Seas Board, these provisions are necessary to adequately address the needs of New Crystal Lagoons.

Proposal 3A: Change of Name and Removal of Special Purpose Acquisition Company Provisions

See “Proposal No. 2 — The Charter Amendment Proposal — Change of Name and Removal of Special Purpose Acquisition Company Provisions” for a description and reasons for the amendment to change the name of Twelve Seas to “Crystal Lagoons Corp.” from the current name of “Twelve Seas Investment Company II” and remove certain provisions related to Twelve Seas’ status as a special purpose acquisition company that will no longer be relevant following the Closing.

Proposal 3B: Authorized Capital Stock

See “Proposal No. 2 — The Charter Amendment Proposal — Authorized Capital Stock” for a description and reasons for the amendment to increase the total number of authorized shares of all classes of capital stock of Twelve Seas, which would consist of (a) decreasing the number of shares of Class A common stock Twelve Seas is authorized to issue from 110,000,000 shares to 100,000,000 shares, (b) decreasing the number of shares of Class B Stock Twelve Seas is authorized to issue from 10,000,000 shares to zero shares and (c) increasing the number of shares of preferred stock from 1,000,000 shares to 10,000,000 shares.

Proposal 3C: Director Matters

See “Proposal No. 2 — The Charter Amendment Proposal — Certain Director Matters” for a description and reasons for the amendment to increase the total number of authorized shares of all classes of capital stock of Twelve Seas, which would consist of (a) increasing the number of classes of directors from two to three, (b) permitting the removal of directors solely and exclusively for cause, and (c) providing for the automatic increase or decrease in the number of authorized directors during any period when the holders of any class or series of capital stock have the right to elect one or more directors.

Vote Required for Approval

Approval of the Governance Proposals requires the affirmative vote in person (which would include presence at a virtual meeting) or by proxy of holders of a majority of the outstanding shares of Twelve Seas Class A common stock present and entitled to vote at the special meeting. Failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the special meeting, abstentions and broker non-votes will have no effect on the vote.

The Business Combination is not conditioned upon the approval of the Governance Proposals.

As discussed above, a vote to approve each of the Governance Proposals is an advisory vote, and therefore, is not binding on Twelve Seas, Crystal Lagoons or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Twelve Seas and Crystal Lagoons intend that the Proposed Certificate of Incorporation, in the form attached to this proxy statement as Annex B and containing the provisions noted above, will take effect at the Closing of the Business Combination, assuming approval of the Charter Amendment Proposal (Proposal No. 2).

Recommendation of the Twelve Seas Board

TWELVE SEAS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE GOVERNANCE PROPOSALS.

PROPOSAL NO. 4 — THE ELECTION OF DIRECTORS PROPOSAL

Overview

Pursuant to the Existing Certificate of Incorporation, the Twelve Seas Board is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The Proposed Certificate of Incorporation also provides that the New Crystal Lagoons Board will be divided into three classes, designated as Class I directors, Class II directors and Class III directors. In addition, the Proposed Certificate of Incorporation provides that each director shall serve until his or her successor shall be duly elected at New Crystal Lagoon’s annual meeting of stockholders held in the third year following the year of their election (subject to the earlier term limits described in the paragraph below) and qualified or until his or her earlier resignation, removal from office, death or incapacity.

Assuming the Business Combination Proposal, the Charter Amendment Proposal, the Equity Incentive Plan Proposal, and the Nasdaq Proposal are approved at the special meeting, you are being asked to elect six directors to the board, effective upon the Closing of the Business Combination, with each Class I director having a term that expires at New Crystal Lagoon’s annual meeting of stockholders in 2025, each Class II director having a term that expires at New Crystal Lagoon’s annual meeting of stockholders in 2026 and each Class III director having a term that expires at New Crystal Lagoon’s annual meeting of stockholders in 2027, or, in each case, until their respective successors are duly elected and qualified, or until their earlier resignation, removal, death or incapacity. The election of these directors is contingent upon approval of the Business Combination Proposal, the Charter Amendment Proposal, the Equity Incentive Plan Proposal, and the Nasdaq Proposal.

The Twelve Seas Board has nominated              and              to serve as a Class I directors,              and              to serve as Class II directors and Fernando Fischmann Torres as Chairman of the board of directors, and [Allen R. Weiss] to serve as Class III directors. Information regarding each nominee is set forth in the section entitled “Management of New Crystal Lagoons Following the Business Combination.”

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the special meeting. This means that the five director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the special meeting, abstentions and broker non-votes will have no effect on the vote.

The Election of Directors Proposal is conditioned on the approval of the Business Combination Proposal at the special meeting, but the Business Combination is not conditioned on the approval of the Election of Directors Proposal.

Recommendation of the Board

TWELVE SEAS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FIVE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS IN THE ELECTION OF DIRECTORS PROPOSAL.

PROPOSAL NO. 5 — THE EQUITY INCENTIVE PLAN PROPOSAL

Overview

This Equity Incentive Plan Proposal, Twelve Seas is seeking stockholder approval of the Crystal Lagoons 2024 Equity Incentive Plan. The Twelve Seas Board intends to approve the 2024 Equity Incentive Plan prior to, and subject to shareholder approval at, the special meeting. If the 2024 Equity Incentive Plan is approved by Twelve Seas’ stockholders, the 2024 Equity Incentive Plan will become effective on the Closing Date. If the 2024 Equity Incentive Plan is not approved by Twelve Seas’ stockholders, it will not become effective and no stock awards will be granted thereunder. The 2024 Equity Incentive Plan is described in more detail below. This summary is qualified in its entirety by reference to the complete text of the 2024 Equity Incentive Plan, the form of which is attached to this proxy statement as Annex D.

Reasons to Approve the 2024 Equity Incentive Plan

The purpose of the 2024 Equity Incentive Plan is to enhance New Crystal Lagoons’ ability to attract, retain and incentivize employees, independent contractors and directors and promote the success of its business. The Twelve Seas Board anticipates that equity compensation will be a vital element of New Crystal Lagoons’ compensation program and believes that the ability to grant stock awards at competitive levels is in the best interest of New Crystal Lagoons and its stockholders. The Twelve Seas Board believes the 2024 Equity Incentive Plan is critical in enabling New Crystal Lagoons to grant stock awards as an incentive and retention tool as New Crystal Lagoons continues to compete for talent.

Approval of the 2024 Equity Incentive Plan by Twelve Seas stockholders is required, among other things, in order to comply with stock exchange rules requiring stockholder approval of equity compensation plans and to allow the grant of incentive stock options under the 2024 Equity Incentive Plan. If the 2024 Equity Incentive Plan is approved by Twelve Seas’ stockholders, the 2024 Equity Incentive Plan will become effective as of the Closing and New Crystal Lagoons will register the necessary shares of common stock on a Registration Statement on Form S-8. Approval of the 2024 Equity Incentive Plan is a condition to closing of the Transaction under the Business Combination Agreement.

Description of the 2024 Equity Incentive Plan

Set forth below is a summary of the material features of the 2024 Equity Incentive Plan. The 2024 Equity Incentive Plan is set forth in its entirety as Annex D to this proxy statement, and all descriptions of the 2024 Equity Incentive Plan contained in this Equity Incentive Plan Proposal are qualified by reference to Annex D.

Purpose

The 2024 Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure New Crystal Lagoons’ success and accomplish its goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with New Crystal Lagoons’ stockholders, and (iii) promote the success of New Crystal Lagoons’ business.

Type of Stock Awards

The 2024 Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) stock bonus awards, and other stock-based awards (all such types of awards, collectively, “stock awards”), as well as the grant of dividend equivalents.

Share Reserve

Number of Shares

Subject to adjustments as set forth in the 2024 Equity Incentive Plan, the maximum aggregate number of shares of New Crystal Lagoons Common Stock that may be issued under the 2024 Equity Incentive Plan will be equal to              of the total number of shares of Class A common stock issued and outstanding immediately following the Closing. The shares may be authorized, but unissued, or reacquired New Crystal Lagoons Common Stock. Furthermore, subject to adjustments as set forth in the 2024 Equity Incentive Plan, in no event shall the maximum aggregate number of shares that may be issued under the 2024 Equity Incentive Plan pursuant to incentive stock options exceed              of the total number of shares of Class A common stock issued and outstanding immediately following the Closing.

The number of shares available for issuance under the 2024 Equity Incentive Plan will be increased on the first day of each fiscal year beginning with the 2024 fiscal year through and including the first day of the 2034 fiscal year, in each case, in an amount equal to the lesser of (a) 5% of the total number of shares of New Crystal Lagoons Common Stock that are issued and outstanding on the first day of the applicable fiscal year, and (b) such smaller number of shares determined by the New Crystal Lagoons Board (for purposes of this Equity Incentive Plan Proposal, the “Board”).

Lapsed Awards

To the extent a stock award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, the unissued shares that were subject thereto shall, unless the 2024 Equity Incentive Plan shall have been terminated, continue to be available under the 2024 Equity Incentive Plan for issuance pursuant to future stock awards. In addition, any shares which are retained by New Crystal Lagoons upon exercise of a stock award in order to satisfy the exercise or purchase price for such stock award or any withholding taxes due with respect to such stock award shall not be treated as issued and shall continue to be available under the 2024 Equity Incentive Plan for issuance pursuant to future stock awards. Shares issued under the 2024 Equity Incentive Plan and later forfeited to New Crystal Lagoons due to the failure to vest or repurchased by New Crystal Lagoons at the original purchase price paid to New Crystal Lagoons for the shares (including without limitation upon forfeiture to or repurchase by New Crystal Lagoons in connection with a participant ceasing to be a service provider) shall again be available for future grant under the 2024 Equity Incentive Plan. To the extent a stock award under the 2024 Equity Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2024 Equity Incentive Plan.

Assumption or Substitution of Awards

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (i) assuming such award under the 2024 Equity Incentive Plan or (ii) granting a stock award under the 2024 Equity Incentive Plan in substitution of such other company’s award. In the event the Plan Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of shares issuable upon exercise or settlement of any such stock award will be adjusted appropriately. In the event the Plan Administrator elects to grant a new option in substitution rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under the 2024 Equity Incentive Plan shall not reduce the number of shares authorized for grant under the 2024 Equity Incentive Plan or authorized for grant to a participant in any fiscal year.

Eligibility

Persons eligible to participate in the 2024 Equity Incentive Plan will be officers, employees, non-employee directors and consultants of New Crystal Lagoons and its subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this proxy statement, approximately              individuals will be eligible to participate in the 2024 Equity Incentive Plan, which includes approximately              officers,              employees who are not officers,              non-employee directors, and              consultants.

Administration

The 2024 Equity Incentive Plan will be administered by the Board or a committee thereof, which committee will be constituted to satisfy applicable laws (for purposes of this Equity Incentive Plan Proposal, the “Plan Administrator”). To the extent desirable to qualify transactions under the 2024 Equity Incentive Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the 2024 Equity Incentive Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the 2024 Equity Incentive Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2024 Equity Incentive Plan; (ii) select the service providers to whom stock awards may be granted under the 2024 Equity Incentive Plan; (iii) determine the number of shares to be covered by each stock award granted under the 2024 Equity Incentive Plan; (iv) approve forms of stock award agreements for use under the 2024 Equity Incentive Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2022 Equity Incentive Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2024 Equity Incentive Plan (subject to stockholder approval); (vii) construe and interpret the terms of the 2024 Equity Incentive Plan and stock awards granted pursuant to the 2024 Equity Incentive Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2024 Equity Incentive Plan, any stock award or any award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2024 Equity Incentive Plan; (x) modify or amend each stock award (subject to the terms of the 2024 Equity Incentive Plan and compliance with applicable laws); (xi) adjust performance goals to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Plan Administrator deems necessary or appropriate to avoid windfalls or hardships; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2024 Equity Incentive Plan; (xiii) authorize any person to execute on New Crystal Lagoons’ behalf any instrument required to give effect to the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xv) make all other determinations deemed necessary or advisable for administering the 2024 Equity Incentive Plan.

To the extent permitted by applicable law, the Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2024 Equity Incentive Plan to one or more of New Crystal Lagoons’ directors or officers.

The Plan Administrator will, in its sole discretion, determine the performance goals, if any, applicable to any stock award (including any adjustment(s) thereto that will be applied in determining the achievement of such performance goals) on or prior to the “determination date” (as defined in the 2024 Equity Incentive Plan). The performance goals may differ from participant to participant and from stock award to stock award. The Plan Administrator shall determine and approve the extent to which such performance goals have been timely achieved and the extent to which the shares subject to such stock award have thereby been earned. Please refer to the discussion below under “— Performance Goals” for more information.

Stock awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of New Crystal Lagoons capital stock or the stock of any parent or subsidiary of New Crystal Lagoons, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of New Crystal Lagoons’ capital stock or the stock of any parent or subsidiary of New Crystal Lagoons, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may vest and/or be exercised and will determine any conditions that must be satisfied before the stock option may vest and/or be exercised. A stock option will vest and/or become exercisable at such time, and upon such terms, as are determined by the Plan Administrator, which may include completion of a specified period of service with New Crystal Lagoons or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a stock option vests and/or becomes exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply. Please refer to the discussion below under “— Performance Goals” for more information. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

In the absence of a specified time in the stock option agreement, the stock option will remain exercisable for 12 months following a termination for death or disability, and 3 months following a termination for any other reason other than “Cause” (as defined in the 2024 Equity Incentive Plan), but in no event later than the expiration of the term of such stock option. If a participant ceases to be a service provider for Cause, the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement or, if there is no specified time in the stock option agreement, any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights (SARs)

The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of New Crystal Lagoons Class A common stock on the date of grant. A SAR will vest and/or become exercisable at such time, and upon such terms, as are determined by the Plan Administrator, which may include completion of a specified period of service with New Crystal Lagoons or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a SAR vests and/or becomes exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply. Please refer to the discussion below under “— Performance Goals” for more information. Upon exercise of a SAR, a participant will receive payment from New Crystal Lagoons in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of Class A Common Stock, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of New Crystal Lagoons Common Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of New Crystal Lagoons Common Stock. RSUs will vest at such time, and upon such terms, as are determined by the Plan Administrator, which may include upon the completion of a specified period of service with New Crystal Lagoons or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If the unvested shares of restricted stock or RSUs are being earned upon the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule and other terms applicable to such a stock award, the Plan Administrator may impose whatever conditions as it determines to be appropriate. For example, the Plan Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Plan Administrator are satisfied. Any performance goals may be applied on a company-wide or an individual business unit basis, as determined by the Plan Administrator. Please refer to the discussion below under “— Performance Goals” for more information.

Unless the Plan Administrator determines otherwise, during the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares and, if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid.

Participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents shall be subject to the same terms, restrictions and risk of forfeiture as the RSUs with respect to which the dividends accrue and shall not be settled unless and until the related RSUs have vested and been earned.

Stock Bonus Awards

A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. All stock bonus awards may, but are not required to, be made pursuant to an award agreement. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award and any other terms applicable to such stock bonus award. Payment of a stock bonus award will be made upon the date(s) determined by the Plan Administrator and set forth in the award agreement. Payment may be made in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.

Performance Goals

The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (i) earnings per share; (ii) revenues or margins; (iii) cash flow (including operating cash flow, free cash flow, discounted return on investment, and cash flow in excess of cost of capital); (iv) operating margin; (v) return on net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; pretax earnings; earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of New Crystal Lagoons; (ix) working capital; (x) management of fixed costs or variable costs; (xi) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xii) total stockholder return; (xiii) debt reduction; (xiv) market share; (xv) entry into new markets, either geographically or by business unit; (xvi) customer retention and satisfaction; (xvii) strategic plan development and implementation, including turnaround plans; and (xviii) the fair market value of a share. Stock awards issued to participants may take into account other criteria (including subjective criteria).

Outside Director Limitations

Stock awards granted during a single fiscal year under the 2024 Equity Incentive Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $750,000 in total value for any non-employee director (“Outside Director”). Stock awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an Outside Director will not count for purposes of these limitations.

Leaves of Absence/Transfer Between Locations

The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards shall be suspended during any leave of absence; provided that in the absence of such determination, vesting of stock awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between New Crystal Lagoons’ locations or between New Crystal Lagoons and any of its subsidiaries. If an employee holds an incentive stock option and such leave exceeds 3 months then, for purposes of incentive stock option status only, such employee’s service as an employee shall be deemed terminated on the first day following such 3-month period and the incentive stock option shall thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate; provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Recoupment Policy

The Plan Administrator may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to a stock award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a stock award. Notwithstanding any provisions to the contrary under the 2024 Equity Incentive Plan, a stock award granted under the 2024 Equity Incentive Plan shall be subject to New Crystal Lagoons clawback policy as may be established and/or amended from time to time. The Plan Administrator may require a participant to forfeit or return to and/or reimburse New Crystal Lagoons for all or a portion of the stock award and/or shares issued under the stock award, any amounts paid under, or benefits provided pursuant to, the stock award, and any payments or proceeds paid or provided upon disposition of the shares issued under the stock award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of New Crystal Lagoons Class A common stock or other securities of New Crystal Lagoons or other significant corporate transaction, or other change affecting the New Crystal Lagoons Common Stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2024 Equity Incentive Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2024 Equity Incentive Plan and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustment will be made in a manner that does not result in taxation under Section 409A of the Code.

Corporate Transaction

In the event of (i) a transfer of all or substantially all of New Crystal Lagoons’ assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of New Crystal Lagoons with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of New Crystal Lagoons’ then-outstanding capital stock or (iv) a change in control (as defined below), each outstanding stock award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding stock awards (if New Crystal Lagoons is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such outstanding stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (e) the full or partial acceleration of vesting, settlement, payment and/or expiration of such outstanding stock award; (f) the full or partial lapse of forfeiture, repurchase or reacquisition rights with respect to shares previously acquired pursuant to stock awards; or (g) the opportunity for participants to exercise such outstanding stock options and/or SARs prior to the occurrence of the corporate transaction and the termination of such outstanding, unexercised stock options and/or SARs upon the consummation of such corporate transaction for no consideration.

Change in Control

A stock award may be subject to additional acceleration of vesting, settlement, payment and/or expiration upon or after a “change in control” (as defined in the 2024 Equity Incentive Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between New Crystal Lagoons or any of its affiliates and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the 2024 Equity Incentive Plan

If approved by Twelve Seas’ shareholders, the 2024 Equity Incentive Plan will continue in effect for a term of 10 years measured from the date the Twelve Seas Board adopts the 2024 Equity Incentive Plan, unless terminated earlier under the terms of the 2024 Equity Incentive Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the 2024 Equity Incentive Plan.

Material U.S. Federal Tax Aspects

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2024 Equity Incentive Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price — the appreciation value — on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead, the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A of the Code imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have New Crystal Lagoons withhold otherwise deliverable cash or shares, or delivering to New Crystal Lagoons already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that New Crystal Lagoons deems to be reasonable and in accordance with applicable laws.

New Crystal Lagoons will be entitled to a tax deduction in connection with a stock award under the 2024 Equity Incentive Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that New Crystal Lagoons may deduct as a business expense in any year with respect to certain of its most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of New Crystal Lagoons’ stockholders to maintain flexibility in New Crystal Lagoons’ approach to executive compensation and to structure a program that New Crystal Lagoons considers to be the most effective in attracting, motivating and retaining key employees.

Section 162(m) of the Code

In general, Section 162(m) of the Code limits New Crystal Lagoons’ compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). Section 162(m) may result in all or a portion of the awards granted under the 2024 Equity Incentive Plan to “covered employees” failing to be deductible to New Crystal Lagoons for federal income tax purposes.

Section 409A of the Code

Certain types of awards under the 2024 Equity Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the awards granted under the 2024

Equity Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2024 Equity Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Vote Required for Approval

Approval of the Equity Incentive Plan Proposal requires the affirmative vote in person (which would include presence at a virtual meeting) or by proxy of holders of a majority of the outstanding shares of Twelve Seas Class A common stock present and entitled to vote at the special meeting. Failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the special meeting, abstentions and broker non-votes will have no effect on the vote.

The Equity Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal at the special meeting, but the Business Combination Proposal is not conditioned on the approval of the Equity Incentive Plan Proposal.

Recommendation of the Twelve Seas Board

TWELVE SEAS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 6 — THE NASDAQ PROPOSAL

Overview

In connection with the Business Combination, we intend to effect (subject to customary terms and conditions, including the Closing) the issuance, pursuant to the Merger Agreement, of 35,000,000 shares of New Crystal Lagoons Common Stock to the Crystal Lagoons Stockholders in the Business Combination plus up to an additional 1,225,000 shares of New Crystal Lagoons Common Stock as Earnout Shares.

For further information, please see the section entitled “Proposal No. 1 — The Business Combination Proposal,” as well as the annexes to this proxy statement.

Why Twelve Seas Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

•        Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering for cash and (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (2) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities.

•        Under Nasdaq Listing Rule 5635(b), stockholder approval is required where the issuance of securities will result in a change of control.

•        Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (1) the closing price immediately preceding the signing of the binding agreement or (2) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

The maximum aggregate number of shares of New Crystal Lagoons Common Stock issuable pursuant to the Merger Agreement represents greater than 20% of the number of shares of New Crystal Lagoons Common Stock before such issuance. As a result, stockholder approval of the issuance of shares of New Crystal Lagoons Common Stock issuable pursuant to the Merger Agreement is required under Nasdaq rules.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, we will issue 35,000,000 shares of New Crystal Lagoons Common Stock to the Crystal Lagoons Stockholders upon the Closing. We may also issue 1,225,000 shares of New Crystal Lagoons Common Stock as Earnout Shares based on the achievement of a trading price target following the Closing and subject to the terms provided in the Merger Agreement.

The issuance of the shares of New Crystal Lagoons Common Stock described above would result in significant dilution to Twelve Seas stockholders and result in Twelve Seas stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of Twelve Seas.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the then outstanding shares of New Crystal Lagoons Common Stock present in person (which would include presence at a virtual meeting) or represented by proxy at the special meeting and entitled to vote thereat. Abstentions will have no effect on the Nasdaq Proposal. Brokers are not entitled to vote on the Nasdaq Proposal absent voting instructions from the beneficial holder and, consequently, broker non-votes will have no effect on the Nasdaq Proposal.

If the Business Combination Proposal and Charter Amendment Proposal are not approved, the Nasdaq Proposal will not be presented at the special meeting. The Merger is conditioned upon the approval of the Nasdaq Proposal, subject to the terms of the Merger Agreement. Notwithstanding the approval of the Nasdaq Proposal, if the Merger is not consummated for any reason, the actions contemplated by the Nasdaq Proposal will not be effected.

Recommendation of the Twelve Seas Board

TWELVE SEAS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL THE NASDAQ PROPOSAL.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Twelve Seas Board to adjourn the special meeting to a later date or dates, if necessary, at the determination of the Twelve Seas Board. In no event will Twelve Seas Board adjourn the special meeting or consummate the Business Combination beyond the date by which it may properly do so under Twelve Seas’ Existing Certificate of Incorporation and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Twelve Seas’ stockholders, the Twelve Seas Board may not be able to adjourn the special meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal or Public Stockholders have elected to redeem an amount of Public Shares such that the minimum available cash condition to the obligation to Closing of the Business Combination would not be satisfied.

Vote Required for Approval

Approval of the Adjournment Proposal requires the affirmative vote in person (which would include presence at a virtual meeting) or by proxy of holders of a majority of the outstanding shares of Twelve Seas Class A common stock present and entitled to vote at the special meeting.

Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Twelve Seas Board

TWELVE SEAS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

BUSINESS OF LEGACY CRYSTAL LAGOONS

References in this section to “we”, “our”, “us”, the “Company”, or “Crystal Lagoons” generally refer to Legacy Crystal Lagoons before consummation of the Business Combination and New Crystal Lagoons after consummation of the Business Combination.

Overview

Crystal Lagoons, a U.S. company with offices and locations worldwide, has developed and patented state-of-the-art technology that allows crystalline lagoons of unlimited sizes to be built and maintained at low costs compared to traditional pools of approximately the same size, offering an idyllic beach lifestyle anywhere in the world.

Our business model has two elements: we license our know-how and intellectual property (i) to real estate developers, allowing the creation of lagoons under our supervision, to anchor luxury residential developments, and (ii) more recently, in connection with the development of Public Access Lagoons® projects, also known as PAL projects, which provide recreational, commercial, and cultural facilities and experiences revolving around a crystalline lagoon designed, built, and operating with our technology, or in some cases a hybrid model where non-residents are able to access lagoons in residential communities.

The protection of this technology includes a patent portfolio of over 2,900 patents in over 192 countries and/or territories, in addition to trademarks, designs, copyrights, trade secrets and trade dress. Our patents include systems and methods for constructing and operating urban beaches, including urban beach entertainment complexes for public access with a crystalline lagoon as their centerpiece, and methods for providing efficient land use through urban beach entertainment complexes.

Our Business

Our History

Fernando Fischmann, founder and inventor of the technology of Lagoons, set out to develop a vast lagoon with crystal clear turquoise waters that would provide visitors the chance to swim and enjoy watersports in a safe and clean environment initially on Chile’s central coast. Such area featured breathtaking ocean views and was close to the capital, Santiago, but the local shoreline was unattractive due to its frigid waters and the presence of large waves and dangerous undercurrents that posed many risks to bathers. Conventional swimming pool technology was economically challenging to apply, and had important technical issues which were difficult to overcome.

Mr. Fischmann, a Biochemist by training, decided to conduct research, and after many years succeeded in developing and creating the Crystal Lagoons concept and technology. This novel technology, which he protected by worldwide patents along with other intellectual property privileges, allows for the design, development, construction, operation and maintenance of sustainable, crystal-clear lagoons of potentially unlimited sizes anywhere in the world for swimming and for the practice of water sports, at low costs and with an efficient use of resources.

A completely new concept was created: not just a conventional small-sized pool, these large crystal-clear lagoons changed the local landscape in a revolutionary manner by creating a beautiful venue for swimming and other water sports, and also by creating spectacular views and opportunities for promenades, restaurants, sidewalks and peripheral facilities, transforming and invigorating the entire community. In 2007, the first lagoon designed using Crystal Lagoons’ unique technology opened in Algarrobo, Chile as part of the San Alfonso del Mar residential community. Today, Crystal Lagoons has 71 lagoons operating in 21 countries and has contracts executed to develop another 350 lagoons in 37 countries.

San Alfonso del Mar Lagoon BEFORE the application of Crystal Lagoons water treatment technology

San Alfonso del Mar Lagoon AFTER the application of Crystal Lagoons water treatment technology

Crystal Lagoons’ latest Public Access Lagoons® concept, also known as PAL projects, allows cities to offer beach life in an urban setting. Nearby residents will be able to visit a “beach-like” setting just steps away from their homes through the PAL projects instead of traveling long distances to reach the beach, by buying a ticket to access several recreational, commercial, and cultural facilities and experiences, such as restaurants, water sports, swimming, or concerts. PAL projects are designed, built, and maintained with Crystal Lagoons’ proprietary technology, which bring a piece of the ocean to cities, incorporating the beach into an urban context. Crystal Lagoons believes that providing access to beach destinations a short distance from one’s house will improve quality of life. Additionally, it is expected to lower the carbon footprint because people will not need to travel as far to holiday destinations. Crystal Lagoons received the Green Globe Award of the champion of champions in 2022 in Abu Dhabi because of this point. Finally, Crystal Lagoons projects that PAL projects will be far more profitable than the Real Estate model in terms of royalties generated for the Company.

The PAL project concept originated from the idea that a lagoon initially intended for private residential use could be opened to the broader community to increase the revenue of a project. In exchange for an entrance fee, anyone could use the lagoon for the day as entertainment and enjoy the various attractions around the lagoon. Crystal Lagoons® currently has contracts executed to develop another 287 PAL projects, with 98 lagoons expected to be operational over the next five years and the remaining projects to be operational over the next 30 years.

Epperson PAL Project located in Wesley Chapel, Florida

Our Technology

The Crystal Lagoons technology is unique in that it provides methods and systems to develop and maintain large crystal-clear lagoons with excellent transparency and water quality at very low costs compared to traditional pools of approximately the same size. These innovative methods, systems, materials, apparatuses, configurations, business methods, and applications of the technology, are protected through different intellectual property privileges, such as patents (over 2,900 patents worldwide in more than 192 countries and territories), confidentiality arrangements and trade secrets, trademarks, trade dress, copyrights, and design protection.

Disinfection

Compared to conventional swimming pool technology, which requires the operator to maintain consistently high levels of residual chlorine to disinfect the water, Crystal Lagoons utilizes disinfection pulses within the lagoon, which are applied in very specific patterns according to algorithms and other factors. These disinfection pulses consist of applying controlled pulses of small amounts of safe additives in the water of the lagoons in very specific patterns that are determined by algorithms. The results of this efficient, pulse-based disinfection system are that the overall amount of additives is up to 100 times less than the amount used for conventional swimming pool disinfection, thus reducing excessive costs in chemicals and their potential environmental damage. Additionally, Crystal Lagoons has developed and patented a system that enables the operator to provide localized disinfection in designated swimming areas without treating the lagoon’s entire water volume with the same intensity unnecessarily, thereby maintaining a higher disinfection level in such areas during bathing hours.

Filtration

Compared to conventional swimming pool filtration technology, which requires the filtration of the entire volume of water in the pool between 1 to 6 times per day in an homogenous manner (typically 4 times per day, depending on the type of facility and associated regulations), Crystal Lagoons’ solution combines the application of specific additives and different ultrasonic waves that cause the heavier particles to settle on the bottom of the lagoon and the use of a specially designed bottom cleaning system, which allows for an efficient removal of particles from the lagoon and a filtration process that allows consuming as little as approximately 2% of the energy compared to conventional swimming pool centralized filtration systems.

The water treatment of the lagoons is managed remotely through an internet-based telemetry system that allows monitoring the water quality and control actuators and equipment on site to perform the water treatment and application of additives. The additives applied to the lagoon include a combination of proprietary and non-proprietary additives, which are all NSF 60 certified, which are standards developed through a public process that ensures balanced input from industry representatives, public health and regulatory officials, certification bodies and testing labs and users.

Design and Construction

Relating to the design and construction of these large lagoons, it is important to note that conventional swimming pools are commonly built out of a thick concrete, using expensive coatings that result in very high costs and potential structural problems for large structures, and are commonly designed with intrinsic and expansive hydraulic systems in order to achieve high recirculation and filtration rates in a homogenous manner. Crystal Lagoons’ solution is to provide a low-cost structure that is built with a specially-formulated plastic liner using construction methods that allow for the implementation of Crystal Lagoons’ operational and treatment technology at lower costs compared to the thick concrete structures of conventional swimming pools.

These low-cost treatment and construction methods, systems and structures have been protected through patents, trade secrets and other intellectual property privileges around the world.

Our Product

Crystal Lagoons has pioneered a state-of-the-art technology that allows its licensees to design, build and maintain lagoons of unlimited size that can be safely used for swimming and the practice of water sports, with outstanding transparency and water quality through the use of efficient disinfection and filtration processes that take advantage of the dilution power of these large water volumes. Crystal Lagoons’ technology is able to continuously maintain high bacteriological and physicochemical water quality through a unique combination of disinfection pulses, efficient filtration and additional proprietary technology.

Our business model has two elements: we license our know-how and intellectual property (i) to real estate developers, allowing the creation of lagoons under our supervision, to anchor luxury residential developments, and (ii) more recently, in connection with the development of Public Access Lagoons® projects, also known as PAL projects, which provide recreational, commercial, and cultural facilities and experiences revolving around a crystalline lagoon designed, built, and operating with our technology, or in some cases a hybrid model where non-residents are able to access lagoons in residential communities.

Real Estate

Crystal Lagoons’ concept and technology, patented in jurisdictions worldwide, has added premium values to real estate projects by providing residents with a breathtaking turquoise water destination that can be enjoyed all year round. This technology has enabled significantly better results than traditional real estate developments, adding value in the following manners:

•        Creating an idyllic beach destination anywhere in the world

•        Making otherwise unviable projects feasible

•        Increasing the value of real estate and sale prices

•        Increasing the potential density of projects

•        Increasing prices and occupancy rates in hotels

•        Creating a unique amenity that provides a competitive advantage over nearby real estate projects

In connection with the Company’s Real Estate business model, the Company enters into technology licensing agreements primarily with real estate developers, whereby the developer owns, constructs and operates the crystal lagoon using the Crystal Lagoons’ technology and also retains the Company to provide period monitoring of the system over a 20 to 30-year term. The Real Estate Business model generates revenue several different avenues, depending on the type of development:

Type	Definition	Estimated Royalties
Residential	Sellable residential real estate unit (e.g., houses, condominiums and apartments) built in the project.	2% of asset total value
Single Family Lots	Single-family lot designated for the development of single-family homes.	4% of asset total value
Rental of Office Spaces	Rental or concession of office spaces, including leasable area	3% of expected billings
Unimproved Tracts of Land	Any tract of land or macro lot within the project	8% of the commercial or sale value

PAL projects

PAL projects (also known as PAL developments) are a patented concept that create experiences by bringing beach life to cities. In addition to access to the lagoon, PAL projects are expected to include restaurants, water activities, concessions, stores and other recreational activities. The PAL projects are designed to have multiple revenue streams from entrance tickets, water sports, restaurants, retail, concerts, trade shows, weddings, day clubs, and other events. In connection with the PAL projects, Crystal Lagoons contributes the necessary intellectual property and know-how through a Technology Licensing and Support Agreement (“TLSA”) with clients, charging only a percentage of sales, which maintains alignment of interests in the project’s success. The following is a summary of expected revenue streams:

Type	Definition	Estimated Royalties
Entrance Memberships and Daily Passes	Public access entrance fees and related packages including multi-day passes and memberships	12% of value charged to the end user
Commercial and Recreational Activities	Sales from commercial and recreational activities within the restricted ticketed area to final users or customers: Sales from Restaurants, Food trucks, Kayak Rentals, among others.	5% gross expected billings from sales and charges to end customers
Naming Rights and Advertising	Banners, screens, posters, billboards, in general any income related to presence of a third-party brand.	12% of expected billings
Hospitality	Property intended for temporary passenger accommodation, complemented with F&B operations, events and recreational activities, among others.	Varies. Amount in dollar per guest per night according to the hotel category, or a percentage of revenue.

Market Overview

Our Real Estate business model operates in the residential and commercial real estate, lodging and hotel industries, each of which encompass the development of hotels, single-family homes, and multi-lot residential sub-divisions. Housing is the largest real estate asset class in the United States, with 131.1 million occupied housing units, according to John Burns Research and Consulting (“JBREC”), and a total value of $41.2 trillion, according to the Federal Reserve Flow of Funds report for the first quarter of 2023. Based on U.S. Census Bureau information as of March 31, 2023, JBREC estimates that the U.S. housing market included 90.5 million occupied single-family homes (detached and attached), 84% of which were owner-occupied and 16% of which were renter-occupied. Moreover, the $550 billion hotel industry has compelling structural growth drivers underpinned by certain factors including the inherent need and desire to travel for business and leisure purposes, population growth and the expected growth of the middle class in emerging markets with increasing disposable income. Spending on travel continues to be one of the most resilient areas of discretionary spending for consumers.

Our PAL projects operate in the amusement and recreational activities industry which includes entertainment, dining, and amusement parks. The amusement and recreational activities industry is comprised of diversified types of venues ranging from amusement parks, ski resorts, and concert venues. Of the various entertainment venues, consumers spend the most time at amusement parks. The amusement park industry has had a 5% compounded annual growth rate (“CAGR”) from 2000 to 2019 and, for amusement parks in the United States, a 7.1% CAGR of the share of consumer discretionary spending over the same period. Although PALs are similar to amusement parks in that they include a variety of activities, one key difference between an amusement park and a PAL project, is that a PAL project is designed so that consumers visit the PAL multiple times a year.

Competitive Strengths

Revolutionary Patented Technology

Crystal Lagoons’ innovative technology is protected worldwide through various industrial and intellectual property protections, which include a patent portfolio of over 2,900 patents in over 192 countries and/or territories, in addition to trademarks, designs, copyrights, trade secrets and trade dress. Due to the proprietary nature of our business, we seek to strictly enforce our intellectual property rights and strive to take all necessary actions against potential infringers.

A few highlights of our portfolio include:

•        More than 800 copyrighted architectural conceptual designs and plans, protecting the intellectual work behind the development of each project, including each lagoon’s shapes, borders, length as well as the design of all its surrounding amenities and their position within the development.

•        Over 2,900 patents, protecting, among other things:

•        Methods and processes to treat large bodies of water in a cost-efficient way;

•        Devices and systems to clean the bottom surfaces of the lagoons, which are operated either remotely and/or on site;

•        Efficient water filtration processes and systems;

•        Sustainable methods and systems to maintain and treat water for use in industrial plants and processes;

•        Sustainable methods and systems to provide cooling water of high quality for industrial processes, including HVAC systems;

•        Localized disinfection systems to allow higher concentration of disinfectants in designated zones within the lagoon;

•        Entertainment complexes incorporating lagoons having crystalline waters, as a centerpiece feature;

•        Construction methods and systems to incorporate the man-made lagoons in previously unimaginable sites, such as retail centers, infields of racing and activity circuits, green areas, among others.

•        Methods and processes to lower the risk of outbreak of microbiological contamination within the lagoons;

•        More than 600 trademarks, including logos, trade names, slogans and the proprietary trade dress of Crystal Lagoons that protects the look and feel of all of our projects.

Low Maintenance Costs

An important competitive strength is our low construction and maintenance costs, primarily by having low water consumption and using a minimum amount of additives and energy.

A few eco-friendly advantages include that our lagoons:

•        Consume approximately 2% of the energy needed by conventional swimming pool filtration systems;

•        Require 100 times fewer chemicals than traditional swimming pools and fully comply with the most stringent international physicochemical and microbiological water quality standards;

•        Are filled only once and operate in a closed circuit;

•        Reduce evaporation by up to 30% compared to conventional swimming pools by;

•        Use approximately 33x less water than an 18-hole golf course and 40% less than a park of the same size; and

•        Use any type of water, including seawater and brackish water, which is abundant and has little to no alternative use.

Sustainability

Environmental sustainability is an integral part of Crystal Lagoons®. Every day, we focus on developing technologies driven by the efficient use of scarce resources such as water and energy, while improving people’s quality of life, around the world. We have developed innovative and sustainable technologies covered by diverse intellectual property privileges, such as patents and trade secrets, worldwide.

Crystal Lagoons® technology can use any type of water: we currently have operational lagoons using fresh water, brackish water, and seawater. According to independent studies, a 1-hectare lagoon can utilize up to 40% less water than a park of the same size (green area) and up to approximately 33 times less water than an 18-hole golf course. Further, compared with a golf course, our turquoise lagoons utilize fewer gallons of water per person. More people can enjoy the beach and a body of water, versus the limited number of sportsmen that use a golf course, creating a recreational venue for the whole family. Further, Crystal Lagoons® filtration technology uses as little as only approximately 2% of the electricity compared to conventional swimming pool filtration systems and can use up to 100 times less chemicals than conventional swimming pool disinfection methods.

These technologies increase our efficiency while decreasing our carbon footprint. For our contributions to sustainability, we were recognized as the “Champion of Champions” and received the “Carbon Footprint Reduction” award in the 2022 edition of the “Green World Awards” in Abu Dhabi. We also received the “Green Apple Award” in 2021.

Operations

Currently, Crystal Lagoons has 71 lagoons in operation as follows:

Region	Number of Projects
North America	10
Latam	40
Europe	3
Middle East	12
Asia	4
Africa	2
71

____________

*        For purposes of the tables included in this section, lagoons located in Mexico and the Dominican Republic are included in “Latam”; lagoons located in Egypt are included in “Middle East”; and the lagoon located in Turkey is included in “Europe”.

The Company has 421 signed projects, which include a “Rollout Plan”. The Rollout Plan is the construction planning for projects associated with a Master Agreement between the Company and the real estate developer or other investors. Each project in the Rollout Plan is contractually obligated to be developed pursuant to the Master Agreement. These projects can be broken down into the following categories:

By Region:

Region	Number of Projects
North America	43
Latam	132
Europe	25
Oceania	27
Middle East	36
Asia	154
Africa	4
421

By type of project:

Type of Project	Number of Projects
Real Estate	126
PAL	257
Hybrid	38
421

By stage of development:

Stage	Number of Projects
Planning	304
Engineering	34
Construction	12
Operation	71
421

From Concept to Creation

In connection with the PAL projects, Crystal Lagoons contributes the necessary intellectual property and know-how through TSLAs with clients, charging only a percentage of sales, which keeps interests aligned in the project’s success. In negotiating a TSLA for either a PAL project or private amenity as part of a residential community or hotel, we focus on engaging with the client to create a dynamic agreement to help realize the client’s vision of our lagoons. On average, contracts can be executed within 6 to 18 months of commencing negotiations, depending in part on the proposed project’s geolocation, market conditions, development phase & permits.

•        Step 1: Initial Meeting.    Once the commercial team has had its first meetings with a client and has identified a new business opportunity, we work with our client to better understand the proposed project’s location, timing and development phase.

•        Step 2: In conversation.    While some of our clients have a clear vision in mind, we value engaging in thoughtful conversations to explain the various Crystal Lagoons offerings (e.g., Real estate projects, PAL Projects or a hybrid approach). Understanding our client’s profile allows us to align development goals with key success factors.

•        Step 3: Concept Design.    Once we have determined the kind of project that will be created, we provide a free conceptual layout of the lagoon and its surroundings containing preliminary capital and operational expenditures estimates, which are delivered by the Crystal Lagoons Engineering department based on AACE International Recommended Practices. We have a series of meetings, including meetings with our architect team to formalize the plan. In doing so, we discuss, among other items, the lagoon size, shape, location and activation points in the surrounding areas. We also prioritize receiving feedback, which is crucial to developing a feasible plan.

•        Step 4: Proposal.    Once we have a concept design that our client is happy with, we deliver a customized economic proposal unique to the project that outlines the overall plan, as well as provides information on the technology licensing fees and applicable royalties based on the type of development.

•        Step 5: Technology Licensing & Support Agreement.    Once the parties have agreed to the terms of the project, the parties formalize their partnership by signing a TLSA.

•        Step 6: Project commencement.    In this phase, we focus on bringing the client’s vision to fruition. We deliver a marketing welcome pack, press release materials, assistance with concept design, a zero geometry plan, a design criteria package, pilot testing to evaluate the water supply, lagoon filling approval, site visits, monitoring reports and access to Crystal Lagoons’ proprietary equipment.

Post Start-Up of the Lagoon

Once the lagoon is in operation, Crystal Lagoons continues to offer services to ensure that the client is able to maintain the lagoon in pristine condition. To that end, Crystal Lagoons offers:

•        Maintenance guidance and supervision, routine and emergency operation visits;

•        Training of local staff and maintenance personnel;

•        24/7 telemetric operation system managed online by the Crystal Lagoons Control Center. The application of additives is determined electronically by injectors and sensors strategically located in the Lagoon reporting the physio-chemical properties of the water;

•        Access to new developments and improvements during the life of the license; and

•        Access to proprietary equipment.

Process and Next Steps

Crystal Lagoons Project Development Process

New TLSA Contract
1 Initial Payment
2 Masterplan and Zero Geometry
3 DCP and Review of Plans
4 Pilot Pool
Lagoon Construction
Purchase of Equipment
5 Filling Approval
Filling and commissioning
Operating Lagoon
6 Welcome Pack is Sent
7 Billing and Collection of Fixed/Variable Payments
DEPARTMENTS
Commercial
Architecture
Engineering
Water and Operations
Finance
Marketing
Crystal Lagoons

1. Initial Payment

The Developer must complete the Initial Payment in order for Crystal Lagoons to provide technical assistance to the Project and enable the use of the Crystal Lagoons brand.

2. Masterplan & Zero Geometry

Masterplan proposal that defines all aesthetic design elements and distinctive forms of the Lagoon, including its geometry, contours, depth and ground slope. After this is finalized, a signed approval from the Developer is required to proceed to the Engineering stage.

3. DCP & Review of Plans

The Design Criteria Package includes the technical specifications, recommendations and guidelines regarding pipe connections, filtration systems and other structural and electrical design aspects of the Lagoon.

4. Pilot Pool

Processes and procedures for sampling, analysis, evaluation, and testing that must be carried out and completed in order to confirm the quality of the water source for the Lagoon.

5. Filling Approval

It is essential that the Developer receives a written confirmation from Crystal Lagoons approving the filling of the Lagoon before starting this process.

6. Welcome Pack

Brand book, brand manual and other materials, such as photos, videos, logos, and more.

7. Payments

In the event that the Developer has payment to Crystal Lagoons that are overdue, technical assistance will be suspended until this situation is resolved.

Sales and Marketing

The goal of our marketing efforts is to employ effective marketing strategies to capture our core markets and make our lagoons a key destination. Our dedicated commercial team is in charge of designing and presenting marketing campaigns and employs a variety of strategies:

•        Traditional and Digital Marketing Campaigns.    Our digital marketing campaigns focus on aligning our message with a social, environmental or an economic cause to demonstrate corporate responsibility and connecting with potential clients. We utilize various tools such as social media (e.g., Facebook, Instagram and LinkedIn), targeted email marketing and strategic content marketing to create blogs and articles. We also use brochures to reach the targeted audience and frequently call different companies to educate them on our technology.

•        Influencer Marketing.    Our influencer marketing campaigns focus on partnering with leaders in the industry that help promote our products, such as Icon Leisure, based in the U.S..

•        Event Marketing.    Our event marketing focuses on building distinct and recognizable brand awareness. We frequently attend events such as the World Water Park Association in New Orleans, Zonda’s real estate conference in Orlando and the International Association of Amusement Park and Attractions (IAAPA) conference in Orlando. At the IAAPA, we won the “Best Booth Award” with over 36,000 attendees, thus securing a spot during their next event in Las Vegas. We also purchase attendee lists of high interest events hosted by Bisnow and send an email to the attendees.

•        Search Engine Marketing.    We have invested in paid advertising for search engine optimization, which has allowed us to drive traffic to our webpage. Today, inbound leads through our webpage are the greatest driver for qualified leads in the US. We also use geolocalization campaigns in combination with roadshows, events and mailing campaigns.

•        Referral Marketing.    To promote organic growth, we have developed a referral partner agreement, which allows third parties to receive a commission if a qualified lead is present and enters into a certain contract with the Company.

•        Customer Origination.    To search for new clients, the commercial team uses a mix of tools to find the perfect fit in the real estate and entertainment industry. For example, we utilize LinkedIn Sales Navigator, which helps us identify target customers.

•        Regional Master Agreements.    When we come across a client with extensive reach who shows interest in our technologies and services, we extend an opportunity through a regional master agreement. This agreement offers the developer and Crystal Lagoons® a chance to collaborate on more than one project, defining an area of influence, the number of projects and a time frame.

Research & Development

We believe that we provide a premier venue for water-related recreational activities and possess significant proprietary expertise in processes and systems relating to large lagoon construction and efficient water sanitation and treatment, as well as methods and systems related to the implementation of the lagoons from a technical and commercial standpoint.

We conduct ongoing research and development activities aimed at the efficient and low-cost construction and operation of lagoons, the automation of processes and equipment, including the use of artificial intelligence, the use of additional features in combination with the technology and their adaptation, the development of new solutions to broaden the use and aesthetic of the lagoons for recreational, commercial, and industrial purposes, among others.

Our R&D team is continuously developing new innovations and improvements to our technology, including:

•        The transition from a remotely operated cart with high-precision GPS monitoring to a self-driven system with the use of AI;

•        The shift from custom-made machine rooms to modular solutions with lower costs and less use of land for lagoon treatment equipment;

•        The creation of a centralized perimeter structure that allows treating the lagoon using less piping and with lower costs;

•        The creation of the Hot Reef technology, which allows to provide heated zones within the lagoons at low costs;

•        Improved coating solutions for beach areas with a natural look and feel;

•        The use of domes for covering the lagoon entirely or only a portion of it;

•        The transition from lagoons only for recreational purposes to allowing lagoons to be used for commercial or industrial purposes; and

•        The implementation of cloud-based client information center that allows creating reports of the lagoon operation.

We intend to continue research and development to continue investing in our technology and evolving with new innovations and improvements.

Customers

The audience we target is mainly comprised of real estate developers that are involved in multi-plan communities in operation and planification, theme parks in operation and planification, stadiums in operation and planification, horse racetracks in operation, commercial, mixed use and residential developments. As a secondary target, we target landowners, engineering firms, architecture firms, financial institutions (REIT & Private Equity), industrial developments (different patent licenses), real estate agents, urban planners and government officials.

When selecting a market to target, our commercial team must first understand the current market conditions in terms of population and entertainment offerings and look for potential growth opportunities in hot markets (for example, we look at state population and Per Capita Expenditure to gauge potential hot markets) or markets that present economic incentive for developers (e.g., Tax deductibles).

Supply Chain

We work with 6 key suppliers for starting and maintaining the operation of each lagoon. Specifically, we have two key suppliers for each of the: (i) Modular Treatment Systems (MTS), (ii) additives and (iii) bottom cleaning carts. Generally, we have maintained one supplier for domestic projects and one supplier for international projects. While we do not have formal contracts with any of our suppliers, due to the proprietary nature of our equipment and long lead times based on construction schedules, we have long-standing relationships and high visibility from them.

Based on our current needs, we have historically only used two suppliers for each of MTS, additives and bottom cleaning carts. However, as our business and volume needs continue to evolve, we may seek other suppliers to meet our needs.

Intellectual Property

We believe that to maintain a competitive advantage in the marketplace, we must continue developing and maintaining ownership and having protection of the proprietary aspects of our technology and processes. We rely on a combination of patents, trademarks and trade dress, confidential information and trade secrets, copyrights and other intellectual property rights to protect our intellectual property. Innovation is the cornerstone of Crystal Lagoons, and we are constantly evolving to provide our clients with the World’s Top Amenity®, providing a technology for the design, construction, and operation of unlimited sized man-made turquoise lagoons with excellent physicochemical and microbiological water quality for recreational and/or industrial applications.

As of December 31, 2023, we have a patent portfolio of more than 2,900 patents in over 192 countries and territories around the world, which cover different processes and methods to construct and maintain large recreational water bodies, structures to contain large water bodies, efficient filtration processes, sanitary-efficient methods that create different zones within large water bodies, localized disinfection systems and methods, sustainable methods and systems for treating water bodies affected by bacteria and microalgae at low costs, methods and systems for treating water used for industrial purposes and for the sustainable cooling of industrial processes, floating lake systems and methods for treatment, bottom cleaning devices, business methods and localized heating systems, among others. Additionally, we have more than 600 trademarks, including the Crystal Lagoons trademark, among others. We also have more than 1,000 copyrights with various designs and concepts of the lagoons. In addition, key information is protected through confidential information and trade secrets.

Our patent portfolio is regularly evaluated, and we strategically prioritize our core patents to ensure optimal intellectual property coverage. While we hold a variety of patents that cover a broad range of technologies and methods, the majority of these patents provide market protection for our core technologies. However, there are risks associated with our intellectual property rights. For information, see the section entitled “Risk Factors — Risks Related to Crystal Lagoons’ Intellectual Property and Information Technology — Failure to adequately protect Crystal Lagoons’ intellectual property could harm its business.”

Our intellectual property rights, however, may be challenged, invalidated, circumvented, infringed, or misappropriated and the laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States. We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost effective.

Competition

Crystal Lagoons’ concept and technology currently addresses various markets worldwide with a highly dynamic business model that allows its clients to include large man-made artificial water bodies in a (i) private residential development, (ii) an entertainment venue or (iii) in some cases, a hybrid model where non-residents are able to access lagoons in residential communities.

Our entertainment venues which use the Public Access Lagoons business model compete directly for discretionary spending with theme parks, water and amusement parks and indirectly with other types of recreational facilities and forms of entertainment, including movie theaters, home entertainment options, shopping malls, public parks, sports attractions, restaurants and vacation travel. Our highly unique experiences and offerings provide clients with additional revenue streams that directly impact a venue’s overall value. Although Crystal Lagoons does have competitors, there are currently no other companies that have concrete operational projects that offer the same pristine water quality and a safe and controlled environment, all while allowing its clients to construct and operate the venue at low-cost while being environmentally friendly. The amenity can also be placed in the same developments as: restaurants, sports attractions, outdoor & indoor cinemas, recreational facilities, hotels, theme-based attractions and green areas. We have patented the method for efficiently utilizing limited use land by creating a publicly accessible urban beach entertainment complex at a site with certain characteristics, where individual entry fees provide revenue for the complex; this delivers a unique value proposition to any development that wishes to stand out from similar projects. Compared to conventional swimming pools, Crystal Lagoons technology uses approximately 100 times less chemicals and 50 times less energy consumption. In addition, the creation and development of Crystal Lagoons amenities are not limited to geographic locations, as the Company has developments in some of the harshest climates around the world spanning across the globe with 70+ operating projects. Considering this information, we benefit from the significant capital investments made in developing the tourism industry in not only harsh climates but also in distressed geographic areas that intend to reactivate the local economies.

Competition within the real estate market has pushed developers into seeking new options to attain a higher market share and guarantee a project’s success. Olympic size swimming pools, club houses, parks, commercial spaces, restaurants, playgrounds, and fitness centers are not enough to make a master planned community stand out from the crowd. As we believe that the future marks tendencies such as products centered around customer experience and journey, residential communities that incorporate our technology have gained an edge over other similar developments worldwide, creating new niches for them to explore in the real estate market such as resort-based living. Clients that license our technology for these developments are focused on a complete amenity package that goes beyond the ordinary, home buyers and renters can now enjoy massive waterfronts in landlocked cities around the world. This has granted developers a unique competitive advantage in their master plan layout, centering their entire development on key success factors that surround the Crystal Lagoons amenity, allowing these projects to achieve higher sales premiums and velocity over similar communities in the same geographic zone.

With a proven track record during the last 17 years and as pioneers in the large manmade artificial water body industry, we compete effectively due to our continuous innovation. It is for the same reason that today, Crystal Lagoons vigorously monitors and defends its intellectual property worldwide. This has resulted in 70+ operating projects worldwide, over 800 projects in different stages of development, over 2,900 technological and business method patents, trademarks, designs, copyrights, trade secrets, trade dress, etc. As more companies compete for the public’s attention, we have created a product that is compliant with the most stringent water quality standards and regulations, while also being centered around customer experience.

Human Capital Management

Our people are critical to success and the pursuit of our mission. We strive to attract and retain team members who are driven to innovate and who bring diverse perspectives and skills. As of January 31, 2024, Crystal Lagoons had 125 full time employees, including: 95 in Chile, 18 in the United States, 8 in Amsterdam and 3 in the United Arab Emirates. These employees are broken down in the following areas:

-	28	Finance and Administration
-	27	Sales & Marketing
-	23	Engineering
-	18	Water & Operations

-	11	Architecture & Design
-	10	Intellectual Property & Legal
-	8	Research and development

The breakdown of male to female employees is 62% to 38%.

Seasonality

The amusement and recreational activities industry is often seasonal in nature. Typically companies in this industry generate the highest revenues in the second and third quarters of each year. We expect that we may experience our highest revenues in the third quarter of each year due to the fact that most PAL projects being developed are signed in countries and regions that typically experience their hottest months of the year in that quarter.

In addition, companies often experience shifts in revenues between the first and second quarters due to the timing of Easter and spring break holidays and between the first and fourth quarters due to the timing of holiday breaks around Christmas and New Year. Even though we expect our PAL projects to be open year-round, attendance patterns may have significant seasonality, driven by holidays, school vacations and weather conditions. Changes in school calendars that impact traditional school vacation breaks and/or start dates could also impact attendance patterns.

See “Risk Factors” section included elsewhere in this proxy statement for additional information.

Regulatory

Crystal Lagoons is subject to laws, rules and regulations in the jurisdictions in which we operate that involve matters central to our business. Some of these laws and regulations specifically relate to the large man-made crystal-clear lagoons. These often differ by jurisdiction, which may require us to implement jurisdictionally specific processes and policies.

New and revised laws, rules and regulations are frequently proposed, adopted, implemented, and interpreted. We monitor such changes and have implemented responsible policies to ensure that our licensees comply with such laws, rules and regulations as they relate to the design, construction and operation of the lagoons. In addition, we actively engage with municipal, state and national governments, and other relevant stakeholders, as appropriate, to advocate for public policies that ensure that the greatest number of developers and customers can benefit from our services.

Crystal Lagoons has projects in various stages of negotiation, design, planning, construction or operation, in numerous countries around the world and has never been required to comply with strict swimming pool regulations in terms of construction and operation requirements, but has been considered akin to large lakes due to dimensions and uses (not only swimming but also for the practice of recreational sports).

United States

In the U.S., different states have different regulations regarding the large man-made crystal-clear lagoons, and Crystal Lagoons has spearheaded the discussions with the different regulatory entities to provide clarity as to the sanitary requirements to allow the lagoons being used for swimming and the practice of water sports.

For example, in Florida, the Department of Health has confirmed through a Declaratory Statement that the lagoons using Crystal Lagoons technology are categorized as “Public Bathing Places,” which have substantially similar requirements as those imposed by the Environmental Protection Agency’s Direct Contact Regulations and have its own construction/operation standards. Currently, Crystal Lagoons has five operational projects in Florida, with several lagoons under design and construction stages.

Other states have other requirements that govern the construction, sanitation and maintenance of lagoons.

Rest of the World

Outside of the U.S., we have supported our clients in research and discussions with the public health entities as needed, to provide a clear regulatory path for the lagoons using Crystal Lagoons technology.

Legal Proceedings

Crystal Lagoons owns technology related to artificial water lagoons. This technology includes a combination of patents, trade secrets, trademarks, trade dress, designs and confidential information. Crystal Lagoons protects its intellectual property rights by filing lawsuits against those that infringe and misappropriate its intellectual property. While Crystal Lagoons is judicious in initiating litigation to those circumstances justified by legal and business considerations, Crystal Lagoons has initiated and will continue to initiate affirmative actions to protect Crystal Lagoons’ intellectual property. This litigation includes defending counterclaims brought by the counterparty against whom Crystal Lagoons has initiated a claim of infringement as part of their infringement-defense strategy. At any given time, Crystal Lagoons is involved in a number of intellectual property-related actions.

Defending such proceedings is costly and can impose a significant burden on management and employees. Additionally, there can be unfavorable preliminary or interim rulings as these matters proceed to trial, and there are no assurances that favorable final outcomes will be obtained. If a court rules against Crystal Lagoons in any intellectual property litigation, Crystal Lagoons could, among other things, be (i) subject to significant liabilities, (ii) forced to seek licenses from third parties or be prevented from marketing certain products and (iii) forced to compete against third parties who are deemed to be properly using competitive technology.

Crystal Lagoons is currently party and may in the future become party to intellectual property litigation or other legal proceedings that Crystal Lagoons considers to be a part of the ordinary course of business.

LEGACY CRYSTAL LAGOONS’ EXECUTIVE AND DIRECTOR COMPENSATION

Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to Legacy Crystal Lagoons and its subsidiaries before the Business Combination. All share counts presented in this section are shown on a pre-Business Combination basis.

The following tables and accompanying narrative set forth information about the compensation provided to the Legacy Crystal Lagoons principal executive officer and the other named executive officers during the fiscal year ended December 31, 2023 (the “2023 Crystal Lagoons Fiscal Year”). The Legacy Crystal Lagoons “named executive officers” for the 2023 Crystal Lagoons Fiscal Year and their positions were as follows:

•        Fernando Fischmann: Chief Executive Officer

•        Cristobal Baixas: Corporate Development Director

•        Javiera de la Cerda: Research & Development and Intellectual Property Director

2023 Fiscal Year Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the 2023 Crystal Lagoons Fiscal Year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Salary ($)		Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Fernando Fischmann
Chief Executive Officer	$1,944,046		—	—	—	—	$1,944,046
Cristobal Baixas
Corporate Development Director	$286,538	(1)	—	—	—	$13,793	$300,331
Javiera de la Cerda	$326,544		—	—	—	$15,000	$341,544
Research & Development and Intellectual Property Director

____________

(1)      Amount reported includes commissions of $150,210 paid based on the number of projects signed during the 2023 Crystal Lagoons Fiscal Year and certain financing transactions.

(2)      Represents cash amounts paid under applicable local law as described below.

Narrative Disclosure to Summary Compensation Table

Base Salary

For the 2023 Crystal Lagoons Fiscal Year, the compensation program for the Legacy Crystal Lagoons named executive officers consisted of base salary which is set at a level that is commensurate with the executive’s authorities, contributions, prior experience and sustained performance. Pursuant to his employment agreement, Mr. Baixas is entitled to an annual increase in his base salary based on the Consumer Price Index. The annual base salary for each named executive officer is set forth in the summary compensation table above under the column heading “Salary.”

Other

Certain named executive officers are, like all other similarly situated employees, entitled to cash payments under applicable law, including holiday bonuses, legal bonuses and food allowances. The legally required cash payments for each named executive officer is set forth in the summary compensation table above under the column heading “All Other Compensation.”

Employment Agreements

Fernando Fischmann Employment Agreement

Mr. Fischmann entered into an employment agreement with the Company effective as of January 29, 2020, which employment agreement was amended on December 23, 2022 (the “Fischmann Employment Agreement”). Pursuant to the Fischmann Employment Agreement, Mr. Fischmann is entitled to receive a base salary of $1,944,046 per year and is also eligible to receive an annual bonus at the sole discretion of the Company. Additionally, Mr. Fischmann is entitled to (i) fringe benefits and perquisites consistent with the Company’s practices and governing benefit plan requirements, which includes a wireless service plan, a computer, software and all other tools and (ii) reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses in connection with his position. The Fischmann Employment Agreement also contains customary confidentiality and intellectual property provisions.

If Mr. Fischmann’s employment is terminated for cause or without good reason, Mr. Fischmann is entitled to receive (i) any accrued but unpaid salary and accrued but unused vacation, (ii) any earned but unpaid annual bonus; (iii) reimbursement for unreimbursed business expenses and (iv) such other applicable employee benefits (including equity compensation, if any, to which Mr. Fischmann may be entitled under the Company’s employee benefit plans as of the termination date). If Mr. Fischmann’s employment is terminated without cause or for good reason, Mr. Fischmann is entitled to (i) a lump sum pay equal to two times his base salary and (ii) certain health continuation coverage benefits. If Mr. Fischmann’s employment terminates due to death or disability, Mr. Fischmann is entitled to all accrued but unpaid amounts. In the event that Mr. Fischmann’s employment is terminated for good reason or without cause within twelve months of a change in control, Mr. Fischmann is entitled to the accrued amount and subject to the execution of a release, a lump sum payment equal to three times his base salary for the year in which the termination occurs (or if greater, the year immediately preceding the year in which the change in control occurs).

Cristobal Baixas Employment Agreement

Mr. Baixas entered into an employment agreement with the Company effective as of September 1, 2022 (the “Baixas Employment Agreement”). Pursuant to the Baixas Prior Employment Agreement, Mr. Baixas is entitled to receive a base salary of $136,328 per year, which is subject to an annual adjustment based on Consumer Price Index. As an employee of Inversiones Lagunas SPA, Mr. Baixas is entitled to certain legal cash bonuses and food allowances under applicable Chilean law. Additionally, Mr. Baixas is entitled to the costs of travel associated with the performance of his services.

The Baixas Employment Agreement also includes a confidentiality, non-compete and intellectual property agreement, which contains customary confidentiality, competition, solicitation and intellectual and industrial property provisions.

Javiera de la Cerda Employment Agreement

Ms. De la Cerda entered into an employment agreement with the Company effective as of March 18, 2016. Pursuant to the De la Cerda Employment Agreement, Ms. De la Cerda is entitled to receive a base salary of $326,544 per year and the payment of certain expenses in connection with her performance of her duties, including certain travel costs and lodging expenses. In addition, the Company pays the premium of her monthly health insurance plan up to $750. The agreement also contains customary confidentiality and non-disclosure provisions.

Benefits and Perquisites

Except as described above, in the 2023 Crystal Lagoons Fiscal Year, Legacy Crystal Lagoons provided benefits to its named executive officers on the same basis as provided to all of its employees, including medical and life insurance. In addition, certain named executive officers are, like all other similarly situated employees, entitled to cash payments under applicable law, including holiday bonuses, legal bonuses and food allowances.

Post-Business Combination Executive Compensation

Following the consummation of the Business Combination, the New Crystal Lagoons Board is expected to develop an executive compensation program that is designed to align compensation with the New Crystal Lagoons business objectives and the creation of shareholder value, while enabling New Crystal Lagoons to attract, retain, incentivize and reward individuals who contribute to the long-term success of the company. Decisions regarding the executive compensation program will be made by the compensation committee of the New Crystal Lagoons Board.

2024 Equity Incentive Plan

In connection with the Business Combination, the Twelve Seas Board intends to adopt the 2024 Equity Incentive Plan, subject to the approval of the Twelve Seas shareholders, in order to facilitate the grant of equity awards to attract, retain and incentivize employees (including the named executive officers), independent contractors and directors of New Crystal Lagoons and its affiliates, which is essential to New Crystal Lagoons’ long-term success. If approved by the Twelve Seas stockholders at the special meeting, the 2024 Equity Incentive Plan will become effective on the Closing Date.

For additional information about the 2024 Equity Incentive Plan, please see “Proposal No. 5 — The Equity Incentive Plan Proposal.”

LEGACY CRYSTAL LAGOONS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “Legacy Crystal Lagoons”, the “Company,” “we,” “us, or “our” refer to the business of Legacy Crystal Lagoons prior to the consummation of the Transaction described in the Business Combination section below. Defined terms used in this section have the same meaning as defined elsewhere in the proxy statement.

The following discussion and analysis should be read in conjunction with “Selected Historical Financial Data of Legacy Crystal Lagoons” and our financial statements and related notes included elsewhere in this proxy statement. This discussion and analysis and other parts of this proxy statement contain forward-looking statements based upon current beliefs that involve risks, uncertainties, and assumptions, such as statements regarding our plans, objectives, expectations, intentions, and projections. Our actual results and the timing of selected events could differ materially from those described in or implied by these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement. You should carefully read the “Risk Factors” section of this proxy statement to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Legacy Crystal Lagoons is a U.S. company with offices and locations worldwide. Legacy Crystal Lagoons has pioneered a state-of-the-art technology that allows its licensees to design, build and maintain lagoons of unlimited size that can be safely used for swimming, and the practice of water sports, with outstanding transparency and water quality through the use of efficient disinfection and filtration processes and taking advantage of the dilution power of these large water volumes. Crystal Lagoons’ technology is able to continuously maintain high bacteriological and physicochemical water quality through a unique combination of disinfection pulses, efficient filtration and additional proprietary technology that allows crystalline lagoons of unlimited sizes to be built and maintained at low costs, offering an idyllic beach lifestyle anywhere in the world.

Our business model has two key elements. We license our know-how and intellectual property to real estate developers, to allow the creation of lagoons, under the Company’s supervision, to anchor luxury residential developments. In addition, we partner with real estate developers, strategic investors and landowners in the development of Public Access Lagoons which are recreational facilities that revolve around our lagoons.

Business Combination

On December 22, 2023, Twelve Seas entered into the Merger Agreement with Legacy Crystal Lagoons, Crystal Lagoons, First Merger Sub, and Second Merger Sub. Twelve Seas is a special purpose acquisition company formed for the purpose of effecting a business combination with one or more businesses. The Merger Agreement provides for, among other things, the consummation of the following transactions at Closing: (a) First Merger Sub will merge with and into Crystal Lagoons, with Crystal Lagoons continuing as the surviving corporation of the First Merger, and (b) immediately following the First Merger, Crystal Lagoons will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving company of the Second Merger as a direct wholly-owned subsidiary of Twelve Seas. Upon the consummation of the Business Combination, Twelve Seas will change its name to a name selected by Crystal Lagoons.

The Business Combination is expected to be accounted for as a reverse capitalization in accordance with GAAP. Under the guidance in ASC 805, Twelve Seas is expected to be treated as the “acquired” company for financial reporting purposes. Legacy Crystal Lagoons will be deemed the accounting predecessor of the combined business and will be the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination is expected to be treated as the equivalent of Legacy Crystal Lagoons issuing stock for the net assets of Twelve Seas, accompanied by a recapitalization. The net assets of Twelve Seas will approximate its historical cost with no goodwill or intangible assets recorded in connection with the Business Combination.

In connection with the Business Combination, Legacy Crystal Lagoons expects to enter into the FCM Credit Facility, which is expected to consist of a (a) $58 million first lien term loan facility and (b) $65 uncommitted accordion to the first lien term loan facility, in each case, funded by FCM on the Closing Date.

The Business Combination is expected to have a significant impact on our future reported financial position and results as a consequence of the reverse capitalization. The most significant changes in our future reported financial position and results are expected to be an estimated net increase in cash of between approximately $37 million, under the no redemption scenario, and $5 million, under the maximum redemption scenario. In each case, this net increase in cash will include $5 million in gross proceeds from the FCM Credit Facility, partially offset by transaction costs for the Business Combination. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

As a result of the Business Combination, we will become the successor to a Nasdaq-listed reporting company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, non-employee director fees, and additional internal and external accounting, legal and administrative resources.

Key Factors Affecting Our Business and Operating Results

Economic and Market Trends

The success of our business is sensitive to economic recessions, downturns in the business cycles of customers, interest rate fluctuations and other U.S. and global macroeconomic developments. During economic downturns, reductions in overall demand for our lagoons and related services will likely reduce the success of our business and exert downward pressures on our rates and margins.

The success of the Company’s PAL Projects depends to a significant extent on discretionary consumer spending. Some of the factors that may influence consumer spending on entertainment and recreational activities include general economic conditions, the availability of discretionary income, consumer confidence, high interest rates, domestic and global supply chain issues, high levels of unemployment, pandemics, higher consumer debt levels, reductions in net worth based on market declines and uncertainty, fluctuating foreign currency exchange rates and credit availability, government measures, inflationary pressure, tax rates and general uncertainty regarding the overall future economic environment, including recessionary concerns. Higher interest rates and volatility in financial markets may increase economic uncertainty and negatively affect consumer spending.

The demand for PAL Projects, like other entertainment and recreational activities and travel, is highly sensitive to downturns in the economy and the corresponding impact on discretionary consumer spending. Any actual or perceived deterioration or weakness in general, regional or local economic conditions, as well as other adverse economic or market conditions, may reduce the Company’s customers’ discretionary income or willingness to spend on PAL Projects, entertainment, recreational activities and travel.

The homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions such as levels of employment, consumer confidence and income, availability of financing for acquisitions, construction and permanent mortgages, interest rate levels, inflation and demand for housing. The housing market could be negatively impacted by declining consumer confidence, restrictive mortgage standards and large supplies of foreclosures, resales and new homes, among other factors. These conditions, combined with a prolonged economic downturn, high unemployment levels, increases in the rate of inflation and uncertainty in the economy, could contribute to higher cancellation rates, decreased demand for housing, increased market inventory of new homes, reduced sales prices and increased pricing pressure.

Geopolitical Developments

The global geopolitical tensions and actions that governments take in response may adversely impact the Company. In response to the ongoing conflict between Russia and Ukraine, the United States and other countries in which the Company operates have imposed broad sanctions and other restrictive actions against governmental and other entities in Russia and Belarus, which in turn have and may continue to have an adverse impact on the Company’s business and results of operations in affected regions. In addition, the Company currently has Master Agreements for lagoons to be built in Israel and Palestine; As a result of the Israel-Hamas conflict, the Company expects for these lagoons to be delayed and/or moved to a new geographical location. The scope, intensity, duration and outcome of these conflicts is uncertain. Additionally, given the global nature of the Company’s operations, any protracted conflict or the broader macroeconomic impact of these conflicts and sanctions could have an adverse impact on the Company’s business, results of operations, financial condition, and future performance.

The Company’s Strategy

Our operating strategy focuses on our ability to license our know-how and intellectual property to real estate developers, to allow the creation of lagoons, under the Company’s supervision, to anchor luxury residential developments. In addition, during the last two years, the Company has also partnered with real estate developers and others to develop and accelerate growth of PAL projects. Real estate projects pay the Company upfront fixed fees, sometimes spread over several years, and a share of real estate sales. Recurring income also arises from the maintenance of the lagoons. PAL projects generate revenue for the Company from a share of the admissions proceeds and visitor expenditure at the lagoon and its complex.

We believe our strategy will allow us to successfully grow our business through changing economic conditions and maintain a strong financial performance and competitive position. However, we cannot provide any assurances that our initiatives will be successful, and we may need to adjust parts of our strategy to meet future market conditions.

Currency

Our reporting currency, as well as the reporting currency of our main operating entities, is the U.S. dollar. The assets and liabilities of our non-U.S. dollar functional currency foreign subsidiaries are translated from their respective functional currencies into U.S. dollars at the exchange rate in effect at the consolidated balance date. Revenues and expense amounts are translated at the weighted average exchange rate for the period. The cumulative foreign currency translation gains and losses associated with the net assets of foreign subsidiaries are recorded in other comprehensive (loss).

Gains and losses realized from foreign currency transactions are included in foreign currency translation gain (loss) exchange results in the consolidated statements of operations and comprehensive loss.

Components of our Results of Operations

Revenue

We generate revenue from the following three activities:

•        Technology Licensing. Our revenue is primarily generated from licensing our intellectual property for the development of lagoons under technology licensing agreements and the sales of equipment for the lagoon treatment system. A technology licensing agreement is executed for each lagoon, pursuant to which our developers own, construct, develop, maintain and operate using the Crystal Lagoons System. In exchange for the provision of access to certain innovative technologies and concepts, the Company is entitled to a fixed initial payment and either recurring fees in the form of royalties following completion of the lagoon or lump-sum payments upon a specified date or the earliest of a specified date and the achievement of a specific milestone. Such agreements are long-term arrangements, typically with a 20 or 30-year initial term, with the possibility to extend for successive 10-year periods.

Technology license agreements contain two performance obligations: (1) lagoon development and (2) lagoon maintenance (further discussed below). The former entails the granting of access to the Company’s intellectual property and related lagoon development services. The latter pertains to periodic monitoring visits, provision of monitoring reports and customer service, once the lagoon is operational.

•        Equipment and Additive Sales. We generate revenue from selling Modular Treatment Systems (MTS) equipment to customers that have licensed our technology, which includes the sale of pumps and a telemetry system that forms part of the hydraulic system required to maintain optimal water quality in the lagoon.

These contracts contain two performance obligations: (1) the delivery of equipment and (2) the provision of related implementation services.

•        Technical Assistance and Maintenance Services. As part of the Company’s technology licensing agreements, the Company charges customers certain fees related to lagoon maintenance services, which are performed over time. This includes a monthly fixed fee, which is adjusted annually based on a market-based index.

Cost of Sales

Cost of Sales generally consists of the cost of equipment and additives, personnel expenses (comprised of salaries, bonuses, employee benefits and other compensation expenses), depreciation and related expenses directly incurred to render the services. We anticipate cost of sales will increase in the future on an absolute basis, but generally in proportion to our revenue as we continue to grow our business.

Operating Expenses

Operating expenses generally consist of operating, selling and general administrative expenses and consultancy services and professional fees.

Operating, selling, and general administrative expenses.    Operating, selling and general administrative expenses consist primarily of insurance-related expenses, rent, commissions, travel, advertising, software licensing and other administrative costs. Advertising costs are expensed as incurred.

Consultancy services and professional fees.    Consultancy services and professional fees consist primarily of fees paid to consultants and other professionals related to the protection and management of the Company’s intellectual property (e.g., patents and trademarks), legal services and tax, auditor and accounting services.

Other Income

Other income generally consists of:

•        Interest for late payments — This primarily consists of income generated for late payments mostly from maintenance fees or royalties.

•        Retirement of fixed assets — This primarily consists of the retirement of fixed assets, generally due to regularizations or damage.

•        Other non-operating income — This primarily consists of income from outstanding debt or licensing of previous years, which allow us to accurately calculate annual sales without mixing income related to previous years.

Interest Expense, Net

Interest expense, net, generally consists of interest on our outstanding debt, including anticipated debt issuance costs.

Transaction Gain Exchange Results

Transaction gain exchange results generally consists of gains and losses realized from foreign currency transactions (those transactions denominated in a currency other than the foreign subsidiaries’ functional currency).

Results of Operations

Comparison of the Nine Months Ended September 30, 2023 and 2022

The table below sets forth our results of operations for the nine months ended September 30, 2023 and 2022:

Revenue

	Nine Months Ended September 30		Change
	2023	2022	$	%
REVENUE
Technology licensing	$16,329,372	$13,895,513	2,433,859	18
Equipment and additives sales	4,149,967	5,187,378	(1,037,411)	(20)
Technical assistance and maintenance services	1,958,027	1,399,515	558,512	40
TOTAL REVENUE	22,437,366	20,482,406	1,954,960	10
COST OF SALES	(5,453,076)	(5,127,984)	(325,092)	6
GROSS PROFIT	16,984,290	15,354,422	1,629,868	11
OPERATING EXPENSES
Operating, selling, and general administrative expenses	(10,756,065)	(7,588,927)	(3,167,138)	42
Consultancy services and professional fees	(5,539,378)	(5,829,975)	290,597	(5)
TOTAL OPERATING EXPENSES	(16,295,443)	(13,418,902)	(2,876,541)	21
INCOME (LOSS) FROM OPERATIONS	688,847	1,935,520	(1,246,673)	(64)
OTHER INCOME (EXPENSES)
Other income	133,903	82,337	51,566	(63)
Interest expense, net	(3,725,316)	(2,353,334)	(1,371,982)	58
Transaction gain exchange results	(158,921)	210,640	(369,561)	(175)
TOTAL OTHER INCOME (EXPENSES)	(3,750,334)	(2,060,357)	(1,689,977)	82
LOSS BEFORE PROVISION FOR INCOME TAXES	(3,061,487)	(124,837)	(2,936,650)	2,352
Provision for income taxes	—	(75,416)	75,416	(100)
NET LOSS	(3,061,487)	(200,253)	(2,861,234)	1,429
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(73,727)	17,403	(91,130)	(524)
COMPREHENSIVE LOSS	$(3,135,214)	$(182,850)	(2,952,364)	1,615

Revenue increased by $1,954,960, or 10%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, primarily driven by (i) an increase in royalties from technology licensing resulting from the sale of additional residential units and (ii) an increase in telemetry fees due to additional lagoons being in operation.

Technology licensing

Technology licensing revenue increased by $2,433,859, or 18%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, primarily driven by increased unit sales of existing real estate projects during 2023, which increased royalties received.

Equipment and additives sales

Equipment and additives sales revenue decreased by $1,037,411, or 20%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, primarily driven by an increase in the deferred revenue from Modular Treatment Systems (MTS) and additives that will be recognized once the equipment or product arrives to the lagoon or once it arrives to customs, depending on the importing method.

Technical assistance and maintenance services

Technical assistance and maintenance services revenue increased by $558,512, or 40%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, primarily driven by the increase in telemetry services, which is a contractually obligated monthly fee charged to every lagoon in operation, due to an increase in the number of lagoons in operation in 2023 compared to 2022.

Cost of Sales

Cost of sales increased by $325,092, or 6%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022. The increase was primarily attributable to an increase in salaries and related benefits from increased headcount in our lagoon development team (engineering, water and operations) due to increased revenue.

Operating Expenses

Operating, selling, and general administrative expenses

Operating, selling, and general administrative expenses increased by $3,167,138, or 42%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, primarily due to the increase in salaries and related benefits, due to several factors, including increased headcount, inflation and payment of salaries to the Company’s research and development team.

Consultancy services and professional fees

Consultancy services and professional fees decreased by $290,597, or 5%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, primarily due to a decrease in IP litigation services as a result of the Company incurring less legal expenses due to a change in its legal counsel.

Other Income

Other income increased by $51,566, or 63%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, due to VAT refunds received, interest received on late payments from clients and supplier payment refunds.

Interest Expense

Interest expense increased by $1,371,982, or 58%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, as a result of increased debt levels and higher interest rates.

Transaction Gain Exchange Results

Transaction gain exchange results decreased by $369,561, or 175%, for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, due to the volatility of the Chilean Peso.

Comparison of the Years Ended December 31, 2022 and 2021

The table below sets forth our results of operations for the years ended December 31, 2022 and 2021:

	Year Ended December 31,		Change
	2022	2021	$	%
Revenue
Technology licensing	$20,116,842	$16,790,751	3,326,091	20
Equipment and additives sales	5,701,988	7,973,960	(2,271,972)	(28)
Technical assistance and maintenance services	2,007,711	1,380,003	627,708	45
Total Revenue	27,826,541	26,144,714	1,681,827	6
Cost of sales	(6,800,053)	(7,261,634)	461,581	(6)
Gross Profit	21,026,488	18,883,080	2,143,408	11
Operating Expenses
Operating, selling, and general administrative expenses	(12,449,569)	(8,874,804)	(3,574,765)	40
Consultancy services and professional fees	(7,600,867)	(10,443,733)	2,842,866	(27)
Total Operating Expenses	(20,050,436)	(19,318,537)	(731,899)	4
Income (Loss) From Operations	976,052	(435,457)	1,411,509	(324)
Other Income (Expenses)
Other income	44,090	749,522	(705,432)	(94)
Interest expense, net	(4,838,789)	(2,672,028)	(2,166,761)	81
Transaction gain exchange results	20,113	34,241	(14,128)	(41)
Total Other Income (Expenses)	(4,774,586)	(1,888,265)	(2,886,321)	153
Loss Before Provisions For Income Taxes	(3,798,534)	(2,323,722)	(1,474,812)	63
Provision for income taxes	(88,976)	(66,886)	(22,090)	33
NET LOSS	(3,887,510)	(2,390,608)	(1,496,902)	63
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	145,216	(65,393)	210,609	(322)
COMPREHENSIVE LOSS	$(3,742,294)	$(2,456,001)	(1,286,293)	52

Revenue

Revenue increased by $1,681,827, or 6%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, primarily driven by an increase in royalties from technology licensing resulting from the achievement of a greater number of milestones for new and existing projects, an increase in the number of signed contracts and an increase in telemetry fees corresponding to an increase in operational lagoons.

Technology licensing

Technology licensing revenue increased by $3,326,091, or 20%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, as a result of the Company achieving a greater number of milestones associated with fixed payments in 2022 primarily driven by the advance in development of projects and an increase in the initial and execution fees received as a result of signing more new contracts in 2023 than in 2022.

Equipment and additives sales

Equipment and additives sales decreased by $2,271,972, 28%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, primarily driven by a decrease in revenue from MTS sales and an increase in revenue from Bottom Cleaning Carts sales (which have a lower price than MTS) as a result of a change in equipment sales strategy.

Technical assistance and maintenance services

Technical assistance and maintenance services sales increased by $627,708, or 45%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, primarily driven by the increase in telemetry services, which is a contractually obligated monthly fee charged to every lagoon in operation, due to an increase in the number of lagoons in operation in 2022 compared to 2021.

Cost of Sales

Cost of sales decreased by $461,581, or 6%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021 primarily driven by a decrease in equipment sales due to a change in composition of sales, including fewer MTS sales in 2022 compared to 2021.

Operating Expenses

Operating, selling, and general administrative expenses

Operating, selling, and general administrative expenses increased by $3,574,765, or 40%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, primarily driven by the hiring of additional employees to provide consulting services as a result of a structural reorganization.

Consultancy services and professional fees

Consultancy services and professional fees expenses decreased by $2,842,866, or 27%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, primarily driven by the hiring of additional employees to provide consulting services in connection with a structural reorganization.

Other Income

Other income decreased by $705,432, or 94%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, primarily due to an unusually high number of refunds from suppliers in the year ended December 31, 2021.

Interest Expense

Interest expense increased by $2,166,761, or 81%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, due to increased debt levels and higher interest rates.

Transaction Gain Exchange Results

Transaction gain exchange results decreased by $14,128, or 41%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, due to a decrease in exchange rate volatility.

Cash Flows

The following table is a summary of our cash flows for the nine months ended September 30, 2023 and 2022 and for the years ended December 31, 2022 and 2021.

	Nine Months Ended September 30,		Years Ended December 31,
	2023	2022	2022	2021
	(unaudited)
Net cash provided by (used in) operating activities	$(575,207)	$1,054,325	$(6,856,167)	$(764,265)
Net cash provided by (used in) investing activities	13,538	17,871	(30,668)	73,016
Net cash provided by (used in) financing activities	(497,969)	(1,657,744)	9,493,304	1,229,277
Effect of foreign currency translation	142,674	17,403	145,216	(65,393)
Net increase (decrease) in cash, cash equivalents and restricted cash	(916,964)	(568,145)	2,751,685	472,635

Cash Flows from Operating Activities

Net cash used in operating activities was $575,207 for the nine months ended September 30, 2023 compared to $1,054,325 net cash provided by operating activities for the nine months ended September 30, 2022. The increase in net cash used in operating activities was primarily due to an increase in accounts receivable due to an increase in invoices from new sales, and additional advances to suppliers.

Net cash used in operating activities was $6,856,167 for the year ended December 31, 2022 compared to $764,265 for the year ended December 31, 2021. The increase in net cash used in operating activities was primarily due to an increase in accounts receivable due to an increase in invoices from new sales, and additional advances to suppliers.

Cash Flows from Investing Activities

Net cash provided by investing activities was $13,538 for the nine months ended September 30, 2023 compared to $17,871 for the nine months ended September 30, 2022. The decrease in net cash provided by investing activities was primarily due to a decrease in sales of property and equipment primarily due to the acquisition of office space in Chile in 2022.

Net cash used in investing activities was $30,668 for the year ended December 31, 2022 compared to $73,016 net cash provided by investing activities for the year ended December 31, 2021. The increase in net cash used in investing activities was primarily due to a decrease in the value of fixed assets as a result of increased depreciation.

Cash Flows from Financing Activities

Net cash used in financing activities was $497,969 for the nine months ended September 30, 2023 compared to $1,657,744 for the nine months ended September 30, 2022. The decrease in net cash used in financing activities was primarily due to an increase in payments related to a lease and service agreement.

Net cash provided by financing activities was $9,493,304 for the year ended December 31, 2022 compared to $1,229,277 for the year ended December 31, 2021. The increase in net cash provided by financing activities was primarily due to debt restructuring activities of the Company, which included additional indebtedness pursuant to the GPC Debt Agreement described below.

Liquidity and Capital Resources

Our principal uses of cash are to fund our operations, maintain sufficient working capital, fund capital expenditures, and for general corporate purposes. Our principal sources of liquidity have historically consisted of financing activities and related party loans. For the next twelve months, we expect to continue to fund our business through proceeds from the Business Combination, financing arrangements, particularly the FCM Facility, and operating cash flow. We believe factors that could affect our liquidity include our revenue growth rate, changes in demand for our services, slower than expected development of signed projects, competitive pricing pressures, the timing and extent of spending on sales and marketing activities, technology development costs and other growth initiatives, and overall economic conditions. As a consequence of our intention to become a publicly listed company, we will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

To the extent that our liquidity is insufficient to fund future activities, we may need to raise additional funds. In the future, we may attempt to raise additional capital through the sale of equity securities or through debt financing arrangements. If we raise additional funds by issuing equity securities, the ownership of existing shareholders will be diluted. The incurrence of debt financing would result in debt service obligations, and any future instruments governing such debt could provide for operating and financing covenants that could restrict our operations. In the event that additional funds are required from outside sources, we may not be able to raise it on terms acceptable to us or at all.

We will require additional financing to meet our projected operating costs, working capital and capital expenditure requirements for the next twelve months. If we are unable to raise additional capital or generate cash flows necessary to maintain and expand our operations and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations and financial condition. If adequate funds are not available, we may need to reconsider our growth plans, which could have a material adverse impact on our business prospects and results of operations.

GPC Debt Agreement

On October 14, 2022, the Company executed a term loan agreement with GPC Income Partners Investments (Swan) LP as the administrative agent and collateral agent that provided $37.7 million in funding to pay off (and extinguish) all debt in full, including two shareholder loans, and use excess proceeds to fund working capital and expand operations (the “GPC Debt Agreement”). The GPC Debt Agreement gives the Company the option to request up to an additional $30 million. As of January 31, 2024, we had outstanding indebtedness of $37.7 million outstanding under the GPC Debt Agreement. The loan had an initial interest rate of 12% and a maturity date of June 30, 2027. Principal payments begin in the first quarter of 2024 and interest will be paid quarterly.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.

We believe the following critical accounting policies involve a higher degree of judgment and complexity than our other accounting policies. Therefore, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that companies should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•        Step 1: Identify the contract with the customer

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when or as the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration of promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•        Variable consideration

•        Constraining estimates of variable consideration

•        The existence of a significant financing component in the contract

•        Noncash consideration

•        Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing a standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information and prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Technology license agreements

The Company’s primary sources of revenue are from licensing its intellectual property for the development of lagoons under technology licensing agreements and sales of equipment for the lagoon treatment system. In exchange for the provision of access to certain innovative technologies and concepts created by the Company at an early stage of the Project, the Company is entitled to a fixed initial payment and either recurring fees in the form of royalties post-Project construction completion or lump-sum payments due upon a specified date or the earliest of a specified date and a milestone. Technology licensing agreements are long-term arrangements, typically with a 20 or 30-year initial term, with the possibility to extend for successive 10-year periods.

Technology license agreements contain two performance obligations, lagoon development and lagoon maintenance. The former entails the granting of access to Company intellectual property and related lagoon development services; the latter pertains to periodic monitoring visits, provision of monitoring reports and customer service, once the lagoon is operational.

Lagoon development

The lagoon development performance obligation is satisfied over time over the development period (generally 1 to 3 years) because the Company’s performance enhances an asset that the customer controls as the asset is created. An input method of measuring progress is applied to recognize the fixed fees, which are comprised of an initial payment and, in for some contracts, periodic lump-sum payments. The input method contains the next activities: execution, zero geometry approval, DCP completion (or basic engineering completion), drawings reviewed and on-site visits and system testing.

The initial payment is nonrefundable and is initially recorded when received as liability until such point the product or services to which it is allocated have been provided or performed, respectively, and the Company’s revenue recognition policy is met. They are presented as contract liabilities in the consolidated balance sheets.

Any variable fees (in the form of recurring royalties) in the contract are attributed entirely to the promised lagoon development performance obligation and are subject to the sales and usage-based royalty exception. Accordingly, these fees are recognized when the uncertainty is resolved; that is, when a customer’s subsequent sales or usage occurs.

Consideration related to the satisfaction of the lagoon development performance obligation is included in the technology licensing revenue line item in the consolidated statements of operations and comprehensive loss.

Lagoon maintenance

Lagoon maintenance services are also performed over time because the customer simultaneously receives and consumes the benefits of the Company’s services as it performs under contracts. The monthly fixed fee, which is adjusted annually to a market-based index, attributed to this performance obligation is recognized over time by applying a time-based measure of progress. These fees are included in the technical assistance and maintenance services line item in the consolidated statements of operations and comprehensive loss.

Equipment sales

The Company sells MTS equipment to technology license customers that include, among others, the sale of pumps and a telemetry system that form part of the hydraulic systems required to maintain optimal water quality for the customers’ lagoons. These contracts contain two performance obligations, the delivery of the equipment and implementation related services.

Services generally include the supervision of installation of telemetry and skids equipment, calibration of telemetry system and installation of the automated filtration system. Consideration in the contract to which the Company is entitled is comprised of a single fixed fee, which is due from the customer in installments based on contractually specified milestone events. This fee is allocated to the identified performance obligations based on relative standalone selling prices and recognized at the point in time when control over the promised goods or services is transferred to the customer. The point in time for the two performance obligations is delivery of the equipment and completion of services.

Revenue related to equipment sales contracts is recognized within equipment and additives sales line item in the consolidated statements of operations and comprehensive loss. Installment payments received prior to completion are recorded as deferred revenue in the consolidated balance sheets, until such point as the product or services meet the Company’s revenue recognition policy. There is no significant financing component in the equipment sale contracts.

The equipment warranty provided in equipment sale contracts is an assurance type product that will be accounted for under ASC 460-10, Guarantees Overall. Accordingly, losses associated with the warranty will be accounted for when customer claims are probable and reasonably estimable.

Research and Development

Research and development expenditures on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, are recognized in profit or loss as an expense as incurred.

Expenditure on development activities, whereby research findings are applied to a plan or design for the production of new or substantially improved products and processes, is capitalized only if the product or process is technically and commercially feasible, if development costs can be measured reliably, if future economic benefits are probable, if the Company intends to use or sell the asset and if the Company intends and has sufficient resources to complete development. For the years ended December 31, 2022 and 2021, the Company did not capitalize any research and development costs.

Research and development expenses consist primarily of personnel-related expenses directly associated with our research and development staff, including salaries, benefits, bonuses and stock-based compensation and allocated overhead. The Company’s research and development team consists of 8 employees whose salaries total approximately $0.7 million on an annual basis, which is reflecting in operating expenses.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We are presenting these non-GAAP metrics to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Calculated Current Billings

We use the non-GAAP measure of calculated current billings, which we believe is a key metric to measure our periodic performance. Given that our equipment customers pay substantive downpayments and upfront payments ahead of the delivery of equipment and completion of implementation services and related revenue recognition, deferred revenue is recognized. Deferred revenue only applies to Master Agreements. Also, given that most of our technology licensing customers pay nonrefundable upfront contract execution fees and as well as periodic lump-sum payments in advance of the performance of services and related revenue recognition (which we typically recognize over time using an input method or a time-based measure of progress), contract liabilities are recognized. Contract assets are also recognized for certain technology licensing agreements when we have performed in advance of our ability to invoice under the contract. We use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers and excluding conditional payments.

Calculated current billings consists of our total revenue recognized in a period plus the change in current deferred revenue, contract liabilities and contract assets in the corresponding period. We believe that current billings, which materially excludes deferred revenue, contract liabilities and contract assets for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another. While we believe that calculated current billings provides valuable insight into the cash that will be generated from sales of our equipment and execution of technology licensing contracts, this metric may vary from period-to-period for a number of reasons, and therefore has a number of limitations as a quarter-to-quarter or year-over-year comparative measure. For example, billings include amounts that have not yet been recognized as revenue; an increasing number of large sales transactions, for which the timing has and will continue to vary, may occur in quarters subsequent to or in advance of those that we anticipate; and our calculation of current billings may be different from other companies that report similar financial measures. Because of these and other limitations, you should consider calculated current billings along with revenue and our other GAAP financial results.

The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to calculated current billings, for each of the periods presented:

	Year Ended December 31,		Nine Months Ended September 30, 2023
	2021	2022
Revenue	$26,144,714	$27,826,541	$22,437,366
Plus/(Minus): Change in contract assets less change in contract liabilities	(779,645)	(1,663,812)	5,373,318
Plus: Change in deferred revenue	1,650,000	4,425,000	2,855,833
Calculated Current Billings	$27,015,069	$30,587,729	$30,666,517

CERTAIN LEGACY CRYSTAL LAGOONS RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

The following includes summaries of transactions or agreements since January 1, 2022 to which Legacy Crystal Lagoons has been a party, in which the amount involved exceeded or will exceed $120,000 or one percent of the average of the total assets at year-end for the last two completed fiscal years, and in which any of its executive officers or directors (including nominees for election as directors of New Crystal Lagoons), or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Legacy Crystal Lagoons’ Executive Compensation.”

Crystal Lagoons Chile, SpA

Crystal Lagoons Chile, SpA is an entity owned by Myriam Fischmann, who is the sister of Fernando Fischmann, Legacy Crystal Lagoons’ founder and Chief Executive Officer. Crystal Lagoons Chile, SpA entered into agreements with Legacy Crystal Lagoons to provide services to certain entities in the Crystal Lagoons group for an aggregate of approximately $109,500 since 2022. These services entailed both administrative (back office) services and technical services. During January 2022, the parties resolved to terminate the agreements and keep the services until March 2022.

In addition, during the periods ended September 30, 2023 and December 31, 2022, Legacy Crystal Lagoons made payments on behalf of Crystal Lagoons Chile, SpA recognizing accounts receivable for $470,653 and $335,635, respectively.

On September 6, 2022, Legacy Crystal Lagoons executed an eighteen-month lease with Crystal Lagoons Chile, SpA for office space in Chile. As of September 30, 2023 and December 31, 2022, the revenues for this agreement of $37,223 and $11,261, respectively, are included in the other income line item in the accompanying consolidated statement of operations and comprehensive loss.

Inmobiliaria El Plomo

Inmobiliaria El Plomo SpA is an entity in which Fernando Fischmann has an 80% ownership interest. In September 2022, Inmobiliaria El Plomo SpA exercised its purchase option in the amount of $850,533 on a lease by using a loan provided by Security Bank (“Security”). Pursuant to an arrangement, Inmobiliaria el Plomo SpA transferred its interest to Security, which in turn entered into a leasing arrangement with Inversiones Lagunas SpA, which is a subsidiary of Legacy Crystal Lagoons.

Employment Arrangements

Stephanie Fischmann

Stephanie Fischmann, Marketing Vice President, is the daughter of Fernando Fischmann and was employed by the Company during the 2022 and 2023 fiscal years. She received an annual gross salary of $216,000 and an annual bonus of $15,000 in 2022 and an annual salary of $178,636 and an annual bonus of $15,000 in 2023. She also participated in benefit plans generally available to employees in comparable positions under similar terms and conditions.

Benjamin Fischmann

Benjamin Fischmann, Regional Sales Director for the West Coast of the United States, is the son of Fernando Fischmann and was employed by the Company during the 2022 and 2023 fiscal year. He received an annual salary of $195,468 and a bonus of $51,000 in 2022 and an annual salary of $195,468 and a bonus of $51,000 in 2023. He also participated in benefit plans generally available to employees in comparable positions under similar terms and conditions.

Related Person Transaction Policy Following the Business Combination

Upon the consummation of the Business Combination, it is anticipated that the New Crystal Lagoons Board will adopt a written policy for the identification, review, approval and ratification of transactions involving related persons that conform with the requirements for issuers having securities listed on Nasdaq. Under the policy, New Crystal Lagoons’ audit committee is expected to serve as the approval authority for transactions with related persons, provided that, if the related person is, or is associated with, a member of the audit committee, a special committee of independent directors who are disinterested with respect to such related person will serve as the approval authority for such transaction. New Crystal Lagoons’ legal department will compile and maintain a master list of related persons, disseminate the master list to function and department leaders, the Chief Financial Officer and individuals responsible for accounts payable and accounts receivable, and contracting personnel in the legal department. Any transaction that New Crystal Lagoons or any of its subsidiaries intends to undertake with a related person will be submitted to the compliance officer for the policy for determination of what approvals are required under the policy, and the compliance officer will refer to the approval authority any transaction with a related person he or she determines should be considered for evaluation by the approval authority consistent with the policy. If the compliance officer becomes aware of a transaction with a related person that has not been previously approved or previously ratified under the policy that required such approval, the transaction will be submitted promptly to the approval authority for review. Legacy Crystal Lagoons has not had a written policy for the review and approval of transactions with related persons.

INFORMATION ABOUT TWELVE SEAS

References in this section to “we”, “our”, “us”, the “Company”, or “Twelve Seas” generally refer to Twelve Seas Investment Company II before consummation of the Business Combination.

Overview

We are a blank check company formed as a Delaware corporation for the purpose of effecting our initial business combination. While we may pursue an initial business combination target in any business, industry or geographic location, we have focused and will continue to focus our search on companies located outside the United States, primarily in the Pan-Eurasian region, including Western Europe, Eastern Europe and the Middle East. We will also consider prospective targets located in the United States, but which are owned by non-U.S. shareholders, including sovereign wealth funds, family offices or industrial conglomerates headquartered in the Pan-Eurasian region. Our management team has an extensive track record of creating value for stockholders by acquiring attractive businesses at disciplined valuations, investing in growth while fostering financial discipline and ultimately improving financial results.

Initial Public Offering

On March 2, 2021, we consummated our initial public offering of 30,000,000 Public Units. Each Twelve Seas Unit consists of one share of Class A common stock and one-third of one Public Warrant, with each warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per whole warrant. The Public Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $300,000,000.

Simultaneously with the closing of the initial public offering, we completed the private sale of an aggregate of 800,000 units to our Sponsor and Mizuho at a purchase price of $10.00 per private placement unit, generating gross proceeds of $8,000,000.

A total of $300,000,000, comprised of $294,000,000 of the proceeds from the initial public offering and $6,000,000 of the proceeds of the sale of the placement units was placed in the trust account maintained by Continental, acting as trustee.

On March 8, 2021, the underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional 4,500,000 over-allotment units occurred on March 10, 2021, generating gross proceeds of $45,000,000. In connection with the closing of the purchase of the over-allotment units, the Company sold an additional 90,000 placement units to the Sponsor and Mizuho at a price of $10.00 per private placement unit, generating an additional $900,000 of gross proceeds.

On February 6, 2023, we issued an aggregate of 8,625,000 shares of Class A common stock to the Sponsor, upon the conversion of an equal number of shares of Class B common stock held by the Sponsor (the “Founder Conversion”). The 8,625,000 shares of Class A common stock issued in connection with such Founder Conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Founder Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the IPO Prospectus.

We originally had up to 24 months from the closing of our IPO, or until March 2, 2023, to consummate an initial business combination. However, on February 28, 2023, we held a special meeting, where our stockholders approved an amendment to our amended and restated certificate of incorporation to extend the period in which we must complete an initial business combination from March 2, 2023 to December 2, 2023 (or such earlier date as determined by the Twelve Seas Board). In connection with such meeting, the Company’s stockholders holding 31,291,466 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, and as a result, approximately $318,435,861 (approximately $10.17 per share) was removed from the trust account to pay such holders. In connection with the February 2023 Extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000 to the Sponsor, pursuant to which the Sponsor agreed to provide the Company with equal installments of $100,000, to be deposited into the Trust Account for each month of the extension. Following the redemptions, the Company had 3,208,534 Public Shares outstanding.

On November 27, 2023, the Company held a special meeting in lieu of an annual meeting of stockholders. At the meeting, the Company’s stockholders approved (i) an amendment to its amended and restated certificate of incorporation, extending the date by which the Company must consummate its initial business combination from December 2, 2023 to June 2, 2024, or such earlier date as determined by the Twelve Seas Board; and (ii) a proposal to re-elect each of Jonathan Morris, Anthony Steains and Bob Foresman as Class I directors of the Twelve Seas Board until the annual meeting of the Company to be held in 2025 or until their successors are appointed and qualified. Stockholders holding 1,859,153 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $19.567 million (approximately $10.52 per share) was removed from the Company’s trust account to pay such holders. Following redemptions, the Company had 1,349,381 Public Shares outstanding.

It is the job of our sponsor and management team to complete our initial business combination. Our management team is led by Neil Richardson, our Chairman, and Dimitri Elkin, our Chief Executive Officer, who have many years of experience in private equity and investment banking. We must complete our initial business combination by the end of the Combination Period. If our initial business combination is not consummated by the end of the Combination Period, then our existence will terminate, and we will distribute all amounts in the trust account.

Recent SPAC Market

In contrast to the record level of activity seen in 2020 and 2021, 2022 was a more challenging year for SPACs as it was for overall equity market — activity in 2022 substantially declined relative to that in 2021 and 2020 but reverted to levels more consistent with the longer-term historical average. In 2022, $11 billion was raised across 55 SPAC IPOs. This compared to $162 billion from 613 IPOs in 2021 and $82 billion from 231 IPOs in 2020, but was marginally above the $8 billion average for the 5-year period preceding 2020.

A confluence of factors contributed to the reduction in activity including proposed rule changes from the SEC relating to the regulation of SPACs, heightened equity market volatility on the back of a rising rate/inflationary environment and escalating geo-political tensions.

In-line with the market dynamics seen for SPAC IPO issuance, SPAC business combination activity saw a meaningful decline in 2022 — both in terms of the number and dollar volume of transactions. The decline was attributed to the challenging market backdrop, longer time it took to complete a business combination (greater than 7 months on average), scarcity of PIPE capital and high redemption levels.

During 2022, 139 business combinations were announced, totaling $92 billion and 86 business combinations closed, totaling $176 billion (enterprise value) — compared to 249 business combinations being announced ($596 billion in enterprise value) and 184 combinations closing ($461 billion in enterprise value) in 2021.

Shareholder redemption levels remained a focal point, as redemption outcomes for business combinations closing during 2022 averaged 83% relative to a 16% average for deals closing in the first half of 2021 and 52% in second half of 2021.

Total PIPE volume raised in 2022 totaled approximately $3.5 billion, which was substantially below the $56 billion raised in 2021, as investor risk appetite to provide illiquid, long-duration commitments waned.

2022 saw a greater number of transactions announced without a PIPE or any other form of committed capital (approximately 33% of all transactions announced during the year pursued this approach, with the trend becoming more common during the second half of 2022). Some transactions undertook private round financings concurrent with the business combination, affording investors the option of investing directly into the company, independent from the business combination outcome.

Convertible securities were frequently utilized in the context of PIPEs, with an increased trend of the convertible capital being raised after the business combination announcement. Terms demanded by investors increasingly widened through the year — consistent with heightened market volatility — with securities typically being priced with high single/low double-digit coupons, fixed tenor and conversion premiums that incorporated a reset feature within approximately 6 months post combination close subject to share price performance.

By the end of 2022, of the approximately $130 billion of SPAC capital outstanding, approximately $30 billion worth of SPAC capital has announced business combinations yet to close and the balance (approximately $100 billion) remains searching for opportunities. Despite this more challenging environment, our management continues to search for an attractive merger candidate.

Geographic Opportunity

We may acquire a business in any industry and in any geographic location. We have and are considering prospective targets within the United States, as well as outside of the United States, including in Western Europe, Eastern Europe and Southeast Asia. We believe that considering non-US opportunities provides us with a competitive advantage over other US-listed SPACs and will enable us to identify an attractive business combination candidate that will thrive as a publicly traded company.

Despite its recent advances, the SPAC market remains largely a US phenomenon, both with respect to the location of the stock exchanges on which SPACs are listed, and the location of companies that enter into business combinations with SPACs. SPAC issuance outside the US remains scant, and out of more than two-hundred and fifty SPACs that were listed on Nasdaq and NYSE at the time of our initial public offering, the majority were established to pursue US targets. Of the nearly eighty business combinations completed or announced by US-listed SPACs between 2015 and the time of our initial public offering, 80% involved domestic US companies.

At the same time, foreign companies represent an important part of the US equity market. The reasons that attract international businesses to the US are well known. US public markets are the world’s largest, most active and deepest. The US stock market regulatory regime is both efficient and fair. Being listed in the US brings companies more international name recognition and a more diverse group of investors, which can be especially beneficial for companies based in smaller foreign countries that lack developed capital markets.

Since the 2008 financial crisis, the number of foreign companies listed on US exchanges has steadily increased. Out of the thirteen hundred-plus IPOs that have taken place on NYSE and Nasdaq over the past decade, over one quarter were done by foreign companies. Chinese companies accounted for half of these foreign IPOs, and the other half came from a diverse set of geographies including Western and Eastern Europe, Middle East, and Latin America. Of approximately five thousand public companies currently listed in the US, over 800 hundred are foreign companies, with a combined market capitalization of over $1 trillion.

The international opportunity has already attracted the attention of US-listed SPACs. In 2019, at least six SPACs went public with a non-US geographic focus on Latin America, Asia, and Western Europe. In the same year, out of the twenty-two completed SPAC business combinations, eight involved non-US targets from Europe, Middle East, Asia and Latin America.

We believe that the non-US opportunity for a US-listed SPAC such as ours will continue to broaden as SPACs gain greater acceptance by potential targets and investors alike. Competition for targets from other US SPACs should remain less intense outside the US, while the benefits of the SPAC process can often be more material to foreign companies, many of whom face uncertain economic and business environment that can derail a traditional IPO.

We believe that the strong performance of the US SPAC market in the spring and summer of 2020 during the COVID-19 crisis will serve as further evidence that US-listed SPACs present an attractive alternative to the traditional IPO process for potential targets, including foreign issuers seeking a US listing.

We believe that our Pan-Eurasian strategy will be further helped by the ongoing political uncertainty in the United Kingdom, a popular listing destination for many European or Middle Eastern companies. We believe that in a post-Brexit world, some of these Pan-Eurasian companies would now consider merging with us to achieve a US listing. Brooge Holdings’ merger with Twelve Seas Investment Company can serve as an illustration to this point: prior to announcing its merger with Twelve Seas Investment Company in April 2019, Brooge Holdings unsuccessfully attempted a listing in London in the Fall of 2018.

Competitive Differentiation

Our mission is to create attractive risk-adjusted returns for our stockholders. We intend to capitalize on the ability of our management team to identify, acquire and operate a business that will benefit from their involvement by utilizing the following differentiating factors to our advantage:

We believe that specializing in non-US opportunities will provide us with a competitive advantage over other US-listed SPACs and will enable us to identify an attractive business combination candidate that will thrive as a publicly traded company.

We have focused and will continue to focus our search efforts on the Pan-Eurasian region that includes developed economies of Western Europe, developing markets of Eastern Europe and Asia and frontier markets of the Middle East. Our management team has experience with cross-border investments in many of the countries across the target region, including the United Kingdom, Germany, Italy, Turkey, Russia, Ukraine, Kazakhstan, United Arab Emirates, and others. Because we have limited experience in China, and because China-focused SPACs have historically performed poorly, as a general rule will not pursue opportunities related to China. However, we will explore opportunities in the Southeast Asia, including Vietnam, Indonesia and Thailand.

While the Pan-Eurasian region is a target rich area, our non-US geographic focus presents a number of unique challenges. In addition to all the common issues involved in assessing the attractiveness of an investment opportunity for a SPAC and executing a business combination, we will face additional cross-border obstacles and risks, including:

•        Diverse and fluid legal and regulatory regimes

•        Currency risk and capital controls restrictions

•        Cultural and linguistic barriers

•        Political risks and restrictions on foreign investments

•        Inconsistent law enforcement and weaker legal protection of investor rights

•        Impact of geopolitical tensions, including various sanctions implemented by the US and European Union

Our management team has been involved in the investment in the Pan-Eurasian region since the early 1990s and possesses a rich base of experience, including:

•        Identifying, negotiating and executing cross-border transactions in a variety of sectors, including consumer, industrial, transportation, infrastructure and many others

•        Cultivating relationships with local industrial and financial groups

•        Organizing complex debt and equity financings for target companies

•        Executing follow-on acquisitions and divestitures

•        Overseeing portfolio companies and helping improve corporate governance and transparency

•        Serving as directors and executives of portfolio companies

•        Attracting world class management talent

•        Partnering, where necessary, with corporate co-investors, including multinationals

•        Steering companies towards an exit, either via strategic sale or via an IPO

We believe our collective experience equips us to identify and evaluate attractive foreign candidates for an initial business combination. We have focused and will continue to focus on identifying targets that can appeal to fundamental equity investors in the United States. If necessary, we would be available to work with the company to create stockholder value after the business combination is concluded.

We believe the collective experience of our management team and their affiliates will lead to many potential acquisition opportunities. Members of our management team and their affiliates have reached out and will continue to reach out to the network of relationships to articulate the parameters of our search for a target company and have begun the rigorous process of pursuing and reviewing promising opportunities.

Acquisition Criteria

Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We have used and will continue to use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that meets some but not all of these criteria and guidelines. We seek to acquire one or more businesses that we believe:

•        have equity value between $150 million and $2 billion;

•        have a compelling business reason to be listed in the United States. We are seeking to acquire targets that can become a global player in their business segment, and which can benefit from the access to the deep US capital markets;

•        desire to benefit from the speed and the certainty of closure, and sellers who would be attracted to the possibility to receiving further consideration in the form of a share earnout available in a SPAC merger;

•        offer attractive risk-adjusted equity returns for our stockholders, and that can demonstrate a clear plan for stockholder value creation, including revenue growth, cost reduction and margin expansion, add-on acquisitions, or other prospects for upside;

•        have a strong set of public comparables;

•        are at a financial performance inflection point and have a clear potential of delivering strong earnings and cashflow growth in the short to medium term. We will give special consideration to companies that are capable of paying an attractive dividend immediately after the closing of an initial business combination;

•        are led by management teams who, because of their prior achievements and current performance and the ability to articulate a compelling future vision, can develop a following among US fundamental investors.

We have not and will not focus on any particular sector. The universe of businesses we are considering include the following sectors:

•        Business services;

•        Consumer, including education;

•        Financials, including insurance;

•        Healthcare;

•        Telecom and Media, including telecom infrastructure;

•        Technology; and

•        Oil & Gas, including services and infrastructure.

We have used and will continue to use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that meets some but not all of the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in the Registration Statement, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

We may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination. We intend to acquire a company with an enterprise value significantly above the net proceeds of our initial public offering and the sale of the placement units. Depending on the size of the transaction or the number of public shares we become obligated to redeem, we may potentially utilize several additional financing sources, including but not limited to the issuance of additional securities to the sellers of a target business, debt issued by banks or other lenders or the owners of the target, a private placement to raise additional funds, or a combination of the foregoing. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient to meet our obligations or our working capital needs, we may need to obtain additional financing.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Our Business Combination Process

In evaluating prospective business combinations, we have conducted and will continue to conduct a thorough due diligence review process that encompasses, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), on-site inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate. We also seek to utilize the expertise of our management team in analyzing companies and evaluating operating projections, financial projections and determining the appropriate return expectations given the risk profile of the target business.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view.

Certain of our officers and directors presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers and directors may become officers or directors of another SPAC with a class of securities intended to be registered under the Exchange Act, even prior to us entering into a definitive agreement for our initial business combination.

Status as a Public Company

We believe our structure as a public company makes us an attractive business combination partner to target businesses. As a public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. Following an initial business combination, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. A target business can further benefit by augmenting its profile among potential new customers and vendors and aid in attracting talented employees. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock in the target business for our shares of Class A common stock (or shares of a new holding company) or for a combination of our shares of Class A common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers.

Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more expeditious and cost-effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with an initial business combination with us.

Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) (a) December 31, 2026, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, or (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

Financial Position

With funds available in the trust account for an initial business combination in the amount of $349,466,161 as of December 31, 2022, before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us. Following the Extension and related redemptions, as of March 31, 2023 there was approximately $32.65 million remaining in the trust account.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations until we consummate our initial business combination. We intend to effectuate our initial business combination using cash from the proceeds of our initial public offering and the sale of the placement units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to backstop agreements we may enter into following the consummation of our initial public offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we are targeting businesses larger than we could acquire with the remaining net proceeds of our initial public offering and the sale of the placement units, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by applicable law or stock exchange requirements, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We originally had up to 24 months from the closing of our IPO, or until March 2, 2023, to consummate an initial business combination. However, on February 28, 2023, we held a special meeting, where our stockholders approved an amendment to our amended and restated certificate of incorporation to extend the period in which we must complete an initial business combination from March 2, 2023 to December 2, 2023 (or such earlier date as determined by the Twelve Seas Board). In connection with such meeting, the Company’s stockholders holding 31,291,466 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, and as a result, approximately $318,435,861 (approximately $10.17 per share) was removed from the trust account to pay such holders. In connection with the February 2023 Extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000 to the sponsor, pursuant to which the sponsor agreed to provide the Company with equal installments of $100,000, to be deposited into the trust account for each month of the extension. Following the redemptions, the Company had 3,208,534 Public Shares outstanding.

On November 27, 2023, the Company held a special meeting in lieu of an annual meeting of stockholders. At the meeting, the Company’s stockholders approved (i) an amendment to its amended and restated certificate of incorporation, extending the date by which the Company must consummate its initial business combination from December 2, 2023 to June 2, 2024, or such earlier date as determined by the Twelve Seas Board; and (ii) a proposal to re-elect each of Jonathan Morris, Anthony Steains and Bob Foresman as Class I directors of the Twelve Seas Board until the annual meeting of the Company to be held in 2025 or until their successors are appointed and qualified. Stockholders holding 1,859,153 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $19.567 million (approximately $10.52 per share) was removed from the Company’s trust account to pay such holders. Following redemptions, the Company had 1,349,381 Public Shares outstanding.

It is the job of our sponsor and management team to complete our initial business combination. Our management team is led by Neil Richardson, our Chairman, and Dimitri Elkin, our Chief Executive Officer, who have many years of experience in private equity and investment banking. We must complete our initial business combination by the end of the Combination Period. If our initial business combination is not consummated by the end of the Combination Period, then our existence will terminate, and we will distribute all amounts in the trust account.

Sources of Target Businesses

Target business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and investment professionals, as a result of being solicited by us by calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read our prospectus in connection with our initial public offering or this Report and know what types of businesses we are targeting. Our officers and directors, as well as our sponsor and their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors and our sponsor and their affiliates. We may engage the services of professional firms or other individuals that specialize in business acquisitions, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction; in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by the company prior to, or in connection with any services rendered for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination except as set forth herein. We pay an affiliate of our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support and will reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate.

We are not prohibited from pursuing an initial business combination with an initial business combination target that is affiliated with our sponsor, officers or directors or making the initial business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with an initial business combination target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

If any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of our initial business combination will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of M&A transactions of comparable businesses. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will virtually have unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be taken into account for purposes of Nasdaq’s 80% fair market value test.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective business target, we have conducted and will continue to conduct a thorough due diligence review, which encompasses, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we have focused and will continue to focus our search for an initial business combination in a single industry. By completing our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by applicable law or applicable stock exchange listing requirements, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•        we issue shares of Class A common stock that will be equal to or in excess of 20% of the number of shares of our Class A common stock then outstanding (other than in a public offering);

•        any of our directors, officers or substantial stockholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common stock or voting power of 5% or more; or

•        the issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted Purchases of our Securities

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination.

There is no limit on the number of shares our initial stockholders, directors, officers or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination. Our sponsor, officers, directors or their affiliates will only purchase public shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. As of December 31, 2022, the amount in the trust account was approximately $10.13 per public share. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and placement shares and any public shares held by them in connection with the completion of our initial business combination. We will also provide this opportunity to our public stockholders in connection with a stockholder vote to amend our amended and restated certificate of incorporation to extend the deadline by which we are required to consummate our initial business combination. In connection with the February 2023 Extension, the public stockholders redeemed an aggregate of 31,291,466 public shares.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares of Class A common stock upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure an initial business combination with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed initial business combination. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•        file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock present and entitled to vote at the meeting to approve the initial business combination when a quorum is present are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Our initial stockholders will count toward this quorum and pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares and placement shares held by them and any public shares acquired during or after our initial public offering (including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result of the redemptions of Public Shares in connection with the Extension and the number of outstanding founder shares held by the sponsor, we do not require the holders of any public shares to vote in favor of an initial business combination in order to have our initial business combination approved, as the founder shares constitute more than a majority of the total outstanding shares of common stock. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that Twelve Seas will only it redeem its Public Shares so long as its net tangible assets are at least $5,000,001 of net tangible assets either immediately before or after the consummation of the Business Combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Our amended and restated certificate of incorporation provides that Twelve Seas will only it redeem its Public Shares so long as its net tangible assets are at least $5,000,001 of net tangible assets either immediately before or after the consummation of the Business Combination. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of our initial public offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our initial public offering, which we refer to as the “Excess Shares.” Such restriction shall also be applicable to our affiliates. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in our initial public offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Stock Certificates in Connection with Redemption Rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the initial business combination, or to deliver their shares to the transfer agent electronically using the DWAC System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two days prior to the vote on the initial business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a $100.00 fee and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many SPACs. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the initial business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the initial business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the initial business combination is approved.

Any request for redemption, once made by a holder of Public Shares, may be withdrawn at any time prior to the time the vote is taken with respect to the Business Combination Proposal at the special meeting and thereafter, with Twelve Seas’ consent, until the consummation of the Business Combination, or such other date as determined by the Twelve Seas Board. If you deliver your shares for redemption to Twelve Seas’ transfer agent and later decide prior to the special meeting not to elect redemption, you may request that Twelve Seas’ transfer agent return the shares (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until the end of the Combination Period.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our Existing Certificate of Incorporation, provides that we only have until the end of the Combination Period, or December 2, 2023, to complete our initial business combination. If we are unable to complete our initial business combination prior to the end of the Combination Period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the Combination Period.

Our sponsor, officers and directors have entered into a letter agreement with us, and our representative has entered into an agreement, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares and (along with the representative) placement shares and representative shares held by them if we fail to complete our initial business combination within the Combination Period. However, if our sponsor, officers or directors or representative acquire public shares in or after our initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the Combination Period.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our Existing Certificate of Incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time.

If we do not consummate our initial business combination by the deadline set forth in our Existing Certificate of Incorporation, we expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $352,305 of proceeds held outside the trust account as of December 31, 2022, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our initial public offering and the sale of the placement units, other than the proceeds deposited in the trust account, based on the amount in the trust account as of December 31, 2022 the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.13 (before taking into account up to $100,000 to pay dissolution expenses). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.13. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Withum, our independent registered public accounting firm, and the underwriters of our initial public offering, will not execute agreements with us waiving such claims to the monies held in the trust account.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We have sought and will continue to seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. As of December 31, 2022, we have up to $352,305 from the proceeds of our initial public offering and the sale of the placement units with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. As of December 31, 2022, the amount held outside the trust account was $352,305.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the Combination Period may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the Combination Period, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination within the Combination Period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the Combination Period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend any provisions of our Existing Certificate of Incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our business combination within the Combination Period, subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights as described above. These provisions of our Existing Certificate of Incorporation, like all provisions of our Existing Certificate of Incorporation, may be amended with a stockholder vote.

In connection with the February 2023 Extension, the Company’s stockholders holding 31,291,466 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account. As a result, approximately $318,435,861 (approximately $10.17 per share) was removed from the trust account to pay such holders. In connection with the February 2023 Extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000.00 (the “Extension Funds”) to the Sponsor, pursuant to which the Sponsor agreed to provide the Company with equal installments of $100,000.00 to be deposited into the Trust Account for each month in which the period in which Twelve Seas must consummate an initial business combination is extended, from March 2, 2023 until December 2, 2023. Following the redemptions, the Company had 3,208,534 Public Shares outstanding.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic business combinations. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the initial business combination of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they have devoted and will continue to devote as much of their time as they deem necessary, in the exercise of their respective business judgement, to our affairs until we have completed our initial business combination. The amount of time they devote in any time period varies based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination. We do not have an employment agreement with any member of our management team.

Periodic Reporting and Financial Information

Our units, Class A common stock, and warrants are registered under the Exchange Act, and as a result, we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports, including this Report, contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential targets we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We are required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination. We are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) (a) December 31, 2026, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, or (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Directors and Executive Officers

Our current directors and executive officers are listed below.

Name	Age	Position
Neil Richardson	66	Chairman
Dimitri Elkin	54	Chief Executive Officer and Director
Jonathan Morris	46	Chief Financial Officer and Director
Anthony Steains	56	Director
Bob Foresman	54	Director

The experience of our directors and executive officers is as follows:

Mr. Neil Richardson has served as our Chairman since March 2021. From December 2017 until December 2019, he served as Chairman of Twelve Seas Investment Company. Since January 2012, Mr. Richardson has been the Chairman of North Sea Capital, a family office involved in private equity and other alternative investments. From 2004 to 2012, Mr. Richardson was a Founding Partner for Lion Capital, a London-based private equity firm which evolved to have assets under management of over $8 billion. From 1994 to 2004, Mr. Richardson was with Kohlberg Kravis Roberts & Co., a leading global private equity firm, where he was a General Partner and helped establish its European arm. From 1986 to 1994, Mr. Richardson was a Managing Director with Credit Suisse First Boston, a leading investment bank. From 1980 to 1986, Mr. Richardson was a manager with Bain & Company, a consulting firm. Mr. Richardson previously served as director of numerous companies including, inter alia, Newsquest, Wincor Nixdorf, Tenovis, Watches of Switzerland, EurotaxGlass’s, AS Adventure, American Apparel and Twelve Seas Investment Company. Mr. Richardson graduated from Oxford University. We believe Mr. Richardson is well-qualified to serve as the Chairman of the board given his significant directorship experience, in-depth knowledge of capital markets and investment experience.

Mr. Dimitri Elkin has been our Chief Executive Officer and a director since inception. From December 2017 until December 2019, he served as Chief Executive Officer of Twelve Seas Investment Company. Since April 2013, Mr. Elkin has been a Founding Partner of Twelve Seas Limited. From 2007 to April 2013, Mr. Elkin served as General Partner of UFG Private Equity, a mid-market regional buyout firm based in Moscow. From 2003 to 2006, Mr. Elkin was a Founding Partner at GIC Capital, a U.S. private equity firm. From 1998 to 2003, Mr. Elkin served as an investment executive at Kohlberg Kravis Roberts & Co., heading its activities in the former Soviet Union and Eastern Europe. From 1996 to 1998, Mr. Elkin served as an investment banker at Lehman Brothers. Mr. Elkin previously served as director of multiple corporate entities, including Kamaz, Imperial Porcelain Company, Russian Alcohol, and Twelve Seas Investment Company. Mr. Elkin graduated from Moscow State University and received an MBA from Harvard Business School. We believe Mr. Elkin is well-qualified to serve as a director of the Company given his extensive experience in banking, finance and investment.

Mr. Jonathan Morris has been our Chief Financial Officer since inception and a director since November 2020. Mr. Morris has over 23 years of experience as a finance executive as a principal, operator and advisor. Mr. Morris has led principal investments and structuring at a large private family office. Mr. Morris served at Blackstone Group, Inc. from 2012 to 2016, and he was on the board of directors of SunGard AS from 2014 to 2016. From 2005 to 2012, he was in the TMT Investment Banking Group of Credit Suisse. Mr. Morris began his career in 1997 within the private equity division of Lombard, Odier et Cie, private bank in Switzerland. Mr. Morris currently serves as Chief Development Officer of TLG Acquisition One Corp and as CFO of FreeCast Inc and Hush Aerospace. Mr. Morris holds bachelor’s degree in Finance from the University of Virginia and an MBA from Georgetown University. We believe Mr. Morris is well-qualified to serve as a director of the Company given his significant investment experience.

Mr. Anthony Steains has served as an independent director since March 2021. Mr. Steains has over 25 years of investment banking experience. Mr. Steains is the founder of Comprador Limited (“Comprador”), a Hong Kong based corporate finance advisory firm specializing in complex cross-border mergers & acquisitions and corporate restructurings, and he has served as its Chairman and CEO since April 2015, following the transfer of Blackstone’s (NYSE: BX) Asia M&A advisory business to Comprador. Prior to founding Comprador, Mr. Steains was a Senior Managing Director for Blackstone and established Blackstone Advisory Partners in 2008. Prior to Blackstone, Mr. Steains was Head of the Asia Corporate Finance Group at Lehman Brothers and was formerly Head of Merger & Acquisitions for Deutsche Bank in Asia. Prior to Deutsche Bank, Mr. Steains served as Head of Mergers & Acquisitions in Asia for ING Barings. Mr. Steains is the Senior Independent Director of Capital & Counties Properties PLC (LON: CAPC), a United Kingdom-based property investment and development company. Mr. Steains received a Bachelor of Business from the Royal Melbourne Institute of Technology and a Bachelor of Laws (Hons) from the University of London. We believe Mr. Steains is well-qualified to serve as a director of the Company given his investment banking and corporate activities.

Bob Foresman has served as an independent director since March 2021. Mr. Foresman served as an advisor to the Company until his appointment to the board. He has, since July 2020, served as a director of Ascendant Digital Acquisition Corp. (NYSE: ACND), a blank check company that consummated its initial public offering of $414,000,000 in July 2020. Mr. Foresman served as vice chairman of UBS Investment Bank (NYSE: UBS), based in New York, from October 2016 to April 2020. Mr. Foresman was also chairman of OOO UBS Bank in Russia as well as UBS Group country head for Russia and the Commonwealth of Independent States region (“CIS”) from January 2018 to April 2020. Prior to joining UBS, Mr. Foresman was the Barclays Group (OTC: BCLYF) country head (from December 2009 to April 2016) for Russia and the wider region, where he represented and coordinated the activities of Barclays Group in the region, including investment banking and wealth management. Prior to his work at Barclays, Mr. Foresman was deputy chairman of Renaissance Capital (from August 2006 to November 2009), chairman of the management committee for Russia and the CIS at Dresdner Kleinwort Wasserstein (from January 2001 to June 2006) and head of investment banking for Russia and the CIS at ING Barings (from August 1997 to December 2000). Mr. Foresman also ran the Ukrainian Privatization Advisory office of the International Finance Corporation (“IFC”) from June 1993 to November 1995 in Kyiv and worked on private equity and project finance transactions as an investment officer at IFC’s head office in Washington, DC from December 1995 to July 1997. Mr. Foresman served as an independent non-executive director of TMK Group (MCX: TRMK), a producer of steel pipes for the oil & gas industry, from June 2012 to June 2019. Mr. Foresman also currently serves on the board of Miami Steel, a micro steel mill development and eco industrial park in South Florida; on the board of InfoSec Global, a cybersecurity firm based in Toronto; as chairman of the advisory board of Amber Lion Partners, a Zurich-based investment management firm; as senior advisor of SDR Capital Markets, a Denver-based broker dealer; and vice chairman of ArkMalibu, a Cincinnati-based sell-side advisory boutique. Mr. Foresman has been a member the advisory board of Harvard University’s David Center for Russian and Eurasian Studies since January 2016; and a lifetime member of the Council on Foreign Relations since March 2015. Mr. Foresman graduated from Harvard University’s Graduate School of Arts & Sciences in 1993 and Bucknell University in 1990. Mr. Foresman also received a certificate from the Moscow Energy Institute in 1989. We believe Mr. Foresman is well-qualified to serve as a director of the Company given his investment banking and investment experience.

Committee Membership, Meetings and Attendance

Twelve Seas currently has the following standing committees: the audit committee and the compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company each be comprised solely of independent directors. Each of the standing committees of the Board of Directors is comprised entirely of independent directors.

During the fiscal year ended December 31, 2023:

•        the Twelve Seas Board held three meetings and acted by unanimous written consent in lieu of a meeting four times;

•        four meetings of the audit committee were held; and

•        no meetings of the compensation committee was held.

Each of Twelve Seas incumbent directors attended or participated in at least 75% of the meetings of the Twelve Seas Board and the respective committees of which he is a member held during the period such incumbent director was a director during the fiscal year ended December 31, 2023.

Twelve Seas encourages all of its directors to attend our annual meetings of stockholders. This special meeting in lieu of an annual meeting will be the second annual meeting of stockholders of Twelve Seas.

Number and Terms of Office of Officers and Directors

We currently have five directors. Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Richardson, Foresman, and Steains, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Elkin and Richardson, will expire at the second annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Properties

Our executive offices are located at 228 Park Avenue S., Suite 89898, New York, NY 10003 and our telephone number is (323) 667-3211. The cost for our use of this space is included in the $10,000 per month fee we pay to an affiliate of our sponsor for office space, administrative and shared personnel support services. We consider our current office space adequate for our current operations.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Messrs. Richardson, Foresman, and Steains serve as members of our audit committee, and Mr. Richardson chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Richardson, Foresman and Steains meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate, and our board of directors has determined Mr. Richardson qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Messrs. Steains and Richardson serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Messrs. Steains and Richardson are independent, and Mr. Steains chairs the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of our sponsor of $10,000 per month for office space, utilities and secretarial and administrative support, no compensation of any kind, including finders, consulting or other similar fees, has been or will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the Registration Statement. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Richardson, Foresman, and Steains are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Legal Proceedings

To the knowledge of our management team, there is no litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

Compensation Committee Interlocks and Insider Participation

None of the members of Twelve Seas’ compensation committee, at any time, has been one of Twelve Seas’ officers or employees, or, during the last fiscal year, was a participant in a related-party transaction that is required to be disclosed. None of Twelve Seas’ executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on the Twelve Seas Board or Twelve Seas’ compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Twelve Seas’ officers, directors and persons who beneficially own more than ten percent of Twelve Seas’ common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to each of Twelve Seas’ officers, directors and greater than 10% beneficial owners were complied with.

Audit Committee Report

The audit committee operates pursuant to a charter, which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under the discussion of “ — Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and WithumSmith+Brown, PC (“Withum”), as Twelve Seas’ independent registered public accounting firm, Twelve Seas’ audited financial statements for the fiscal year ended December 31, 2023. The audit committee also discussed with Twelve Seas’ independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from Twelve Seas’ independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with Twelve Seas’ independent registered public accounting firm their independence from Twelve Seas.

Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that Twelve Seas’ audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

Submitted by:

Audit committee of the Board of Directors

Neil Richardson
Bob Foresman
Anthony Steains

Compensation Discussion and Analysis

None of our officers has received any cash compensation for services rendered to Twelve Seas. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by Twelve Seas to Twelve Seas’ officers and directors prior to, or in connection with any services rendered in order to effectuate, the consummation of Twelve Seas’ initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Twelve Seas’ behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Twelve Seas does not have a policy that prohibits the Sponsor, or Twelve Seas’ executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Twelve Seas’ audit committee reviews on a quarterly basis all payments that were made to the Sponsor, or Twelve Seas’ officers or directors, or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such payments, Twelve Seas’ does not expect to have any additional controls in place governing our reimbursement payments to Twelve Seas’ directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of the initial business combination, directors or members of Twelve Seas’ management team who remain with New Crystal lagoons may be paid consulting or management fees from New Crystal Lagoons. Twelve Seas has not established any limit on the amount of such fees that may be paid by New Crystal Lagoons to directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed Business Combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on the board of directors.

Twelve Seas does not intend to take any action to ensure that members of its management team maintain their positions with the company after the consummation of the initial business combination, although it is possible that some or all of Twelve Seas’ officers and directors may negotiate employment or consulting arrangements to remain after its initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions may influence our management’s motivation in identifying or selecting a target business but Twelve Seas does not believe that the ability of Twelve Seas’ management to remain after the consummation of the initial business combination will be a determining factor in Twelve Seas’ decision to proceed with any potential business combination. Twelve Seas is not party to any agreements with Twelve Seas’ officers and directors that provide for benefits upon termination of employment.

Audit Fees

The following is a summary of fees paid or to be paid to Withum, for services rendered.

Audit Fees.    Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Withum in connection with regulatory filings. The aggregate fees of Withum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the years ended December 31, 2023 and 2022 totaled approximately $68,194 and $72,288, respectively. These amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees.    Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the years ended December 31, 2023 and 2022 we did not pay Withum any audit-related fees.

Tax Fees.    We were billed $5,000 and $5,000 by Crowe LLP for tax services, planning or advice for the years ended December 31, 2023 and 2022, respectively.

All Other Fees.    We did not pay Withum for any other services for the years ended December 31, 2023 and 2022.

Pre-Approval Policy

Our audit committee was formed upon the consummation of our IPO. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

TWELVE SEAS MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements in the discussion and analysis regarding industry outlook, our expectations regarding the performance of our business and the forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections entitled “Risk Factors,” “Information About Twelve Seas” and the audited financial statements, including the related notes, appearing elsewhere in this proxy statement. All references to years, unless otherwise noted, refer to our fiscal years, which end on December 31. As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” or “Twelve Seas” refer to Twelve Seas Investment Company II.

Overview

We are a blank check company formed as a Delaware corporation for the purpose of effecting our initial business combination. While we may pursue an initial business combination target in any business, industry or geographic location, we have focused and will continue to focus our search on companies located outside the United States, primarily in the Pan-Eurasian region, including Western Europe, Eastern Europe and the Middle East. We will also consider prospective targets located in the United States, but which are owned by non-U.S. shareholders, including sovereign wealth funds, family offices or industrial conglomerates headquartered in the Pan-Eurasian region. Our management team has an extensive track record of creating value for stockholders by acquiring attractive businesses at disciplined valuations, investing in growth while fostering financial discipline and ultimately improving financial results.

On March 2, 2021, we consummated our initial public offering of 30,000,000 Public Units. Each Twelve Seas Unit consists of one share of Class A common stock and one-third of one Public Warrant, with each warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per whole warrant. The Public Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $300,000,000.

Simultaneously with the closing of the initial public offering, we completed the private sale of an aggregate of 800,000 units to our sponsor and the representative at a purchase price of $10.00 per private placement unit, generating gross proceeds of $8,000,000.

A total of $300,000,000, comprised of $294,000,000 of the proceeds from the initial public offering and $6,000,000 of the proceeds of the sale of the placement units was placed in the trust account maintained by Continental, acting as trustee.

On March 8, 2021, the underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional 4,500,000 over-allotment units occurred on March 10, 2021, generating gross proceeds of $45,000,000. In connection with the closing of the purchase of the over-allotment units, the Company sold an additional 90,000 placement units to the sponsor and the representative at a price of $10.00 per private placement unit, generating an additional $900,000 of gross proceeds.

On February 6, 2023, we issued an aggregate of 8,625,000 shares of Class A common stock to the Sponsor, upon the conversion of an equal number of shares of Class B common stock held by the Sponsor. The 8,625,000 shares of Class A common stock issued in connection with such conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the IPO Prospectus.

We originally had up to 24 months from the closing of our IPO, or until March 2, 2023, to consummate an initial business combination. However, on February 28, 2023, we held a special meeting, where our stockholders approved an amendment to our amended and restated certificate of incorporation to extend the period in which we must complete an initial business combination from March 2, 2023 to December 2, 2023 (or such earlier date as determined by the Twelve Seas Board). In connection with such meeting, the Company’s stockholders holding 31,291,466 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, and as a result, approximately $318,435,861 (approximately $10.17 per share) was removed from the trust account to pay such holders. In connection with the extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000 to the sponsor, pursuant to which the sponsor agreed to provide the Company with equal installments of $100,000, to be deposited into the trust account for each month of the extension. Following the redemptions, the Company had 3,208,534 Public Shares outstanding.

On November 27, 2023, the Company held a special meeting in lieu of an annual meeting of stockholders. At the meeting, the Company’s stockholders approved (i) an amendment to its amended and restated certificate of incorporation, extending the date by which the Company must consummate its initial business combination from December 2, 2023 to June 2, 2024, or such earlier date as determined by the Twelve Seas Board; and (ii) a proposal to re-elect each of Jonathan Morris, Anthony Steains and Bob Foresman as Class I directors of the Twelve Seas Board until the annual meeting of the Company to be held in 2025 or until their successors are appointed and qualified. Stockholders holding 1,859,153 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $19.567 million (approximately $10.52 per share) was removed from the Company’s trust account to pay such holders. Following redemptions, the Company had 1,349,381 Public Shares outstanding.

Recent Developments

Proposed Business Combination

See “The Business Combination” elsewhere in this proxy statement, which disclosure is incorporated herein by reference.

The Merger Agreement

See “The Merger Agreement” elsewhere in this proxy statement, which disclosure is incorporated herein by reference.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities through September 30, 2023 were organizational activities, those necessary to prepare for our IPO, described below, and, after our IPO, identifying a target company for our initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held in the trust account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. For the three and nine months ended September 30, 2023, there was $319,114 and $3,134,227 interest earned from the trust account, respectively.

For the three months ended September 30, 2023, we had net income from operations of $178,830 which consisted of interest income of $319,114 and a gain from the change in the fair value of warrants of $117,967, partially offset by general and administrative costs of $197,537 and provision for income taxes of $60,714. We are required to revalue our liability-classified warrants at the end of each reporting period and reflect in the unaudited condensed statements of operations a gain or loss from the change in fair value of the warrant in the period in which the change occurred.

For the nine months ended September 30, 2023, we had net income from operations of $1,011,750 which consisted of interest income of $3,134,227, partially offset by general and administrative costs of $1,079,874, provision for income taxes of $639,792 and a loss from the change in the fair value of warrants of $402,811. We are required to revalue our liability-classified warrants at the end of each reporting period and reflect in the unaudited condensed statements of operations a gain or loss from the change in fair value of the warrant in the period in which the change occurred.

For the three months ended September 30, 2022, we had a loss from operations of $165,568 which consisted of general and administrative costs, and net income of $1,377,626, which included gain from the change in the fair value of warrants of $276,124, interest income of $1,560,064 and provision for income taxes of $292,994. We are required to revalue our liability-classified warrants at the end of each reporting period and reflect in the unaudited condensed statements of operations a gain or loss from the change in fair value of the warrant in the period in which the change occurred.

For the nine months ended September 30, 2022, we had a loss from operations of $788,052, which consisted of general and administrative costs, and net income of $6,159,030, which included gain from the change in the fair value of warrants of $5,235,164, interest income of $2,078,242 and provision for income taxes of $366,324. We are required to revalue our liability-classified warrants at the end of each reporting period and reflect in the unaudited condensed statements of operations a gain or loss from the change in fair value of the warrant in the period in which the change occurred.

For the year ended December 31, 2022, we had a loss from operations of $1,092,069, which consisted of operating costs, and net income of $8,697,124, which included gain from the change in the fair value of warrant liabilities of $5,716,540, interest income of $5,053,210 and provision for income taxes of $980,557. We are required to revalue our liability-classified warrants at the end of each reporting period and reflect in the statements of operations a gain or loss from the change in fair value of the warrant liabilities in the period in which the change occurred.

For the year ended December 31, 2021, we had a loss from operations of $1,072,037 which consisted of operating costs, and net income of $1,838,172, which included a net gain from the change in the fair value of warrant liabilities of $3,152,371, and interest income of $17,951, offset by warrant issuance costs of $260,113. We are required to revalue our liability-classified warrants at the end of each reporting period and reflect in the statement of operations a gain or loss from the change in fair value of the warrant liabilities in the period in which the change occurred.

Factors That May Adversely Affect our Results of Operations

Our results of operations and our ability to complete an initial business combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an initial business combination.

Liquidity and Capital Resources

On March 2, 2021, we consummated our IPO of 30,000,000 units at a price of $10.00 per unit, generating gross proceeds of $300,000,000. In connection with our initial public offering, the underwriters were granted a 30-day option from the date of the prospectus to purchase up to 4,500,000 additional units to cover over-allotment, if any. On March 8, 2021, the underwriters fully exercised the over-allotment option, generating gross proceeds of $45,000,000.

Simultaneously with the initial closing and over-allotment closing of our IPO, we consummated the sale of an aggregate 890,000 Placement Units to our Sponsor and Mizhuo at a price of $10.00 per unit, generating gross proceeds of $8,900,000.

Following our IPO, the exercise of the over-allotment option and the sale of the Placement Units , a total of $345,000,000 was placed in the trust account.

Through September 30, 2023, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares, issuance of a $300,000 unsecured promissory note to the Sponsor, and the remaining net proceeds from the IPO and the sale of Placement Units.

In addition, on March 3, 2023, the Company issued a promissory note in the principal amount of up to $900,000 to the Sponsor, pursuant to which the Sponsor agreed to loan to the Company up to such amount in connection with the extension of the date by which the Company must either (i) consummate a business combination, (ii) cease all operations, or (iii) redeem or repurchase 100% of the Company’s outstanding public shares, from March 2, 2023 to December 2, 2023 (or such earlier date as determined by the board of directors). As of September 30, 2023, $700,000 has been borrowed against the promissory note, with $200,000 remaining for withdrawal.

As of September 30, 2023, we had cash held in the trust account of $33,840,860. Interest income on the balance in the trust account may be used by us to pay taxes.

For the nine months ended September 30, 2023, cash used in operating activities was $1,097,133.

For the nine months ended September 30, 2022, cash used in operating activities was $627,502.

As of December 31, 2022, we had marketable securities held in the trust account of $349,466,161. Interest income on the balance in the trust account may be used by us to pay taxes. For the year ended December 31, 2022 and 2021, there was $5,053,210 and $17,951 interest income earned from the trust account, respectively. Following the Extension and related redemptions, we had approximately $32.65 million remaining in the trust account.

For the year ended December 31, 2022, cash used in operating activities was $1,003,206.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the trust account (less income taxes payable), to complete our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2023, we had cash of $278,839 held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial business combination.

As of December 31, 2022, we had cash of $352,305 held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial business combination.

On August 16, 2023, the Sponsor issued a promissory note in the principal amount of $750,000 to the Company. The note does not bear interest and has no convertible options associated with the note. As of the date of this filing, no amounts have been paid under this note and $750,000 is due on demand.

In order to fund working capital deficiencies or finance transaction costs in connection with our initial business combination, the initial stockholders or their affiliates may, but are not obligated to (other than with respect to the Sponsor Notes), loan us funds as may be required. If we complete our initial business combination, we will repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants identical to the Placement Warrants, at a price of $1.00 per warrant at the option of the lender.

We do not believe we will need to raise additional funds (other than with respect to the Sponsor Notes) in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

On March 3, 2023, we instructed Continental to liquidate the investments held in the Trust Account and instead to hold the funds in the trust account in an interest-bearing demand deposit account at Morgan Stanley, with Continental continuing to act as trustee, until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of investments in the Trust Account, the remaining proceeds from the IPO and private placement are no longer invested in U.S. government securities or money market funds.

Going Concern

The Company anticipates that the $278,839 outside of the Trust Account as of September 30, 2023 might not be sufficient to allow the Company to operate until the end of the period in which we are permitted to complete an initial business combination, assuming that an initial business combination is not consummated during that time. Until consummation of its initial business combination, the Company will be using the funds not held in the Trust Account, and any additional working capital loans from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5 to the financial statements), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the initial business combination.

The Company can raise additional capital through working capital loans from the Sponsor, the Company’s officers, directors, or their respective affiliates (which is described in Note 5 to the financial statements), or through loans from third parties. None of the Sponsor, officers or directors is under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but may not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until December 2, 2023 to consummate an initial business combination. However, if the Company is unable to complete an initial business combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company, divided by the number of then outstanding public shares, subject to applicable law and as further described in the IPO Registration Statement, and then seek to dissolve and liquidate. Management plans to complete an initial business combination prior to the mandatory liquidation date.

Management has determined that the uncertainty of availability of new financing to meet its liquidity needs and mandatory liquidation, should an initial business combination not occur, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Combination Period. The Company intends to complete an initial business combination prior to its mandatory liquidation date.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2023 and December 31, 2022.

Contractual Obligations

At September 30, 2023 and December 31, 2022 and 2021, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. On February 25, 2021, we entered into an administrative support agreement pursuant to which we have agreed to pay an affiliate of the sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon the earlier of the completion of the initial business combination and our liquidation, we will cease paying these monthly fees. For the three and nine months ended September 30, 2023, the Company incurred and paid $30,000 and $90,000, respectively, which is included in operating costs on the condensed statements of operations. For the three and nine months ended September 30, 2022, the Company incurred and paid $30,000 and $90,000, respectively, which are included in formation costs on the unaudited condensed statements of operations.

We have engaged Mizuho as an advisor in connection with our initial business combination to assist us in holding meetings with our stockholders to discuss the potential initial business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination, assist us in obtaining stockholder approval for the initial business combination and assist us with our press releases and public filings in connection with the initial business combination. We will pay the representative a cash fee for such services upon the consummation of our initial business combination in an amount equal to 3.5% of the gross proceeds of our initial public offering ($12,075,000). Pursuant to the Merger Agreement, Twelve Seas agreed to ensure that Mizuho enters into novation, waiver or a substantially similar agreement with Twelve Seas and/or the Sponsor, as applicable, so that no deferred underwriting fee from the Twelve Seas’ IPO shall be due at and after the Closing.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer (together, the “Certifying Officers”), or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of our management, including our Certifying Officers, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on the foregoing, our Certifying Officers concluded that our disclosure controls and procedures were effective as of the end of the quarterly period ended September 30, 2023.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Changes in Internal Control over Financial Reporting

There have been no changes to our internal control over financial reporting during the quarterly period ended September 30, 2023 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Critical Accounting Policies

The preparation of unaudited condensed financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Class A Common stock subject to possible redemption

We account for Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Class A Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value.

Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ deficit. Our Class A common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of our condensed balance sheets.

Derivative warrant liabilities

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of the Company’s financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

We account for our 11,796,667 common stock warrants issued in connection with our initial public offering (11,500,000) and placement warrants (296,667) as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our unaudited condensed statements of operations. The fair value of placement warrants issued by us in connection with our initial public offering and private placement has been estimated using Monte-Carlo simulations at each measurement date. The fair value of public warrants issued with our initial public offering was initially measured using Monte-Carlo simulations and then measured based trading price once they commenced trading on March 29, 2021.

CERTAIN TWELVE SEAS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In August 2020, we issued an aggregate of 5,750,000 Founder Shares to our Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. In January 2021, we effected a stock dividend of 0.25 for each share of Class B common stock outstanding, resulting in our initial stockholders holding an aggregate of 7,187,500 Founder Shares. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of our IPO (excluding the Placement Units and underlying securities and the Representative Shares). On February 25, 2021, the Company effected a stock dividend of 0.2 for each share of Class B common stock outstanding, resulting in the initial stockholders holding an aggregate of 8,625,000 Founder Shares. This number included up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On March 8, 2021, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares are no longer subject to forfeiture.

On February 6, 2023, we issued an aggregate of 8,625,000 shares of Class A common stock to our Sponsor upon the conversion of the Class B common stock held by our Sponsor. The 8,625,000 shares of Class A common stock issued in connection with the Founder Conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Founder Conversion, as described in the IPO Prospectus, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination.

Simultaneously with the closing of the IPO, our Sponsor and Mizuho purchased an aggregate of 800,000 Placement Units at a price of $10.00 per unit, for an aggregate purchase price of $8,000,000.

On March 8, 2021, the underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional 4,500,000 units occurred on March 10, 2021, generating gross proceeds of $45,000,000. In connection with the closing of the purchase of the over-allotment units, Twelve Seas sold an additional aggregate of 90,000 Placement Units to our Sponsor and Mizuho at a price of $10.00 per Placement Unit, generating an additional $900,000 of gross proceeds.

On March 2, 2021, the Company also issued to the representative 275,000 Representative Shares upon the consummation of the IPO.

There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Founder Shares, Placement Shares, Placement Warrants or Representative Shares, which will expire worthless if we do not consummate a business combination by June 2, 2024.

On July 21, 2020, the Company issued an unsecured promissory note to our Sponsor in the aggregate principal amount of up to $300,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing and unsecured and was due at the earlier of March 31, 2021 or the closing of the IPO. The loan was not repaid upon the closing of the IPO and is due on demand. As of March 2, 2021, the Company had incurred an aggregate of $201,061 of offering expenses from the initial public offering under the note. The Company owes $36,921 and $37,500 as of December 31, 2022 and 2021, respectively. There are no remaining borrowings available to the Company and the balance is due on demand.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the Placement Units. Other than as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

We originally had up to 24 months from the closing of our IPO, or until March 2, 2023, to consummate an initial business combination. However, on February 28, 2023, we held a special meeting, where our stockholders approved an amendment to our amended and restated certificate of incorporation to extend the period in which we must complete an initial business combination from March 2, 2023 to December 2, 2023 (or such earlier date as determined by the Twelve Seas Board). In connection with such meeting, the Company’s stockholders holding 31,291,466 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, and as a result, approximately $318,435,861 (approximately $10.17 per share) was removed from the trust account to pay such holders. In connection with the extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000 to the sponsor, pursuant to which the sponsor agreed to provide the Company with equal installments of $100,000, to be deposited into the trust account for each month of the extension. Following the redemptions, the Company had 3,208,534 Public Shares outstanding.

On November 27, 2023, the Company held a special meeting in lieu of an annual meeting of stockholders. At the meeting, the Company’s stockholders approved (i) an amendment to its amended and restated certificate of incorporation, extending the date by which the Company must consummate its initial business combination from December 2, 2023 to June 2, 2024, or such earlier date as determined by the Twelve Seas Board; and (ii) a proposal to re-elect each of Jonathan Morris, Anthony Steains and Bob Foresman as Class I directors of the Twelve Seas Board until the annual meeting of the Company to be held in 2025 or until their successors are appointed and qualified. Stockholders holding 1,859,153 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $19.567 million (approximately $10.52 per share) was removed from the Company’s trust account to pay such holders. Following redemptions, the Company had 1,349,381 Public Shares outstanding.

We pay Twelve Seas Capital, Inc., an affiliate of our Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, have been or will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that are to be made to our Sponsor, officers, directors or our or their affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

The holders of the Founder Shares, Placement Units, Representative Shares and units that may be issued upon conversion of working capital loans (and in each case holders of their component securities, as applicable) will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

In connection with our IPO, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to this proxy statement.

In addition, our audit committee, pursuant to a written charter that we adopted in connection with our IPO, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our Sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the Trust Account prior to the completion of our initial business combination:

•        Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•        Payment to an affiliate of our sponsor of $10,000 per month for office space, utilities and secretarial and administrative support;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        Repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the Placement Units.

Our audit committee reviews on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates.

MANAGEMENT OF NEW CRYSTAL LAGOONS FOLLOWING THE BUSINESS COMBINATION

References in this section to “we,” “our,” “us” and “Crystal Lagoons” generally refer to Legacy Crystal Lagoons prior to the Business Combination and to New Crystal Lagoons and its consolidated subsidiaries after giving effect to the Business Combination.

Management and Board of Directors

The following table sets forth certain information, including ages as of February 12, 2024, regarding the persons who are expected to serve as executive officers and directors of New Crystal Lagoons upon the Closing and assuming the election of the nominees at the special meeting as set forth in the Election of Directors Proposal.

Name	Age	Title
Executive Officers
Fernando Fischmann	68	Chief Executive Officer, Chairman and Director
Cristobal Baixas	41	Corporate Development Director
Javiera de la Cerda	37	Research & Development and Intellectual Property Director
Non-Employee Directors
Allen R. Weiss		Director
		Director
		Director
		Director
		Director

Information about Anticipated Executive Officer and Directors upon the Closing

Executive Officers

Fernando Fischmann.    Upon the closing of the Business Combination, Fernando Fischmann will serve as Chief Executive Officer, Chairman and Director of New Crystal Lagoons. Mr. Fischmann is the founder of Legacy Crystal Lagoons and has served as the Chief Executive Officer and the chairman since January 2020. Mr. Fischmann also currently serves as the chief technology officer of Crystal Lagoons Technologies Inc., which is a wholly-owned subsidiary of Legacy Crystal Lagoons. Mr. Fischmann was an employee of Crystal Lagoons BV, which is a wholly-owned subsidiary of Legacy Crystal Lagoons, from July 2016 until August 2019, and served as a consultant from February 2015 until December 2019. He has been honored many times with prestigious international awards, such as “Entrepreneur of the year”, “Innovator of the year”, and “Businessman of the year” and has also received The Stevie Award. We believe that Mr. Fischmann is qualified to serve as a member of the New Crystal Lagoons Board because of his experience as a scientist, innovator and businessman as well as his familiarity with the company.

Cristobal Baixas.    Upon the closing of the Business Combination, Mr. Baixas will serve as the Corporate Development Director of New Crystal Lagoons. Mr. Baixas has served as the Corporate Development Director of Legacy Crystal Lagoons since September 2017, in which he is responsible for devising business strategies to grow Legacy Crystal Lagoons’ business. Mr. Baixas also previously served as the Global Business Director and as an Engineering Director of Legacy Crystal Lagoons. Mr. Baixas is a structural engineer with a degree from the Catholic University of Chile.

Javiera de la Cerda.    Upon the closing of the Business Combination, Ms. De la Cerda will serve as the Research & Development and Intellectual Property Director of New Crystal Lagoons. Ms. De la Cerda has served as in this position since November 2010, in which she is responsible for leading the research and development and intellectual property departments of Legacy Crystal Lagoons. Ms. De la Cerda is an industrial engineer with a degree in mechanical engineering from the Catholic University of Chile, with a specialization in the energy and sustainability sectors.

Non-Employee Directors

Allen R. Weiss.    From 1972 to 2011, Mr. Weiss had a career at Disney in various roles. From 1994 to 2003, Mr. Weiss served as President of Walt Disney World and from 2003 to 2011 served as the President of World Wide Operations for Disney’s $10 Billion/95,000 employee Walt Disney Parks and Resorts business. Mr. Weiss was responsible for the company’s theme parks and resorts including the Walt Disney World Resort, Disneyland Resort, and Disneyland Resort Paris, Disney Cruise Line, Disney Vacation Club, “Adventures by Disney, “and the line-of-business responsibility for Hong Kong Disneyland Resort and Tokyo Disney Resort. During his tenure as President, Mr. Weiss directed the largest resort expansion in Walt Disney World history, resulting in double-digit percentage revenue growth, seven consecutive years of records and higher profits.

From November 2011 to January 2019, Mr. Weiss was a consultant for Apollo Investment Consulting. Mr. Weiss was involved in company analyses to support potential acquisitions and management. During his time in his role, he had direct involvement in the acquisition of Chuck E. Cheese Entertainment in 2014 and served on the Board of Directors until December 2020. Mr. Weiss was also engaged in acquisition and negotiations for the sale of Great Wolf Resorts where he subsequently became Chairman of the Board of Directors for Great Wolf and later Executive Chairman. Mr. Weiss was also involved in the acquisition of Diamond Resorts International, which closed in September 2016, and ClubCorp.

Mr. Weiss has served on the Alticor Board of Directors since 2012, and Diamond Resorts International Board of Directors since 2014. He also serves on the Metro Orlando Economic Development Commission Governor’s Council from 2004 to 2007, was a National Board Member of Sanford — Burnham Medical Research Institute and was appointed by the U.S. Commerce Secretary as a founding member to the Corporation for Travel Promotion Board of Directors. He was named “Most Influential Businessman in Central Florida” by the Orlando Business Journal in 2005. We believe Mr. Weiss is qualified to serve on Board of Directors of Crystal Lagoons due to his extensive leadership, acquisition and negotiation expertise, as well as his corporate finance experience.

Composition of the New Crystal Lagoons Board of Directors After the Business Combination

New Crystal Lagoons’ business and affairs will be managed under the direction of its Board. The New Crystal Lagoons Board will be staggered in three classes, with two directors in Class I (expected to be              and             ), two directors in Class II (expected to be              and             ), and two directors in Class III (expected to be Fernando Fischmann and [Allen R. Weiss]). See “Description of New Crystal Lagoons’ Securities — Certain Anti-Takeover Provisions of Delaware Law — Classified Board of Directors.”

Board Committees

The New Crystal Lagoons Board will direct the management of New Crystal Lagoons’ business and affairs and will conduct its business through meetings of the New Crystal Lagoons Board and standing committees. After the Business Combination, New Crystal Lagoons will have a standing audit committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the New Crystal Lagoons Board when necessary to address specific issues.

Audit Committee

The New Crystal Lagoons audit committee will be responsible for, among other things:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by it;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by it, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and New Crystal Lagoons to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to New Crystal Lagoons entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and New Crystal Lagoons’ legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

Upon the completion of the Business Combination, the New Crystal Lagoons audit committee will consist of             ,              and             , with              serving as chair. Rule 10A-3 of the Exchange Act and the Nasdaq rules require that the New Crystal Lagoons audit committee have at least one independent member, have a majority of independent members and be composed entirely of independent members. The New Crystal Lagoons Board has affirmatively determined that             ,              and              each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq rules. Each member of the New Crystal Lagoons audit committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, the New Crystal Lagoons Board has determined that              will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The New Crystal Lagoons Board will adopt a written charter for the audit committee, which will be available on its corporate website upon the completion of the Business Combination. The information on any of New Crystal Lagoons’ websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation Committee

The New Crystal Lagoons compensation committee will be responsible for, among other things:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to its Chief Executive Officer’s compensation, if any is paid by New Crystal Lagoons, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by New Crystal Lagoons, of all of its other officers;

•        reviewing on an annual basis its executive compensation policies and plans;

•        implementing and administering its incentive compensation equity-based remuneration plans;

•        assisting management in complying with its proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for its officers and employees;

•        if required, producing a report on executive compensation to be included in its annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Upon the completion of the Business Combination, the New Crystal Lagoons compensation committee will consist of             ,              and             , with              serving as chair. The New Crystal Lagoons Board has affirmatively determined that             ,              and              each meet the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The New Crystal Lagoons Board will adopt a written charter for the compensation committee, which will be available on its corporate website upon the completion of the Business Combination. The information on any of New Crystal Lagoons’ websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Director Nominations

The New Crystal Lagoons Board does not expect to have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the New Crystal Lagoons Board. The New Crystal Lagoons Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As we do not have a standing nominating committee, we do not have a nominating committee charter in place.

The New Crystal Lagoons Board will consider candidates for nomination who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In general, in identifying and evaluating nominees for director, the New Crystal Lagoons Board will also consider experience in corporate management such as serving as an officer or former officer of a publicly held company, experience as a board member of another publicly held company, professional and academic experience relevant to our business, leadership skills, experience in finance and accounting or executive compensation practices, whether candidate has the time required for preparation, participation and attendance at the New Crystal Lagoons Board meetings and committee meetings, if applicable, independence and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of the intended members of New Crystal Lagoons’ compensation committee have ever been an executive officer or employee of New Crystal Lagoons. None of New Crystal Lagoons’ executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the New Crystal Lagoons Board or compensation committee.

Controlled Company Exemption

Upon consummation of the Business Combination, Fernando Fischmann, Chief Executive Officer and founder, will beneficially own more than 50% of the combined voting power for the election of directors of New Crystal Lagoons. As a result, New Crystal Lagoons will be a “controlled company” within the meaning of Nasdaq listing rules and would be eligible to elect not to comply with certain corporate governance standards, including, but not limited to, the following requirements:

•        that a majority of its board of directors consist of directors who qualify as “independent” as defined under the rules of Nasdaq;

•        that it has a nominating and corporate governance committee composed entirely of independent directors; and

•        that it has a compensation committee composed entirely of independent directors.

New Crystal Lagoons may elect to utilize one or more of these exemptions for so long as it remains a “controlled company.” Accordingly, you may not have the same protections afforded to stockholder of companies that are subject to all of these corporate governance requirements. In the event that New Crystal Lagoons ceases to be a “controlled company” and its shares continue to be listed on the Nasdaq, New Crystal Lagoons will be required to comply with these provisions within the applicable transition periods. See “Risk Factors — Risks Related to Crystal Lagoons’ Capital Structure — “The post-business combination company will be a “controlled company”

within the meaning of Nasdaq listing standards and, as a result, will qualify for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.”

Role of the New Crystal Lagoons Board in Risk Oversight

Upon the consummation of Business Combination, one of the key functions of the New Crystal Lagoons Board will be informed oversight of New Crystal Lagoons’ risk management process. The New Crystal Lagoons Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the New Crystal Lagoons Board as a whole, as well as through various standing committees of the New Crystal Lagoons Board that address risks inherent in their respective areas of oversight. For example, the New Crystal Lagoons audit committee will be responsible for overseeing the management of risks associated with New Crystal Lagoons’ financial reporting, accounting, and auditing matters; New Crystal Lagoons’ compensation committee will oversee the management of risks associated with our compensation policies and programs.

Board Oversight of Cybersecurity Risks

New Crystal Lagoons will face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in this proxy statement/prospectus. The New Crystal Lagoons Board will play an active role in monitoring cybersecurity risks and will be committed to the prevention, timely detection, and mitigation of the effects of any such incidents on New Crystal Lagoons’ operations. In addition to regular reports from each of the New Crystal Lagoons Board committees, the New Crystal Lagoons Board will receive regular reports from management on material cybersecurity risks and the degree of New Crystal Lagoons’ exposure to those risks. While the New Crystal Lagoons Board will oversee its cybersecurity risk management, management will be responsible for day-to-day risk management processes. Management will work with third party service providers to maintain appropriate controls. We believe this division of responsibilities is the most effective approach for addressing New Crystal Lagoons’ cybersecurity risks and that the New Crystal Lagoons Board leadership structure supports this approach.

Code of Business Conduct and Ethics

Prior to the completion of the Business Combination, New Crystal Lagoons will adopt a written code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on the corporate governance section of New Crystal Lagoons’ corporate website upon the completion of the Business Combination. In addition, New Crystal Lagoons intends to post on its website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of New Crystal Lagoons’ websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation of Directors and Officers

Following the Closing of the Business Combination, New Crystal Lagoons expects its executive compensation program to reflect Legacy Crystal Lagoons’ compensation policies and philosophies, as they may be modified and updated from time to time.

Following the Closing of the Business Combination, New Crystal Lagoons expects that decisions with respect to the compensation of its executive officers, including its named executive officers, will be made by the compensation committee of the New Crystal Lagoons Board. Legacy Crystal Lagoons’ executive compensation programs for 2024 are further described above under “Legacy Crystal Lagoons’ Executive and Director Compensation.”

DESCRIPTION OF THE NEW CRYSTAL LAGOONS SECURITIES

The following summary of the material terms of New Crystal Lagoons’ securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Proposed Certificate of Incorporation in its entirety for a complete description of the rights and preferences of New Crystal Lagoons’ securities following the Business Combination. The changes proposed to be made to the Existing Certificate of Incorporation through the adoption of the Proposed Certificate of Incorporation are described in “Proposal No. 2 — The Charter Amendment Proposal” and “Proposal Nos. 3A-3C — The Governance Proposals” and the full text of the Proposed Certificate of Incorporation and proposed New Crystal Lagoons Bylaws are attached as Annex B and Annex C, respectively, to this proxy statement.

Authorized and Outstanding Capital Stock

Voting Power

Holders of New Crystal Lagoons Common Stock will be entitled to one vote in respect of each share of stock held of record by such holder on all matters to be voted on by stockholders.

Dividends

Subject to applicable law and the rights and preferences, if any, of any holders of any other class or outstanding series of preferred stock of New Crystal Lagoons, holders of New Crystal Lagoons Common Stock will be entitled to receive dividends when, as and if declared by the New Crystal Lagoons Board.

Liquidation, Dissolution and Winding Up

Subject to applicable law and the rights and preferences, if any, of any holders of any other class or outstanding series of preferred stock of New Crystal Lagoons, upon New Crystal Lagoons’ liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors, the holders of New Crystal Lagoons Common Stock will be entitled to receive pro rata New Crystal Lagoons’ remaining assets available for distribution.

Preemptive or Other Rights

Holders of New Crystal Lagoons Common Stock will not be entitled to preemptive rights, and New Crystal Lagoons Common Stock is not subject to conversion, redemption or sinking fund provisions.

Election of Directors

The Proposed Certificate of Incorporation and New Crystal Lagoons Bylaws will establish a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a majority of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Proposed Certificate of Incorporation will not provide for cumulative voting for the election of directors.

Preferred Stock

The Proposed Certificate of Incorporation provides that shares of New Crystal Lagoons preferred stock may be issued from time to time in one or more series. The New Crystal Lagoons Board will be authorized to establish the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series, in each case without further vote or action by the stockholders. The New Crystal Lagoons Board will be able to, without stockholder approval, issue New Crystal Lagoons preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the New Crystal Lagoons Common Stock and could have anti-takeover effects. The ability of the New Crystal Lagoons Board to issue New Crystal Lagoons preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of New Crystal Lagoons or the removal of existing management. Twelve Seas has no preferred stock outstanding at the date hereof, and will have no preferred stock outstanding immediately after the Closing.

Warrants

Public Warrants

As of            , 2024, there were            Twelve Seas Warrants to purchase Class A common stock outstanding, consisting of            Public Warrants and            Private Warrants held by the Sponsor. Each whole Public Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial business combination, provided that we have a current effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or Twelve Seas permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Twelve Seas Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities laws, or blue sky laws of the state of residence of the holder. The Public Warrants will expire on the fifth anniversary of Twelve Seas’ completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Twelve Seas will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to Twelve Seas satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable and Twelve Seas will not be obligated to issue a share of Class A common stock upon exercise of a Public Warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Twelve Seas be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a Twelve Seas Unit containing such Public Warrant will have paid the full purchase price for the Twelve Seas Unit solely for the share of Class A common stock underlying such Twelve Seas Unit.

Twelve Seas registered the shares of Class A common stock issuable upon exercise of the Public Warrants in the registration statement relating to the IPO because the Public Warrants will become exercisable 30 days after the completion of an initial business combination, which may be within one year of the IPO. However, because the Public Warrants will be exercisable until their expiration date of up to five years after the completion of an initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of an initial business combination, Twelve Seas has agreed that as soon as practicable, but in no event later than 20 business days after the closing of an initial business combination, Twelve Seas will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. Twelve Seas will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the Twelve Seas Warrant Agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of an initial business combination, holders of Public Warrants may, until such time as there is an effective registration statement and during any period when Twelve Seas will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Twelve Seas may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Twelve Seas so elects, Twelve Seas will not be required to maintain in effect a registration statement, and in the event Twelve Seas does not so elect, Twelve Seas will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash

Once the Public Warrants become exercisable following the Closing, New Crystal Lagoons may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each Public Warrant holder; and

•        if, and only if, the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending three trading days before Twelve Seas sends the notice of redemption to the Public Warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “— Anti-Dilution Adjustments” below).

New Crystal Lagoons will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the New Crystal Lagoons Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of New Crystal Lagoons Common Stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by New Crystal Lagoons, New Crystal Lagoons may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

New Crystal Lagoons has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and New Crystal Lagoons issues a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the New Crystal Lagoons Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “Anti-dilution Adjustments” below) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures

A holder of a Public Warrant may notify New Crystal Lagoons in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the New Crystal Lagoons Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of New Crystal Lagoons Common Stock is increased by a stock dividend payable in shares of New Crystal Lagoons Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of New Crystal Lagoons Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of New Crystal Lagoons Common Stock.

In addition, if New Crystal Lagoons, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of the New Crystal Lagoons Common Stock on account of such New Crystal Lagoons Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the New Crystal Lagoons Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of New Crystal Lagoons Common Stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of New Crystal Lagoons Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of New Crystal Lagoons Common Stock in connection with a stockholder vote to amend the Existing Certificate of Incorporation (A) to modify the substance or timing of New Crystal Lagoons’ obligation to provide holders of New Crystal Lagoons Common Stock the right to have their shares redeemed in connection with an initial business combination or to redeem 100% of the Public Shares if New Crystal Lagoons does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of the Public Shares upon our failure to complete an initial business combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Crystal Lagoons Common Stock in respect of such event.

If the number of outstanding shares of New Crystal Lagoons Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of New Crystal Lagoons Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New Crystal Lagoons Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of New Crystal Lagoons Common Stock.

Whenever the number of shares of New Crystal Lagoons Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Crystal Lagoons Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of New Crystal Lagoons Common Stock so purchasable immediately thereafter.

In addition, if (x) New Crystal Lagoons issues additional shares of New Crystal Lagoons Common Stock or equity-linked securities for capital raising purposes in connection with the closing of an initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by New Crystal Lagoons’ board of directors and, in the case of any such issuance to the Initial Stockholders or their respective affiliates, without taking into account any Founder Shares held by the Initial Stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the New Crystal Lagoons Common Stock during the 20 trading day period starting on the trading day prior to the day on which New Crystal Lagoons consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above under “— Redemption of Warrants for Cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding New Crystal Lagoons Common Stock (other than those described above or that solely affects the par value of such New Crystal Lagoons Common Stock), or in the case of any merger or consolidation of New Crystal Lagoons with or into another corporation (other than a consolidation or merger in which New Crystal Lagoons is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding New Crystal Lagoons Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of New Crystal Lagoons as an entirety or substantially as an entirety in connection with which New Crystal Lagoons is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the New Crystal Lagoons Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of New Crystal Lagoons Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.

The Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and New Crystal Lagoons. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants, and, solely with respect to any amendment to the terms of the Private Warrants, a majority of the then outstanding Private Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to New Crystal Lagoons, for the number of warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of New Crystal Lagoons Common Stock and any voting rights until they exercise their Public Warrants and receive New Crystal Lagoons Common Stock. After the issuance of New Crystal Lagoons Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, New Crystal Lagoons will, upon exercise, round down to the nearest whole number the number of shares of New Crystal Lagoons Common Stock to be issued to the Public Warrant holder.

New Crystal Lagoons has agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and New Crystal Lagoons irrevocably submitted to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Warrants (including the New Crystal Lagoons Common Stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the Business Combination (except pursuant to limited exceptions to Twelve Seas’ officers and directors and other persons or entities affiliated with the initial purchasers of the Private Warrants) and they will not be redeemable by New Crystal Lagoons so long as they are held by the Sponsor or its permitted transferees, subject to certain exceptions. The Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by Twelve Seas in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Warrants for that number of shares of New Crystal Lagoons Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Crystal Lagoons Common Stock underlying the Private Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Private Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” means the average reported closing price of the New Crystal Lagoons Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Twelve Seas’ officers and directors may, but are not obligated to, loan Twelve Seas funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Warrants.

The Initial Stockholders have agreed not to transfer, assign or sell any of the Private Warrants (including the Class A common stock issuable upon exercise of any of the Private Warrants) until the date that is 30 days after the date Twelve Seas completes its initial business combination, except that, among other limited exceptions, transfers can be made to Twelve Seas’ officers and directors and other persons or entities affiliated with the Sponsor.

Dividends

New Crystal Lagoons has not paid any cash dividends on the New Crystal Lagoons Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the post-combination company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the board of directors at such time. Further, if New Crystal Lagoons incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

Listing of Securities

The Twelve Seas Class A common stock, Twelve Seas Warrants and Twelve Seas Units are currently listed on the Nasdaq under the symbols “TWLV,” “TWLVW” and “TWLVU,” respectively. Twelve Seas intends to apply to continue the listing of the New Crystal Lagoons Common Stock and New Crystal Lagoons Warrants on the Nasdaq under the symbols “CRYS” and “CRYSW,” respectively, upon the Closing.

Transfer Agent and Registrar

The transfer agent and registrar for the Twelve Seas Class A common stock and warrant agent for the Twelve Seas Warrants is, and for New Crystal Lagoons’ common stock and warrants is expected to be, Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law

Classified Board of Directors

The Proposed Certificate of Incorporation provides that the New Crystal Lagoons Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the New Crystal Lagoons Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the New Crystal Lagoons Board.

Authorized but Unissued Shares

The authorized but unissued shares of New Crystal Lagoons Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved New Crystal Lagoons Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of New Crystal Lagoons by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Stockholders

The Proposed Certificate of Incorporation provides that, subject to any special rights of the holders of preferred stock of the New Crystal Lagoons, only the New Crystal Lagoons Board, the chairperson of the New Crystal Lagoons Board or the New Crystal Lagoons chief executive officer may call special meetings of stockholders, thus prohibiting a holder of New Crystal Lagoons’ common stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of New Crystal Lagoons capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The New Crystal Lagoons Bylaws provide that stockholders seeking to bring business before New Crystal Lagoons’ annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, New Crystal Lagoons’ principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, except in the case of a special meeting to nominate candidates for election as directors, timely notice shall not less than the later of 90 days prior to the special meeting or the 10th day following the day on which public disclosure of the date of the special meeting is first made by New Crystal Lagoons. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by New Crystal Lagoons. The New Crystal Lagoons Bylaws will also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude New Crystal Lagoons’ stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Amendment of Charter or Bylaws

Upon consummation of the Business Combination, New Crystal Lagoons Bylaws may be amended or repealed by the New Crystal Lagoons Board or by the affirmative vote of the holders of at least two-thirds of the voting power of all of the shares of the capital stock of New Crystal Lagoons entitled to vote in the election of directors, voting as one class. The affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of New Crystal Lagoons entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the Proposed Certificate of Incorporation.

Board Vacancies

Any vacancy on the New Crystal Lagoons Board may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, subject to any special rights of the holders of preferred stock of New Crystal Lagoons. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. Except as otherwise provided by law or the New Crystal Lagoons Bylaws, in the event of a vacancy on the New Crystal Lagoons Board, the remaining directors may exercise the powers of the full New Crystal Lagoons Board until the vacancy is filled.

Exclusive Forum Selection

The Proposed Certificate of Incorporation will require, unless New Crystal Lagoons consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, that (i) derivative actions brought on New Crystal Lagoons’ behalf, (ii) actions or proceedings asserting a claim of breach of fiduciary duty owed by any director, officer, employee, agent or stockholder of New Crystal Lagoons, (iii) actions or proceedings asserting a claim pursuant to the DGCL, the Proposed Certificate of Incorporation and the New Crystal Lagoons Bylaws, (iv) actions or proceedings to interpret, apply, enforce or determine the validity of the Proposed Certificate of Incorporation or the New Crystal Lagoons Bylaws, (v) actions or proceedings as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware or (vi) actions or proceedings asserting claims governed by the internal affairs doctrine, may be brought only in the Court of Chancery in the State of Delaware

(or, if the Chancery Court does not have jurisdiction, the state courts of the State of Delaware or the federal district court for the District of Delaware). This choice of forum provision will also provide that, unless New Crystal Lagoons consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, the Proposed Certificate of Incorporation will provide that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. New Crystal Lagoons stockholders will not be deemed to have waived New Crystal Lagoons’ compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Proposed Certificate of Incorporation will provide that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by New Crystal Lagoons stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. New Crystal Lagoons stockholders will not be deemed to have waived New Crystal Lagoons’ compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of New Crystal Lagoons’ capital stock shall be deemed to have notice of and consented to the forum provisions in the Proposed Certificate of Incorporation.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Crystal Lagoons or its directors, officers, or other employees, which may discourage such lawsuits against New Crystal Lagoons and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the Proposed Certificate of Incorporation to be inapplicable or unenforceable in an action, New Crystal Lagoons may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Section 203 of the Delaware General Corporation Law

Twelve Seas is, and New Crystal Lagoons will be, subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•        before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•        at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring New Crystal Lagoons to negotiate in advance with the New Crystal Lagoons Board because the stockholder approval requirement would be avoided if the New Crystal Lagoons Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the New Crystal Lagoons Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The New Crystal Lagoons Bylaws provide that New Crystal Lagoons’ directors and officers will be indemnified and advanced expenses by New Crystal Lagoons to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Proposed Certificate of Incorporation provides that New Crystal Lagoons’ directors will not be personally liable to New Crystal Lagoons or its stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by law.

The New Crystal Lagoons Bylaws also permit New Crystal Lagoons to purchase and maintain insurance on behalf of any officer, director, employee or agent of New Crystal Lagoons for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against New Crystal Lagoons directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit New Crystal Lagoons and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent New Crystal Lagoons pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Twelve Seas believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to New Crystal Lagoons directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPARISON OF STOCKHOLDERS’ RIGHTS

General

Twelve Seas is incorporated under the laws of the State of Delaware and the rights of Twelve Seas stockholders are governed by the laws of the State of Delaware, including the DGCL, the Existing Certificate of Incorporation and Twelve Seas’ current bylaws. Crystal Lagoons is incorporated under the laws of the State of Delaware, and the rights of Crystal Lagoons Stockholders are governed by the laws of the State of Delaware, including the DGCL, Crystal Lagoons’ current amended certificate of incorporation (as amended, the “Crystal Lagoons Charter”) and the current bylaws of Crystal Lagoons (the “Crystal Lagoons Bylaws”). As a result of the Business Combination, Twelve Seas stockholders who continue to hold shares of Class A common stock and Crystal Lagoons Stockholders who receive shares of the Class A common stock will each become New Crystal Lagoons stockholders. New Crystal Lagoons will be incorporated under the laws of the State of Delaware and the rights of New Crystal Lagoons stockholders will be governed by the laws of the State of Delaware, including the DGCL, and, assuming the adoption of the Charter Amendment Proposal, the Proposed Certificate of Incorporation and the New Crystal Lagoons Bylaws. Thus, following the Business Combination, the rights of Twelve Seas stockholders and Crystal Lagoons Stockholders who become New Crystal Lagoons stockholders will continue to be governed by Delaware law but will no longer be governed by the Existing Certificate of Incorporation or Twelve Seas’ current bylaws (with respect to Twelve Seas stockholders) or the Crystal Lagoons Charter or Crystal Lagoons Bylaws (with respect to Crystal Lagoons Stockholders) and instead will be governed by the Proposed Certificate of Incorporation and New Crystal Lagoons Bylaws.

Comparison of Stockholders’ Rights

Set forth below is a summary comparison of material differences between the rights of Twelve Seas stockholders under the Existing Certificate of Incorporation and Twelve Seas’ current bylaws (left column) and the rights of New Crystal Lagoons stockholders under forms of the Proposed Certificate of Incorporation and New Crystal Lagoons Bylaws (right column), which are attached to this proxy statement as Annex B and Annex C, respectively. The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents and is qualified in its entirety by reference to the full text of those documents, as well as the relevant provisions of the DGCL.

Twelve Seas	New Crystal Lagoons
Authorized Capital Stock

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Twelve Seas Common Stock”), including (i) 100,000,000 shares of Class A common stock, and (ii) 10,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 110,000,000 shares, divided into two classes as follows: (i) 100,000,000 shares, par value $0.0001 per share, of Class A common stock (“Common Stock”); and (ii) 10,000,000 shares, par value $0.0001 per share, of preferred stock (“Preferred Stock”).

Rights of Preferred Stock

Subject to certain requirements relating to an initial business combination set forth in the Existing Certificate of Incorporation, the Twelve Seas Board is expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Twelve

The Proposed Certificate of Incorporation authorizes the board of directors, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of preferred stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers),

Twelve Seas	New Crystal Lagoons

Seas Board providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL, and the Twelve Seas Board is expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

Voting Rights

Except as otherwise required by law or the Existing Certificate of Incorporation (including any preferred stock designation), the holders of shares of Twelve Seas Common Stock shall exclusively possess all voting power with respect to Twelve Seas.

Except as otherwise required by law or the Existing Certificate of Incorporation (including any preferred stock designation), the holders of shares of Twelve Seas Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Twelve Seas Common Stock are entitled to vote.

Except as otherwise required by law or the Proposed Certificate of Incorporation (including any preferred stock designation), each holder of an outstanding share of common stock, as such, shall be entitled to one (1) vote for each outstanding share of common stock held of record by such holder on all matters on which stockholders are generally entitled to vote.

Cumulative Voting

Delaware law provides that a corporation may grant stockholders cumulative voting rights for the election of directors in its certificate of incorporation. However, the Existing Certificate of Incorporation does not authorize cumulative voting for the election of directors.

Delaware law provides that a corporation may grant stockholders cumulative voting rights for the election of directors in its certificate of incorporation; however, the Proposed Certificate of Incorporation does not authorize cumulative voting.

Number of Directors and Structure of Board

The Existing Certificate of Incorporation provides that the number of directors of Twelve Seas shall be fixed exclusively by resolution of the Twelve Seas Board. The Existing Certificate of Incorporation divides the Twelve Seas Board into two classes of directors, as nearly equal in number as possible, with each class being elected to a staggered two-year terms. Each director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

The Proposed Certificate of Incorporation provides that the number of directors of New Crystal Lagoons, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time by resolution of a majority of the New Crystal Lagoons Board.

The Proposed Certificate of Incorporation divides the New Crystal Lagoons board of directors into three classes of directors, as nearly equal in number as possible, with each class being elected to a staggered three-year term. Each director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Twelve Seas	New Crystal Lagoons
Election of Directors

Subject to the rights of the holders of any series of the preferred stock to elect directors, voting separately by class or series, the Existing Certificate of Incorporation requires that the election of directors be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

Subject to the rights of the holders of any series of the preferred stock to elect directors, New Crystal Lagoons’ Bylaws require that the election of directors shall be determined by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

Manner of Acting by Board

Twelve Seas’ current bylaws provide that a majority of the Twelve Seas Board shall constitute a quorum for the transaction of business at any meeting of the Twelve Seas Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Twelve Seas Board, except as may be otherwise specifically provided by applicable law, the Existing Certificate of Incorporation or Twelve Seas’ current bylaws.

The Proposed Certificate of Incorporation and the New Crystal Lagoons Bylaws provide that a majority of the New Crystal Lagoons Board shall constitute a quorum for the transaction of business at any meeting of the board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board.

Removal of Directors

The Existing Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock to elect directors, if any, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of Twelve Seas entitled to vote generally in the election of directors, voting together as a single class.

The Proposed Certificate of Incorporation provides that, subject to the special rights of the holders of any series of preferred stock, directors may be removed (a) solely and exclusively for cause and (b) solely and exclusively by the affirmative vote of the holders of at least majority in voting power of all of the then outstanding shares of capital stock of New Crystal Lagoons entitled to vote generally in the election of directors, voting together as a single class.

Vacancies on the Board of Directors

The Existing Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock to elect directors, if any, newly created directorships resulting from an increase in the number of directors and any vacancies on the Twelve Seas board of directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director chosen to fill a vacancy shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

The Proposed Certificate of Incorporation provides that, subject to applicable law and the rights, if any, of the holders of any series of preferred stock to elect directors, any vacancy occurring in the board of directors for any reason, and any newly created directorship resulting from any increase in the authorized number of directors, will, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the New Crystal Lagoons stockholders, and any director chosen to fill a vacancy shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

Twelve Seas	New Crystal Lagoons
Special Meeting of the Board of Directors

Twelve Seas’ current bylaws provide that special meetings of the Twelve Seas Board (a) may be called by the chairman of the Twelve Seas Board or the president of Twelve Seas, or (b) shall be called by the chairman of the Twelve Seas Board, president or secretary on the written request of at least a majority of the Twelve Seas Board or the sole director, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request, provided that the Twelve Seas Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Twelve Seas’ current bylaws.

New Crystal Lagoons Bylaws provide that special meetings of the New Crystal Lagoons Board may be called by the chairman of the board, or the chief executive officer, or the New Crystal Lagoons Board pursuant to a resolution adopted by a majority of the New Crystal Lagoons Board, and may not be called by any other person and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the New Crystal Lagoons Board and stated in the notice of the meeting, provided that the New Crystal Lagoons Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to the New Crystal Lagoons Bylaws.

Amendment to Certificate of Incorporation

The Existing Certificate of Incorporation provides that Twelve Seas reserves the right at any time and from time to time to amend, alter, change or repeal any provision of the Existing Certificate of Incorporation (including any Preferred Stock designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by the Existing Certificate of Incorporation and the DGCL. Under the DGCL, an amendment to a corporation’s certificate of incorporation generally requires the approval of the board of directors and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, subject to certain higher thresholds for amendments to provisions related to Twelve Seas’ status as a blank check company.

The Proposed Certificate of Incorporation provides that New Crystal Lagoons reserves the right at any time and from time to time to amend, alter, change or repeal any provision of the Proposed Certificate of Incorporation (including any preferred stock designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by the Existing Certificate of Incorporation and the DGCL. In addition, the affirmative vote of the holders of at least a majority in voting power of all of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with the Proposed Certificate of Incorporation.

Notwithstanding anything to the contrary contained in the Existing Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no amendment to Article IX (Business Combination Requirements; Existence) of the Existing Certificate of Incorporation shall be effective prior to the consummation of Twelve Seas’ initial business combination unless approved by the affirmative vote of the holders of at least 65% of all then outstanding shares of the Twelve Seas Common Stock.

Under the DGCL, an amendment to a corporation’s certificate of incorporation generally requires the approval of the board of directors and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class.

Amendments to Bylaws

The Existing Certificate of Incorporation provides that the Twelve Seas Board shall have the power to adopt, amend, alter or repeal Twelve Seas’ current bylaws. The affirmative vote of a majority of the Twelve Seas Board shall be required to adopt, amend, alter or repeal Twelve Seas’ current bylaws. Twelve Seas’ current bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to

The Proposed Certificate of Incorporation provides that the New Crystal Lagoons Board is expressly authorized to make, alter, amend and repeal the New Crystal Lagoons Bylaws. In addition to any affirmative vote required by or pursuant to the provisions of the Proposed Certificate of Incorporation, any bylaw that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive the affirmative vote of

Twelve Seas	New Crystal Lagoons

any vote of the holders of any class or series of capital stock of Twelve Seas required by law or the Existing Certificate of Incorporation (including any Preferred Stock designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of Twelve Seas entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the bylaws.

the holders of at least majority in voting power of all of the then outstanding shares of capital stock of New Crystal Lagoons generally entitled to vote, voting together as a single class.
Quorum for Stockholder Meeting

Except as otherwise provided by applicable law, the Existing Certificate of Incorporation, or Twelve Seas’ current bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of Twelve Seas representing a majority of the voting power of all outstanding shares of capital stock of Twelve Seas entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Except as otherwise provided by the Proposed Certificate of Incorporation, or New Crystal Lagoons’ Bylaws and subject to the DGCL, the presence, in person, by proxy, or by remote communication, of the holders of record of a majority of the then outstanding capital stock of New Crystal Lagoons entitled to vote at a meeting of stockholders shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Stockholder Action by Written Consent

The Existing Certificate of Incorporation provides that, except as may be otherwise provided for or fixed pursuant to the Existing Certificate of Incorporation (including any Preferred Stock designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by Twelve Seas stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock with respect to which action may be taken by written consent.

The New Crystal Lagoons Bylaws provide that any action required by the DGCL or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all holders of outstanding stock entitled to vote thereon were present and voted.

Special Stockholder Meetings

The Existing Certificate of Incorporation provides that, subject to the rights of the holders of any outstanding series of preferred stock and to the requirements of applicable law, special meetings of stockholders, may be called only by the chairman of the Twelve Seas Board, the Chief Executive Officer of Twelve Seas, or the Twelve Seas Board pursuant to a resolution adopted by a majority of the Twelve Seas Board, and may not be called by any other person.

Except as otherwise provided by or pursuant to the provisions of the Proposed Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time, but solely and exclusively by the Chairperson of the New Crystal Lagoons Board, New Crystal Lagoons’ Chief Executive Officer or the directors entitled to cast a majority of the votes of the whole New Crystal Lagoons Board. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons.

Twelve Seas	New Crystal Lagoons
Manner of Acting by Stockholders

Twelve Seas’ current bylaws provide that, subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred stock, at all meetings of stockholders all matters other than the election of directors presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Existing Certificate of Incorporation, Twelve Seas’ current bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

New Crystal Lagoons’ Bylaws provide that at all meetings of stockholders on all matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Proposed Certificate of Incorporation, New Crystal Lagoons’ Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Notice of Stockholder Meetings

Twelve Seas’ current bylaws provide that written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the permitted manners set forth in the bylaws to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by Twelve Seas not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the DGCL. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in Twelve Seas’ notice of meeting (or any supplement thereto). Any meeting of stockholders at which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Twelve Seas Board upon public announcement (as defined in Twelve Seas’ current bylaws) given before the date previously scheduled for such meeting.

New Crystal Lagoons’ Bylaws provide that written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the permitted manners set forth in the New Crystal Lagoons Bylaws to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by New Crystal Lagoons not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the DGCL. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in New Crystal Lagoons’ notice of meeting (or any supplement thereto). Any meeting of stockholders at which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the New Crystal Lagoons Board upon public announcement (as defined in New Crystal Lagoons’ Bylaws) given before the date previously scheduled for such meeting.

Advance Notice Provisions

Business other than nomination of persons for election as directors

Any proper business, including the election of directors, may be transacted at the annual meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. No business may be transacted at an annual meeting of stockholders, other than business that is either

Business other than nomination of persons for election as directors

Any proper business, including the election of directors, may be transacted at the annual meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. No business may be transacted at an annual meeting of stockholders, other than business that is either

Twelve Seas	New Crystal Lagoons

(a) specified in Twelve Seas’ notice of meeting (or any supplement thereto) given by or at the direction of the Twelve Seas Board, (b) otherwise properly brought before the annual meeting by or at the direction of the board or (c) otherwise properly brought before the annual meeting by any Twelve Seas stockholder (i) who is a stockholder of record entitled to vote at such annual meeting and (ii) whose notice is timely.

(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the New Crystal Lagoons Board, (b) otherwise properly brought before the annual meeting by or at the direction of the board or (c) otherwise properly brought before the annual meeting by any New Crystal Lagoons stockholder (i) who is a stockholder of record entitled to vote at such annual meeting and (ii) whose notice is timely.

To be timely, a stockholder’s notice must be received by the Secretary not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Twelve Seas. Additionally, the stockholder must provide information pursuant to the advance notice provisions in Twelve Seas’ current bylaws.

To be timely, a stockholder’s notice must be received by the Secretary not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by New Crystal Lagoons. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the New Crystal Lagoons Bylaws.

Stockholder nominations of persons for election as directors	Stockholder nominations of persons for election as directors

Nominations of persons for election to the Twelve Seas Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in Twelve Seas’ notice of such special meeting, may be made (i) by or at the direction of the Twelve Seas Board or (ii) by any Twelve Seas stockholder (1) who is a stockholder of record entitled to vote at the meeting, (2) who is a stockholder on the record date for the determination of stockholders entitled to vote at such meeting and (3) who complies with the notice procedures set forth in the bylaws.

Nominations of persons for election to New Crystal Lagoons’ board of directors at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the notice of such special meeting, may be made (a) by or at the direction of the New Crystal Lagoons Board or (b) by any New Crystal Lagoons stockholder (1) who is a stockholder of record entitled to vote at the meeting, (2) who is a stockholder on the record date for the determination of stockholders entitled to vote at such meeting and (3) who complies with the notice procedures set forth in the New Crystal Lagoons Bylaws.

For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following

For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual

Twelve Seas	New Crystal Lagoons

the day on which public announcement of the date of the annual meeting is first made by Twelve Seas and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by Twelve Seas. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the bylaws.

meeting is first made by New Crystal Lagoons and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by New Crystal Lagoons. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the New Crystal Lagoons Bylaws.

Limitation of Liability of Directors and Officers

The Existing Certificate of Incorporation provides that a director of Twelve Seas shall not be personally liable to Twelve Seas or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to Twelve Seas or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

The DGCL permits limiting or eliminating the monetary liability of a director or certain officers to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

The Proposed Certificate of Incorporation provides that, to the fullest extent permitted by law, no director or officer of New Crystal Lagoons will be personally liable to New Crystal Lagoons or its stockholders for monetary damages for breach of fiduciary duty as a director.

Indemnification of Directors, Officers, Employees and Agents

The Existing Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, Twelve Seas shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Twelve Seas or, while a director or officer of Twelve Seas, is or was serving at the request of Twelve Seas as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding.

Twelve Seas’ current bylaws also provide that Twelve Seas must indemnify and advance expenses to its directors and officers to the fullest extent authorized by applicable law.

New Crystal Lagoons’ Bylaws provide that New Crystal Lagoons must indemnify and advance expenses to its directors and officers to the fullest extent authorized by applicable law. New Crystal Lagoons also will be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for New Crystal Lagoons’ directors, officers and certain employees for some liabilities.

Twelve Seas	New Crystal Lagoons
Corporate Opportunity

The Existing Certificate of Incorporation provides that, to the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to Twelve Seas or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of Twelve Seas unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of Twelve Seas and such opportunity is one Twelve Seas is legally and contractually permitted to undertake and would otherwise be reasonable for Twelve Seas to pursue and the director or officer is permitted to refer that opportunity to Twelve Seas without violating any legal obligation.

None.
Exclusive Forum Selection

The Existing Certificate of Incorporation requires, unless Twelve Seas consents in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on Twelve Seas’ behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to Twelve Seas or its stockholders, (iii) any action asserting a claim against Twelve Seas, its directors, officers or employees arising pursuant to any provision of the DGCL or the Existing Certificate of Incorporation or Twelve Seas’ current bylaws, or (iv) any action asserting a claim against Twelve Seas, its directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have

The Proposed Certificate of Incorporation provides that, unless New Crystal Lagoons consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of New Crystal Lagoons; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of New Crystal Lagoons to New Crystal Lagoons or New Crystal Lagoons’ stockholders, (iii) any civil action to interpret, apply or enforce any provision of the General Corporation Law, (iv) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Proposed Certificate of Incorporation or the New Crystal Lagoons Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine, in

Twelve Seas	New Crystal Lagoons

subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel.

Additionally, unless Twelve Seas consents in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against Twelve Seas or any of its directors, officers, other employees or agents. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings.

Notwithstanding the foregoing, the Existing Certificate of Incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the Proposed Certificate of Incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Unless New Crystal Lagoons consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Liquidation

The Existing Certificate of Incorporation provides that, subject to applicable law, the rights, if any, of the holders of any outstanding series of Preferred Stock and certain provisions of the Existing Certificate of Incorporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Twelve Seas, after payment or provision for payment of the debts and other liabilities of Twelve Seas, the holders of shares of Twelve Seas Common Stock shall be entitled to receive all the remaining assets of Twelve Seas available for distribution to its stockholders, ratably in proportion to the number of shares of Twelve Seas Common Stock held by them.

The Proposed Certificate of Incorporation provides that, subject to applicable law and the rights, if any, of the holders of any other class or series of capital stock of the New Crystal Lagoons as provided for or fixed by or pursuant to the provisions of the Proposed Certificate of Incorporation and then outstanding, in the event of any liquidation, dissolution or winding up of the New Crystal Lagoons, the holders of outstanding shares of common stock shall be entitled to receive the assets of the New Crystal Lagoons available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of common stock held by them.

Redemption Rights

The Existing Certificate of Incorporation provides that, until the consummation of Twelve Seas’ initial business combination (unless such provision is amended with the approval of holders of 65% of the Twelve Seas Common Stock), Twelve Seas shall provide all holders of the Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of an initial business combination pursuant to, and subject to certain limitations set forth in, the Existing Certificate of Incorporation for cash equal to the applicable redemption price per share; provided, however, that Twelve Seas shall not redeem Public Shares to the extent that such redemption would cause Twelve Seas to have net tangible assets of less than $5,000,001.

None.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Business Combination, New Crystal Lagoons will have 100,000,000 shares of common stock authorized and, based on the assumptions set out elsewhere in this proxy statement, up to 39,239,381 shares of common stock issued and outstanding, assuming no shares of Class A common stock are redeemed in connection with the Business Combination. All of the shares of Class A common stock issued in connection with the Business Combination to the Crystal Lagoons Stockholders will be “restricted shares” and will not be freely transferable and cannot be sold other than pursuant to a registration statement or exemption.

Registration Rights Agreement

Contemporaneously with the Closing, certain Crystal Lagoons Stockholders will enter into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the stockholders party thereto will be provided demand registration rights, piggy-back registration rights and shelf registration rights with respect to their Registrable Securities (as defined in the Registration Rights Agreement).

For more information about the Registration Rights Agreement, see the section entitled “Certain Agreements Related to the Business Combination — Registration Rights Agreement.”

Lock-Up Agreements

Simultaneously with the Closing and as a condition to consummation of the Transactions, certain Crystal Lagoons Stockholders, representing 100% of the outstanding Crystal Lagoons capital stock, will enter into Lock-Up Agreements with Twelve Seas (collectively, the “Lock-Up Agreements”) pursuant to which such Crystal Lagoons Stockholders will agree not to transfer its shares of New Crystal Lagoons Common Stock for a period of time commencing on the date of the Closing and ending on the earlier of (i) 180 days after the date of the Closing and (ii) the date on which Twelve Seas completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Twelve Seas’ stockholders having the right to exchange their shares of New Crystal Lagoons Common Stock for cash, securities or other property.

Rule 144

A person who has beneficially owned restricted shares of Twelve Seas Class A common stock or restricted Twelve Seas Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Twelve Seas is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of Twelve Seas Class A common stock or restricted Twelve Seas Warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of either of the following:

•        1% of the then outstanding equity shares of the same class which, immediately after the Business Combination, will equal 784,787 shares of New Crystal Lagoons Common Stock (assuming no redemptions); or

•        the average weekly trading volume of New Crystal Lagoons Common Stock of the same class or New Crystal Lagoons warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Twelve Seas under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Twelve Seas.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, there are 11,139,381 shares of Twelve Seas Class A common stock outstanding. Of these shares, the 1,349,371 remaining Public Shares sold in the IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 9,790,000 shares owned collectively by the Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement, there are a total of 11,796,666 Twelve Seas Warrants outstanding. Each warrant is exercisable for one share of Class A common stock, in accordance with the terms of the Twelve Seas Warrant Agreement governing the Twelve Seas Warrants. 11,500,000 of these Twelve Seas Warrants are Public Warrants and are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we will be obligated to maintain an effective registration statement under the Securities Act covering the 11,500,000 shares of Class A common stock that may be issued upon the exercise of the Private Warrants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF NEW CRYSTAL LAGOONS

The following table sets forth information regarding (i) the actual beneficial ownership of Twelve Seas Class A common stock as of February 6, 2024 and (ii) expected beneficial ownership of New Crystal Lagoons Common Stock immediately following the Closing, assuming the no redemption scenario, and alternatively the maximum redemption scenario, by:

•        each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding shares of Crystal Lagoons Common Stock;

•        each of our current named executive officers and directors;

•        each person who will become a named executive officer or director of New Crystal Lagoons post-Business Combination; and

•        all executive officers and directors of Twelve Seas as a group pre-Business Combination and all executive officers and directors of New Crystal Lagoons post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, Twelve Seas believes that all persons named in the table have sole voting and investment power with respect to all shares of Twelve Seas Class A common stock beneficially owned by them.

The beneficial ownership of shares of Twelve Seas Class A common stock pre-Business Combination is based on 23,825,988 shares of Twelve Seas Class A common stock issued and outstanding as of February 6, 2024.

All of Crystal Lagoons Common Stock outstanding as of immediately prior to the Closing will be held by Fernando Fischmann and his affiliates or related persons.

The expected beneficial ownership of shares of New Crystal Lagoons Common Stock immediately following the consummation of the Business Combination assumes three scenarios:

•        Assuming No Additional Redemptions:    This presentation assumes that none of the holders of outstanding shares of Twelve Seas Class A Common Stock will exercise redemption rights with respect to their Public Shares in connection with the Business Combination (but takes into account redemptions that already occurred in connection with the February 2023 Extension and November 2023 Extension);

•        Assuming Maximum Redemptions:    This presentation assumes that holders of 1,272,152 shares of Twelve Seas’ Class A Common Stock will exercise redemption rights with respect to their Public Shares for their pro rata share of the funds in the Trust Account (based on the amount in the Trust Account as of September 30, 2023 less actual redemptions that occurred on November 28, 2023 in connection with the November 2023 Extension). The Merger Agreement includes a condition to closing the Business Combination that, on the Closing Date, at least $5,000,000 in cash shall be funded to the Company’s balance sheet. The share redemption amount in this maximum redemption scenario is derived from the maximum number of shares that may be redeemed without causing this minimum cash amount to be unsatisfied at the Closing of the Business Combination. If redemptions exceeded the amounts included in this maximum redemption scenario, Crystal Lagoons would need to waive this condition to closing to accommodate further redemption amounts. If the minimum cash amount is not met and Crystal Lagoons does not waive such condition, the Business Combination would not occur.

			After the Business Combination
	Before the Business Combination		Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of shares of Twelve Seas Class A Common Stock	%	Number of shares of New Crystal Lagoons Common Stock	%	Number of shares of New Crystal Lagoons Common Stock	%
Neil Richardson(3)	—	—	—	—	—	—
Dimitri Elkin(2)	9,285,000	83.35%	2,935,000	7.44	2,715,000	7.69
Jonathan Morris(2)	9,285,000	83.35%	2,935,000	7.44	2,715,000	7.69
Anthony Steains(3)	—	—	—	—	—	—
Bob Foresman(2)	—	—	—		—	—
All Directors and Executive Officers of Twelve Seas as a Group (five individuals)
5% Owners of Twelve Seas
Twelve Seas Sponsor II LLC(2)	9,285,000	83.35%	2,935,000	7.44	2,715,000	7.69
Atlas Merchant Capital SPAC Fund I LP(4)	2,219,576	19.93%	2,219,576	5.7	2,219,576	5.8
Directors and Executive Officers of New Crystal Lagoons Post-Business Combination
Fernando Fischmann	—	—
Cristobal Baixas	—	—
Javiera de la Cerda	—	—
Allen R. Weiss

All Directors and Named Executive Officers of New Crystal Lagoons as a Group ( individuals)

Five Percent Holders:

____________

*        Less than 1%

(1)      Unless otherwise indicated, the business address of each of the entities and individuals prior to the Business Combination is 2685 Nottingham Avenue, Los Angeles, CA 90027 and the business address of each of the entities and individuals after the Business Combination is c/o Crystal Lagoons Corp., 1395 Brickell Avenue, Suite 800, Miami, FL 33131.

(2)      Twelve Seas Sponsor II LLC, our sponsor, assuming the Sponsor Forfeiture, is the record holder of the securities reported herein, which consist of 660,000 Private Shares and 8,625,000 Founder Shares. Pursuant to the Sponsor Forfeiture, upon the Closing, the Sponsor will forfeit an aggregate of 6,170,000 Founder Shares. The Sponsor’s 220,000 Private Warrants will be exercisable 30 days following the Closing. Dmitri Elkin and Jonathan Morris are the managing members of the Sponsor. By virtue of this relationship, Dmitri Elkin and Jonathan Morris may be deemed to share beneficial ownership of the securities held of record by our Sponsor. Dmitri Elkin and Jonathan Morris disclaim any such beneficial ownership except to the extent of his pecuniary interest.

(3)      Each of these individuals holds a direct or indirect interest in our Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

Market Price and Dividend Information

Twelve Seas

Market Price of Class A common stock, Warrants and Units

The Twelve Seas Class A common stock, Twelve Seas Warrants and Twelve Seas Units are currently listed on the Nasdaq under the symbols “TWLV,” “TWLVW” and “TWLVU,” respectively. Twelve Seas intends to apply to continue the listing of the Class A common stock and Twelve Seas Warrants on the Nasdaq under the symbols “CRYS” and “CRYSW,” respectively, upon the Closing. All outstanding Twelve Seas Units will be separated into their component securities immediately prior to the Closing. Accordingly, New Crystal Lagoons will not have any units following consummation of the Business Combination, and therefore there will be no Nasdaq listing of the units following the consummation of the Business Combination.

The closing price of the Twelve Seas Class A common stock, Twelve Seas Warrants and Twelve Seas Units on December 21, 2023, the last trading day before announcement of the execution of the Merger Agreement, was $10.55, $0.03 and $10.55, respectively. As of             , 2024, the record date for the special meeting, the most recent closing price for the Twelve Seas Class A common stock, Twelve Seas Warrants and Twelve Seas Units was $            , $             and $            , respectively.

Holders

As of             , 2024, the record date for the special meeting, there were              holders of record Twelve Seas Units,              holders of record of Twelve Seas Class A common stock, and              holders of record of Twelve Seas Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Twelve Seas Units, Twelve Seas Class A common stock and Twelve Seas Warrants are held of record by banks, brokers and other financial institutions.

Dividends

Twelve Seas has not paid any cash dividends on the Twelve Seas Class A common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon New Crystal Lagoons’ revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the New Crystal Lagoons Board at such time. New Crystal Lagoons’ ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.

Crystal Lagoons

Historical market price information regarding Crystal Lagoons is not provided because there is no public market for its securities. See “Crystal Lagoons Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

ADDITIONAL INFORMATION

Other Matters

Twelve Seas’ board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

As of the date of this proxy statement, the Twelve Seas board of directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If any other matters properly come before the special meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters.

Experts

The consolidated financial statements of Crystal Lagoons U.S. Corp. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, appearing elsewhere in this proxy statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set in their report dated November 6, 2023. Such consolidated financial statements are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Twelve Seas Investment Company II as of and for the years ended December 31, 2022 and 2021 have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Twelve Seas Investment Company II to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Delivery of Documents to Stockholders

Pursuant to the rules of the SEC, Twelve Seas and servicers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, Twelve Seas will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request delivery of single copies of the proxy statement in the future. Stockholders may notify Twelve Seas of their requests by calling or writing Twelve Seas at its principal executive offices at 228 Park Avenue S., Suite 89898, New York NY 10003, (917) 361-1177.

Independent Registered Accounting Firm

Representatives of Twelve Seas’ independent registered accounting firm, WithumSmith+Brown, PC, will be present at the special meeting. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

Transfer Agent; Warrant Agent and Registrar

The registrar and transfer agent for the Twelve Seas Common Stock and the warrant agent for the Twelve Seas Warrants is Continental Stock Transfer & Trust Company. Twelve Seas has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Submission Of Stockholder Proposals

The Twelve Seas Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the Special Meeting.

Future Stockholder Proposals

New Crystal Lagoons anticipates that the 2025 annual meeting of stockholders will be held no later than            . For any proposal to be considered for inclusion in the proxy statement and form of proxy for submission to the stockholders at New Crystal Lagoons annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the New Crystal Lagoons Bylaws. Assuming the meeting is held on or about            , such proposals must be received by New Crystal Lagoons at its offices at 1395 Brickell Avenue, Suite 800, Miami, FL 33131 no later than            and no earlier than             .

In addition, the New Crystal Lagoons Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, New Crystal Lagoons’ principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, except in the case of a special meeting to nominate candidates for election as directors, timely notice shall not less than the later of 90 days prior to the special meeting or the 10th day following the day on which public disclosure of the date of the special meeting is first made by New Crystal Lagoons. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by New Crystal Lagoons. Accordingly, for the 2025 annual meeting, assuming the meeting is held on            , notice of a nomination or proposal must be delivered to New Crystal Lagoons no later than            and no earlier than            . Nominations and proposals also must satisfy other requirements set forth in the New Crystal Lagoons Bylaws. The chairman may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

Twelve Seas files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Twelve Seas’ SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact Twelve Seas by telephone or in writing:

Twelve Seas Investment Company II
228 Park Avenue S., Suite 89898
New York, NY 10003-1502
(323) 667-3211
Attention: Secretary

You may also obtain these documents by requesting them in writing or by telephone from Twelve Seas’ proxy solicitor at:

If you are a stockholder of Twelve Seas and would like to request documents, please do so by one week prior to the meeting date to receive them before the special meeting. If you request any documents from Twelve Seas, we will mail them to you by first class mail, or another equally prompt means. You will not be charged for any of the documents you request.

Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this proxy statement.

All information contained or incorporated by reference in this proxy statement relating to Twelve Seas has been supplied by Twelve Seas, and all such information relating to Crystal Lagoons has been supplied by Crystal Lagoons. Information provided by either Twelve Seas or Crystal Lagoons does not constitute any representation, estimate or projection of any other party.

Neither Twelve Seas or Crystal Lagoons has authorized anyone to give any information or make any representation about the Business Combination or their respective companies that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

TWELVE SEAS INVESTMENT COMPANY II
CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash	$278,839	$352,305
Prepaid expenses	73,787	35,000
Total current assets	352,626	387,305

Cash and marketable securities held in trust account	33,840,860	349,466,161
Total Assets	$34,193,486	$349,853,466

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$425,508	$353,980
Income taxes payable	1,570,349	980,557
Due to related party	59,820	59,820
Promissory note – related party – extension	700,000	—
Promissory note – related party	36,921	36,921
Total current liabilities	2,792,598	1,431,278

Warrant liabilities	589,833	187,022
Total Liabilities	3,382,431	1,618,300

Commitments and Contingencies (Note 8)
Class A common Stock subject to possible redemption, 3,208,534 and 34,500,000 shares at redemption value of approximately $10.40 and $10.11 per share as of September 30, 2023 and December 31, 2022, respectively	33,361,528	348,690,554

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 9,790,000 and 1,165,000 non-redeemable shares issued and outstanding (excluding 3,208,534 and 34,500,000 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	979	116
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 0 and 8,625,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	863
Additional paid-in capital	—	—
Accumulated deficit	(2,551,452)	(456,367)
Total Stockholders’ Deficit	(2,550,473)	(455,388)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$34,193,486	$349,853,466

The accompanying notes are an integral part of these unaudited condensed financial statements.

TWELVE SEAS INVESTMENT COMPANY II
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2023	2022	2023	2022
General and administrative costs	$197,537	$165,568	$1,079,874	$788,052
Loss from Operations	(197,537)	(165,568)	(1,079,874)	(788,052)

Other income (expense):
Interest earned on cash and marketable securities held in trust account	319,114	1,560,064	3,134,227	2,078,242
Change in fair value of warrant liabilities	117,967	276,124	(402,811)	5,235,164
Total other income, net	437,081	1,836,188	2,731,416	7,313,406

Income before provision for income taxes	239,544	1,670,620	1,651,542	6,525,354
Provision for income taxes	(60,714)	(292,994)	(639,792)	(366,324)
Net income	$178,830	$1,377,626	$1,011,750	$6,159,030

Weighted average shares outstanding of Class A common stock subject to possible redemption	3,208,534	34,500,000	10,200,400	34,500,000
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.01	$0.03	$0.05	$0.14
Weighted average shares outstanding of Class A common stock not subject to possible redemption(i)	9,790,000	1,165,000	9,790,000	1,165,000
Basic and diluted net income per share, Class A common stock not subject to possible redemption	$0.01	$0.03	$0.05	$0.14
Weighted average shares outstanding of Class B common stock	—	8,625,000	—	8,625,000
Basic and diluted net income per share, Class B common stock	$—	$0.03	$—	$0.14

____________

(i)      On February 6, 2023, the Company issued an aggregate of 8,625,000 shares of Class A common stock to the sponsor, upon the conversion of an equal number of shares of Class B common stock held by the sponsor (the “Conversion”). The 8,625,000 shares of Class A common stock issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. As such, the Class A shares are presented as redeemable Class A common stock subject to possible redemption and non-redeemable Class A common stock subject to possible redemption for the three and nine months ended September 30, 2023.

The accompanying notes are an integral part of these unaudited condensed financial statements.

TWELVE SEAS INVESTMENT COMPANY II
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of January 1, 2023	1,165,000	$116	8,625,000	$863	$—	$(456,367)	$(455,388)
Accretion for Class A common stock subject to redemption	—	—	—	—	—	(2,063,913)	(2,063,913)
Conversion of Class B common stock to Class A common stock	8,625,000	863	(8,625,000)	(863)	—	—	—
Net income	—	—	—	—	—	976,817	976,817
Balance as of March 31, 2023 (unaudited)	9,790,000	979	—	—	—	(1,543,463)	(1,542,484)

Accretion for Class A common stock subject to redemption	—	—	—	—	—	(514,522)	(514,522)
Net loss	—	—	—	—	—	(143,897)	(143,897)
Balance as of June 30, 2023 (unaudited)	9,790,000	979	—	—	—	(2,201,882)	(2,200,903)

Accretion for Class A common stock subject to redemption	—	—	—	—	—	(528,400)	(528,400)
Net income	—	—	—	—	—	178,830	178,830
Balance as of September 30, 2023 (unaudited)	9,790,000	$979	—	$—	$—	$(2,551,452)	$(2,550,473)

The accompanying notes are an integral part of these unaudited condensed financial statements.

TWELVE SEAS INVESTMENT COMPANY II
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of January 1, 2022	1,165,000	$116	8,625,000	$863	$—	$(5,462,937)	$(5,461,958)
Net income	—	—	—	—	—	2,528,335	2,528,335
Balance as of March 31, 2022 (unaudited)	1,165,000	116	8,625,000	863	—	(2,934,602)	(2,933,623)

Accretion for Class A common stock subject to redemption	—	—	—	—	—	(536,129)	(536,129)
Net income	—	—	—	—	—	2,253,069	2,253,069
Balance as of June 30, 2022 (unaudited)	1,165,000	116	8,625,000	863	—	(1,217,662)	(1,216,683)

Accretion for Class A common stock subject to redemption	—	—	—	—	—	(843,740)	(843,740)
Net income	—	—	—	—	—	1,377,626	1,377,626
Balance as of September 30, 2022 (unaudited)	1,165,000	$116	8,625,000	$863	$—	$(683,776)	$(682,797)

The accompanying notes are an integral part of these unaudited condensed financial statements.

TWELVE SEAS INVESTMENT COMPANY II
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2023	2022
Cash flows from Operating Activities:
Net income	$1,011,750	$6,159,030
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on cash and marketable securities held in trust account	(3,134,227)	(2,078,242)
Change in fair value of warrant liabilities	402,811	(5,235,164)
Changes in operating assets and liabilities:
Prepaid expenses	(38,787)	(10,910)
Accounts payable and accrued expenses	71,528	111,640
Due to related party	—	59,820
Income taxes payable	589,792	366,324
Net cash used in operating activities	(1,097,133)	(627,502)

Cash Flows from Investing Activities:
Cash withdrawn from trust account to pay franchise and income taxes	1,023,667	—
Cash withdrawn from trust account to pay for Class A common stock redemptions	318,435,861	—
Cash deposited in trust account for extension	(700,000)	—
Net cash provided by investing activities	318,759,528	—

Cash Flows from Financing Activities:
Repayment of promissory note – related party	—	(579)
Proceeds from promissory note to related party- extension	700,000	—
Redemption of Class A common stock	(318,435,861)	—
Net cash used in financing activities	(317,735,861)	(579)

Net change in cash	(73,466)	(628,081)
Cash, beginning of period	352,305	751,090
Cash, end of the period	$278,839	$123,009

Supplementary cash flow information:
Cash paid for income taxes	$50,000	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 1. ORGANIZATION AND BUINESS OPERATIONS

Twelve Seas Investment Company II (the “Company”) is a blank check company incorporated in Delaware on July 21, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to the initial business combination.

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from July 21, 2020 (inception) through September 30, 2023, relates to the Company’s formation and its initial public offering, which is described below (the “initial public offering”), and subsequent to the completion of the initial public offering, identifying a target company for an initial business combination. The Company will not generate any operating revenues until after the completion of an initial business combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the initial public offering.

The Company’s sponsor is Twelve Seas Sponsor II LLC, a Delaware limited liability company (the “sponsor”).

The registration statement for the initial public offering (the “IPO Registration Statement”) was declared effective on February 25, 2021 (the “Effective Date”). On March 2, 2021, the Company consummated the initial public offering of 30,000,000 units, at $10.00 per unit, generating gross proceeds of $300,000,000, which is discussed in Note 3.

The underwriters had a 45-day option (the “over-allotment option”) from the date of the initial public offering to purchase up to an additional 4,500,000 units (the “over-allotment units”). On March 8, 2021, the underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional 4,500,000 over-allotment units occurred on March 10, 2021, generating gross proceeds of $45,000,000.

Simultaneously with the closing of the initial public offering, the Company completed a private placement (the “private placement”) of an aggregate of 800,000 units to the sponsor and the representative at a purchase price of $10.00 per unit (the “placement units”), generating gross proceeds to the Company of $8,000,000. In connection with the closing of the purchase of the over-allotment units, the Company sold an additional 90,000 placement units to the sponsor at a price of $10.00 per placement unit, generating an additional $900,000 of gross proceeds.

On March 2, 2021, the Company also issued to Mizuho Securities USA LLC (the “representative”) 275,000 shares of Class A common stock (the “representative shares”) upon the consummation of the initial public offering. The Company accounts for the representative shares as an expense of the initial public offering resulting in a charge directly to stockholders’ deficit, at an estimated fair value of $2,750,000.

Transaction costs amounted to $10,178,359, consisting of $6,900,000 of underwriting commissions, fair value of the representative shares of $2,750,000 and $528,359 of other cash offering costs.

As of September 30, 2023, $278,839 of cash was held outside of the U.S. based trust account established in connection with the initial public offering (the “trust account”) and is available for working capital purposes.

Following the closing of the initial public offering and the over-allotment option, which was fully exercised, on March 2, 2021 and March 10, 2021, respectively, $345,000,000 ($10.00 per unit) from the net proceeds of the sale of the units in the initial public offering and the sale of the placement units was placed in a trust account and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. On March 3, 2023, the Company instructed Continental Stock Transfer & Trust Company (“Continental”) to liquidate the investments held in the trust account and instead to hold the funds in the trust account in an interest-bearing demand deposit account at Morgan Stanley, with

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 1. ORGANIZATION AND BUINESS OPERATIONS (cont.)

Continental continuing to act as trustee. As a result, following the liquidation of investments in the trust account, the remaining proceeds from the initial public offering and private placement are no longer invested in U.S. government securities or money market funds.

Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from the initial public offering and the sale of the placement units will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any shares of the Company’s Class A common stock sold as part of the units in the initial public offering (the “public shares”) properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”), and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within the Combination Period (as defined below), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of holders of the public shares (the “public stockholders”).

The Company initially had 24 months from the closing of the initial public offering, or until March 2, 2023, to consummate an initial business combination. On February 28, 2023, the Company held a special meeting of stockholders, at which stockholders approved an extension (“Extension”) of the time the Company has to complete a business combination to from March 2, 2023 to December 2, 2023, or such earlier date as determined by the board of directors (the “Combination Period”). In connection with such meeting, stockholders holding 31,291,466 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, and as a result $318,435,861 (approximately $10.17 per share) was removed from the trust account to pay such holders. The Company will deposit $100,000, or approximately $0.03 per share of the Company’s Class A common stock sold in the Company’s initial public offering that was not redeemed in connection with the Extension, into the Company’s trust account (i) in connection with the first drawdown under the Note and (ii) for each of the eight subsequent calendar months (commencing on April 3, 2023 and ending on the 2nd day of each subsequent month), or portion thereof, that is needed by the Company to complete an initial business combination. Such amounts will be distributed either to (i) all of the holders of public shares upon the Company’s liquidation or (ii) holders of public shares who elect to have their shares redeemed in connection with the consummation of the business combination.

In connection with the Extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000 (the “Sponsor Loans”) to the sponsor, pursuant to which the sponsor agreed to provide the Company with equal installments of $100,000, to be deposited into the trust account for each month of the Extension. Following the redemptions, the Company had 3,208,534 public shares outstanding. If the Company is unable to complete an initial business combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described in the IPO Registration Statement, and then seek to dissolve and liquidate.

On February 6, 2023, the Company issued an aggregate of 8,625,000 shares of Class A common stock to the sponsor, upon the conversion of an equal number of shares of Class B common stock held by the sponsor. The 8,625,000 shares of Class A common stock issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering.

The Company will only proceed with an initial business combination if the Company has net tangible assets of at least $5,000,001 following any related redemptions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the initial business combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 1. ORGANIZATION AND BUINESS OPERATIONS (cont.)

vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing an initial business combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with an initial business combination, the sponsor has agreed to vote its founder shares and any public shares purchased during or after the initial public offering in favor of approving an initial business combination. Additionally, each public stockholder may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

The sponsor, officers and directors and representative have agreed to (i) waive their redemption rights with respect to their founder shares, shares of the Company’s common stock included within the placement units (the “placement shares”), and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares, placement shares, and public shares in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation, and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if the Company fails to complete the initial business combination within the Combination Period.

The sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked its sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its sponsor has sufficient funds to satisfy its indemnity obligations and its belief that the sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its sponsor would be able to satisfy those obligations.

Risks and Uncertainties

We continue to evaluate the impact of increases in inflation and rising interest rates, financial market instability, including the recent bank failures, the potential government shutdown, the lingering effects of the COVID-19 pandemic and certain geopolitical events, including the military conflicts in Ukraine and the surrounding region and in the Middle East. We have concluded that while it is reasonably possible that the risks and uncertainties related to or resulting from these events could have a negative effect on our financial position, results of operations and/or ability to complete an initial Business Combination, we cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an initial Business Combination.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 1. ORGANIZATION AND BUINESS OPERATIONS (cont.)

shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with an initial business combination, a stockholder vote to extend the time by which the Company must complete its initial business combination (“extension vote”) or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with an initial business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the initial business combination, extension vote or otherwise, (ii) the structure of an initial business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with an initial business combination (or otherwise issued not in connection with an initial business combination but issued within the same taxable year of an initial business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete an initial business combination and in the Company’s ability to complete an initial business combination.

On February 28, 2023, the Company’s stockholders redeemed 31,291,466 Class A common stock for a total of $318,435,861. The Company evaluated the classification and accounting of the stock redemption under Accounting Standards Codification (“ASC”) 450, “Contingencies.” ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated the current status and probability of completing a business combination as of September 30, 2023 and determined no excise tax liability should be recorded at this time.

Liquidity and Capital Resources

As of September 30, 2023, the Company had $278,839 in its operating bank account and working capital deficit of $2,439,972. Although the Company does have the ability to withdrawal interest earned on the funds in the trust account to pay for tax obligations, all remaining cash held in the trust account is generally unavailable for the Company’s use prior to an initial business combination and is restricted for use either in an initial business combination or to redeem common stock.

Through September 30, 2023, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares, issuance of a $300,000 unsecured promissory note to the sponsor, and the remaining net proceeds from the initial public offering and the sale of placement units.

On March 3, 2023, the Company issued a promissory note in the principal amount of up to $900,000 to the sponsor, pursuant to which the sponsor agreed to loan to the Company up to such amount in connection with the extension of the date by which the Company must either (i) consummate a business combination, (ii) cease all operations, or (iii) redeem or repurchase 100% of the Company’s outstanding public shares, from March 2, 2023 to December 2, 2023 (or such earlier date as determined by the board of directors). As of September 30, 2023, $700,000 has been borrowed against the promissory note, with $200,000 remaining for withdrawal.

On August 16, 2023, the Sponsor issued a promissory note in the principal amount of $750,000 to the Company. The note does not bear interest and has no convertible options associated with the note. As of the date of this filing, no amounts have been paid under this note and $750,000 is due on demand.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 1. ORGANIZATION AND BUINESS OPERATIONS (cont.)

Going Concern

The Company anticipates that the $278,839 outside of the trust account as of September 30, 2023, might not be sufficient to allow the Company to operate until December 2, 2023 (i.e., the Combination Period), assuming that an initial business combination is not consummated during that time. Until consummation of its initial business combination, the Company will be using the funds not held in the trust account, the Sponsor Loans, and any additional working capital loans from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the initial business combination.

In addition to the Sponsor Loans, the Company can raise additional capital through working capital loans from the initial stockholders, the Company’s officers, directors, or their respective affiliates (which is described in Note 5), or through loans from third parties. Except for the Sponsor Loans, none of the sponsor, officers or directors is under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but may not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until December 2, 2023, to consummate an initial business combination. However, if the Company is unable to complete an initial business combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company, divided by the number of then outstanding public shares, subject to applicable law and as further described in the IPO Registration Statement, and then seek to dissolve and liquidate. Management plans to complete an initial business combination prior to the mandatory liquidation date.

Management has determined that the uncertainty of availability of new financing to meet its liquidity needs and mandatory liquidation, should an initial business combination not occur, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 2, 2023. The Company intends to complete an initial business combination prior to its mandatory liquidation date.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The interim results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future periods.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-K filed by the Company with the SEC on March 31, 2023.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and warrant liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these unaudited condensed financial statements is the determination of the fair value of the warrant liability. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2023 and December 31, 2022.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Marketable Securities Held in Trust Account

The funds in the trust account were initially invested in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company. On March 3, 2023, the Company instructed Continental to liquidate the investments held in the trust account and instead to hold the funds in the trust account in an interest-bearing demand deposit account at Morgan Stanley, with Continental continuing to act as trustee, until the earlier of the consummation of the Company’s initial business combination or its liquidation. As a result, following the liquidation of investments in the trust account, the remaining proceeds from the initial public offering and private placement are no longer invested in U.S. government securities or money market funds.

As of September 30, 2023 and December 31, 2022, the assets held in the trust account were held in an interest-bearing demand deposit account and a money market mutual fund, respectively, and presented at fair value at each reporting period.

Financial Instruments

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), approximates the carrying amounts represented in the condensed balance sheets as of September 30, 2023 and December 31, 2022, except for warrant liabilities (see Note 7). The fair values of cash, accounts payable, accrued expenses, and promissory note — related party are estimated to approximate the carrying values as of September 30, 2023 and December 31, 2022 due to the short maturities of such instruments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation Coverage limit of $250,000. At December 31, 2022, the Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The Company follows the guidance in ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

See Note 7 for additional information on assets and liabilities measured at fair value.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Derivative assets and liabilities are classified on the condensed balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument is required within 12 months of the condensed balance sheet date. The Company has determined that both the warrants included within the placement units (the “placement warrants”) and the warrants included within the units sold in the initial public offering (the “public warrants”) are a derivative instrument.

The Company evaluated the warrants (which are discussed in Note 4, Note 6, and Note 7) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815”), and concluded that a provision in the warrant agreement, dated February 25, 2021, by and between the Company and Continental, as warrant agent (the “warrant agreement”), relating to certain tender or exchange offers precludes the warrants from being accounted for as components of equity. As the warrants meet the definition of a derivative as contemplated in ASC 815, the warrants are recorded as warrant liabilities on the condensed balance sheets and measured at fair value at inception (on the date of the initial public offering) and at each reporting date in accordance with ASC 820, with changes in fair value recognized in the condensed statements of operations in the period of change.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the initial public offering that were directly related to the initial public offering. Offering costs were allocated to the separable financial instruments issued in the initial public offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred and presented as other income (expense) in the condensed statements of operations. Offering costs associated with the Class A common stock, including the cost of the Class A warrants, were charged to Class A common stock subject to possible redemption upon the completion of the initial public offering.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ deficit. The Company’s Class A common stock sold at the initial public offering features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2023 and December 31, 2022, 3,208,534 and 34,500,000 shares, respectively, of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets.

On February 28, 2023, the Company held a special meeting, voting to extending the time the Company has to complete a business combination from March 2, 2023 to December 2, 2023. In connection with such meeting, the Company’s stockholders holding 31,291,466 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, and as a result $318,435,861 (approximately $10.17 per share) was removed from the trust account to pay such holders. In connection with the Extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000 to the sponsor, pursuant to which the sponsor agreed to provide the Company with equal installments of $100,000, to be deposited into the trust account for each month in which the Combination Period is extended. Following the redemptions, the Company had 3,208,534 public shares outstanding. As of September 30, 2023, $700,000 has been borrowed against the promissory note, with $200,000 remaining for withdrawal.

Additionally, the Company has issued representative shares (see Note 8). The representative has waived their redemption rights, and as such these shares remain in stockholders’ deficit.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security.

Immediately upon the closing of the initial public offering, the Company recognized the accretion from initial book value to redemption amount. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital and accumulated deficit.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

As of September 30, 2023 and December 31, 2022, the Class A common stock reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$345,000,000
Less:
Proceeds allocated to public warrants	(8,816,636)
Issuance costs related to Class A common stock	(9,918,245)
Plus:
Accretion of carrying value to redemption value	18,734,881
Class A common stock subject to possible redemption, December 31, 2021	345,000,000
Plus:
Accretion of carrying value to redemption value	3,690,554
Class A common stock subject to possible redemption, December 31, 2022	348,690,554
Less:
Redemption	(318,435,861)
Plus:
Accretion of carrying value to redemption value	3,106,835
Class A common stock subject to possible redemption, September 30, 2023 (unaudited)	$33,361,528

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. ASC 740-270-25-2 requires that an annual effective tax rate be determined and that such annual effective rate be applied to year-to-date income in interim periods under ASC 740-270-30-5. As of September 30, 2023 and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was 25.35% and 17.54% for the three months ended September 30, 2023 and 2022, respectively, and 38.74% and 5.61% for the nine months ended September 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2023 and 2022, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company has identified the United States as its only “major” tax jurisdiction. The Company has been subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per common stock is computed by dividing net income by the weighted average number of common stock outstanding for the period. For the three and nine months ended September 30, 2023 and 2022, The Company had one and two classes of shares, respectively, which are referred to as Class A common stock subject to possible redemption and Class A common stock not subject to possible redemption and Class A common stock and Class B common stock, respectively. Income and losses are shared pro rata between the class and classes of shares, respectively. Accretion associated with the redeemable shares of Class A common stock subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the (i) initial public offering and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 11,796,667 Class A common stock in the aggregate. For the three and nine months ended September 30, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income per common stock is the same as basic net income per common stock for the periods presented.

The following table reflects the calculation of basic and diluted net income per common stock (in dollars, except per share amounts):

	For the Three Months Ended September 30, (unaudited)
	2023		2022
	Class A – redeemable	Class A – non-redeemable	Class A	Class B
Basic and diluted net income per common stock
Numerator:
Allocation of net income, as adjusted	$44,142	$134,688	$1,109,348	$268,278
Denominator:
Basic and diluted weighted average shares outstanding	3,208,534	9,790,000	35,665,000	8,625,000
Basic and diluted net income per common stock	$0.01	$0.01	$0.03	$0.03

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Nine Months Ended September 30, (unaudited)
	2023		2022
	Class A – redeemable	Class A – non-redeemable	Class A	Class B
Basic and diluted net income per common stock
Numerator:
Allocation of net income, as adjusted	$516,261	$495,489	$4,959,625	$1,199,405
Denominator:
Basic and diluted weighted average shares outstanding	10,200,400	9,790,000	35,665,000	8,625,000
Basic and diluted net income per common stock	$0.05	$0.05	$0.14	$0.14

____________

(i)      On February 6, 2023, the Company issued an aggregate of 8,625,000 shares of Class A common stock to the sponsor, upon the Conversion of an equal number of shares of Class B common stock held by the sponsor. The 8,625,000 founder shares of Class A common stock issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. As such, the Class A shares are presented as redeemable and non-redeemable for the three and nine months ended September 30, 2023.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On March 2, 2021, the Company consummated the initial public offering of 30,000,000 units at a purchase price of $10.00 per unit. Each unit consists of one share of Class A common stock and one-third warrant to purchase one share of Class A common stock. Each warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial business combination or 12 months from the closing of the initial public offering and will expire five years after the completion of the initial business combination, or earlier upon redemption or liquidation (see Note 6).

The underwriters had a 45-day option from the date of the initial public offering to purchase up to an additional 4,500,000 units to cover over-allotments. On March 8, 2021, the underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional 4,500,000 units occurred on March 10, 2021, generating proceeds of $45,000,000.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the initial public offering, the sponsor and the representative purchased an aggregate of 800,000 placement units at a purchase price of $10.00 per placement unit, generating gross proceeds to the Company of $8,000,000. The placement units (and the underlying securities) are identical to the units sold as part of the units in the initial public offering.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 4. PRIVATE PLACEMENT (cont.)

In connection with the closing of the purchase of the over-allotment units, the Company sold an additional 90,000 placement units to the sponsor and the representative at a price of $10.00 per placement unit, generating an additional $900,000 of gross proceeds.

The Company’s sponsor, officers, directors, and the representative agreed to (i) waive their redemption rights with respect to their founder shares, placement shares, and public shares in connection with the completion of the Company’s initial business combination, (ii) waive their redemption rights with respect to the founder shares, placement shares, and public shares in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete its initial business combination within the Combination Period. In addition, the Company’s sponsor, officers, directors, and representative have agreed to vote any founder shares, placement shares, and public shares held by them (including in open market and privately negotiated transactions) in favor of the Company’s initial business combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In August 2020, the Company issued 5,750,000 founder shares to the sponsor for $25,000 in cash, or approximately $0.004 per share, in connection with formation. On January 26, 2021, the Company effected a stock dividend of 0.25 shares for each Class B common stock outstanding, resulting in there being an aggregate of 7,187,500 founder shares outstanding. On February 25, 2021, the Company effected a stock dividend of 0.2 for each share of Class B common stock outstanding, resulting in the initial stockholders holding an aggregate of 8,625,000 shares of Class B common stock. This number included up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On March 8, 2021, the underwriters exercised their over-allotment option in full; since then, the 1,125,000 shares of Class B common stock were no longer subject to forfeiture.

The sponsor agreed not to transfer, assign or sell its founder shares until the earlier of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On February 6, 2023, the Company issued an aggregate of 8,625,000 shares of Class A common stock to the sponsor, upon the conversion of an equal number of shares of Class B common stock held by the sponsor. The 8,625,000 shares of Class A common stock issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering.

Promissory Note — Related Party

On July 21, 2020, the Company issued an unsecured promissory note to the sponsor (the “IPO Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the initial public offering. This loan is non-interest bearing and unsecured and was due at

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

the earlier of June 30, 2021 or the closing of the initial public offering. The loan was not repaid upon the closing of the initial public offering and is due on demand. As of March 2, 2021, the Company had incurred an aggregate of $201,061 of offering expenses from the initial public offering under the IPO Note. The Company repaid $163,561 on March 25, 2021 and owes $36,921 as of September 30, 2023. There are no remaining borrowings available to the Company and the balance is due on demand.

On March 3, 2023, the Company issued a promissory note in the principal amount of up to $900,000 to the sponsor, pursuant to which the sponsor agreed to loan to the Company up to such amount in connection with the extension of the date by which the Company must either (i) consummate a business combination, (ii) cease all operations, or (iii) redeem or repurchase 100% of the Company’s outstanding public shares, from March 2, 2023 to December 2, 2023 (or such earlier date as determined by the board of directors). As of September 30, 2023, $700,000 has been borrowed against the promissory note, with $200,000 remaining for withdrawal.

On August 16, 2023, the Sponsor issued a promissory note in the principal amount of $750,000 to the Company. The note does not bear interest and has no convertible options associated with the note. As of the date of this filing, no amounts have been paid under this note and $750,000 is due on demand.

Related Party Loans

To finance transaction costs in connection with an initial business combination, the sponsor or an affiliate of the sponsor or certain of the Company’s officers and directors may, but are not obligated to (other than with respect to the Sponsor Loans), provide the working capital loans as may be required. If the Company completes an initial business combination, the Company would repay the working capital loans out of the proceeds of the trust account released to the Company. Otherwise, the working capital loans would be repaid only out of funds held outside the trust account. In the event that an initial business combination does not close, the Company may use a portion of the working capital held outside the trust account to repay the working capital loans but no proceeds from the trust account would be used to repay the working capital loans. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the placement warrants, including as to exercise price, exercisability and exercise period. At September 30, 2023 and December 31, 2022, no working capital loans were outstanding.

Administrative Service Fee

The Company has agreed, commencing on the Effective Date of the initial public offering, to pay an affiliate of the Company’s sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s initial business combination or its liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2023, the Company incurred and paid $30,000 and $90,000, respectively, which is included in operating costs on the condensed statements of operations. For the three and nine months ended September 30, 2022, the Company incurred and paid $30,000 and $90,000, respectively, which are included in formation costs on the unaudited condensed statements of operations.

Due to Related Parties

In order to facilitate payments for the Company, parties related to the Company may make payments on behalf of the Company. These amounts due to the related party are non-interest bearing and are due on demand. At September 30, 2023 and December 31, 2022, excluding the IPO Note and the Sponsor Loans that were outstanding at September 30, 2023 and December 31, 2022, the Company owed related parties $59,820.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 6. WARRANT LIABILITIES

The Company has outstanding warrants to purchase an aggregate of 11,796,667 shares of the Company’s common stock issued in connection with the initial public offering and the private placement (including warrants issued in connection with the consummation of the over-allotment).

Each whole warrant entitles the registered holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The public warrants will become exercisable on the later of (a) 30 days after the completion of an initial business combination and (b) 12 months from the closing of the initial public offering. The public warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of an initial business combination, the Company will use its commercially reasonable efforts to file — and within 60 business days following an initial business combination, to have declared effective — a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise the redemption right even if it is unable to register or qualify the underlying securities or sale under all applicable state securities laws.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 6. WARRANT LIABILITIES (cont.)

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the sponsor or its affiliates, without taking into account any founder shares held by the sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial business combination on the date of the consummation of an initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price,.

The warrant agreement contains an Alternative Issuance provision providing that, if less than 70% of the consideration receivable by the holders of the shares of common stock in the initial business combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercise the warrants within thirty days following the public disclosure of the consummation of the initial business combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a warrant immediately prior to the consummation of the initial business combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the shares of common stock consists exclusively of cash, the amount of such cash per share of common stock, and (ii) in all other cases, the volume weighted average price of the shares of common stock as reported during the ten-trading day period ending on the trading day prior to the effective date of the initial business combination.

The Company believes that the Alternative Issuance provision and the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the initial public offering. Accordingly, the Company has classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. As such, the Company recorded $9,055,934 of warrant liability upon issuance as of March 2, 2021, as adjusted for the closing of the underwriters’ fully exercised over-allotment option. For the three and nine months ended September 30, 2023, the Company recorded a change in the fair value of the warrant liabilities in the amount of ($117,967) and $402,811, respectively, on the condensed statements of operations, resulting in warrant liabilities of $589,833 as of September 30, 2023, on the condensed balance sheet. For the three and nine months ended September 30, 2022, the Company recorded a change in the fair value of the warrant liabilities in the amount of $276,124 and $5,235,164, respectively, on the unaudited condensed statements of operations, resulting in warrant liabilities of $668,398 as of September 30, 2022, on the condensed balance sheets.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 7. FAIR VALUE MEASUREMENTS

The following tables present information about the Company’s assets and liabilities that are measured on a recurring basis as of September 30, 2023 and December 31, 2022, and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

	September 30, 2023 (unaudited)	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liability – public warrants	$575,000	$—	$575,000	$—
Warrant liability – placement warrants	14,833	—	14,833	—
	$589,833	$—	$589,833	$—
	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable Securities held in trust account	$349,466,161	$349,466,161	$—	$—
	$349,466,161	$349,466,161	$—	$—

Liabilities:
Warrant liability – public warrants	$181,700	$—	$181,700	$—
Warrant liability – placement warrants	5,322	—	—	5,322
	$187,022	$—	$181,700	$5,322

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The subsequent measurement of the public warrants for the year ended December 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market. The estimated fair value of public warrants transferred from a Level 1 to a Level 2 fair value measurement during the year ended December 31, 2022 was $920,000. During the nine months ended September 30, 2023, the fair value of private warrants in the amount of $14,833 was transferred from Level 3 to Level 2.

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liabilities for the three months ended September 30, 2023:

Warrant liabilities as of December 31, 2022	$5,322
Change in fair value of warrant liabilities	9,511
Transfer from Level 3 to Level 2	(14,833)
Warrant liabilities as of September 30, 2023 (unaudited)	$—

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 7. FAIR VALUE MEASUREMENTS (cont.)

The subsequent measurement of placement warrants is determined using Level 3 inputs. The following table provides quantitative information regarding Level 3 fair value measurements of the Company’s placement warrant liabilities as of December 31, 2022:

December 31, 2022
Exercise price	$11.50
Stock price	$10.05
Volatility	7.60%
Expected life of the options to convert	5.16
Risk-free rate	4.75%
Dividend yield	—%
Likelihood of completing a business combination	70%

NOTE 8. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the founder shares, placement warrants, and warrants that may be issued upon conversion of working capital loans have registration rights to require the Company to register a sale of any of its securities held by them after the consummation of an initial business combination pursuant to a registration rights agreement entered into on February 25, 2021. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggyback” registration rights to include their securities in other registration statements filed by the Company.

Underwriting Agreement

The underwriters had a 45-day option from March 2, 2021, to purchase up to an additional 4,500,000 units to cover over-allotments.

On March 2, 2021, the Company paid an underwriting discount of $6,000,000.

On March 10, 2021, the underwriters purchased an additional 4,500,000 units to exercise its over-allotment option in full. The Company paid an additional underwriting discount of $900,000 related to the exercise of the over-allotment option.

Business Combination Marketing Agreement

Pursuant to the BCMA, the Company has engaged the representative as an advisor in connection with its initial business combination to assist the Company in holding meetings with its stockholders to discuss the potential business combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with its initial business combination, assist the Company in obtaining stockholder approval for the initial business combination and assist the Company with its press releases and public filings in connection with the initial business combination. The Company will pay the representative a cash fee for such services upon the consummation of the initial business combination in an amount equal to 3.5% of the gross proceeds of the initial public offering.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 8. COMMITMENTS AND CONTINGENCIES (cont.)

Representative Shares

On March 2, 2021, the Company issued the representative shares to the representative upon the consummation of the initial public offering. The Company accounts for the representative shares as an expense of the initial public offering resulting in a charge directly to stockholders’ deficit, at an estimated fair value of $2,750,000. In addition, the representative agrees (i) to waive its redemption rights with respect to such shares in connection with the completion of the initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within the Combination Period.

NOTE 9. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. As of September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 100,000,000 shares of Class A common stock at par value of $0.0001 each. As of September 30, 2023 and December 31, 2022, there were 9,790,000 and 1,165,000 shares of Class A common stock issued and outstanding, respectively, excluding 3,208,534 and 34,500,000 shares of Class A common stock subject to possible redemption, respectively.

On February 6, 2023, the Company issued an aggregate of 8,625,000 shares of Class A common stock to the sponsor, upon the conversion of an equal number of shares of Class B common stock share held by the sponsor. The 8,625,000 shares of Class A common stock issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering.

Class B Common Stock — The Company is authorized to issue a total of 10,000,000 shares of Class B common stock at par value of $0.0001 each. In August 2020, the Company issued 5,750,000 shares of Class B common stock to its initial stockholders for $25,000, or approximately $0.004 per share. On January 26, 2021, the Company effected a stock dividend of 0.25 shares for each share of Class B common stock outstanding, resulting in there being an aggregate of 7,187,500 founder shares outstanding. On February 25, 2021, the Company effected another stock dividend of 0.2 shares for each share of Class B common stock outstanding, resulting in the initial stockholders holding an aggregate of 8,625,000 shares of Class B common stock. This number included up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On March 8, 2021, the underwriters exercised their over-allotment option in full; for this reason, the 1,125,000 shares of Class B common stock were no longer subject to forfeiture. On February 6, 2023, the sponsor converted 8,625,000 shares of Class B common stock into an equal number of Class A common stock. Shares of Class B common stock outstanding as of September 30, 2023 and December 31, 2022 were 0 and 8,625,000, respectively.

The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any founder shares.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On November 8, 2023, the Company filed a definitive proxy statement for a special meeting of stockholders to vote on the extension of the Combination Period from December 2, 2023 to June 2, 2024, or such earlier date as determined by the Company’s board of directors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Twelve Seas Investment Company II

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Twelve Seas Investment Company II (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by December 2, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

March 31, 2023

PCAOB ID Number 100

TWELVE SEAS INVESTMENT COMPANY II

BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$352,305	$751,090
Prepaid expenses	35,000	36,590
Total current assets	387,305	787,680

Marketable Securities held in trust account	349,466,161	345,017,951
Total Assets	$349,853,466	$345,805,631

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$353,980	$326,527
Income taxes payable	980,557	—
Due to related party	59,820	—
Promissory note – related party	36,921	37,500
Total current liabilities	1,431,278	364,027

Warrant liabilities	187,022	5,903,562
Total Liabilities	1,618,300	6,267,589

Commitments and Contingencies (See Note 8)
Common Stock subject to possible redemption, 34,500,000 shares at redemption value of approximately $10.11 and $10.00 per share as of December 31, 2022, and 2021, respectively	348,690,554	345,000,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,165,000 non-redeemable shares issued and outstanding (excluding 34,500,000 shares subject to possible redemption) as of December 31, 2022 and 2021	116	116
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,625,000 shares issued and outstanding as of December 31, 2022 and 2021	863	863
Additional paid-in capital	—	—
Accumulated deficit	(456,367)	(5,462,937)
Total Stockholders’ Deficit	(455,388)	(5,461,958)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$349,853,466	$345,805,631

The accompanying notes are an integral part of these financial statements.

TWELVE SEAS INVESTMENT COMPANY II

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Operating costs	$1,092,069	$1,072,037
Loss from Operations	(1,092,069)	(1,072,037)

Other income (expenses):
Interest earned on cash and marketable securities held in trust account	5,053,210	17,951
Offering costs allocated to warrants	—	(260,113)
Change in fair value of warrant liabilities	5,716,540	3,152,371
Total other income (expenses), net	10,769,750	2,910,209

Income before provision for income taxes	9,677,681	1,838,172
Provision for income taxes	980,557	—
Net income	$8,697,124	$1,838,172

Weighted average shares outstanding of Class A common stock subject to possible redemption	35,665,000	29,701,658
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.20	$0.05
Weighted average shares outstanding of Class B common stock	8,625,000	8,415,411
Basic and diluted net income per share, Class B common stock	$0.20	$0.05

The accompanying notes are an integral part of these financial statements.

TWELVE SEAS INVESTMENT COMPANY II

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of January 1, 2021	—	$—	8,625,000	$863	$24,137	$(951)	$24,049
Sale of 800,000 Private Class A shares on March 2, 2021 and 90,000 Class A shares on March 10, 2021 through a private placement, net of fair value of warrant liability	890,000	89	—	—	8,660,613	—	8,660,702
Issuance of representative shares	275,000	27	—	—	2,749,973	—	2,750,000
Accretion of Class A common stock subject to redemption	—	—	—	—	(11,434,723)	(7,300,158)	(18,734,881)
Net income	—	—	—	—	—	1,838,172	1,838,172
Balance as of December 31, 2021	1,165,000	$116	8,625,000	$863	$—	$(5,462,937)	$(5,461,958)

Accretion for Class A common stock subject to redemption	—	—	—	—	—	(3,690,554)	(3,690,554)
Net income	—	—	—	—	—	8,697,124	8,697,124
Balance as of December 31, 2022	1,165,000	$116	8,625,000	$863	$—	$(456,367)	$(455,388)

The accompanying notes are an integral part of these financial statements.

TWELVE SEAS INVESTMENT COMPANY II

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Cash flows from Operating Activities:
Net income	$8,697,124	$1,838,172
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on cash and marketable securities held in trust account	(5,053,210)	(17,951)
Offering costs allocated to warrants	—	260,113
Change in fair value of warrant liabilities	(5,716,540)	(3,152,372)
Changes in operating assets and liabilities:
Prepaid expenses	1,590	(36,590)
Income taxes payable	980,557	—
Accounts payable and accrued expenses	27,453	326,527
Due to related party	59,820	—
Net cash used in operating activities	(1,003,206)	(782,101)

Cash Flows from Investing Activities:
Investment of cash in trust account	—	(345,000,000)
Cash withdrawn from trust account to pay franchise and income taxes	605,000	—
Net cash provided by (used in) investing activities	605,000	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of units, net of underwriters’ discount	—	338,100,000
Proceeds from issuance of private placement	—	8,900,000
Repayment of promissory note – related party	(579)	(163,561)
Payment of offering costs	—	(378,058)
Net cash provided by (used in) financing activities	(579)	346,458,381

Net change in cash	(398,785)	676,280
Cash, beginning of period	751,090	74,810
Cash, end of the period	$352,305	$751,090

Supplemental disclosure of cash flow information:
Deferred underwriting commissions charged to additional paid-in capital	$—	$2,750,000

The accompanying notes are an integral part of these financial statements.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Twelve Seas Investment Company II (the “Company”) is a blank check company incorporated in Delaware on July 21, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to the initial business combination.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from July 21, 2020 (inception) through December 31, 2022, relates to the Company’s formation and its initial public offering, which is described below (the “initial public offering”). The Company will not generate any operating revenues until after the completion of an initial business combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the initial public offering.

The Company’s sponsor is Twelve Seas Sponsor II LLC, a Delaware limited liability company (the “sponsor”).

The registration statement for the initial public offering (the “Registration Statement”) was declared effective on February 25, 2021 (the “Effective Date”). On March 2, 2021, the Company consummated the initial public offering of 30,000,000 units, at $10.00 per unit, generating gross proceeds of $300,000,000, which is discussed in Note 3.

The underwriters had a 45-day option (the “over-allotment option”) from the date of the initial public offering to purchase up to an additional 4,500,000 units (the “over-allotment units”). On March 8, 2021, the underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional 4,500,000 over-allotment units occurred on March 10, 2021, generating gross proceeds of $45,000,000.

Simultaneously with the closing of the initial public offering, the Company completed a private placement (the “private placement”) of an aggregate of 800,000 units to the sponsor and the representative at a purchase price of $10.00 per unit (the “placement units”), generating gross proceeds to the Company of $8,000,000. In connection with the closing of the purchase of the over-allotment units, the Company sold an additional 90,000 placement units to the sponsor at a price of $10.00 per placement unit, generating an additional $900,000 of gross proceeds.

On March 2, 2021, the Company also issued to the representative 275,000 shares of Class A common stock (the “representative shares”) to Mizuho Securities USA LLC (the “representative”) upon the consummation of the initial public offering. The Company accounts for the representative shares as an expense of the initial public offering resulting in a charge directly to stockholders’ deficit, at an estimated fair value of $2,750,000.

Transaction costs amounted to $10,178,359 consisting of $6,900,000 of underwriting commissions, fair value of the representative shares of $2,750,000 and $528,359 of other cash offering costs.

As of December 31, 2022, $352,305 of cash was held outside of the U.S. based trust account established in connection with the initial public offering (the “trust account”) and is available for working capital purposes.

Following the closing of the initial public offering and the over-allotment option, which was fully exercised, on March 2, 2021 and March 10, 2021, respectively, $345,000,000 ($10.00 per unit) from the net proceeds of the sale of the units in the initial public offering and the sale of the placement units was placed in a trust account and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from the initial public offering and the sale of the placement units will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any shares of the Company’s Class A common stock sold as part

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

of the units in the initial public offering (the “public shares”) properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of the initial public offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of holders of the public shares (the “public stockholders”).

The Company had 24 months from the closing of the initial public offering, or until December 2, 2023, to consummate an initial business combination. On February 28, 2023 the Company held a special meeting, voting to extending the time the Company has to complete a business combination to December 2, 2023 (the “Combination Period”). In connection with such meeting, the Company’s stockholders holding 31,291,466 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, and as a result $318,435,860.83 (approximately $10.17 per share) was removed from the trust account to pay such holders. In connection with the Extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000 (the “Extension Funds”) to the sponsor, pursuant to which the sponsor agreed to provide the Company with equal installments of $100,000, to be deposited into the trust account for each month in which the Combination Period is extended. Following the redemptions, the Company had 3,208,534 public shares outstanding. If the Company is unable to complete an initial business combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described in the Registration Statement, and then seek to dissolve and liquidate.

The Company will only proceed with an initial business combination if the Company has net tangible assets of at least $5,000,001 following any related redemptions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the initial business combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing an initial business combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with an initial business combination, the sponsor has agreed to vote its shares of the Company’s Class B common stock initially purchased by the sponsor in a private placement prior to the initial public offering (the “founder shares”) and any public shares purchased during or after the initial public offering in favor of approving an initial business combination. Additionally, each public stockholder may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

The sponsor, officers and directors and representative have agreed to (i) waive their redemption rights with respect to their founder shares, shares of the Company’s common stock included within the placement units (the “placement shares”), and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares, placement shares, and public shares in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation, and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if the Company fails to complete the initial business combination within the Combination Period.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked its sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its sponsor has sufficient funds to satisfy its indemnity obligations and its belief that the sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its sponsor would be able to satisfy those obligations.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with an initial business combination, a stockholder vote to extend the time by which the Company must complete its initial business combination (“extension vote”) or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with an initial business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the initial business combination, extension vote or otherwise, (ii) the structure of an initial business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with an initial business combination (or otherwise issued not in connection with an initial business combination but issued within the same taxable year of an initial business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete an initial business combination and in the Company’s ability to complete an initial business combination.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Liquidity and Capital Resources

As of December 31, 2022, the Company had $352,305 in its operating bank account and working capital deficit of $268,366, excluding franchise and income taxes payable. All remaining cash held in the trust account is generally unavailable for the Company’s use prior to an initial business combination and is restricted for use either in an initial business combination or to redeem common stock.

Through December 31, 2022, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares, issuance of a $300,000 unsecured promissory note to the sponsor, and the remaining net proceeds from the initial public offering and the sale of placement units.

Going Concern

The Company anticipates that the $352,305 outside of the trust account as of December 31, 2022, might not be sufficient to allow the Company to operate until December 2, 2023 (i.e., the Combination Period), assuming that an initial business combination is not consummated during that time. Until consummation of its initial business combination, the Company will be using the funds not held in the trust account, and any additional working capital loans from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the initial business combination.

The Company can raise additional capital through working capital loans from the initial stockholders, the Company’s officers, directors, or their respective affiliates (which is described in Note 5), or through loans from third parties. None of the sponsor, officers or directors is under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but may not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until December 2, 2023, to consummate an initial business combination. However, if the Company is unable to complete an initial business combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company, divided by the number of then outstanding public shares, subject to applicable law and as further described in the Registration Statement, and then seek to dissolve and liquidate. Management plans to complete an initial business combination prior to the mandatory liquidation date.

Management has determined that the uncertainty of availability of new financing to meet its liquidity needs and mandatory liquidation, should an initial business combination not occur, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 2, 2023. The Company intends to complete an initial business combination prior to its mandatory liquidation date.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and warrant liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2022 and 2021.

Marketable Securities Held in Trust Account

The funds in the trust account are invested in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Investment Company Act (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company. As of December 31, 2022 and 2021 the assets held in the trust account were held in a money market mutual fund and presented at fair value at each reporting period.

Financial Instruments

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), approximates the carrying amounts represented in the balance sheets as of December 31, 2022 and 2021, except for warrant liabilities (Note 7). The fair values of cash, accounts payable, accrued expenses, and promissory note — related party are estimated to approximate the carrying values as of December 31, 2022 and 2021 due to the short maturities of such instruments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation Coverage limit of $250,000. At December 31, 2022, the Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The Company follows the guidance in ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1	—

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2	—

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3	—	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

See Note 7 for additional information on assets and liabilities measured at fair value.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Derivative assets and liabilities are classified on the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument is required within 12 months of the balance sheet date. The Company has determined that both the warrants included within the placement units (the “placement warrants”) and the warrants included within the units sold in the initial public offering (the “public warrants”) are a derivative instrument.

The Company evaluated the warrants (which are discussed in Note 4, Note 6, and Note 7) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815”), and concluded that a provision in the warrant agreement, dated February 25, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “warrant agreement”), relating to certain tender or exchange offers precludes the warrants from being accounted for as components of equity. As the warrants meet the definition of a derivative as contemplated in ASC 815, the warrants are recorded as warrant liabilities on the balance sheets and measured at fair value at inception (on the date of the initial public offering) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the initial public offering that were directly related to the initial public offering. Offering costs were allocated to the separable financial instruments issued in the initial public offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred and presented as other income (expense) in the statements of operations. Offering costs associated with the Class A common stock, including the cost of the Class A warrants, were charged to Class A common stock subject to possible redemption upon the completion of the initial public offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ deficit. The Company’s Class A common stock sold at the initial public offering features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022 and 2021, 34,500,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

On February 28, 2023, the Company held a special meeting, voting to extending the time the Company has to complete a business combination to December 2, 2023. In connection with such meeting, the Company’s stockholders holding 31,291,466 public shares exercised their right to redeem such shares for a pro rata portion of

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the funds in the trust account, and as a result $318,435,860.83 (approximately $10.17 per share) was removed from the trust account to pay such holders. In connection with the Extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000 (the “Extension Funds”) to the sponsor, pursuant to which the sponsor agreed to provide the Company with equal installments of $100,000, to be deposited into the trust account for each month in which the Combination Period is extended. Following the redemptions, the Company had 3,208,534 public shares outstanding.

Additionally, the Company has issued representative shares (see Note 8). The representative has waived their redemption rights, and as such these shares remain in stockholders’ deficit.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security.

Immediately upon the closing of the initial public offering, the Company recognized the accretion from initial book value to redemption amount. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital and accumulated deficit.

As of December 31, 2022 and 2021, the Class A common stock reflected in the balance sheets are reconciled in the following table:

Gross Proceeds	$345,000,000
Less:
Proceeds allocated to public warrants	(8,816,636)
Issuance costs related to Class A common stock	(9,918,245)
Plus:
Accretion of carrying value to redemption value	18,734,881
Class A common stock subject to possible redemption, December 31, 2021	345,000,000
Plus:
Accretion of carrying value to redemption value	3,690,554
Class A common stock subject to possible redemption, December 31, 2022	$348,690,554

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. ASC 740-270-25-2 requires that an annual effective tax rate be determined and that such annual effective rate be applied to year-to-date income in interim periods under ASC 740-270-30-5. As of December 31, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was 10.1% and 0.00% for the year ended December 31, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2022 and 2021, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income per common stock is computed by dividing net income by the weighted average number of common stock outstanding for the period. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the (i) initial public offering and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 11,796,607 Class A common stock in the aggregate. For the year ended December 31, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income per common stock is the same as basic net income per common stock for the periods presented.

The following table reflects the calculation of basic and diluted net income per common stock (in dollars, except per share amounts):

	For the Year Ended December 31, 2022		For the Year Ended December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common stock
Numerator:
Allocation of net income, as adjusted	$7,003,453	$1,693,671	$1,432,344	$405,828
Denominator:
Basic and diluted weighted average shares outstanding	35,665,000	8,625,000	29,701,658	8,415,411
Basic and diluted net income per common stock	$0.20	$0.20	$0.05	$0.05

Recent Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under GAAP. ASU 2020-06 also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2024, for smaller reporting companies using a December 31, fiscal year end and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is reviewing the impact adoption would have, if any, on its financial statements.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 3. INITIAL PUBLIC OFFERING

On March 2, 2021, the Company consummated the initial public offering of 30,000,000 units at a purchase price of $10.00 per unit. Each unit consists of one share of Class A common stock and one-third warrant to purchase one share of Class A common stock. Each warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial business combination or 12 months from the closing of the initial public offering and will expire five years after the completion of the initial business combination, or earlier upon redemption or liquidation (see Note 6).

The underwriters had a 45-day option from the date of the initial public offering to purchase up to an additional 4,500,000 units to cover over-allotments. On March 8, 2021, the underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional 4,500,000 units occurred on March 10, 2021, generating proceeds of $45,000,000.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the initial public offering, the sponsor and the representative purchased an aggregate of 800,000 placement units at a purchase price of $10.00 per placement unit, generating gross proceeds to the Company of $8,000,000. The placement units (and the underlying securities) are identical to the units sold as part of the units in the initial public offering.

In connection with the closing of the purchase of the over-allotment units, the Company sold an additional 90,000 placement units to the sponsor and the representative at a price of $10.00 per placement unit, generating an additional $900,000 of gross proceeds.

The Company’s sponsor, officers, directors, and the representative agreed to (i) waive their redemption rights with respect to their founder shares, placement shares, and public shares in connection with the completion of the Company’s initial business combination, (ii) waive their redemption rights with respect to the founder shares, placement shares, and public shares in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within 24 months from the closing of the initial public offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete its initial business combination within 24 months from the closing of the initial public offering. In addition, the Company’s sponsor, officers, directors, and representative have agreed to vote any founder shares, placement shares, and public shares held by them (including in open market and privately negotiated transactions) in favor of the Company’s initial business combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In August 2020, the Company issued 5,750,000 founder shares to the sponsor for $25,000 in cash, or approximately $0.004 per share, in connection with formation. On January 26, 2021, the Company effected a stock dividend of 0.25 shares for each Class B common stock outstanding, resulting in there being an aggregate of 7,187,500 founder shares outstanding. On February 25, 2021, the Company effected a stock dividend of 0.2 for each share of Class B common stock outstanding, resulting in the initial stockholders holding an aggregate of 8,625,000 founder shares. This number included up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On March 8, 2021, the underwriter exercised its over-allotment option in full; since then, the 1,125,000 founder shares are no longer subject to forfeiture.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The sponsor agreed not to transfer, assign or sell its founder shares until the earlier of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On July 21, 2020, the Company issued an unsecured promissory note to the sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the initial public offering. This loan is non-interest bearing and unsecured and was due at the earlier of June 30, 2021 or the closing of the initial public offering. The loan was not repaid upon the closing of the initial public offering and is due on demand. As of March 2, 2021, the Company had incurred an aggregate of $201,061 of offering expenses from the initial public offering under the Promissory Note. The Company repaid $163,561 on March 25, 2021 and owes $37,500 as of December 31, 2021. There are no remaining borrowings available to the Company and the balance is due on demand.

Related Party Loans

To finance transaction costs in connection with an initial business combination, the sponsor or an affiliate of the sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the working capital loans as may be required. If the Company completes an initial business combination, the Company would repay the working capital loans out of the proceeds of the trust account released to the Company. Otherwise, the working capital loans would be repaid only out of funds held outside the trust account. In the event that an initial business combination does not close, the Company may use a portion of the working capital held outside the trust account to repay the working capital loans but no proceeds from the trust account would be used to repay the working capital loans. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the placement warrants, including as to exercise price, exercisability and exercise period. At December 31, 2022 and 2021, no working capital loans were outstanding.

Administrative Service Fee

The Company has agreed, commencing on the Effective Date of the initial public offering, to pay an affiliate of the Company’s sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s initial business combination or its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2022, the Company incurred and paid $120,000 which is included in operating costs on the statements of operations. For the year ended December 31, 2021, the Company incurred and paid $100,000 which is included in operating cost on the statements of operations.

Due to Related Parties

In order to facilitate payments for the Company, parties related to the Company may make payments on behalf of the Company. These amounts due to the related party are non-interest bearing and are due on demand. At December 31, 2022 and 2021, excluding the Promissory that was outstanding at December 31, 2022 and 2021, the Company owed related parties $59,820 and $0, respectively.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 6. WARRANT LIABILITIES

The Company has outstanding warrants to purchase an aggregate of 11,796,607 shares of the Company’s common stock issued in connection with the initial public offering and the private placement (including warrants issued in connection with the consummation of the over-allotment).

Each whole warrant entitles the registered holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The public warrants will become exercisable on the later of (a) 30 days after the completion of an initial business combination and (b) 12 months from the closing of the initial public offering. The public warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of an initial business combination, the Company will use its commercially reasonable efforts to file — and within 60 business days following an initial business combination, to have declared effective — a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise the redemption right even if it is unable to register or qualify the underlying securities or sale under all applicable state securities laws.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 6. WARRANT LIABILITIES (cont.)

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.10 per warrant provided that the holder will be able to exercise their warrants on cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if the last reported sale price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

If the Company calls the public warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the sponsor or its affiliates, without taking into account any founder shares held by the sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial business combination on the date of the consummation of an initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger described above will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The warrant agreement contains an Alternative Issuance provision providing that, if less than 70% of the consideration receivable by the holders of the shares of common stock in the initial business combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercise the warrants within thirty days following the public disclosure of the consummation of the initial business combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a warrant immediately prior to the consummation of the initial business combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the shares of common stock consists exclusively of

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 6. WARRANT LIABILITIES (cont.)

cash, the amount of such cash per share of common stock, and (ii) in all other cases, the volume weighted average price of the shares of common stock as reported during the ten-trading day period ending on the trading day prior to the effective date of the initial business combination.

The Company believes that the Alternative Issuance provision and the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the initial public offering. Accordingly, the Company has classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. As such, the Company recorded $9,055,934 of warrant liability upon issuance as of March 2, 2021, as adjusted for the closing of the underwriters’ fully exercised over-allotment option. For the year ended December 31, 2022, the Company recorded a change in the fair value of the warrant liabilities in the amount of $5,716,540 on the statements of operations, resulting in warrant liabilities of $187,022 as of December 31, 2022, on the balance sheets. For the year ended December 31, 2021, the Company recorded a change in the fair value of the warrant liabilities in the amount of $3,152,371 on the statements of operations, resulting in warrant liabilities of $5,903,562 as of December 31, 2022, on the balance sheets.

NOTE 7. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured on a recurring basis as of December 31, 2022 and 2021, and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable Securities held in trust account	$349,466,161	$349,466,161	$—	$—
	$349,466,161	$349,466,161	$—	$—

Liabilities:
Warrant liability – public warrants	$181,700	$—	$181,700	$—
Warrant liability – placement warrants	5,322	—	—	5,322
	$187,022	$—	$181,700	$5,322

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 7. FAIR VALUE MEASUREMENTS (cont.)

	December 31, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable Securities held in trust account	$345,017,951	$345,017,951	$—	$—
	$345,017,951	$345,017,951	$—	$—

Liabilities:
Warrant liability – public warrants	$5,750,000	$5,750,000	$—	$—
Warrant liability – placement warrants	153,562	—	—	153,562
	$5,903,562	$5,750,000	$—	$153,562

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The subsequent measurement of the public warrants for the year ended December 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market. The estimated fair value of public warrants transferred from a Level 1 to a Level 2 fair value measurement during year ended December 31, 2022 was $920,000.

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liabilities for the year ended December 31, 2022:

Warrant liabilities as of December 31, 2021	$153,562
Change in fair value of warrant liabilities	(148,240)
Warrant liabilities as of December 31, 2022	$5,322

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liabilities for the year ended December 31, 2021:

Fair Value, January 1, 2021	$—
Initial measurement on March 2, 2021	7,881,739
Over-allotment	1,174,194
Change in fair value of warrant liabilities	(1,312,371)
Less: Transfer of public warrant liabilities to Level 1	(7,590,000)
Warrant liabilities as of December 31, 2021	$153,562

The estimated fair value of the warrant liability at March 2, 2021, was determined using Level 3 inputs. Inherent in a Monte Carlo options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on projected volatility of comparable public companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates will remain at zero. Based on management’s observation, there is a 70% likelihood of completing an initial business combination following historical trends of special purpose acquisition companies.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 7. FAIR VALUE MEASUREMENTS (cont.)

The subsequent measurement of placement warrants is determined using Level 3 inputs. The following table provides quantitative information regarding Level 3 fair value measurements of the Company’s placement warrant liabilities as of December 31, 2022 and 2021.

	December 31, 2022	December 31, 2021
Exercise price	$11.50	$11.50
Stock price	$10.05	$9.70
Volatility	7.60%	10.60%
Expected life of the options to convert	5.16	5.62
Risk-free rate	4.75%	1.32%
Dividend yield	—%	—%
Likelihood of completing a business combination	70%	85%

NOTE 8. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the founder shares, placement warrants, and warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement entered into on February 25, 2021. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriting Agreement

The underwriters had a 45-day option from March 2, 2021, to purchase up to an additional 4,500,000 units to cover over-allotments.

On March 2, 2021, the Company paid an underwriting discount of $6,000,000.

On March 10, 2021, the underwriters purchased an additional 4,500,000 units to exercise its over-allotment option in full. The Company paid an additional underwriting discount of $900,000 related to the exercise of the over-allotment option.

Business Combination Marketing Agreement

Pursuant to the BCMA, the Company has engaged the representative as an advisor in connection with its initial business combination to assist the Company in holding meetings with its stockholders to discuss the potential business combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with its initial business combination, assist the Company in obtaining stockholder approval for the initial business combination and assist the Company with its press releases and public filings in connection with the initial business combination. The Company will pay the representative a cash fee for such services upon the consummation of our initial business combination in an amount equal to 3.5% of the gross proceeds of the initial public offering.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 8. COMMITMENTS AND CONTINGENCIES (cont.)

Representative Shares

On March 2, 2021, the Company issued the representative shares to the representative upon the consummation of the initial public offering. The Company accounts for the representative shares as an expense of the initial public offering resulting in a charge directly to stockholders’ deficit, at an estimated fair value of $2,750,000. In addition, the representative agrees (i) to waive its redemption rights with respect to such shares in connection with the completion of the initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within the Combination Period.

NOTE 9. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. As of December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 100,000,000 shares of Class A common stock at par value of $0.0001 each. As of December 31, 2022 and 2021, there were 1,165,000 shares of Class A common stock issued and outstanding, excluding 34,500,000 shares of Class A common stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue a total of 10,000,000 shares of Class B common stock at par value of $0.0001 each. In August 2020, the Company issued 5,750,000 shares of Class B common stock to its initial stockholders for $25,000, or approximately $0.004 per share. On January 26, 2021, the Company effected a stock dividend of 0.25 shares for each share of Class B common stock outstanding, resulting in there being an aggregate of 7,187,500 founder shares outstanding. On February 25, 2021, the Company effected another stock dividend of 0.2 shares for each share of Class B common stock outstanding, resulting in the initial stockholders holding an aggregate of 8,625,000 founder shares. This number included up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On March 8, 2021, the underwriters exercised their over-allotment option in full; for this reason, the 1,125,000 founder shares are no longer subject to forfeiture. Shares of Class B common stock outstanding as of December 31, 2022 and 2021 was 8,625,000.

The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any founder shares.

The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 9. STOCKHOLDERS’ DEFICIT (cont.)

total number of all shares of common stock outstanding upon the completion of the initial public offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or any private placement-equivalent units issued to the sponsor or its affiliates upon conversion of loans made to the Company).

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

NOTE 10. INCOME TAXES

The Company’s net deferred tax assets are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets:
Net operating loss carryforward	$—	$38,607
Startup Costs	370,075	182,751
Total deferred tax assets	370,075	221,358
Valuation allowance	(370,075)	(221,358)
Deferred tax assets, net of allowance	$—	$—

The income tax provision for the years ended December 31, 2022 and 2021, consists of the following:

	December 31, 2022	December 31, 2021
Federal:
Current	$980,557	$—
Deferred	(148,717)	221,158
State:
Current	—	—
Deferred	—	—
Change in valuation allowance	148,717	(221,158)
Income tax provision	$980,557	$—

The Company’s federal and state net operating loss carryforward as of December 31, 2022 and 2021, amounted to $0 and $183,843, respectively, and will be carried forward indefinitely.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2022 and 2021, the change in the valuation allowance was $148,717 and $221,158, respectively.

TWELVE SEAS INVESTMENT COMPANY II
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

NOTE 10. INCOME TAXES (cont.)

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
Transaction costs warrants	0.0%	0.0%
Offering expenses related to warrant issuance	0.0%	2.97%
Change in fair value of warrants	(12.4)%	(36.01)%
Change in valuation allowance	1.5%	12.03%
Other	0.0%	0.01%
Income tax provision	10.1%	0.0%

The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates due to the recording of full valuation allowances on deferred tax assets and permanent differences.

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities, since inception.

Additionally, the Company has also incurred $200,000 in Delaware franchise taxes for the year ended December 31, 2022 and 2021, which is included in operating costs in the accompanying statements of operations. The full balance is outstanding at December 31, 2022 and 2021, and is in accounts payable and accrued expenses on the accompanying balance sheets.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to the date that the financial statements were issued. Based upon this review, other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 6, 2023, the Company issued an aggregate of 8,625,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) to the Sponsor, upon the conversion of an equal number of shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”) held by the Sponsor (the “Conversion”). The 8,625,000 shares of Class A Common Stock issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B Common Stock before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. Following the Conversion, there are 44,290,000 shares of Class A Common Stock issued and outstanding and no shares of Class B Common Stock issued and outstanding. As a result of the Conversion, the Sponsor holds 21.0% of the outstanding shares of Class A Common Stock.

On February 28, 2023, the Company held a special meeting, voting to extending the time the Company has to complete a business combination to December 2, 2023. In connection with such meeting, the Company’s stockholders holding 31,291,466 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, and as a result $318,435,860.83 (approximately $10.17 per share) was removed from the trust account to pay such holders. In connection with the Extension, on March 3, 2023, the Company issued a promissory note in the aggregate principal amount of up to $900,000 (the “Extension Funds”) to the sponsor, pursuant to which the sponsor agreed to provide the Company with equal installments of $100,000, to be deposited into the trust account for each month in which the Combination Period is extended. Following the redemptions, the Company had 3,208,534 public shares outstanding.

Crystal Lagoons U.S. Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 2023	December 2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$64,222	$1,021,392
Accounts receivable, net	15,813,296	10,199,296
Contract assets	25,847,928	29,251,819
Inventories	550,863	161,557
Prepaid expenses	488,893	443,270
Advances to suppliers	4,930,686	1,761,210
Other current assets	177,459	228,089
TOTAL CURRENT ASSETS	47,873,347	43,066,633

NONCURRENT ASSETS
Restricted cash	3,816,549	3,776,343
Property and equipment, net	176,332	399,189
Right-of-use asset, net	2,237,546	2,453,947
Other noncurrent assets	121,255	14,993
TOTAL NONCURRENT ASSETS	6,351,682	6,644,472
TOTAL ASSETS	$54,225,029	$49,711,105

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES
Accounts payable	$4,247,069	$2,284,100
Contract liabilities	25,366,986	23,397,559
Accrued expenses and other liabilities	2,492,734	3,433,566
Current portion of long-term debt	5,764,457	—
Current portion of leasing liability	125,939	143,317
Due to related parties	1,510,104	2,232,090
Deferred revenue	14,212,655	9,057,112
TOTAL CURRENT LIABILITIES	53,719,944	40,547,744

NONCURRENT LIABILITIES
Long-term debt (net of debt costs), net of current portion	30,751,484	36,148,698
Long-term leasing liability, net of current portion	1,353,252	1,479,100

TOTAL NONCURRENT LIABILITIES	32,104,736	37,627,798

TOTAL LIABILITIES	85,824,680	78,175,542

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
Common stock, $0.01 par value, 60 shares authorized, 20.882 issued and outstanding	—	—
Preferred stock, $0.01 par value, 20 shares authorized, 13.5 issued and outstanding	—	—
Additional paid-in capital	5,828,499	5,828,499
Accumulated deficit	(37,358,134)	(34,296,647)
Accumulated other comprehensive income (loss)	(70,016)	3,711
STOCKHOLDER’S DEFICIT	(31,599,651)	(28,464,437)
TOTAL STOCKHOLDER’S DEFICIT AND LIABILITIES	$54,225,029	$49,711,105

The accompanying notes are an integral part of these condensed consolidated financial statements.

Crystal Lagoons U.S. Corp. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Nine Months Ended September 30,
	2023	2022
REVENUE
Technology licensing	$16,329,372	$13,895,513
Equipment and additives sales	4,149,967	5,187,378
Technical assistance and maintenance services	1,958,027	1,399,515

TOTAL REVENUE	22,437,366	20,482,406

COST OF SALES
Cost of sale equipment	(2,726,970)	(3,447,001)
Other costs of service	(389,092)	(182,520)
Additives Costs	(242,570)	(86,964)
Salaries and related benefits	(2,094,444)	(1,411,499)

TOTAL COST OF SALES	(5,453,076)	(5,127,984)

GROSS PROFIT	16,984,290	15,354,422

OPERATING EXPENSES
Operating, selling, and general administrative expenses	(10,756,065)	(7,588,927)
Consultancy services and professional fees	(5,539,378)	(5,829,975)

TOTAL OPERATING EXPENSES	(16,295,443)	(13,418,902)

INCOME (LOSS) FROM OPERATIONS	688,847	1,935,520

OTHER INCOME (EXPENSES)
Other income	133,903	82,337
Interest expense, net	(3,725,316)	(2,353,334)
Transaction gain (loss) exchange results	(158,921)	210,640

TOTAL OTHER INCOME (EXPENSES)	(3,750,334)	(2,060,357)

GAIN (LOSS) BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	(3,061,487)	(124,837)

Provision for (benefit from) income taxes	—	(75,416)

NET INCOME (LOSS)	(3,061,487)	(200,253)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(73,727)	17,403
COMPREHENSIVE INCOME (LOSS)	$(3,135,214)	$(182,850)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Crystal Lagoons U.S. Corp. and Subsidiaries
Unaudited Condensed Consolidated Statements of Changes in Stockholder’s Deficit for the
Nine Months Ended September 30, 2023 and 2022

	Common Stock		Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balances at December 31, 2021	20.882	—	13.5	—	5,828,499	(30,405,137)	(141,505)	(24,718,143)

Net income	—	—	—	—	—	(200,253)	—	(200,253)
Foreign currency translation	—	—	—	—	—	—	17,403	17,403
Balances at September 30, 2022	20.882	$—	13.5	$—	$5,828,499	$(30,605,390)	$(124,102)	$(24,900,993)
	Common Stock		Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balances at December 31, 2022	20.882	—	13.5	—	5,828,499	(34,296,647)	3,711	(28,464,437)

Net loss	—	—	—	—	—	(3,061,487)	—	(3,061,487)
Foreign currency translation	—	—	—	—	—	—	(73,727)	(73,727)
Balances at September 30, 2023	20.882	$—	13.5	$—	$5,828,499	$(37,358,134)	$(70,016)	$(31,599,651)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Crystal Lagoons U.S. Corp. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
September 30, 2023 and 2022

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES

NET LOSS	$(3,061,487)	$(200,253)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	209,319	112,876
Investments in/disposal of right-of-use asset	—	(2,211,067)
Additions of leasing liabilities	—	2,211,068

Changes in operating assets and liabilities:
Accounts receivable	(5,614,000)	(3,077,993)
Contract assets	3,403,891	(3,882,108)
Inventories	(389,306)	(856,753)
Prepaid expenses and other current assets	5,007	(547,871)
Advances to suppliers	(3,169,476)	62,212
Other assets	(106,262)	(2,846)
Accounts payable and accrued expenses	1,022,137	4,339,478
Contract liabilities	1,969,427	2,673,487
Deferred revenue	5,155,543	2,434,095

NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	(575,207)	1,054,325

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	13,538	17,871

NET CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	13,538	17,871

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	367,243	464,974
Net (repayments) from related parties	(721,986)	(2,122,718)
Payments of leasing liability	(143,226)	—

NET CASH FLOWS USED IN FINANCING ACTIVITIES	(497,969)	(1,657,744)

EFFECT OF FOREIGN CURRENCY TRANSLATION	142,674	17,403

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(916,964)	(568,145)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	4,797,735	2,046,050
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$3,880,771	$1,477,905
SUPPLEMENTAL DISCLOSURE:
Interest paid	$3,424,628	$1,852,833
Income taxes paid	$—	$75,416

The accompanying notes are an integral part of these condensed consolidated financial statements.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

1.      Organization

Crystal Lagoons U.S. Corp. (“CL US”) was incorporated on March 3, 2014, pursuant to the laws of the State of Delaware. CL US is a highly innovative, fast growing, multinational company that develops limitless-size sustainable crystal-clear lagoons worldwide at very low construction and maintenance cost.

In 2019, CL US undertook a reorganization that consisted of several restructuring steps, where Crystal Lagoons CL US became the new parent entity of the group. In the restructuring, the identify “Crystal Lagoon’s group inverted “inbound” to become a U.S.-parented multinational corporation. The transaction also involved the addition of the group’s first outside investor.

2.      Summary of Significant Accounting Policies

Basis of Accounting

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of Crystal Lagoons U.S. Corp. and its wholly owned subsidiaries, Crystal Lagoons Technologies Inc., Crystal Lagoons, B.V. (“CL BV”), Inversiones Lagunas SpA, Inversiones Crystal Lagoons SpA, Crystal Lagoons Brasil Lagoas Artificiais Ltda and Crystal Lagoons Egypt — a dormant entity (collectively, the “Company”). All intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed consolidated financial statements do not include all of the disclosures required by GAAP for annual financial statements and should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2022 (the “Annual Financial Statements”). In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to fairly present its financial position as of September 30, 2023, its results of operations for the nine months ended September 30, 2023 and 2022, its cash flows for the nine months ended September 30, 2023 and 2022, and its stockholder’s deficit for the nine months ended September 30, 2023 and 2022. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year ending December 31, 2023 or any future period. The unaudited condensed consolidated balance sheet at December 31, 2022 was derived from the Annual Financial Statements but does not contain all of the footnote disclosures from the Annual Financial Statements.

Liquidity

The accompanying unaudited condensed consolidated financial statements are prepared in accordance with GAAP applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At each reporting period, the Company evaluates whether there are conditions or events that raise doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company’s evaluation entails analyzing expectations for the Company’s cash needs and comparing those needs to the current cash and cash equivalent balances.

As shown in the accompanying unaudited condensed consolidated financial statements, the Company has incurred recurring losses from operations and negative cash flows from operations for the periods ended September 30, 2023 and 2022. In addition, the Company had an accumulated deficit of $37,358,134 and $34,296,648 as of September 30, 2023 and December 31, 2022, respectively. These results primarily reflect delayed project openings due to COVID -19 during those years and the fixed nature of certain operating expenses. Subsequently, the start of these delayed projects and cost reduction efforts have resulted in improved profitability.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Based on the Company’s current financial position and liquidity sources, and forecasted future cash flows, management believes the Company can meet its operating obligations as they become due, including all currently scheduled interest and debt service payments within one year following the date that these unaudited condensed consolidated financial statements are issued. Refer to Note 7 Long-Term Debt for information on the Company’s debt obligations, including compliance with loan covenants. The implementation of management’s plans has mitigated the negative factors apparent in the unaudited condensed consolidated financial statements as of and for the nine month period ended September 30, 2023.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. As of September 30, 2023 and December 31, 2022 and for the nine month periods September 30, 2023 and 2022, the most significant estimates inherent in the preparation of the unaudited condensed consolidated financial statements include, but are not limited to, those associated with revenue recognition, allowance for doubtful accounts and valuation allowance associated with the Company’s deferred tax assets. Making estimates requires management to exercise significant judgment. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the periods they are determined to be necessary. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. To the extent that there are material differences between these estimates and actual results, the Company’s future financial statement presentation, financial condition, results of operations and cash flows will be affected.

Cash and Cash Equivalents

The Company considers cash on hand and in banks and all highly liquid instruments purchased with original maturities of three months or less, as of the date of purchase, to be cash.

Restricted Cash

Restricted cash consists of funds that are contractually restricted as to usage or withdrawal due to a contractual agreement. The Company has presented restricted cash separately from cash and cash equivalents in the condensed consolidated balance sheets.

	September 30, 2023	September 30, 2022
Cash and cash equivalents	$64,222	$1,477,905
Restricted cash	3,816,549	—
Total cash, cash equivalents and restricted cash shown in the unaudited condensed consolidated statements of cash flows	$3,880,771	$1,477,905

During October 2022, the Company executed a term loan agreement that includes an associated deposit amount equal to $3,770,000. Those funds were deposited into an account subject to a permanent blocking to establish as reserve fund for the payment of any due or overdue obligations (including interest, principal and any other fees or expenses). See Note 7, Long-Term Debt.

Accounts Receivable, Net

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Accordingly, an allowance is provided in the event an account is considered uncollectible. Management determines the adequacy of the allowance based upon reviews of individual credit, recent loss experience and current economic

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and potential recovery is considered remote. The balances are assessed at year-end, and any amounts deemed uncollectible are written off. The Company reviews its allowance for doubtful accounts annually.

The movement in accounts receivable, net for the period ended September 30, 2023 and the year ended December 31, 2022, is as follows:

Accounts receivable, net

	September 30, 2023	December 31, 2022
Beginning balance	$10,199,296	$5,499,765
Movement in accounts receivable, net	5,614,000	4,699,531
Ending balance	$15,813,296	$10,199,296

The movement in the allowance for doubtful accounts, net for the period ended September 30, 2023 and the year ended December 31, 2022, is as follows:

Allowance for doubtful accounts

	September 30, 2023	December 31, 2022
Beginning balance	$(3,036,113)	$(4,472,364)
Movement in allowance for doubtful accounts, net	673,749	1,436,251
Ending balance	$(2,362,364)	$(3,036,113)

Inventories

Inventories consist primarily of module treatment systems, suction carts, additives and spare parts. Equipment inventory is recorded on the specific identification basis. The Company tracks each equipment inventory item and cost individually and relieves equipment inventory for the specific cost associated with an equipment inventory item when it is sold.

The amount and nature of the Company’s inventory primarily relates to, and accordingly fluctuates based on, contracted sales of equipment. While the Company may obtain certain stocks of additives and spare parts in anticipation of potential contracted sales, such balances are not material to the unaudited condensed consolidated financial statements.

Deferred Revenue

Deferred revenue represents amounts advanced from clients for equipment or credits for future agreements. For customers that executed regional exclusivity agreements and accordingly paid a nonrefundable deposit, such deposit is applied to the initial payment due under subsequently executed technology agreements pursuant to the rollout plan contemplated in those arrangements. Deposits under these exclusivity contracts are recorded in deferred revenue on the unaudited condensed consolidated balance sheets.

The movement in deferred revenue for the period ended September 30, 2023 and the year ended December 31, 2022 is as follows:

Deferred Revenue

	September 30, 2023	December 31, 2022
Beginning balance	$9,057,112	$6,314,247
Movement of deferred revenue, net	5,155,543	2,742,865
Ending balance	$14,212,655	$9,057,112

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

As of September 30, 2023 and December 31, 2022, approximately $3.4 million and $1.5 million, respectively, of the deferred revenue pertains to sales of Modular Treatment Systems equipment (“MTS”) and $9.8 million and $7.1 million, respectively, to Regional Master Agreements.

Income Taxes

The Company is subject to income taxes in the United States and foreign jurisdictions.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards (“temporary differences”). Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

Deferred tax assets are evaluated for future realization and reduced by a valuation allowance to the extent that a portion of the deferred tax asset is not more likely than not to be realized. The recoverability of the deferred tax asset is evaluated by assessing the adequacy of future expected taxable income from all sources, including reversal of taxable temporary differences.

Uncertain tax positions are recognized only when the Company believes it is more likely than not that the tax position will be upheld on examination by the taxing authorities based on the technical merits of the position. Interest and penalties on tax liabilities, if any, would be recorded in income tax expense, respectively. There were no uncertain tax positions as of September 30, 2023 and December 31, 2022.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that companies should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•        Step 1: Identify the contract with the customer

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when or as the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration for promised goods or services in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•        Variable consideration

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

•        Constraining estimates of variable consideration

•        The existence of a significant financing component in the contract

•        Noncash consideration

•        Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing a standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information and prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Technology license agreements

The Company’s primary sources of revenue are from licensing its intellectual property for the development of lagoons under technology licensing agreements and sales of equipment for the lagoon treatment system. A technology licensing agreement is executed for each lagoon (a “Project”). Projects are developer owned, constructed, developed, maintained and operated lagoons using the Crystal Lagoons System, which is the Company’s proprietary technology to design, build, operate and maintain artificial crystalline water lagoons. In exchange for the provision of access to certain innovative technologies and concepts created by the Company at an early stage of the Project, the Company is entitled to a fixed initial payment and either recurring fees in the form of royalties post-Project construction completion or lump-sum payments due upon a specified date or the earliest of a specified date and a milestone. Technology licensing agreements are long-term arrangements, typically with a 20 or 30-year initial term, with the possibility to extend for successive 10-year periods.

Technology license agreements contain two performance obligations, lagoon development and lagoon maintenance. The former entails the granting of access to Company intellectual property and related lagoon development services; the latter pertains to periodic monitoring visits, provision of monitoring reports and customer service, once the lagoon is operational.

Lagoon development

The lagoon development performance obligation is satisfied over time over the development period (generally 1 to 3 years) because the Company’s performance enhances an asset that the customer controls as the asset is created. An input method of measuring progress is applied to recognize the fixed fees, which are comprised of an initial payment and, in for some contracts, periodic lump-sum payments. The input method contains the next activities: execution, zero geometry approval, DCP completion (or basic engineering completion), drawings reviewed and on-site visits and system testing.

The initial payment is nonrefundable and is initially recorded when received as liability until such point the product or services to which it is allocated have been provided or performed, respectively, and the Company’s revenue recognition policy is met. They are presented as contract liabilities in the condensed consolidated balance sheets.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Any variable fees (in the form of recurring royalties) in the contract are attributed entirely to the promised lagoon development performance obligation and are subject to the sales and usage-based royalty exception. Accordingly, these fees are recognized when the uncertainty is resolved; that is, when a customer’s subsequent sales or usage occurs.

Consideration related to the satisfaction of the lagoon development performance obligation is included in the technology licensing revenue line item in the unaudited condensed consolidated statements of operations and comprehensive loss.

Lagoon maintenance

Lagoon maintenance services are also performed over time because the customer simultaneously receives and consumes the benefits of the Company’s services as it performs under contracts. The monthly fixed fee, which is adjusted annually to a market-based index, attributed to this performance obligation is recognized over time by applying a time-based measure of progress. These fees are included in the technical assistance and maintenance services line item in the unaudited condensed consolidated statements of operations and comprehensive loss.

Equipment sales

The Company sells MTS equipment to technology license customers that include, among others, the sale of pumps and a telemetry system that form part of the hydraulic systems required to maintain optimal water quality for the customers’ lagoons. These contracts contain two performance obligations, the delivery of the equipment and implementation related services.

Services generally include the supervision of installation of telemetry and skids equipment, calibration of telemetry system and installation of the automated filtration system. Consideration in the contract to which the Company is entitled is comprised of a single fixed fee, which is due from the customer in installments based on contractually specified milestone events. This fee is allocated to the identified performance obligations based on relative standalone selling prices and recognized at the point in time when control over the promised goods or services is transferred to the customer. The point in time for the two performance obligations is delivery of the equipment and completion of services.

Revenue related to equipment sales contracts is recognized within equipment and additives sales line item in the unaudited condensed consolidated statements of operations and comprehensive loss. Installment payments received prior to completion are recorded as deferred revenue in the condensed consolidated balance sheets, until such point as the product or services meet the Company’s revenue recognition policy. There is no significant financing component in the equipment sale contracts.

The equipment warranty provided in equipment sale contracts is an assurance type product that will be accounted for under ASC 460-10, Guarantees Overall. Accordingly, losses associated with the warranty will be accounted for when customer claims are probable and reasonably estimable.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which was codified with its subsequent amendments as ASC 326. ASC 326 seeks to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments, including trade receivables, and other commitments to extend credit held by a reporting entity at each reporting date. The amendments require an entity to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects current expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The updated guidance became effective for the Company’s fiscal year beginning January 1, 2023.

The Company has evaluated new ASC 326 issued by the FASB and has concluded that these updates do not have a material effect on the Company’s condensed consolidated financial statements as of and for the periods ended September 30, 2023.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

3.      Significant Risk and Business Concentrations

Cash Concentration

As of September 30, 2023 and December 31, 2022, the Company maintains cash accounts in major foreign financial institutions (foreign banks) that are not subject to Federal Deposit Insurance Corporation regulation. These amounts represent a credit risk to the Company.

Supplier Concentration

Significant concentrations of risk arise from the Company’s purchases from inventory suppliers for MTS and suction cart equipment. The number of manufacturers who provide this equipment is limited. The inability to source equipment in the future could impact future operating results. As of September 30, 2023 and December 31, 2022, three suppliers represented approximately 86% and 78% of total purchases of equipment, respectively.

The main risks and uncertainties relevant for the Company are as follows:

Credit Risks (Bad Debts)

The Company has increased its portfolio of real estate developer clients and as a result has suffered the inherent risks to this type of business, thereby increasing its portfolio of potentially uncollectible customers. To mitigate this risk, a customer financial evaluation protocol has been implemented as well as changes in contractual clauses for collection and constant monitoring through the creation of a collection committee to determine the collection strategies. The Company has improved its policies and procedures (pre-screening, KYC) to mitigate this risk further.

Liquidity Risk

Given the possible inability to cover the commitments generated by arrears in collection, the Company has implemented internal collection protocols based on the coverage provided by the commercial agreements. Management constantly monitors the compliance status of clients, and in the event of any cash insufficiencies, external financing is evaluated.

4.      Revenue from Contracts with Customers

The Company recognizes revenue when it transfers promised goods and services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those services.

Major Good/Service Lines

	Nine months ended September 30,
	2023	2022
Technology licensing	$16,329,372	$13,895,513
Equipment and additives sales	4,149,967	5,187,378
Technical assistance and maintenance services	1,958,027	1,399,515
	$22,437,366	$20,482,406

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

4.      Revenue from Contracts with Customers (cont.)

Primary Geographical Markets

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
United States	$1,466,113	$542,036	6,176,628	3,845,694
Outside the United States	9,619,300	3,105,518	16,260,738	16,636,712
	$11,085,413	$3,647,554	$22,437,366	$20,482,406

Contract balances

Contract assets relate to the conditional right to consideration for the Company’s completed performance under the contract. They consisted of approximately $26 million and $29 million of technology licensing contracts as of September 30, 2023 and December 31, 2022, respectively, as follows:

	September 30, 2023	December 31, 2022
Beginning balance	$29,251,819	$24,564,602
Movement in contract assets, net	(3,403,891)	4,687,217
Ending balance	$25,847,928	$29,251,819

Contract liabilities relate to payments received in advance of performance under the contract. Contract liabilities are recognized as revenue as (or when) the Company performs under the contract. Contract liabilities primarily relate to upfront payments received from customers under technology licensing contracts. The following table presents changes in the total liability as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Beginning balance	$23,397,559	$20,374,154
Movement in contract liabilites, net	1,969,427	3,023,405
Ending balance	$25,366,986	$23,397,559

Remaining performance obligation

As of September 30, 2023 and December 31, 2022, estimated revenue expected to be recognized in the future related to the performance obligations that are unsatisfied (or partially unsatisfied) at the end of the reporting period totaled approximately $748,645,000 and $750,450,000, respectively. The Company expects to recognize approximately 20% within the next 12 months of the closing period, approximately 37% within the following 13-36 months and the balance thereafter.

The Company elected to apply the practical expedient for variable consideration allocated to wholly unsatisfied promises to transfer a distinct service that forms part of a single performance obligation and therefore does not disclose recurring fees under technology licensing agreements. The Company also elected the practical expedients to not disclose the remaining amount of the transaction price to be recognized that is related to a performance obligation that is part of a contract with an original expected duration of one year or less and variable consideration that is a sales-based or usage-based royalty promised in exchange for a license of intellectual property.

Capitalized contract costs

The Company expects that incremental commission fees paid to sales personnel as a result of obtaining technology license agreements are recoverable, and therefore, the Company capitalized them as contract costs in the amount of $214,450 and $228,901 as of September 30, 2023 and December 31, 2022, respectively, included in the prepaid expenses caption of the condensed consolidated balance sheets.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

4.      Revenue from Contracts with Customers (cont.)

Capitalized commission fees are amortized based on the transfer of goods or services to which the assets relate, which typically range from one to three years, and are included in salaries and related benefits. The amount of amortization was approximately $12,000 and $0 for the nine month periods ended September 30, 2023 and 2022, respectively. There was no impairment loss in relation to the costs capitalized.

5.      Leases

The Company’s leases include office space in the United States, Netherlands and Dubai and storage and warehouse spaces in the United States, Netherlands and Chile. The Company was also a party to certain office equipment leases. The Company made an accounting policy election to not apply the recognition provisions in ASU 2016-02 to short-term leases; therefore, lease payments under short-term leases are recognized on a straight-line basis over the lease term.

Rent expense for office space for the nine month periods ended September 30, 2023 and 2022 amounted to $199,817 and $113,986, respectively, and is included in operating, selling, and general administrative expenses caption of the accompanying unaudited condensed consolidated statements of operations and comprehensive loss.

As of September 30, 2023, the Company had a finance lease liability and a right-of-use asset for one finance classified office lease related to an office space in Chile. The purchase option is reasonably certain to be exercised. Lease payments are comprised of monthly amounts that are adjusted for the change in a specified index. Changes in lease payments related to the change in index are accounted for as variable lease payments.

Expense for the finance lease is comprised of interest expense on the lease liability, determined under the effective interest rate method, and straight-line amortization of the right-of-use asset. Amortization expense of the right-of-use asset for the three and nine month periods ended September 30, 2023 and 2022 amounted to $31,304, $97,547, $0 and $0, respectively and is included in depreciation in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss.

The components of lease expense for the nine months ended September 30, 2023 and 2022 were as follows:

	September 30, 2023	September 30, 2022
Finance lease expense:
Amortization of right-of-use assets	$97,547	$—
Interest on lease liability	4,861	—
Total finance lease expense	102,408	—
Sublease income	(37,223)	—
Total lease cost	$65,185	$—

Amounts reported in the condensed consolidated balance sheets as of September 30, 2023 and December 31, 2022 were as follows:

	September 30, 2023	December 31, 2022
Finance leases:
Office	$2,355,312	$2,485,010
Accumulated amortization	(117,766)	(31,063)
Right-of-use asset, net	$2,237,546	$2,453,947

Current installments of obligations under finance leases	$125,939	$143,317
Long-term portion of obligations under finance leases	1,353,252	1,479,100
Total finance lease liability	$1,479,191	$1,622,417

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

6.      Related Party Transactions

The Company has the following due to related parties’ payables as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Crystal Lagoons Chile, SpA	$1,039,425	$1,241,538
Crystal Lagoons S.A.	118,351	136,019
Inmobiliaria El Plomo	352,328	850,533
Due to Shareholders	—	4,000
	$1,510,104	$2,232,090

Payments on behalf of Crystal Lagoons Chile, SpA

In addition, during the period ended September 30, 2023 and the year ended December 31, 2022, the Company made payments on behalf of Crystal Lagoons Chile, SpA recognizing accounts receivable for $470,653 and $335,635, respectively.

In addition, during the periods ended September 30, 2023 and 2022, the Company made payments on behalf of Crystal Lagoons Chile, SpA of $135,018 and $ 159,968, respectively. The total amount due from Crystal Lagoons Chiles, SpA as of September 30, 2023 and December 31, 2022 was $ 470,563 and $ 335,635, respectively.

In September 2022, Inmobiliaria El Plomo made a payment to a lessor on behalf of the Company for $850,533. This amount is noninterest bearing and is payable on demand. As of September 2023 and December 31, 2022, the amounts outstanding are $352,328 and $ 850,533, respectively.

Lease arrangements

In September 2022, the Company executed an eighteen-month lease with Crystal Lagoons Chile, SpA for office space in Chile. For the periods ended September 30, 2023 and 2022, the payments received under this agreement of $ 37,223 and $0, respectively, are included in the other income line item in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss.

Advances from stockholder

Mandatory dividends of preferred shares are accrued at a fixed rate per annum. For the year ended December 31, 2022, a total dividend of $4,000 is accumulated and unpaid.

7.      Long-Term Debt

Long-term debt as of September 30, 2023 and December 31, 2022 consists of the following:

As of September 30, 2023, the Company’s loan includes covenants that require the timely payment of stated principal and interests, as well as to deliver financial information and control over the following performance ratios: lagoons in operation, actual to expected revenue and debt service coverage ratio. The Company must provide financial performance ratios on a quarterly basis to the lender. The credit agreement is a senior secured note.

During May 2022, the Company entered into a loan agreement with two lenders in the amount of $2 million. The related loan accrued interest at a rate of 18% per annum. The loan and accrued interest was due in May 2023. This loan was paid in full with proceeds from the term loan executed in October 2022.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

7.      Long-Term Debt (cont.)

Long-Term Debt

	September 30, 2023	December 31, 2022
In October 2022, the Company executed a term loan agreement that provided $37.7 million in funding to pay off (and extinguish) all existing debt in full, including the two shareholder loans, and use the excess proceeds to fund working capital and expand operations. The loan agreement gives the Company an option to request up to an additional $30.0 million. The loan has an annual interest rate of 12.0% and a maturity date of June 30, 2027. Principal payments begin in the first quarter of 2024 and interest is paid quarterly.	$37,700,000	$37,700,000
The Company entered into a line of credit (the “line”) with a financial institution on July 23, 2020 in the amount of CLP$100,000,000, (USD$140,660) and for working capital purposes, each advance under the line of credit is due and payable in full no later than the earliest of 90 days after the date of funding. The line bears an interest equivalent at 5,000 unit of account used in Chile plus 0.67%. The line matured on October 4, 2023.	$109,457
Total debt	37,809,457	37,700,000
Less unamortized deferred financing costs	(1,293,516)	(1,551,302)
Total debt, net	36,515,941	36,148,698
Less current portion of long-term debt	(5,764,457)	—
Long-term debt, net of current portion	$30,751,484	$36,148,698

The following are the scheduled approximate maturities of long-term debt:

Years ending	September 30, 2023	December 31, 2022
2023	$—	—
2024	7,540,000	7,540,000
2025	11,310,000	11,310,000
2026	12,064,000	12,064,000
2027	6,786,000	6,786,000
	$37,700,000	$37,700,000

As of September 30, 2023 and December 31, 2022, accrued interest under the loans amounted to $50,267 and $867,100, respectively, and are included in accrued expenses and other liabilities in the accompanying condensed consolidated balance sheets.

Costs incurred in connection with the Company’s borrowing are capitalized and amortized over the terms of the loans. The amortization of these costs is included in the interest expense caption in the unaudited condensed consolidated statements of operations and comprehensive loss and totaled $50,267 and $413,694 for the nine month periods ended September 30, 2023 and 2022, respectively.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

8.      Stockholder’s Deficit

The Company has 60 shares authorized and 20.882 shares issued and outstanding of common stock with a par value of $0.01 and additional paid-in capital of $5,828,499.

(a)     Common Shares:    Holders of common stock are entitled to share ratably in all dividends and distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise. The holders of common stock have all voting power in matters voted upon by the stockholders and are entitled to one vote for each share they own on all such matters.

(b)    Preferred Shares:    Authorized preferred stock includes 20 authorized shares of preferred stock and 13.5 shares issued and outstanding with a par value of $0.01 per share. The mandatory dividends of each share of preferred stock accrue at a fixed rate of 3.00% per annum of the sum of the liquidation value, plus all accumulated and unpaid dividends from and including the date of issuance of each share. The liquidation value of each share of preferred stock is $10,000 per share.

9.      Commitments and Contingencies

In the normal course of business, the Company may be subject to proceedings, lawsuits and other claims and assessments. The Company has assessed its exposure for contingent liabilities and believes that any potential liability is not expected to have a material, if any, effect on its financial position, results of operations or cash flows.

The Company’s technology is protected worldwide through various industrial and intellectual property rights (“IP”), including, but not limited to, patents, trademarks, designs and copyrights in more than 190 countries and territories over the world. The Company strongly cares for and protects its intellectual property in the United States and in the world and has successfully defended its IP rights. The litigation cases presented by the Company have had success in alleging IP infringement not only in the United States but also around the world, with favorable outcomes and overcoming motions to dismiss and motions for summary judgement filed by defendants. While the resolution of these matters cannot be predicted with certainty, management believes that their outcome will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

The legal expenses associated with the IP infringement defense for the nine months ended September 30, 2023 and 2022, were approximately $2,246,000 and $2,614,000, respectively.

10.    Subsequent Events

On December 22, 2023, Twelve Seas Investment Company II, a Delaware corporation (“Twelve Seas II” or the “Purchaser”), entered into an Agreement and Plan of Merger (as may be amended or supplemented from time to time, the “Merger Agreement”) with Crystal Lagoons U.S. Corp., a Delaware corporation (together with its successors, the “Original Crystal Lagoons”), CL Newco Inc., a newly-incorporated Delaware corporation (“Crystal Lagoons”), Twelve Seas II Merger Sub 1 Inc., a Delaware corporation and wholly owned subsidiary of Twelve Seas II (Merger Sub 1), and Twelve Seas II Merger Sub 2 LLC, a Delaware limited liability company and wholly owned subsidiary of Twelve Seas II.

The Merger Agreement contains conditions to closing, including the following mutual conditions of the parties (unless waived): (i) approval of the Transactions by the stockholders of Twelve Seas II and Crystal Lagoons; (ii) any waiting period applicable to consummation of the Transactions under any antitrust laws shall have expired or been terminated, (iii) approvals of, or completion of any filings required to be made with, any governmental authorities; (iv) no law or order preventing the Business Combination; (iv) Twelve Seas II shall have net tangible assets of at least $5,000,001; (v) the shares of New Purchaser Common Stock shall have been approved for listing on the Nasdaq or the New York Stock Exchange and (vi) the Proxy Statement having cleared comments by the SEC.

Additional information on the Agreement and Plan of Merger can be found in the 8-K filed with the SEC by Twelve Seas Investment Company II on December 29, 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Crystal Lagoons U.S. Corp. and Subsidiaries:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Crystal Lagoons U.S. Corp. and Subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and other comprehensive loss, changes in stockholder’s deficit and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Crystal Lagoons U.S. Corp. and Subsidiaries as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Crystal Lagoons U.S. Corp. and Subsidiaries’ auditor since 2022.

Whippany, New Jersey

November 6, 2023

PCAOB ID Number 100

Crystal Lagoons U.S. Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2022 and 2021

	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,021,392	$2,046,050
Account receivable, net	10,199,296	5,499,765
Contract assets	29,251,819	24,564,602
Inventories	161,557	1,349,423
Prepaid expenses	443,270	214,242
Advances to suppliers	1,761,210	815,271
Other current assets	228,089	506,750
TOTAL CURRENT ASSETS	43,066,633	34,996,103
NONCURRENT ASSETS
Restricted cash	3,776,343	—
Property and equipment, net	399,189	519,980
Right-of-use asset, net	2,453,947	—
Other noncurrent assets	14,993	7,723
TOTAL NONCURRENT ASSETS	6,644,472	527,703

TOTAL ASSETS	$49,711,105	$35,523,806

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable	$2,284,100	$3,136,610
Contract liabilities	23,397,559	20,374,154
Accrued expenses and other liabilities	3,433,566	1,529,454
Current portion of long-term debt	—	8,050,970
Current portion of leasing liability	143,317	—
Due to related parties	2,232,090	3,883,137
Deferred revenue	9,057,112	6,314,247
TOTAL CURRENT LIABILITIES	40,547,744	43,288,572

NONCURRENT LIABILITIES
Long-term debt (net of debt costs), net of current portion	36,148,698	16,953,377
Long-term leasing liability, net of current portion	1,479,100	—
TOTAL NONCURRENT LIABILITIES	37,627,798	16,953,377

TOTAL LIABILITIES	78,175,542	60,241,949

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
Common stock, $0.01 par value, 60 shares authorized, 20.882 issued and outstanding	—	—
Preferred stock, $0.01 par value, 14 shares authorized, 13.5 issued and outstanding	—	—
Additional paid-in capital	5,828,499	5,828,499
Accumulated deficit	(34,296,647)	(30,405,137)
Accumulated other comprehensive income (loss)	3,711	(141,505)
STOCKHOLDER’S DEFICIT	(28,464,437)	(24,718,143)
TOTAL STOCKHOLDER’S DEFICIT AND LIABILITIES	$49,711,105	$35,523,806

The accompanying notes are an integral part of this consolidated financial statement

Crystal Lagoons U.S. Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2022 and 2021

	2022	2021
REVENUE
Technology licensing	$20,116,842	$16,790,751
Equipment and additives sales	5,701,988	7,973,960
Technical assistance and maintenance services	2,007,711	1,380,003
TOTAL REVENUE	27,826,541	26,144,714

COST OF SALES	(6,800,053)	(7,261,634)

GROSS PROFIT	21,026,488	18,883,080

OPERATING EXPENSES
Operating, selling, and general administrative expenses	(12,449,569)	(8,874,804)
Consultancy services and professional fees	(7,600,867)	(10,443,733)
TOTAL OPERATING EXPENSES	(20,050,436)	(19,318,537)
INCOME (LOSS) FROM OPERATIONS	976,052	(435,457)

OTHER INCOME (EXPENSES)
Other income	44,090	749,522
Interest expense, net	(4,838,789)	(2,672,028)
Transaction gain exchange results	20,113	34,241
TOTAL OTHER INCOME (EXPENSES)	(4,774,586)	(1,888,265)
LOSS BEFORE PROVISION FOR INCOME TAXES	(3,798,534)	(2,323,722)
Provision for income taxes	(88,976)	(66,886)
NET LOSS	(3,887,510)	(2,390,608)

OTHER COMPREHENSIVE INCOME (LOSS)
In foreign currency translation adjustments	145,216	(65,393)
COMPREHENSIVE LOSS	$(3,742,294)	$(2,456,001)

The accompanying notes are an integral part of this consolidated financial statement

Crystal Lagoons U.S. Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholder’s Deficit

For the Years Ended December 31, 2021 and 2022

	Common Stock		Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balances at December 31, 2020	20.882	—	13.5	$—	5,828,499	(28,010,479)	(76,112)	(22,258,092)
Net loss	—	—	—	—	—	(2,390,608)	—	(2,390,608)
Foreign currency translation	—	—	—	—	—	—	(65,393)	(65,393)
Dividends	—	—	—	—	—	(4,050)	—	(4,050)
Balances at December 31, 2021	20.882	—	13.5	—	5,828,499	(30,405,137)	(141,505)	(24,718,143)
Net loss	—	—	—	—	—	(3,887,510)	—	(3,887,510)
Foreign currency translation	—	—	—	—	—	—	145,216	145,216
Dividends	—	—	—	—	—	(4,000)	—	(4,000)
Balances at December 31, 2022	20.882	$—	13.5	$—	$5,828,499	$(34,296,647)	$3,711	$(28,464,437)

The accompanying notes are an integral part of this financial statement

Crystal Lagoons U.S. Corp. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2022 and 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES

NET LOSS	$(3,887,510)	$(2,390,608)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	182,522	208,663
Provision for bad debts	134,748	34,114
Dividends declared	(4,000)	—
Investments in/disposal of right-of-use asset	(2,485,010)	—
Additions of leasing liabilities	1,622,417	—

Changes in operating assets and liabilities:
Accounts receivable	(4,834,279)	(440,294)
Contract assets	(4,687,217)	(3,346,235)
Inventories	1,187,866	(505,702)
Prepaid expenses and other current assets	49,633	1,021,003
Advances to suppliers	(945,939)	(145,061)
Other assets	(7,270)	216,925
Accounts payable and accrued expenses	1,051,602	(459,792)
Contract liabilities	3,023,405	2,566,590
Deferred revenue	2,742,865	2,476,132
NET CASH FLOWS USED IN OPERATING ACTIVITES	(6,856,167)	(764,265)

CASH FLOWS FROM INVESTING ACTIVITIES
Investments in of property and equipment	(30,668)	—
Proceedes from sale of property and equipment	—	73,016
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	(30,668)	73,016

CASH FLOWS FROM FINANCING ACTIVITIES
Reypament of debt	(25,004,347)	—
Proceeds from debt	36,148,698	1,096,647
Net (repayments) advances from related parties	(1,651,047)	136,680
Dividends	—	(4,050)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	9,493,304	1,229,277

EFFECT OF FOREIGN CURRENCY TRANSLATION	145,216	(65,393)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,751,685	472,635

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	2,046,050	1,573,415
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$4,797,735	$2,046,050

SUPPLEMENTAL DISCLOSURE:
Interest paid	$3,350,575	$2,006,445
Income taxes paid	$62,596	$75,743

The accompanying notes are an integral part of this financial statement

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

1.      Organization

Crystal Lagoons U.S. Corp. (“CL US”) was incorporated on March 3, 2014, pursuant to the laws of the State of Delaware. CL US is a highly innovative, fast growing, multinational company that develops limitless-size sustainable crystal-clear lagoons worldwide at very low construction and maintenance cost.

In 2019, CL US undertook a reorganization that consisted of several restructuring steps, where Crystal Lagoons US became the new parent entity of the group. In the restructuring, the Crystal Lagoons group inverted “inbound” to become a U.S.-parented multinational corporation. The transaction also involved the addition of the group’s first outside investor.

2.      Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Crystal Lagoons U.S. Corp. and its wholly owned subsidiaries, Crystal Lagoons Technologies Inc., Crystal Lagoons, B.V. (“CL BV”), Inversiones Lagunas SpA, Inversiones Crystal Lagoons SpA, Crystal Lagoons Brasil Lagoas Artificiais Ltda and Crystal Lagoons Egypt — a dormant entity (collectively, the “Company”). All intercompany balances and transactions have been eliminated in consolidation.

Liquidity

The accompanying consolidated financial statements are prepared in accordance with GAAP applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At each reporting period, the Company evaluates whether there are conditions or events that raise doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company’s evaluation entails analyzing expectations for the Company’s cash needs and comparing those needs to the current cash and cash equivalent balances.

As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations and negative cash flows from operations for the years ended December 31, 2022 and 2021. In addition, the Company had accumulated deficits of $34,296,648 and $30,405,138 as of December 31, 2022 and 2021, respectively. These results primarily reflect delayed project openings due to COVID -19 during those years and the fixed nature of certain operating expenses. Subsequently, the start of these delayed projects and cost reduction efforts have resulted in improved profitability.

Based on the Company’s current financial position and liquidity sources, and forecasted future cash flows, management believes the Company can meet its operating obligations as they become due, including all currently scheduled interest and debt service payments within one year following the date that these financial statements are issued. Refer to Note 9 Long-Term Debt for information on the Company’s debt obligations, including compliance with loan covenants. The implementation of management’s plans has mitigated the negative factors apparent in the 2022 and 2021 consolidated financial statements.

Foreign Currency Transactions

The Company’s reporting currency is the U.S. dollar. The functional currency of the Company’s main operating entities, CL US and CL BV, is the U.S. dollar. The assets and liabilities of the Company’s non-U.S. dollar functional currency foreign subsidiaries are translated from their respective functional currencies into U.S. dollars

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

at the exchange rate in effect at the consolidated balance date. Revenues and expense amounts are translated at the weighted average exchange rate for the period. The cumulative foreign currency translation gains and losses associated with the net assets of foreign subsidiaries are recorded in other comprehensive income (loss).

Gains and losses realized from foreign currency transactions (those transactions denominated in currencies other than the foreign subsidiaries’ functional currency) are included in foreign currency translation gain (loss) exchange results in the consolidated statements of operations and comprehensive loss.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. As of and for the years ended December 31, 2022 and 2021, the most significant estimates inherent in the preparation of the consolidated financial statements include, but are not limited to, those associated with revenue recognition, allowance for doubtful accounts and valuation allowance associated with the Company’s deferred tax assets. Making estimates requires management to exercise significant judgment. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the periods they are determined to be necessary. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. To the extent that there are material differences between these estimates and actual results, the Company’s future financial statement presentation, financial condition, results of operations and cash flows will be affected.

Cash and Cash Equivalents

The Company considers cash on hand and in banks and all highly liquid instruments purchased with original maturities of three months or less, as of the date of purchase, to be cash.

Restricted Cash

Restricted cash consists of funds that are contractually restricted as to usage or withdrawal due to a contractual agreement. The Company has presented restricted cash separately from cash and cash equivalents in the consolidated balance sheets.

	2022	2021
Cash and cash equivalents	$1,021,392	$2,046,050
Restricted cash	3,776,343	—
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$4,797,735	$2,046,050

During October 2022, the Company executed a term loan agreement that includes an associated deposit amount equal to $3,770,000. Those funds were deposited into an account subject to a permanent blocking to establish as reserve fund for the payment of any due or overdue obligations (including interest, principal and any other fees or expenses). See Note 9, Long-Term Debt.

Accounts Receivable, Net

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Accordingly, an allowance is provided in the event an account is considered uncollectible. Management determines the adequacy of the allowance based upon reviews of individual credit, recent loss experience and current economic

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and potential recovery is considered remote. The balances are assessed at year-end, and any amounts deemed uncollectible are written off. The Company reviews its allowance for doubtful accounts annually.

The movement in accounts receivable, net for the years ended December 31, 2022 and 2021, is as follows:

Account receivable, net

	2022	2021
Beginning balance	$5,499,765	$5,093,585
Movement of the year, net	4,699,531	406,180
Ending balance	$10,199,296	$5,499,765

The movement in the allowance for doubtful accounts, net for the years ended December 31, 2022 and 2021, is as follows:

Allowance for doubtful accounts

	2022	2021
Beginning balance	$(4,472,364)	$(10,089,410)
Movement of the year, net	1,436,251	5,617,046
Ending balance	$(3,036,113)	$(4,472,364)

Inventories

Inventories consist primarily of module treatment systems, suction carts, additives and spare parts. Equipment inventory is recorded on the specific identification basis. The Company tracks each equipment inventory item and cost individually and relieves equipment inventory for the specific cost associated with an equipment inventory item when it is sold.

The amount and nature of the Company’s inventory primarily relates to, and accordingly fluctuates based on, contracted sales of equipment. While the Company may obtain certain stocks of additives and spare parts in anticipation of potential contracted sales, such balances are not material to the consolidated financial statements.

Other Assets

Other current and noncurrent assets consist of tax assets and deposits in guarantee.

Property and Equipment, Net

Property and equipment are stated at cost and depreciated over the economic useful lives of the respective assets using the straight-line method. The lives of the respective assets are three to ten years. Depreciation expense commences once the assets are placed in service.

Leasehold improvements related to offices are amortized using the straight-line method over the remaining term of the applicable lease or their useful lives, whichever is shorter. The cost of major additions and improvements is capitalized, and the cost of maintenance and repairs, which do not extend the useful life of the asset, is charged to expense in the period incurred.

Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss, calculated as the difference between the net sales proceeds and the carrying amount of the relevant assets, is reflected in other income (expenses), net in the consolidated statements of operations and comprehensive loss.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

Impairment of Property and Equipment, Net

The Company reviews its property and equipment for possible impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. The asset that is subject to impairment review represents the lowest level of identifiable cash flows that are largely independent of other groups of assets and liabilities. The recoverability of assets is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered unrecoverable, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Factors the Company considers that could trigger an impairment include, but are not limited to, the following: significant reduction in the market price of the assets for an extended period, significant changes in the manner of use of the acquired assets or the strategy for the Company’s overall business, significant underperformance relative to expected historical or projected development milestones, significant negative regulatory or economic trends, and significant technological changes which could render the equipment obsolete. Preparation of estimated future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning future conditions. No impairment loss was recorded for the years ended December 31, 2022 and 2021.

Leases

The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) Topic 842, Leases. Accordingly, management determines whether an arrangement contains a lease at the inception of the arrangement. If a lease is determined to exist, the term of such lease is assessed based on the date on which the underlying asset is made available for use by the lessor. Management’s assessment of the lease term reflects the noncancelable term of the lease, inclusive of any rent-free periods and/or periods covered by early termination options which management is reasonably certain of not exercising, as well as periods covered by renewal options which management is reasonably certain of exercising.

The Company also determines lease classification as either operating or finance at lease commencement, which governs the pattern of expense recognition and the presentation reflected in the consolidated statements of operations over the lease term. For leases with a term exceeding 12 months, a lease liability is recorded on the consolidated balance sheet at lease commencement reflecting the present value of the Company’s fixed minimum payment obligations over the lease term. A corresponding right-of-use (“ROU”) asset equal to the initial lease liability is also recorded, adjusted for any accrued or prepaid rents and/or unamortized initial direct costs incurred in connection with execution of the lease and reduced by any lease incentives received. For purposes of measuring the present value of fixed payment obligations for a given lease, the Company use its incremental borrowing rate, determined based on information available at lease commencement, if rates implicit in the leasing arrangements are not readily determinable. The incremental borrowing rate reflects the rate the Company would pay to borrow on a secured basis and incorporates the term and economic environment of the associated lease.

ROU assets will be reviewed for impairment, consistent with other assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense while the expense for finance leases is recognized as depreciation expense and interest expense using the interest method of recognition. For leases with a term of 12 months or less, any fixed payments are recognized on a straight-line basis over the lease term and are not recognized on the Company’s consolidated balance sheets as an accounting policy election. Variable lease costs are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.

ASC 842 provides practical expedients for an entity’s ongoing accounting. The Company elected the practical expedient not to separate lease and nonlease components for all leases, which means all consideration that is fixed, or in-substance fixed, relating to the nonlease components will be captured as part of the Company’s lease components for balance sheet purposes.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

Related Party Transactions

Parties are considered related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related parties’ transactions.

See Note 8, Related Party Transactions, for a description of service agreements and other arrangements entered into with related parties as of December 31, 2022 and 2021.

Deferred Revenue

Deferred revenue represents amounts advanced from clients for equipment or credits for future agreements. For customers that executed regional exclusivity agreements and accordingly paid a nonrefundable deposit, such deposit is applied to the initial payment due under subsequently executed technology agreements pursuant to the rollout plan contemplated in those arrangements. Deposits under these exclusivity contracts are recorded in deferred revenue on the consolidated balance sheets.

As of December 31, 2022 and 2021, the movement deferred revenue is as follows:

Deferred Revenue

	2022	2021
Beginning balance	$6,314,247	$5,787,018
Movement of the year, net	2,742,865	527,229
Ending balance	$9,057,112	$6,314,247

As of December 31, 2022 and 2021, approximately $1.5 million and $3.5 million, respectively, of the deferred revenue pertains to sales of Modular Treatment Systems equipment (“MTS”) and $7.1 million and $2.7 million, respectively, to Regional Master Agreements.

Fair Value Measurement

ASC 820, Fair Value Measurement, defines fair value and establishes a framework for measuring fair value, as well as expands on required disclosures regarding fair value measurements. This standard applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

•        Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

•        Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

•        Level 3 — assets and liabilities whose significant value drivers are unobservable.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

The carrying amounts of the Company’s financial assets and liabilities, such as accounts receivable and accounts payable, approximate fair value due to the short-term nature of these instruments.

The carrying value of long-term debt approximates fair value since the related rates of interest approximate current market rates. As of December 31, 2022 and 2021, the Company had no financial assets or liabilities that were required to be fair valued on a recurring basis as all of the financial assets and liabilities were Level 1.

Income Taxes

The Company is subject to income taxes in the United States and foreign jurisdictions.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards (“temporary differences”). Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

Deferred tax assets are evaluated for future realization and reduced by a valuation allowance to the extent that a portion of the deferred tax asset is not more likely than not to be realized. The recoverability of the deferred tax asset is evaluated by assessing the adequacy of future expected taxable income from all sources, including reversal of taxable temporary differences.

Uncertain tax positions are recognized only when the Company believes it is more likely than not that the tax position will be upheld on examination by the taxing authorities based on the technical merits of the position. Interest and penalties on tax liabilities, if any, would be recorded in income tax expense, respectively. There were no uncertain tax positions as of December 31, 2022 and 2021.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that companies should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•        Step 1: Identify the contract with the customer

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when or as the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration of promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•        Variable consideration

•        Constraining estimates of variable consideration

•        The existence of a significant financing component in the contract

•        Noncash consideration

•        Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing a standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information and prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Technology license agreements

The Company’s primary sources of revenue are from licensing its intellectual property for the development of lagoons under technology licensing agreements and sales of equipment for the lagoon treatment system. A technology licensing agreement is executed for each lagoon (a “Project”). Projects are developer owned, constructed, developed, maintained and operated lagoons using the Crystal Lagoons System, which is the Company’s proprietary technology to design, build, operate and maintain artificial crystalline water lagoons. In exchange for the provision of access to certain innovative technologies and concepts created by the Company at an early stage of the Project, the Company is entitled to a fixed initial payment and either recurring fees in the form of royalties post-Project construction completion or lump-sum payments due upon a specified date or the earliest of a specified date and a milestone. Technology licensing agreements are long-term arrangements, typically with a 20 or 30-year initial term, with the possibility to extend for successive 10-year periods.

Technology license agreements contain two performance obligations, lagoon development and lagoon maintenance. The former entails the granting of access to Company intellectual property and related lagoon development services; the latter pertains to periodic monitoring visits, provision of monitoring reports and customer service, once the lagoon is operational.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

Lagoon development

The lagoon development performance obligation is satisfied over time over the development period (generally 1 to 3 years) because the Company’s performance enhances an asset that the customer controls as the asset is created. An input method of measuring progress is applied to recognize the fixed fees, which are comprised of an initial payment and, in for some contracts, periodic lump-sum payments. The input method contains the next activities: execution, zero geometry approval, DCP completion (or basic engineering completion), drawings reviewed and on-site visits and system testing.

The initial payment is nonrefundable and is initially recorded when received as liability until such point the product or services to which it is allocated have been provided or performed, respectively, and the Company’s revenue recognition policy is met. They are presented as contract liabilities in the consolidated balance sheets.

Any variable fees (in the form of recurring royalties) in the contract are attributed entirely to the promised lagoon development performance obligation and are subject to the sales and usage-based royalty exception. Accordingly, these fees are recognized when the uncertainty is resolved; that is, when a customer’s subsequent sales or usage occurs.

Consideration related to the satisfaction of the lagoon development performance obligation is included in the technology licensing revenue line item in the consolidated statements of operations and comprehensive loss.

Lagoon maintenance

Lagoon maintenance services are also performed over time because the customer simultaneously receives and consumes the benefits of the Company’s services as it performs under contracts. The monthly fixed fee, which is adjusted annually to a market-based index, attributed to this performance obligation is recognized over time by applying a time-based measure of progress. These fees are included in the technical assistance and maintenance services line item in the consolidated statements of operations and comprehensive loss.

Equipment sales

The Company sells MTS equipment to technology license customers that include, among others, the sale of pumps and a telemetry system that form part of the hydraulic systems required to maintain optimal water quality for the customers’ lagoons. These contracts contain two performance obligations, the delivery of the equipment and implementation related services.

Services generally include the supervision of installation of telemetry and skids equipment, calibration of telemetry system and installation of the automated filtration system. Consideration in the contract to which the Company is entitled is comprised of a single fixed fee, which is due from the customer in installments based on contractually specified milestone events. This fee is allocated to the identified performance obligations based on relative standalone selling prices and recognized at the point in time when control over the promised goods or services is transferred to the customer. The point in time for the two performance obligations is delivery of the equipment and completion of services.

Revenue related to equipment sales contracts is recognized within equipment and additives sales line item in the consolidated statements of operations and comprehensive loss. Installment payments received prior to completion are recorded as deferred revenue in the consolidated balance sheets, until such point as the product or services meet the Company’s revenue recognition policy. There is no significant financing component in the equipment sale contracts.

The equipment warranty provided in equipment sale contracts is an assurance type product that will be accounted for under ASC 460-10, Guarantees Overall. Accordingly, losses associated with the warranty will be accounted for when customer claims are probable and reasonably estimable.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

Research and Development

Research and development expenditures on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, are recognized in profit or loss as an expense as incurred.

Expenditure on development activities, whereby research findings are applied to a plan or design for the production of new or substantially improved products and processes, is capitalized only if the product or process is technically and commercially feasible, if development costs can be measured reliably, if future economic benefits are probable, if the Company intends to use or sell the asset and if the Company intends and has sufficient resources to complete development. For the years ended December 31, 2022 and 2021, the Company did not capitalize any research and development costs.

Cost of Services

The Company’s cost of services consists primarily of equipment purchase and other costs incurred to render the services.

Operating, Selling, and General and Administrative Expenses

Operating, selling, and general and administrative expenses include insurance-related expenses, rent, commissions, travel, advertising, software licensing and others administrative costs.

Advertising costs are expensed as incurred. For the years ended December 31, 2022 and 2021, advertising and marketing expenses were approximately $425,500 and $264,000, respectively, and are included in operating, selling, and general and administrative expenses.

Comprehensive Loss

Comprehensive loss is comprised of two components: net loss and other comprehensive income (loss), which includes other changes in stockholder’s deficit that result from transactions and economic events other than with the stockholder. For the years ended December 31, 2022 and 2021, other comprehensive income (loss) consists of foreign currency translation adjustments.

Debt Issuance Cost

In accordance with ASC 835-30, Other Presentation Matters, the Company reports debt issuance cost as a reduction from the carrying amount of debt and amortizes these costs using the effective interest method over the term of the debt as interest expense.

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740), simplifying the accounting for income taxes, which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. The standard is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company has evaluated ASU 2019-12 issued by the FASB and has concluded that this updates does not have a material effect on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which was codified with its subsequent amendments as ASC 326. ASC 326 seeks to provide financial statement users with more decision-useful information about the expected

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

credit losses on financial instruments, including trade receivables, and other commitments to extend credit held by a reporting entity at each reporting date. The amendments require an entity to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects current expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The updated guidance is expected to be effective for the Company’s fiscal year beginning after December 15, 2022, unless earlier adopted. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements and related disclosures but does not expect it to have a significant impact on its consolidated financial statements.

The Company has evaluated new ASUs issued by the FASB and has concluded that these updates do not have a material effect on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021.

In February 2016, the Financial Accounting Standards Board FASB issued ASU 2016-02, Leases (Topic 842), and several amendments (collectively, “ASU 2016-02”), which, among other things, requires lessees to recognize assets and liabilities arising from most operating leases on the consolidated balance sheets, along with the disclosure of key qualitative and quantitative information about leasing arrangements to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 supersedes FASB ASC 840, Leases, and adds Topic 842, Leases, to the FASB ASC. ASU 2016-02 is effective for entities other than public business entities, certain not-for profit entities and certain employee benefit plans for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company early adopted ASU 2016-02 on January 1, 2021. The Company elected to account for lease and nonlease components as a single component for its leases. The Company also elected the short-term lease practical expedient. Consequently, leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. For all other leases, the Company recognizes a right-of-use asset and lease liability based on the present value of lease payments over the lease term at the commencement date of the lease.

The Company had no existing leases as of date of adoption requiring capitalization under ASU 2016-02. Adoption of the standard did not materially affect the consolidated statements of operations and comprehensive loss and had no impact on cash flows. See Note 7, Leases, for more information.

3.      Significant Risk and Business Concentrations

Cash Concentration

As of December 31, 2022 and 2021, the Company maintains cash accounts in major foreign financial institutions (foreign banks) that are not subject to Federal Deposit Insurance Corporation regulation. These amounts represent a credit risk to the Company.

Supplier Concentration

Significant concentrations of risk arise from the Company’s purchase to inventory suppliers for MTS and suction cart equipment. The number of manufacturers who provide this equipment is limited. The inability to source equipment in the future could impact future operating results. As of December 31, 2022 and 2021, three suppliers represented approximately 78% and 96% of total purchases of equipment, respectively.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

3.      Significant Risk and Business Concentrations (cont.)

The main risks and uncertainties relevant for the Company as follows:

Credit Risks (Bad Debts)

The Company has increased its portfolio of real estate developer clients and as a result has suffered the inherent risks to this type of business, thereby increasing its portfolio of uncollectible customers. To mitigate this risk, a customer financial evaluation protocol has been implemented as well as changes in contractual clauses for collection and constant monitoring through the creation of a collection committee to determine the collection strategies. The Company has improved its policies and procedures (pre-screening, KYC) to mitigate this risk further.

Liquidity Risk

Given the possible inability to cover the commitments generated by arrears in collection, the administration has implemented internal collection protocols based on the coverage provided by the commercial agreements. Management constantly monitors the compliance status of clients, and in the event of any cash insufficiencies, external financing is evaluated.

4.      Revenue from Contracts with Customers

The Company recognizes revenue when it transfers promised goods and services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those services.

Major Good/Service Lines

	2022	2021
Technology licensing	$20,116,842	$16,790,751
Equipment and additives sales	5,701,988	7,973,960
Technical assistance and maintenance services	2,007,711	1,380,003
	$27,826,541	$26,144,714

Primary Geographical Markets

	2022	2021
United States	$5,920,931	$4,302,761
Outside the United States	21,905,610	21,841,953
	$27,826,541	$26,144,714

Net sales by market are based on the location of the projects for the years ended December 31, 2022 and 2021.

Contract balances

Contract assets relate to the conditional right to consideration for the Company’s completed performance under the contract. They consisted of approximately $29 million and $25 million of technology licensing contracts as of December 31, 2022 and 2021, respectively, as follows:

	2022	2021
Beginning balance	$24,564,602	$21,218,367
Movement of the year, net	4,687,217	3,346,235
Ending balance	$29,251,819	$24,564,602

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

4.      Revenue from Contracts with Customers (cont.)

Contract liabilities relate to payments received in advance of performance under the contract. Contract liabilities are recognized as revenue as (or when) the Company performs under the contract. Contract liabilities primarily relate to upfront payments received from customers under technology licensing contracts. The following table presents changes in the total liability as of December 31, 2022 and 2021:

	2022	2021
Beginning balance	$20,374,154	$17,807,564
Movement of the year, net	3,023,405	2,566,590
Ending balance	$23,397,559	$20,374,154

Remaining performance obligation

As of December 31, 2022 and 2021, estimated revenue expected to be recognized in the future related to the performance obligations that are unsatisfied (or partially unsatisfied) at the end of the reporting period totaled approximately $750,450,000 and $772,808,000, respectively. The Company expects to recognize approximately 20% within the next 12 months of the closing period, approximately 32% within the following 13-36 months and the balance thereafter.

The Company elected to apply the practical expedient for variable consideration allocated to wholly unsatisfied promises to transfer a distinct service that forms part of a single performance obligation and therefore does not disclose recurring fees under technology licensing agreements. The Company also elected the practical expedients to not disclose the remaining amount of the transaction price to be recognized that is related to a performance obligation that is part of a contract with an original expected duration of one year or less and variable consideration that is a sales-based or usage-based royalty promised in exchange for a license of intellectual property.

Capitalized contract costs

The Company expects that incremental commission fees paid to sales personnel as a result of obtaining technology license agreements are recoverable, and therefore, the Company capitalized them as contract costs in the amount of $228,901 and $43,289 at December 31, 2022 and 2021, respectively, included in the prepaid expenses caption of the consolidated balance sheets.

Capitalized commission fees are amortized based on the transfer of goods or services to which the assets relate, which typically range from one to three years, and are included in salaries and related benefits. The amount of amortization was approximately $19,700 for the year ended December 31, 2022 and $3,700 for the year ended December 31, 2021. There was no impairment loss in relation to the costs capitalized.

5.      Inventories

Inventories consist of finished goods, and the breakdown at December 31, 2022 and 2021 consists of the following:

	2022	2021
Modules treatment system	$—	$954,923
Suction carts and wave machine	62,365	229,468
Spare parts	40,988	90,765
Additives	58,204	74,267
	$161,557	$1,349,423

The modular treatment system and suction carts are manufactured by third-party suppliers. As of December 31, 2022 and 2021, the advances to these suppliers are included under the caption advance to suppliers in the accompanying consolidated balance sheets. For the years ended December 31, 2022 and 2021, the amounts are $980,436 and $671,800, respectively.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

6.      Property and Equipment, Net

Property and equipment consist of the following at December 31 2022 and 2021:

	2022	2021
Equipment	$1,001,629	$970,921
Furtniture and fixtures	139,254	139,254
Leasehold improvements	17,415	17,415
	1,158,298	1,127,590
Less accumulated depreciation	(759,109)	(607,610)
	$399,189	$519,980

Depreciation expense of property and equipment for the years ended December 31, 2022 and 2021 amounted to $151,945 and $208,663, respectively, and is included in the depreciation caption of the consolidated statements of operations and comprehensive loss.

7.      Leases

The Company’s leases include office space in the United States, Netherlands and Dubai and storage and warehouse spaces in the United States, Netherlands and Chile. The Company was also a party to certain office equipment leases. The Company made an accounting policy election to not apply the recognition provisions in ASU 2016-02 to short-term leases; therefore, lease payments under short-term leases are recognized on a straight-line basis over the lease term.

Rent expense for office space for the years ended December 31, 2022 and 2021 amounted to $154,177 and $552,495, respectively, and is included in operating, selling, and general administrative expenses caption of the accompanying consolidated statements of operations and comprehensive loss.

At December 31, 2022, the Company had a finance lease liability and a right-of-use asset for one finance classified office lease related to an office space in Chile. The purchase option is reasonably certain to be exercised. Lease payments are comprised of monthly amounts that are adjusted for the change in a specified index. Changes in lease payments related to the change in index are accounted for as variable lease payments.

Expense for the finance lease is comprised of interest expense on the lease liability, determined under the effective interest rate method, and straight-line amortization of the right-of-use asset. Depreciation expense of the right-of-use asset for the year ended December 31, 2022 amounted to $30,577 and is included in the depreciation caption of the accompanying statement of operations and comprehensive loss.

The components of lease expense for the year ended December 31, 2022 were as follows:

2022
Finance lease expense:
Amortization of right-of-use assets	$30,577
Interest on lease liability	314
Total finance lease expense	30,891
Sublease income	(11,261)
Total lease cost	$19,630

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

7.      Leases (cont.)

Amounts reported in the consolidated balance sheet as of December 31, 2022 were as follows:

2022
Finance leases:
Office	$2,485,010
Accumulated amortization	(31,063)
Right-of-use asset, net	$2,453,947

Current installments of obligations under finance leases	$143,317
Long-term portion of obligations under finance leases	1,479,100
Total finance lease liability	$1,622,417

8.      Related Party Transactions

During the year ended December 31, 2021, the Company entered into several arrangements with related parties, and certain related party arrangements executed in prior years continued into 2021 and 2022. The Company has the following due to related parties’ payables at December 31, 2022 and 2021:

	2022	2021
Crystal Lagoons Chile, SpA	$1,241,538	$3,384,881
Crystal Lagoons S.A.	136,019	138,256
Inmobiliaria El Plomo	850,533	—
Due to Shareholders	4,000	360,000
	$2,232,090	$3,883,137

Consultancy services

For the year ended December 31, 2021, Crystal Lagoons Chile, SpA provided services to the Company’s two main operating entities. These services entailed both administrative (back office) services and technical services. The fees for the year amounted to approximately $3,900,000, included in the consultancy services and professional fees line item in the accompanying consolidated statements of operations and comprehensive loss. During January 2022, the parties resolved to terminate the agreements and keep the services until March 2022. The fees for the year ended December 31, 2022 amounted to $109,500.

Payments on behalf of Crystal Lagoons Chile, SpA

In addition, during the years ended December 31, 2022 and 2021, the Company made payments on behalf of Crystal Lagoons Chile, SpA recognizing accounts receivable for $335,635 and $175,668, respectively. As of December 31, 2022 and 2021, approximately $1.2 million and $3.4 million were due, net of the accounts receivable.

In September 2022, Inmobiliaria El Plomo made a payment to a lessor on behalf of the Company. This amount is noninterest bearing and is payable on demand.

Lease arrangements

In September 2022, the Company executed an eighteen-month lease with Crystal Lagoons Chile, SpA for office space in Chile. As of December 31, 2022, the revenues for this agreement of $11,261 are included in the other income line item in the accompanying consolidated statement of operations and comprehensive loss.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

8.      Related Party Transactions (cont.)

Advances from stockholder

During 2021, the Company received cash advances from its stockholder for $360,000 for working capital. These amounts are noninterest bearing and are payable on demand.

Mandatory dividends of preferred shares are accrued at a fixed rate per annum. For the year ended December 31, 2022, a total dividend of $4,000 is accumulated and unpaid.

9.      Long-Term Debt

Long-term debt at December 31, 2022 and 2021 consists of the following:

	2022	2021
In October 2022, the Company executed a term loan agreement that provided $37.7 million in funding to pay off (and extinguish) all existing debt in full, including the two shareholder loans, and use the excess proceeds to fund working capital and expand operations. The loan agreement gives the Company an option to request up to an additional $30.0 million. The loan has an annual interest rate of 12.0% and a maturity date of June 30, 2027. Principal payments begin in the first quarter of 2024 and interest is paid quarterly.	$37,700,000	$—
The Company entered into a term loan (“Term Loan 2”) agreement on April 15, 2019 for a total amount of $13,859,275. The Term Loan 2 bears interest at 7.0% per annum and requires quarterly principal payments in the amount of $557,285 and a balloon payment of $5,500,000, due at maturity date on April 10, 2023.	—	8,286,344
The Company entered into a term loan (“Term Loan-1”) with a principal balance of $10,332,151, as amended on November 29, 2019. The Term Loan-1 bears interest at 7.2% per annum and requires quarterly principal payments in the amount of $344,405 and a balloon payment of $5,166,075, due at maturity date on November 27, 2023.	—	7,576,911
The Company entered into a term loan (“Term Loan 3”) agreement on November 29, 2019 for a total amount of $5,141,620. The Term Loan 3 bears interest at 7.2% per annum and requires quarterly principal payments in the amount of $171,390 and a balloon payment of $2,570,850 due at maturity date on November 27, 2023.	—	3,770,580
The Company entered into a loan with a financial institution on September 14, 2021 in the amount of $3,077,661, and for working capital purposes, the loan requires monthly interest payments only at the three-month LIBOR plus 11.75% per annum. Principal payment is deferred at maturity date on January 14, 2022.	$—	$3,077,661
The Company entered into a loan with a financial institution on September 30, 2021 in the amount of $2,485,664, and for working capital purposes, the loan requires quarterly interest payments only at 7% per annum. Principal payment is deferred at maturity date on November 28, 2023.	—	2,485,664
The Company entered into a loan with a financial institution in November 2020 in the amount of CLP$400,000,000 (USD$562,651) for working capital purposes. The loan bears interest at 3.49% per annum and requires monthly interest and principal payments. The loan matured on June 24, 2024.	—	349,284

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

9.      Long-Term Debt (cont.)

	2022	2021
The Company entered into a line of credit (the” line”) with a financial institution on July 23, 2020 in the amount of CLP$100,000,000, (USD$140,660) and for working capital purposes, each advance under the line of credit is due and payable in full no later than the earliest of 90 days after the date of funding. The line bears an interest equivalent at 5,000 unit of account used in Chile plus 0.67%. The line matured on January 1, 2022.	—	44,974
The Company entered into a loan agreement with its stockholder on June 4, 2021 in the amount of USD$700,000. The related loan accrued interest at a rate of 5% per annum. The loan and accrued interest are due on or before two years from the loan date.	—	500,000
Total debt	37,700,000	26,091,418
Less unamortized deferred financing costs	(1,551,302)	(1,087,071)
Total debt, net	36,148,698	25,004,347
Less current portion of long-term debt	—	(8,050,970)
Long-term debt, net of current portion	$36,148,698	$16,953,377

As of December 31, 2022, the Company’s loan includes covenants that require the timely payment of stated principal and interests, as well as to deliver financial information and control over the following performance ratios: lagoons in operation, actual to expected revenue and debt service coverage ratio. The Company must provide financial performance ratios on a quarterly basis to the lender. The credit agreement is a senior secured note. As of December 31, 2021, the covenants of the Company’s debt agreements were the timely payment of stated principal and interest as well as annual delivery of financial statements. The collateral was a pledge over selected licensing agreements with clients.

In April 2022, the Company entered into a short-term loan with the Company’s sole stockholder for USD$750,000. Interest on the loan accrues at 5.0% per annum with both principal and accrued interest due before the two-year anniversary of the contract execution date. This loan was paid off in full with proceeds from the term loan executed in October 2022.

During May 2022, the Company entered into a loan agreement with two lenders in the amount of $2 million. The related loan accrued interest at a rate of 18% per annum. The loan and accrued interest are due in May 2023. This loan was paid off in full with proceeds from the term loan executed in October 2022.

The following are the scheduled maturities of long-term debt:

Years ending December 31,	2022
2023	$—
2024	7,540,000
2025	11,310,000
2026	12,064,000
2027	6,786,000
$37,700,000

As of December 31, 2022 and 2021, accrued interest under the loans amounted to $867,100 and $227,006, respectively, and are included in accrued expenses and other liabilities in the accompanying consolidated balance sheets.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

9.      Long-Term Debt (cont.)

Costs incurred in connection with the Company’s borrowing are capitalized and amortized over the terms of the loans. The amortization of these costs is included in the interest expense caption in the consolidated statements of operations and comprehensive loss and totaled approximately $867,000 and $554,000 for the years ended December 31, 2022 and 2021, respectively.

10.    Stockholder’s Deficit

The Company’s authorized common stock consists of 20.882 shares issued with a par value of $0.01 and additional paid-in capital of $5,828,499.

(a)     Common Shares:    Holders of common stock are entitled to share ratably in all dividends and distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise. The holders of common stock have all voting power in matters voted upon by the stockholders and are entitled to one vote for each share they own on all such matters.

(b)    Preferred Shares:    Authorized preferred stock includes 13.5 preferred shares with a par value of $0.01 per share. The mandatory dividends of each share of preferred stock accrue at a fixed rate of 3.00% per annum of the sum of the liquidation value, plus all accumulated and unpaid dividends from and including the date of issuance of each share. The liquidation value of each share of preferred stock is $10,000 per share.

11.    Income Taxes

The provision for income taxes of the U.S. federal statutory entity consists of the following for the years ended December 31, 2022 and 2021:

	2022	2021
Federal:
Current	—	—
Deferred	1,609,789	1,084,221
	1,609,789	1,084,221

State:
Current	—	—
Deferred	333,073	224,330
	333,073	224,330

Foreign:
Current	88,976	66,886
Deferred	—	—
	88,976	66,886
Change in valuation allowance of deferred tax assets	(1,942,863)	(1,308,551)
Income tax	88,976	66,886

For the years ended December 31, 2022 and 2021, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2022 and 2021, the Company had $522,365,946 and $353,237,866 of net operating losses, respectively. The net operating losses are carried forward indefinitely.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

11.    Income Taxes (cont.)

The components of the Company’s deferred tax assets/liabilities are as follows as of December 31,2022 and 2021:

	2022	2021
Deferred income tax assets:
Net operating losses	130,985,883	89,528,137
Client advance payment	1,023,031	935,471
Trademark costs	18,330	18,330

Deferred income tax liabilities:
Amortization of intangible	(127,679,883)	(87,360,861)
Interest	(176,073)	(176,073)
Depreciation	(12,717)	(18,741)
State income tax	(5,414)	(4,420)
Less valuation allowance	(4,153,156)	(2,921,843)
Net deferred tax asset	—	—

Due to the uncertain nature of the ultimate realization of the net deferred tax asset, the Company has established a full valuation allowance against the benefits of the net deferred tax asset and will recognize these benefits only when a reassessment demonstrates they are realizable. Ultimate realization is dependent upon several factors, among which is future earnings. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the net deferred tax assets will be recorded in future operations as a reduction of the Company’s income tax expense.

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2022 and 2021. During the years ended December 31, 2022 and 2021, the change in the valuation allowance of $4,864,705 and $2,924,843, respectively, was primarily due to the generation of additional net operating losses.

A reconciliation of the provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows for the years ended December 31, 2022 and 2021:

	2022	2021
Computed tax at the federal statutory rate of 21%	(848,059)	(241,844)
State taxes, net of federal benefit	(175,467)	(50,039)
Earnings of foreign subsidiaries	(1,396,356)	(1,373,700)
Net operating loss carryforwards	41,457,746	41,457,746
Client advance payment	87,560	172,054
Amortization of intangible	(40,319,022)	(40,319,022)
Depreciation	6,024	(1,922)
State income tax	(995)	(304)
Other	1,188,570	357,030
Permanent differences
Provision (benefit) for income taxes	—	—
Effective income tax rate	0%	0%

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

11.    Income Taxes (cont.)

At December 31, 2022 and 2021, the Company has available unused net operating losses and investment tax credits carryforwards that may be applied against future taxable income and that expire as follows:

Year of Expriation	Net Operating Loss Carryforwards	Net Operating Loss Carryforwards
Indefinite	353,237,866	353,237,866

For the years ended December 31, 2022 and 2021, the Company did not have any unrecognized tax benefits as a result of tax positions taken during a prior period or during the current period. No interest or penalties have been recorded as a result of tax uncertainties.

Non-U.S. Entities

The Dutch tax jurisdiction is the major tax jurisdiction of non-U.S. entities where the Company files income tax returns. The Dutch corporate income tax for the years ended December 31, 2022 and 2021, has been calculated on the basis of the result of the period, the applicable Corporate income tax rates and foreign withholding taxes.

At December 31, 2022 and 2021, the Dutch entity has a tax loss of approximately $28,783,934 and $34,205,732, respectively, that can be carried forward and settled with taxable future years. The total amount of tax losses available to be carried forward is approximately $98,166,088 for the year ended December 31, 2022 and $69,382,154 for the year ended in December 31, 2021. These losses can be carried forward indefinitely, with the offset of losses limited to the first EUR 1 million of taxable profit plus 50% of the excess profit.

12.    Commitments and Contingencies

In the normal course of business, the Company may be subject to proceedings, lawsuits and other claims and assessments. The Company has assessed its exposure for contingent liabilities and believes that any potential liability is not expected to have a material, if any, effect on its financial position, results of operations or cash flows.

The Company’s technology is protected worldwide through various industrial and intellectual property rights (“IP”), including, but not limited to, patents, trademarks, designs and copyrights in more than 190 countries and territories over the world. The Company strongly cares for and protects its intellectual property in the United States and in the world and has successfully defended its IP rights. The litigation cases presented by the Company have had success in alleging IP infringement not only in the United States but also around the world, with favorable outcomes and overcoming motions to dismiss and motions for summary judgement filed by defendants. While the resolution of these matters cannot be predicted with certainty, management believes that their outcome will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

The legal expenses associated with the IP infringement defense as of December 31, 2022 and 2021, were approximately $3,466,000 and $2,606,000, respectively, which are included under the caption patent expenses in the accompanying consolidated statements of operations and comprehensive loss.

13.    Subsequent Events

The Company has evaluated all events or transactions that occurred after December 31, 2022, through November 6, 2023, which is the date the consolidated financial statements were issued.

In January 2023, the Company contributed a royalty free license to IP rights to a newly formed entity in exchange for a 25% ownership interest, with the purpose of the entity being able to execute a technology licensing agreement with the Company for development (and subsequent operation) of a PAL lagoon located in Houston, Texas. The newly established entity executed a technology license agreement with the Company in January 2023.

Crystal Lagoons U.S. Corp. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2022 and 2021

13.    Subsequent Events (cont.)

In March 2023, the Company contributed a royalty free license to IP rights to a newly formed entity in exchange for a 25% ownership interest, with the purpose of the entity being able to execute a technology licensing agreement with the Company for development (and subsequent operation) of a PAL lagoon located in Dayton, Texas. The newly established entity executed a technology license agreement with the Company in March 2023.

In March 2023, the Company’s two main operating entities entered into services agreements with two related parties for entailing administrative and technical services. The contract has an indefinite term until written confirmation from either party terminating the agreement is received.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

TWELVE SEAS INVESTMENT COMPANY II,
as the Purchaser,

TWELVE SEAS II MERGER SUB 1 INC.,
as Merger Sub 1,

TWELVE SEAS II MERGER SUB 2 LLC,
as Merger Sub 2,

CRYSTAL LAGOONS U.S. CORP.,
as Original Crystal Lagoons,

and

CL NEWCO INC.,
as the Company

Dated as of December 22, 2023

Annex A-i

Annex A-ii

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Form of OCL LLC Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Form of Amended Company Charter
Exhibit D	Form of Amended Purchaser Charter

Annex A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (as amended, this “Agreement”) is made and entered into as of December 22, 2023 by and among (i) Twelve Seas Investment Company II, a Delaware corporation (the “Purchaser”), (ii) Twelve Seas II Merger Sub 1 Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), (iii) Twelve Seas II Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Purchaser (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), (iv) Crystal Lagoons U.S. Corp., a Delaware corporation (together with its successors, “Original Crystal Lagoons”), and (v) CL Newco Inc., a newly-incorporated Delaware corporation (“Company”) (the Purchaser, Merger Sub 1, Merger Sub 2, Original Crystal Lagoons and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”).

RECITALS:

WHEREAS, as of the date of this Agreement, Original Crystal Lagoons, directly and indirectly through its subsidiaries, is engaged in the business of creating technology for the development and maintenance of crystalline water lagoons of unlimited sizes;

WHEREAS, Merger Sub 1 is a newly incorporated, direct, wholly-owned Subsidiary of Purchaser, and was formed for the purpose of effectuating the First Merger (as defined below);

WHEREAS, Merger Sub 2 is a newly formed, direct, wholly-owned Subsidiary of Purchaser, and was incorporated for the purpose of effectuating the Second Merger (as defined below);

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, not less than one (1) Business Day prior to the Closing Date (as defined below), the Company and all of the then stockholders of Original Crystal Lagoons shall execute and deliver a contribution agreement (as amended, the “Contribution Agreement” and, collectively with all material agreements, deeds, instruments or other documents as may be necessary or appropriate to implement and effect the transactions contemplated thereby, as amended, the “Contribution Documents”) providing for, effective as of the date of the execution and delivery of the Contribution Agreement by such Persons, the contribution by all of the then holders of all of the then outstanding shares of capital stock of Original Crystal Lagoons (the “OCL Capital Stock”), to the Company in consideration of the issuance by the Company of an equal number of duly issued, fully paid and non-assessable shares of Company Common Stock (the consummation of the transactions provided in the foregoing clauses, the “Contribution”) and pursuant to which Contribution, the former stockholders of Original Crystal Lagoon become stockholders of the Company and Original Crystal Lagoon becomes a wholly-owned subsidiary of the Company;

WHEREAS¸ upon the terms and subject to the conditions set forth in this Agreement, not less than one (1) Business Day prior to the Closing Date, but after the consummation of the Contribution, Original Crystal Lagoons and the Company, as the then sole stockholder of Original Crystal Lagoons, shall cause Original Crystal Lagoons to be converted from a Delaware corporation to a Delaware limited liability company having a limited liability company agreement substantially in the form attached hereto as Exhibit A (the “OCL LLC Agreement”) and pursuant to which all of the shares of OCL Capital Stock issued and outstanding and held by the Company immediately prior to the effective time of the Conversion are converted into all of the limited liability company interests of Original Crystal Lagoons, as a Delaware limited liability company, and the Company is admitted as the sole member of Original Crystal Lagoons, as a Delaware limited liability company, all in accordance with DGCL and the DLLCA (as each term is defined below) (the “Conversion”);

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the First Effective Time (as defined below), the Purchaser shall amend and restate its certificate of incorporation as set forth in the Amended Purchaser Charter (as defined below);

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, the consummation of both the Contribution and the Conversion and the effectiveness of the Amended Purchaser Charter in accordance with the General Corporation Law of the State of Delaware (as amended, the “DGCL”), on the Closing Date, the Parties intend to (i) first, effect the merger of Merger Sub 1 with and into the Company in accordance with the DGCL, with the separate corporate existence of Merger Sub 1 ceasing and the Company continuing as the surviving corporation and a wholly owned subsidiary of the Purchaser (the “First Merger”), and (ii) second, and immediately following the effectiveness of the First Merger in accordance with the

Annex A-1

DGCL, effect the merger of the Company, as the surviving corporation of the First Merger, with and into Merger Sub 2 in accordance with the DGCL and the Delaware Limited Liability Company Act (as amended, the “DLLCA”), with the separate corporate existence of the Company ceasing and Merger Sub 2 continuing as the surviving limited liability company and a wholly owned subsidiary of Purchaser (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, the board of directors of Merger Sub 1 has adopted a resolution approving this Agreement and the First Merger, declaring the advisability of this Agreement and the First Merger and submitting same to the Purchaser, as the sole stockholder of Merger Sub 1;

WHEREAS, the board of directors of the Company has adopted resolutions approving this Agreement, the First Merger and the Second Merger, declaring the advisability of this Agreement and submitting this Agreement to the Company Stockholders for their consideration and vote;

WHEREAS, this Agreement and the Second Merger have been approved by all necessary action of Merger Sub 2 under the DLLCA;

WHEREAS, the board of directors of the Purchaser has approved this Agreement and the Transactions;

WHEREAS, the Purchaser has received a Stockholder Voting and Support Agreement (the “Voting Agreement”), signed by the Company and individuals who may become holders of Company Stock (as defined herein) sufficient to approve the First Merger and the other transactions contemplated by this Agreement;

WHEREAS, simultaneously with the Closing, and as a condition to consummate the Transactions, each Significant Company Holder shall enter into and deliver to Purchaser a Lock-Up Agreement with Purchaser and the Company substantially in the form attached hereto as Exhibit B (each, a “Lock-Up Agreement”), which will become effective as of the Closing (as defined below), and pursuant to which, among other things, such Significant Company Holder shall agree not to transfer its Closing Merger Shares Consideration (subject to certain exceptions set forth therein) for a period of time after the Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition of the Parties’ willingness to execute and deliver this Agreement, Sponsor has entered into a Sponsor Voting and Support Agreement with the Purchaser and the Company (the “Sponsor Support Agreement”), pursuant to which, among other things, Sponsor shall agree to (i) forfeit 6,625,000 shares of Purchaser Class A Common Stock, (ii) support and vote its shares of Purchaser Class A Common Stock in favor of this Agreement and the other Ancillary Documents to which Purchaser is or will be a party, and the Transactions (including the Mergers), (iii) in connection with the payment by Purchaser of any Excise Taxes, transfer, directly or constructively (including pursuant to a forfeiture and reissuance), 500,000 shares of Purchaser Class A Common Stock, to or as directed by the Company and (iv) convert any and all amounts outstanding at the Closing under any working capital loans (as described in the IPO Prospectus) into Purchaser Units;

WHEREAS, the Parties intend that certain Company Stockholders enter into a registration rights agreement, which will be effective as of the First Effective Time (as defined below), providing such Company Stockholders with registration rights as set forth in a form to be mutually agreed between the Parties (the “Registration Rights Agreement”);

WHEREAS, prior to the Closing, each of the Specified Employees have entered into an Employment Agreement with the Company and Purchaser (collectively, the “Employment Agreements”), each of which will become effective as of Closing;

WHEREAS, the Parties intend that the Mergers will be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (as defined herein); and

WHEREAS, certain capitalized terms used herein are defined in Article X hereof.

Annex A-2

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
CONTRIBUTION; CONVERSION; MERGERs

1.1  Contribution. Subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, not less than one (1) Business Days prior to the Closing Date, the Company and all of the then stockholders of Original Crystal Lagoons shall execute and deliver the Contribution Agreement and the other Contribution Documents and consummate the Contribution.

1.2  Conversion. Subject to and upon the terms and conditions of this Agreement, not less than one (1) Business Day prior to the Closing Date, but after the consummation of the Contribution, Original Crystal Lagoon and the Company, as the then sole stockholder of Original Crystal Lagoons, shall cause the consummation of the Conversion, including the adoption of the OCL LLC Agreement, and the conversion, effective as of the effective time of the Conversion, of all of the shares of OCL Capital Stock issued and outstanding and held by the Company immediately prior to the effective time of the Conversion into all of the limited liability company interests of Original Crystal Lagoons, as a Delaware limited liability company, and the Company’s admission as the sole member of Original Crystal Lagoons, as a Delaware limited liability company. The Conversion shall become effective when the certificate of conversion to limited liability company and the certificate of formation of Original Crystal Lagoons, as a Delaware limited liability company, shall be executed and filed (or caused to be filed) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and the DLLCA. At the effective time of the Conversion, the effect of the Conversion shall be as provided in the OCL LLC Agreement and the relevant provisions of Section 266 of the DGCL and Section 18-214 of the DLLCA.

1.3  Mergers.

(a)  First Merger. Subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, at the First Effective Time, Merger Sub 1 and the Company shall consummate the First Merger, pursuant to which Merger Sub 1 shall be merged with and into the Company, following which the separate corporate existence of Merger Sub 1 shall cease and the Company shall continue as the surviving corporation and a wholly owned subsidiary of the Purchaser (the Company, as the surviving corporation of the First Merger, is hereinafter sometimes referred to as the “Surviving Corporation”; provided that references to the Company for periods after the First Effective Time and prior to the Second Effective Time (as defined below) shall include the Surviving Corporation).

(b)  Second Merger. Subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the DGCL and the DLLCA, immediately following the First Effective Time, and as part of the same plan, at the Second Effective Time, Merger Sub 2 and the Company, as the Surviving Corporation, shall consummate the Second Merger, pursuant to which the Company shall be merged with and into Merger Sub 2, following which the separate corporate existence of the Company shall cease and Merger Sub 2 shall continue as the surviving limited liability company and a wholly owned subsidiary of the Purchaser (Merger Sub 2, as the surviving limited liability company of the Second Merger, hereinafter sometimes referred to as the “Surviving Entity”; provided that references to Merger Sub 2 for periods after the Second Effective Time shall include the Surviving Entity).

1.4  Effective Times. At the Closing, the Parties shall (i) cause the First Merger to be consummated by the Company’s execution, acknowledgement and filing (or causing of the filing) of a certificate of merger providing for the merger of Merger Sub 1 with and into the Company (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be agreed by the Parties and specified in the First Certificate of Merger in accordance with the relevant provisions of the DGCL, being the “First Effective Time”) and (ii) cause the Second Merger to be consummated by Merger Sub 2’s execution, acknowledgement and filing (or causing of the filing) of a certificate of merger providing for the merger of the Surviving Corporation with and into Merger Sub 2 (the “Second Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and the DLLCA (the time of such filing, or such later time as may be agreed by the Parties and specified in the Second Certificate of Merger in accordance with the relevant provisions of the DGCL and the DLLCA, being the “Second Effective Time”). The First Effective Time shall, in all events, precede the Second Effective Time.

Annex A-3

1.5  Effect of the Mergers.

(a)  First Merger. At the First Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and Section 259 of the DGCL.

(b)  Second Merger. At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of Section 259 of the DGCL and Section 18-209 of the DLLCA.

1.6  Tax Treatment. For federal income tax purposes, the Mergers are intended to be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

1.7  Governing Documents.

(a)  Surviving Corporation. The Company Charter as in effect immediately prior to the First Effective Time shall, at the First Effective Time, be amended to read in its entirety as set forth on Exhibit C as attached hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended or amended and restated in accordance therewith or the DGCL. The Company shall take all lawful action so that the bylaws of the Company as in effect immediately prior to the First Effective Time shall, at the First Effective Time, be amended and restated to read in their entirety to be substantially the same as the bylaws of Merger Sub 1 as in effect immediately prior to the First Effective Time, except that the name of the Surviving Corporation shall be selected by the Company and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended or amended and restated in accordance therewith, the certificate of incorporation of the Surviving Corporation or the DGCL.

(b)  Surviving Entity. The certificate of formation of Merger Sub 2 as in effect immediately prior to the Second Effective Time shall, at the Second Effective Time, be amended to change the name of the Surviving Entity to a name selected by the Company and to change the registered office and registered agent of the Surviving Entity as selected by the Company and, as so amended, shall be the certificate of formation of the Surviving Entity until thereafter amended or amended and restated in accordance with the DLLCA. The limited liability company agreement of Merger Sub 2 as in effect immediately prior to the Second Effective Time shall, at the Second Effective Time, be amended to change the name of the Surviving Entity to a name selected by the Company and, as so amended, shall be the limited liability company agreement of the Surviving Entity until thereafter amended or amended and restated in accordance therewith or the DLLCA.

(c)  Purchaser. Effective immediately prior to the First Effective Time, the Purchaser shall amend and restate its certificate of incorporation to read in its entirety as set forth in the Amended and Restated Certificate of Incorporation of the Purchaser in the form attached hereto and incorporated herein by reference as Exhibit D (the “Amended Purchaser Charter”).

(d)  Directors and Officers of the Surviving Corporation. The Company shall take all lawful action so that the directors and officers of the Company immediately prior to the First Effective Time shall, from and after the First Effective Time, be the directors and officers of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws and the DGCL.

1.8  Effect of First Merger on Merger Sub 1 Common Stock and Company Securities. At the First Effective Time, by virtue of the First Merger and without any action on the part of any Party or the holders of any Company Common Stock or the holders of any shares of capital stock of Merger Sub 1:

(a)  Merger Sub 1 Common Stock. Each share of Merger Sub 1 Common Stock issued and outstanding immediately prior to the First Effective Time shall automatically be converted into and become one fully-paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)  Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the First Effective Time (other than the Company Excluded Shares (as defined below) and Company Dissenting Shares (as each term is defined below)) shall automatically be converted into and become the

Annex A-4

right to receive, in accordance with the Payment Spreadsheet (as defined below), the portion of the Closing Merger Shares Consideration and the portion of the Earnout Shares Consideration, in each case, set forth in the Payment Spreadsheet (with each Company Stockholder to receive the portion of the Closing Merger Shares Consideration and the portion of the Earnout Shares Consideration set forth opposite such Company Stockholder’s name on the Payment Spreadsheet). At the First Effective Time, each share of Company Common Stock converted as provided in the foregoing sentence shall automatically be cancelled and cease to exist and the holders thereof shall cease to have any rights with respect to those shares other than to receive the consideration provided in the foregoing sentence upon compliance with Section 1.9.

(c)  Company Excluded Shares. Each share of Company Common Stock owned by the Company or any direct or indirect Subsidiary of the Company immediately prior to the First Effective Time (collectively, the “Company Excluded Shares”) shall automatically be canceled and shall cease to exist, and no consideration shall be paid in respect thereof.

1.9  Surrender of Shares of Company Common Stock and Disbursement of Closing Merger Shares Consideration.

(a)  Prior to the First Effective Time, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of exchanging the certificates representing shares of Company Common Stock (collectively, the “Company Certificates” and each a “Company Certificate”). Immediately following the First Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent a number of shares of New Purchaser Common Stock sufficient to deliver the Closing Merger Shares Consideration (such shares of New Purchaser Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 1.9(f), being hereinafter referred to as the “Securities Exchange Fund”). Purchaser shall cause the Exchange Agent pursuant to irrevocable instructions and the Payment Spreadsheet, to pay the Closing Merger Shares Consideration out of the Securities Exchange Fund, in accordance with this Agreement and the Payment Spreadsheet.

(b)  At or prior to the First Effective Time, the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Stockholder, a letter of transmittal for use in such exchange (a “Letter of Transmittal”) (which shall specify that the delivery of Company Certificates in respect of the Closing Merger Shares Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent (or a Lost Certificate Affidavit (as defined below))) for use in such exchange.

(c)  At any time after the First Effective Time, upon surrender of a Company Certificate, together with a completed duly executed Letter of Transmittal and such other documents as may be reasonably requested by the Exchange Agent or the Purchaser (collectively, the “Transmittal Documents”), in each case, to the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor the consideration to which such holder is entitled pursuant to Section 1.9, less any required withholding of Taxes. Any Company Certificate so surrendered shall immediately be marked cancelled. No interest shall accrue or be paid on any amount due upon due surrender of any Company Certificate. Until surrendered in accordance with this Section 1.9, each share of Company Common Stock converted pursuant to Section 1.8(b) and represented by a Company Certificate shall, from and after the First Effective Time, represent solely the rights provided in Section 1.8(b).

(d)  If any portion of the Closing Merger Shares Consideration is to be delivered or issued to a Person other than the Person in whose name the surrendered Company Certificate is registered immediately prior to the First Effective Time, it shall be a condition to such delivery that (i) the transfer of such shares of Company Common Stock shall have been permitted in accordance with the terms of the Company’s Organizational Documents and any stockholders agreement with respect to the Company, each as in effect immediately prior to the First Effective Time, (ii) such Company Certificate (if applicable) shall be properly endorsed or shall otherwise be in proper form for transfer and, (iii) the Person who receives such portion of the Closing Merger Shares Consideration, or the Person in whose name such portion of the Closing Merger Shares Consideration is delivered or issued, shall have already executed and delivered, if a Significant Company Holder, counterparts to a Lock-Up Agreement, and such other Transmittal Documents as are reasonably deemed necessary by the Exchange Agent or the Purchaser and (iv) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

Annex A-5

(e)  Notwithstanding anything to the contrary contained herein, in the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to the Exchange Agent, the Company Stockholder may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to the Purchaser (a “Lost Certificate Affidavit”) which, at the reasonable discretion of the Purchaser, may include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as the Purchaser may reasonably direct as indemnity against any claim that may be made against the Purchaser or the Surviving Corporation on account of the alleged loss, theft or destruction of such lost, stolen or destroyed Company Certificate. Any Lost Certificate Affidavit properly delivered in accordance with this Section 1.9(e) shall be treated as a Company Certificate for all purposes of this Agreement.

(f)  As of the First Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. No dividends or other distributions declared or made after the execution and delivery of this Agreement with respect to New Purchaser Common Stock with a record date after the First Effective Time will be paid to the holders of any Company Certificates that have not yet been surrendered with respect to the New Purchaser Common Stock to be issued upon surrender thereof until the holders of record of such Company Certificates shall surrender such certificates (or provide a Lost Certificate Affidavit), if applicable, and provide the other Transmittal Documents in accordance with this Section 1.9. Subject to applicable Law, following surrender of any such Company Certificates (or delivery of a Lost Certificate Affidavit), if applicable, and delivery of the other Transmittal Documents in accordance with this Section 1.9, the Purchaser shall, or shall cause the Exchange Agent to, promptly deliver to the record holders thereof, without interest, the certificates representing the New Purchaser Common Stock to which the holder thereof is entitled under Section 1.8(b) and the amount of any such dividends or other distributions with a record date after the First Effective Time theretofore paid with respect to such New Purchaser Common Stock.

(h)  The consideration issued or paid with respect to each such share of Company Common Stock upon surrender of the Company Certificate representing such share shall be deemed to have been issued in full satisfaction of all rights pertaining to such share of Company Common Stock and such Company Certificate. Any portion of the Closing Merger Shares Consideration made available to the Exchange Agent pursuant to this Section 1.9 that remains unclaimed by former Company Stockholders two (2) years after the First Effective Time shall, to the fullest extent permitted by applicable Law, be returned to the Purchaser, upon demand, and any such former Company Stockholder who has not surrendered any Company Certificates in accordance with this Section 1.9 prior to that time shall thereafter look only to the Purchaser for payment of the portion of the Closing Merger Share Consideration in respect of the shares of Company Common Stock represented by such Company Certificates, without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, to the fullest extent permitted by applicable Law, none of the Surviving Corporation, the Purchaser or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(i)  Notwithstanding anything to the contrary contained herein, no fraction of a share of New Purchaser Common Stock will be issued by virtue of the First Merger or the Transactions, and each Person who would otherwise be entitled to a fraction of a share of New Purchaser Common Stock (after aggregating all fractional shares of New Purchaser Common Stock that otherwise would be received by such holder) shall instead have the number of shares of New Purchaser Common Stock issued to such Person rounded down in the aggregate to the nearest whole share of New Purchaser Common Stock.

1.10  Effect of the Second Merger on Surviving Corporation Capital Stock and Merger Sub Limited Liability Company Interests. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party or the holders of shares of capital stock of the Surviving Corporation or the holders of any limited liability company interests of Merger Sub 2:

(a)  Surviving Corporation Capital Stock. Each share of common stock, par value $0.01 per share, of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be paid in consideration thereof.

(b)  Merger Sub 2 Limited Liability Company Interests. All of the limited liability company interest of Merger Sub 2 issued and outstanding immediately prior to the Second Effective Time shall remain outstanding and shall be all of the limited liability company interests of Merger Sub 2.

Annex A-6

1.11  Withholding. Purchaser, the Company and any other person making payments of money or payments in kind pursuant to this Agreement shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any applicable Law. Except for payments that are reasonably expected to be compensatory in nature, if Purchaser or any party acting on its behalf determines that any payment hereunder is subject to such deduction and withholding, Purchaser shall provide written notice to the Company of the amount to be deducted and withheld as soon as reasonably practicable after such determination. Each Party shall expend commercially reasonable efforts to cooperate with the other Parties in providing any information and documentation that may be necessary to obtain available exemptions, refunds, credits or other recoveries relating to applicable Tax deductions or withholdings, and eliminate or minimize the amount of any such Tax deductions and withholdings, in each case to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority in accordance with applicable Law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such amounts were withheld.

1.12  Taking of Necessary Action; Further Action. If, at any time after the First Effective Time and/or the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or any of the Ancillary Documents, and to vest the Surviving Corporation and/or the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Subs, as applicable, the officers and directors of the Purchaser, the Company and the Surviving Entity are fully authorized for, in the name and on behalf of their respective corporation or limited liability company or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement and the Ancillary Documents.

1.13  Company Dissenting Shares. Notwithstanding anything to the contrary contained herein, none of the shares of Company Common Stock issued and outstanding immediately prior to the First Effective Time, the holder (a “Dissenting Stockholder”) of which has not voted in favor of the First Merger or consented thereto in writing and who has demanded such holder’s right to appraisal in accordance with Section 262 of the DGCL (collectively, “Company Dissenting Shares”), and who has not effectively withdrawn or lost its rights to appraisal, shall be not converted into the right to receive any of the consideration provided by Section 1.8(b). At the First Effective Time, all Company Dissenting Shares shall be canceled and shall cease to exist and shall represent the right to receive only those rights provided under Section 262 of the DGCL. If, after the First Effective Time any holder of Company Dissenting Shares withdraws, loses or fails to perfect such holder’s rights to appraisal, such shares shall be treated as if they had been converted as of the First Effective Time into the consideration provided by Section 1.8(b). The Company shall promptly notify the Purchaser upon receipt of any written demands for appraisal under Section 262 of the DGCL and any withdrawals of such demands and the Purchaser shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Purchaser, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding anything to the contrary contained in this Agreement, for all purposes of this Agreement, the Closing Merger Shares Consideration shall be reduced by the number of Company Dissenting Shares, and the Dissenting Stockholders shall have no rights to any portion of the Closing Merger Shares Consideration with respect to any Company Dissenting Shares.

1.14  Earnout.

(a)  The holders of the shares of Company Common Stock issued and outstanding immediately prior to the First Effective Time (other than Company Excluded Shares and Company Dissenting Shares) (such holders, the “Earnout Recipients”) shall be entitled to receive, subject to the terms and conditions of this Section 1.14(a) and the Payment Spreadsheet, the Earnout Shares Consideration as follows:

(i)  In the event that the VWAP of the Purchaser Common Stock equals or exceeds $15.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing Date) (the “First Share Price Target”) for twenty (20) out of any thirty (30) consecutive Trading Days during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “First Earnout Period”), then, subject to the terms and conditions of this Agreement, the Earnout Recipients shall be entitled to receive, and Purchaser shall issue, an aggregate of 612,500 Earnout Shares, in accordance with, and pursuant to, the Payment Spreadsheet with each Earnout Recipient to receive the portion of the Earnout Shares Consideration set forth opposite such Earnout Recipient’s name on the Payment Spreadsheet (the “First Earnout Share Payment”).

Annex A-7

(ii)  In the event that the VWAP of the Purchaser Common Stock equals or exceeds $17.50 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing Date) (the “Second Share Price Target” and together with the First Share Price Target, the “Share Price Targets”) for twenty (20) out of any thirty (30) consecutive Trading Days during the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date (the “Second Earnout Period”, and together with the First Earnout Period, the “Earnout Periods”), the Earnout Recipients shall be entitled to receive, and Purchaser shall issue, an aggregate of 612,500 Earnout Shares, in accordance with, and pursuant to, the Payment Spreadsheet with each Earnout Recipient to receive the portion of the Earnout Shares Consideration set forth opposite such Earnout Recipient’s name on the Payment Spreadsheet (the “Second Earnout Share Payment”, and together with the First Earnout Share Payment, the “Earnout Share Payments”).

(b)  If at any time during an Earnout Period there occurs any transaction resulting in a Change of Control of Purchaser, then Purchaser shall issue to the Earnout Recipients, in accordance with, and pursuant to the Payment Spreadsheet, each such Earnout Recipient’s portion of the relevant Earnout Share Payment(s) (with each Earnout Recipient to receive the portion of the Earnout Shares Consideration set forth opposite such Earnout Recipient’s name on the Payment Spreadsheet); provided that Earnout Shares Consideration shall be issued only once upon the occurrence of the foregoing event and thereafter no additional Earnout Shares Consideration shall be issued under this Section 1.14(b).

(c)  For purposes of Section 1.14(a)(i) and Section 1.14(a)(ii) above, the thirty (30) consecutive Trading Day periods may be overlapping, such that multiple Share Price Targets may be achieved simultaneously or within thirty (30) consecutive Trading Days of each other. For the avoidance of doubt, the Earnout Share Payments are cumulable, but each is earnable solely on an all-or-nothing basis, such that there will be no entitlement to a partial award of any Earnout Share Payment. The number of shares of New Purchaser Common Stock constituting any Earnout Share Payment shall be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the First Effective Time. The Purchaser shall make each applicable Earnout Share Payment within ten (10) Business Days following the occurrence of the relevant Share Price Targets.

(d)  Any issuance of Earnout Shares shall be treated as an adjustment to the Closing Merger Shares Consideration by the Parties hereto for Tax purposes and not treated as “other property” within the meaning of Section 356 of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

Article II
CLOSING

2.1  Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Transactions (the “Closing”) shall take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)), on a date and at a time to be agreed upon by Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the conditions to Closing this Agreement have been satisfied or waived, or at such other date or time or both as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

2.2  Closing Statement; Payment Spreadsheet.

(a)  No later than the third (3rd) Business Day prior to the Closing Date, Purchaser shall deliver to the Company written notice setting forth (i) a good faith estimate of the aggregate amount of Purchaser Transaction Expenses as of the Closing (including a list of all of such Purchaser Transaction Expenses together with written invoices and wire transfer instructions for the payment thereof) and (ii) funds raised pursuant to the Private Placements (such written notice, the “Purchaser Closing Statement”). If the Company in good faith disagrees with any portion of the Purchaser Closing Statement, then the Company and Purchaser shall seek, in good faith, to resolve any such disagreements.

(b)  No later than the third (3rd) Business Day prior to the Closing Date, the Company shall deliver to Purchaser written notice setting forth a good faith estimate of the aggregate amount of Company Transaction Expenses (including a list of all of such Company Transaction Expenses together with written invoices and wire transfer instructions for the payment thereof) (the “Company Closing Statement”). If Purchaser in good faith disagrees with any portion of the Company Closing Statement, then Purchaser and the Company shall seek, in good faith, to resolve such disagreement.

Annex A-8

(c)  Promptly following delivery by (i) the Purchaser of the Purchaser Closing Statement pursuant to Section 2.2(a) and (ii) the Company of the Company Closing Statement pursuant to Section 2.2(b) and, in any event, no later than the second (2nd) Business Day prior to the Closing Date, the Company shall deliver to Purchaser a schedule (the “Payment Spreadsheet”) setting forth the allocation of the Closing Merger Shares Consideration and the Earnout Shares Consideration among the Company Stockholders. As promptly as practicable following the Company’s delivery of the Payment Spreadsheet, the Parties hereto shall work together in good faith to finalize the Payment Spreadsheet. The allocation of the Closing Merger Shares Consideration and the Earnout Shares Consideration set forth in the Payment Spreadsheet shall, to the fullest extent permitted by applicable Law, be final and binding on all Parties and shall be used by Purchaser for purposes of issuing the Closing Merger Shares Consideration and the Earnout Shares Consideration, absent manifest error.

Article III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in (i) the disclosure schedules delivered by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), which exceptions shall be deemed to be part of the representations and warranties made hereunder (it being understood and agreed that information disclosed in any section of the Purchaser Disclosure Schedule shall be deemed to be disclosed with respect to any other section of the Purchaser Disclosure Schedule to which such disclosure would reasonably pertain or if its relevance to such other section is reasonably apparent on the face of such disclosure), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports (as defined below) that are available on the SEC’s website through EDGAR (excluding any forward looking disclosures or risk factor disclosures set forth therein, in each case, to the extent that such statements are predictive, cautionary, protective or forward-looking in nature), the Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing (except as specifically provided otherwise), as follows:

3.1  Organization and Standing. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub 1 is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub 2 is a limited liability company duly formed and in good standing under the Laws of the State of Delaware. The Purchaser and each Merger Sub has all requisite corporate or limited liability company (as applicable) power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser and each Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. The Purchaser and each Merger Sub has heretofore made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect. Neither the Purchaser nor either Merger Sub is not in violation of any provision of its Organizational Documents.

3.2  Authorization; Binding Agreement. The Purchaser and each Merger Sub has all requisite corporate or limited liability company (as applicable) power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party or will be a party and (subject, in the case of the Purchaser, to obtaining the Required Purchaser Stockholder Approval (as defined below)) to perform the Purchaser’s obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each Ancillary Document to which the Purchaser is a party and will be a party and the consummation of the Transactions (a) have been duly and validly authorized by the board of directors of the Purchaser in accordance with the Purchaser’s Organizational Documents, the DGCL, any other applicable Law or any Contract to which the Purchaser or any of its stockholders is a party or by which it or its securities are bound, and (b) no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions, subject to obtaining the Required Purchaser Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Documents to which a Merger Sub is a party and the consummation of the Transactions have been duly and validly authorized by all necessary corporate or limited liability company (as applicable) action and no other corporate or limited liability company (as applicable) actions or proceedings on the part of such Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which such Merger Sub is a party or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which the Purchaser or a Merger Sub is a party or will be a party shall be when delivered, duly and validly executed and delivered by the Purchaser or such Merger Sub and, assuming the due authorization, execution and delivery of this Agreement and

Annex A-9

such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, a legal, valid and binding obligation of the Purchaser or such Merger Sub, respectively, enforceable against the Purchaser or such Merger Sub, respectively, in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3  Governmental Approvals. Except as otherwise described in Section 3.3 of the Purchaser Disclosure Schedule, no Consent of or with any Governmental Authority, on the part of the Purchaser or a Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser or such Merger Sub of this Agreement and each Ancillary Document to which it is a party or will be a party or the consummation by the Purchaser or such Merger Sub of the Transactions, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, and (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder.

3.4  Non-Contravention. Except as otherwise described in Section 3.4 of the Purchaser Disclosure Schedule, the execution and delivery by the Purchaser or the Merger Subs of this Agreement and each Ancillary Document to which it is a party, the consummation by the Purchaser or Merger Subs of the Transactions, and compliance by the Purchaser or the Merger Subs with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Purchaser’s or any Merger Sub’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in this Section 3.4, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser or any Merger Sub or any of their respective properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser or any Merger Sub under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser or the Merger Subs under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract (as defined below), except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Purchaser or the Merger Subs.

3.5  Capitalization.

(a)  Purchaser. As of the date of this Agreement, Purchaser is authorized to issue 111,000,000 shares of capital stock consisting of (i) 110,000,000 shares of Purchaser Common Stock including (A) 100,000,000 shares of Purchaser Class A Common Stock and (B) 10,000,000 shares of Purchaser Class B Common Stock, and (ii) 1,000,000 shares of Purchaser Preferred Stock. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Section 3.5(a) of the Purchaser Disclosure Schedule. As of the date of this Agreement, there are no issued or outstanding shares of Purchaser Preferred Stock. All outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, right of first offer, preemptive right, subscription right or any similar right under any provision of the DGCL, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party or by which its securities are bound. None of the outstanding Purchaser Securities have been issued in violation of any applicable securities Laws.

(b)  Merger Subs. Prior to giving effect to the First Merger, Merger Sub 1 is authorized to issue 1,000 shares of Merger Sub 1 Common Stock, of which 100 shares are issued and outstanding, and all of which are owned by the Purchaser. Prior to giving effect to the Second Merger, all of the outstanding limited liability company interests of Merger Sub 2 are owned by the Purchaser and the Purchaser is the sole member of Merger Sub 2. Prior to giving effect to the Transactions, other than Merger Sub 1 and Merger Sub 2, the Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

Annex A-10

(c)  Except as set forth in Section 3.5(a) or Section 3.5(c) of the Purchaser Disclosure Schedule, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive rights, rights of first refusal or first offer or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Purchaser or the Merger Subs or (B) obligating Purchaser or the Merger Subs to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser or the Merger Subs to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser or the Merger Subs to repurchase, redeem or otherwise acquire any equity interests or securities of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Section 3.5(c) of the Purchaser Disclosure Schedule, there are no stockholders agreements, voting trusts, proxies or other agreements or understandings to which Purchaser or either of the Merger Subs is a party with respect to the voting of any shares or limited liability company interests (as applicable) of Purchaser or the Merger Subs, respectively. Except as set forth in Section 3.5(a) of the Purchaser Disclosure Schedule, the Purchaser has not granted any registration rights to any Person with respect to the Purchaser Securities.

(d)  All Indebtedness of the Purchaser as of the date of this Agreement is disclosed on Section 3.5(d) of the Purchaser Disclosure Schedule. No Indebtedness of Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or the Merger Subs or (iii) the ability of the Purchaser or the Merger Subs to grant any Lien on its properties or assets. The Merger Subs have no Indebtedness.

(e)  Since the date of formation of the Purchaser and the Merger Subs, as applicable, and except as contemplated by this Agreement, neither Purchaser nor Merger Subs has declared or paid any distribution or dividend in respect of its shares or limited liability company interests, as applicable, and has not repurchased, redeemed or otherwise acquired any of its shares or limited liability company interests, as applicable and neither Purchaser’s nor Merger Subs’ board of directors have authorized any of the foregoing.

3.6  SEC Filings and Purchaser Financials.

(a)  The Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations

Annex A-11

in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the shares of Purchaser Class A Common Stock and the Purchaser Public Warrants are listed on Nasdaq, (B) the Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable listing and corporate governance rules of Nasdaq.

(b)  The financial statements and notes of the Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c)  Except as set forth on Section 3.6(c) of the Purchaser Disclosure Schedule, the Purchaser is not subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that either (i) are adequately reflected or reserved on or provided for in the consolidated balance sheet of the Purchaser contained in the Purchaser Financials, (ii) are not material or (iii) were incurred after the date of the Purchaser’s most recent balance sheet included in the Purchaser Financials in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(d)  Purchaser has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Purchaser and other material information required to be disclosed by Purchaser in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Purchaser’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of SOX. Except as set forth in Section 3.6(d) of the Company Disclosure Schedule, such disclosure controls and procedures are effective in timely alerting Purchaser’s principal executive officer and principal financial officer to material information required to be included in Purchaser’s periodic reports required under the Exchange Act.

(e)  There are no outstanding loans or other extensions of credit made by Purchaser to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Purchaser. Purchaser has not taken any action prohibited by Section 402 of SOX.

(f)  The Purchaser is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(g)  The Purchaser maintains accurate books and records in all material respects, reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) the Purchaser does not maintain any off-the-book accounts and that the Purchaser’s assets are used only in accordance with the Purchaser’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Purchaser and to maintain accountability for the Purchaser’s assets, (iv) access to the Purchaser’s assets is permitted only in accordance with management’s authorization, (v) the reporting of the Purchaser’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Purchaser are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. The Purchaser has not been subject to or involved in any material fraud that involves management or other employees who have a significant role in the

Annex A-12

internal controls over financial reporting of the Purchaser. In the past two (2) years, the Purchaser has not received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Purchaser or its internal accounting controls, including any material written complaint, allegation, assertion or claim that the Purchaser has engaged in questionable accounting or auditing practices.

3.7  Absence of Certain Changes. As of the date of this Agreement, except as set forth on Section 3.7 of the Purchaser Disclosure Schedule, the Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination (as defined below) as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and the Merger Subs have not engaged in any business activities other than as contemplated by this Agreement and (b) since its formation, not been subject to a Material Adverse Effect on the Purchaser.

3.8  Compliance with Laws. The Purchaser is, and has since its formation been, in material compliance with all Laws applicable to it and the conduct of its business, and the Purchaser has not received written notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

3.9  Actions; Orders; Permits. There is no (a) pending or, to the Knowledge of the Purchaser, threatened material Action to which the Purchaser is subject (and no such Action has been brought in the past two (2) years) or (b) material Order now pending or outstanding or that was rendered by a Governmental Authority in the past two (2) years, in either case of (a) or (b) by or against the Purchaser, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of the Purchaser must be related to the Purchaser’s business, equity securities or assets). There is no material Action that the Purchaser has pending against any other Person. In the past two (2) years, none of the current or former officers, senior management or directors of the Purchaser have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to be material to the Purchaser.

3.10  Taxes and Returns.

(a)  The Purchaser has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP.

(b)  There is no Action currently pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by a Governmental Authority in a jurisdiction where the Purchaser does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c)  The Purchaser is not being audited by any Tax authority and has not been notified in writing or, to the Knowledge of the Purchaser, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against the Purchaser in respect of any Tax, and the Purchaser has not been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established).

(d)  There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens.

(e)  The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

Annex A-13

(f)  Since the date of its formation, the Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(g)  The Purchaser has not participated in any “listed transaction,” as defined in U.S. Treasury Regulations Section 1.6011-4(b)(2).

(h)  The Purchaser has no Liability for the Taxes of another Person that are not adequately reflected in the Purchaser Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). The Purchaser is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, or arrangement (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on the Purchaser with respect to any period following the Closing Date.

(i)  The Purchaser has not requested, nor is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(j)  The Purchaser has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code within the two-year period ending on the date hereof.

(k)  All of the capital stock of Merger Sub 1 is owned by the Purchaser. For federal Tax purposes, Merger Sub 2 is classified as an entity that is disregarded as an entity separate from the Purchaser under U.S. Treasury Regulations Section 301.7701-3(b). The Purchaser is not aware of any fact or circumstance that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

3.11  Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12  Properties. The Purchaser does not own or lease any material real property or material Personal Property.

3.13  Material Contracts.

(a)  Except as set forth on Section 3.13(a) of the Purchaser Disclosure Schedule, other than this Agreement and the Ancillary Documents, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, any acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser to engage in business as currently conducted by it or compete with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b)  With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

Annex A-14

3.14  Transactions with Affiliates. Section 3.14 of the Purchaser Disclosure Schedule sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Purchaser and any (a) present or former director, officer or employee or Affiliate of the Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof.

3.15  Merger Subs Activities. Since its formation, each Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, such Merger Sub is not party to or bound by any Contract.

3.16  Investment Company Act. As of the date of this Agreement, the Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.17  Finders and Brokers. Except as set forth on Section 3.17 of the Purchaser Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser or any of its respective Affiliates in connection with the Transactions based upon arrangements made by or on behalf of the Purchaser.

3.18  Ownership of Closing Merger Shares Consideration. All shares of New Purchaser Common Stock to be issued and delivered as Closing Merger Shares Consideration or Earnout Shares Consideration in accordance with Article I shall be, upon issuance and delivery of such shares of New Purchaser Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement, and any Liens incurred by the holder thereof, and the issuance and sale of such New Purchaser Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.19  Certain Business Practices.

(a)  Neither the Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

(b)  The operations of the Purchaser are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Purchaser with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c)  None of the Purchaser or any of its directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser has not, in the last two (2) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.20  Insurance. Section 3.20 of the Purchaser Disclosure Schedule lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, copies of which

Annex A-15

have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser. The Purchaser has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

3.21  Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules (as defined below)) and in any certificate delivered to the Purchaser pursuant hereto, and the information provided by or on behalf of the Company for the Proxy Statement (as defined below); and (b) none of the Company nor its respective Representatives have made any representation or warranty as to the Target Companies, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to the Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Proxy Statement; and (c) all representations and warranties not expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to the Purchaser pursuant hereto or provided by or on behalf of the Company for the Proxy Statement are hereby disclaimed.

3.22  Takeover Statues. The board of directors of the Purchaser has taken all necessary action, including, without limitation, the approval of this Agreement, the Lock-Up Agreements, the Mergers and the other Transactions, to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Lock-Up Agreements, the Mergers and the other Transactions.

3.23  Purchaser Related Persons. Except as set forth in Section 3.22 of the Purchaser Disclosure Schedule, Purchaser has not engaged in any transactions with a Related Person that would be required to be disclosed in the Proxy Statement.

3.24  Trust Account. As of the date of this Agreement, Purchaser has at least $14,273,000 in the Trust Account, such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Trust Agreement. There are no separate Contracts or side letters that would cause the description of the Trust Agreement in the SEC filings to be inaccurate in any material respect, or that would entitle any Person (other than as described in the IPO Prospectus) to any portion of the proceeds in the Trust Account. There are no Actions pending or, to the Knowledge of Purchaser, threatened with respect to the Trust Account. Purchaser has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Closing, the obligations of Purchaser to dissolve or liquidate pursuant to the Purchaser’s Organizational Documents shall terminate, and as of the Closing, Purchaser shall have no obligation whatsoever pursuant to Purchaser’s Organizational Documents to dissolve and liquidate the assets of Purchaser by reason of the consummation of the Transactions.

3.25  Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the Transactions; (b) in the Proxy Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Purchaser expressly for

Annex A-16

inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing (each term as defined below) will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Purchaser makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company or its Affiliates.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), which exceptions shall be deemed to be part of the representations and warranties made hereunder (it being understood and agreed that information disclosed in any section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to any other section of the Company Disclosure Schedule to which such disclosure would reasonably pertain or if its relevance to such other section is reasonably apparent on the face of such disclosure), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing (except as specifically provided otherwise), as follows:

4.1  Organization and Standing. Each of the Company and Original Crystal Lagoons is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the other Target Companies is a corporation or other entity duly incorporated or formed (as applicable), validly existing and in good standing under the Laws of its jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate or limited liability company (as applicable) power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except as would not have a Material Adverse Effect on the Company. Each Target Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so licensed or qualified or in good standing that would not have a Material Adverse Effect on the Company. Section 4.1 of the Company Disclosure Schedule lists all jurisdictions in which any Target Company is qualified to conduct business. The Company has made available to the Purchaser accurate and complete copies of the Organizational Documents of each of the Target Companies, each as currently in effect. No Target Company is in violation of any provision of its Organizational Documents in any material respect.

4.2  Authorization; Binding Agreement. Each of the Company and Original Crystal Lagoons has all requisite corporate or limited liability company (as applicable) power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party to (subject, in the case of the Company, to obtaining the Required Company Stockholder Approval (as defined below)) perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the Transactions, (a) have been duly and validly authorized by the Company’s board of directors in accordance with the Company’s Organizational Documents, the DGCL, any other applicable Law or any Contract to which the Company or any of its shareholders is a party or by which it or its securities are bound and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to, subject to obtaining the Required Company Stockholder Approval, consummate the Transactions. The execution and delivery of this Agreement and each Ancillary Document to which Original Crystal Lagoons is a party and the consummation of the Transactions have been duly and validly authorized by all necessary corporate or limited liability company (as applicable) action and no other corporate or limited liability company (as applicable) actions or proceedings on the part of Original Crystal Lagoons are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which Original Crystal Lagoons is a party or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which the Company or Original Crystal Lagoons is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company or Original Crystal Lagoons, and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company or Original Crystal Lagoons, respectively, enforceable against the Company or Original Crystal Lagoons, respectively, in accordance with its terms, except

Annex A-17

to the extent that the enforceability thereto be limited by the applicable Enforceability Exceptions. The Company’s board of directors has duly adopted resolutions approving this Agreement, the First Merger, the Second Merger and other Transactions, declaring the advisability of this Agreement and the Transactions and submitting this Agreement to the Company Stockholders for their consideration and vote. The Voting Agreement delivered by the Company include Persons who represent a sufficient number of Company Common Stock to secure the Required Company Stockholder Approval, and such Voting Agreement is in full force and effect.

4.3  Capitalization.

(a)  Original Crystal Lagoons. As of the execution and delivery of this Agreement, Original Crystal Lagoons is authorized to issue (i) 60 shares of common stock, par value $0.01 per share, of Original Crystal Lagoons (the “OCL Common Stock”), and (ii) 14 shares of preferred stock, par value $0.01 per share, of Original Crystal Lagoons (the “OCL Preferred Stock”). The shares of OCL Common Stock, OCL Preferred Stock and other equity interests of Original Crystal Lagoons issued and outstanding as of immediately prior to the execution and delivery of this Agreement are set forth on Section 4.3(a) of the Company Disclosure Schedule, along with the beneficial and record owners thereof, all of which shares and other equity interests are owned free and clear of any Liens other than those imposed under the Organizational Documents of Original Crystal Lagoons. As of immediately prior to the execution and delivery of this Agreement, all of such issued and outstanding shares and other equity interests of Original Crystal Lagoons have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, right of first offer, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, Original Crystal Lagoon’s Organizational Documents or any Contract to which Original Crystal Lagoons is a party. None of such issued and outstanding shares or other equity interests of Original Crystal Lagoons were issued in violation of any applicable securities Laws.

(b)  Company. The Company is authorized to issue 1,000 shares of Company Common Stock. No shares of Company Common Stock or other equity interests of the Company are issued and outstanding as of the date hereof. As of immediately prior to the First Effective Time, all of such issued and outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, right of first offer, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party. As of immediately prior to the First Effective Time, none of such issued and outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws.

(c)  Except as set forth on Section 4.3(a) of the Company Disclosure Schedule, there are no (i) other equity interests of Original Crystal Lagoons, (ii) convertible securities, (iii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, in each case, with respect to Original Crystal Lagoons or the Company, (iv) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Original Crystal Lagoons or the Company, (B) obligating Original Crystal Lagoons or the Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Original Crystal Lagoons or the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than as expressly set forth in this Agreement, there are no outstanding obligations of Original Crystal Lagoons or the Company to repurchase, redeem or otherwise acquire any shares of Original Crystal Lagoons or the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth on Section 4.3(c) of the Company Disclosure Schedule and the Contribution Agreement, there are no shareholders agreements, voting trusts or other agreements or understandings to which Original Crystal Lagoons or the Company is a party with respect to the voting of any shares of Original Crystal Lagoons or the Company, respectively.

4.4  Subsidiaries. Section 4.4 of the Company Disclosure Schedule sets forth the name of each of the Target Companies and (a) its jurisdiction of organization and (b) the number of authorized, issued and outstanding shares or other equity interests (as applicable) and the record holders thereof. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Company or its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s

Annex A-18

Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no (i) outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Target Company is a party or which are binding upon any Target Company providing for the issuance or redemption of any equity interests of any Target Company, or (ii) equity appreciation, phantom equity, profit participation or similar rights granted by any Target Company. No Target Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Subsidiaries listed on Section 4.4 of the Company Disclosure Schedule, (i) the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person, (ii) none of the Target Companies are a participant in any joint venture, partnership or similar arrangement and (iii) there are no outstanding contractual obligations of the Target Companies to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.5  Governmental Approvals. Except as otherwise described in Section 4.5 of the Company Disclosure Schedule, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the Transactions other than (a) such filings as contemplated by this Agreement or (b) pursuant to Antitrust Laws.

4.6  Non-Contravention. Except as otherwise described in Section 4.6 of the Company Disclosure Schedule, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the Transactions and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in this Section 4.6 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract (as defined below), except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Company.

4.7  Financial Statements.

(a)  As used herein, the term “Company Financials” means the (i) audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2022 and December 31, 2021, and the related consolidated audited income statements, changes in stockholder equity and statements of cash flows for the fiscal years then ended, each audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards (the “Audited Company Financials”) and (ii) unaudited consolidated financial statements of the Target Companies, consisting of the consolidated balance sheets of the Target Companies as of September 30, 2023 (the “Balance Sheet Date”), and the related consolidated unaudited income statements, changes in stockholder equity and statements of cash flows for the three month period then ended, prepared in accordance with International Financial Reporting Standards (“IFRS”). True and correct copies of the Company Financials have been provided to the Purchaser. The Audited Company Financials (i) accurately reflect the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved, (iii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iv) fairly present in all material respects the consolidated

Annex A-19

financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. In the past two (2) years, the Company has not identified and has not been advised by the Company’s auditors of any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting. In the past five (5) years, no Target Company or its Representative has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complain, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c)  As of the date of this Agreement, the Target Companies do not have any Indebtedness other than the Indebtedness set forth on Section 4.7(c) of the Company Disclosure Schedule, which sets forth the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. Except as set forth on Section 4.7(c) of the Company Disclosure Schedule, no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(d)  Except as set forth on Section 4.7(d) of the Company Disclosure Schedule, no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP or IFRS, as applicable), except for those that either (i) are adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date contained in the Company Financials, (ii) are not material or (iii) were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

4.8  Absence of Certain Changes. As of the date of this Agreement, except as set forth on Section 4.8 of the Company Disclosure Schedule, since December 31, 2021, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) (without giving effect to Section 5.2 of the Company Disclosure Schedule) if such action were taken on or after the date hereof without the consent of the Purchaser.

4.9  Compliance with Laws. No Target Company is or has been in material conflict or material non-compliance with, or in material default or material violation of, nor has any Target Company received, since December 31, 2021, any written notice of any material conflict or material non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

4.10  Company Permits. Each Target Company holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Section 4.10 of the Company Disclosure Schedule. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit.

Annex A-20

4.11  Litigation. Except as described on Section 4.11 of the Company Disclosure Schedule, there is no (a) material Action of any nature currently pending or, to the Company’s Knowledge, threatened (and no such Action has been brought or, to the Company’s Knowledge, threatened in the past three (3) years); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past three (3) years, in either case of (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets, except in each case (a) and (b), as would not have, or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. In the past three (3) years, to the Knowledge of the Company, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

4.12  Material Contracts.

(a)  Section 4.12(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of, and the Company has made available to the Purchaser true, correct and complete copies of, each Contract (other than Company Benefit Plans (as defined below)) to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Section 4.12(a) of the Company Disclosure Schedule, a “Company Material Contract”) that:

(i)  contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii)  involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii)  evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $500,000;

(iv)  involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $500,000 (other than in the ordinary course of business consistent with past practices) or shares or other equity interests of any Target Company or another Person;

(v)  relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vi)  by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $500,000;

(vii)  is with any Top Customer or Top Supplier (each term as defined below);

(viii)  is between any Target Company and any directors, officers or employees of a Target Company (other than employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any of its Related Persons;

(ix)  obligates the Target Companies to make any capital commitment or expenditure in excess of $500,000 (including pursuant to any joint venture) in any twelve (12) months period;

(x)  relates to a material settlement (A) entered into within two (2) years prior to the date of this Agreement or (B) under which any Target Company has outstanding obligations (other than customary confidentiality obligations); or

Annex A-21

(xi)  relates to the development, ownership, licensing or use by, to or from any Target Company of any Intellectual Property that is material to the businesses of the Target Companies, other than (i) non-exclusive licenses of Off-the-Shelf Software (defined below), (ii) Incidental Licenses, and (iii) Contracts with customers entered in the ordinary course of business (excluding nonexclusive licenses granted to any Target Companies that are licensed for a payment of less than $50,000 per annum in the aggregate).

(b)  Except as disclosed in Section 4.12(b) of the Company Disclosure Schedule, with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the Transactions will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect; and (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or materially amend the terms thereof.

4.13  Intellectual Property.

(a)  Section 4.13(a)(i) of the Company Disclosure Schedule sets forth: all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and all material common law Trademarks or material Software owned or purported to be owned by a Target Company. Section 4.13(a)(ii) of the Company Disclosure Schedule sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $200,000 per year (collectively, “Off-the-Shelf Software”) and Incidental Licenses, which are not required to be listed, although such licenses for Off-the-Shelf Software and Incidental Licenses are “Company IP Licenses” as that term is used herein). Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. To the Company’s Knowledge, no item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. Except as set forth on Section 4.13(a)(iii) of the Company Disclosure Schedule, all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.

(b)  Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. Each Target Company has performed all material obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in material breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a material default thereunder. The Intellectual Property currently used in the businesses of the Target Companies will, following the Closing Date, be available on the same terms and conditions as those under which the Target Companies currently own or use such Intellectual Property. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind (other than routine office actions).

Annex A-22

(c)  Section 4.13(c) of the Company Disclosure Schedule sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor, excluding any licenses or sublicenses entered with Company’s suppliers or customers (each, an “Outbound IP License”). Each Target Company has performed all obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in material breach or material default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a material default thereunder.

(d)  No Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies. In the past two (2) years, no Target Company has received any written notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. To the Knowledge of the Company, no Target Company is currently infringing, or has, in the past two (2) years, infringed, misappropriated or violated any Intellectual Property of any other Person in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past two (2) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e)  Except as set forth on Section 4.13(c) of the Company Disclosure Schedule, all officers, directors, employees and independent contractors of a Target Company (and each of their respective Affiliates) that have developed, conceived or reduced to practice any material Intellectual Property in the course of providing services to a Target Company have assigned to any applicable Target Company all Intellectual Property arising from such services performed for a Target Company by such Persons, either based on employment agreements or other written Contracts or by operation of law. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no material violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f)  To the Knowledge of the Company, in the past two (2) years, no Person has obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has, in the past two (2) years, complied in all material respects with all applicable Laws and Contract requirements applicable to such Target Company relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies. The operation of the business of the Target Companies has not in the past two (2) years and does not violate in any material respect any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g)  The consummation of any of the Transactions will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License.

Annex A-23

4.14  Taxes and Returns.

(a)  Each Target Company has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established.

(b)  There is no Action currently pending or, to the Knowledge of the Company, threatened against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c)  No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d)  There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e)  No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(f)  No Target Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any change in accounting method (except as required by a change in Law).

(g)  No Target Company has participated in any “listed transaction,” as defined in U.S. Treasury Regulations Section 1.6011-4(b)(2).

(h)  No Target Company has any Liability for the Taxes of another Person (other than another Target Company) that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, or arrangement (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

(i)  No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(j)  No Target Company: has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code within the two-year period ending on the date hereof.

(k)  No Target Company is aware of any fact or circumstance that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

4.15  Real Property. Section 4.15 of the Company Disclosure Schedule contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the

Annex A-24

“Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable obligations of the Company in accordance with their terms and are in full force and effect (except, in each case, as may be limited by the Enforceability Exceptions). Except as set forth on Section 4.15 of the Company Disclosure Schedule, to the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns any real property or any interest in real property (other than the Company Real Property Leases). No representation or warranty is made herein regarding the status of the fee title (and any matters pertaining to such fee title) of any real property subject to any Company Real Property Leases; it being understood and agreed that the provisions of this Section 4.15 pertain only to the leasehold interests of the applicable Target Company.

4.16  Personal Property. Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than $500,000 is set forth on Section 4.16 of the Company Disclosure Schedule, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as would not be material to the Company or set forth in Section 4.16 of the Company Disclosure Schedule, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted is not materially dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to a Target Company. The Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

4.17  Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet as of the Balance Sheet Date included in the Company Financials and (d) Liens set forth on Section 4.17 of the Company Disclosure Schedule. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are, in all material respects, adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted as of the date hereof.

4.18  Employee Matters.

(a)  Except as set forth in Section 4.18(a) of the Company Disclosure Schedule, no Target Company is a party to any collective bargaining agreement or other similar Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar material labor disputes affecting any Target Company. Section 4.18(a) of the Company Disclosure Schedule sets forth all unresolved material labor controversies (including unresolved material grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and any employee or independent contractors. No current officer or employee earning an annual base compensation of $200,000 of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with any Target Company.

Annex A-25

(b)  Except as set forth on Section 4.18(b) of the Company Disclosure Schedule, each Target Company (i) is and for the past two (2) years has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any individual alleging to be a current or former employee, or any Governmental Authority, alleging that any Target Company has violated any applicable Law or regulation, or alleging material breach of any contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c)  Section 4.18(c) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date hereof of all employees of the Target Companies showing for each as of such date (i) the employee’s job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Target Companies)), (ii) any bonus, commission or other remuneration other than salary paid during the fiscal year ended December 31, 2022, and (iii) any wages, salary, bonus, commission or other compensation due and owing to each employee during or for the fiscal year ending December 31, 2023. Except as set forth on Section 4.18(c) of the Company Disclosure Schedule, (A) no employee is a party to a written employment Contract with a Target Company and each is employed “at will”, and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement or commitment or any applicable Law. Except as set forth on Section 4.18(c) of the Company Disclosure Schedule, each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

(d)  Section 4.18(d) of the Company Disclosure Schedule contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Section 4.18(d) of the Company Disclosure Schedule, all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth on Section 4.18(d) of the Company Disclosure Schedule, each such individual independent contractor has entered into customary covenants regarding confidentiality and assignment of inventions and copyrights in such individual’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last two (2) years have been, engaged by a Target Company have been correctly classified as independent contractors and are not employees of a Target Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.

4.19  Benefit Plans.

(a)  Set forth on Section 4.19(a) of the Company Disclosure Schedule is a true and complete list of each material Benefit Plan of a Target Company (each, a “Company Benefit Plan”).

(b)  Each Company Benefit Plan is and has been within the past two (2) years administered in compliance, in all material respects, with all applicable Laws, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion

Annex A-26

letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. To the Knowledge of the Company, no fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c)  With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) the most recent plan document or agreement governing the Company Benefit Plan and any related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) the most recent summary plan descriptions and material modifications thereto; (iii) the two (2) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual plan valuation; (v) the two (2) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all non-routine material communications with any Governmental Authority regarding a Company Benefit Plan within the past two (2) years.

(d)  With respect to each Company Benefit Plan: (i) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (ii) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption except as would not result in material Liability to the Target Companies; and (iii) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

(e)  No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Target Company currently maintains or within the past two (2) years has maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f)  There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G of the Code would not be deductible by the Target Companies and no arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

(g)  With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied, in all material respects, with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h)  The consummation of the Transactions will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i)  Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Section 4.19(i) of the Company Disclosure Schedule. Each Section 409A Plan has been administered in compliance, in all material respects, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

Annex A-27

4.20  Environmental Matters. Except as set forth on Section 4.20 of the Company Disclosure Schedule:

(a)  Each Target Company is, and, to the knowledge of the Company, has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b)  No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material that would reasonably be expected to have a Material Adverse Effect on the Company. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c)  To the Company’s Knowledge, no Action has been made, or is pending or threatened in writing against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d)  No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Material, other than in compliance with Environmental Law, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to a Material Adverse Effect on the Company. To the Company’s Knowledge, no fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Material Adverse Effect on the Company.

(e)  To the Knowledge of the Company, there is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or threatened that could lead to the imposition of any Liens under any Environmental Law material Environmental Liabilities or that could reasonably be expected to have a Material Adverse Effect on the Company.

(f)  To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g)  The Company has provided to the Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that are in the possession of the Company have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.

4.21  Transactions with Related Persons. Except as set forth on Section 4.21 of the Company Disclosure Schedule, no Target Company nor any of its Affiliates, nor any of its Related Persons, is presently, or in the past two (2) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Companies in the ordinary course of business consistent with past practice) any of its Related Person or any Person in which any such Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any such Related Person has any direct or indirect interest (other than the ownership of securities representing no more than one percent (1%) of the outstanding voting power or economic interest of a publicly traded company).

4.22  Insurance. The Company has made available each material insurance policy under which the Target Companies is an insured as of the date hereof. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy is legal, valid, binding, enforceable and in full force and effect.

Annex A-28

No Target Company has any self-insurance or co-insurance programs. In the past two (2) years, no Target Company has received any written, or to the Knowledge of the Company, oral notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any material change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

4.23  Books and Records. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

4.24  Top Customers and Suppliers. Section 4.24 of the Company Disclosure Schedule lists, by dollar volume received or paid, as applicable, for the twelve (12) months ended on December 31, 2022, the ten (10) largest customers of the Target Companies (the “Top Customers”) and the ten largest suppliers of goods or services to the Target Companies (the “Top Suppliers”), along with the amounts of such dollar volumes. No Top Customer or Top Supplier has, within the last twelve (12) months, cancelled or otherwise terminated any material relationships of such Person with a Target Company.

4.25  Certain Business Practices. Since December 31, 2021, to the Knowledge of the Company:

(a)  no Target Company, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment;

(b)  no Target Company, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar unlawful benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction;

(c)  the operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened; and

(d)  no Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has in the last two (2) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

4.26  Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.27  Finders and Brokers. Except as set forth on Section 4.27 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Target Companies in connection with the Transactions based upon arrangements made by or on behalf of the Target Companies.

4.28  Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Agreement

Annex A-29

(including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) neither the Purchaser nor any of its Representatives have made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

4.29  Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the Transactions; (b) in the Proxy Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

Article V
COVENANTS

5.1  Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Second Effective Time (the “Interim Period”), subject to Section 5.15, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to the Contracts, agreements, commitments, books and records, financial and operating data and other reasonable information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as the Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies; provided, further, that the Company shall not be required to give, or cause its Representatives to give, any documents or other information to the extent that the Company has been advised by legal counsel that the giving of such document or other information would (i) violate its obligations of confidentiality under applicable Law or any Contract (it being acknowledged and agreed that the Parties shall use commercially reasonable efforts to allow such documents or other information to be given pursuant to this Section 5.1(a) in a manner that would not result in such violation) or (ii) jeopardize any attorney-client work product or other similar privilege or protection.

(b) During the Interim Period, subject to Section 5.15, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities,

Annex A-30

financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries provided, further, that the Purchaser shall not be required to give, or cause its Representatives to give any documents or other information to the extent that the Purchaser has been advised by legal counsel that the giving of such document or other information would (i) violate its obligations of confidentiality under applicable Law or any Contract (it being acknowledged and agreed that the Parties shall use commercially reasonable efforts to allow such documents or other information to be given pursuant to this Section 5.1(b) in a manner that would not result in such violation) or (ii) jeopardize any attorney-client, work product or other similar privilege or protection.

5.2  Conduct of Business of the Company.

(a)  Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Section 5.2 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice and (ii) comply, in all material respects, with all Laws applicable to the Target Companies and their respective businesses, assets and employees.

(b)  Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement, the Ancillary Documents or as set forth on Section 5.2 of the Company Disclosure Schedule, during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:

(i)  amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii)  other than in connection with the Contribution and the Conversion, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or other similar rights to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii)  other than in connection with the Contribution and the Conversion, split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv)  other than the Company Credit Facility Restructuring or otherwise in the ordinary course of business, (A) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), or (B) make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person;

(v)  other than in the ordinary course of business, (A) increase the wages, salaries or compensation of its employees, or (B) materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans;

Annex A-31

(vi)  make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii)  transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii)  terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business;

(ix)  fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x)  establish any Subsidiary or enter into any new line of business;

(xi)  fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xii)  make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiii)  waive, release, assign, settle or compromise any material claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $500,000 (individually or in the aggregate);

(xiv)  close or materially reduce its activities or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv)  acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xvi)  make capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $750,000 in the aggregate);

(xvii)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii)  sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights outside of the ordinary course of business; or

(i)  other than the Voting Agreement, enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(ii)  take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(iii)  authorize or agree to do any of the foregoing actions.

5.3  Conduct of Business of the Purchaser.

(a)  Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Section 5.3 of the Purchaser Disclosure Schedule, the Purchaser

Annex A-32

shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b)  Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents (including as contemplated by any Subscription Agreements) or as set forth on Section 5.3 of the Purchaser Disclosure Schedule, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i)  amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii)  authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii)  split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv)  incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than working capital loans (as described in the IPO Prospectus);

(v)  make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi)  amend, waive or otherwise change the Trust Agreement;

(vii)  terminate, waive or assign any material right under any Purchaser Material Contract;

(viii)  fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix)  establish any Subsidiary or enter into any new line of business;

(x)  fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi)  revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii)  waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in

Annex A-33

excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii)  acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(xiv)  make capital expenditures;

(xv)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi)  voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Purchaser Transaction Expenses) other than pursuant to the terms of a Purchaser Material Contract;

(xvii)  sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii)  enter into any agreement, understanding or arrangement with respect to the voting of Purchaser Securities;

(xix)  take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx)  authorize or agree to do any of the foregoing actions.

5.4  Annual and Interim Financial Statements. During the Interim Period, within forty-five (45) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the Company shall deliver to the Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. During the Interim Period, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

5.5  Purchaser Public Filings. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the shares of Purchaser Class A Common Stock and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the New Purchaser Common Stock and the Purchaser Public Warrants.

5.6  No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the Transactions) concerning the sale of (x) all or substantially all of the business or assets of the Target Companies, taken as a whole (other than in the ordinary course of business consistent with past practice), or (y) twenty percent (20%) or more of the voting power of the outstanding shares of capital stock, limited liability company or membership interest, partnership interests or similar equity interest of the Target Companies, taken as a whole, in either case, whether such transaction takes the form of a sale of shares or shares of capital stock, limited liability company or membership interests, partnership interests or similar equity interests, a sale of assets, a merger, consolidation, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the Transactions) concerning a Business Combination. For the avoidance of doubt, a Company Credit Facility Restructuring shall not be deemed an Acquisition Proposal or an Acquisition Transaction.

Annex A-34

(b)  During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the Transactions, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party. For the avoidance of doubt, the Parties acknowledge that any actions taken by Original Crystal Lagoons, its Affiliates or any of their Representatives in connection with a Company Credit Facility Restructuring shall not be deemed a breach of this Section 5.6(b) with respect to an Acquisition Proposal or an Acquisition Transaction.

(c)  Each Party shall notify the other Parties as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information regarding such Party or its Affiliates or their respective business, operations, assets, Liabilities, financial condition, prospects or employees by an Person or group (other than a Party or their respective Representatives) in connection with or in response to an Acquisition Proposal and (ii) any requests for discussions or negotiations with any Person or group regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for non-public information or requests for discussions or negotiations that could reasonably be expected to lead to an Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the Person making such inquiry, proposal, offer or request for information, discussions or negotiations. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information, discussions or negotiations. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

5.7  No Trading. The Company acknowledges that it is aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Purchaser (other than to engage in the Merger in accordance with Article I), communicate such information to any third party other than to its Representatives in connection with the Transactions who need to know such information and understand the confidential nature of the information and the restrictions on selling securities when in possession of material non-public information, knowingly take any other action with respect to the Purchaser in violation of such Federal Securities Laws, or knowingly cause or encourage any third party to do any of the foregoing.

5.8  Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the Transactions or (ii) any non-compliance with any Law by such Party or its Affiliates; (b) receives any notice or receives any notice or other communication from any Governmental Authority in connection with the Transactions; (c) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VI not being satisfied or the satisfaction of those conditions being materially delayed or (d) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

Annex A-35

5.9  Regulatory Approvals; Consents.

(a)  Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts, and shall use reasonable best efforts to cooperate with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the Transactions.

(b)  In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, with each of the Purchaser and the Company bearing fifty percent (50%) of any and all costs and expenses thereof, and each Party agrees to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c)  As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the Transactions and shall use all commercially reasonable efforts to have such Governmental Authorities approve the Transactions. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the Transactions, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the Transactions, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

Annex A-36

(d)  Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the Transactions or required as a result of the execution or performance of, or consummation of the Transactions by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

(e)  Notwithstanding anything to the contrary in this Section 5.9, in no event shall a Party be required to take any action that such party has been advised by legal counsel would (i) violate its obligations of confidentiality under applicable Law or any Contract (it being acknowledged and agreed that the Parties shall use commercially reasonable efforts to allow such action to be taken pursuant to this Section 5.9 in a manner that would not result in such violation) or (ii) jeopardize any attorney-client, work product or other similar privilege or protection.

5.10  Tax Matters.

(a)  Each of the Parties shall use its reasonable best efforts to cause the Mergers to qualify for the Intended Tax Treatment. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Mergers to fail to qualify for the Intended Tax Treatment. The Parties shall report the Mergers in a manner consistent with the Intended Tax Treatment and shall not take any inconsistent position for Tax purposes, including on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. The Parties shall cooperate with each other and their respective counsel to document and support the qualification of the Mergers for the Intended Tax Treatment, including by providing factual support letters.

(b)  At the Closing, the Company shall deliver to the Purchaser a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with the U.S. Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by the Purchaser with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the U.S. Treasury Regulations. If Purchaser fails to provide the foregoing, the Purchaser’s sole remedy shall be to withhold applicable Taxes to the extent required by applicable Law, subject to the provisions of Section 1.11 of this Agreement.

(c)  Notwithstanding anything to the contrary in this Agreement and for the avoidance of doubt, the Company and Original Crystal Lagoons are not making, and shall not be construed to have made, any representation or warranty as to the amount of, or Purchaser’s or any other Person’s ability to use or apply, any net operating loss, Tax credit, Tax basis, Tax accounting method, Tax reporting position or other Tax attribute in any taxable period (or portion thereof) beginning on or after the Closing Date; and from and after the Closing Date, the Company and its Affiliates shall have no liability to any party, including the Purchaser and its Affiliates, with respect to or as a result of any of any such items.

5.11  Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions. Each of the Parties agrees to (i) take all commercially reasonable acts necessary to cause the conditions set forth in Article VI to be satisfied and (ii) use reasonable best efforts to obtain all necessary actions, waivers, Consents, approvals, Orders and authorizations from Governmental Authorities and third parties, and to make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authority, if any). Notwithstanding the foregoing, no event shall a Party be required to take any action that such Party has been advised by legal counsel would (i) violate its obligations of confidentiality under applicable Law or any Contract (it being acknowledged and agreed that the Parties shall use reasonable best efforts to allow such action to be taken pursuant to this Section 5.11 in a manner that would not result in such violation) or (ii) jeopardize any attorney-client, work product or other similar privilege or protection.

5.12  The Proxy Statement.

(a)  As promptly as practicable after the date hereof, the Purchaser shall prepare, with the reasonable assistance of the Company, and file with the SEC a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser’s stockholders for the matters to be acted upon at the Purchaser

Annex A-37

Special Meeting and providing the Public Stockholders (as defined below) an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their shares of Purchaser Class A Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser’s Business Combination. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser’s stockholders to vote, at a special meeting of Purchaser stockholders duly called, noticed and held for such purpose (together with any adjournment or postponement thereof, the “Purchaser Special Meeting”), in favor of resolutions approving (i) the Purchaser’s Business Combination (as defined below) in accordance with the Purchaser’s Organizational Documents, (ii) the Amended Purchaser Charter in accordance with the DGCL (iii) the issuance of shares of New Purchaser Common Stock pursuant to the First Merger and Additional PIPE Investment (as defined below) in accordance with the Purchaser’s Organizational Documents the DGCL and the rules and regulations of the SEC and Nasdaq, (iv) the adoption and approval of the Equity Incentive Plan (as defined below), in a form to reasonably agreed upon by the Purchaser and the Company during the Interim Period, (v) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other Transactions (the approvals described in foregoing clauses (i) through (v), collectively, the “Purchaser Stockholder Approval Matters”), and (vi) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. In connection with the Proxy Statement, the Purchaser shall file with the SEC financial and other information about the Transactions in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. The Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide the Purchaser with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b)  The Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Proxy Statement, the Purchaser Special Meeting and the Redemption. Each of Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Purchaser and their respective Representatives in connection with the drafting of the public filings with respect to the Transactions, including the Proxy Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Proxy Statement and cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents.

(c)  Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use its commercially reasonable efforts to cause the Proxy Statement to “clear” comments from the SEC and become effective as promptly as practicable. Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Proxy Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d)  As soon as practicable (but in any case no later than twenty (20) days) following the Proxy Statement “clearing” comments from the SEC and becoming effective, the Purchaser shall distribute the definitive Proxy Statement to the Purchaser’s stockholders, and, pursuant thereto, shall duly call, give notice of, convene and hold the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents and the DGCL.

Annex A-38

(e)  Purchaser shall comply with all applicable Laws, any applicable rules and regulations of the SEC and Nasdaq, the Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Proxy Statement, any solicitation of proxies thereunder, the calling, noticing of, convening and holding of the Purchaser Special Meeting and the Redemption.

5.13  Company Stockholder Meeting. The Company shall, if a unanimous consent of the Company Stockholder adopting this Agreement in accordance with the DGCL (the “Company Stockholder Consent”) has not been signed and delivered to the Company in accordance with the Company’s Organizational Documents and the DGCL within twenty-four hours after the consummation of the Contribution, as promptly as practicable following such twenty-four hour period, duly call, notice and hold a special meeting of the Company’s stockholders to adopt this Agreement in accordance with the DGCL (together with any adjournment or postponement thereof, the “Company Special Meeting”), and the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement prior to such Company Special Meeting and take all other actions reasonable and necessary to secure the Required Company Stockholder Approval, including enforcing the Voting Agreement.

5.14  Public Announcements.

(a)  The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the Transactions shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b)  The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall be entitled to review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Company and the Purchaser shall be entitled to review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the Transactions; provided that no Party shall be required to furnish any document or other information to the extent that such Party has been advised by legal counsel that the furnishing of such document or other information would (i) violate its obligations of confidentiality under applicable Law or any Contract (it being acknowledged and agreed that the Parties shall use commercially reasonable efforts to allow such documents or other information to be furnished pursuant to this Section 5.14(b) in a manner that will not result in such violation) or (ii) jeopardize any attorney-client, work product or similar privilege or protection.

5.15  Confidential Information.

(a)  The Company hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the

Annex A-39

Transactions, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.15(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the Transactions are not consummated, the Company shall, and shall cause their respective Representatives to, promptly deliver to the Purchaser or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b)  The Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.15(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the Transactions are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent that the Purchaser is advised by outside legal counsel that such disclosure is required by the Federal Securities Laws.

5.16  Post-Closing Board of Directors and Executive Officers.

(a)  The Parties shall take all necessary lawful action, including causing the directors of the Purchaser to resign, so that effective as of immediately following the Second Effective Time, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of six (6) individuals, (i) four (4) of which are nominated by the Company prior to the Closing (the “Company Directors”), one of which shall be Fernando Fischmann Torres, who shall act as the Chairman of the board of directors and shall be a Class III director; and (ii) two (2) of which are nominated by the Purchaser prior to the Closing (the “Purchaser Directors”), one of which shall be Allen R. Weiss and the other one who shall be mutually agreed by both the Purchaser and the Company prior

Annex A-40

to the Closing (the “Independent Director”, and together with the Company Directors, and the Purchaser Directors the “Directors” and each individually a “Director”). At least four (4) Directors shall qualify as independent directors under Nasdaq rules. With effect immediately following the Second Effective Time, the Purchaser and each Director shall enter into a customary director indemnification agreement, in form and substance reasonably acceptable to such Director and as agreed to by the Purchaser and the Company.

(b)  The Parties shall take all lawful action necessary, including causing the executive officers of Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Purchaser immediately following the Second Effective Time will be the same individuals (in the same office) as that of the Company immediately prior to the First Effective Time (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

5.17  Indemnification of Directors and Officers; Tail Insurance.

(a)  The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser, Merger Subs or the Target Companies and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser, Merger Subs or the Target Companies (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser, Merger Subs or the Target Companies, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the fullest extent permitted by applicable Law. For a period of six (6) years after the Second Effective Time, the Purchaser shall cause the Organizational Documents of the Purchaser and the Surviving Entity to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser, Merger Subs and the Target Companies to the fullest extent permitted by applicable Law. The provisions of this Section 5.17 shall survive the consummation of the Mergers and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b)  For the benefit of D&O Indemnified Persons, the Purchaser shall, prior to the First Effective Time, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Second Effective Time for events occurring prior to the First Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the D&O Indemnified Persons’ existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

5.18  Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Purchaser from any Private Placement shall be used to pay, any unpaid Purchaser Transaction Expenses (not to exceed the Purchaser Transaction Expense Cap) and unpaid Company Transaction Expenses (not to exceed the Company Transaction Expense Cap), on a pro-rata basis to the ratio between the Purchaser Transaction Expense Cap and the Company Transaction Expense Cap. Such amounts will be paid on the Closing Date following the Closing. Any remaining cash will be used for working capital and general corporate purposes of the Purchaser and the Surviving Corporation.

5.19  Additional PIPE Investment. Without limiting anything to the contrary contained herein, during the Interim Period, Purchaser may, but shall not be required to, enter into and consummate additional Subscription Agreements with investors relating to a private equity investment in Purchaser to purchase shares of New Purchaser Common Stock in connection with a private placement, and/or enter into forward purchase arrangements or backstop arrangements with potential investors, in each case on terms mutually agreeable to the Company and Purchaser, acting reasonably (“Additional PIPE Investment”), and, if Purchaser elects to seek Additional PIPE Investment, Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such Additional PIPE Investment and use their respective commercially reasonable efforts to cause such Additional PIPE Investment to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by Purchaser).

Annex A-41

5.20  Equity Incentive Plan. Purchaser shall, prior to the Closing, include a proposal in the Proxy Statement to approve a new equity incentive plan (the “Equity Incentive Plan”), to be effective as of the Second Effective Time, which shall be in such form as the Company and Purchaser shall mutually determine.

5.21  Excise Tax. Purchaser shall timely pay any and all Excise Tax incurred by Purchaser in connection with the Redemptions or the Transactions, including any such Excise Tax incurred prior to Closing.

5.22  Deferred Underwriting Fees. Purchaser shall ensure that its creditors with respect deferred fees or commissions payable to the underwriters of the IPO upon consummation of a Business Combination (collectively, the “Deferred Underwriting Fees”) shall, by the Closing Date, have entered into novation, waiver or substantially similar agreements with the Purchaser and/or Sponsor, as applicable, so that no such Deferred Underwriting Fees shall be due at and after the Closing (collectively, the “Deferred Underwriting Fees Waiver”).

Article VI
CLOSING CONDITIONS

6.1  Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Mergers and the other Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a)  Required Purchaser Stockholder Approval. The Purchaser Special Meeting shall have been duly called, noticed and held in accordance with the DGCL and the Purchaser’s Organizational Documents, and, at such meeting, each of the Purchaser Stockholder Approval Matters shall have been approved by the requisite vote of the shareholders of the Purchaser in accordance with the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. (the “Required Purchaser Stockholder Approval”).

(b)  Required Company Stockholder Approval. The Company Stockholder Consent shall have been signed and delivered to the Company in accordance with the Company’s Organizational Documents and the DGCL or the Company Special Meeting shall have been duly called, noticed and held in accordance with the DGCL and the Company’s Organizational Documents, and at such meeting, the requisite vote of the Company Stockholders (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any stockholder agreement or otherwise) shall have adopted this Agreement (the “Required Company Stockholder Approval”).

(c)  Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of the Mergers under any Antitrust Laws shall have expired or been terminated.

(d)  Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the Transactions, other than the filing of the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware, shall have been obtained or made.

(e)  No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions.

(f)  Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and any Private Placements, the Purchaser shall have net tangible assets of at least $5,000,001.

(g)  Proxy Statement. The definitive Proxy Statement shall have been cleared by the SEC.

(h)  Nasdaq or NYSE Listing. The shares of New Purchaser Common Stock to be issued in connection with the Transactions shall have been approved for listing on the Nasdaq or the New York Stock Exchange, subject only to official notice of issuance.

Annex A-42

6.2  Conditions to Obligations of the Company. In addition to the conditions specified in Section 6.1, the obligations of the Company to consummate the Mergers and the other Transactions are subject to the satisfaction or written waiver by the Company of the following conditions:

(a)  Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

(b)  Agreements and Covenants. The Purchaser shall have performed in all material respects all of the Purchaser’s obligations and complied in all material respects with all of the Purchaser’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)  No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the date of this Agreement which is continuing and uncured.

(d)  Minimum Cash on Balance Sheet Condition. On the Closing Date, after the payment (i) of all unpaid Purchaser Transaction Expenses and Company Transaction Expenses, (ii) of all fees and costs in connection with the FCM Credit Facility, (iii) of the Company’s insurance policy premiums and applicable Taxes, (iv) to fund a depleting interest reserve account, and (v) to refinance the existing credit facility of the Company, at least $5,000,000 in cash shall be funded to the Company’s balance sheet.

(e)  Deferred Underwriting Fees Waiver. Prior to the Closing Date, Purchaser shall have delivered to the Company the Deferred Underwriting Fees Waiver pursuant to Section 5.22.

(f)  Closing Deliveries.

(i)  Officer Certificate. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c).

(ii)  Registration Rights Agreement. The Company shall have received a copy of the Registration Rights Agreement, duly executed by the Purchaser.

(iii)  FCM Definitive Credit Agreement. The Company shall have received (y) a copy of the definitive credit agreement, duly executed by the Purchaser and FCM, the terms of which will be substantially the same as set forth in the First Lien Term Loan Facility Non-Binding Indicative Term Sheet, dated as of October 25, 2023 (the “FCM Term Sheet”), among the Company, the Purchaser and FCM or alternatively (z) a copy of a definitive credit agreement on substantially equivalent terms as the FCM Term Sheet from another lender that is reasonably and mutually acceptable to the Purchaser and the Company.

(iv)  Resignations. The Company shall have received written resignations, effective as of the Closing, of each of the officers and directors (other than the Purchaser Directors) of the Purchaser.

6.3  Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 6.1, the obligations of the Purchaser and Merger Subs to consummate the Mergers and the other Transactions are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a)  Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Target Companies, taken as a whole.

Annex A-43

(b)  Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)  No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies taken as a whole since the date of this Agreement which is continuing and uncured.

(d)  Lock-Up Agreement. Purchaser shall have received copies of each Lock-Up Agreement, duly executed by the Company and each Significant Company Holder, and each such Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(e)  Closing Deliveries.

(i)  Officer Certificate. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.3(a), 6.3(b) and 6.3(c).

(iv)  Employment Agreements. The Purchaser shall have received copies of the Employment Agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and the Purchaser, between each of the Specified Employees and the applicable Target Company or the Purchaser, as noted in Section 6.3(e)(iv) of the Company Disclosure Schedule, each such Employment Agreement duly executed by the parties thereto.

6.4  Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Company Stockholder) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article VII
TERMINATION AND EXPENSES

7.1  Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing as follows:

(a)  by mutual written consent of the Purchaser and the Company;

(b)  by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VI have not been satisfied or waived by May 31, 2024 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)  by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d)  by written notice by the Company to Purchaser, if (i) there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied (treating the Closing Date for such purposes as the date of execution and delivery of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if at such time the Company is in material uncured breach of this Agreement;

Annex A-44

(e)  by written notice by the Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, however, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f)  by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole following the date of this Agreement which is uncured and continuing;

(g)  by written notice by the Company to the Purchaser, if there shall have been a Material Adverse Effect on the Purchaser following the date of this Agreement which is uncured and continuing;

(h)  by written notice by either the Purchaser or the Company to the other, if the Purchaser Special Meeting shall have been dully called, noticed and held and the Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained;

(i)  by written notice by either the Purchaser or the Company to the other, if the Company Special Meeting shall have been dully called, noticed and held and the Required Company Stockholder Approval was not delivered by Company; or

(j)  by written notice by the Company to the Purchaser, at any time after the date of this Agreement and for any or no reason, subject to payment of the Termination Fee pursuant to Section 7.4.

7.2  Effect of Termination.

(a)  This Agreement may only be terminated in the circumstances described in Section 7.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 7.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith became, to the fullest extent permitted by the applicable Law, void and of no further force an effect, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.14, 5.15, 7.3, 7.4, 8.1, Article IX and this Section 7.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 8.1); provided, however, that if the Termination Fee is paid pursuant to Section 7.4, neither the Company nor any of its Affiliates shall have any Liability whatsoever pursuant to this Agreement, any Ancillary Document and/or the Transactions, including for any (x) willful breach of any of the Company’s representations, warranties, covenants or obligations under this Agreement, any Ancillary Document or otherwise or (y) Fraud Claim against the Company or its Affiliates. Without limiting the foregoing, and except as provided in this Section 7.2 (but subject to Section 8.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 9.8, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions shall be the right, if applicable, to terminate this Agreement pursuant to Section 7.1.

(b)  Any termination of this Agreement under Section 7.1 above shall be effective immediately upon the delivery of written notice of the Party seeking termination to the other Parties.

7.3  Fees and Expenses.

(a)  Subject to Section 8.1 and Section 9.15, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses; provided, however, that subject, and pursuant, to Section 5.18, if the Closing shall occur, the Purchaser shall pay or cause to be paid all unpaid Purchaser Transaction Expenses and unpaid Company Transaction Expenses on the Closing Date after the Closing.

Annex A-45

(b)  Notwithstanding the foregoing, during the Interim Period, Purchaser shall pay all expenses (a) relating to all SEC, Antitrust Laws and other regulatory filing fees incurred in connection with the Transactions, (b) incurred in connection with printing, mailing, and soliciting proxies with respect to the Proxy Statement (including the cost of all copies thereof and any amendments thereof or supplements thereto) and (c) incurred in connection with any filings with or approvals from Nasdaq or the New York Stock Exchange in connection with the Transactions, in each case as such expenses shall be incurred or otherwise be due and payable.

(c)  If, immediately prior to or at the Closing, there is a Purchaser Transaction Expense Cap Excess, Purchaser shall cause Sponsor to, at Sponsor’s election, on the Closing Date, (i) pay to Purchaser an amount in cash equal to the Purchaser Transaction Expense Cap Excess, (ii) irrevocably forfeit and surrender to Purchaser for no consideration a number of shares of Purchaser Common Stock equal to (x) the amount of the Purchaser Transaction Expense Cap Excess divided by (y) $10.00, or (iii) utilize a combination of the foregoing clauses (i) and (ii). Notwithstanding the foregoing, the maximum number of shares of Purchaser Common Stock that may be forfeited and surrendered by Sponsor for purposes of this Section 7.3(c) shall be 150,000 shares of Purchaser Common Stock, and any remaining amount of Purchaser Transaction Expense Cap Excess (following the forfeiture and surrender by Sponsor of such 150,000 shares of Purchaser Common Stock) shall be paid to Purchaser by Sponsor in cash. Purchaser shall cause Sponsor to take any other action reasonably requested by the Company to evidence the forfeiture and surrender of such shares pursuant to this Section 7.3(c).

7.4  Termination Fee. Notwithstanding Section 7.3 above, in the event that there is a valid and effective termination of this Agreement by the Company pursuant to Section 7.1(j), then the Company shall, within thirty (30) days after such termination, pay to Purchaser a termination fee in an aggregate amount of $1,500,000 (the “Termination Fee”). Notwithstanding anything to the contrary in this Agreement, including Section 7.2(a), the Parties expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where the Termination Fee is payable, the payment of the Termination Fee shall, in light of the difficulty of accurately determining actual damages, constitute liquidated damages with respect to any claim for damages or any other claim which Purchaser would otherwise be entitled to assert against the Company or any of its Affiliates or any of their respective assets, or against any of their respective directors, officers, employees or shareholders with respect to this Agreement and the Transactions, and shall (i) constitute the sole and exclusive remedy available to Purchaser and (ii) be in lieu of any other money damages or remedy at law available to Purchaser.

Article VIII
WAIVERS AND RELEASES

8.1  Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Purchaser Class A Common Stock in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within twenty four (24) months after the closing of the IPO, subject to Extension, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay taxes and up to $100,000 of dissolution expenses, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company or any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement, between Purchaser or any of its Representatives, on the one hand, and the Company or any of its Representatives, on the other hand, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or

Annex A-46

any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives in connection with this Agreement and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each Company and the Seller Representative hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. This Section 8.1 shall survive termination of this Agreement for any reason and continue indefinitely.

Article IX
MISCELLANEOUS

9.1  Non-Survival of Representations, Warranties and Covenants. The representations and warranties of the Parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement shall not survive the Closing, including any rights arising out of any breach of such representations and warranties, and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Parties or their respective Representatives with respect thereto. The covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (i) those covenants and agreements contained herein and therein that by their terms expressly contemplate performance in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms), and then only with respect to any breaches occurring after the Closing, and (ii) Article VIII and this Article IX.

9.2  Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to:	with a copy (which will not constitute notice) to:
Twelve Seas Investment Company II 228 Park Avenue S., Suite 89898 New York, New York, 10003-1502 Attn: Dimitri Elkin, CEO Telephone No.: (917) 361-1177 Email: dimitri@twelveseascapital.com

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

Annex A-47

If to the Company or the Surviving Corporation, to: Crystal Lagoons U.S. Corp. 1395 Brickell Avenue, Suite 800 Attn: Patrick Beroiza, Director of Corporate Finance Email: pberoiza@crystal-lagoons.com with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue

New York, NY 10017
Attn: Erika Litvak; Jaret Davis;
Alan Annex; Adam Namoury

Telephone No.: (212) 801-6721
Email: litvake@gtlaw.com; davisj@gtlaw.com; annexa@gtlaw.com; namourya@gtlaw.com

If to the Purchaser after the Closing, to: Crystal Lagoons U.S. Corp. 1395 Brickell Avenue, Suite 800 Attn: Patrick Beroiza, Director of Corporate Finance Email: pberoiza@crystal-lagoons.com with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017

Attn: Erika Litvak; Jaret Davis;
Alan Annex; Adam Namoury

Telephone No.: (212) 801-6721

Email: litvake@gtlaw.com; davisj@gtlaw.com; annexa@gtlaw.com; namourya@gtlaw.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

9.3  Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company, and any assignment without such consent shall be, to the fullest extent permitted by applicable Law, null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.4  Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 5.17, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement and the Ancillary Document or in any instrument or document executed by any party in connection with the Transactions shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.5  Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or any application for enforcement of a resolution under this Section 9.5) arising out of, related to, or in connection with this Agreement or the Transactions (a “Dispute”) shall be governed by this Section 9.5. A Party must, in the first instance, provide written notice of any Dispute to the relevant other Parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The Parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other Parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing “Expedited Procedures” (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any

Annex A-48

Party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the Parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each Party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any Party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant Party (or parties, as applicable) to comply with only one or the other of the proposals submitted for resolution of the Dispute to arbitration. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

9.6  Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 9.5, all Actions arising out of or relating to this Agreement or the Transactions shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or to the extent that the Court of Chancery of the State of Delaware is found to lack jurisdiction, then the Superior Court of the State of Delaware or, to the extent that both of the aforesaid courts are found to lack jurisdiction, then the United States District Court of the District of Delaware (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 9.5, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the Transactions, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 9.1. Nothing in this Section 9.6 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

9.7  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8  Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall, to the fullest extent permitted by applicable Law, be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Annex A-49

9.9  Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.10  Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser and the Company.

9.11  Waiver. The Purchaser on behalf of itself, its Affiliates and each of the stockholders of the Purchaser and their successors and permitted assigns, and the Company on behalf of itself, its Affiliates and the Company Stockholders as of immediately prior to the First Effective Time (other than those holding Company Excluded Shares or Company Dissenting Shares) and their successors and permitted assigns, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliate Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliate Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliate Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.12  Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

9.13  Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference

Annex A-50

in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its stockholders under the DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

9.14  Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.15  Legal Representation.

(a)  The Parties agree that, notwithstanding the fact that Ellenoff Grossman & Schole LLP (“EGS”) may have, prior to Closing, jointly represented the Purchaser, Merger Subs and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent the Sponsor or its respective Affiliates in connection with matters in which such Persons are adverse to the Purchaser or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company hereby agrees, in advance, to waive (and to cause its Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’ future representation of one or more of the Sponsor or its respective Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Purchaser, Merger Sub, any Sponsor or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such attorney-client privileged communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by Purchaser or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the First Effective Time, the Surviving Corporation and its Affiliates) of any attorney-client work product or other similar privilege or protection that can or may be asserted to prevent disclosure of any such communications to any third party.

(b)  The Parties agree that, notwithstanding the fact that Greenberg Traurig, LLP (“GT”) may have, prior to Closing, jointly represented the Company and Original Crystal Lagoons in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented the Company, Original Crystal Lagoons and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, GT will be permitted in the future, after Closing, to represent the Affiliates of the Company in connection with matters in which such Persons are adverse to the Company, including any disputes arising out of, or related to, this Agreement. The Purchaser hereby agrees, in advance, to waive (and to cause its Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with GT’s future representation of one or more of the Company’s Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by GT of the Company or any of its Affiliates. All such attorney-client privileged communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to such client, shall be controlled by such client and shall not pass to or be claimed by the Company, Purchaser or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Company or

Annex A-51

any of its Affiliates (including, after the First Effective Time, the Surviving Corporation and its Affiliates) of any attorney-client work product or other similar privilege or protection that can or may be asserted to prevent disclosure of any such communications to any third party.

Article X
DEFINITIONS

10.1  Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate or the Purchaser prior to the Closing.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems, including for wire transfers, of commercial banking institutions in New York, New York are generally open for use by customers on such day.

“Change of Control” means any transaction or series of transactions the result of which is: (a) the acquisition by any Person or group (as defined under Section 13 of the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of the Purchaser; (b) a merger, consolidation, business combination, recapitalization, reorganization, or other similar transaction, however effected, resulting in any Person or group (as defined under Section 13 of the Exchange Act) acquiring at more than least 50% of the combined voting power of the then outstanding securities of the Purchaser or the surviving or successor entity immediately after such combination; or (c) a sale of all or substantially all of the assets of the Purchaser and its Subsidiaries, taken as a whole; provided, however, that any securities of the Purchaser issued (i) in a bona fide financing transaction, (ii) series of bona fide financing transactions, (iii) in accordance with this Agreement, or (iv) pursuant to the conversion of any securities issued in accordance with this Agreement shall be excluded from the definition of “Change of Control”.

“Closing Merger Shares Consideration” means, collectively, an aggregate number of shares of New Purchaser Common Stock equal to the quotient of (a) the Equity Value, divided by (b) $10.00.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Charter” means the Certificate of Incorporation of the Company, as amended and effective under the DGCL, prior to the First Effective Time.

Annex A-52

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished in connection with this Agreement or the Transactions; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Credit Facility Restructuring” means the restructuring of the GPC Credit Agreement (as defined in the Company Disclosure Schedule), including by means of (a) amending the GPC Credit Agreement or (b) paying-off of the GPC Credit Agreement and entering into a different credit facility or debt financing instrument with the same or different lenders, in each case, in Original Crystal Lagoon’s sole discretion.

“Company Knowledge Parties” means the individuals listed on Section 10.1(a) of the Company Disclosure Schedules.

“Company Stockholders” means, collectively, the holders of Company Common Stock.

“Company Transaction Expense Cap” means $5,100,000.

“Company Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by or on behalf of the Target Companies (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Earnout Shares” means any shares of New Purchaser Common Stock issued as payment of the Earnout Shares Consideration.

“Earnout Shares Consideration” means up to an aggregate maximum of 1,225,000 shares of New Purchaser Common Stock (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and the like occurring after the First Effective Time, including to account for any equity securities into which such shares are exchanged or converted).

Annex A-53

“Equity Value” means $350,000,000.

“Environmental Law” means any Law currently in effect in any way relating to (a) the protection of human health and safety (but only with respect to exposure to Hazardous Materials), (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1151 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 111 et seq., Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it relates to exposure to Hazardous Materials), the Asbestos Hazard Emergency Response Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Oil Pollution Act of 1990 and analogous state acts.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excise Tax” means any and all Taxes in respect of any taxable year or period (or portion thereof) ending on or before the Closing Date imposed on the fair market value of certain repurchases (including certain redemptions) of stock by publicly traded United States corporations (and certain non-U.S. corporations treated as “surrogate foreign corporations”) by the Inflation Reduction Act of 2022, as modified by the rules and regulations promulgated by the U.S. Department of the Treasury.

“Extension Expenses” shall mean costs and expenses necessary for an Extension.

“Fraud Claim” means a claim with respect to any representation, covenant, or obligation under this Agreement that is based, in whole or in part, on Delaware common law fraud or fraudulent inducement.

“FCM” means one or more funds or entities managed or advised by Farallon Capital Management, L.L.C. or its Affiliates.

“FCM Credit Facility” means the (a) $58,000,000 first lien term loan facility and (b) $65,000,000 uncommitted accordion to the first lien term loan facility, in each case, funded by FCM on the Closing Date.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Incidental Licenses” means (a) assignments or licenses of Intellectual Property to a Target Company under Contracts with its employees or contractors entered into in course, and (b) Contracts in which the licensing of Intellectual Property is incidental (including, the grant of a license to Trademarks for use on a supplier’s client list or similar publicity purposes).

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (d) any premiums, prepayment fees

Annex A-54

or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (e) all obligation described in clauses (a) through (d) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all intellectual property, industrial property and proprietary rights of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other similar intellectual property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of February 25, 2021, and filed with the SEC on March 1, 2021 (File Nos. 333-252599 and 333-253560).

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to the (a) Company, the actual knowledge of the Company Knowledge Parties, after reasonable inquiry and (b) Purchaser, the actual knowledge of the Purchaser Knowledge Parties, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, or Order that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the Transactions; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to the Purchaser, the consummation and effects of the Redemption (or any redemption in connection with an Extension); provided further, however, that

Annex A-55

any event, occurrence, fact, condition, or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the Purchaser, the amount of the Redemption (or any redemption in connection with an Extension) or the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

“Merger Sub 1 Common Stock” means the shares of common stock, par value $0.001 per share, of Merger Sub 1.

“Nasdaq” means the Nasdaq Capital Market.

“New Purchaser Common Stock” means the common stock of Purchaser, par value $0.0001 per share, as set forth in the Amended Purchaser Charter.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, limited liability company or operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended or amended and restated.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which (i) are not due and payable, (ii) are being contested in good faith and by appropriate proceedings, or (iii) and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) non-exclusive licenses of Intellectual Property granted to customers or suppliers of any Target Company in the ordinary course of business, (f) Liens arising under this Agreement or any Ancillary Document, (g) all matters of record encumbering real property, (h) easements, encumbrances, rights-of-way, declarations, covenants, conditions, restrictions and similar matters not of record that do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business of the Company, and (i) zoning, building, entitlement and other land use laws or other governmentally established restrictions or encumbrances.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

Annex A-56

“Private Placements” means a private placement or placements of New Purchaser Common Stock, on terms mutually agreeable to Purchaser and Original Crystal Lagoons, in which no shares of New Purchaser Common Stock are sold to investors at a price of less than $10.00 per share.

“Purchaser Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Common Stock” means the shares of Purchaser Class A Common Stock and Purchaser Class B Common Stock, collectively.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company or any of its respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company or any of its respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Knowledge Parties” means the individuals listed on Section 10.1(a) of the Purchaser Disclosure Schedules.

“Purchaser Preferred Stock” means shares of preferred stock, par value $0.0001 per share, of Purchaser.

“Purchaser Private Units” means the units issued by Purchaser in a private placement to the Sponsor at the time of the consummation of the IPO consisting of one (1) share of Purchaser Class A Common Stock and one-third of one Purchaser Warrant.

“Purchaser Private Warrants” means one-third of one whole warrant that was included as part of each Purchaser Private Unit, with each whole warrant entitling the holder thereof to purchase one (1) Purchaser Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Units” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) share of Purchaser Class A Common Stock and one-third of one Purchaser Public Warrant.

“Purchaser Public Warrants” means one-third of one whole warrant that was included as part of each Purchaser Public Unit, with each whole warrant entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Securities” means the Purchaser Units, the Purchaser Common Stock, the Purchaser Preferred Stock, and the Purchaser Warrants, collectively.

“Purchaser Transaction Expenses” means (a) all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by Purchaser or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement and (b) the amount of any loans owed by the Purchaser to the Sponsor or its affiliates in excess of $1,500,000, (c) any administrative costs and expenses incurred by or on behalf of the Purchaser, (d) any Extension Expenses, (e) all expenses (i) relating to all SEC, Antitrust Laws and other regulatory filing fees incurred in connection with the Transactions, (ii) incurred in connection with printing, mailing, and soliciting proxies with respect to the Proxy Statement (including the cost of all copies thereof and any amendments thereof or supplements thereto) and (iii) incurred in connection with any filings with or approvals from Nasdaq or the New York Stock Exchange in connection with the Transactions, and (f) any other Liabilities of the Purchaser as of the Closing.

Annex A-57

“Purchaser Transaction Expense Cap” means $1,900,000.

“Purchaser Transaction Expense Cap Excess” means the dollar amount by which the Purchaser Transaction Expenses exceed the Purchaser Transaction Expense Cap. For the avoidance of doubt, if Purchaser Transaction Expenses are equal to or less than the Purchaser Transaction Expense Cap, then the Purchaser Transaction Expense Cap Excess shall be deemed to be $0.

“Purchaser Units” means the Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Related Persons” means any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Company Holder” means the Company Stockholders listed on Section 10.1(b) of the Company Disclosure Schedules.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Specified Employees” means the individuals listed on Section 6.3(e)(iv) of the Company Disclosure Schedules.

“Sponsor” means Twelve Seas Sponsor II LLC, a Delaware limited liability company.

“Subscription Agreements” means agreements, in a form to be mutually agreed between the Parties, entered into individually between the Purchaser and certain investors pursuant to which such investors, upon the terms and subject to the conditions set forth therein, will purchase New Purchaser Common Stock for a purchase price of $10.00 per share, in the Private Placements.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company or membership, or partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons is allocated a majority of limited liability company or membership,

Annex A-58

partnership, association or other business entity gains or losses or is or controls the managing director, managing member, general partner or other managing Person of such limited liability company, partnership, association or other business entity. A Subsidiary of a Person shall also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Companies” means each of the Company, its direct and indirect Subsidiaries and Original Crystal Lagoons.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of Purchaser Common Stock are actually traded on the principal securities exchange or securities market on which the Purchaser Common Stock are then traded.

“Transactions” means the First Merger, the Second Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of February 25, 2021, as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, combinations, recapitalizations or other similar transaction during such period.

Annex A-59

10.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
AAA Procedures	9.5
Acquisition Proposal	5.6(a)
Additional PIPE Investment	5.19
Agreement	Preamble
Alternative Transaction	5.6(a)
Amended Purchaser Charter	1.7(c)
Antitrust Laws	5.9(b)
Audited Company Financials	4.7(a)
Balance Sheet Date	4.7(a)
Business Combination	8.1
Cash Exchange Fund	1.9(a)
Closing	2.1
Closing Date	2.1
Closing Filing	5.14(b)
Closing Press Release	5.14(b)
Company	Preamble
Company Benefit Plan	4.19(a)
Company Certificate(s)	1.9(a)
Company Closing Statement	2.2(b)
Company Directors	5.16(a)
Company Disclosure Schedules	Article IV
Company Dissenting Shares	1.13
Company Excluded Shares	1.8(c)
Company Financials	4.7(a)
Company IP	4.13(d)
Company IP Licenses	4.13(a)
Company Material Contract	4.12(a)
Company Permits	4.10
Company Personal Property Leases	4.16
Company Real Property Leases	4.15
Company Registered IP	4.13(a)
Company Special Meeting	5.13
Company Stockholder Consent	5.13
Contribution	Recitals
Contribution Agreement	Recital
Contribution Documents	Recitals
Conversion	Recitals
Dissenting Stockholders	1.13
D&O Indemnified Persons	5.17(a)
D&O Tail Insurance	5.17(b)
DGCL	Recitals
DLLCA	Recitals
Director(s)	5.16(a)
Dispute	9.5
Earnout Periods	1.14
Earnout Recipients	1.14(a)
Earnout Share Payments	1.14(a)(ii)
EGS	9.15(a)

Annex A-60

Term	Section
Employment Agreements	Recitals
Enforceability Exceptions	3.2
Environmental Permits	4.20(a)
Equity Incentive Plan	5.20
Exchange Agent	1.9(a)
FCM Term Sheet	6.2(f)(iii)
Fee Cap	7.3
Federal Securities Laws	5.7
First Certificate of Merger	1.4
First Earnout Period	1.14(a)(i)
First Earnout Share Payment	1.14(a)(i)
First Effective Time	1.4
First Merger	Recitals
First Share Price Target	1.14(a)(i)
First Earnout Period	1.14(a)(i)
First Earnout Share Payment	1.14(a)(i)
GT	9.15(b)
IFRS	4.7(a)
Independent Director	5.16(a)
Intended Tax Treatment	1.6
Interim Period	5.1(a)
Letter of Transmittal	1.9(a)
Lock-Up Agreement	Recitals
Lost Certificate Affidavit	1.9(e)
Mergers	Recitals
Merger Sub 1	Preamble
Merger Sub 2	Preamble
Merger Subs	Preamble
OCL Capital Stock	Recitals
OCL Common Stock	4.3(a)
OCL LLC Agreement	Recitals
OCL Preferred Stock	4.3(a)
OFAC	3.19(c)
Off-the-Shelf Software	4.13(a)
Original Crystal Lagoons	Recitals
Outbound IP License	4.13(c)
Outside Date	7.1(b)
Party(ies)	Preamble
Payment Spreadsheet	2.2(c)
Post-Closing Purchaser Board	5.16(a)
Pre-Closing Reorganization	Recitals
Proxy Statement	5.12(a)
Public Certifications	3.6(a)
Public Stockholders	8.1
Purchaser	Preamble
Purchaser Closing Statement	2.2(a)
Purchaser Directors	5.16(a)
Purchaser Disclosure Schedules	Article III
Purchaser Financials	3.6(b)
Purchaser Material Contract	3.13(a)

Annex A-61

Term	Section
Purchaser Special Meeting	5.12(a)
Purchaser Stockholder Approval Matters	5.12(a)
Redemption	5.12(a)
Registration Rights Agreement	Recitals
Released Claims	8.1
Required Company Stockholder Approval	6.1(b)
Required Purchaser Stockholder Approval	6.1(a)
Resolution Period	9.5
SEC Reports	3.6(a)
Second Certificate of Merger	1.4
Second Earnout Period	1.14(a)(ii)
Second Earnout Share Payment	1.14(a)(ii)
Second Effective Time	1.4
Second Share Price Target	1.14(a)(ii)
Second Merger	Recitals
Securities Exchange Fund	1.9(a)
Section 409A Plan	4.19(i)
Share Price Targets	1.14(a)(ii)
Signing Filing	5.14(b)
Signing Press Release	5.14(b)
Specified Courts	9.6
Sponsor Support Agreement	Recitals
Surviving Corporation	1.3(a)
Surviving Entity	1.3(b)
Top Customers	4.24
Top Suppliers	4.24
Transactions	Recitals
Transmittal Documents	1.9(c)
Voting Agreement	Recitals

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

Annex A-62

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered as of the date first written above.

The Purchaser:
TWELVE SEAS INVESTMENT COMPANY II
By:	/s/ Dimitri Elkin
	Name:	Dimitri Elkin
	Title:	Chief Executive Officer
Merger Sub 1:
TWELVE SEAS II MERGER SUB 1 INC.
By:	/s/ Dimitri Elkin
	Name:	Dimitri Elkin
	Title:	President
Merger Sub 2:
TWELVE SEAS II MERGER SUB 2 LLC
By:	/s/ Dimitri Elkin
	Name:	Dimitri Elkin
	Title:	President
Original Crystal Lagoons:
CRYSTAL LAGOONS U.S. CORP.
By:	/s/ Fernando Fischmann Torres
	Name:	Fernando Fischmann Torres
	Title:	President
The Company:
CL NEWCO INC.
By:	/s/ Fernando Fischmann Torres
	Name:	Fernando Fischmann Torres
	Title:	President

Annex A-63

Annex B

Proposed Amended and Restated Certificate of Incorporation

of

NEW CRYSTAL LAGOONS

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TWELVE SEAS INVESTMENT COMPANY II

The present name of the corporation is “Twelve Seas Investment Company II.” The corporation was incorporated under the name “Twelve Seas Investment Company II” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on July 21, 2020 and an amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on February 25, 2021. This Second Amended and Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation’s amended and restated certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The corporation’s certificate of incorporation is hereby amended and restated to read in its entirety as follows:

FIRST. The name of the corporation is “Crystal Lagoons Corp.” (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is 300 Creek View Road, Suite 209, City of Newark, County of New Castle, State of Delaware 19711. The name of its registered agent at such address is Universal Registered Agents, Inc.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “General Corporation Law”).

FOURTH. Capital Stock.

1. Authorized Shares of Capital Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 110,000,000 shares, divided into two classes as follows: (i) 100,000,000 shares, par value $0.0001 per share, of Class A common stock (“Common Stock”); and (ii) 10,000,000 shares, par value $0.0001 per share, of preferred stock (“Preferred Stock”).

2. Common Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of Common Stock are as follows:

(a)  Dividends.    Subject to applicable law and the rights, if any, of the holders of any other class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of Preferred Stock) (as the same may be amended or amended and restated, the “Certificate of Incorporation”) and then outstanding, dividends may be declared and paid on Common Stock at such times and in such amounts as the Board of Directors of the Corporation (the “Board of Directors”) in its discretion shall determine.

(b)  Voting.    Except as otherwise provided by applicable law or by or pursuant to the provisions of the Certificate of Incorporation, each holder of an outstanding share of Common Stock, as such, shall be entitled to one (1) vote for each outstanding share of Common Stock held of record by such holder on all matters on which stockholders are generally entitled to vote.

(c)  Liquidation, Dissolution or Winding Up.    Subject to applicable law and the rights, if any, of the holders of any other class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of the Certificate of Incorporation and then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of Common Stock held by them. A merger or consolidation of the Corporation with or into

Annex B-1

any other corporation or other entity, or a sale, lease or exchange of all or substantially all of the Corporation’s property and assets which, in each case, shall not in fact result in the liquidation, dissolution or winding up of the Corporation and the distribution of its assets, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2(c) of this Article FOURTH.

3. Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. The designations, powers (including voting powers), preferences and relative, participating, optional, special and other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, thereof, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of the Certificate of Incorporation, no holder of an outstanding share of any series of Preferred Stock then outstanding, as such, shall be entitled to any voting powers in respect thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the General Corporation Law, without the separate vote of the holders of the Preferred Stock as a class.

FIFTH. Board of Directors.

1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Classified Board. Except for those directors, if any, elected solely and exclusively by the holders of any class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the Certificate of Incorporation and then outstanding (collectively, the “Class/Series Directors” and each, a “Class/Series Director”), the Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. The Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on February 25, 2021 in accordance with the General Corporation Law (the “Classification Effective Time”); the Class II directors shall initially serve until the second annual meeting of stockholders following the Classification Effective Time; and the Class III directors shall initially serve until the third annual meeting of stockholders following the Classification Effective Time. Commencing with the first annual meeting of stockholders following the Classification Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a three (3) year term and until the election and qualification of their respective successors in office, subject to such directors’ respective earlier death, resignation, disqualification or removal. From and after the Classification Effective Time, in case of any increase or decrease, from time to time, in the number of directors (other than in the number of Class/Series Directors), the number of directors in each class shall be apportioned by resolution of the Board of Directors as nearly equal as possible.

3. Removal of Directors. Except for any Class/Series Directors, for so long as the Board of Directors is classified as provided in Section 2 of this Article FIFTH, any director or the entire Board of Directors may be removed (a) solely and exclusively for cause and (b) solely and exclusively by the affirmative vote of the holders of at least majority in voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

4. Vacancies and Newly Created Directorships. Subject to applicable law and the rights, if any, of the holders of any class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of the Certificate of Incorporation and then outstanding, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal or other cause, shall be filled solely and exclusively by a majority vote of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

Annex B-2

5. Automatic Increase/Decrease in Total Authorized Number of Directors. During any period when the holders of any class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of the Certificate of Incorporation and then outstanding have the right to elect one or more Class/Series Directors, then upon commencement of, and for the duration of, the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified Class/Series Director or Class/Series Directors, and the holders of such class or series of capital stock shall be entitled to elect such Class/Series Director or Class/Series Directors; and (b) each such Class/Series Director shall serve until such Class/Series Director’s successor shall have been duly elected and qualified, or until such Class/Series Director’s right to hold such office terminates by or pursuant to the provisions of the Certificate of Incorporation, whichever occurs earlier, subject to such Class/Series Director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, whenever the holders of any class or series of capital stock then outstanding having the right to elect one or more Class/Series Directors by or pursuant to the provisions of the Certificate of Incorporation are divested of such right by or pursuant to the provisions of this Certificate of Incorporation, the term of office of each such Class/Series Director elected by the holders of such class or series of capital stock, or elected to fill any vacancy resulting from the death, resignation, disqualification or removal of each such Class/Series Director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

6. No Written Ballot. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

7. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation. In addition to any affirmative vote required by or pursuant to the provisions of the Certificate of Incorporation, any bylaw that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive the affirmative vote of the holders of at least majority in voting power of all of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class.

8. Special Meetings of Stockholders. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time, but solely and exclusively by the Chairperson of the Board of Directors, the Chief Executive Officer or the directors entitled to cast a majority of the votes of the whole Board of Directors. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting.

SIXTH. Stockholder Action. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders.

SEVENTH. Exculpation. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law. Any amendment, modification, repeal or elimination of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation under this Article SEVENTH in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination.

EIGHTH. Amendment. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the Certificate of Incorporation are granted subject to the rights reserved in this Article EIGHTH. In addition to any affirmative vote required by applicable law or by or pursuant to the provisions of the Certificate of Incorporation, the affirmative vote of the holders of at least majority in voting power of all of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Articles FIFTH, SIXTH or SEVENTH or this sentence.

Annex B-3

[NINTH. Forum for Adjudication of Disputes.

1. Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any civil action to interpret, apply or enforce any provision of the General Corporation Law, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or the bylaws of the Corporation or (e) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants. For the avoidance of doubt, this Section 1 shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

2. Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

3. Application. Failure to enforce the foregoing provisions of this Article NINTH would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article NINTH. This Article NINTH shall not apply to any action asserting claims arising under the Securities Exchange Act of 1934, as amended.

[Signature Page Follows]

Annex B-4

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Second Amended and Restated Certificate of Incorporation this ____ day of ______________, 2024.

TWELVE SEAS INVESTMENT COMPANY II
By:
Name:
Office:

Annex B-5

Annex C

AMENDED AND RESTATED BYLAWS

OF

CRYSTAL LAGOONS CORP.

(FORMERLY TWELVE SEAS INVESTMENT COMPANY II)

Annex C-1

Annex D

CRYSTAL LAGOONS CORP. 2024 EQUITY INCENTIVE PLAN

Annex D-1

Annex E

EXECUTION VERSION

STOCKHOLDER VOTING AND SUPPORT AGREEMENT

This STOCKHOLDER Voting and Support Agreement (this “Agreement”) is made as of December 22, 2023, by and among (i) Twelve Seas Investment Company II, a Delaware corporation (together with its successors, the “Purchaser”), (ii) CL Newco Inc., a Delaware corporation (the “Company”), and (iii) the individuals whose names appear on the signature pages hereto who may, subject to the Contribution, become holders of capital stock of the Company (each, a “Holder” and collectively, the “Holders”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on the date hereof, the Purchaser, the Company, Crystal Lagoons U.S. Corp., a Delaware corporation (together with its successors, “Original Crystal Lagoons”), Twelve Seas II Merger Sub 1 Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), Twelve Seas II Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 shall merge with and into the Company, with the separate corporate existence of Merger Sub 1 ceasing and the Company continuing as the surviving corporation and a wholly owned subsidiary of the Purchaser (the “First Merger”) and (ii) immediately following the effectiveness of the First Merger, the Company, as the surviving corporation of the First Merger, shall merge with and into Merger Sub 2, with the separate corporate existence of the Company ceasing and Merger Sub 2 continuing as the surviving limited liability company and wholly owned subsidiary of the Purchaser (the “Second Merger” and, together with the First Merger, the “Mergers”); and

WHEREAS, as a condition to the willingness of the Purchaser to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Purchaser, the Company and the Holder desire to enter into this Agreement in order for the Holders to provide certain assurances to the Purchaser regarding the manner in which the Holders are bound hereunder to vote any shares of Company Common Stock which the Holders may, following and subject to the consummation of the Contribution, beneficially own, acquire, hold or otherwise have voting power (such shares, together with any other shares of Company Common Stock acquired by the Holders after the completion date of the Contribution and during the term of this Agreement, being collectively referred to as the “Subject Shares”) during the period from and including the completion date of the Contribution to, and including, the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Ancillary Documents, the First Merger and the Conversion.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of the Transactions. Each Holder, severally and not jointly, agrees to, with respect to all of its Subject Shares, during the Voting Period:

(a) at each meeting of the Company Stockholders or any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which such Holder is entitled to vote or consent, hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, its Subject Shares (i) in favor of, and adopt, the Merger Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, the First Merger and the Conversion (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) in opposition to: (A) any Acquisition Proposal relating to an Alternative Transaction with respect to the Company and any and all other proposals (x) that could reasonably be expected to in any material respect delay or impair the ability of the Company to consummate the Merger Agreement, the Mergers or any of the other Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; or (B) other than as contemplated by the Merger Agreement, any other action or proposal involving any Target Company that is intended, or would reasonably

Annex E-1

be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Merger Agreement, the Ancillary Documents, the Mergers and any of the other Transactions, as shall reasonably be requested by the Company or the Purchaser in order to carry out the terms and provision of this Section 1, including, without limitation, the execution and delivery of any applicable Ancillary Documents;

(c) except for transfers expressly permitted by, and effected in accordance with, Section 2(b), not to deposit, and to cause their Affiliates not to deposit any Subject Shares in a voting trust or subject any Subject Shares to any arrangement or agreement with respect to the voting of such Subject Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Merger Agreement, the Ancillary Documents or any of the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote (other than a proxy granted to a representative of such Holder to attend and vote at a meeting which is voted in accordance with this Agreement); and

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the First Merger, the Merger Agreement or the Ancillary Documents, including pursuant to the DGCL.

2. Other Covenants.

(a) No Transfers. Each Holder, severally and not jointly, agree that, during the Voting Period, such Holder shall not, and shall cause its Affiliates not to, other than pursuant to this Agreement, the Merger Agreement or the Transactions, without the Purchaser’s and the Company’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares (other than a proxy granted to a representative of such Holder to attend and vote at a meeting which is voted in accordance with this Agreement); (iii) permit to exist any lien of any nature whatsoever (other than those imposed by the Merger Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting in any material respect such Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Subject Shares in violation of this Agreement. Such Holder agrees with, and covenants to, the Purchaser and the Company that such Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares during the Voting Period without the prior written consent of the Purchaser and the Company, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Permitted Transfers. Section 2(a) shall not prohibit a Transfer of Subject Shares by a Holder (i) to any family member of such Holder or trust for the benefit of any family member of such Holder, an Affiliate of such family member or a charitable organization, (ii) to any stockholder, member or partner of such Holder, if an entity, (iii) to any Affiliate of such Holder, or (iv) to any Person or entity pursuant to a qualified domestic relations order, laws of descent and distribution, or if and to the extent required by any non-consensual Order, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c) Changes to Subject Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.
Annex E-2

(d) Compliance with Merger Agreement. During the Voting Period, each Holder, severally and not jointly, agrees not to take or agree or commit to take any action that would make any representation and warranty of such Holder contained in this Agreement inaccurate in any material respect. Such Holder further agrees that it shall use its commercially reasonable efforts to cooperate with the Purchaser to effect the Mergers and all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement.

(e) Registration Statement. During the Voting Period, each Holder, severally and not jointly, agrees to provide to the Purchaser, the Company and their respective Representatives any information regarding such Holder or its Subject Shares that is reasonably requested by the Purchaser, the Company or their respective Representatives for inclusion in the Proxy Statement.

(f) Publicity. The Holders shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. Each Holder hereby authorize the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Proxy Statement (including all documents and schedules filed with the SEC in connection with the foregoing) as a result of the Transactions, such Holder’s identity and ownership of its Subject Shares and the nature of such Holder’s commitments and agreements under this Agreement, the Merger Agreement and any of the Ancillary Documents.

3. Representations and Warranties of the Holders. The Holder, severally and not jointly, hereby represents and warrants to the Purchaser and the Company as follows:

(a) Binding Agreement. Such Holder (i) if a natural Person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural Person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization, and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is not a natural Person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (except as such enforcement may be limited by the Enforceability Exceptions). Such Holder understands and acknowledges that the Purchaser and the Company are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(b) Ownership of Subject Shares. Upon (and subject to) the consummation of the Contribution, the Holders shall collectively have ownership of the Subject Shares, be the lawful owners of such Subject Shares, have the sole power to vote or cause to be voted the Subject Shares (to the extent such Subject Shares have associated voting rights), and have good and valid title to such Subject Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by the Merger Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Company’s Organizational Documents as in effect on the date hereof. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Holders pursuant to arrangements made by the Holders.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by such Holder, the performance of such Holder’s obligations hereunder or the consummation by such Holder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Holder, the performance of such Holder’s obligations hereunder or the consummation by such Holder of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Holder is a party or by which such Holder or any of the Subject Shares or such Holder’s other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

Annex E-3

(d) No Inconsistent Agreements. Such Holder hereby covenants and agrees that, except for this Agreement, such Holder (i) has not entered into any voting agreement or voting trust with respect to the Subject Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will such Holder grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to its Subject Shares (other than a proxy granted to a representative of such Holder to attend and vote at a meeting which is voted in accordance with this Agreement) and (iii) has not entered into any agreement or knowingly taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its material obligations under this Agreement.

4. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or the Holders shall have any rights or obligations hereunder, upon the earliest to occur of (i) the written agreement of the Purchaser, the Company and the Holders, (ii) the First Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the First Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 4 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of the Holders are personal to the Holders and may not be assigned, transferred or delegated by the Holders at any time without the prior written consent of the Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio; except in connection with a Transfer of any Subject Shares in accordance with Section 2(b), the transferee to whom such Subject Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of the Holders.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or to the extent that the Court of Chancery of the State of Delaware is found to lack jurisdiction, then the Superior Court of the State of Delaware or, to the extent that both of the aforesaid courts are found to lack jurisdiction, then the United States District Court of the District of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 4(h). Nothing in this Section 4(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

Annex E-4

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Capacity as a Stockholder. Each Holder, severally and not jointly, signs this Agreement solely in such Holder’s capacity as a stockholder of Original Crystal Lagoons, and not in such Holder’s capacity as a director, officer or employee of the Company or Original Crystal Lagoons. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company or Original Crystal Lagoons in the exercise of his or her fiduciary duties as a director or officer of the Company or Original Crystal Lagoons or prevent or be construed to create any obligation on the part of any director or officer of the Company or Original Crystal Lagoons from taking any action in his or her capacity as such director or officer.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including e-mail), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the Company and the Purchaser at their respective addresses set forth in accordance with Section 9.2 (Notices) of the Merger Agreement and to the Holders at their respective address set forth under such Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their copies for notices hereunder).

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and the Holders. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Annex E-5

(k) Specific Performance. Each of the Holders acknowledge that its respective obligations under this Agreement is unique, recognizes and affirms that in the event of a breach of this Agreement by it, money damages will be inadequate and the Company and the Purchaser will not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(m) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Stockholders entering into voting agreements with the Company or the Purchaser. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

(n) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o) Entire Agreement. This Agreement (together with the Merger Agreement and the Ancillary Documents to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Holders under any other agreement between the Holders and the Purchaser or the Company or any certificate or instrument executed by the Holders in favor of the Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Holders under this Agreement.

(p) Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Annex E-6

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

The Purchaser:
Twelve Seas Investment Company II
By:	/s/ Dimitri Elkin
Name:	Dimitri Elkin
Title:	Chief Executive Officer
The Company:
CL Newco Inc.
By:	/s/ Fernando Fischman Torres
Name:	Fernando Fischman Torres
Title:	President

[Signature Page to Stockholder Voting and Support Agreement]

Annex E-7

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

Holder:

JTC TRUST COMPANY (DELAWARE) LIMITED, AS TRUSTEE OF THE CL FAMILY TRUST U/A/D 11/27/2019

By:	/s/ Carece Rufe
Name:	Carece Rufe
Title:	Chief Trust Officer

Address for Notices:

Address: 200 Bellevue Parkway, Suite 500, Wilmington, DE 19809
Facsimile No.: 302-798-2318
Telephone No.: 302-792-4734
E-mail: carece.rufe@jtcgroup.com

[Signature Page to Stockholder Voting and Support Agreement]

Annex E-8

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

Holder:

JTC TRUST COMPANY (DELAWARE) LIMITED, AS TRUSTEE OF THE CL CHILDREN TRUST U/A/D 11/27/2019

By:	/s/ Carece Rufe
Name:	Carece Rufe
Title:	Chief Trust Officer

Address for Notices:

Address: 200 Bellevue Parkway, Suite 500, Wilmington, DE 19809

Facsimile No.: 302-798-2318

Telephone No.: 302-792-4734

E-mail: carece.rufe@jtcgroup.com

[Signature Page to Stockholder Voting and Support Agreement]

Annex E-9

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

Holder:

FERNANDO FISCHMANN TORRES

By:	/s/ Fernando Fischmann Torres

Address for Notices:

Address:1395 Brickell Avenue, Suite 800, Miami, FL 33131
Facsimile No.:305-728-5089
Telephone No.: 305-728-0399
E-mail: legal@crystal-lagoons.com

[Signature Page to Stockholder Voting and Support Agreement]

Annex E-10

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

Holder:

FERNANDO FISCHMANN TORRES, AS TRUSTEE OF THE FF TRUST

By:	/s/ Fernando Fischmann Torres

Address for Notices:

Address:1395 Brickell Avenue, Suite 800, Miami, FL 33131
Facsimile No.:305-728-5089
Telephone No.: 305-728-0399
E-mail: legal@crystal-lagoons.com

[Signature Page to Stockholder Voting and Support Agreement]

Annex E-11

Annex F

EXECUTION VERSION

SPONSOR VOTING AND SUPPORT AGREEMENT

This SPONSOR VOTING AND Support Agreement (this “Agreement”) is made as of December 22, 2023, by and among (i) Twelve Seas Investment Company II, a Delaware corporation (together with its successors, the “Purchaser”), (ii) CL Newco Inc., a Delaware corporation (the “Company”), and (iii) Twelve Seas Sponsor II LLC, a Delaware limited liability company (the “Sponsor”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, the Sponsor owns 8,625,000 shares (the “Founder Shares”) of Purchaser Class A Common Stock and 220,000 Purchaser Private Warrants;

WHEREAS, in connection with the Purchaser’s initial public offering, the Purchaser, the Sponsor and certain other parties thereto entered into a letter agreement, dated as of February 25, 2021 (the “Insider Letter”), pursuant to which the Sponsor and certain other parties thereto agreed to certain voting requirements, transfer restrictions and waiver of redemption rights with respect to the securities of the Purchaser owned by them;

WHEREAS, on the date hereof, the Purchaser, the Company, Crystal Lagoons U.S. Corp., a Delaware corporation (together with its successors, “Original Crystal Lagoons”), Twelve Seas II Merger Sub 1 Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), Twelve Seas II Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 shall merge with and into the Company, with the separate corporate existence of Merger Sub 1 ceasing and the Company continuing as the surviving corporation and a wholly owned subsidiary of the Purchaser (the “First Merger”) and (ii) immediately following the effectiveness of the First Merger, the Company, as the surviving corporation of the First Merger, shall merge with and into Merger Sub 2, with the separate corporate existence of the Company ceasing and Merger Sub 2 continuing as the surviving limited liability company and wholly owned subsidiary of the Purchaser (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, Redemptions conducted by the Purchaser prior to the Closing may be subject to Excise Tax(es) and the Purchaser, the Company and the Sponsor desire to enter into this Agreement in order to make certain arrangements with respect to any liability incurred by such Excise Tax; and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the Mergers, the Purchaser, the Company and the Sponsor desire to enter into this Agreement in order for the Sponsor to provide certain assurances to the Company regarding the manner in which the Sponsor is bound hereunder to vote the Founder Shares and any other shares of Purchaser Class A Common Stock which the Sponsor beneficially owns, acquires, holds or otherwise has voting power following the date hereof (such shares being collectively referred to herein as the “Subject Shares”) during the period from and including the date hereof to and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Ancillary Documents and the Transactions, including, without limitation, the Mergers.

Annex F-1

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of the Transactions. The Sponsor agrees, with respect to all of its Subject Shares during the Voting Period:

(a) at the Purchaser Special Meeting, or any other meeting of the stockholders of the Purchaser, the Sponsor hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy) its Subject Shares (i) in favor of, and adopt, the Merger Agreement and the Ancillary Documents and the Transactions, including, without limitation, the Mergers, (ii) in favor of the other Purchaser Stockholder Approval Matters set forth in the Merger Agreement, and (iii) in opposition to: (A) any Acquisition Proposal relating to an Alternative Transaction with respect to the Purchaser and any and all other proposals (x) for a Business Combination involving the Purchaser or any of its Controlled Affiliates with other Person(s), (y) that could reasonably be expected to in any material respect delay or impair the ability of the Purchaser to consummate the Merger Agreement, the Mergers or any of the other Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents or (B) any action or proposal involving the Purchaser or the Sponsor that is intended, or would reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Merger Agreement, the Ancillary Documents, the Mergers and any of the other Transactions, as shall reasonably be requested by the Company or the Purchaser in order to carry out the terms and provision of this Section 1, including, without limitation, the execution and delivery of any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) except for transfers expressly permitted by, and effected in accordance with, Section 9(b), not to deposit, and to cause its Affiliates not to deposit any Subject Shares in a voting trust or subject any Subject Shares to any arrangement or agreement with respect to the voting of such Subject Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Merger Agreement, the Ancillary Documents or any of the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote (other than a proxy granted to a representative of Sponsor to attend the vote of a meeting which is voted in accordance with this Agreement); and

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Mergers, the Merger Agreement or the Ancillary Documents, including pursuant to the DGCL.

2. Forfeiture. At the Closing, Sponsor shall forfeit and surrender, and Purchaser shall cause to be cancelled, for no consideration 6,625,000 Founder Shares that are currently held by Sponsor, and Sponsor and Purchaser shall take any other action reasonably requested by the Company to evidence such forfeiture, surrender and cancellation. This Section 2 shall be void and of no force and effect if the Merger Agreement shall be terminated or the Closing shall not occur for any reason.

3. Purchaser Transaction Expense Cap Excess. If, immediately prior to or at the Closing, there is a Purchaser Transaction Expense Cap Excess, Sponsor shall, at its election, on the Closing Date, (a) pay to Purchaser an amount in cash equal to the Purchaser Transaction Expense Cap Excess, (b) irrevocably forfeit and surrender to Purchaser for no consideration a number of Founder Shares equal to (i) the amount of the Purchaser Transaction Expense Cap Excess divided by (ii) $10.00, or (c) utilize a combination of the foregoing clauses (a) and (b). Notwithstanding the foregoing, the maximum amount of Founder Shares that may be forfeited by Sponsor for purposes of this Section 3 shall be 150,000 Founder Shares, and any remaining Purchaser Transaction Expense Cap Excess (following the forfeiture and surrender by Sponsor of such 150,000 Founder Shares) shall be paid to Purchaser in cash by Sponsor. Sponsor shall take any other action reasonably requested by the Company to evidence the forfeiture and surrender of shares pursuant to this Section 3.

Annex F-2

4. Excise Tax. Each of Sponsor and the Purchaser shall use its commercially reasonable efforts to reduce any liability resulting from any Excise Taxes incurred by it in connection with the Redemptions or the Transactions. Notwithstanding the foregoing, the Purchaser agrees to timely pay any and all such Excise Taxes, including any such Excise Taxes incurred by prior to or after the Closing. In connection with the payment by Purchaser of any such Excise Taxes, Sponsor agrees to transfer, directly or constructively (including pursuant to a forfeiture and reissuance), to or as reasonably determined by the Company, 500,000 Founder Shares.

5. No Redemption. The Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, the Sponsor shall not elect to cause or demand that the Purchaser to redeem any Subject Shares now or at any time legally or beneficially owned by the Sponsor, or submit, tender or surrender any of its Subject Shares for redemption.

6. Insider Letter. Each of Sponsor and the Purchaser shall comply with, and fully perform all of its obligations, covenants, and agreements set forth in the Insider Letter. Without the prior written consent of the Company, each of the Sponsor and the Purchaser hereby agree that from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the Insider Letter, except as otherwise provided for under this Agreement, the Merger Agreement or any Ancillary Documents.

7. Working Capital Loans. As described in the IPO Prospectus, Sponsor may make working capital loans to the Purchaser, up to $1,500,000 of which shall be convertible, at the option of Sponsor, into Purchaser Units at a price of $10.00 per Purchaser Unit. Sponsor agrees that, at, and in connection with, the Closing, it shall convert any and all amounts outstanding under any working capital loans (not to exceed $1,500,000) into Purchaser Units.

8. Public Warrants.

(a) The Sponsor agrees that in the event that the Company commences a tender offer for the outstanding Purchaser Public Warrants (a “Warrant Reduction Transaction”), the Sponsor shall be responsible for 50% of (i) the cash or equity consideration paid in connection with such Warrant Reduction Transaction and (ii) any costs and fees directly related thereto, up to a maximum of $2,000,000 (the “Sponsor Warrant Reduction Costs”) and shall, in satisfaction of such obligation, transfer to Purchaser for cancellation a number of Founder Shares (not to exceed 200,000 Founder Shares) equal to (x) the amount of the Sponsor Warrant Reduction Costs divided by (y) $10.00 (such shares, the “Contributed Shares”).

(b) In the event that the Warrant Reduction Transaction results in a tender of outstanding Purchaser Public Warrants greater than 50% of the number of then outstanding Purchaser Public Warrants, the Sponsor shall be entitled to earn a number of newly issued shares of Purchaser Common Stock or New Purchaser Common Stock equal to 50% of the number of Contributed Shares that were canceled (such shares, the “Sponsor Earnout Shares”). The Sponsor Earnout Shares shall be deemed earned and shall be issued to the Sponsor at the same time and based on, and subject to, the same terms and conditions as the Earnout Shares Consideration are earned and issued to the Company Stockholders, as set forth in Section 1.14(a) of the Merger Agreement.

(c) Notwithstanding the foregoing (and regardless of the number, if any, of Purchaser Public Warrants tendered in connection with a Warrant Reduction Transaction), the resulting dilution of the Company Stockholders, if any, caused by the exercise of any Purchaser Public Warrants as of and following the date hereof shall be borne by the Sponsor and the Company Stockholders in such proportion as to cause the Sponsor to bear 50% more of the economic impact of the dilution than borne by the Company Stockholders in the aggregate, and the Sponsor shall transfer sufficient Founder Shares (with each share valued at $10.00) to the Company Stockholders, directly or constructively (including pursuant to a forfeiture and reissuance), to or as reasonably determined by the Company Stockholders, to achieve such proportion; provided that in no event shall the number of Founder Shares that the Sponsor is required to transfer pursuant to this Section 8(c) exceed 500,000 Founder Shares. For the purposes of this Section 8(c), dilution shall be determined at the time the Purchaser Public Warrants are exercised and shall be calculated using the treasury stock method.

(d) Sponsor agrees that, except as otherwise provided in this Agreement, it shall not acquire and/or purchase any Purchaser Public Warrants or Purchaser Public Units as of and following the date hereof.

Annex F-3

9. Other Covenants.

(a) No Transfers. The Sponsor agrees that, during the Voting Period, the Sponsor shall not, and shall cause its Affiliates not to, other than pursuant to this Agreement, the Merger Agreement or the Transactions or without the Purchaser’s and the Company’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Securities (as defined below); (ii) grant any proxies or powers of attorney with respect to any or all of the Securities (other than a proxy granted to a representative of such Holder to attend and vote at a meeting which is voted in accordance with this Agreement); (iii) permit to exist any lien of any nature whatsoever (other than those imposed by the Merger Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Organizational Documents of the Purchaser, as in effect on the date hereof) with respect to any or all of the Securities; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting in any material respect the Sponsor’s ability to perform its obligations under this Agreement. Purchaser hereby agrees that it shall not permit any Transfer of the Securities in violation of this Agreement. The Sponsor agrees with, and covenants to, the Purchaser and the Company that the Sponsor shall not request that Purchaser register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Security during the Voting Period without the prior written consent of the Purchaser and the Company, and the Purchaser hereby agrees that it shall not effect any such Transfer.

(b) Permitted Transfers. Section 9(a) shall not prohibit a Transfer of Securities by the Sponsor (i) to any stockholder, member or partner of the Sponsor, (ii) to any Affiliate of the Sponsor, or (iii) to any person or entity if and to the extent required by any non-consensual Order, so long as, in the case of the foregoing clauses (i) or (ii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c) Changes to Securities. In the event of a stock dividend or distribution, or any change in the shares of capital stock of Purchaser by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Securities” shall be deemed to refer to and include the Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Securities may be changed or exchanged or which are received in such transaction.

(d) Compliance with Merger Agreement. During the Voting Period, the Sponsor agrees not to take or agree or commit to take any action that would make any representation and warranty of the Sponsor contained in this Agreement inaccurate in any material respect. During the Voting Period, the Sponsor further agrees that it shall use its commercially reasonable efforts to cooperate with the Company to effect the Mergers and all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement.

(e) Publicity. The Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. The Sponsor hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing) as a result of the Transactions, the Sponsor’s identity and ownership of its Securities and the nature of the Sponsor’s commitments and agreements under this Agreement, the Merger Agreement and any of the Ancillary Documents.

10. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the Purchaser and the Company as follows:

(a) Binding Agreement. The Sponsor is (i) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization, and (ii) has all necessary organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by the Sponsor has been duly authorized by all necessary corporate, limited liability or partnership action on the part of the Sponsor, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the

Annex F-4

other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms (except as such enforcement may be limited by the Enforceability Exceptions). The Sponsor understands and acknowledges that the Purchaser and the Company are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Sponsor.

(b) Ownership of Securities. The Sponsor has beneficial ownership over all of the Founder Shares and Purchaser Private Warrants described in the recitals hereto (the “Securities”), is the lawful owner of such Securities, has the sole power to vote or cause to be voted such Securities, and has good and valid title to such Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by the Merger Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Insider Letter. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Sponsor pursuant to arrangements made by the Sponsor. Except for the Founder Shares and Purchaser Private Warrants described in the recitals hereto, the Sponsor is not a beneficial owner or record holder of any: (i) equity securities of the Purchaser, (ii) securities of the Purchaser having the right to vote on any matters on which the holders of equity securities of the Purchaser may vote or which are convertible into or exchangeable for, at any time, equity securities of the Purchaser, or (iii) options, warrants or other rights to acquire from the Purchaser any equity securities or securities convertible into or exchangeable for equity securities of the Purchaser.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by the Sponsor, the performance of the Sponsor’s obligations hereunder or the consummation by the Sponsor of the transactions contemplated hereby. None of the execution and delivery of this Agreement by the Sponsor, the performance of the Sponsor’s obligations hereunder or the consummation by the Sponsor of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of the Sponsor, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which the Sponsor is a party or by which the Sponsor or any of the Securities or the Sponsor’s other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair the Sponsor’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. The Sponsor hereby covenants and agrees that the Sponsor (i) has not entered into, nor will the Sponsor enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities inconsistent with the Sponsor’s obligations pursuant to this Agreement, (ii) has not granted, nor will the Sponsor grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to its Securities (other than a proxy granted to a representative of Sponsor to attend and vote at a meeting which is voted in accordance with this Agreement) and (iii) has not entered into any agreement or knowingly taken any action (nor will the Sponsor enter into any agreement or knowingly take any action) that would make any representation or warranty of the Sponsor contained herein untrue or incorrect in any material respect or have the effect of preventing the Sponsor from performing any of its material obligations under this Agreement.

11. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement (other than Section 4, Section 8 and Section 11) shall automatically terminate, and none of the Purchaser, the Company or the Sponsor shall have any rights or obligations hereunder, upon the earliest to occur of (i) the written consent of the Purchaser, the Company and the Sponsor, (ii) the Second Effective Time, and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of (i) this Section 11 shall survive the termination of this Agreement, (ii) Section 4 shall automatically terminate upon the earliest to occur of (x) the written consent of the Purchaser, the Company and the Sponsor, (y) the date of termination of the Merger Agreement in accordance with its terms and (z) the performance (in accordance with their terms) of the covenants and agreements set forth in Section 4, including the transfer by Sponsor of 500,000 Founder Shares and (iii) Section 8 shall automatically terminate upon the earliest to occur of

Annex F-5

(x) the written consent of the Purchaser, the Company and the Sponsor, (y) the date of termination of the Merger Agreement in accordance with its terms and (z) the performance (in accordance with their terms) of the covenants and agreements set forth in Section 8.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of the Sponsor are personal to the Sponsor and may not be assigned, transferred or delegated by the Sponsor at any time without the prior written consent of the Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio; except in connection with a Transfer of any Securities in accordance with Section 9(b), the transferee to whom such Securities are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of the Sponsor.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or to the extent that the Court of Chancery of the State of Delaware is found to lack jurisdiction, then the Superior Court of the State of Delaware or, to the extent that both of the aforesaid courts are found to lack jurisdiction, then the United States District Court of the District of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 11(g). Nothing in this Section 11(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the

Annex F-6

words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including e-mail), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the Company and the Purchaser at their respective addresses set forth in accordance with Section 9.2 (Notices) of the Merger Agreement and to the Sponsor at its address set forth under the Sponsor’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and the Sponsor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. The Sponsor acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by the Sponsor, money damages will be inadequate and the Company and the Purchaser will not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Sponsor in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the Sponsor and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Subject to Section 3, each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Sponsor, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other stockholders of the Purchaser entering into voting agreements with the Company or the Purchaser. The Sponsor has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Securities.

Annex F-7

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Merger Agreement and the Ancillary Documents to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Sponsor under any other agreement between the Sponsor and the Purchaser or the Company or any certificate or instrument executed by the Sponsor in favor of the Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Sponsor under this Agreement.

(o) Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

Annex F-8

IN WITNESS WHEREOF, the parties have executed this Sponsor Voting and Support Agreement as of the date first written above.

The Purchaser:
Twelve Seas Investment Company II
By:	/s/ Dimitri Elkin
Name:	Dimitri Elkin
Title:	Chief Executive Officer
The Company:
CL Newco Inc.
By:	/s/ Fernando Fischmann Torres
Name:	Fernando Fischmann Torres
Title:	President
The Sponsor:
Twelve Seas Sponsor II LLC
By:	/s/ Jonathan Morris
Name:	Jonathan Morris
Title:	Managing Member
Address for Notices:
c/o Twelve Seas Investment Company II
228 Park Avenue S., Suite 89898
New York, NY 10003-1502

Annex F-9

Annex G

Registration Rights Agreement

Annex G-1